UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________________

SCHEDULE 14A
(Rule 14a-101)

______________________________________

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

NEWBORN ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

___________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
Common Stock, Warrants
	(2)	Aggregate number of securities to which transaction applies:
37,706,967
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
$13.95 per each share of Common Stock; $2.27 per Warrant; $11.50 per share issuable upon exercise of Warrants
	(4)	Proposed maximum aggregate value of transaction:
$409,270,333.40
	(5)	Total fee paid:
$44,651.39
☐	Fee paid previously with preliminary materials.
☒

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
$44,651.39
	(2)	Form, Schedule or Registration Statement No.:
Form S-4, Registration File No. 333-251559
	(3)	Filing Party:
NB Merger Corp.
	(4)	Date Filed:
December 21, 2020

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction or state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED DECEMBER 21, 2020

PROXY STATEMENT FOR EXTRAORDINARY GENERAL MEETING OF
NEWBORN ACQUISITION CORP.
AND
PROSPECTUS FOR COMMON STOCK AND WARRANTS OF
NB MERGER CORP.

Proxy Statement/Prospectus dated [•], 2021
and first mailed to the shareholders of Newborn Acquisition Corp.
on or about [•], 2021

To the Shareholders of Newborn Acquisition Corp.:

You are cordially invited to attend the extraordinary general meeting of Newborn Acquisition Corp. (“Newborn,” “NBAC,” “we”, “our”, or “us”), which will be held at [•] on [•], 2021 at [•] a.m., Eastern Time (the “Extraordinary General Meeting”). Due to the coronavirus (“COVID-19”) pandemic, we are encouraging our shareholders to attend the Extraordinary General Meeting virtually by means of a teleconference. We are a Cayman Islands exempted company incorporated as a blank check company for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities, which we refer to as a “target business.”

On November 11, 2020, we entered into a merger agreement (the “Merger Agreement”), which provides for a business combination between Newborn and Nuvve Corporation, a Delaware corporation (“Nuvve”). Pursuant to the Merger Agreement, the business combination will be effected in two steps: (i) subject to the approval and adoption of the Merger Agreement by the shareholders of Newborn, Newborn will reincorporate to the State of Delaware by merging with and into NB Merger Corp., a Delaware corporation and wholly-owned subsidiary of Newborn (“PubCo”), with PubCo surviving as the publicly traded entity (the “Reincorporation Merger”); and (ii) immediately after the Reincorporation Merger, Nuvve Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of PubCo (“Merger Sub”), will be merged with and into Nuvve, with Nuvve surviving as a wholly-owned subsidiary of PubCo (the “Acquisition Merger”). The Merger Agreement is by and among Newborn, PubCo, Merger Sub, Nuvve and Ted Smith, an individual, as the representative of the stockholders of Nuvve (“Stockholders’ Representative”). A copy of the Merger Agreement is attached as Annex A to this proxy statement/prospectus. The Reincorporation Merger and the Acquisition Merger are collectively referred to herein as the “Business Combination.”

Concurrently with the execution of the Merger Agreement, Newborn entered into subscription agreements with certain accredited investors, pursuant to which such investors agreed to purchase an aggregate of 1,425,000 ordinary shares, par value $0.0001 per share, of Newborn (“NBAC Ordinary Shares”), at a purchase price of $10.00 per share, for an aggregate purchase price of $14,250,000 (the “PIPE Investment”). The investors will also receive warrants to purchase 1,353,750 NBAC Ordinary Shares. The warrants will have the same terms as Newborn’s public warrants, each of which entitles the holder to purchase one-half of one NBAC Ordinary Share at a price of $11.50 per whole NBAC Ordinary Share (“NBAC Warrants”). Also concurrently with the execution of the Merger Agreement, Nuvve entered into a bridge loan agreement with an accredited investor, pursuant to which, on November 17, 2020, the investor purchased a $4,000,000 convertible debenture from Nuvve (the “Bridge Loan”). The PIPE Investment will close, and the debenture will automatically convert into shares of Nuvve common stock, immediately prior to the closing of the transactions contemplated by the Merger Agreement.

At the closing of the Acquisition Merger, each share of common stock, par value $0.0001 per share, of Nuvve (“Nuvve Common Stock”) outstanding immediately prior thereto (including the shares issued upon conversion of Nuvve’s preferred stock and upon conversion of the Bridge Loan as described elsewhere in this proxy statement/prospectus) automatically will be converted in the Acquisition Merger into a number of shares of common stock, par value $0.0001 per share, of PubCo (“PubCo Common Stock”) equal to the Closing Exchange Ratio (as described elsewhere in this proxy statement/prospectus). Each outstanding option to purchase Nuvve Common Stock (“Nuvve Options”) will be assumed by PubCo and converted into an option to purchase a number of shares of PubCo Common stock equal to the number of shares of Nuvve Common Stock subject to such option immediately prior to the closing multiplied by the Closing Exchange Ratio, at an exercise price equal to the exercise price immediately prior to the closing divided by the Closing Exchange Ratio. We presently estimate that the Closing Exchange Ratio will be approximately 0.2081.

Upon the closing of the Acquisition Merger, based on the estimated Closing Exchange Ratio set forth above and assuming no existing Nuvve Options are exercised and no additional Nuvve Options are granted prior to the closing, an estimated 8,852,828 shares of PubCo Common Stock will be issued to the Nuvve stockholders (after the repurchase of 600,000 shares from one of the Nuvve stockholders as described elsewhere in this proxy statement/prospectus) and 1,246,323 shares of PubCo Common Stock will be reserved for issuance pursuant to the Nuvve Options assumed by PubCo. Of the shares issued to the Nuvve stockholders, an estimated 891,950 shares of PubCo Common Stock will be held in escrow to satisfy any indemnification obligations under the Merger Agreement.

Nuvve’s stockholders (other than the Bridge Loan investor) will be entitled to receive an additional 4,000,000 “earn-out” shares of PubCo Common Stock if, for the fiscal year ending December 31, 2021, PubCo’s revenue equals or exceeds $30,000,000.

At the closing of the Reincorporation Merger, which will occur immediately prior to the Acquisition Merger, Newborn’s outstanding securities will be converted into a like number of equivalent securities of PubCo, except that each of Newborn’s rights (the “NBAC Rights”) will be converted automatically into one-tenth of one share of PubCo Common Stock in accordance with its terms.

In addition, the financial advisor to Newborn will receive a success fee of an estimated 203,316 shares of PubCo Common Stock.

It is anticipated that, immediately after consummation of the PIPE Investment and the Business Combination, Newborn’s shareholders, including the initial shareholders, and rightsholders will own 43.5% of the issued PubCo Common Stock, Nuvve’s stockholders will own 47.7% of the issued PubCo Common Stock, and the investors in the PIPE Investment will own 7.7% of the issued PubCo Common Stock. These relative percentages assume that (i) none of Newborn’s existing public shareholders exercise their redemption rights as discussed herein, (ii) no PubCo Warrants or unit purchase options of PubCo (“PubCo UPOs”) are exercised, and (iii) no existing Nuvve Options are exercised and no additional Nuvve Options are granted prior to the closing. If any of Newborn’s existing public shareholders exercise their redemption rights, the anticipated percentage ownership of Newborn’s existing shareholders will be reduced. You should read “Summary of the Proxy Statement/Prospectus — The Business Combination and the Merger Agreement” and “Unaudited Pro Forma Condensed Combined Financial Statements” for further information.

At the Extraordinary General Meeting, Newborn shareholders will be asked to consider and vote upon the following proposals:

1.      approval by special resolution of the Reincorporation Merger, which we refer to as the “Reincorporation Merger Proposal” or “Proposal No. 1;”

2.      approval by separate special resolution of each material difference between the proposed Amended and Restated Certificate of Incorporation of PubCo (the “proposed charter”), a copy of which is attached to this proxy statement/prospectus as Annex B, and the amended and restated memorandum and articles of association of Newborn, which we refer to as the “Charter Proposals” or “Proposal No. 2;”

3.      approval by ordinary resolution of the Acquisition Merger, which we refer to as the “Acquisition Merger Proposal” or “Proposal No. 3;”

4.      approval by ordinary resolution: (i) for purposes of complying with Nasdaq Listing Rule 5635(a) and (b), the issuance of more than 20% of the issued and outstanding Newborn ordinary shares and the resulting change in control in connection with the Acquisition Merger, and (ii) for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of Newborn ordinary shares in connection with the PIPE Investment, which we refer to as the “Nasdaq Proposal” or “Proposal No. 4;”

5.      approval by ordinary resolution of the appointment of Gregory Poilasne, Ted Smith, Richard Ashby, Angela Strand, Kenji Yodose, [•] and [•] to serve on PubCo’s board of directors effective as of the closing of the Business Combination in accordance with the Merger Agreement, which we refer to as the “Director Election Proposal” or “Proposal No. 5;”

6.      approval by ordinary resolution of PubCo’s 2020 Equity Incentive Plan (the “Incentive Plan”), a copy of which is attached to this proxy statement/prospectus as Annex C, which we refer to as the “Incentive Plan Proposal” or “Proposal No. 6;” and

7.      approval by ordinary resolution to adjourn the Extraordinary General Meeting under certain circumstances, as more fully described in the accompanying proxy statement/prospectus, which we refer to as the “Adjournment Proposal” or “Proposal No. 7” and, together with the Reincorporation Merger Proposal, the Charter Proposals, the Acquisition Merger Proposal, the Nasdaq Proposal, the Director Election Proposal and the Incentive Plan Proposal, the “Proposals.”

The NBAC Ordinary Shares, the NBAC Rights, the NBAC Warrants and Newborn’s units, each consisting of one NBAC Ordinary Share, one NBAC Right and one NBAC Warrant (the “NBAC Units”), are currently listed on the Nasdaq Capital Market under the symbols “NBAC,” “NBACR,” “NBACW” and “NBACU,” respectively. PubCo intends to apply to list the PubCo Common Stock and PubCo Warrants on the Nasdaq Capital Market under the symbols “NVVE” and “NVVEW,” respectively, in connection with the closing of the Business Combination. Newborn cannot assure you that the PubCo Common Stock and PubCo Warrants will be approved for listing on Nasdaq.

Pursuant to Newborn’s amended and restated memorandum and articles of association, Newborn is providing its public shareholders with the opportunity to redeem all or a portion of their NBAC Ordinary Shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in Newborn’s trust account as of two business days prior to the consummation of the Business Combination, including interest, less taxes payable, divided by the number of then outstanding NBAC Ordinary Shares that were sold as part of the NBAC Units in Newborn’s initial public offering (“IPO”), subject to the limitations described herein. Newborn estimates that the per-share price at which public shares may be redeemed from cash held in the trust account will be approximately $[•] at the time of the Extraordinary General Meeting (based on the balance in the trust account of approximately $[•] as of [•], 2021). On [•], 2021, the last sale price of NBAC Ordinary Shares was $[•].

Newborn’s public shareholders may elect to redeem their shares even if they vote for the Reincorporation Merger or do not vote at all. Newborn has no specified maximum redemption threshold under its amended and restated memorandum and articles of association. However, under its amended and restated memorandum and articles of association, Newborn shall not redeem public shares that would cause its net tangible assets to be less than $5,000,001 immediately prior to or upon the consummation of the Business Combination. In addition, it is a condition to Nuvve’s obligations under the Merger Agreement that PubCo shall have not less than $15,000,000 of cash available to it immediately after the closing, including net proceeds from the trust account and the PIPE Investment. Although we expect these conditions to be met as a result of the PIPE Investment, if redemptions by Newborn’s public shareholders cause this closing condition not to be met, then Nuvve will not be required to consummate the Business Combination, although it may, in its sole discretion, waive this condition. In the event that Nuvve waives this condition, Newborn does not intend to seek additional shareholder approval or to extend the time period in which its public shareholders can exercise their redemption rights. Holders of outstanding NBAC Warrants, NBAC Rights and unit purchase options of Newborn (“NBAC UPOs”) do not have redemption rights in connection with the Business Combination.

Newborn is providing this proxy statement/prospectus and accompanying proxy card to its shareholders in connection with the solicitation of proxies to be voted at the Extraordinary General Meeting and at any adjournments or postponements thereof. Newborn’s initial shareholders, including NeoGenesis Holding Co. Ltd. (“Sponsor”), and its officers and directors, who own approximately 22.9% of NBAC Ordinary Shares as of the record date, have agreed to vote their NBAC Ordinary Shares in favor of the Reincorporation Merger Proposal and the Acquisition Merger Proposal, which transactions comprise the Business Combination, and intend to vote for the Charter Proposals, the Nasdaq Proposal, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal, although there is no agreement in place with respect to voting on those proposals.

Each Newborn shareholder’s vote is very important. Whether or not you plan to attend the Extraordinary General Meeting in person (or via teleconference), please submit your proxy card without delay. Newborn shareholders may revoke proxies at any time before they are voted at the meeting. Voting by proxy will not prevent a shareholder from voting in person or through the virtual meeting platform if such shareholder subsequently chooses to attend the Extraordinary General Meeting. If you are a holder of record and you attend the Extraordinary General Meeting and wish to vote in person (or via teleconference), you may withdraw your proxy and vote in person or through the virtual meeting platform. Under Cayman Islands law, abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting, and accordingly will have no effect on any of the Proposals.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of each of the Proposals presented at the Extraordinary General Meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the Extraordinary General Meeting in person (or via teleconference), the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Extraordinary General Meeting and, if a quorum is present, will have no effect on any of the Proposals.

Investing in PubCo securities involves a high degree of risk. We encourage you to read this proxy statement/prospectus carefully. In particular, you should review the matters discussed under the caption “Risk Factors” beginning on page 28.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the Business Combination or otherwise, or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

Newborn’s board of directors has unanimously approved the Merger Agreement and the Plans of Merger, and unanimously recommends that Newborn shareholders vote “FOR” approval of each of the Proposals. When you consider Newborn’s board of director’s recommendation of these Proposals, you should keep in mind that Newborn’s directors and officers have interests in the Business Combination that may conflict or differ from your interests as a shareholder. See “Proposal No. 3 The Acquisition Merger Proposal — Interests of Certain Persons in the Business Combination.”

If you would like to receive additional information or if you want additional copies of this document, agreements contained in the appendices or any other documents filed by Newborn with the Securities and Exchange Commission, such information is available without charge upon written or oral request. Please contact our proxy solicitor, at:

[Proxy Solicitor]

Toll Free:

Collect:

Email:

If you would like to request documents, please do so no later than [•], 2021 to receive them before the Extraordinary General Meeting. Please be sure to include your complete name and address in your request. Please see “Where You Can Find More Information” to find out where you can find more information about Newborn, PubCo and Nuvve.

On behalf of the Newborn’s board of directors, I thank you for your support and we look forward to the successful consummation of the Business Combination.

Sincerely,

Wenhui Xiong
Chairman and Chief Executive Officer
Newborn Acquisition Corp.
[•], 2021

Newborn Acquisition Corp.

Room 801, Building C

SOHO Square, No. 88

Zhongshan East 2nd Road, Huangpu District

Shanghai, 200002, China

Tel: +86 155 0219 5891

NOTICE OF EXTRAORDINARY GENERAL MEETING
TO BE HELD ON [•], 2021

TO THE SHAREHOLDERS OF NEWBORN ACQUISITION CORP.:

NOTICE IS HEREBY GIVEN that an Extraordinary General Meeting of Newborn Acquisition Corp., a Cayman Islands exempted company (“Newborn”), will be held at [•] on [•], 2021 at [•] a.m., Eastern Time, and virtually by means of a teleconference using the following dial-in information:

Webcast URL
US Toll Free
International Toll
Participant Passcode

The Extraordinary General Meeting will be held for the following purposes:

1.      To consider and vote upon a proposal to approve by special resolution the merger of Newborn with and into PubCo, its wholly owned Delaware subsidiary, with PubCo surviving the merger. The merger will change Newborn’s place of incorporation from Cayman Islands to Delaware. We refer to the merger as the Reincorporation Merger. This proposal is referred to as the “Reincorporation Merger Proposal” or “Proposal No. 1.”

2.      To consider and vote upon a set of separate proposals to approve by special resolution each material difference between the proposed Amended and Restated Certificate of Incorporation of PubCo and the amended and restated memorandum and articles of association of Newborn. These proposals are collectively referred to as the “Charter Proposals” or “Proposal No. 2.”

3.      To consider and vote upon a proposal to approve by ordinary resolution the merger of Merger Sub, a wholly-owned subsidiary of PubCo, with and into Nuvve, with Nuvve surviving the merger as a wholly-owned subsidiary of PubCo. We refer to the merger as the Acquisition Merger. This proposal is referred to as the “Acquisition Merger Proposal” or “Proposal No. 3.”

4.      To consider and vote upon a proposal to approve by ordinary resolution (i) for purposes of complying with Nasdaq Listing Rule 5635(a) and (b), the issuance of more than 20% of the issued and outstanding Newborn ordinary shares and the resulting change in control in connection with the Acquisition Merger, and (ii) for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of Newborn ordinary shares in connection with the PIPE Investment. This proposal is referred to as the “Nasdaq Proposal” or “Proposal No. 4.”

5.      To consider and vote upon a proposal to approve by ordinary resolution the appointment of Richard Ashby and [•] as Class A directors serving until PubCo’s 2022 annual meeting of stockholders; Angela Strand and [•] as Class B directors serving until PubCo’s 2023 annual meeting of stockholders; and Gregory Poilasne, Ted Smith and Kenji Yodose as Class C directors serving until PubCo’s 2024 annual meeting of stockholders; and in each case, effective as of the closing of the Business Combination in accordance with the Merger Agreement. This proposal is referred to as the “Director Election Proposal” or “Proposal No. 5.”

6.      To consider and vote upon a proposal to approve by ordinary resolution the Incentive Plan, which we refer to as the “Incentive Plan Proposal” or “Proposal No. 6.”

7.      To consider and vote upon a proposal to approve by ordinary resolution the adjournment of the Extraordinary General Meeting under certain circumstances, as more fully described in the accompanying proxy statement/prospectus. This proposal is called the “Adjournment Proposal” or “Proposal No. 7.”

The proposals set forth above are sometimes collectively referred to herein as the “Proposals.” The Business Combination is conditioned upon the approval of the Reincorporation Merger Proposal, the Acquisition Merger Proposal, the Charter Proposals, the Nasdaq Proposal, the Director Election Proposal and the Incentive Plan Proposal. The Charter Proposals, the Nasdaq Proposal, the Director Election Proposal and the Incentive Plan Proposal are dependent upon the consummation of the Business Combination. It is important for you to note that in the event that either of the Reincorporation Merger Proposal or the Acquisition Merger Proposal is not approved, or if any of the Charter Proposals, the Nasdaq Proposal, the Director Election Proposal or the Incentive Plan Proposal is not approved and the applicable condition in the Merger Agreement is not waived, then Newborn will not consummate the Business Combination. In the absence of shareholder approval for an extension, if Newborn does not consummate the Business Combination and fails to complete another initial business combination by February 19, 2021 (or August 19, 2021 if Newborn’s time to complete a business combination is extended as provided in its amended and restated memorandum and articles of association), Newborn will be required to dissolve and liquidate.

As of [•], 2021, the record date, there were 7,460,000 NBAC Ordinary Shares issued and outstanding and entitled to vote. Only Newborn shareholders who hold shares of record as of the close of business on the record date are entitled to vote on the Proposals at the Extraordinary General Meeting or any adjournment thereof. This proxy statement/prospectus is first being mailed to Newborn shareholders on or about [•], 2021. Approval of each of the Reincorporation Merger Proposal and the Charter Proposals will require a special resolution under Cayman Islands law, being the affirmative vote of holders of at least two-thirds of the issued and outstanding NBAC Ordinary Shares present and entitled to vote thereon and who vote at the Extraordinary General Meeting. Approval of each of the Acquisition Merger Proposal, the Nasdaq Proposal, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal will require an ordinary resolution under Cayman Islands law, being the affirmative vote of holders of a majority of the issued and outstanding NBAC Ordinary Shares present and entitled to vote thereon and who vote at the Extraordinary General Meeting. Under Cayman Islands law, abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting, and accordingly will have no effect on any of the Proposals.

Whether or not you plan to attend the Extraordinary General Meeting in person (or via teleconference), please submit your proxy card without delay to our transfer agent, Continental Stock Transfer & Trust Company, not later than the time appointed for the Extraordinary General Meeting or adjourned meeting. Voting by proxy will not prevent you from voting your shares in person or through the virtual meeting platform if you subsequently choose to attend the Extraordinary General Meeting. If you fail to return your proxy card and do not attend the meeting in person (or via teleconference), the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Extraordinary General Meeting. You may revoke a proxy at any time before it is voted at the Extraordinary General Meeting by executing and returning a proxy card dated later than the previous one, by attending the Extraordinary General Meeting and voting in person or through the virtual meeting platform, or by submitting a written revocation to [•], Attention: [•], Telephone: [•], that is received by our proxy solicitor before we take the vote at the Extraordinary General Meeting. If you hold your shares through a bank or brokerage firm, you should follow the instructions of your bank or brokerage firm regarding revocation of proxies.

The Newborn’s board of directors unanimously recommends that you vote “FOR” approval of each of the Proposals.

By Order of the Board of Directors,

Wenhui Xiong
Chairman and Chief Executive Officer
Newborn Acquisition Corp.
[•], 2021

i

You should rely only on the information contained in this proxy statement/prospectus in deciding how to vote on the Business Combination. None of Newborn, PubCo or Nuvve has authorized anyone to give any information or make any representation about the Business Combination or their companies that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that have been incorporated into this proxy statement/prospectus by reference. Therefore, if anyone does give you any such information, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

Nuvve has proprietary rights to trademarks used in this prospectus, including GIVe™. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that Nuvve will not assert, to the fullest extent possible under applicable law, its rights to these trademarks and trade names.

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This document, which forms part of a registration statement on Form S-4 filed by PubCo (File No. 333-[•]) with the SEC, constitutes a prospectus of PubCo under Section 5 of the Securities Act, with respect to the issuance of (i) the PubCo Common Stock to Newborn’s shareholders and rightsholders, (ii) the PubCo Warrants to Newborn’s warrantholders, (iii) the PubCo Common Stock underlying the PubCo Warrants, (iv) the PubCo Common Stock to Nuvve’s stockholders, (v) the PubCo Common Stock underlying the Nuvve Options assumed by PubCo, and (vi) the PubCo Common Stock to Newborn’s financial advisor. This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the Exchange Act, with respect to the Extraordinary General Meeting at which Newborn’s shareholders will be asked to consider and vote upon the Proposals to approve the Reincorporation Merger, the Charter Proposals, the Acquisition Merger, the Nasdaq Proposal, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

WHERE YOU CAN FIND MORE INFORMATION

PubCo has filed this proxy statement/prospectus as part of the registration statement on Form S-4 with the SEC under the Securities Act. The registration statement contains exhibits and other information that are not contained in this proxy statement/prospectus. The descriptions in this proxy statement/prospectus of the provisions of documents filed as exhibits to the registration statement are only summaries of those documents’ material terms. In addition, Newborn files reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read copies of the registration statement and Newborn’s SEC filings over the Internet at the SEC’s website at www.sec.gov.

Information and statements contained in this proxy statement/prospectus, or any annex to this proxy statement/prospectus, are qualified in all respects by reference to the copy of the relevant contract or other annex filed with this proxy statement/prospectus.

All information contained in this proxy statement/prospectus relating to Newborn, PubCo and Merger Sub has been supplied by Newborn, and all information relating to Nuvve has been supplied by Nuvve. Information provided by either of Newborn or Nuvve does not constitute any representation, estimate or projection of the other party.

If you would like additional copies of this proxy statement/prospectus, or if you have questions about the Business Combination, you should contact Newborn’s proxy solicitor, [•], at [•].

FREQUENTLY USED TERMS

Unless otherwise stated in this proxy statement/prospectus:

•        “Chardan” refers to Chardan Capital Markets, LLC, the representative of the underwriters in the IPO.

•        “Closing Date” refers to the date on which the Business Combination is consummated.

•        “Companies Law” refers to the Companies Law (2020 Revision) of the Cayman Islands as the same may be amended from time to time.

•        “Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

•        “initial shareholders” refers to the shareholders of Newborn immediately prior to the IPO.

•        “IPO” refers to the initial public offering of 5,750,000 units (including the 750,000 units after the full exercise of the over-allotment option) of Newborn consummated on February 19, 2020.

•        “Loeb” refers to Loeb & Loeb LLP.

•        “LOI” refers to a letter of intent.

•        “Merger Agreement” refers to the merger agreement by and among Newborn, PubCo, Merger Sub, Nuvve and Ted Smith, an individual, as the representative of Nuvve’s stockholders.

•        “Plan of Merger” refers to a plan of merger by and between Newborn and PubCo.

•        “public shareholders” means the holders of the ordinary shares of Newborn which were sold as part of the IPO, or “public shares,” whether they were purchased in the IPO or in the aftermarket, including any of our initial shareholders to the extent that they purchase such public shares (except that our initial shareholders will not have conversion or tender rights with respect to any public shares they own);

•        “Securities Act” refers to the Securities Act of 1933, as amended.

•        “Sponsor” refers to NeoGenesis Holding Co. Ltd., a British Virgin Islands entity that is owned and controlled by Wenhui Xiong, Newborn’s chairman and chief executive officer.

•        “US Dollars,” “$” and “USD$” refer to the legal currency of the United States.

•        “U.S. GAAP” refers to accounting principles generally accepted in the United States.

FORWARD-LOOKING STATEMENTS AND RISK FACTOR SUMMARY

This proxy statement/prospectus contains forward-looking statements, including statements about the parties’ ability to close the Business Combination, the anticipated benefits of the Business Combination, and the financial conditions, results of operations, earnings outlook and prospects of PubCo, Newborn and/or Nuvve and other statements about the period following the consummation of the Business Combination. Forward-looking statements appear in a number of places in this proxy statement/prospectus including, without limitation, in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Nuvve” and “Business of Nuvve.” In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of Newborn and Nuvve, as applicable, and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including those relating to:

•        the occurrence of any event, change or other circumstances that could delay the Business Combination or give rise to the termination of the agreements related thereto;

•        the outcome of any legal proceedings that may be instituted against Newborn or Nuvve following announcement of the transactions;

•        the inability to complete the Business Combination due to the failure to obtain approval of the shareholders of Newborn, or other conditions to closing in the merger agreement;

•        disruption of Nuvve’s current plans and operations as a result of the announcement of the transactions;

•        Nuvve’s ability to realize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of Nuvve to grow and manage growth profitably following the Business Combination;

•        diversion of management attention from ongoing business operations due to the proposed Business Combination;

•        costs related to the Business Combination; and

•        the possibility that Nuvve may be adversely affected by other economic, business, and/or competitive factors.

The section in this proxy/statement prospectus entitled “Risk Factors” and the other cautionary language discussed in this proxy statement/prospectus provide examples of other risks, uncertainties and potential events that may cause actual developments to differ materially from those expressed or implied by the forward-looking statements, including those relating to:

Nuvve’s Business

•        Nuvve’s early stage of development, its history of net losses, and its expectation for losses to continue in the future;

•        Nuvve’s ability to manage growth effectively;

•        Nuvve’s reliance on charging station manufacturing and other partners;

•        existing and future competition in the EV charging market;

•        pandemics and health crises, including the COVID-19 pandemic;

v

•        Nuvve’s ability to increase sales of its products and services, especially to fleet operators,

•        Nuvve’s participation in the energy markets;

•        the interconnection of Nuvve’s GIVeTM platform to the electrical grid;

•        significant payments under the agreement pursuant which Nuvve acquired certain of its key patents;

•        Nuvve’s international operations, including related tax, compliance, market and other risks;

•        Nuvve’s ability to attract and retain key employees and hire qualified management, technical and vehicle engineering personnel;

•        inexperience of Nuvve’s management in operating a public company;

•        acquisitions by Nuvve of other businesses;

EV Charging Industry

•        the improvement of technologies that affect the demand for EVs;

•        changes to fuel economy standards;

•        the rate of adoption of EVs;

•        the availability of rebates, tax credits and other financial incentives;

•        the rate of technological change in the industry;

•        the accuracy of market opportunity and market growth forecasts;

Nuvve’s Technology, Intellectual Property and Infrastructure

•        Nuvve’s ability to protect its intellectual property rights;

•        Nuvve’s ability to obtain patents;

•        the possibility Nuvve will become subject to infringement claims;

•        Nuvve’s investment in research and development;

•        the existence of undetected defects, errors or bugs in its hardware or software;

•        interruptions, delays in service or inability to increase capacity at third-party data center facilities;

•        the occurrence of computer malware, viruses, ransomware, hacking or phishing attacks or similar disruptions;

Nuvve’s Customers

•        the renewal of customer service contracts;

•        Nuvve’s ability to offer high-quality support to customers;

•        Nuvve’s reliance on a limited number of customers;

•        Nuvve’s ability to expand its sales and marketing capabilities;

•        Nuvve’s ability to leverage customer data in its research and development operations;

Financial, Tax and Accounting Matters

•        Nuvve’s ability to continue as a going concern;

•        Nuvve’s ability to raise additional funds when needed;

•        the effective allocation of Nuvve’s cash and cash equivalents;

•        fluctuations in Nuvve’s quarterly operating results;

•        the effect of U.S. tax laws and regulations generally, and changes to such laws and regulations;

•        the effect of any changes in U.S. GAAP;

•        the expense and administrative burden of being a public company;

•        Nuvve’s ability to timely and effectively implement controls and procedures required by Section 404(a) of the Sarbanes-Oxley Act;

•        the existence of identified material weaknesses in its internal control over financial reporting;

•        PubCo’s status as an “emerging growth company” within the meaning of the Securities Act, which could make its securities less attractive to investors;

•        the unaudited pro forma financial information included herein, which may not be indicative of what Nuvve’s actual financial position or results of operations would have been;

Legal and Regulatory Matters

•        electric utility statutes and regulations and changes to such statutes or regulations;

•        privacy concerns and laws;

•        anticorruption and anti-money laundering laws, including the Foreign Corrupt Practices Act (“FCPA”);

•        laws relating to employment;

•        existing and future environmental, health and safety laws and regulations;

The Ownership of PubCo’s Securities

•        PubCo’s ability to meet the initial and continued listing requirements of Nasdaq;

•        concentration of ownership among PubCo’s officers, directors and their affiliates;

•        future sales of a substantial number of shares of PubCo Common Stock in the public market;

•        the exercise of registration rights granted in connection with the PIPE Investment and Business Combination;

•        Nuvve’s ability to issue common and preferred stock without further stockholder approval;

•        the absence of cash dividends in the future;

•        volatility in the trading price of PubCo’s securities;

•        analyst coverage of PubCo’s securities; and

•        anti-takeover provisions in PubCo’s governing documents.

Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by the management of Newborn, Nuvve and PubCo prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

All subsequent written and oral forward-looking statements concerning the Business Combination or other matters addressed in this proxy statement/prospectus and attributable to Nuvve, Newborn, PubCo or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this proxy statement/prospectus. Except to the extent required by applicable law or regulation, Nuvve, Newborn and PubCo undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

QUESTIONS AND ANSWERS ABOUT
THE BUSINESS COMBINATION AND THE EXTRAORDINARY GENERAL MEETING

Questions and Answers About the Merger

Q:     Why are Newborn and Nuvve proposing to enter into the Business Combination?

A:      Newborn is a blank check company formed specifically as a vehicle to effect a merger, capital stock exchange, asset acquisition, share purchase, reorganization, recapitalization or similar business combination with one or more target businesses. In the course of Newborn’s search for a Business Combination partner, Newborn investigated the potential acquisition of many entities in various industries, including Nuvve, and concluded that Nuvve was the best candidate for a Business Combination with Newborn. For more details on Newborn’s search for a Business Combination partner and the board’s reasons for selecting Nuvve as Newborn’s Business Combination partner, see “Proposal No. 3 The Acquisition Merger Proposal — Background of the Business Combination” and “Proposal No. 3 The Acquisition Merger Proposal — Newborn’s Board of Director’s Reasons for Approving the Business Combination” included in this proxy statement/prospectus.

Q:     What is the purpose of this document?

A:     Newborn and Nuvve have agreed to the Business Combination under the terms of the Merger Agreement that is described in this proxy statement/prospectus. The Merger Agreement also is attached to this proxy statement/prospectus as Annex A, and is incorporated into this proxy statement/prospectus by reference. The Business Combination consists of the Reincorporation Merger and the Acquisition Merger, each of which is described in this proxy statement/prospectus. Newborn’s shareholders are being asked to consider and vote upon a proposal to approve each of the Reincorporation Merger and the Acquisition Merger. Newborn’s shareholders are also being asked to consider and vote upon the Charter Proposals, the Nasdaq Proposal, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal. This proxy statement/prospectus contains important information about the proposed Business Combination and the other matters to be acted upon at the Extraordinary General Meeting. You are encouraged to carefully read this proxy statement/prospectus, including “Risk Factors,” and all the annexes hereto.

Approval of each of the Reincorporation Merger Proposal and the Charter Proposals will require a special resolution under Cayman Islands law, being the affirmative vote of holders of at least two-thirds of the issued and outstanding NBAC Ordinary Shares present and entitled to vote thereon and who vote at the Extraordinary General Meeting or any adjournment thereof. Approval of each of the Acquisition Merger Proposal, the Nasdaq Proposal, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal will require an ordinary resolution under Cayman Islands law, being the affirmative vote of holders of a majority of the issued and outstanding NBAC Ordinary Shares present and entitled to vote thereon and who vote at the Extraordinary General Meeting or any adjournment thereof.

Q:     I am a Newborn warrant holder. Why am I receiving this proxy statement/prospectus?

A:     The holders of Newborn warrants will receive PubCo Warrants entitling them to purchase PubCo Common Stock at a purchase price of $11.50 per share after the closing of the Business Combination. This proxy statement/prospectus includes important information about PubCo and the business of PubCo and its subsidiaries following the closing of the Business Combination. Because holders of PubCo Warrants will be entitled to purchase PubCo Common Stock after the closing of the Business Combination, we urge you to read the information contained in this proxy statement/prospectus carefully.

Q:     Are any of the proposals conditioned on one another?

A:     Yes, the Business Combination is conditioned upon the approval of the Reincorporation Proposal, the Acquisition Proposal, the Charter Proposals, Nasdaq Proposal, Director Election Proposal and Incentive Plan Proposal. The Charter Proposals, the Nasdaq Proposal, the Director Election Proposal and the Incentive Plan Proposal are dependent upon the consummation of the Business Combination. It is important for you to note that in the event that either of the Reincorporation Merger Proposal or the Acquisition Merger Proposal is not approved, or if the Charter Proposals, Nasdaq Proposal, Director Election Proposal or Incentive Plan Proposal are not approved and the applicable condition in the Merger Agreement is not waived, then Newborn will not consummate the Business Combination. In the absence of shareholder approval for a further extension, if Newborn does not consummate the Business Combination and fails to complete an initial business combination by February 19, 2021 (or August 19, 2021 if Newborn’s time to complete a business combination is extended as provided in its amended and restated memorandum and articles of association), Newborn will be required to dissolve and liquidate. Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other Proposals.

Q:     When is the Business Combination expected to occur?

A:     Assuming the requisite shareholder approvals are received, Newborn expects that the Business Combination will occur as soon as practicable following the Extraordinary General Meeting and no later than [•].

Q:     Who will manage PubCo?

A:     The current management team of Nuvve, including Gregory Poilasne and Ted Smith, who currently serve as Nuvve’s Chief Executive Officer and Chief Operating Officer, respectively, will serve as PubCo’s Chairman and Chief Executive Officer and the President and Chief Operating Officer, respectively, following the consummation of the Business Combination. David Robson will become PubCo’s Chief Financial Officer. For more information on PubCo’s current and anticipated management, see “PubCo’s Directors and Executive Officers after the Business Combination” in this proxy statement/prospectus.

Q:     What happens if the Business Combination is not consummated?

A:     If the Business Combination is not consummated, Newborn may seek another suitable business combination. In the absence of shareholder approval for a further extension, if Newborn does not consummate a business combination by February 19, 2021 (or August 19, 2021 if Newborn’s time to complete a business combination is extended as provided in its amended and restated memorandum and articles of association), then pursuant to Article 48.7 of its amended and restated memorandum and articles of association, Newborn’s officers must take all actions necessary in accordance with the Companies Law to dissolve and liquidate Newborn as promptly as reasonably possible. Following dissolution, Newborn will no longer exist as a company. In any liquidation, the funds held in the trust account, plus any interest earned thereon (net of taxes payable), together with any remaining out-of-trust net assets will be distributed pro-rata to holders of NBAC Ordinary Shares who acquired such shares in Newborn’s IPO or in the aftermarket. The estimated consideration that each NBAC Ordinary Share would be paid at liquidation would be approximately $[•] per share for shareholders based on amounts on deposit in the trust account as of [•], 2021. The closing price of NBAC Ordinary Shares on Nasdaq as of [•], 2021 was $[•]. Our initial shareholders and the Sponsor have waived the right to any liquidation distribution with respect to any NBAC Ordinary Shares held by them. There will be no distribution from the trust account with respect to the NBAC Warrants or the NBAC Rights, which will expire worthless.

Q:     What happens to the funds deposited in the trust account following the Business Combination?

A:     Following the closing of the Business Combination, holders of NBAC Ordinary Shares exercising redemption rights will receive their per share redemption price out of the funds in the trust account. The balance of the funds will be released to PubCo and utilized to pay transaction expenses, including deferred underwriting fees payable to Chardan. As of [•], 2021, there was approximately $[•] in Newborn’s trust account. Newborn estimates that approximately $[•] per outstanding share issued in Newborn’s IPO will be paid to the public investors exercising their redemption rights. Any funds remaining in the trust account after such payments will be used for working capital and other general corporate purposes of the combined company.

Q:     Did Newborn’s board of directors obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A:     Newborn did not obtain a third-party valuation or fairness opinion in connection with the Business Combination. Newborn is not required to obtain an opinion from an unaffiliated third party that the price it is paying is fair to its public shareholders from a financial point of view. Newborn has conducted its own due diligence and calculations and has engaged in comprehensive discussions with Nuvve. Based on these efforts, Newborn believes the valuation offered by Nuvve is favorable to Newborn and its shareholders. Newborn’s board of directors believes that because of the background of its directors, it was qualified to conclude that Newborn’s fair market value was at least 80% of Newborn’s net assets. Because Newborn’s board of directors did not obtain a fairness opinion to assist it in its determination, Newborn public shareholders must rely solely on the judgment of Newborn’s board of directors and Newborn’s board of directors may be incorrect in its assessment of the Business Combination.

Q:     Do any of Newborn’s directors or officers have interests that may conflict with the interests of Newborn’s shareholders with respect to the Business Combination?

A:     Newborn’s directors and officers may have interests in the Business Combination that are different from your interests as a shareholder.

For example, in May 2019, Newborn issued an aggregate of 1,150,000 ordinary shares to its initial shareholders. We subsequently declared a share dividend of 0.25 shares for each outstanding ordinary share, resulting in 1,437,500 ordinary shares being outstanding. We refer to these shares as “insider shares.” The aggregate purchase price for the insider shares was $25,000, or approximately $0.017 per share. Simultaneously with the closing of the IPO, Newborn consummated a private placement with the Sponsor of 272,500 units (the “Private Units”) at a price of $10.00 per Private Unit, generating total proceeds of $2,725,000. Our initial shareholders, officers and directors will not have redemption rights with respect to any ordinary shares owned by them, directly or indirectly, whether acquired prior to the IPO, in the IPO or in the aftermarket. In the absence of shareholder approval for a further extension, if Newborn does not consummate the Business Combination or another initial business combination by February 19, 2021 (or August 19, 2021 if Newborn’s time to complete a business combination is extended as provided in its amended and restated memorandum and articles of association), Newborn will be required to dissolve and liquidate and the securities held by our initial shareholders, including the Sponsor, will be worthless because the initial shareholders and the Sponsor have agreed to waive their rights to any liquidation distributions.

Newborn’s directors and officers have additional interests that differ from yours as a shareholder. See “Proposal No. 3 The Acquisition Merger — Interests of Certain Persons in the Business Combination.”

The exercise of Newborn’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes or waivers are appropriate and in Newborn shareholders’ best interests.

Q:     Will I experience dilution as a result of the Business Combination?

A:     Prior to the PIPE Investment and the Business Combination, the Newborn shareholders who hold shares issued in the IPO own approximately 77.1% of the issued and outstanding NBAC Ordinary Shares as of [•], 2021. After giving effect to the PIPE Investment and the Business Combination, including the issuance of (i) 8,852,828 shares of PubCo Common Stock in the Acquisition Merger (which gives effect to the repurchase of 600,000 shares from one of the Nuvve stockholders as described elsewhere in this proxy statement/prospectus and assumes no exercise of existing Nuvve Options and no grant of additional Nuvve Options prior to the closing), (ii) 8,885,000 shares of PubCo Common Stock to the Newborn shareholders in connection with the Reincorporation Merger (which gives effect to the issuance of the NBAC Ordinary Shares in the PIPE Investment immediately prior to the closing and assumes no Newborn shareholders exercise their redemption rights), and (iii) an aggregate of 602,250 shares of PubCo Common Stock upon automatic conversion of the NBAC Rights, and further assuming no exercise of the PubCo Warrants or the PubCo UPOs, Newborn’s current public shareholders and rightsholders will own approximately 43.5% of the issued and outstanding PubCo Common Stock.

Q:     What happens if a substantial number of public shareholders vote in favor of the business combination proposal and exercise their redemption rights?

A:     Newborn’s public shareholders may vote in favor of the Business Combination and still exercise their redemption rights, although they are not required to vote for or against the Business Combination, or vote at all, in order to exercise such rights. Accordingly, the Business Combination may be consummated even though the funds available from the trust account and the number of PubCo stockholders are substantially reduced as a result of redemptions by public shareholders. Although the requirement that PubCo has at least $5,000,001 of net tangible assets and $15,000,000 in available cash and cash equivalents is expected to be satisfied as a result of the PIPE Investment even if all of the public shares are converted, with fewer public shares and public stockholders, the trading markets for PubCo Common Stock and PubCo Warrants following the closing of the Business Combination may be less liquid than the markets for NBAC Ordinary Shares and NBAC Warrants were prior to the Business Combination, and PubCo may not be able to meet the listing standards of the Nasdaq or an alternative national securities exchange. In addition, with less funds available from the trust account, the capital infusion from the trust account into Nuvve’s business will be reduced and Nuvve may not be able to fully achieve its business plans or goals.

Q:     Will Newborn enter into any financing arrangements in connection with the Business Combination?

A:     Yes. Immediately prior to the Reincorporation Merger, Newborn will consummate the sale of an aggregate of 1,425,000 NBAC Ordinary Shares at a purchase price of $10.00 per share, for an aggregate purchase price of $14,250,000, to the investors in the PIPE Investment. The investors will also receive NBAC Warrants to purchase 1,353,750 NBAC Ordinary Shares. The NBAC Ordinary Shares and NBAC Warrants issued in the PIPE Investment will convert into shares of PubCo Common Stock and PubCo Warrants as described elsewhere in this proxy statement/prospectus.

Q:     Are Nuvve’s stockholders required to approve the Acquisition Merger?

A:     Yes. Nuvve’s stockholders’ adoption and approval of the Merger Agreement and the Acquisition Merger is required to consummate the Business Combination. Concurrently with the execution of the Merger Agreement, certain of Nuvve’s officers, directors, founders and holders of more than 5% of its voting stock who collectively own approximately 55% of the outstanding Nuvve Common Stock and approximately 55% of Nuvve’s outstanding Series A preferred stock entered into support agreements, pursuant to which each such holder agreed to vote in favor of the Business Combination, subject to the terms of such shareholder support agreements. Nuvve’s stockholders are not required to approve the Reincorporation Merger Proposal or the other Proposals.

Q:     Is the consummation of the Business Combination subject to any conditions?

A:     Yes. The obligations of each of Newborn, Nuvve, Merger Sub and PubCo to consummate the Business Combination are subject to conditions, as more fully described in “Summary of the Proxy Statement/Prospectus — The Business Combination and the Merger Agreement” in this proxy statement/prospectus.

Q:     Will holders of NBAC Ordinary Shares, NBAC Rights or NBAC Warrants or holders of Nuvve Common Stock or Nuvve Options be subject to U.S. federal income tax on the PubCo Common Stock or PubCo Warrants received in the Business Combination?

A:     As discussed more fully under the section titled “Material U.S. Federal Income Tax Consequences of the Business Combination,” although it is intended that the Reincorporation Merger qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code, which generally provides for tax-free treatment, the Business Combination is likely to be a taxable event for U.S. Holders of Newborn securities under the passive foreign investment company (“PFIC”) rules of the Code as a result of the likelihood that Newborn is classified as a PFIC. In addition, certain U.S. Holders may also be subject to tax under Section 367(b) of the Code as a result of the inbound transfer of assets from Newborn to the United States.

If the Reincorporation Merger does not qualify as a reorganization, then a U.S. Holder that exchanges its Newborn securities for PubCo securities will recognize gain or loss equal to the difference between (i) the sum of the fair market value of the PubCo Common Stock and PubCo Warrants received and (ii) the U.S. Holder’s adjusted tax basis in the NBAC Ordinary Shares, NBAC Rights, and NBAC Warrants exchanged.

Assuming that the Acquisition Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, the U.S. federal income tax consequences of the Acquisition Merger to U.S. Holders of Nuvve Common Stock are as follows:

•        a U.S. Holder of Nuvve Common Stock will not recognize any gain or loss realized on the exchange of shares of Nuvve Common Stock for shares of PubCo Common Stock;

•        the aggregate tax basis of the PubCo Common Stock received in the Merger will be the same as the aggregate tax basis of the Nuvve Common Stock surrendered in exchange for the PubCo Common Stock; and

•        the holding period of PubCo Common Stock received in exchange for shares of Nuvve Common Stock will include the holding period of the Nuvve Common Stock surrendered in exchange for the PubCo Common Stock.

If any requirement for the Acquisition Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code is not satisfied, a U.S. Holder of Nuvve Common Stock generally would recognize gain or loss for U.S. federal income tax purposes on each share of Nuvve Common Stock surrendered in the Acquisition Merger in an amount equal to the difference between (1) the fair market value of the Acquisition Merger consideration received in exchange for such surrendered share upon completion of the Acquisition Merger and (2) the holder’s basis in the share of Nuvve Common Stock surrendered.

The provisions of the Code that govern reorganizations are complex, and due to the absence of direct guidance on the application of Section 368(a)(1)(F) to a merger of a corporation holding only investment-type assets such as Newborn, the qualification of the Reincorporation Merger as an “reorganization” within the meaning of Section 368(a)(1)(F) of the Code is not entirely clear.

For a more detailed discussion of certain U.S. federal income tax consequences of the Reincorporation Merger, the Acquisition Merger, and the Business Combination, see “Material U.S. Federal Income Tax Consequences” in this proxy statement/prospectus. Holders should consult their own tax advisors to determine the tax consequences to them (including the application and effect of any state, local or other income and other tax laws) of the Business Combination.

Questions and Answers About the Extraordinary General Meeting

Q:     What is being voted on at the Extraordinary General Meeting?

A:     Below are the Proposals that the Newborn’s shareholders are being asked to vote on:

•        The Reincorporation Merger Proposal to approve the Reincorporation Merger;

•        The Charter Proposals to approve the material differences between PubCo’s Proposed Charter and Newborn’s amended and restated memorandum and articles of association;

•        The Acquisition Merger Proposal to approve the Acquisition Merger;

•        The Nasdaq Proposal to approve (i) for purposes of complying with Nasdaq Listing Rule 5635 (a) and (b), issuance of more than 20% of the issued and outstanding Newborn ordinary shares and the resulting change in control in connection with the Acquisition Merger, and (ii) for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of Newborn ordinary shares in connection with the PIPE Investment;

•        The Director Election Proposal to approve the appointment of PubCo’s Board of Directors effective as of the closing of the Business Combination in accordance with the Merger Agreement;

•        The Incentive Plan Proposal to approve PubCo’s Incentive Plan; and

•        The Adjournment Proposal to approve the adjournment of the Extraordinary General Meeting if it is determined by the officer presiding over the Extraordinary General Meeting that more time is necessary for Newborn to consummate the Business Combination and the other transactions contemplated by the Merger Agreement.

Approval of each of the Reincorporation Merger Proposal and the Charter Proposals will require a special resolution under Cayman Islands law, being the affirmative vote of holders of at least two-thirds of the issued and outstanding NBAC Ordinary Shares present and entitled to vote thereon and who vote at the Extraordinary General Meeting or any adjournment thereof. Approval of each of the Acquisition Merger Proposal, the Nasdaq Proposal, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal will require an ordinary resolution under Cayman Islands law, being the affirmative vote of holders of a majority of the issued and outstanding NBAC Ordinary Shares present and entitled to vote thereon and who vote at the Extraordinary General Meeting or any adjournment thereof. As of the record date, 1,710,000 shares held by our initial shareholders including the Sponsor and our officers and directors, or approximately 22.9% of the outstanding NBAC Ordinary Shares, intend to vote in favor of each of the Proposals.

Q:     When and where is the Extraordinary General Meeting?

A:     The Extraordinary General Meeting will take place at [•] on [•], 2021, at [•] a.m., Eastern Time. Due to the COVID-19 pandemic, we are encouraging our shareholders to attend the Extraordinary General Meeting virtually by means of a teleconference using the following dial-in information:

Webcast URL
US Toll Free
International Toll
Participant Passcode

Q:     Who may vote at the Extraordinary General Meeting?

A:     Only holders of record of NBAC Ordinary Shares as of the close of business on [•], 2021, the record date, may vote at the Extraordinary General Meeting. As of the record date, there were 7,460,000 NBAC Ordinary Shares outstanding and entitled to vote. Please see “The Extraordinary General Meeting — Record Date; Who is Entitled to Vote” for further information.

Q:     What is the quorum requirement for the Extraordinary General Meeting?

A:     Newborn shareholders representing a majority of the shares of capital stock issued and outstanding as of the record date and entitled to vote at the Extraordinary General Meeting must be present in person (or via teleconference) or represented by proxy in order to hold the Extraordinary General Meeting and conduct business. This is called a quorum. NBAC Ordinary Shares will be counted for purposes of determining the existence of a quorum if the shareholder (i) is present in person (or via teleconference) and entitled to vote at the meeting, or (ii) has properly submitted a proxy card or voting instructions through a broker, bank or custodian. In the absence of a quorum, the Extraordinary General Meeting will be adjourned to the next business day at the same time and place or to such other time and place as the directors may determine.

Q:     What vote is required to approve the Proposals?

A:     Approval of each of the Reincorporation Merger Proposal and the Charter Proposals requires a special resolution under Cayman Islands law, being the affirmative vote of holders of at least two-thirds of the issued and outstanding NBAC Ordinary Shares present and entitled to vote thereon and who vote at the Extraordinary General Meeting or any adjournment thereof. Approval of each of the Acquisition Merger Proposal, the Nasdaq Proposal, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of holders of a majority of the issued and outstanding NBAC Ordinary Shares present and entitled to vote thereon and who vote at the Extraordinary General Meeting or any adjournment thereof. Under Cayman Islands law, abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting, and accordingly will have no effect on any of the Proposals.

Q:     How will the initial shareholders vote?

A:     Newborn’s initial shareholders including the Sponsor and our officers and directors, who as of the record date, owned 1,710,000 NBAC Ordinary Shares, or approximately 22.9% of the issued and outstanding NBAC Ordinary Shares, have agreed to vote their respective ordinary shares acquired by them prior to the IPO, any shares they purchase in the open market in or after the IPO, in favor of the Reincorporation Merger Proposal and Acquisition Merger Proposal and intend to vote such shares in favor of other Proposals.

Q:     What do I need to do now?

A:     We urge you to read carefully and consider the information contained in this proxy statement/prospectus, including the annexes, and consider how the Business Combination will affect you as a Newborn shareholder. You should vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card.

Q:     Do I need to attend the Extraordinary General Meeting to vote my shares?

A:     No. You are invited to attend the Extraordinary General Meeting to vote on the Proposals described in this proxy statement/prospectus in person or through the virtual meeting platform. Due to the COVID-19 pandemic, however, we are encouraging our shareholders to attend the Extraordinary General Meeting virtually by means of a teleconference. However, you do not need to attend the Extraordinary General Meeting to vote your NBAC Ordinary Shares. Instead, you may submit your proxy by signing, dating and returning the applicable enclosed proxy card in the pre-addressed postage paid envelope. Your vote is important. We encourage you to vote as soon as possible after carefully reading this proxy statement/prospectus.

Q:     Am I required to vote against the Reincorporation Merger and the Acquisition Merger Proposal in order to have my NBAC Ordinary Shares redeemed?

A:     No. You are not required to vote against the Reincorporation Merger Proposal and the Acquisition Merger Proposal, nor do you have to be a holder of NBAC Ordinary Shares as of the record date, in order to have the right to demand that Newborn redeem your NBAC Ordinary Shares for cash equal to your pro rata share of the aggregate amount then on deposit in the trust account (including interest earned on your pro rata portion of the trust account, net of taxes payable) before payment of deferred underwriting commissions. These redemption rights in respect of the NBAC Ordinary Shares are sometimes referred to herein as “redemption rights.” If the Business Combination is not completed, holders of NBAC Ordinary Shares electing to exercise their redemption rights will not be entitled to receive such payments and their NBAC Ordinary Shares will be returned to them.

Q:     How do NBAC shareholders exercise their redemption rights?

A:     If you are a public shareholder and you seek to have your shares redeemed, you must (i) demand, no later than [•] p.m., eastern time on [•], 2021 (two business days before the Extraordinary General Meeting), that Newborn redeem your shares for cash, and (ii) submit your request in writing to Newborn’s transfer agent, at the address listed at the end of this section and deliver your shares to Newborn’s transfer agent (physically, or electronically using the DWAC (Deposit/Withdrawal At Custodian) system) at least two business days prior to the vote at the Extraordinary General Meeting.

Any corrected or changed written demand of redemption rights must be received by Newborn’s transfer agent two business days prior to the Extraordinary General Meeting. No demand for redemption will be honored unless the holder’s shares have been delivered (either physically or electronically) to the transfer agent at least two business days prior to the vote at the Extraordinary General Meeting.

Public shareholders may seek to have their shares redeemed regardless of whether they vote for or against the Business Combination and whether or not they are holders of NBAC Ordinary Shares as of the record date. Any public shareholder who holds NBAC Ordinary Shares on or before [•], 2021 (two business days before the Extraordinary General Meeting) will have the right to demand that his, her or its shares be redeemed for a pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid, at the consummation of the Business Combination. If you have questions regarding the certification of your position or delivery of your shares, please contact:

Continental Stock Transfer & Trust Company
One State Street Plaza, 30th Floor
New York, NY 10004
Attn: Mark Zimkind
E-mail: mzimkind@continentalstock.com

Q:     How can I vote?

A:     If you were a holder of record of NBAC Ordinary Shares on [•], 2021, the record date for the Extraordinary General Meeting, you may vote by attending the Extraordinary General Meeting and voting in person or through the virtual meeting platform, or by submitting a proxy by mail so that it is received prior to [•] a.m., Eastern Time, on [•], 2021, in accordance with the instructions provided to you under “The Extraordinary General Meeting.” If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee. You should contact your broker, bank or nominee in advance to ensure that votes related to the shares you beneficially own will be properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares. Your broker or bank or other nominee may provide you with a form of voting instruction card (including any telephone or Internet voting instructions) for this purpose. Alternatively, if you wish to attend the Extraordinary General Meeting and vote in person or through the virtual meeting platform, you must obtain a proxy from your broker, bank or nominee.

Q:     If my shares are held in “street name” by my bank, brokerage firm or nominee, will they automatically vote my shares for me?

A:     No. Under applicable rules, your broker, bank or nominee cannot vote your NBAC Ordinary Shares with respect to non-discretionary matters unless you provide instructions on how to vote your shares in accordance with the procedures communicated to you by your broker, bank or nominee. Newborn believes the Proposals are non-discretionary and, therefore, your broker, bank or nominee cannot vote your NBAC Ordinary Shares without your voting instructions. If you do not provide instructions with your proxy, your bank, broker or other nominee may submit a proxy card expressly indicating that it is NOT voting your NBAC Ordinary Shares; this indication that a bank, broker or nominee is not voting your NBAC Ordinary Shares is referred to as a “broker non-vote.” Under Cayman Islands law, broker non-votes will be considered present for the purposes of establishing a quorum but will have no effect on any of the Proposals. Because your bank, broker or other nominee can vote your NBAC Ordinary Shares only if you provide voting instructions, it is important that you instruct your broker how to vote.

Q:     What if I abstain from voting or fail to instruct my bank, brokerage firm or nominee?

A:     Newborn will count a properly executed proxy marked “ABSTAIN” with respect to a particular Proposal as present for the purposes of determining whether a quorum is present at the Extraordinary General Meeting. For purposes of approval under Cayman Islands law, an abstention on any Proposal will have no effect on such Proposal.

If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the Extraordinary General Meeting in person (or via teleconference), the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Extraordinary General Meeting and, if a quorum is present, will have no effect on any of the Proposals.

Q:     May I seek statutory dissenter rights with respect to my NBAC shares?

A:     No. Dissenter rights are not available to holders of NBAC Ordinary Shares under the Companies Law or under the governing documents of Newborn in connection with the Proposals.

Q:     What happens if I sell my NBAC Ordinary Shares before the Extraordinary General Meeting?

A:     The record date for the Extraordinary General Meeting is earlier than the date that the Business Combination is expected to be consummated. If you transfer your NBAC Ordinary Shares after the record date, but before the Extraordinary General Meeting, unless the transferee obtains from you a proxy to vote those shares, you would retain your right to vote at the Extraordinary General Meeting. However, you would not be entitled to receive any shares of PubCo Common Stock following the consummation of the Business Combination because only Newborn shareholders at the time of the consummation of the Business Combination will be entitled to receive PubCo Common Stock in connection with the Business Combination. In addition, you will not be entitled to exercise redemption rights.

Q:     Can I change my vote after I have mailed my proxy card?

A:     Yes. You may change your vote at any time before your proxy is voted at the Extraordinary General Meeting. You may revoke your proxy by executing and returning a proxy card dated later than the previous one, or by attending the Extraordinary General Meeting and casting your vote in person or through the virtual meeting platform or by submitting a written revocation stating that you would like to revoke your proxy that our proxy solicitor receives prior to the Extraordinary General Meeting. If you hold your NBAC Ordinary Shares through a bank, brokerage firm or nominee, you should follow the instructions of your bank, brokerage firm or nominee regarding the revocation of proxies. If you are a record holder, you should send any notice of revocation or your completed new proxy card, as the case may be, to our proxy solicitor, [•], at [•].

Q:     Should I send in my share certificates now?

A:     Shareholders who do not elect to have their shares redeemed for a pro rata share of the trust account need not submit their certificates at this time. If you intend to have your shares redeemed, you should send your certificates or tender your shares electronically no later than two business days before the Extraordinary General Meeting. Please see “The Extraordinary General Meeting — Redemption Rights” for the procedures to be followed if you wish to redeem your ordinary shares for cash.

Q:     What are the U.S. federal income tax consequences of exercising my redemption rights?

A:     In the event that a U.S. Holder elects to redeem its NBAC Ordinary Shares for cash, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as sale or exchange of the NBAC Ordinary Shares under Section 302 of the Internal Revenue Code (the “Code”) or is treated as a distribution under Section 301 of the Code. Whether the redemption qualifies as a sale or exchange or is treated as a distribution will depend on the facts and circumstances of each particular U.S. Holder at the time such U.S. Holder exercises his, her, or its redemption right. If the redemption qualifies as a sale or exchange of the NBAC Ordinary Shares, the U.S. Holder will be treated as recognizing capital gain or loss equal to the difference between the amount realized on the redemption and such U.S. Holder’s adjusted tax basis in the NBAC Ordinary Shares surrendered in such redemption transaction. Any such gain is likely to be subject to the PFIC rules of the Code because Newborn is likely classified as a PFIC. The deductibility of capital losses is subject to limitations. See “Material U.S. Federal Income Tax Consequences — U.S. Holders — Certain U.S. Federal Income Tax Consequences to U.S. Holders of Newborn Securities of Exercising Redemption Rights” and “Material U.S. Federal Income Tax Consequences — U.S. Holders — U.S. Federal Income Tax Consequences of the Business Combination to U.S. Holders of Newborn Securities — Passive Foreign Investment Company Status” for a more detailed discussion of the U.S. federal income tax consequences of a U.S. Holder electing to redeem its NBAC Ordinary Shares for cash, including with respect to NBAC’s likely classification as a PFIC and certain tax implications thereof.

Q:     Who can help answer my questions?

A:     If you have questions about the Proposals or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card you should contact Newborn’s proxy solicitor at:

[Proxy Solicitor]

Toll Free:
Collect:
Email:

You may also obtain additional information about Newborn from documents filed with the SEC by following the instructions in “Where You Can Find More Information.”

DELIVERY OF DOCUMENTS TO Newborn’s shareholders

Pursuant to the rules of the SEC, Newborn and vendors that it employs to deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of this proxy statement/prospectus, unless Newborn has received contrary instructions from one or more of such shareholders. Upon written or oral request, Newborn will deliver a separate copy of this proxy statement/prospectus to any shareholder at a shared address to which a single copy of this proxy statement/prospectus was delivered and who wishes to receive separate copies in the future. Shareholders receiving multiple copies of the proxy statement/prospectus may likewise request that Newborn deliver single copies of this proxy statement/prospectus in the future. Shareholders may notify Newborn of their requests by contacting our proxy solicitor as follows:

[Proxy Solicitor]

Toll Free:
Collect:
Email:

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus but may not contain all of the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement/prospectus, including the Merger Agreement and the Plan of Merger attached as Annex A, the PubCo’s Amended and Restated Certificate of Incorporation attached as Annex B and the Incentive Plan attached as Annex C. Please read these documents carefully as they are the legal documents that govern the Business Combination and your rights in the Business Combination.

Unless otherwise specified, all share calculations assume no exercise of the redemption rights by Newborn’s shareholders.

The Parties to the Business Combination

Newborn Acquisition Corp.

Newborn is a Cayman Islands exempted company incorporated on April 12, 2019 as a blank check company, for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, which we refer to as a “target business.” Newborn’s efforts to identify prospective target businesses were not limited to any particular industry or geographic location.

On February 19, 2020, Newborn consummated the IPO of 5,750,000 units, which includes the full exercise of the over-allotment option of 750,000 units. Each unit consists of one ordinary share, one warrant entitling its holder to purchase one-half of one ordinary share at a price of $11.50 per whole share, and one right to receive one-tenth (1/10) of one ordinary share upon the consummation of an initial business combination. The units were sold at an offering price of $10.00 per unit, generating gross proceeds of $57,500,000.

Simultaneously with the closing of the IPO, Newborn consummated the sale of 272,500 Private Units at a price of $10.00 per unit in a private placement to the Sponsor, generating total proceeds of $2,725,000. The Private Units are identical to the units sold in the IPO except that the warrants included in the Private Units are non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the Sponsor or its permitted transferees.

A total of $57,500,000 of the net proceeds from the sale of units in the IPO (including the over-allotment option units) and the private placement on February 19, 2020 were placed in a trust account established for the benefit of Newborn’s public shareholders at JPMorgan Chase maintained by Continental Stock Transfer & Trust Company, acting as trustee.

Newborn’s units, ordinary shares, warrants and rights are each quoted on Nasdaq, under the symbols “NBACU,” “NBAC,” “NBACW” and “NBACR,” respectively. Newborn’s units commenced trading on Nasdaq on February 14, 2020 and Newborn’s ordinary shares, warrants and rights commenced separate trading on Nasdaq on April 30, 2020.

Nuvve Corporation

Nuvve was incorporated under Delaware law on October 15, 2010 under the name “Nuvve Corporation.”

Nuvve is a green energy technology company that provides, directly and through business ventures with its partners, a globally-available, commercial vehicle-to-grid (“V2G”) technology platform that enables electric vehicle (“EV”) batteries to store and resell unused energy back to the local electric grid and provide other grid services. Simply put, Nuvve bridges the gap between transportation and energy. Its proprietary V2G technology — Nuvve’s Grid Integrated Vehicle (GIVeTM) platform — has the potential to refuel the next generation of EV fleets through cutting-edge, bi-directional charging solutions. Nuvve believes its GIVeTM platform is the most advanced V2G platform on the market, as it is the only one qualified by multiple grid system operators around the world to provide grid services.

Nuvve’s principal executive offices are located at 2468 Historic Decatur Road, San Diego, CA 92106, and Nuvve’s telephone number is (619) 456-5161.

NB Merger Corp.

NB Merger Corp., or PubCo, was incorporated under Delaware law on November 10, 2020, as a wholly-owned subsidiary of Newborn for the purpose of effecting the Business Combination and to serve as the publicly traded parent company of Nuvve following the Business Combination.

Nuvve Merger Sub Inc.

Nuvve Merger Sub Inc., or Merger Sub, was incorporated under Delaware law on November 10, 2020, as a wholly-owned subsidiary of PubCo for the purpose of effecting the Business Combination and to serve as the vehicle for, and be subsumed by, Nuvve pursuant to the Acquisition Merger.

The Business Combination and the Merger Agreement

The Merger Agreement was entered into by and among Newborn, PubCo, Merger Sub, Nuvve and certain other parties on November 11, 2020. Pursuant to the terms of the Merger Agreement, the Business Combination will be completed through a two-step process consisting of the Reincorporation Merger and the Acquisition Merger.

The Reincorporation Merger

Newborn will reincorporate to Delaware by merging with and into the PubCo, a Delaware corporation and wholly-owned subsidiary of Newborn. The separate corporate existence of Newborn will cease and PubCo will continue as the surviving corporation and the public entity. At the closing of the Reincorporation Merger, which will occur immediately prior to the Acquisition Merger, Newborn’s outstanding securities will be converted into equivalent securities of Purchaser, as follows:

•        each NBAC Ordinary Share outstanding immediately prior to the Reincorporation Merger (other than any redeemed shares) will be converted automatically into one share of PubCo Common Stock;

•        each NBAC Right outstanding immediately prior to the Reincorporation Merger will be converted automatically into one-tenth of one share of PubCo Common Stock;

•        each NBAC Warrant outstanding immediately prior to the Reincorporation Merger will be converted automatically into one PubCo Warrant;

•        each NBAC Unit will be automatically separated into its constituent securities, with each constituent security being automatically converted into a security of the Purchaser as described in the preceding bullet points; and

•        each NBAC UPO outstanding immediately prior to the Reincorporation Merger will be converted automatically into one PubCo UPO.

Immediately prior to the Reincorporation Merger, Newborn will consummate the sale of an aggregate of 1,425,000 NBAC Ordinary Shares at a purchase price of $10.00 per share, for an aggregate purchase price of $14,250,000, to the investors in the PIPE Investment. The investors will also receive NBAC Warrants to purchase 1,353,750 NBAC Ordinary Shares. The NBAC Ordinary Shares and NBAC Warrants issued in the PIPE Investment will converted into shares of PubCo Common Stock and PubCo Warrants as described above.

Upon the closing of the Reincorporation Merger, after consummation of the PIPE Investment and assuming none of Newborn’s existing public shareholders exercise their redemption rights as discussed herein, 8,885,000 shares of PubCo Common Stock will be issued to Newborn shareholders, 602,250 shares of PubCo Common Stock will be issued to the Newborn rightsholders, 8,730,000 PubCo Warrants will be issued to the Newborn warrantholders and 316,250 PubCo UPOs will be issued to the holders of the NBAC UPOs.

The Acquisition Merger

Immediately after the Reincorporation Merger, Merger Sub, a Delaware corporation and wholly-owned subsidiary of PubCo, will be merged with and into Nuvve, with Nuvve surviving as a wholly-owned subsidiary of PubCo.

Concurrently with the execution of the Merger Agreement, Nuvve entered into an agreement providing for the Bridge Loan with an accredited investor, pursuant to which, on November 17, 2020, the investor purchased a $4,000,000 convertible debenture from Nuvve. The principal amount of the Bridge Loan and all accrued and unpaid interest thereon will convert into shares of Nuvve Common Stock immediately prior to the Acquisition Merger. In addition, upon approval by a majority of the holders of Nuvve’s Series A preferred stock, pursuant to Nuvve’s certificate of incorporation, as amended, each share of Nuvve’s outstanding Series A Preferred Stock will convert into one share of Nuvve Common Stock immediately prior to the Acquisition Merger.

At the closing of the Acquisition Merger, each share of Nuvve Common Stock outstanding immediately prior thereto (including the shares issued upon conversion of Nuvve’s preferred stock and upon conversion of the Bridge Loan) automatically will be converted in the Acquisition Merger into a number of shares of PubCo Common Stock equal to the Closing Exchange Ratio. Each outstanding Nuvve Option will be assumed by PubCo and converted into an option to purchase a number of shares of PubCo Common stock equal to the number of shares of Nuvve Common Stock subject to such option immediately prior to the closing multiplied by the Closing Exchange Ratio, at an exercise price equal to the exercise price immediately prior to the closing divided by the Closing Exchange Ratio. The “Closing Exchange Ratio” is the ratio of (i) a number of shares of PubCo Common Stock equal $100,000,000 (subject to adjustment as described elsewhere in this proxy statement/prospectus) divided by $10.00 per share, over (ii) the total number of shares of Nuvve Common Stock outstanding as of immediately prior to closing (including the shares issued upon conversion of Nuvve’s preferred stock, but excluding the shares issued upon conversion of the Bridge Loan), plus the total number of shares of Nuvve Common Stock issuable upon exercise of Nuvve Options outstanding immediately prior to the closing. We presently estimate that the Closing Exchange Ratio will be approximately 0.2081.

Upon the closing of the Acquisition Merger, based on the estimated Closing Exchange Ratio set forth above and assuming no existing Nuvve Options are exercised and no additional Nuvve Options are granted prior to the closing, an estimated 8,852,828 shares of PubCo Common Stock will be issued to the Nuvve stockholders (after the repurchase of 600,000 shares from one of the Nuvve stockholders as described elsewhere in this proxy statement/prospectus) and 1,246,323 shares of PubCo Common Stock will be reserved for issuance pursuant to the Nuvve Options assumed by PubCo. Of the shares issued to the Nuvve stockholders, an estimated 891,950 shares of PubCo Common Stock will be held in escrow to satisfy any indemnification obligations under the Merger Agreement.

Nuvve’s stockholders (other than the Bridge Loan investor) may be entitled to receive an additional 4,000,000 “earn-out” shares of PubCo Common Stock if, for the fiscal year ending December 31, 2021, PubCo’s revenue equals or exceeds $30,000,000.

In addition, the financial advisor to Newborn will receive a success fee of an estimated 203,316 shares of PubCo Common Stock.

Post-Business Combination Ownership and Impact on the Public Float

It is anticipated that, immediately after consummation of the PIPE Investment and the Business Combination, Newborn’s shareholders, including the initial shareholders, and rightsholders will own 43.5% of the issued PubCo Common Stock, Nuvve’s stockholders will own 47.7% of the issued PubCo Common Stock, and the investors in the PIPE Investment will own 7.7% of the issued PubCo Common Stock. These relative percentages assume that (i) none of Newborn’s existing public shareholders exercise their redemption rights as discussed herein, (ii) no PubCo Warrants or PubCo UPOs are exercised, and (iii) no existing Nuvve Options are exercised and no additional Nuvve Options are granted prior to the closing.

If the actual facts are different than these assumptions, the percentage ownership retained by our public shareholders following the business combination will be different. If any of Newborn’s existing public shareholders exercise their redemption rights, the anticipated percentage ownership of Newborn’s existing shareholders will be reduced. The PubCo Warrants and the PubCo UPOs will become exercisable upon the completion of the Business Combination and will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation.

For more information about the Business Combination, please see “Proposal No. 1 The Reincorporation Merger Proposal” and “Proposal No. 3 The Acquisition Merger Proposal.” A copy of the Merger Agreement and the Plan of Merger is attached to this proxy statement/prospectus as Annex A.

Board of Directors Following the Business Combination

Effective as of the closing of the Business Combination, the board of directors of PubCo will consist of seven directors, five of whom will be designated by Nuvve and two of whom will be designated by Newborn. A majority of the directors will qualify as independent directors under rules of Nasdaq. If the nominees identified in this proxy statement/prospectus are elected, Richard Ashby and [•] will be Class A directors serving until PubCo’s 2022 annual meeting of stockholders; Angela Strand and [•] will be Class B directors serving until PubCo’s 2023 annual meeting of stockholders; and Gregory Poilasne, who is currently Nuvve’s Chief Executive Officer, Ted Smith, who is currently Nuvve’s Chief Operating Officer, and Kenji Yodose, who is currently a member of Nuvve’s board of directors, will be Class C directors serving until PubCo’s 2024 annual meeting of stockholders, and in each case, until their successors are elected and qualified. See “PubCo’s Directors and Executive Officers after the Business Combination” for additional information.

Other Agreements Relating to the Business Combination

In addition to the Agreement, the following agreements have been entered into in connection with the closing of the Business Combination.

Indemnification Escrow Agreement

At the closing of the Business Combination, PubCo, the Stockholders’ Representative of Nuvve and an escrow agent will enter into an escrow agreement pursuant to which PubCo will deposit an estimated 891,950 shares of PubCo Common Stock in escrow to secure the indemnification obligations as contemplated by the Merger Agreement.

Earn-out Escrow Agreement

In connection with the transactions, PubCo, Mr. Ted Smith as the representative of the Nuvve’s existing stockholders and an escrow agent will enter into an escrow agreement pursuant to which PubCo will deposit 4,000,000 shares of PubCo Common Stock in escrow, to be released to the Nuvve stockholders (other than the Bridge Loan investor) who continue to hold the shares of PubCo Common Stock issued to them in the Acquisition Merger if the condition to the earn-out is satisfied.

Lock-up Agreements

In connection with the closing of the Business Combination, each existing stockholder of Nuvve will submit a letter of transmittal that includes certain lock-up provisions, pursuant to which each such stockholder will agree not to, within one year of the closing, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of PubCo Common Stock issued in connection with the Acquisition Merger, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such shares, whether any of these transactions are to be settled by delivery of any such shares, in cash, or otherwise. One-half of the shares may be released prior to the one-year anniversary if the volume weighted average price of PubCo Common Stock is at or above $12.50 for 20 out of any 30 consecutive trading days commencing six months after the closing of the Acquisition Merger.

In addition, the Newborn initial shareholders will enter into new lock-up agreements, pursuant to which certain shares of PubCo Common Stock and the PubCo Warrants held by the initial shareholders will be locked up for six months after the closing, with respect to 50% of such shares of PubCo Common Stock and PubCo Warrants, and for one year, with respect to the remaining 50% of such shares of PubCo Common Stock and PubCo (subject to certain exceptions contained therein). The new lock-up agreements will supersede the existing restrictions on transfer applicable to such securities at the execution of the Merger Agreement.

Registration Rights Agreement

In connection with the Business Combination, PubCo, Newborn’s initial shareholders and certain existing stockholders of Nuvve will enter into an amended and restated registration rights agreement to provide for the registration of the PubCo Common Stock received by them in the Acquisition Merger and the Reincorporation Merger. The initial shareholders and each of the Nuvve stockholders will be entitled to (i) make a written demand for registration under the Securities Act of all or part of their shares and (ii) “piggy-back” registration rights with respect to registration statements filed following the consummation of the Business Combination. PubCo will bear the expenses incurred in connection with the filing of any such registration statements.

Purchase and Option Agreement

Pursuant to a purchase and option agreement between PubCo and one of Nuvve’s stockholders, immediately after the closing, PubCo will repurchase 600,000 shares of PubCo Common Stock from the stockholder at a price of $10.00 per share. In addition, the stockholder will have the option to sell up to an additional $2,000,000 of shares of PubCo Common Stock back to PubCo within a year after the closing at a price per share equal to the then-current market price. In the event the stockholder exercises its option, two of Nuvve’s executive officers, Gregory Poilasne and Ted Smith, have committed to repurchase such shares from PubCo at the same price PubCo paid for them.

Stockholder Agreement

Pursuant to a stockholder agreement between PubCo and Toyota Tsusho Corporation (“TTC”), a significant shareholder of Nuvve prior to the Business Combination and of PubCo after the Business Combination, TTC will have the right to designate one member of PubCo’s board of director for appointment or election as a director for so long as TTC continues to own a specified percentage of the outstanding PubCo Common Stock. Subject to certain exceptions, PubCo will agree to appoint the designee as a director and include the designee in management’s slate of director nominees. Kenji Yodose will be TTC’s initial designee.

PIPE Investment

Concurrently with the execution of the Merger Agreement, Newborn entered into subscription agreements with certain accredited investors, pursuant to which the investors agreed to purchase 1,425,000 NBAC Ordinary Shares, at a purchase price of $10.00 per share, for an aggregate purchase price of $14,250,000, in the PIPE Investment. The investors also will receive NBAC Warrants to purchase 1,353,750 NBAC Ordinary Shares. The warrants will be exercisable at $11.50 per share and have the same terms as the other NBAC Warrants. The investors will receive demand and piggyback registration rights in connection with the securities issued to them. The PIPE Investment will close immediately prior to the closing of the transactions contemplated by the Merger Agreement. The purpose of PIPE Investment is to fund the Business Combination and related transactions and for general corporate purposes of the surviving entity.

Redemption Rights

Pursuant to Newborn’s amended and restated memorandum and articles of association, Newborn’s public shareholders may elect to have their shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the trust account as of two business days prior to the consummation of the Business Combination, including interest (net of taxes payable), by (ii) the total number of then-outstanding public shares. As of [•], 2021, this would have amounted to approximately $[•] per share.

You will be entitled to receive cash for any public shares to be redeemed only if you:

(i)     (x) hold public NBAC Ordinary Shares or (y) hold public NBAC Ordinary Shares through NBAC Units and you elect to separate your NBAC Units into the underlying public NBAC Ordinary Shares, public NBAC Rights and public NBAC Warrants prior to exercising your redemption rights with respect to the public NBAC Ordinary Shares; and

(ii)    prior to [•] a.m., Eastern Time, on [•], 2021, (a) submit a written request to the transfer agent that Newborn redeem your public shares for cash and (b) deliver your public shares to the transfer agent, physically or electronically through the Depository Trust Company, or DTC.

Holders of outstanding NBAC Units must separate the underlying NBAC Ordinary Shares, NBAC Warrants and NBAC Rights prior to exercising redemption rights with respect to the NBAC Ordinary Shares. If NBAC Units are registered in a holder’s own name, the holder must deliver the certificate for its NBAC Units to the transfer agent with written instructions to separate the NBAC Units into their individual component parts. This must be completed far enough in advance to permit the mailing of the certificates back to the holder so that the holder may then exercise his, her or its redemption rights upon the separation of the NBAC Ordinary Shares from the NBAC Units.

If a broker, dealer, commercial bank, trust company or other nominee holds NBAC Units for an individual or entity (such individual or entity, the “beneficial owner”), the beneficial owner must instruct such nominee to separate the beneficial owner’s NBAC Units into their individual component parts. The beneficial owner’s nominee must send written instructions by facsimile to the transfer agent. Such written instructions must include the number of NBAC Units to be separated and the nominee holding such NBAC Units. The beneficial owner’s nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant NBAC Units and a deposit of an equal number of NBAC Ordinary Shares, NBAC Warrants and NBAC Rights. This must be completed far enough in advance to permit the nominee to exercise the beneficial owner’s redemption rights upon the separation of the NBAC Ordinary Shares from the NBAC Units. While this is typically done electronically the same business day, beneficial owners should allow at least one full business day to accomplish the separation. If beneficial owners fail to cause their NBAC Ordinary Shares to be separated in a timely manner, they will likely not be able to exercise their redemption rights.

Any request for redemption, once made, may be withdrawn at any time up to the closing of the Business Combination. Furthermore, if a shareholder delivered his certificate for redemption and subsequently decided, at any time up the closing of the Business Combination, not to elect redemption, he may simply request that the transfer agent return the certificate (physically or electronically).

If a holder exercises its redemption rights, then such holder will be exchanging its public shares for cash and will no longer own shares of the post-Business Combination company. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our Transfer Agent in accordance with the procedures described herein. Please see “The Extraordinary General Meeting — Redemption Rights” for the procedures to be followed if you wish to redeem your public shares for cash.

A redemption payment will only be made in the event that the proposed Business Combination is consummated. If the proposed Business Combination is not completed for any reason, then public shareholders who exercised their redemption rights would not be entitled to receive the redemption payment. In such case, Newborn will promptly return the share certificates to the public shareholder.

The Proposals

At the Extraordinary General Meeting, Newborn’s shareholders will be asked to vote on the following:

•        the Reincorporation Merger Proposal;

•        the Charter Proposals;

•        the Acquisition Merger Proposal;

•        the Nasdaq;

•        the Director Election Proposal;

•        the Incentive Plan Proposal; and

•        the Adjournment Proposal.

Please see “The Extraordinary General Meeting” on page 58 for more information on the foregoing Proposals.

Voting Securities, Record Date

As of [•], 2021, the record date, there were 7,460,000 NBAC Ordinary Shares issued and outstanding. Only Newborn’s shareholders who hold NBAC Ordinary Shares of record as of the close of business on the record date are entitled to vote at the Extraordinary General Meeting or any adjournment thereof. Approval of each of the Reincorporation Merger Proposal and the Charter Proposals will require a special resolution under Cayman Islands law, being the affirmative vote of holders of at least two-thirds of the issued and outstanding NBAC Ordinary Shares present and entitled to vote thereon and who vote at the Extraordinary General Meeting. Approval of each of the

Acquisition Merger Proposal, the Nasdaq Proposal, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal will require an ordinary resolution under Cayman Islands law, being the affirmative vote of holders of a majority of the issued and outstanding NBAC Ordinary Shares present and entitled to vote thereon and who vote at the Extraordinary General Meeting.

As of the record date, the initial shareholders collectively owned and were entitled to vote 1,710,000 NBAC Ordinary Shares, or approximately 22.9% of Newborn’s issued and outstanding shares. With respect to the Business Combination, the initial shareholders including the Sponsor and our officers and directors, which own approximately 22.9% of Newborn’s issued and outstanding shares as of the record date, have agreed to vote their NBAC Ordinary Shares in favor of the Reincorporation Merger Proposal and the Acquisition Merger Proposal, and intend to vote for the other Proposals although there is no agreement in place with respect to voting on the other Proposals.

At any time prior to the annual meeting, during a period when they are not then aware of any material nonpublic information regarding Newborn or its securities, the Sponsor, Newborn’s officers and directors, Nuvve or Nuvve’s stockholders and/or their respective affiliates may purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the business combination proposal, or execute agreements to purchase shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire Newborn ordinary shares or vote their shares in favor of the business combination proposal or not elect to convert their shares into a pro rata portion of the trust account. The purpose of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirement that the holders of a majority of the shares entitled to vote at the annual meeting to approve the business combination proposal vote in its favor and that the conditions to the closing of the Business Combination (such as the condition that PubCo’s common stock be listed on the Nasdaq) otherwise will be met, where it appears that such requirements or conditions would otherwise not be met, and to maximize the net proceeds available to PubCo from the trust account following the consummation of the Business Combination. While the exact nature of any such incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and the transfer to such investors or holders of shares or warrants owned by the Newborn initial stockholders for nominal value.

Entering into any such arrangements may have a depressive effect on Newborn’s ordinary shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares it owns, either prior to or immediately after the annual meeting.

No agreements dealing with the above arrangements or purchases have been entered into as of the date of this proxy statement/prospectus. Newborn will file a Current Report on Form 8-K to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the business combination proposal or the satisfaction of any closing conditions. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

Anticipated Accounting Treatment

The Business Combination will be accounted for as a “reverse recapitalization” in accordance with U.S. GAAP. Under this method of accounting, Newborn will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on the fact that subsequent to the Business Combination, Nuvve’s stockholders are expected to have 47.7% of the voting power of the combined company, Nuvve will comprise all of the ongoing operations of the combined entity, Nuvve will comprise a majority of the governing body of the combined company, and Nuvve’s senior management will comprise all of the senior management of the combined company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Nuvve issuing shares for the net assets of Newborn, accompanied by a recapitalization. The net assets of Newborn will be stated at historical costs. No goodwill or other intangible assets will be recorded. Operations prior to the Business Combination will be those of Nuvve.

Regulatory Approvals

The Reincorporation Merger, the Acquisition Merger and the other transactions contemplated by the Merger Agreement are not subject to any additional material U.S. federal or state regulatory requirements or approvals, or any material regulatory requirements or approvals under the laws of the Cayman Islands.

Dissenter Rights

Dissenter rights are not available to holders of NBAC Ordinary Shares under the Companies Law or under the governing documents of Newborn in connection with the Proposals.

Interests of Certain Persons in the Business Combination

When you consider the recommendation of Newborn’s board of directors in favor of adoption of the Reincorporation Merger Proposal, the Acquisition Merger Proposal and the other related Proposals, you should keep in mind that Newborn’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a shareholder, including the following:

•        If the proposed Business Combination is not completed February 19, 2021 (or August 19, 2021 if Newborn’s time to complete a business combination is extended as provided in its amended and restated memorandum and articles of association), Newborn will be required to dissolve and liquidate. In such event, 1,437,500 NBAC Ordinary Shares held by the initial shareholders which were acquired prior to the IPO for an aggregate purchase price of $25,000, will be worthless because the initial shareholders and the Sponsor have agreed to waive their rights to any liquidation distributions. Such shares had an aggregate market value of approximately $[•] based on the closing price of NBAC Ordinary Shares of $[•] on Nasdaq as of [•], 2021.

•        If the proposed Business Combination is not completed by February 19, 2021 (or August 19, 2021 if Newborn’s time to complete a business combination is extended as provided in its amended and restated memorandum and articles of association), 272,500 Private Units purchased by the Sponsor for a total purchase price of $2,725,000, will be worthless because the Sponsor has agreed to waive its rights to any liquidation distributions. Such Private Units had an aggregate market value of approximately
$[•] closing price of NBAC Units of $[•] on Nasdaq as of [•], 2021.

•        To extend Newborn’s time to complete a business combination by up to an additional six months as provided in its amended and restated memorandum and articles of association, Newborn’s Sponsor or our directors and officers must deposit $575,000 into the trust account for each three-month extension. If the Business Combination is consummated by the extended deadlines, the amount deposited in the trust account will be repaid. However, if the Business Combination is not consummated by the extended deadline, the amount deposited will not be repaid and will be included in the liquidation distribution to Newborn’s shareholders.

•        If the proposed Business Combination is not completed by February 19, 2021 (or August 19, 2021 if Newborn’s time to complete a business combination is extended as provided in its amended and restated memorandum and articles of association), Wenhui Xiong, a member of our Board of Directors, will be personally liable under certain circumstances described herein to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Newborn for services rendered or contracted for or products sold to Newborn. If Newborn consummates a business combination, on the other hand, PubCo will be liable for all such claims.

•        The Sponsor and Newborn’s officers and directors and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on Newborn’s behalf, such as identifying and investigating possible business targets and business combinations. However, if the proposed Business Combination is not completed by February 19, 2021 (or August 19, 2021 if Newborn’s time to complete a business combination is extended as provided in its amended and restated memorandum and articles of association), they will not have any claim against the trust account for reimbursement. Accordingly, Newborn may not be able to reimburse these expenses if the Business Combination or another business combination is not completed within the allotted time period. As of the record date, the Sponsor and Newborn’s officers and directors and their affiliates had incurred approximately $[•] of unpaid reimbursable expenses.

•        It is currently contemplated that [•] and [•], each of whom is currently a director of Newborn, will continue to be directors of PubCo after the closing of the Business Combination (assuming that the director election proposal is approved as described in this proxy statement/prospectus). As such, in the future, each will receive any cash fees, stock options or stock awards that the PubCo board of directors determines to pay to its non-executive directors.

•        The Merger Agreement provides for the continued indemnification of Newborn’s current directors and officers and the continuation of directors and officers liability insurance covering Newborn’s current directors and officers.

•        Newborn’s officers and directors (or their affiliates) may make loans from time to time to Newborn to fund certain capital requirements. As of the date of this proxy statement/prospectus, no such loans have been made, but loans may be made after the date of this proxy statement/prospectus. If the Business Combination is not consummated, the loans will not be repaid and will be forgiven except to the extent there are funds available to Newborn outside of the trust account.

Because of the existence of these interests, the exercise of Newborn’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate and in our shareholders’ best interest.

Recommendations of Newborn’s Board of Directors to the Newborn’s Shareholders

After careful consideration of the terms and conditions of the Merger Agreement, Newborn’s board of directors has determined that the Business Combination and the transactions contemplated thereby are fair to and in the best interests of Newborn and its shareholders and also concluded that Nuvve’s fair market value was at least 80% of the balance in Newborn’s trust account (excluding any deferred underwriting discounts and commissions and taxes payable on the income earned on the trust account). In reaching its decision with respect to the Reincorporation Merger and the Acquisition Merger, Newborn’s board of directors reviewed various industry and financial data and the due diligence and evaluation materials provided by Nuvve. Newborn’s board of directors did not obtain a fairness opinion on which to base its assessment. Newborn’s board of directors recommends that Newborn’s shareholders vote:

•        FOR the Reincorporation Merger Proposal;

•        FOR the Charter Proposals;

•        FOR the Acquisition Merger Proposal;

•        FOR the Nasdaq Proposal;

•        FOR each of the director nominees in the Director Election Proposal;

•        FOR the Incentive Plan Proposal; and

•        FOR the Adjournment Proposal.

Risk Factors

In evaluating the Business Combination and the Proposals to be considered and voted on at the Extraordinary General Meeting, you should carefully review and consider the risk factors set forth under “Risk Factors” beginning on page 28 of this proxy statement/prospectus. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on (i) Newborn’s ability to complete the Business Combination and (ii) the business, cash flows, financial condition and results of operations of PubCo following consummation of the Business Combination.

SELECTED FINANCIAL INFORMATION OF NUVVE

The data below as of and for the years ended December 31, 2019 and 2018 has been derived from Nuvve’s audited consolidated financial statements and the data as of September 30, 2020 and for the nine months ended September 30, 2020 and September 30, 2019 has been derived from Nuvve’s unaudited condensed consolidated financial statements, which are included in this proxy statement/prospectus. Nuvve’s management has prepared the unaudited interim financial statements on the same basis as the audited financial statements and have included, in their opinion, all adjustments, consisting only of normal recurring adjustments that management considers necessary for a fair statement of the financial information set forth in those statements. Nuvve’s historical results are not necessarily indicative of the results that may be expected for any other period in the future and its interim results for the nine months ended September 30, 2020 are not necessarily indicative of results to be expected for the full year ending December 31, 2020, or any other period.

The information is only a summary and should be read in conjunction with Nuvve’s audited combined and consolidated financial statements and related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Nuvve” contained elsewhere in this proxy statement/prospectus.

Consolidated Statements of Operations Data

	Nine Months Ended September 30,		Year Ended December 31,
	2020	2019	2019	2018
Revenue
Products and services	$901,395	$823,588	$1,035,244	$313,029
Grants	1,847,988	1,136,838	1,543,135	1,089,558
Total revenue	2,749,383	1,960,426	2,578,379	1,402,587

Operating expenses
Cost of products and services revenue	65,329	443,576	544,229	85,000
Selling, general and administrative expenses	3,083,892	3,284,013	5,064,737	5,560,018
Research and development expense	1,977,781	2,505,331	3,131,482	3,624,458
Total operating expenses	5,127,002	6,232,920	8,740,448	9,269,476

Operating loss	(2,377,619)	(4,272,494)	(6,162,069)	(7,866,889)

Other income (expense)
Interest income	—	8,389	8,390	45,615
Interest expense	(55,787)	(6,042)	(8,186)	—
Equity in net loss of investment	—	(629,748)	(671,731)	—
Other income with related party	—	3,200,700	3,891,313	—
Change in fair value of conversion option on convertible notes	19,000	—	—	—
Other, net	81,246	(81,239)	(80,201)	(13,101)
Total other income (expense)	44,459	2,492,060	3,139,585	32,514
Net loss	$(2,333,160)	$(1,780,434)	$(3,022,484)	$(7,834,375)
Net loss per share attributable to common stockholders, basic and diluted	$(0.10)	$(0.07)	$(0.12)	$(0.32)
Weighted average shares used in computing net loss per share attributable to common stockholders, basic and diluted	24,542,314	24,542,314	24,542,314	24,542,314

Consolidated Balance Sheet Data

	September 30, 2020	December 31,
		2019	2018
Balance Sheet Data
Total assets	$3,882,245	$4,242,262	$5,673,331
Total liabilities	$4,525,473	$2,572,285	$1,336,617
Total stockholders’ equity (deficit)	$(643,228)	$1,669,977	$4,336,714

SELECTED HISTORICAL FINANCIAL INFORMATION OF NEWBORN

The following table sets forth selected historical financial information derived from Newborn’s audited financial statements for the period from April 12, 2019 (inception) through December 31, 2019, which is included elsewhere in this proxy statement/prospectus. Such financial information should be read in conjunction with the audited financial statements and related notes included elsewhere in this proxy statement/prospectus. The data for the nine months ended September 30, 2020 has been derived from Newborn’s unaudited condensed financial statements, which is included elsewhere in this proxy statement/prospectus.

The historical results of Newborn included below and elsewhere in this proxy statement/prospectus are not necessarily indicative of the future performance of Newborn. You should read the following selected financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Newborn” and the financial statements and the related notes appearing elsewhere in this proxy statement/prospectus.

	Nine Months Ended September 30, 2020	For the Period April 12, 2019 (Inception) through December 31, 2019
	(in thousands, except share and per-share data)
Income Statement Data:
General and administrative expenses	$1,177	$5
Interest income on cash and marketable securities held in the trust account	$394	$—
Less: Income attributable to ordinary shares subject to redemption	(352)	$—
Net loss attributable to ordinary shareholders	$(1,135)	$(5)
Basic and diluted net loss per share	$(0.52)	$—
Weighted average shares outstanding, basic and diluted	2,164,163	1,437,500
	September 30, 2020	December 31, 2019
Balance Sheet Data:
Total assets	$58,243	$330
Total liabilities	$1,488	$309
Ordinary shares subject to possible redemption	$51,755	$—
Total stockholders’ equity	$5,000	$21

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following selected unaudited pro forma condensed combined financial information is derived from the unaudited pro forma condensed combined balance sheet and statements of operations.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 combines the unaudited condensed historical balance sheet of Newborn as of September 30, 2020 with the unaudited historical condensed consolidated balance sheet of Nuvve as of September 30, 2020, giving effect to the Business Combination and the PIPE Investment, as if they had been consummated as of that date.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and for the year ended December 31, 2019 combines the unaudited condensed historical statement of operations of Newborn for the nine months ended September 30, 2020 and the audited historical statement of operations of Newborn for the period from April 12, 2019 (inception) through December 31, 2019 with the unaudited historical condensed consolidated statement of operations of Nuvve for the nine months ended September 30, 2020 and the audited historical consolidated statement of operations of Nuvve for the year ended December 31, 2019, giving effect to the Business Combination and the PIPE Investment, as if they had occurred as of January 1, 2019.

Notwithstanding the legal form of the Business Combination, the Business Combination will be accounted for as a reverse recapitalization in accordance with US GAAP. Under this method of accounting, Newborn will be treated as the acquired company and Nuvve will be treated as the acquiror for financial statement reporting purposes.

The historical financial information has been adjusted to give pro forma effect to events that relate to material financing transactions consummated after September 30, 2020 and pro forma adjustments that are directly attributable to the Business Combination and the PIPE Investment, are factually supportable and, with respect to the unaudited pro forma condensed combined statement of operations, are expected to have a continuing impact on the results of the combined company.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. Newborn and Nuvve have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information has been prepared assuming two redemption scenarios as follows:

•        Assuming No Redemptions:    This scenario assumes that no Newborn ordinary shares are redeemed; and

•        Assuming Full Redemption:    This scenario assumes that 5,140,269 Newborn ordinary shares, the maximum redemption of the outstanding Newborn ordinary shares, are redeemed, resulting in an aggregate payment of $51.8 million out of the trust account.

The pro forma outstanding shares of PubCo Common Stock immediately after the Business Combination under each of the two redemption scenarios is as follows:

	Pro Forma Combined (Assuming No Redemptions Scenario)%		Pro Forma Combined (Assuming Full Redemptions Scenario)%
Newborn ordinary share stockholders	2,319,731	12.5%	2,319,731	17.3%
Newborn shares subject to redemption	5,140,269	27.7%	—	0.0%
Newborn rights shares	602,250	3.2%	602,250	4.5%
Success fee for investment advisors	203,316	1.1%	203,316	1.5%
Bridge loan shares	533,333	2.9%	533,333	4.0%
Former Nuvve stockholders	8,319,495	44.9%	8,319,495	62.1%
PIPE Financing	1,425,000	7.7%	1,425,000	10.6%
Total	18,543,394	100.0%	13,403,125	100.0%

The historical financial information of Newborn was derived from the unaudited condensed financial statements of Newborn as of and for the nine months ended September 30, 2020 and the audited condensed financial statements of Newborn as of December 31, 2019 and for the period from April 12, 2019 (inception) through December 31, 2019, which are included elsewhere in this proxy statement/prospectus. The historical financial information of Nuvve was derived from the unaudited condensed consolidated financial statements of Nuvve for the nine months ended September 30, 2020 and the audited consolidated financial statements of Nuvve for the year ended December 31, 2019, included elsewhere in this proxy statement/prospectus.

The information is only a summary and should be read together with Newborn’s and Nuvve’s audited and unaudited financial statements and related notes, “Unaudited Pro Forma Condensed Combined Financial Information,” “Nuvve’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Newborn’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement/prospectus.

Newborn is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination and the related transactions. The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience.

The Business Combination has not been consummated as of the date of the preparation of these pro forma financial statements and there can be no assurances that the merger will be consummated. See “Risk Factors” for additional discussion of risk factors associated with the pro forma financial statements.

	Pro Forma
	Nine Months Ended September 30, 2020		Year Ended December 31, 2019
	Scenario 1 (Assuming No Redemptions)	Scenario 2 (Assuming Full Redemptions)	Scenario 1 (Assuming No Redemptions)	Scenario 2 (Assuming Full Redemptions)
Combined Statement of Operations Data
Total revenues	$2,749,383	$2,749,383	$2,578,379	$2,578,379
Cost of revenues	$65,329	$65,329	$544,229	$544,229
Research and development	$1,977,781	$1,977,781	$3,131,482	$3,131,482
Selling, general and administrative	$4,260,991	$4,260,991	$5,069,315	$5,069,315
Operating loss	$(3,554,718)	$(3,554,718)	$(6,166,647)	$(6,166,647)
Interest income	$—	$—	$8,390	$8,390
Equity in net loss of investment	$—	$—	$(671,731)	$(671,731)
Other income with related party	$—	$—	$3,891,313	$3,891,313
Other income (expense), net	$81,246	$81,246	$(80,201)	$(80,201)
Net loss	$(3,473,472)	$(3,473,472)	$(3,018,876)	$(3,018,876)
	Pro Forma As of September 30, 2020
	Scenario 1 (Assuming No Redemptions)	Scenario 2 (Assuming Full Redemptions)
Combined Balance Sheet Data:
Total assets	$70,262,428	$18,507,116
Total long term debt, net of current portion	$482,100	$482,100
Total liabilities	$3,273,559	$3,273,559
Total stockholders’ equity	$66,988,869	$15,233,557

COMPARATIVE PER SHARE INFORMATION

The following table sets forth the per share data of Newborn on a stand-alone basis for the nine months ended September 30, 2020 and for the period from April 12, 2019 (inception) through December 31, 2019, of Nuvve on a stand-alone basis for the nine months ended September 30, 2020 and for the year ended December 31, 2019, and on a pro forma combined basis for the nine months ended September 30, 2020 and the year ended December 31, 2019 after giving effect to the Business Combination and the PIPE Investment. The unaudited pro forma combined per share data has been prepared using two different assumptions regarding the number of public shares as to which the Newborn public stockholders exercise their redemption rights: (i) assuming no redemption of NBAC Ordinary Shares and (2) assuming full redemption of NBAC Ordinary Shares.

The historical financial information has been adjusted to give pro forma effect to events that relate to material financing transactions consummated after September 30, 2020 and pro forma adjustments that are directly attributable to the Business Combination and the PIPE Investment, are factually supportable and, with respect to the unaudited pro forma condensed combined statement of operations, are expected to have a continuing impact on the results of the combined company. The pro forma book value information as of September 30, 2020 was computed as if the Business Combination and the PIPE Investment had been completed on September 30, 2020. The pro forma earnings information for the nine months ended September 30, 2020 and for the year ended December 31, 2019 were computed as if the Business Combination and the PIPE Investment had been completed on January 1, 2019.

The unaudited pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement/prospectus. The information is only a summary and should be read together with Newborn’s and Nuvve’s audited and unaudited financial statements and related notes, “Unaudited Pro Forma Condensed Combined Financial Information,” “Nuvve’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Newborn’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement/prospectus.

The unaudited pro forma combined per share data is presented for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma combined per share data as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience.

	Nine Months Ended September 30, 2020
	Newborn	Nuvve	Pro Forma Combined (No Redemptions)(1)	Pro Forma Combined (Full Redemptions)(1)
Net loss attributable to common stockholders	$(1,135,286)	$(2,333,160)	$(3,473,472)	$(3,473,472)
Net loss excluding interest income from Trust Account(2)	$(1,177,099)	$(2,333,160)	$(3,473,472)	$(3,473,472)
Stockholders’ equity (deficit)(3)	$5,000,001	$(643,228)	$66,988,869	$15,233,557
Shares subject to redemption	5,140,269
Ending shares	2,319,731	24,542,314	17,951,828	12,811,559
Weighted average common shares outstanding	2,164,613	24,542,314	18,388,276	13,248,007
Ending shares (including shares subject to redemption)	7,460,000
Book value per share(4)	$0.67	$(0.03)	$3.73	$1.19
Basic net loss per common share(5)	$(0.52)	$(0.10)	$(0.19)	$(0.26)
Diluted net loss per common share(5)	$(0.52)	$(0.10)	$(0.19)	$(0.26)
Cash dividends per share	$—	$—	$—	$—
Pro forma PubCo equivalent per share data(6)
Book value (deficit) per share			$0.78	$0.25
Basic net loss per common share			$(0.04)	$(0.05)
Diluted net loss per common share			$(0.04)	$(0.05)
Cash dividends per share			$—	$—

	Year Ended December 31, 2019
	Newborn	Nuvve	Pro Forma Combined (No Redemptions)(2)	Pro Forma Combined (Full Redemptions)(2)
Net loss attributable to common stockholders	$(4,578)	$(3,022,484)	$(3,018,876)	$(3,018,876)
Net loss excluding interest income from Trust Account(2)	$(4,578)	$(3,022,484)	$(3,018,876)	$(3,018,876)
Shares subject to redemption	5,140,269
Ending shares	1,437,500	24,542,314
Weighted average common shares outstanding	1,250,000	24,542,314	17,473,663	12,333,394
Ending shares (including shares subject to redemption)	6,577,769
Basic net loss per common share(5)	$(0.00)	$(0.12)	$(0.17)	$(0.24)
Diluted net loss per common share(5)	$(0.00)	$(0.12)	$(0.17)	$(0.24)
Cash dividends per share	$—	$—	$—	$—
Pro forma PubCo equivalent per share data(6)
Basic net loss per common share			$(0.04)	$(0.05)
Diluted net loss per common share			$(0.04)	$(0.05)
Cash dividends per share			$—	$—

____________

(1)      Refer to Unaudited Pro Forma Condensed Combined Financial Statements beginning on page 144.

(2)      Net loss for Newborn excludes the portion of interest income attributable to Newborn’s trust account. (Refer to page F-47 for details).

(3)      Newborn’s shareholder’s equity includes capital amount subject to possible redemption.

(4)      Calculated based on total shareholder’s equity including shares subject to possible redemption.

(5)      Calculated based on weighted-average shares outstanding, excluding shares subject to possible redemption.

(6)      The pro forma PubCo equivalent per share data is calculated by multiplying the pro forma combined data amounts by the exchange ratio of 0.2081 for each share of Nuvve common stock.

SECURITIES AND DIVIDENDS

The NBAC Units, NBAC Ordinary Shares, NBAC Warrants and NBAC Rights are each quoted on the Nasdaq, under the symbols “NBACU,” “NBAC,” “NBACW,” and “NBACR,” respectively. Each NBAC Unit consists of one NBAC Ordinary Share, one NBAC Warrant entitling its holder to purchase one-half of one ordinary share at a price of $11.50 per whole share, and one NBAC Right to receive one-tenth (1/10) of one ordinary share upon the consummation of the Business Combination. The NBAC Units commenced trading on Nasdaq on February 14, 2020 and the NBAC Ordinary Shares, NBAC Warrants and NBAC Rights commenced separate trading on Nasdaq on April 30, 2020. Nuvve’s securities are not currently publicly traded. We are applying to list the PubCo Common Stock and PubCo Warrants on Nasdaq in connection with the Business Combination.

Newborn has not paid any cash dividends on the NBAC Ordinary Shares to date and does not intend to pay cash dividends prior to the completion of a business combination. After the Business Combination, the payment of cash dividends will be dependent upon PubCo’s revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends subsequent to the Business Combination will be within the discretion of PubCo’s board of directors. It is the present intention of PubCo’s board of directors to retain all earnings, if any, for use in its business operations and, accordingly, PubCo’s board does not anticipate declaring any dividends in the foreseeable future.

As of [•], the record date, there were [•] holders of record of NBAC Units, [•] holders of record of NBAC Ordinary Shares, [•] holders of record of NBAC Rights, and [•] holders of record of NBAC Warrants. As of [•], the record date, there were [•] holders of record of Nuvve Common Stock and [•] holders of Nuvve’s preferred stock.

RISK FACTORS

Shareholders should carefully consider the following risk factors, together with all of the other information included in this proxy statement/prospectus before they decide whether to vote or instruct their vote to be cast to approve the Proposals described in this proxy statement/prospectus. These risks could have a material adverse effect on the business, financial conditioning and results of operations of PubCo, and could adversely affect the trading price of PubCo’s securities following the business combination.

Risks Related to Nuvve’s Business

Nuvve is an early stage company with a history of net losses, and it expects losses to continue in the future. If it does not achieve and sustain profitability, its financial condition could suffer.

As a relatively new business, Nuvve has not yet demonstrated a sustained ability to generate sufficient revenue from the sales of its technology and services or conduct sales and marketing activities necessary for successful commercialization of its platform. Consequently, any assessment you make about Nuvve’s current business or future success or viability may not be as accurate as they could be if Nuvve had a longer operating history and had been able to reduce some of the uncertainties set forth elsewhere in this proxy statement/prospectus. Further, Nuvve’s limited financial track record, without sufficient revenue yet from Nuvve’s expected future principal business, may be of limited reference value for your assessment of Nuvve’s business. For example, although to date a substantial portion of Nuvve’s revenues have been derived from grant-funded projects, Nuvve expects to rely primarily on revenue from commercial projects in the future.

Nuvve has not yet achieved profitability and has experienced substantial net losses, and it expects to continue to incur substantial losses for the foreseeable future. Nuvve incurred net losses of approximately $2.4 million for the nine months ended September 30, 2020 and approximately $3.0 million and $7.8 million for the years ended December 31, 2019 and 2018, respectively. As of September 30, 2020, Nuvve had net negative working capital of approximately $2.6 million and an accumulated deficit of approximately $18.0 million. Further, Nuvve expects to incur significant costs in the future, in particular research and development and commercialization costs related to its GIVe platform. As Nuvve operates in the highly competitive EV charging equipment and service market based in part on the quality of technology, Nuvve is under pressure to incur research and development and other expenses with a potential negative impact on Nuvve’s short-term profitability. Historically, Nuvve has been able to raise funds primarily through issuances of equity and convertible notes to support its business operations, although there can be no assurance Nuvve will be successful in raising funds in the future, on satisfactory terms or at all.

If Nuvve’s revenue grows slower than it anticipates, or if Nuvve’s operating expenses are higher than it expects, Nuvve may not be able to achieve profitability and its financial condition could suffer. Nuvve can give no assurance that it will ever achieve profitable operations. Nuvve’s technology products and services may fail to realize their sales potential as expected due to competition, insufficient market demand, product defects, or any other reason. Therefore, even after Nuvve starts to generate revenue from the sales of its technology products and services in the future, Nuvve may still not be profitable for an extended period of time or may not become profitable as expected, or at all. Even if Nuvve achieves profitability in the future, it may not be able to sustain profitability in subsequent periods. Whether Nuvve can achieve cash flow levels sufficient to support its operations cannot be accurately predicted. Unless such cash flow levels are achieved, Nuvve may need to borrow additional funds or sell its debt or equity securities, or some combination of both, to provide funding for its operations. Such additional funding may not be available on commercially reasonable terms, or at all.

Nuvve expects to invest in growth for the foreseeable future. If Nuvve fails to manage growth effectively, its business, operating results and financial condition could be adversely affected.

The growth and expansion of Nuvve’s business will place a significant strain on management, operations, financial infrastructure and corporate culture. Nuvve expects its future expansion to include research and development efforts and broader deployment of its platform; hiring and training new personnel; establishing or expanding design, production, sales and service facilities; expanding into additional international markets; and implementing and enhancing administrative infrastructure, systems and processes.

Nuvve may need to expend significant time and expense on research and development and on training any newly hired employees. Research and development is inherently uncertain, and Nuvve’s efforts may not lead to commercially viable products and services in the short-term or at all. Accordingly, Nuvve may receive no return on its research and development investment. Competition for individuals with experience in relevant technology areas is intense, and Nuvve may not be able to attract, integrate, train, motivate or retain additional highly qualified personnel. In addition, Nuvve’s information technology systems and its internal control over financial reporting and procedures may not be adequate to support its future operations. To manage growth in operations and personnel, Nuvve will need to continue to improve its operational, financial and management controls and reporting systems and procedures.

Failure to manage growth effectively could result in difficulty or delays in attracting new customers, declines in quality or customer satisfaction, increases in costs, difficulties in introducing new products and services or enhancing existing products and services, loss of customers, information security vulnerabilities or other operational difficulties, any of which could adversely affect its business performance and operating results.

Nuvve relies on charging station manufacturing and other partners, and a loss of any such partner or interruption in the partner’s production could have a material adverse effect on Nuvve’s business.

If Nuvve experiences a significant increase in demand for its charging stations and services, or if it needs to replace an existing supplier, it may not be possible to supplement or replace them on acceptable terms, which may undermine its ability to deliver products to customers in a timely manner. For example, it may take a significant amount of time to identify a manufacturer that has the capability and resources to build charging stations in sufficient volume. Identifying suitable suppliers and manufacturers could be an extensive process that requires Nuvve to become satisfied with their quality control, technical capabilities, responsiveness and service, financial stability, regulatory compliance, and labor and other ethical practices. Accordingly, a loss of any significant suppliers or manufacturers, or an interruption in their production, could have an adverse effect on Nuvve’s business, financial condition and operating results.

Moreover, the bi-directional EV charging station market as a whole is relatively new and charging station manufacturers are even more limited and requirements are evolving. Though Nuvve works with multiple vendors, it is likely that at the time a new product is launched and new requirements are rolled out, Nuvve may rely on a single vendor. Certifications might also be delayed, as tests are not always available at the time of commercial launch. Certain of these requirements might at times apply to technology inside the vehicles, in which case such risks could also be pushed on the vehicle OEM’s. To the extent Nuvve relies on a single supplier, the risks to Nuvve would be intensified.

Nuvve currently faces competition from a number of companies, and expects to face significant competition in the future as the market for EV charging develops.

The EV charging market as a whole is relatively new and competition is still developing. Nuvve primarily competes with less advanced charge point operator EV charge management platforms providing fleet charging services without bi-directional capabilities, such as ChargePoint, Mobility House, EnelX, Shell-NewMotion, Blink and Ovo Energy. There are also additional entrants into the connected EV charging station equipment market, such as General Electric, SemaCharge, EVConnect, Fermata and Greenlots. Nuvve expects this market to become increasingly competitive as new entrants enter the growing market. Nuvve’s products and services compete on the basis of product capability (such as V2G capability), performance and features, total cost of ownership, sales capabilities, financial stability, brand recognition, product reliability and size of installed base.

Nuvve’s V2G platform, and the revenue it generates, allows Nuvve to provide its customers with a lower total cost of electric vehicle ownership through benefits such as reduced charger costs, low or free energy costs to drive, fleet management tools, and yearly maintenance. Because its competitors’ platforms are less advanced in providing V2G services, Nuvve believes it faces limited direct competition. However, Nuvve’s competitors are developing sales relationships with the same fleet managers, and especially new electric fleet managers, as Nuvve. Despite Nuvve’s belief in its technological and price advantages, fleet managers are often less familiar with EVs and the variety of charging solutions available now and in the future, and as a result decisions by fleet managers may be delayed or they may choose the services of one of Nuvve’s competitors even in cases where Nuvve’s offering is superior.

In addition, large early stage markets, such as Europe, require early engagement across verticals and customers to gain market share, and ongoing effort to scale channels, installers, teams and processes. While Nuvve has established a business venture with Électricité de France (“EDF”), the business venture will require investment of time and funds in order to support the growth within the European countries it is targeting. The business venture may not be successful in penetrating this market, as a result of a failure by Nuvve’s partner to prioritize the project or as a result of competition by other competitors in the European market. In such event, Nuvve may not receive a return of its investment, which could have an adverse effect on its financial condition.

Further, Nuvve’s current or potential competitors may have, or be acquired by third parties who have, greater available resources than Nuvve does. As a result, competitors may be able to respond more quickly and effectively than Nuvve to new or changing opportunities, technologies, standards or customer requirements and may have the ability to initiate or withstand substantial price competition. In addition, competitors may in the future establish cooperative relationships with vendors of complementary products, technologies or services to increase the availability of their solutions in the marketplace. This competition may also materialize in the form of costly intellectual property disputes or litigation.

New competitors or alliances may emerge in the future that have greater market share, more widely adopted proprietary technologies, greater marketing expertise and greater financial resources, which could put Nuvve at a competitive disadvantage. Future competitors could also be better positioned to serve certain segments of Nuvve’s current or future target markets, which could create price pressure. In light of these factors, even if Nuvve offerings are more effective and higher quality than those of its competitors, current or potential customers may accept competitive solutions. If Nuvve fails to adapt to changing market conditions or continue to compete successfully with current charging providers or new competitors, its growth will be limited which would adversely affect its business and results of operations.

Nuvve has global operations and faces risks related to pandemics and health crises that could negatively impact its financial condition.

Nuvve’s business, the businesses of its customers and the businesses of its charging equipment suppliers could be materially and adversely affected by the risks, or the public perception of the risks, related to a pandemic or other health crisis, such as the recent outbreak of the novel coronavirus COVID-19. A significant outbreak of contagious diseases in the human population could result in a widespread health crisis that could adversely affect the economies and financial markets of many countries, resulting in an economic downturn that could affect demand for Nuvve’s EV supply equipment and related networked services and likely impact its operating results. For example, the impact of COVID-19, including changes in consumer and business behavior, pandemic fears and market downturns, and restrictions on business and individual activities, has created significant volatility in the global economy and led to reduced economic activity. Difficult macroeconomic conditions as a result of the COVID-19 pandemic, such as decreases in per capita income and level of disposable income, increased and prolonged unemployment or a decline in consumer confidence, as well as reduced spending by businesses, could each have a material adverse effect on the demand for EVs, charging stations and related networked services, even after the COVID-19 pandemic has subsided.

Any significant outbreak in the United States, Europe or Japan, where Nuvve and its customers conduct business operations, or in China, where component suppliers of Nuvve’s charging station partners source assembly parts, also could result in the complete or partial closure of its charging station partners’ or their suppliers’ manufacturing facilities, the interruption of distribution systems, temporary or long-term disruption in supply chains from Asia and other international suppliers, disruptions or restrictions on its employees to work or travel, delays in the delivery of its charging stations to customers, reduced demand for EV charging stations, and reduced use of existing EV charging stations, as a result of travel restrictions imposed on the general public and reduced sales of EVs associated with a general economic downturn, and potential claims of exposure to diseases through contact with Nuvve’s charging stations. The spread of COVID-19, for example, has created a disruption in the manufacturing, delivery and overall supply chain of charging station manufacturers.

If the impact of an outbreak continues for an extended period of time, it could materially adversely impact the charging station supply chain, general access to capital and the growth of Nuvve’s revenues. The extent to which the COVID-19 pandemic impacts Nuvve’s business, prospects and results of operations and the business of its charging station partners will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and spread of the pandemic, its severity, the actions to contain the virus or treat its impact, and when and to what extent normal economic and operating activities can resume.

Nuvve’s future revenue growth will depend in significant part on its ability to increase sales of its products and services, especially to fleet operators.

Nuvve’s future revenue growth will depend in significant part on its ability to increase sales of its products and services, especially to fleet operators. The electrification of fleets is an emerging market, and fleet operators may not adopt EVs on a widespread basis and on the timelines Nuvve anticipates. In addition to the factors affecting the growth of the EV market generally, transitioning to an EV fleet can be costly and capital intensive, which could result in slower than anticipated adoption. The sales cycle could also be longer for sales to fleet operators, as they are often larger organizations, with more formal procurement processes than smaller commercial site hosts for example. Fleet operators may also require significant additional services and support, and if Nuvve is unable to provide such services and support, it may adversely affect its ability to attract additional fleet operators as customers. Any failure to attract and retain fleet operators as customers in the future would adversely affect Nuvve’s future business and results of operations.

Nuvve participates in the energy markets, and pricing volatility in those markets could have a material adverse effect on its financial condition and results of operations.

Some of the grid services provided by Nuvve through its GIVe platform involve Nuvve bidding in the energy markets. These markets might exhibit significant pricing volatility depending on the type and number of participating resources. The market volatility could impact Nuvve’s ability to generate targeted revenue. New competitors in these markets could also create significant transformation of the market short and long term.

If Nuvve is unable to provide planned services to the energy markets or generate the anticipated revenue from the provision of its services, it would have a material adverse effect on Nuvve’s financial condition and results of operations.

The occurrence of delays in obtaining interconnection approval, or the imposition of interconnection limits or circuit-level caps by regulators, may significantly reduce our ability to provide grid services.

While Nuvve is able to access the grid services market in multiple locations, it is essential that Nuvve expands the number of services it is able to perform and the locations in which it performs them. The ability to interconnect and provide these services to the grid is very often regulated and requires approvals from the local utilities and in some instances, the local public utility commissions or similar regulatory bodies. Working with utilities and local regulators might create delays in the ability to roll out these services, which could delay or prevent Nuvve from recouping its investment in these services.

In addition, interconnection rules establish the circumstances in which Nuvve’s GIVe platform will be connected to the electricity grid. Interconnection limits or circuit-level caps imposed by regulators may curb our growth in key markets. Utilities throughout the country have different rules and regulations regarding interconnection and some utilities cap or limit the amount of energy from various sources that can be interconnected to the grid.

Interconnection regulations are based on determinations from utilities regarding the amount of energy from various sources that can be connected to the grid without causing grid reliability issues or requiring significant grid upgrades. Interconnection limits could slow our future installations, harming our growth rate. For example, the California and Hawaii Public Utilities Commissions recently required the activation of some advanced inverter functionality to head off presumed grid reliability issues, which may require more expensive equipment and more oversight of the physical connection to the electrical grid over time. As a result, these regulations may hamper our ability to sell our offerings in certain markets and increase our costs, adversely affecting our business, operating results, financial condition and prospects.

Pursuant to the agreement under which Nuvve acquired certain of its key patents, Nuvve may be required to make significant payments to one of its stockholders, which may reduce its cash flow and profits, and is subject to other risks.

Nuvve is party to an IP acquisition agreement with the University of Delaware, pursuant to which it acquired certain of the key patents underlying its V2G technology. The university beneficially owns approximately 18% of Nuvve’s capital stock prior to the Business Combination and is expected to beneficially own approximately 9% of the

PubCo Common Stock immediately after the Business Combination. Under this agreement, upon achieving certain substantial commercialization milestones, Nuvve may be required to make up to $7,500,000 in royalty payments to the University of Delaware. Nuvve also is required to pay the University of Delaware a minimum of $400,000 per year under a research agreement. These payments will reduce Nuvve’s cash flow and profits. Furthermore, in the event of a material breach of certain limited provisions of the IP acquisition agreement (which do not include the milestone payment provisions) that is not cured with 45 days after notice from the university, Nuvve may be required to assign the patents back to the university. In addition, in the event the University of Delaware notifies Nuvve of a third party’s interest in a region in which the patents are valid, and Nuvve does not within 60 days inform the university that either it intends to address the region pursuant to a commercially reasonable development plan or it intends to enter into a license agreement with an identified third party, Nuvve will be deemed to have granted to the University of Delaware an exclusive sublicensable license to the patents in the unaddressed region. In such event, Nuvve may be unable to realize all of the benefits of the development of the V2G technology. See “Certain Transactions.”

Nuvve operates internationally, and expects to continue to expand its international operations, which will expose Nuvve to additional tax, compliance, market and other risks.

Nuvve operates in the United States, Europe and Japan and maintains contractual relationships with parts and manufacturing suppliers in around the world. Nuvve continues to invest in expanding its presence in Europe directly and through Dreev S.A.S. (“Dreev”), a business venture with EDF. Managing this expansion requires additional resources and controls, and its international operations subject Nuvve to additional risks, including:

•        conformity with applicable business customs, including translation into foreign languages and associated expenses;

•        lack of availability of government incentives and subsidies;

•        challenges in arranging, and availability of, financing for customers;

•        potential changes to its established business model;

•        difficulties in staffing and managing foreign operations in an environment of diverse culture, laws, and customers, and the increased travel, infrastructure, and legal and compliance costs associated with international operations;

•        installation and interconnection challenges;

•        differing transportation modalities in other markets;

•        different levels of demand among commercial and fleet customers;

•        compliance with multiple, potentially conflicting and changing governmental laws, regulations, certifications, and permitting processes including environmental, banking, employment, tax, information security, privacy, and data protection laws and regulations such as the EU General Data Protection Regulation, national legislation implementing the same and changing requirements for legally transferring data out of the European Economic Area;

•        compliance with U.S. and foreign anti-bribery laws including the Foreign Corrupt Practices Act and the United Kingdom Anti-Bribery Act;

•        conforming products and services to various international regulatory and safety requirements as well as charging and other electric infrastructures;

•        difficulties in establishing, staffing and managing foreign operations;

•        difficulties in collecting payments in foreign currencies and associated foreign currency exposure;

•        restrictions on repatriation of earnings;

•        compliance with potentially conflicting and changing laws of taxing jurisdictions and compliance with applicable U.S. tax laws as they relate to international operations, the complexity and adverse consequences of such tax laws, and potentially adverse tax consequences due to changes in such tax laws; and

•        regional economic and political conditions.

As a result of these risks, Nuvve’s current expansion efforts and any potential future international expansion efforts may not be successful. Furthermore, as part of the formation of Dreev, the business venture with EDF, Nuvve agreed to assign to Dreev its rights to certain key patents and copyrights in France, the United Kingdom, Belgium, Italy and Germany. Nuvve presently holds a 13% interest in Dreev. The parties have certain put and call option rights under the agreements for the business venture, including a call option for each party upon a change in control of the other party. Nuvve believes the business venture will accelerate its access to these European markets, and that EDF’s participation provides technology validation, brand recognition and financial resources. However, if EDF exercises its rights to acquire Nuvve’s interest in Dreev, it may make it difficult for Nuvve to penetrate these European markets on its own. While Nuvve anticipates that it will maintain or increase its stake in the business venture, there can be no assurance that it will be able to do so.

If Nuvve is unable to attract and retain key employees and hire qualified management, technical and vehicle engineering personnel, its ability to compete could be harmed.

Nuvve’s success depends, in part, on its ability to retain its key personnel. Nuvve is highly dependent on Gregory Poilasne, its chief executive officer, and Ted Smith, its Chief Operating Officer, and the other principal members of its management and engineering teams. Although Nuvve has formal employment agreements with select executive officers, these agreements do not prevent Nuvve’s executives from terminating their employment with Nuvve at any time. Nuvve does not maintain “key person” insurance for any of its executives or other employees. The unexpected loss of or failure to retain one or more of its key employees could adversely affect its business. Nuvve’s success also depends, in part, on its continuing ability to identify, hire, attract, train and develop other highly qualified technical, sales and other personnel.

Competition for these employees can be intense, and Nuvve’s ability to hire, attract and retain them depends on its ability to provide competitive compensation. Nuvve may not be able to attract, assimilate, develop or retain qualified personnel in the future, and its failure to do so could adversely affect its business, including the execution of its global business strategy. In addition, Nuvve relies on consultants and advisors, including engineering advisors, to assist it in achieving its research and development, operations, and commercialization objectives. Any loss of the services of such employees or consultants, or failure by them to perform as expected, may have a material adverse effect on its business, prospects, financial condition and results of operations.

Nuvve’s management has limited experience in operating a public company.

Nuvve’s executive officers have limited experience in the management of a publicly traded company. Its management team may not successfully or effectively manage its transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to the management and growth of its business. Nuvve may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the United States. The development and implementation of the standards and controls necessary for Nuvve to achieve the level of accounting standards required of a public company in the United States may require costs greater than expected. It is possible that Nuvve will be required to expand its employee base and hire additional employees to support its operations as a public company which will increase its operating costs in future periods.

While Nuvve has not made material acquisitions to date, should Nuvve pursue acquisitions in the future, it would be subject to risks associated with acquisitions.

Nuvve may acquire additional assets, products, technologies or businesses that are complementary to its existing business. The process of identifying and consummating acquisitions and the subsequent integration of new assets and businesses into Nuvve’s own business would require attention from management and could result in a diversion of resources from its existing business, which in turn could have an adverse effect on its operations. Acquired assets or businesses may not generate the expected financial results. Acquisitions could also result in the use of cash, potentially dilutive issuances of equity securities, the occurrence of goodwill impairment charges, amortization expenses for other intangible assets and exposure to potential unknown liabilities of the acquired business.

Risks Related to the EV Market

Technology improvements in the internal combustion engine and other technological developments may adversely affect the demand for electric vehicles and thereby limit the demand for V2G technology and services.

Significant developments in alternative technologies, such as advanced diesel, ethanol, or compressed natural gas or improvements in the fuel economy of the internal combustion engine, may materially and adversely affect demand for EVs and EV charging stations and otherwise and materially adversely affect Nuvve’s business and prospects in ways Nuvve does not currently anticipate. Other fuels or sources of energy may emerge as customers’ preferred alternative to Nuvve’s V2G platform. For example, fuel which is abundant and relatively inexpensive in the United States, such as compressed natural gas or hydrogen, may emerge as preferred alternative to petroleum-based propulsion. In addition, the EV fueling model is different than gas or other fuel models, requiring behavior change and education of consumers and others such as regulatory bodies. Any failure by Nuvve to develop new or enhanced V2G technologies and services to react to changes in existing technologies and standards could materially delay the introduction and adoption V2G technology and services, which could result in the loss of competitiveness of Nuvve’s V2G platform, decreased revenue and a loss of market share to competitors. As technologies change, Nuvve plans to integrate, upgrade or adapt its V2G technology and services, and to introduce new services in order to continue increasing the value Nuvve provide to customers.

Increases in costs, disruption of supply or shortage of raw materials, particularly lithium-ion battery cells, could harm the ability of EV manufacturers to produce electric vehicles.

EV manufacturers may experience increases in the cost or a sustained interruption in the supply or shortage of raw materials. Any such increase or supply interruption could materially negatively impact their businesses as well as Nuvve’s business prospects, financial condition and operating results. EV manufacturers use various raw materials including aluminum, steel, carbon fiber, non-ferrous metals (such as copper), and cobalt. The prices for these raw materials fluctuate depending on market conditions and global demand and could adversely affect their businesses and Nuvve’s business prospects and operating results. As such, Nuvve is exposed to multiple risks relating to price fluctuations for lithium-ion cells. These risks include:

•        the inability or unwillingness of current battery manufacturers to build or operate battery cell manufacturing plants to supply the numbers of lithium-ion cells required to support the growth of the EV industry as demand for such cells increases;

•        disruption in the supply of cells due to quality issues or recalls by the battery cell manufacturers; and

•        an increase in the cost of raw materials, such as cobalt, used in lithium-ion cells.

Any disruption in the supply of battery cells could temporarily disrupt production of all EVs. Moreover, battery cell manufacturers may refuse to supply to EV manufacturers if they determine that the vehicles are not sufficiently safe. Substantial increases in the prices for raw materials would increase EV manufacturer’s operating costs and could reduce their margins if the increased costs cannot be recouped through increased electric vehicle prices. This would likely result in the production of less electric vehicles by manufacturers.

Changes to fuel economy standards may negatively impact the EV market and thus the demand for Nuvve’s products and services.

As regulatory initiatives have required an increase in the mileage capabilities of cars, consumption of renewable transportation fuels, such as ethanol and biodiesel, and consumer acceptance of EVs and other alternative vehicles has been increasing. If fuel efficiency of non-electric vehicles continues to rise, whether as the result of regulations or otherwise, and affordability of vehicles using renewable transportation fuels improves, the demand for electric and high energy vehicles could diminish. Regulatory bodies may also adopt rules that substantially favor certain alternatives to petroleum-based propulsion over others, which may not necessarily be EVs. This may impose additional obstacles to the purchase of EVs or the development of a more ubiquitous EV market. Finally, the current litigation between the state of California and the National Highway Transit Safety Administration could impact California’s ability to set fuel economy standards that encourage the adoption of EVs, and are followed by many other states. If any of the above cause or contribute to consumers or businesses to no longer purchase EVs or purchase them at a lower rate, it would materially and adversely affect Nuvve’s business, operating results, financial condition and prospects.

Nuvve’s future growth and success is highly correlated with and thus dependent upon the continuing rapid adoption of EVs for passenger and fleet applications.

Nuvve’s future growth is highly dependent upon the adoption of EVs by businesses, governments, municipalities, school districts and consumers. The market for EVs is still rapidly evolving, characterized by rapidly changing technologies, competitive pricing and competitive factors, evolving government regulation and industry standards and changing consumer demands and behaviors, changing levels of concern related to environmental issues and governmental initiatives related to climate change and the environment generally. Although demand for EVs has grown in recent years, there is no guarantee of continuing future demand. If the market for EVs develops more slowly than expected, or if demand for EVs decreases, Nuvve’s business, prospects, financial condition and operating results would be harmed. The market for EVs could be affected by numerous factors, such as:

•        perceptions about EV features, quality, safety, performance and cost;

•        perceptions about the limited range over which EVs may be driven on a single battery charge;

•        competition, including from other types of alternative fuel vehicles, plug-in hybrid electric vehicles and high fuel-economy internal combustion engine vehicles;

•        volatility in the cost of oil and gasoline;

•        concerns regarding the stability of the electrical grid;

•        the decline of an EV battery’s ability to hold a charge over time;

•        availability of service for EVs;

•        consumers’ perception about the convenience and cost of charging EVs;

•        increases in fuel efficiency;

•        government regulations and economic incentives, including adverse changes in, or expiration of, favorable tax incentives related to EVs, EV charging stations or decarbonization generally;

•        relaxation of government mandates or quotas regarding the sale of EVs; and

•        concerns about the future viability of EV manufacturers.

In addition, sales of vehicles in the automotive industry can be cyclical, which may affect growth in acceptance of EVs. It is uncertain how macroeconomic factors will impact demand for EVs, particularly since they can be more expensive than traditional gasoline-powered vehicles, when the automotive industry globally has been experiencing a recent decline in sales. Furthermore, because fleet operators often make large purchases of EVs, this cyclicality and volatility in the automotive industry may be more pronounced with commercial purchasers, and any significant decline in demand from these customers could reduce demand for EV charging and Nuvve’s products and services in particular.

Demand for EVs may also be affected by factors directly impacting automobile prices or the cost of purchasing and operating automobiles, such as sales and financing incentives, prices of raw materials and parts and components, cost of fuel and governmental regulations, including tariffs, import regulation and other taxes. Volatility in demand may lead to lower vehicle unit sales, which may result in reduced demand for EV charging solutions and therefore adversely affect Nuvve’s business, financial condition and operating results.

The EV market currently benefits from the availability of rebates, tax credits and other financial incentives from governments, utilities and others to offset the purchase or operating cost of EVs and EV charging stations. The reduction, modification, or elimination of such benefits could cause reduced demand for EVs and EV charging stations, which would adversely affect Nuvve’s financial results.

The U.S. federal government, foreign governments and some state and local governments provide incentives to end users and purchasers of EVs and EV charging stations in the form of rebates, tax credits, and other financial incentives, such as payments for regulatory credits. The EV market relies on these governmental rebates, tax credits, and other financial incentives to significantly lower the effective price of EVs and EV charging stations to customers. However, these incentives may expire on a particular date, end when the allocated funding is exhausted, or be reduced or terminated as a matter of regulatory or legislative policy.

Nuvve also derives other revenue from regulatory credits. If government support of these credits declines, Nuvve’s ability to generate this other revenue in the future would be adversely affected. The availability of such credits may decline even with general governmental support of the transition to EV infrastructure. For example, in September 2020, California Governor Gavin Newsom issued Executive Order N-79-20 (the “EO”), announcing a target for all in-state sales of new passenger cars and trucks to be zero-emission by 2035. While the EO calls for the support of EV infrastructure, the form of this support is unclear. If California or other jurisdictions choose to adopt regulatory mandates instead of establishing or continuing green energy credit regimes for EV infrastructure, Nuvve’s revenue from these credits would be adversely impacted.

The EV charging market is characterized by rapid technological change, which requires Nuvve to continue to develop new products and product innovations. Any delays in such development could adversely affect market adoption of Nuvve’s products and it financial results.

Continuing technological changes in battery and other EV technologies could adversely affect adoption of current EV charging technology, standards and/or Nuvve’s products. Nuvve’s future success will depend upon its ability to develop and introduce a variety of new capabilities and innovations to its existing product offerings, as well as introduce a variety of new product offerings, to address the changing needs of the EV charging market. As new products are introduced, gross margins tend to decline in the near term and improves as the product become more mature and with a more efficient manufacturing process.

As EV technologies and standards change, Nuvve may need to upgrade or adapt its V2G technology and services, and introduce new products and services in order to serve vehicles that have the latest technology, in particular battery cell technology, which could involve substantial costs. Even if Nuvve is able to keep pace with changes in technology and develop new products and services, its research and development expenses could increase, its gross margins could be adversely affected in some periods and its prior products could become obsolete more quickly than expected.

Nuvve cannot guarantee that any new products or V2G services will be released in a timely manner, or at all, or achieve market acceptance. Delays in delivering new products or V2G services that meet customer requirements could damage Nuvve’s relationships with customers and lead them to seek alternative providers. Delays in introducing products and innovations or the failure to offer innovative products or services at competitive prices may cause existing and potential customers to purchase its competitors’ products or services.

If Nuvve is unable to devote adequate resources to develop new products and V2G services or cannot otherwise successfully develop products or services that meet customer requirements on a timely basis or that remain competitive with technological alternatives, its products and V2G services could lose market share, its revenue will decline, it may experience higher operating losses and its business and prospects will be adversely affected.

Certain estimates of market opportunity and forecasts of market growth included in this proxy statement/prospectus may prove to be inaccurate.

This proxy statement/prospectus statement includes estimates of the addressable market for Nuvve’s solutions and the EV market in general. Market opportunity estimates and growth forecasts, whether obtained from third-party sources or developed internally, are subject to significant uncertainty and are based on assumptions and estimates that may prove to be inaccurate. This is especially so at the present time due to the uncertain and rapidly changing projections of the severity, magnitude and duration of the current COVID-19 pandemic. The estimates and forecasts in this proxy statement/prospectus relating to the size and expected growth of the target market, market demand and adoption, capacity to address this demand and pricing may also prove to be inaccurate. In particular, estimates regarding the current and projected market opportunity are difficult to predict. The estimated addressable market may not materialize for many years, if ever, and even if the markets meet the size estimates and growth forecasted in this proxy statement/prospectus, Nuvve’s business could fail to grow at similar rates.

Risks Related to Nuvve’s Technology, Intellectual Property and Infrastructure

Nuvve’s business may be adversely affected if it is unable to protect its intellectual property rights from unauthorized use by third parties.

Failure to adequately protect Nuvve’s intellectual property rights could result in its competitors offering similar products, potentially resulting in the loss of some of its competitive advantage, and a decrease in its revenue which would adversely affect its business, prospects, financial condition and operating results. Nuvve’s success depends, at least in part, on its ability to protect its core V2G technology and intellectual property. To accomplish this, Nuvve relies and will rely on a combination of patents, trade secrets (including know-how), employee and third-party nondisclosure agreements, copyright, trademarks, intellectual property license agreements and other contractual rights to establish and protect Nuvve’s rights in its technology.

The protection of Nuvve’s intellectual property rights will be important to its future business opportunities. However, the measures Nuvve takes to protect its intellectual property from unauthorized use by others may not be effective for various reasons, including the following:

•        any patent applications Nuvve submits may not result in the issuance of patents;

•        the scope of its issued patents may not be broad enough to protect its proprietary rights;

•        its issued patents may be challenged and/or invalidated by its competitors;

•        the costs associated with enforcing patents, confidentiality and invention agreements or other intellectual property rights may make aggressive enforcement impracticable;

•        current and future competitors may circumvent its patents; and

•        its in-licensed patents, if any, may be invalidated, or the owners of these patents may breach its license arrangements.

Patent, trademark, and trade secret laws vary significantly throughout the world. Some foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States. Further, policing the unauthorized use of Nuvve’s intellectual property in foreign jurisdictions may be difficult. Therefore, its intellectual property rights may not be as strong or as easily enforced outside of the United States.

Nuvve’s patent applications may not issue as patents, which may have a material adverse effect on its ability to prevent others from commercially exploiting products similar to ours.

Nuvve cannot be certain that it is the first inventor of the subject matter for which it has filed a particular patent application, or if it is the first party to file such a patent application. If another party has filed a patent application for the same subject matter as Nuvve has, Nuvve may not be entitled to the protection sought by the patent application. Further, the scope of protection of issued patent claims is often difficult to determine. As a result, Nuvve cannot be certain that any patent applications that it files will issue, or that its issued patents will afford protection against competitors with similar technology. In addition, its competitors may design around its issued patents, which may adversely affect Nuvve’s business, prospects, financial condition or operating results.

Nuvve may be subject to intellectual property infringement or misappropriation claims, which may be time-consuming and expensive or require Nuvve to modify or cease selling its products and services.

From time to time, the holders of intellectual property rights may assert their rights and urge Nuvve to take licenses, and/or may bring suits alleging infringement or misappropriation of such rights. There can be no assurance that Nuvve will be able to mitigate the risk of potential suits or other legal demands by competitors or other third parties. Accordingly, Nuvve may consider entering into licensing agreements with respect to such rights, although no assurance can be given that such licenses can be obtained on acceptable terms or that litigation will not occur, and such licenses and associated litigation could significantly increase Nuvve’s operating expenses. In addition, if Nuvve is determined to have or believes there is a high likelihood that it has infringed upon or misappropriated a third party’s intellectual property rights, it may be required to cease making, selling or incorporating certain key components or intellectual property into the products and services it offers, to pay substantial damages and/or royalties, to redesign its products and services, and/or to establish and maintain alternative branding. In addition, to the extent that Nuvve’s customers and business partners become the subject of any allegation or claim regarding the infringement or misappropriation of intellectual property rights related to Nuvve’s products and services, Nuvve may be required to indemnify such customers and business partners. If Nuvve were required to take one or more such actions, its business, prospects, operating results and financial condition could be materially and adversely affected. In addition, any litigation or claims, whether or not valid, could result in substantial costs, negative publicity and diversion of resources and management attention.

In addition, Nuvve relies on some open-source software and libraries issued under the General Public License (or similar “copyleft” licenses) for development of its products and may continue to rely on similar copyleft licenses. Third parties may assert copyright claims against Nuvve regarding Nuvve’s use of such software or libraries, which could lead to the adverse results listed above. Use of such software or libraries may also force Nuvve to provide third parties, at no cost, the source code to its proprietary software, which may decrease revenue and lessen any competitive advantage Nuvve have due to the secrecy of its source code.

Nuvve’s technology could have undetected defects, errors or bugs in hardware or software which could reduce market adoption, damage Nuvve’s reputation with current or prospective customers, and/or expose Nuvve to product liability and other claims that could materially and adversely affect its business.

Nuvve may be subject to claims that charging stations have malfunctioned and persons were injured or purported to be injured. Any insurance that Nuvve carries may not be sufficient or it may not apply to all situations. Similarly, to the extent that such malfunctions are related to components obtained from third-party vendors, such vendors may not assume responsibility for such malfunctions. In addition, Nuvve’s customers could be subjected to claims as a result of such incidents and may bring legal claims against Nuvve to attempt to hold Nuvve liable. Any of these events could adversely affect Nuvve’s brand, relationships with customers, operating results or financial condition.

Furthermore, Nuvve’s software platform is complex, developed for over two decades by many developers, and includes a number of licensed third-party commercial and open-source software libraries. Nuvve’s software has contained defects and errors and may in the future contain undetected defects or errors. Nuvve is continuing to evolve the features and functionality of its platform through updates and enhancements, and as Nuvve does so, it may introduce additional defects or errors that may not be detected until after deployment to customers. In addition, if Nuvve’s products and services, including any updates or patches, are not implemented or used correctly or as intended, inadequate performance and disruptions in service may result.

Any defects or errors in product or services offerings, or the perception of such defects or errors, or other performance problems could result in any of the following, each of which could adversely affect Nuvve’s business and results of its operations:

•        expenditure of significant financial and product development resources, including recalls, in efforts to analyze, correct, eliminate or work around errors or defects;

•        loss of existing or potential customers or partners;

•        interruptions or delays in sales;

•        delayed or lost revenue;

•        delay or failure to attain market acceptance;

•        delay in the development or release of new functionality or improvements;

•        negative publicity and reputational harm;

•        sales credits or refunds;

•        exposure of confidential or proprietary information;

•        diversion of development and customer service resources;

•        breach of warranty claims;

•        legal claims under applicable laws, rules and regulations; and

•        an increase in collection cycles for accounts receivable or the expense and risk of litigation.

Although Nuvve has contractual protections, such as warranty disclaimers and limitation of liability provisions, in many of its agreements with customers and other business partners, such protections may not be uniformly implemented in all contracts and, where implemented, may not fully or effectively protect from claims by customers, reseller, business partners or other third parties. Any insurance coverage or indemnification obligations of suppliers may not adequately cover all such claims, or cover only a portion of such claims. A successful product liability, warranty, or other similar claim could have an adverse effect on Nuvve’s business, operating results, and financial condition. In addition, even claims that ultimately are unsuccessful could result in expenditure of funds in litigation, divert management’s time and other resources and cause reputational harm.

Interruptions, delays in service or inability to increase capacity at third-party data center facilities could impair the use or functionality of Nuvve’s services, harm its business and subject Nuvve to liability.

Nuvve currently serves customers from third-party data center facilities operated by Amazon Web Services (“AWS”) located in the United States, Europe, and Japan. Nuvve’s primary environment is AWS Cloudwatch, although it uses other systems as well. Any outage or failure of such data centers or other interruptions of AWS’ services could negatively affect Nuvve’s product connectivity and performance. Furthermore, Nuvve depends on connectivity from its charging stations to its data centers through wired, local area networks and cellular service providers. Any incident affecting a data center facility’s or network provider’s infrastructure or operations, whether caused by fire, flood, severe storm, earthquake, power loss, telecommunications failures, breach of security protocols, computer viruses and disabling devices, failure of access control mechanisms, natural disasters, war, criminal act, military actions, terrorist attacks and other similar events could negatively affect the use, functionality or availability of Nuvve’s services.

Any damage to, or failure of, Nuvve’s systems, or those of its third-party providers, could interrupt or hinder the use or functionality of its services. Impairment of or interruptions in Nuvve’s services may reduce revenue, subject it to claims and litigation, cause customers to terminate their subscriptions, and adversely affect renewal rates and its ability to attract new customers. Nuvve’s business will also be harmed if customers and potential customers believe its products and services are unreliable.

Nuvve expects to incur research and development costs and devote significant resources to developing new products, which could significantly reduce its profitability and may never result in revenue to Nuvve.

Nuvve’s future growth depends on penetrating new markets, adapting existing products to new applications and customer requirements, and introducing new products that achieve market acceptance. Nuvve plans to incur significant research and development costs in the future as part of its efforts to design, develop, manufacture and introduce new products and enhance existing products. In addition, Nuvve invests in research and development that may not lead to commercially viable products and services in the short-term, but which it believes is critical to the long-term future of its business. Nuvve’s research and development expenses were $2.0 million during the nine months ended September 30, 2020 and $3.1 million and $3.6 million during the fiscal years ended December 31, 2019 and 2018, respectively, and such expenses are likely to grow in the future. Further, Nuvve’s research and development program may not produce successful results, and its new products may not achieve market acceptance, create additional revenue or become profitable.

Computer malware, viruses, ransomware, hacking, phishing attacks and similar disruptions could result in security and privacy breaches and interruption in service, which could harm Nuvve’s business.

Computer malware, viruses, physical or electronic break-ins and similar disruptions could lead to interruption and delays in Nuvve’s services and operations and loss, misuse or theft of data. Computer malware, viruses, ransomware, hacking and phishing attacks against online networks have become more prevalent and may occur on Nuvve’s systems in the future. In addition, outside parties may attempt to penetrate Nuvve’s systems or those of Nuvve’s vendors or fraudulently induce Nuvve’s personnel or the personnel of Nuvve’s vendors to disclose sensitive information in order to gain access to Nuvve’s data and/or systems. Any attempts by cyber attackers to disrupt Nuvve’s services or systems, if successful, could harm its business, introduce liability to data subjects, result in the misappropriation of funds, be expensive to remedy and damage Nuvve’s reputation or brand. Insurance may not be sufficient to cover significant expenses and losses related to cyber-attacks. Efforts to prevent cyber attackers from entering computer systems are expensive to implement, and Nuvve may not be able to cause the implementation or enforcement of such preventions with respect to its third-party vendors. Though it is difficult to determine what, if any, harm may directly result from any specific interruption or attack, any failure to maintain performance, reliability, security and availability of systems and technical infrastructure may, in addition to other losses, harm Nuvve’s reputation, brand and ability to attract customers.

Nuvve may in the future experience service disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, third-party service providers, human or software errors and capacity constraints. If Nuvve’s services are unavailable when users attempt to access them, they may seek other services, which could reduce demand for its solutions from target customers.

Nuvve has processes and procedures in place designed to enable it to quickly recover from a disaster or catastrophe and continue business operations and has tested this capability under controlled circumstances. However, there are several factors ranging from human error to data corruption that could materially impact the efficacy of such processes and procedures, including by lengthening the time services are partially or fully unavailable to customers and users. It may be difficult or impossible to perform some or all recovery steps and continue normal business operations due to the nature of a particular disaster or catastrophe, especially during peak periods, which could cause additional reputational damages, or loss of revenues, any of which could adversely affect its business and financial results.

In the ordinary course of its business, Nuvve collects and stores sensitive data, including, among other things, personally identifiable information about Nuvve’s employees, intellectual property, and proprietary business information. Nuvve could be subject to risks caused by misappropriation, misuse, leakage, falsification or intentional or accidental release or loss of information maintained in its information systems and networks and those of Nuvve’s vendors, including personal information of Nuvve’s employees and clients, and company and vendor confidential data. If a material breach of Nuvve’s information technology systems or those of Nuvve’s vendors occurs, the market perception of the effectiveness of Nuvve’s security measures could be harmed and Nuvve’s reputation and credibility could be damaged. Nuvve could be required to expend significant amounts of money and other resources to strengthen or replace information systems or networks. In addition, Nuvve could be subject to regulatory actions and/or claims made by individuals and/or groups in private litigations involving privacy issues related to data collection and use practices and other data privacy laws and regulations, including claims for misuse or inappropriate disclosure of data, as well as unfair or deceptive practices. The development and maintenance of these systems, controls and processes is costly and requires ongoing monitoring and updating as technologies change and efforts to overcome security measures become increasingly sophisticated. Moreover, despite Nuvve’s efforts, the possibility of these events occurring cannot be eliminated entirely.

Customer-Related Risks

Nuvve’s business will depend on customers renewing their services contracts. If customers do not continue to use its service offerings or if they fail to add more stations, its business and operating results will be adversely affected.

Nuvve business depends on customers continuing their services contract with Nuvve for V2G charging services and warranty coverages. Therefore, it is important that customers renew their contracts when the contract term expires and add additional charging stations and services. Customers may decide not to renew their contracts with a similar contract period, at the same prices or terms or with the same or a greater number of users, stations or level of functionality. Customer retention may decline or fluctuate as a result of a number of factors, including satisfaction with software and features, functionality of the charging stations, prices, the features and pricing of competing products, reductions in spending levels, mergers and acquisitions involving customers and deteriorating general economic conditions.

If customers do not renew their contracts, if they renew on less favorable terms, or if they fail to add products or services, Nuvve’s business and operating results will be adversely affected.

If Nuvve fails to offer high-quality support to station owners and drivers, its business and reputation will suffer.

Once a customer has installed Nuvve’s or a Nuvve partner’s charging stations and subscribed to Nuvve’s services, station owners and drivers will rely on Nuvve and its partners to provide support services to resolve any issues that might arise in the future. Rapid and high-quality customer support is important. The importance of high-quality customer support will increase as Nuvve seeks to expand Nuvve’s business and pursue new customers and geographies. If Nuvve does not quickly resolve issues and provide effective support, its ability to retain customers or sell additional products and services to existing customers could suffer and its brand and reputation could be harmed.

Nuvve relies on a limited number of customers for a large portion of its revenues, and the loss of one or more such customers could have a material adverse impact on its business, financial condition and results of operations.

Nuvve depends on a limited number of customers for a significant portion of its revenue. For the fiscal year ended December 31, 2019, Nuvve had two grant-related customers that each accounted for over 10% of its revenue. In the aggregate, these customers accounted for 47% of Nuvve’s revenue for the nine months ended September 30. 2019. The loss of one or both of these customers could have a significant impact on Nuvve’s revenues and harm its business, results of operations and cash flows.

Failure to effectively expand Nuvve’s sales and marketing capabilities could harm its ability to increase its customer base and achieve broader market acceptance of its solutions.

Nuvve’s ability to grow its customer base, achieve broader market acceptance, grow revenue, and achieve and sustain profitability will depend, to a significant extent, on its ability to effectively expand its sales and marketing operations and activities. Nuvve anticipates increased sales and marketing expenses will lead to significant increases in Nuvve’s total revenue, and its operating results will suffer if sales and marketing expenditures do not translate into increasing revenue.

Nuvve plans to continue to expand its direct sales force both domestically and internationally but it may not be able to recruit and hire a sufficient number of sales personnel, which may adversely affect its ability to expand its sales capabilities. New hires require significant training and time before they achieve full productivity, particularly in new sales territories. Recent hires and planned hires may not become as productive as quickly as anticipated, and Nuvve may be unable to hire or retain sufficient numbers of qualified individuals. Furthermore, hiring sales personnel in new countries can be costly, complex, and time-consuming, and requires additional set up and upfront costs that may be disproportionate to the initial revenue expected from those countries. There is significant competition for direct sales personnel with the strong sales skills and technical knowledge. Nuvve’s ability to achieve significant revenue growth in the future will depend, in large part, on its success in recruiting, training, incentivizing and retaining a sufficient number of qualified direct sales personnel and on such personnel attaining desired productivity levels within a reasonable amount of time. Nuvve’s business will be harmed if continuing investment in its sales and marketing capabilities does not generate a significant increase in revenue.

Nuvve may be unable to leverage customer data in all geographic locations, and this limitation may impact research and development operations.

Nuvve relies on data collected through charging stations, including usage data and geolocation data. Nuvve uses this data in connection with the research, development and analysis of Nuvve’s technologies. Nuvve’s inability to obtain necessary rights to use this data or freely transfer this data out of, for example, the European Economic Area, could result in delays or otherwise negatively impact Nuvve’s research and development efforts.

Financial, Tax and Accounting-Related Risks

The report of Nuvve’s independent registered public accounting firm contains an explanatory paragraph that expresses substantial doubt about Nuvve’s ability to continue as a going concern.

The report of Nuvve’s independent registered public accounting firm with respect to Nuvve’s financial statements as of December 31, 2019 and for the year then ended indicates that Nuvve’s financial statements have been prepared assuming that Nuvve will continue as a going concern. The report states that, since Nuvve has incurred net losses since inception and Nuvve needs to raise additional funds to meet its obligations and sustain its operations, there is substantial doubt about its ability to continue as a going concern. Nuvve’s plans in regard to these matters are described in Note 1 to Nuvve’s audited financial statements as of December 31, 2019 and 2018 and for the years then ended. Nuvve’s financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Nuvve may need to raise additional funds and these funds may not be available when needed.

Nuvve may need to raise additional capital in the future to further scale its business and expand to additional markets. Nuvve may raise additional funds through the issuance of equity, equity-related or debt securities, or through obtaining credit from government or financial institutions. Nuvve cannot be certain that additional funds will be available on favorable terms when required, or at all. If Nuvve cannot raise additional funds when needed, its financial condition, results of operations, business and prospects could be materially and adversely affected. If Nuvve raises funds through the issuance of debt securities or through loan arrangements, the terms of such financings could require significant interest payments, contain covenants that restrict its business, or otherwise include unfavorable terms. In addition, to the extent Nuvve raises funds through the sale of additional equity securities, Nuvve’s stockholders would experience additional dilution.

Nuvve may allocate its cash and cash equivalents in ways that you and other stockholders may not approve.

Nuvve’s management has broad discretion in the application of its cash, cash equivalents and marketable securities. Because of the number and variability of factors that will determine Nuvve’s use of its cash and cash equivalents, their ultimate use may vary substantially from their currently intended use. Nuvve’s management might not apply its cash and cash equivalents in ways that ultimately increase the value of your investment. Nuvve expects to use its cash and cash equivalents to execute its growth plan, as well as for working capital and other corporate purposes. The failure by Nuvve’s management to apply these funds effectively could harm its business. Pending their use, Nuvve may invest its cash and cash equivalents in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to Nuvve’s stockholders. If Nuvve does not invest or apply its cash and cash equivalents in ways that enhance stockholder value, Nuvve may fail to achieve expected financial results, which could cause its stock price to decline.

Nuvve’s quarterly operating results may fluctuate significantly.

Nuvve expects that its operating results may be subject to substantial quarterly fluctuations. If Nuvve’s quarterly operating results fall below the expectations of investors or securities analysts, the price of its common stock could decline substantially. Nuvve believes that quarterly comparisons of its financial results are not necessarily meaningful and should not be relied upon as an indication of its future performance.

Changes to applicable U.S. tax laws and regulations or exposure to additional income tax liabilities could affect Nuvve’s business and future profitability.

Nuvve is a U.S. corporation and thus subject to U.S. corporate income tax on income from its worldwide operations. Moreover, a significant amount of Nuvve’s operations and customers are located in the United States, and as a result, Nuvve is subject to various U.S. federal, state and local taxes. New U.S. laws and policy relating to taxes may have an adverse effect on Nuvve’s business, and future profitability. Further, existing U.S. tax laws, statutes, rules, regulations or ordinances could be interpreted, changed, modified or applied adversely to Nuvve.

For example, on December 22, 2017, the Tax Cuts and Jobs Act of 2017 (the “Tax Act”), was signed into law making significant changes to the Internal Revenue Code of 1986, as amended (the “Code”), and certain provisions of the Tax Act may adversely affect Nuvve. In particular, sweeping changes were made to the U.S. taxation of foreign operations. Changes include, but are not limited to, a permanent reduction to the corporate income tax rate, limiting interest deductions, a reduction to the maximum deduction allowed for net operating losses generated in tax years after December 31, 2017, the elimination of carrybacks of net operating losses, adopting elements of a territorial tax system, assessing a repatriation tax or “toll-charge” on undistributed earnings and profits of U.S.-owned foreign corporations, and introducing certain anti-base erosion provisions, including a new minimum tax on global intangible low-taxed income and base erosion and anti-abuse tax. The Tax Act could be subject to potential amendments and technical corrections, and is subject to interpretations and implementing regulations by the Treasury and IRS, any of which could mitigate or increase certain adverse effects of the legislation.

In addition to the impact of the Tax Act on Nuvve’s federal taxes, the Tax Act may impact Nuvve’s taxation in other jurisdictions, including with respect to state income taxes as state legislatures have not had sufficient time to respond to the Tax Act. Accordingly, there is uncertainty as to how the laws will apply in the various state jurisdictions. Additionally, other foreign governing bodies may enact changes to their tax laws in reaction to the Tax Act that could result in changes to Nuvve’s global tax position and materially adversely affect its business and future profitability.

As a result of Nuvve’s expanding operations, including in jurisdictions in which the tax laws may not be favorable, its tax rate may fluctuate, tax obligations may become significantly more complex and subject to greater risk of examination by taxing authorities or Nuvve may be subject to future changes in tax law, the impacts of which could adversely affect Nuvve’s after-tax profitability and financial results.

Because Nuvve does not have a long history of operating at its present or anticipated scale (as Nuvve has significant expansion plans), its effective tax rate may fluctuate in the future. Future effective tax rates could be affected by operating losses in jurisdictions where no tax benefit can be recorded under U.S. GAAP, changes in the composition of earnings in countries with differing tax rates, changes in deferred tax assets and liabilities, or changes in tax laws. Factors that could materially affect Nuvve’s future effective tax rates include, but are not limited to: (a) changes in tax laws or the regulatory environment, (b) changes in accounting and tax standards or practices, (c) changes in the composition of operating income by tax jurisdiction and (d) Nuvve’s operating results before taxes.

Additionally, Nuvve’s operations will be subject to significant income, withholding and other U.S. federal income tax obligations in the United States and may become subject to taxes in numerous additional state, local and non-U.S. jurisdictions with respect to its income, operations and subsidiaries related to those jurisdictions. Nuvve’s after-tax profitability and financial results could be subject to volatility or be affected by numerous factors, including (a) the availability of tax deductions, credits, exemptions, refunds (including refunds of value added taxes) and other benefits to reduce its tax liabilities, (b) changes in the valuation of its deferred tax assets and liabilities, (c) expected timing and amount of the release of any tax valuation allowances, (d) tax treatment of stock-based compensation, (e) changes in the relative amount of its earnings subject to tax in the various jurisdictions in which Nuvve operate or have subsidiaries, (f) the potential expansion of its business into or otherwise becoming subject to tax in additional jurisdictions, (g) changes to its existing intercompany structure (and any costs related thereto) and business operations, (h) the extent of its intercompany transactions and the extent to which taxing authorities in the relevant jurisdictions respect those intercompany transactions and (i) Nuvve’s ability to structure its operations in an efficient and competitive manner. Due to the complexity of multinational tax obligations and filings, Nuvve may have a heightened risk related to audits or examinations by U.S. federal, state, local and non-U.S. taxing authorities. Outcomes from these audits or examinations could have an adverse effect on Nuvve’s after-tax profitability and financial condition. Additionally, the IRS and several foreign tax authorities have increasingly focused attention on intercompany transfer pricing with respect to sales of products and services and the use of intangibles. Tax authorities could successfully challenge Nuvve’s position with respect to intercompany charges, cross-jurisdictional transfer pricing or other matters and assess additional taxes. If Nuvve does not prevail in any such challenge, its profitability may be affected.

Nuvve’s after-tax profitability and financial results may also be adversely impacted by changes in the relevant tax laws and tax rates, treaties, regulations, administrative practices and principles, judicial decisions and interpretations thereof, in each case, possibly with retroactive effect. For example, the Multilateral Convention to Implement Tax Treaty Related Measures to Prevent BEPS recently entered into force among the jurisdictions that have ratified it, although the United States has not yet entered into this convention. These recent changes could negatively impact Nuvve’s tax position, especially as Nuvve expands its relationships and operations internationally.

Nuvve’s ability to utilize net operating loss and tax credit carryforwards following the Business Combination is conditioned upon Nuvve attaining profitability and generating taxable income. Nuvve has incurred significant net losses since inception and it is possible that Nuvve may continue to incur significant losses. Additionally, Nuvve’s ability to utilize net operating loss and tax credit carryforwards to offset future taxable income may be limited.

As of September 30, 2020, Nuvve had $17.2 million of U.S. federal and $13.0 million of California net operating loss carryforwards available to reduce future taxable income, of which $14.1 million of the U.S. federal net operating loss carryforwards can be carried forward indefinitely. The U.S. federal and California state net operating loss carryforwards begin to expire in 2034. The Tax Act included a reduction to the maximum deduction allowed for net operating losses generated in tax years after December 31, 2017 and the elimination of carrybacks of net operating losses. Under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), which modified the Tax

Act, U.S. federal net operating loss carryforwards generated in taxable periods beginning after December 31, 2017, may be carried forward indefinitely, but the deductibility of such net operating loss carryforwards in taxable years beginning after December 31, 2020 is limited to 80% of taxable income. It is possible that Nuvve will not generate taxable income in time to utilize the net operating loss carryforwards prior to their expiration. In addition, net operating loss carryforwards and certain tax credits may be subject to significant limitations under Section 382 and Section 383 of the Code, respectively, and similar provisions of state law. Under those sections of the Code, if a corporation undergoes an “ownership change,” the corporation’s ability to use its pre-change net operating loss carryforwards and other pre-change attributes, such as research tax credits, to offset its post-change income or tax may be limited. In general, an “ownership change” will occur if there is a cumulative change in ownership by “5% shareholders” that exceeds 50 percentage points over a rolling three-year period. If Nuvve has experienced an ownership change at any time since its incorporation, Nuvve may already be subject to limitations on its ability to utilize its existing net operating loss carryforwards and other tax attributes to offset taxable income or tax liability. In addition, the Business Combination, and future changes in Nuvve’s stock ownership, which may be outside of Nuvve’s control, may trigger an ownership change. Similar provisions of state tax law may also apply to limit Nuvve’s use of accumulated state tax attributes. As a result, even if Nuvve earns net taxable income in the future, its ability to use its pre-change net operating loss carryforwards and other tax attributes to offset such taxable income or tax liability may be subject to limitations, which could potentially result in increased future income tax liability to Nuvve.

Nuvve has not conducted a study to assess whether an “ownership change” has occurred since inception. If Nuvve has experienced an “ownership change,” as defined by Section 382 of the Code, at any time since inception, utilization of the net operating loss carryforwards or research and development tax credit carryforwards would be subject to an annual limitation under Section 382 of the Code, which is determined by first multiplying the value of Nuvve’s stock at the time of the ownership change by the applicable long-term tax-exempt rate, and then could be subject to additional adjustments, as required. Any limitation may result in expiration of a portion of the net operating loss carryforwards or research and development tax credit carryforwards before utilization. In addition, the Business Combination may constitute an ownership change under Sections 382 and 383 of the Code. Nuvve’s net operating losses or credits may also be impaired under state law. Accordingly, Nuvve may not be able to utilize a material portion of the net operating losses or credits.

Furthermore, Nuvve’s ability to utilize its net operating losses or credits following the Business Combination is conditioned upon Nuvve attaining profitability and generating U.S. federal and state taxable income. Nuvve has incurred significant net losses since inception and will continue to incur significant losses and, therefore, Nuvve does not know whether or when the combined carryforwards, which may be or may become subject to limitation by Sections 382 and 383 of the Code, will be utilized.

Nuvve’s reported financial results may be negatively impacted by changes in U.S. GAAP.

U.S. GAAP is subject to interpretation by the Financial Accounting Standards Board (“FASB”), the SEC and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on reported financial results.

Nuvve will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on Nuvve’s business, financial condition and results of operations.

Nuvve faces increased legal, accounting, administrative and other costs and expenses as a public company that Nuvve did not incur as a private company. The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the Public Company Accounting Oversight Board (the “PCAOB”) and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements require Nuvve to carry out activities in which Nuvve has not engaged previously. For example, Nuvve is creating new board committees and has adopted new internal controls and disclosure controls and procedures. In addition, expenses associated with SEC reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, management has identified material weaknesses, and may in the future identify other material weaknesses or significant deficiencies, in Nuvve’s internal control over financial reporting), Nuvve could incur additional costs rectifying those issues, and the existence of those issues could adversely affect its reputation or investor perceptions of it. In addition, Nuvve has obtained director and officer liability insurance. Risks associated with Nuvve’s status as a public company may make it more difficult to attract and retain qualified persons to serve on the Board or as executive officers. The additional reporting and other obligations imposed by these rules and regulations increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require Nuvve to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

PubCo will qualify as an “emerging growth company” within the meaning of the Securities Act, and if Nuvve takes advantage of certain exemptions from disclosure requirements available to emerging growth companies, it could make its securities less attractive to investors and may make it more difficult to compare its performance to the performance of other public companies.

After the Business Combination, PubCo will qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, PubCo will be eligible for and intends to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, for as long as PubCo continues to be an emerging growth company, including (a) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act, (b) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (c) reduced disclosure obligations regarding executive compensation in PubCo’s periodic reports and proxy statements. PubCo will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of PubCo’s common stock that is held by non-affiliates exceeds $700.0 million as of June 30 of that fiscal year, (ii) the last day of the fiscal year in which PubCo has total annual gross revenue of $1.07 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which PubCo has issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) the last day of the fiscal year following the fifth anniversary of the date of the first sale of equity securities of Newborn (PubCo’s predecessor) in its initial public offering consummated on February 19, 2020. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as it is an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. PubCo has elected not to opt out of such extended transition period and, therefore, PubCo may not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. Investors may find PubCo’s securities less attractive because PubCo will rely on these exemptions, which may result in a less active trading market for its common stock and warrants and the price of such securities may be more volatile.

PubCo’s failure to timely and effectively implement controls and procedures required by Section 404(a) of the Sarbanes-Oxley Act that will be applicable to PubCo after the Business Combination is consummated could have a material adverse effect on the combined company’s business.

As a public company, PubCo will be required to provide management’s attestation on internal controls. The standards required for a public company under Section 404(a) of the Sarbanes-Oxley Act are significantly more stringent than those required of Nuvve as a private company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that will be applicable after the Business Combination. If PubCo is not able to implement the additional requirements of Section 404(a) in a timely manner or with adequate compliance, the combined company may not be able to assess whether its internal controls over financial reporting are effective, which may subject it to adverse regulatory consequences and could harm investor confidence and the market price of its securities.

Nuvve has identified material weaknesses in its internal control over financial reporting. If Nuvve is unable to remediate these material weaknesses, or if Nuvve identifies additional material weaknesses in the future or otherwise fails to maintain an effective system of internal control over financial reporting, this may result in material misstatements of its consolidated financial statements or cause Nuvve to fail to meet its periodic reporting obligations.

In connection with the preparation and audit of Nuvve’s consolidated financial statements as of December 31, 2019 and 2018 and for the years then ended, material weaknesses were identified in its internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of Nuvve’s annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses include:

•        Segregation of duties related to roles and responsibilities in the accounting department is lacking in various circumstances, including with respect to account reconciliation and receipt/disbursement duties, independent review of journal entries, and access to the accounting system.

•        Nuvve’s financial close and reporting processes lack formal documentation of financial closing policies and procedures, do not result in timely production of accurate financial information, and do not result in a consistent documentation of the considerations and conclusions related to unusual or complex accounting matters.

These material weaknesses could result in a misstatement of account balances or disclosures that would result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected.

Nuvve is in the process of developing a plan to remediate these material weaknesses.

In order to maintain and improve the effectiveness of Nuvve’s internal control over financial reporting, Nuvve has expended, and anticipates that Nuvve will continue to expend, significant resources, including accounting-related costs and significant management oversight. Nuvve’s independent registered public accounting firm is not required to formally attest to the effectiveness of its internal control over financial reporting until after it is no longer an “emerging growth company” as defined in the JOBS Act. At such time, Nuvve’s independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which its internal control over financial reporting is documented, designed, or operating. Any failure to maintain effective disclosure controls and internal control over financial reporting could adversely affect the business and operating results after the Business Combination and could cause a decline in the price of PubCo’s common stock.

The unaudited pro forma financial information included herein is not indicative of what Nuvve’s actual financial position or results of operations would have been.

The unaudited pro forma financial information included herein is presented for illustrative purposes only and is not necessarily indicative of what Nuvve’s actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated.

Risks Related to Legal Matters and Regulations

Electric utility statutes and regulations and changes to such statutes or regulations may present technical, regulatory and economic barriers to Nuvve’s ability to offer grid services.

Federal, state and local government statutes and regulations concerning electricity heavily influence the market for Nuvve’s grid service offerings and are constantly evolving. These statutes, regulations, and administrative rulings relate to electricity pricing, net metering, consumer protection, incentives, taxation, competition with utilities, and the interaction of Nuvve’s GIVe platform with the electrical grid. Governments, often acting through state utility or public service commissions, change and adopt different rates on a regular basis and these changes can have a negative impact on our ability to generate revenue or customer savings.

In addition, utilities, their trade associations, and fossil fuel interests in the country, each of which has significantly greater economic and political resources than Nuvve does, may challenge policies that are beneficial to Nuvve. Any adverse changes in energy policies and regulations could have a negative impact on our business and prospects.

Privacy concerns and laws, or other domestic or foreign regulations, may adversely affect Nuvve’s business.

National and local governments and agencies in the countries in which Nuvve operates and in which customers operate have adopted, are considering adopting, or may adopt laws and regulations regarding the collection, use, storage, processing, and disclosure of information regarding consumers and other individuals, which could impact Nuvve’s ability to offer services in certain jurisdictions. Laws and regulations relating to the collection, use, disclosure, security, and other processing of individuals’ information can vary significantly from jurisdiction to jurisdiction and are particularly stringent in Europe. The costs of compliance with, and other burdens imposed by, laws, regulations, standards, and other obligations relating to privacy, data protection, and information security are significant. In addition, some companies, particularly larger enterprises, often will not contract with vendors that do not meet these rigorous standards. Accordingly, the failure, or perceived inability, to comply with these laws, regulations, standards, and other obligations may limit the use and adoption of Nuvve’s solutions, reduce overall demand, lead to regulatory investigations, litigation, and significant fines, penalties, or liabilities for actual or alleged noncompliance, or slow the pace at which Nuvve closes sales transactions, any of which could harm its business. Moreover, if Nuvve or any of its employees or contractors fails or is believed to fail to adhere to appropriate practices regarding customers’ data, it may damage its reputation and brand.

Additionally, existing laws, regulations, standards, and other obligations may be interpreted in new and differing manners in the future, and may be inconsistent among jurisdictions. Future laws, regulations, standards, and other obligations, and changes in the interpretation of existing laws, regulations, standards, and other obligations could result in increased regulation, increased costs of compliance and penalties for non-compliance, and limitations on data collection, use, disclosure, and transfer for Nuvve and its customers. The European Union and United States agreed in 2016 to a framework for data transferred from the European Union to the United States, but this framework has been challenged and recently declared invalid by the Court of Justice of the European Union, thereby creating additional legal risk for Nuvve. Additionally, the European Union adopted the GDPR in 2016, and it became effective in May 2018. The GDPR establishes requirements applicable to the handling of personal data and imposes penalties for non-compliance of up to the greater of €20 million or 4% of worldwide revenue. The costs of compliance with, and other burdens imposed by, the GDPR may limit the use and adoption of Nuvve’s products and services and could have an adverse impact on its business. Further, California adopted the California Consumer Privacy Protection Act (“CCPA”) and the California State Attorney General has begun enforcement actions. Nuvve may be exposed to ongoing legal risks related to CCPA and any amendments that may be made in connection with the California Privacy Rights Act approved by voters in the November 2020 election.

The costs of compliance with, and other burdens imposed by, laws and regulations relating to privacy, data protection, and information security that are applicable to the businesses of customers may adversely affect ability and willingness to process, handle, store, use, and transmit certain types of information, such as demographic and other personal information. In addition, the other bases on which Nuvve and its customers rely for the transfer of personal data across national borders, such as the Standard Contractual Clauses promulgated by the EU Commission Decision 2010/87/EU, commonly referred to as the Model Clauses, continue to be subjected to regulatory and judicial scrutiny. If Nuvve or its customers are unable to transfer data between and among countries and regions in which it operates, it could decrease demand for its products and services or require it to modify or restrict some of its products or services.

In addition to government activity, privacy advocacy groups, the technology industry, and other industries have established or may establish various new, additional, or different self-regulatory standards that may place additional burdens on technology companies. Customers may expect that Nuvve will meet voluntary certifications or adhere to other standards established by them or third parties. If Nuvve is unable to maintain these certifications or meet these standards, it could reduce demand for its solutions and adversely affect its business.

Failure to comply with anticorruption and anti-money laundering laws, including the Foreign Corrupt Practices Act (“FCPA”) and similar laws associated with activities outside of the United States, could subject Nuvve to penalties and other adverse consequences.

Nuvve is subject to the FCPA, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, the USA PATRIOT Act, the UK Bribery Act, and possibly other anti-bribery and anti-money laundering laws in countries in which it conducts activities. Nuvve faces significant risks if it fails to comply with the FCPA and other anti-corruption laws that prohibit companies and their employees and third-party intermediaries from promising, authorizing, offering, or providing, directly or indirectly, improper payments or benefits to foreign government officials, political parties, and private-sector recipients for the purpose of obtaining or retaining business, directing business to any person, or securing any advantage. Any violation of the FCPA, other applicable anti-corruption laws, and anti-money laundering laws could result in whistleblower complaints, adverse media coverage, investigations, loss of export privileges, or severe criminal or civil sanctions, which could have a materially adverse effect on Nuvve’s reputation, business, operating results, and prospects. In addition, responding to any enforcement action may result in a significant diversion of management’s attention and resources, significant defense costs, and other professional fees.

Failure to comply with laws relating to employment could subject Nuvve to penalties and other adverse consequences.

Nuvve is subject to various employment-related laws in the jurisdictions in which its employees are based. Nuvve face risks if it fails to comply with applicable United States federal or state wage laws, or wage laws applicable to its employees outside of the United States. In addition, Nuvve implemented a reduction in force in 2020, and the attendant layoffs could create an additional risk of claims being made on behalf of affected employees. Any violation of applicable wage laws or other labor- or employment-related laws could result in complaints by current or former employees, adverse media coverage, investigations, and damages or penalties which could have a materially adverse effect on Nuvve’s reputation, business, operating results, and prospects. In addition, responding to any such proceeding may result in a significant diversion of management’s attention and resources, significant defense costs, and other professional fees.

Existing and future environmental, health and safety laws and regulations could result in increased compliance costs or additional operating costs or construction costs and restrictions. Failure to comply with such laws and regulations may result in substantial fines or other limitations that may adversely impact Nuvve’s financial results or results of operation.

Nuvve and its operations, as well as those of its contractors, suppliers, and customers, are subject to certain environmental, health and safety laws and regulations, including laws related to the use, handling, storage, transportation, and disposal of hazardous substances and wastes as well as electronic wastes and hardware, whether hazardous or not. These laws may require Nuvve or others in Nuvve’s value chain to obtain permits and comply with procedures that impose various restrictions and obligations that may have material effects on Nuvve’s operations. If key permits and approvals cannot be obtained on acceptable terms, or if other operational requirements cannot be met in a manner satisfactory for Nuvve’s operations or on a timeline that meets Nuvve’s commercial obligations, it may adversely impact Nuvve’s business.

Environmental and health and safety laws and regulations can be complex and may be subject to change, such as through new requirements enacted at the supranational, national, sub-national, and/or local level or new or modified regulations that may be implemented under existing law. The nature and extent of any changes in these laws, rules, regulations and permits may be unpredictable and may have material effects on Nuvve’s business. Future legislation and regulations or changes in existing legislation and regulations, or interpretations thereof, including those relating to hardware manufacturing, electronic waste, or batteries, could cause additional expenditures, restrictions and delays in connection with Nuvve’s operations as well as other future projects, the extent of which cannot be predicted.

Although Nuvve maintains workers’ compensation insurance to cover the costs and expenses Nuvve may incur due to injuries to its employees resulting from the use of or exposure to hazardous materials, this insurance may not provide adequate coverage against potential liabilities. Nuvve does not maintain insurance for environmental liability or toxic tort claims that may be asserted against it in connection with its storage, use or disposal of biological or hazardous materials.

Risks Relating to Newborn’s Business

Newborn will be forced to liquidate the trust account if it cannot consummate a business combination by February 19, 2021 (or August 19, 2021 if Newborn’s time to complete a business combination is extended as provided in its amended and restated memorandum and articles of association), Newborn’s public shareholders will receive $10.00 per share and the rights will expire worthless.

If Newborn is unable to complete a business combination by February 19, 2021 (or August 19, 2021 if Newborn’s time to complete a business combination is extended as provided in its amended and restated memorandum and articles of association), and is forced to liquidate, the per-share liquidation distribution will be $10.00, plus interest earned on amounts held in trust that have not been used to pay for taxes. Furthermore, there will be no distribution with respect to the NBAC Rights, which will expire worthless as a result of Newborn’s failure to complete a business combination.

You must tender your NBAC Ordinary Shares in order to validly seek redemption at the Extraordinary General Meeting.

In connection with tendering your shares for redemption, you must elect either to physically tender your share certificates to Newborn’s transfer agent by two business days before the Extraordinary General Meeting, or deliver your NBAC Ordinary Shares to the transfer agent electronically using The Depository Trust Company’s DWAC System, which election would likely be determined based on the manner in which you hold your ordinary shares. The requirement for physical or electronic delivery by two business days before the Extraordinary General Meeting ensures that a redeeming holder’s election to redeem is irrevocable once the Business Combination is consummated. Any failure to observe these procedures will result in your loss of redemption rights in connection with the vote on the Business Combination.

If third parties bring claims against Newborn, the proceeds held in trust could be reduced and the per-share liquidation price received by Newborn’s shareholders may be less than $10.00.

Newborn’s placing of funds in trust may not protect those funds from third party claims against Newborn. Although Newborn has received from many of the vendors, service providers (other than its independent accountants) and prospective target businesses with which it does business executed agreements waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of Newborn’s public shareholders, they may still seek recourse against the trust account. Additionally, a court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of Newborn’s public shareholders. If Newborn liquidates the trust account before the completion of a business combination and distributes the proceeds held therein to its public shareholders, Wenhui Xiong, a member of our Board of Directors, has agreed that he will be liable to ensure that the proceeds in Newborn’s trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only if such a vendor or prospective target business does not execute such a waiver. However, Newborn cannot assure you that he will be able to meet such obligation. Therefore, the per-share distribution from the trust account for our shareholders may be less than $10.00 due to such claims.

Additionally, if Newborn is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in Newborn’s bankruptcy estate and subject to the claims of third parties with priority over the claims of its shareholders. To the extent any bankruptcy claims deplete the trust account, Newborn may not be able to return $10.00 to Newborn’s public shareholders.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, thereby exposing themselves and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable for a fine of $18,292.68 and imprisonment for five years in the Cayman Islands.

If Newborn’s due diligence investigation of Nuvve was inadequate, then Newborn shareholders following the Business Combination could lose some or all of their investment.

Even though Newborn conducted a due diligence investigation of Nuvve, it cannot be sure that this diligence uncovered all material issues that may be present inside Nuvve or its business, or that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Nuvve and its business and outside of its control will not later arise.

All of Newborn’s officers and directors own NBAC Ordinary Shares, NBAC Warrants and NBAC Rights and will not participate in liquidation distributions and, therefore, they may have a conflict of interest in determining whether the Business Combination is appropriate.

All of Newborn’s officers and directors collectively own an aggregate of 1,437,500 NBAC Ordinary Shares and 272,500 units. Such individuals/entities have waived their rights to redeem these shares (including shares underlying the units), or to receive distributions with respect to these shares upon the liquidation of the trust account if Newborn is unable to consummate a business combination. Accordingly, the NBAC securities purchased by our officers and directors will be worthless if Newborn does not consummate a business combination. Based on a market price of $[•] per NBAC Ordinary Share, $[•] per NBAC Warrant, $[•] per NBAC Right, and $[•] per NBAC Unit on [•], 2021, the aggregate value of these shares, warrants, rights and units was approximately $[•]. The NBAC Ordinary Shares acquired prior to the IPO, as well as the NBAC Units, will be worthless if Newborn does not consummate a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting Nuvve as a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of the Business Combination are appropriate and in Newborn shareholders’ best interest.

Newborn is requiring shareholders who wish to redeem their shares in connection with the Business Combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.

Newborn is requiring public shareholders who wish to redeem their ordinary shares to either tender their certificates to Newborn’s transfer agent or deliver their shares to the transfer agent electronically using DTC’s DWAC System two (2) business days before the Extraordinary General Meeting. In order to obtain a physical certificate, a shareholder’s broker and/or clearing broker, DTC and Newborn’s transfer agent will need to act to facilitate this request. It is Newborn’s understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because Newborn does not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical share certificate. While Newborn has been advised that it takes a short time to deliver shares through the DWAC System, Newborn cannot assure you of this fact. Accordingly, if it takes longer than Newborn anticipates for shareholders to deliver their shares, shareholders who wish to redeem may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their ordinary shares.

Because Newborn will require its public shareholders who wish to redeem their ordinary shares in connection with the Business Combination to comply with specific requirements for redemption described above, such redeeming shareholders may be unable to sell their securities when they wish to in the event that the Business Combination is not consummated.

If Newborn requires public shareholders who wish to redeem their ordinary shares in connection with the proposed Business Combination to comply with specific requirements for redemption as described above and the Business Combination is not consummated, Newborn will promptly return such certificates to its public shareholders. Accordingly, investors who attempted to redeem their ordinary shares in such a circumstance will be unable to sell their securities after the failed acquisition until Newborn has returned their securities to them. The market price for Newborn’s ordinary shares may decline during this time and you may not be able to sell your securities when you wish to, even while other shareholders that did not seek redemption may be able to sell their securities.

The initial shareholders, including the officers and directors, control a substantial interest in Newborn and thus may influence certain actions requiring a shareholder vote.

Newborn’s initial shareholders, including the officers and directors, collectively own approximately 22.9% of its issued and outstanding ordinary shares. However, if a significant number of Newborn shareholders vote, or indicate an intention to vote, against the Business Combination, Newborn’s initial shareholders or the affiliates, could make such purchases in the open market or in private transactions in order to influence the vote. Newborn’s initial shareholders or the affiliates have agreed to vote any shares they own in favor of the Business Combination.

Newborn will not obtain an opinion from an unaffiliated third party as to the fairness of the Business Combination to its shareholders.

Newborn is not required to obtain an opinion from an unaffiliated third party that the price it is paying is fair to its public shareholders from a financial point of view. Newborn has conducted its own due diligence and calculations and has engaged in comprehensive discussions with Nuvve. Based on these efforts, Newborn believes the valuation offered by Nuvve is favorable to Newborn and its shareholders. Newborn’s board of directors believes that because of the background of its directors, it was qualified to conclude that Newborn’s fair market value was at least 80% of Newborn’s net assets. Therefore, Newborn’s board of directors did not obtain a fairness opinion to assist it in its determination and Newborn’s board of directors may be incorrect in its assessment of the Business Combination and Newborn public shareholders must rely solely on the judgment of Newborn’s board of directors.

Risks Relating to the Business Combination

Newborn and Nuvve have incurred and expect to incur significant costs associated with the Business Combination. Whether or not the Business Combination is completed, the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes by Nuvve if the Business Combination is completed or by Newborn if the Business Combination is not completed.

Newborn and Nuvve expect to incur significant costs associated with the Business Combination. Whether or not the Business Combination is completed, Newborn expects to incur approximately [$400,000] in expenses. These expenses will reduce the amount of cash available to be used for other corporate purposes by Nuvve if the Business Combination is completed or by Newborn if the Business Combination is not completed. If the Business Combination is not consummated, Newborn may not have sufficient funds to seek an alternative business combination and may be forced to voluntarily liquidate and subsequently dissolve.

In the event that a significant number of NBAC Ordinary Shares are redeemed, the PubCo Common Stock may become less liquid following the Business Combination.

If a significant number of NBAC Ordinary Shares are redeemed, PubCo may be left with a significantly smaller number of stockholders. As a result, trading in the shares of PubCo following the Business Combination may be limited and your ability to sell your shares in the market could be adversely affected.

Newborn may waive one or more of the conditions to the Business Combination without resoliciting Newborn shareholder approval for the Business Combination.

Newborn may agree to waive, in whole or in part, some of the conditions to its obligations to complete the Business Combination, to the extent permitted by applicable laws. Newborn’s board of directors will evaluate the materiality of any waiver to determine whether amendment of this proxy statement/prospectus and resolicitation of proxies is warranted. In some instances, if Newborn’s board of directors determines that a waiver is not sufficiently material to warrant resolicitation of Newborn shareholders, Newborn has the discretion to complete the Business Combination without seeking further shareholder approval. For example, it is a condition to Newborn’s obligations to close the Business Combination that there be no restraining order, injunction or other order restricting Nuvve’s conduct of its business; however, if Newborn’s board of directors determines that any such order or injunction is not material to the business of Nuvve, then Newborn’s board of directors may elect to waive that condition and close the Business Combination.

Newborn shareholders will experience immediate dilution as a consequence of the issuance of PubCo Common Stock as consideration in the Business Combination. Having a minority share position may reduce the influence that Newborn’s current shareholders have on the management of Newborn.

After the PIPE Investment and the Business Combination, assuming (i) no redemptions of our ordinary shares, (ii) no exercise of the PubCo Warrants or PubCo UPOs, and (iii) no existing Nuvve Options are exercised and no additional Nuvve Options are granted prior to the closing, Newborn’s shareholders, including the initial shareholders, and rightsholders will own approximately 43.5% of PubCo, the holders of the PIPE Shares will own 7.7% of PubCo, and the Nuvve stockholders will own 47.7% of PubCo. Assuming redemption by holders of 5,140,269 Newborn’s outstanding ordinary shares, which assumes the full redemption of Newborn ordinary shares after giving effect to payments to redeeming stockholders, Newborn’s shareholders, including the initial shareholders, will own approximately 21.8% of PubCo, holders of the PIPE Shares will own approximately 10.6% of PubCo, and Nuvve stockholders will own approximately 66.1% of PubCo. The minority position of the former Newborn’s shareholders will give them limited influence over the management and operations of the post-Business Combination company.

Notwithstanding that the Reincorporation Merger should qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code, the Business Combination is likely to be a taxable event for U.S. Holders of NBAC Ordinary Shares, NBAC Warrants, and NBAC Rights.

Subject to the limitations and qualifications described in “Material U.S. Federal Income Tax Consequences of the Business Combination,” including the application of the PFIC rules and Section 367(b) of the Code, the Reincorporation Merger may qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code. Nonetheless, a U.S. Holder of Newborn securities is likely to be taxed under the PFIC rules of the Code because of the likelihood that Newborn is classified as a PFIC. In addition, certain U.S. Holders may be subject to tax under Section 367(b) of the Code as a result of the inbound transfer of assets from Newborn to the United States.

Please see “Material U.S. Federal Income Tax Consequences of the Business Combination — U.S. Holders — U.S. Federal Income Tax Consequences of the Business Combination to U.S. Holders of Newborn Securities — Passive Foreign Investment Company Status” for a more detailed discussion with respect to Newborn’s potential PFIC status and certain tax implications thereof.

Newborn may be or may have been a PFIC during a U.S. Holder’s holding period.

If Newborn is a PFIC or has been a PFIC during a U.S. Holder’s holding period, such U.S. Holder may be subject to certain adverse U.S. federal income tax consequences as a result of the Reincorporation Merger. There is no assurance that Newborn is not currently or has not been a PFIC during a U.S. Holder’s holding period. If (a) Newborn has been a PFIC for any taxable year during the holding period of a U.S. Holder (and a U.S. Holder of NBAC Ordinary Shares, NBAC Rights or NBAC Warrants has not made certain elections with respect to its NBAC Ordinary Shares, NBAC Rights or NBAC Warrants), and (b) PubCo is not a PFIC in the taxable year of the Reincorporation Merger, such U.S. Holder would likely recognize gain (but not loss if the Reincorporation Merger qualifies as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code) upon the exchange of NBAC Ordinary Shares, NBAC Rights and NBAC Warrants, as applicable, for PubCo Common Stock or PubCo Warrants pursuant to the Reincorporation Merger. Please see “Material U.S. Federal Income Tax Consequences of the Business Combination — U.S. Holders — U.S. Federal Income Tax Consequences of the Business Combination to U.S. Holders of Newborn Securities — Passive Foreign Investment Company Status” for a more detailed discussion with respect to NBAC’s potential PFIC status and certain tax implications thereof.

The Business Combination may be a taxable event for U.S. Holders of Nuvve Common Stock and Nuvve Options.

Subject to the limitations and qualifications described in “Material U.S. Federal Income Tax Consequences of the Business Combination,” the Acquisition Merger may qualify as a “reorganization” within the meaning of Section 368 of the Code and, as a result, a U.S. Holder (as defined below) should not recognize gain or loss on the exchange of Nuvve Common Stock or Nuvve Options, as applicable, pursuant to the Acquisition Merger.

However, if the Acquisition Merger does not qualify as a “reorganization” within the meaning of Section 368 of the Code, then a U.S. Holder that exchanges its Nuvve Common Stock or Nuvve Options for the consideration pursuant to the Business Combination will recognize gain or loss equal to the difference between (i) the sum of the fair market value of the PubCo Common Stock and PubCo Options received and (ii) the U.S. Holder’s adjusted tax basis in the Nuvve Common Stock and Nuvve Options exchanged therefor.

Risks Related to Ownership of PubCo’s Securities

Although PubCo expects its shares will be traded on the Nasdaq Capital Market, PubCo can provide no assurance that its common stock will meet the Nasdaq initial listing requirements upon consummation of the Business Combination or continue to meet Nasdaq continued listing requirements thereafter. If PubCo fails to comply with the continuing listing standards of Nasdaq, its securities could be delisted.

PubCo expects that its common stock will be traded on the Nasdaq Capital Market under the symbol “NVVE.” There can be no assurance, however, that PubCo will meet the initial listing requirements for inclusion of its common stock on Nasdaq. Although the listing of its common stock on Nasdaq is a condition to the closing of the Business Combination pursuant to the merger agreement, Nuvve may waive this condition to closing. Even if PubCo’s common stock is listed on Nasdaq at the closing of the Business Combination, PubCo may in the future fail to satisfy the continued listing requirements of Nasdaq, such as the stockholder equity requirements or the minimum closing bid price requirement. In the event it fails to comply with the continued listing requirements of Nasdaq, PubCo can provide no assurance that any action taken by it to restore compliance with listing requirements would prevent its common stock from dropping below the Nasdaq minimum bid price requirement, improve its stockholders’ equity or otherwise prevent future non-compliance with Nasdaq’s continued listing requirements. In such event, Nasdaq would delist PubCo’s common stock. In addition, there can be no assurance that PubCo’s warrants will be listed on Nasdaq or another national securities exchange. If PubCo’s common stock or warrants are not listed on Nasdaq or another national securities exchange upon consummation of the Business Combination, or if its common stock or warrants are subsequently delisted, it would likely have a negative effect on the price of such securities and would impair your ability to sell or purchase such securities when you wish to do so.

Concentration of ownership among Nuvve’s existing executive officers, directors and their affiliates may prevent new investors from influencing significant corporate decisions.

Immediately after the closing of the Business Combination, PubCo anticipates that its directors and executive officers and their affiliates as a group will beneficially own approximately 12% of PubCo’s outstanding common stock, assuming no conversions of Newborn’s ordinary shares into a pro rata portion of the trust account in connection with the Business Combination, or approximately 17%, assuming maximum conversions of Newborn’s ordinary shares into a pro rata portion of the trust account in connection with the Business Combination. As a result, these stockholders will be able to exercise a significant level of control over all matters requiring stockholder approval, including the election of directors, any amendment of the PubCo’s certificate of incorporation and any approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control or changes in management and will make the approval of certain transactions difficult or impossible without the support of these stockholders.

Sales of a substantial number of shares of PubCo’s securities in the public market could cause the price of its securities to fall.

Immediately after the completion of the Business Combination, PubCo will have approximately 18,543,394 outstanding shares of common stock, assuming no conversions of Newborn’s ordinary shares into a pro rata portion of the trust account in connection with the Business Combination, or approximately 12,793,394 outstanding shares of common stock, assuming full conversions of Newborn’s ordinary shares into a pro rata portion of the trust account in connection with the Business Combination.

PubCo also will have outstanding warrants to purchase 4,365,000 shares of its common stock, immediately after the completion of the Business Combination. These warrants will become exercisable upon the closing at an exercise price of $11.50 per share. In additional, PubCo estimates that, immediately after the completion of the Business Combination, it will have outstanding stock options to purchase approximately 1,200,000 shares of common stock, which will have an average remaining life of approximately 7 years and a weighted average exercise price of approximately $1.33 per share. In addition, [•] million shares of common stock will be available for future issuance under the Incentive Plan. To the extent such warrants or options are exercised, or we grant additional stock options or other stock-based awards under the 2020 Plan, additional shares of common stock will be issued, which will result in dilution to the holders of PubCo’s common stock and increase the number of shares eligible for resale in the public market.

Furthermore, although the shares of common stock issued in the Business Combination are subject to lock-up restrictions, as described elsewhere in this proxy statement/prospectus, upon the lapse of these lock-up restrictions, a substantial number of additional shares of common stock will become eligible for resale in the public market.

Sales of a substantial number of shares of common stock or warrants in the public market or the perception that these sales might occur could depress the market price of the common stock and/or warrants and could impair PubCo’s ability to raise capital through the sale of additional equity securities. PubCo is unable to predict the effect that sales may have on the prevailing market price of its common stock and warrants.

The grant and future exercise of registration rights may adversely affect the market price of PubCo’s securities upon consummation of the Business Combination.

Pursuant to the registration rights agreement to be entered into in connection with the Business Combination and which is described elsewhere in this proxy statement/prospectus, certain stockholders can demand that PubCo register their registrable securities under certain circumstances and will also have piggyback registration rights for these securities in connection with certain registrations of securities that PubCo undertakes. Following the consummation of the Business Combination, PubCo intends to file and maintain an effective registration statement under the Securities Act covering such securities.

The registration of these securities will permit the public resale of such securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of PubCo’s securities post-Business Combination.

PubCo’s amended and restated certificate of incorporation will grant its board the power to issue additional shares of common and preferred stock and to designate series of preferred stock, all without stockholder approval.

We will be authorized to issue 101,000,000 shares of capital stock, of which 1,000,000 shares will be authorized as preferred stock. PubCo’s board of directors, without any action by its stockholders, may designate and issue shares of preferred stock in such series as it deems appropriate and establish the rights, preferences and privileges of such shares, including dividends, liquidation and voting rights, provided it is consistent with Delaware law.

The rights of holders of our preferred stock that may be issued could be superior to the rights of holders of PubCo’s common stock. The designation and issuance of shares of capital stock having preferential rights could adversely affect other rights appurtenant to shares of the common stock. Further, any issuances of additional stock (common or preferred) will dilute the percentage of ownership interest of then current holders of PubCo’s capital stock and may dilute its book value per share.

Neither Nuvve nor Newborn has ever paid cash dividends on its capital stock, and PubCo does not anticipate paying dividends in the foreseeable future.

Neither Nuvve nor Newborn has ever paid cash dividends on any of its capital stock and PubCo currently intends to retain any future earnings to fund the growth of its business. Any determination to pay dividends in the future will be at the discretion of PubCo’s board of directors and will depend on its financial condition, operating results, capital requirements, general business conditions and other factors that the board may deem relevant. As a result, capital appreciation, if any, of its common stock will be the sole source of gain for the foreseeable future.

The trading price PubCo’s securities is likely to be volatile, and you may not be able to sell its securities at or above the price you paid.

PubCo expects the trading price of its common stock and warrants to be volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. These factors include:

•        actual or anticipated fluctuations in operating results;

•        failure to meet or exceed financial estimates and projections of the investment community or that PubCo provides to the public;

•        issuance of new or updated research or reports by securities analysts or changed recommendations for its stock or the transportation industry in general;

•        announcements by PubCo or our competitors of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;

•        operating and share price performance of other companies that investors deem comparable to PubCo;

•        PubCo’s focus on long-term goals over short-term results;

•        the timing and magnitude of PubCo’s investments in the growth of it business;

•        actual or anticipated changes in laws and regulations affecting PubCo’s business;

•        additions or departures of key management or other personnel;

•        disputes or other developments related to PubCo’s intellectual property or other proprietary rights, including litigation;

•        PubCo’s ability to market new and enhanced products and technologies on a timely basis;

•        sales of substantial amounts of the common stock by executive officers, directors or significant stockholders or the perception that such sales could occur;

•        changes in PubCo’s capital structure, including future issuances of securities or the incurrence of debt;

•        the impact of the COVID-19 pandemic and the response of governments and business to the pandemic; and

•        general economic, political and market conditions.

In addition, the stock market in general, and Nasdaq in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may seriously affect the market price of PubCo’s securities, regardless of our actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against PubCo, could result in substantial costs and a diversion of its management’s attention and resources.

If securities or industry analysts issue an adverse opinion regarding PubCo’s common stock or do not publish research or reports about PubCo, the price and trading volume of its securities could decline.

The trading market for PubCo’s common stock and warrants will depend in part on the research and reports that equity research analysts publish about the company and its business. PubCo does not control these analysts or the content and opinions included in their reports. Securities analysts may elect not to provide research coverage of our company and such lack of research coverage may adversely affect the market price of its common stock and warrants. The price of its common stock and warrants could also decline if one or more equity research analysts downgrade their recommendations with respect to its common stock and warrants, change their price targets, issue other unfavorable commentary or cease publishing reports about PubCo or its business. If one or more equity research analysts cease coverage of the company, PubCo could lose visibility in the market, which in turn could cause the price of its securities to decline.

Anti-takeover provisions contained in the PubCo’s amended and restated certificate of incorporation and bylaws, and in applicable law, could impair a takeover attempt.

Upon the Closing of the Business Combination, PubCo’s amended and restated certificate of incorporation and bylaws will afford certain rights and powers to its board of directors that could contribute to the delay or prevention of an acquisition that it deems undesirable, including:

•        a classified board of directors with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of PubCo’s board of directors;

•        the ability of PubCo’s board of directors to issue shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquiror;

•        the right of PubCo’s board of directors to elect a director to fill a vacancy created by the expansion of PubCo’s board of directors or the resignation, death or removal of a director, which may prevent stockholders from being able to fill vacancies on PubCo’s board of directors;

•        the requirement that a special meeting of stockholders may be called only by the board of directors, the chairman of the board of directors or the Chief Executive Officer of PubCo, which could delay the ability of PubCo’s stockholders to force consideration of a proposal or to take action, including the removal of directors; and

•        the requirement for the affirmative vote of holders of at least 66 ⅔% of the voting power of all of the then-outstanding shares of the voting stock, voting together as a single class, to amend certain provisions of PubCo’s amended and restated certificate of incorporation or to amend PubCo’s amended and restated bylaws, which may inhibit the ability of an acquiror to effect such amendments to facilitate an unsolicited takeover attempt.

PubCo also is subject to Section 203 of the Delaware General Corporation Law and other provisions of Delaware law that limit the ability of stockholders in certain situations to effect certain business combinations. Any of the foregoing provisions and terms that has the effect of delaying or deterring a change in control could limit the opportunity for stockholders to receive a premium for their shares of common stock, and could also affect the price that some investors are willing to pay for the common stock.

PubCo’s amended and restated certificate of incorporation will provide, subject to limited exceptions, that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit stockholders’ ability to obtain a favorable judicial forum for disputes with PubCo or its directors, officers, employees or stockholders.

PubCo’s amended and restated certificate of incorporation will require, to the fullest extent permitted by law, that derivative actions brought in its name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought in the Court of Chancery in the State of Delaware or, if that court lacks subject matter jurisdiction, another federal or state court situated in the State of Delaware. These provisions will not apply to suits brought to enforce any liability or duty created by the Securities Act, the Securities Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of PubCo’s capital stock shall be deemed to have notice of and consented to the forum provisions in the amended and restated certificate of incorporation. In addition, the amended and restated certificate of incorporation and bylaws will provide that, to the fullest extent permitted by law, claims made under the Securities Act must be brought in federal district court.

In March 2020, the Delaware Supreme Court issued a decision in Salzburg et al. v. Sciabacucchi, which found that an exclusive forum provision providing for claims under the Securities Act to be brought in federal court is facially valid under Delaware law. It is unclear whether this decision will be appealed, or what the final outcome of this case will be. PubCo intends to enforce this provision, but the company does not know whether courts in other jurisdictions will agree with this decision or enforce it. Further, it is possible that, in connection with claims arising under federal securities laws, a court could find the choice of forum provisions contained in PubCo’s second amended and restated certificate of incorporation to be inapplicable or unenforceable. If that were the case, because stockholders will not be deemed to have waived PubCo’s compliance with the federal securities laws and the rules and regulations thereunder, it would allow stockholders to bring claims for breach of these provisions in any appropriate forum.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with PubCo or any of its directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in the amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, PubCo may incur additional costs associated with resolving such action in other jurisdictions, which could harm its business, operating results and financial condition.

THE EXTRAORDINARY GENERAL MEETING

General

We are furnishing this proxy statement/prospectus to Newborn shareholders as part of the solicitation of proxies by Newborn’s board of directors for use at the Extraordinary General Meeting to be held on [•], 2021 and at any adjournment or postponement thereof. This proxy statement/prospectus is first being furnished to our shareholders on or about [•], 2021 in connection with the vote on the Reincorporation Merger Proposal, the Charter Proposals, the Acquisition Merger Proposal, the Nasdaq Proposal, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal. This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the Extraordinary General Meeting.

Date, Time and Place

The Extraordinary General Meeting will be held at [•] on [•], 2021 at [•] a.m., Eastern Time, or such other date, time and place to which such meeting may be adjourned or postponed. Due to the COVID-19 pandemic, we are encouraging our shareholders to attend the Extraordinary General Meeting virtually by means of a teleconference using the following dial-in information:

Webcast URL
US Toll Free
International Toll
Participant Passcode

Purpose of the Extraordinary General Meeting

At the Extraordinary General Meeting, we are asking holders of NBAC Ordinary Shares to approve the following Proposals:

•        The Reincorporation Merger Proposal to approve the Reincorporation Merger;

•        The Charter Proposals to approve the material differences between PubCo’s proposed charter and Newborn’s amended and restated articles of association;

•        The Acquisition Merger Proposal to approve the Acquisition Merger;

•        The Nasdaq Proposal to approve (i) the issuance of more than 20% of the issued and outstanding Newborn ordinary shares and the resulting change in control in connection with the Acquisition Merger, and (ii) the issuance of more than 20% of Newborn ordinary shares in connection with the PIPE Investment;

•        The Director Election Proposal to approve the appointment of PubCo’s Board of Directors effective as of the closing of the Business Combination in accordance with the Merger Agreement;

•        The Incentive Plan Proposal to approve PubCo’s Incentive Plan; and

•        The Adjournment Proposal to approve the adjournment of the Extraordinary General Meeting if it is determined by the officer presiding over the Extraordinary General Meeting that more time is necessary for Newborn to consummate the Business Combination and the other transactions contemplated by the Merger Agreement.

Recommendation of Newborn’s Board of Directors

Newborn’s board of directors:

•        has determined that each of the Reincorporation Merger Proposal, the Charter Proposals, the Acquisition Merger Proposal, the Nasdaq Proposal, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal, are fair to, and in the best interests of, Newborn and its shareholders;

•        has approved the Reincorporation Merger Proposal, the Charter Proposals, the Acquisition Merger Proposal, the Nasdaq Proposal, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal; and

•        recommends that Newborn shareholders vote “FOR” each of the Reincorporation Merger Proposal, the Charter Proposals, the Acquisition Merger Proposal, the Nasdaq Proposal, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal.

Newborn’s board of directors have interests that may be different from or in addition to your interests as a shareholder. See “Proposal No. 3 The Acquisition Merger Proposal — Interests of Certain Persons in the Business Combination” in this proxy statement/prospectus for further information.

Record Date; Who is Entitled to Vote

We have fixed the close of business on [•], 2021, as the record date for determining those Newborn shareholders entitled to notice of and to vote at the Extraordinary General Meeting. As of the close of business on the record date, there were 7,460,000 NBAC Ordinary Shares outstanding and entitled to vote. Each holder of NBAC Ordinary Shares is entitled to one vote per share on each of the Proposals.

As of the record date, the initial shareholders including the Sponsor and our officers and directors collectively owned and were entitled to vote 1,710,000 NBAC Ordinary Shares, or approximately 22.9% of Newborn’s issued and outstanding shares. With respect to the Business Combination, they have agreed to vote their NBAC Ordinary Shares in favor of the Reincorporation Merger Proposal and the Acquisition Merger Proposal, and intend to vote for the other Proposals although there is no agreement in place with respect to voting on the other Proposals.

Quorum and Required Vote for the Proposals

A quorum of Newborn shareholders is necessary to hold a valid meeting. A quorum will be present at the Extraordinary General Meeting if a majority of the shares of capital stock issued and outstanding as of the record date and entitled to vote at the Extraordinary General Meeting is represented in person (or via teleconference) or by proxy.

Approval of each of the Reincorporation Merger Proposal and the Charter Proposals requires a special resolution under Cayman Islands law, being the affirmative vote of holders of at least two-thirds of the issued and outstanding NBAC Ordinary Shares present and entitled to vote thereon and who vote at the Extraordinary General Meeting or any adjournment thereof. Approval of each of the Acquisition Merger Proposal, the Nasdaq Proposal, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of holders of a majority of the issued and outstanding NBAC Ordinary Shares present and entitled to vote thereon and who vote at the Extraordinary General Meeting or any adjournment thereof.

Abstentions and Broker Non-Votes

Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting, and accordingly will have no effect on any of the Proposals. If you return your proxy card without an indication of how you wish to vote, this will be treated as an abstention and will have no effect on the Reincorporation Merger Proposal, the Acquisition Merger Proposals or any of the other Proposals. If a shareholder does not give the broker voting instructions, under applicable self-regulatory organization rules, its broker may not vote its shares on “non-routine” proposals, such as the Reincorporation Merger Proposal, the Acquisition Merger Proposal or any of the other Proposals.

Voting Your Shares

Each NBAC Ordinary Share that you own as of the record date in your name entitles you to one vote for each Proposal on which such shares are entitled to vote at the Extraordinary General Meeting. Your proxy card shows the number of NBAC Ordinary Shares that you own.

There are two ways to ensure that your NBAC Ordinary Shares are voted at the Extraordinary General Meeting:

•        You can cause your shares to be voted by signing and returning the enclosed proxy card. If you submit your proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted, as recommended by Newborn’s board of directors, “FOR” the adoption of the Reincorporation Merger Proposal, the Charter Proposals, the Acquisition Merger Proposal, the Nasdaq Proposal, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal. Votes received after a matter has been voted upon at the Extraordinary General Meeting will not be counted.

•        You can attend the Extraordinary General Meeting in person (or via teleconference) and vote in person or through the virtual meeting platform. Instructions for voting may be found on your proxy card. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

IN ORDER TO REDEEM YOUR SHARES, YOU MUST TENDER YOUR SHARES TO OUR TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE EXTRAORDINARY GENERAL MEETING. YOU MAY TENDER YOUR SHARES FOR REDEMPTION BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE TENDERED SHARES WILL NOT BE REDEEMED FOR CASH AND WILL BE RETURNED TO THE APPLICABLE SHAREHOLDER. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BROKER OR BANK TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•        you may send another proxy card with a later date;

•        if you are a record holder, you may notify our proxy solicitor, [•], in writing before the Extraordinary General Meeting that you have revoked your proxy; or

•        you may attend the Extraordinary General Meeting in person (or via teleconference), revoke your proxy, and vote in person or through the virtual meeting platform, as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your ordinary shares, you may call [•], our proxy solicitor, at [•].

No Additional Matters May Be Presented at the Extraordinary General Meeting

This Extraordinary General Meeting has been called only to consider the approval of the Proposals.

Redemption Rights

Pursuant to Newborn’s amended and restated memorandum and articles of association, a holder of NBAC Ordinary Shares has the right to have its public shares redeemed for cash equal to its pro rata share of the trust account (net of taxes payable) in connection with the Business Combination.

Public shareholders may seek to have their shares redeemed regardless of whether they vote for or against the Business Combination and whether or not they are holders of NBAC Ordinary Shares as of the record date. Any public shareholder who holds NBAC Ordinary Shares on or before [•], 2021 (two (2) business days before the Extraordinary General Meeting) will have the right to demand that his, her or its shares be redeemed for a pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid, at the consummation of the Business Combination.

If you are a public shareholder and you seek to have your shares redeemed, you must (i) demand, no later than [•] p.m., Eastern Time, on [•], 2021 (two (2) business days before the Extraordinary General Meeting), that Newborn redeem your shares into cash; and (ii) submit your request in writing to Newborn’s transfer agent, at the address listed at the end of this section and deliver your shares to Newborn’s transfer agent physically or electronically using the DWAC system at least two (2) business days prior to the vote at the Extraordinary General Meeting. In order to validly request redemption, you must either make a request for redemption on the proxy card or separately send a request in writing to Newborn’s transfer agent. The proxy card or separate request must be signed by the applicable shareholder in order to validly request redemption. A shareholder is not required to submit a proxy card or vote in order to validly exercise redemption rights.

You may tender the NBAC Ordinary Shares for which you are electing redemption by two (2) business days before the Extraordinary General Meeting by either:

•        Delivering certificates representing Newborn’s ordinary shares to Newborn’s transfer agent, or

•        Delivering the NBAC Ordinary Shares electronically through the DWAC system.

Newborn shareholders will be entitled to redeem their NBAC Ordinary Shares for a full pro rata share of the trust account (currently anticipated to be no less than approximately $[•] per share) net of taxes payable.

Any corrected or changed written demand of redemption rights must be received by Newborn’s transfer agent two (2) business days prior to the Extraordinary General Meeting. No demand for redemption will be honored unless the holder’s shares have been delivered (either physically or electronically) to the transfer agent at least two (2) business days prior to the vote at the Extraordinary General Meeting.

In connection with tendering your shares for redemption, you must elect either to physically tender your share certificates to Newborn’s transfer agent or deliver your shares to the transfer agent electronically using The Depository Trust Company’s DWAC System, in each case, two (2) business days before the Extraordinary General Meeting.

Through the DWAC system, this electronic delivery process can be accomplished by contacting your broker and requesting delivery of your shares through the DWAC system. Delivering shares physically may take significantly longer. In order to obtain a physical share certificate, a shareholder’s broker and/or clearing broker, DTC, and Newborn’s transfer agent will need to act together to facilitate this request. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $45 and the broker would determine whether or not to pass this cost on to the redeeming holder. It is Newborn’s understanding that Newborn shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. Newborn does not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical share certificate. Newborn shareholders who request physical share certificates and wish to redeem may be unable to meet the deadline for tendering their shares before exercising their redemption rights and thus will be unable to redeem their shares.

In the event that a shareholder tenders its shares and decides prior to the consummation of the Business Combination that it does not want to redeem its shares, the shareholder may withdraw the tender. In the event that a shareholder tenders shares and the Business Combination is not completed, these shares will not be redeemed for cash and the physical certificates representing these shares will be returned to the shareholder promptly following the determination that the Business Combination will not be consummated. Newborn anticipates that a shareholder who tenders shares for redemption in connection with the vote to approve the Business Combination would receive payment of the redemption price for such shares soon after the completion of the Business Combination.

If properly demanded by Newborn public shareholders, Newborn will redeem each share into a pro rata portion of the funds available in the trust account, calculated as of two business days prior to the anticipated consummation of the Business Combination. As of the record date, this would amount to approximately $[•] per share. If you exercise your redemption rights, you will be exchanging your NBAC Ordinary Shares for cash and will no longer own the shares. In the absence of shareholder approval for a further extension, if Newborn is unable to complete the Business Combination by February 19, 2021 (or August 19, 2021 if Newborn’s time to complete a business combination is extended as provided in its amended and restated memorandum and articles of association), it will liquidate and dissolve and public shareholders would be entitled to receive approximately $[•] per share upon such liquidation.

Holders of outstanding NBAC Units must separate the underlying NBAC Ordinary Shares, NBAC Warrants and NBAC Rights prior to exercising redemption rights with respect to the NBAC Ordinary Shares. If NBAC Units are registered in a holder’s own name, the holder must deliver the certificate for its NBAC Units to the transfer agent with written instructions to separate the NBAC Units into their individual component parts. This must be completed far enough in advance to permit the mailing of the certificates back to the holder so that the holder may then exercise his, her or its redemption rights upon the separation of the NBAC Ordinary Shares from the NBAC Units.

If a broker, dealer, commercial bank, trust company or other nominee holds NBAC Units for an individual or entity (such individual or entity, the “beneficial owner”), the beneficial owner must instruct such nominee to separate the beneficial owner’s NBAC Units into their individual component parts. The beneficial owner’s nominee must send written instructions by facsimile to the transfer agent. Such written instructions must include the number of NBAC Units to be separated and the nominee holding such NBAC Units. The beneficial owner’s nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant NBAC Units and a deposit of an equal number of NBAC Ordinary Shares, NBAC Warrants and NBAC Rights. This must be completed far enough in advance to permit the nominee to exercise the beneficial owner’s redemption rights upon the separation of the NBAC Ordinary Shares from the NBAC Units. While this is typically done electronically the same business day, beneficial owners should allow at least one full business day to accomplish the separation. If beneficial owners fail to cause their NBAC Ordinary Shares to be separated in a timely manner, they will likely not be able to exercise their redemption rights.

If you have questions regarding the certification of your position or delivery of your shares, please contact:

Continental Stock Transfer & Trust Company
One State Street Plaza, 30th Floor
New York, NY 10004
Attn: Mark Zimkind
E-mail: mzimkind@continentalstock.com

Tendering Ordinary Shares Certificates in connection with Redemption Rights

Newborn is requiring Newborn public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to Newborn’s transfer agent, or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC System, at the holder’s option at least two (2) business days prior to the Extraordinary General Meeting. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $45.00 and it would be up to the broker whether to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether Newborn requires holders seeking to exercise redemption rights to tender their ordinary shares. The need to deliver ordinary shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

Any request for redemption, once made, may be withdrawn at any time up to the closing of the Business Combination. Furthermore, if a shareholder delivered his certificate for redemption and subsequently decided, at any time up to the closing of the Business Combination, not to elect redemption, he may simply request that the transfer agent return the certificate (physically or electronically).

A redemption payment will only be made in the event that the proposed Business Combination is consummated. If the proposed Business Combination is not completed for any reason, then public shareholders who exercised their redemption rights would not be entitled to receive the redemption payment. In such case, Newborn will promptly return the share certificates to the public shareholder.

Dissenter Rights

Dissenter rights are not available to holders of NBAC Ordinary Shares under the Companies Law or under the governing documents of Newborn in connection with the Proposals.

Proxies and Proxy Solicitation Costs

We are soliciting proxies on behalf of Newborn’s board of directors. This solicitation is being made by mail but also may be made by telephone or in person. Newborn and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. Any solicitation made and information provided in such a solicitation will be consistent with the written proxy statement/prospectus and proxy card. [•], a proxy solicitation firm that Newborn has engaged to assist it in soliciting proxies, will be paid its customary fee and out-of-pocket expenses.

Newborn will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Newborn will reimburse them for their reasonable expenses.

If you send in your completed proxy card, you may still vote your shares in person or through the virtual meeting platform if you revoke your proxy before it is exercised at the Extraordinary General Meeting.

PROPOSAL NO. 1
THE REINCORPORATION MERGER PROPOSAL

The discussion in this proxy statement/prospectus of the Business Combination, and the principal terms of the Merger Agreement, is subject to, and is qualified in its entirety by reference to, the Merger Agreement. The full text of the Merger Agreement is attached hereto as Annex A, which is incorporated by reference herein.

Purpose of the Reincorporation Merger Proposal

The purpose of the Reincorporation Merger is to establish a Delaware corporation as the parent entity of Nuvve. As a result of the Reincorporation Merger, the Newborn shareholders will no longer be shareholders of Newborn and (other than the Newborn shareholders who exercise their redemption rights) will become stockholders of PubCo. The Reincorporation Merger is a condition to the consummation of the Business Combination. Being reincorporated in Delaware will create operational efficiencies for the combined company due to the fact that Nuvve and its subsidiaries are all located in the United States and a Delaware corporation will provide its stockholders with certain rights not afforded to them by a Cayman Islands exempted company. The Reincorporation Merger will be completed immediately prior to the Business Combination. As part of the Business Combination, PubCo’s corporate name will be changed to “Nuvve Holding Corp.”

Summary of the Reincorporation Merger

The Merger Agreement was entered into by and among Newborn, PubCo, Merger Sub, Nuvve and certain other parties on November 11, 2020. Newborn will reincorporate to Delaware by merging with and into the PubCo, a Delaware corporation and wholly-owned subsidiary of Newborn. The separate corporate existence of Newborn will cease and PubCo will continue as the surviving corporation and the public entity. At the closing of the Reincorporation Merger, which will occur immediately prior to the Acquisition Merger, Newborn’s outstanding securities will be converted into equivalent securities of Purchaser, as follows:

•        Each NBAC Ordinary Share, issued and outstanding immediately prior to the effective time of the Reincorporation Merger (other than any redeemed shares), will automatically be cancelled and cease to exist and for each NBAC Ordinary Share, PubCo shall issue to each Newborn shareholder (other than Newborn’s shareholders who exercise their redemption rights in connection with the Business Combination) one validly issued share of PubCo Common Stock, which, unless explicitly stated herein, shall be fully paid.

•        Each NBAC Rights issued and outstanding immediately prior to the effective time of the Reincorporation Merger will automatically be converted into one-tenth (1/10) of one share of PubCo Common Stock; provided, however, that no fractional shares will be issued and all fractional shares will be rounded to the nearest whole share.

•        Each NBAC Warrant issued and outstanding immediately prior to effective time of the Reincorporation Merger will automatically be converted into a PubCo Warrant to purchase one-half (1/2) of one share of PubCo Common Stock. The PubCo Warrants will have substantially the same terms and conditions as set forth in the NBAC Warrants.

•        Each NBAC Unit will be automatically separated into its constituent securities, with each constituent security being automatically converted into a security of PubCo as described in the preceding bullet points.

•        Each NBAC UPO issued and outstanding immediately prior to effective time of the Reincorporation Merger will automatically be converted into a PubCo UPO to purchase a unit consisting of 1.1 shares of PubCo Common Stock and one PubCo Warrant at a price of $11.50 per unit.

Full Text of the Resolution to be Approved

“RESOLVED, as a special resolution, that:

(a)     Newborn Acquisition Corp. (the “Company”) be authorized to merge with and into NB Merger Corp., a Delaware corporation (the “Surviving Company”), so that Surviving Company be the surviving company and all the undertaking, property and liabilities of the Company vest in the Surviving Company by virtue of such merger pursuant to the Companies Law (2020 Revision) of the Cayman Islands;

(b)    the Plan of Merger in the form annexed to the proxy statement/prospectus in respect of the meeting (the “Plan of Merger”) be authorized, approved and confirmed in all respects;

(c)     the Company be authorized to enter into the Plan of Merger;

(d)    the Plan of Merger be executed by any one Director on behalf of the Company and any Director or Maples and Calder, on behalf of Maples Corporate Services Limited, be authorized to submit the Plan of Merger, together with any supporting documentation, for registration to the Registrar of Companies of the Cayman Islands; and

(e)     all actions taken and any documents or agreements executed, signed or delivered prior to or after the date hereof by any Director or officer of the Company in connection with the transactions contemplated hereby be and are hereby approved, ratified and confirmed in all respects.”

Required Vote

Approval of the Reincorporation Merger Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of holders of at least two-thirds of the issued and outstanding NBAC Ordinary Shares present and entitled to vote thereon and who vote at the Extraordinary General Meeting or any adjournment thereof. Adoption of the Reincorporation Merger Proposal is conditioned upon the adoption of the Acquisition Merger Proposal. It is important for you to note that in the event that either of the Reincorporation Merger Proposal or the Acquisition Merger Proposal is not approved, then Newborn will not consummate the Business Combination.

Recommendation of Newborn’s Board of Directors

After careful consideration, Newborn’s board of directors determined that the Reincorporation Merger forming part of the Business Combination with Nuvve is in the best interests of Newborn and its shareholders. On the basis of the foregoing, Newborn’s board of directors has approved and declared advisable the Business Combination with Nuvve and recommends that you vote or give instructions to vote “FOR” adoption of the Reincorporation Merger Proposal.

PROPOSAL NO. 2
THE CHARTER PROPOSALS

Overview

Shortly before completion of the Business Combination, the amended and restated certificate of incorporation will be adopted by PubCo. Upon completion of the Reincorporation Merger, you rights as a security holder of PubCo will be governed by PubCo’s amended and restated certificate of incorporation. The following table sets forth a summary of the material differences between PubCo’s amended and restated certificate of incorporation and Newborn’s amended and restated memorandum and articles of association. This summary is qualified by reference to the complete text of the proposed amended and restated certificate of incorporation, which we sometimes refer to as the “proposed charter,” a copy of which is attached to this proxy statement/prospectus as Annex B. All shareholders are encouraged to read the proposed charter in its entirety for a complete description of its terms.

Change	Existing Charter	Charter Proposal
Corporate Name (Proposal 2A)	The name of Newborn under the existing charter is “Newborn Acquisition Corp.”	PubCo’s proposed charter provides that the name of PubCo will be “Nuvve Holding Corp.”
Required Vote to Amend the Charter (Proposal 2B)

The existing charter may be amended by Ordinary Resolution to make alteration to its share capital, including: (a) increase its share capital; (b) consolidate and divide all or any of its share capital; (c) convert or reconvert its paid-up shares into stock; (d) subdivide its existing shares; and (e) cancel any shares that have not been taken.

Subject to the provisions of the Companies Law (2020 Revision) and the provisions of the articles as regards the matters to be dealt with by Ordinary Resolution, the existing charter may be amended by Special Resolution to: (a) change its name; (b) alter or add to the articles; (c) alter or add to the memorandum; and (d) reduce its share capital or any capital redemption reserve fund.

“Ordinary Resolution” means a resolution passed by a simple majority of the shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a unanimous written resolution.

“Special Resolution” has the same meaning as in the Companies Law, being a resolution passed by at least two-thirds of the shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a unanimous written resolution.

See Regulation 1.1 and Regulation 17 of the Articles.

Section 13.1 of PubCo’s proposed charter requires an affirmative vote of at least 66⅔% of the total voting power of the then-outstanding shares of stock of PubCo entitled to vote generally in the election of directors, voting together as a single class, in order to amend, alter, repeal or rescind certain provisions of PubCo’s proposed charter, including provisions relating to amending PubCo’s proposed amended and restated bylaws (the “proposed bylaws”), staggering the board of directors, appointing directors, removing directors, eliminating written consents of stockholders, calling meetings of the stockholders, limiting liability of and indemnifying directors, and selecting the forum for certain actions involving the company. See Articles 10 of the proposed charter.

Except as provided in Article 10 regarding the vote required to amend the proposed charter, PubCo’s proposed charter may be amended by the affirmative vote of the holders of at least a majority of the total voting power of all the then-outstanding shares of stock of PubCo entitled to vote generally in the election of directors, voting together as a single class.

Change	Existing Charter	Charter Proposal
Required Vote to Amend the Bylaws (Proposal 2C)	See above “Required Vote to Amend the Charter.”

PubCo’s proposed charter permits the bylaws of PubCo to be altered, amended, repealed or rescinded, in whole or in part, either by the affirmative vote of a majority of the board of directors or by the affirmative vote of at least 66⅔% of the total voting power of all the then-outstanding shares of stock of PubCo entitled to vote generally in the election of directors, voting together as a single class.

See Article 7.B of the proposed charter.

Classified Board (Proposal 2D)	The existing charter does not contain any provisions adopting or requiring a classified or staggered board of directors.

PubCo’s proposed charter provides that, subject to the rights of any series of preferred stock outstanding, the PubCo board of directors shall be divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The number of directors in each class shall be as nearly equal as possible.

See Article 6.B of the proposed charter.

Director Election and Director Vacancies (Proposal 2E)

The existing charter provides that the directors may be appointed by Ordinary Resolution.

The directors may appoint any person to be a director, either to fill a vacancy or as an additional director, provided that such appointment does not cause the number of directors to exceed any number fixed by or in accordance with the articles.

See Regulation 28 and Regulation 29 of the Articles.

Pursuant to Section 216 of the DGCL, directors shall be elected by the affirmative vote of at least a plurality of the total voting power of all the then-outstanding shares of stock of PubCo entitled to vote generally in the election of directors (other than those directors elected by the holders of any series of preferred stock, who shall be elected pursuant to the terms of such preferred stock).

PubCo’s proposed charter provides that newly created directorships (including those created by the board) or any vacancy on the board of directors may be filled by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director.

See Article 6.A of the proposed charter.

Change	Existing Charter	Charter Proposal
Director Removal (Proposal 2F)

A director may be removed from office (a) by Ordinary Resolution or (b) by all of the other directors either by a resolution passed by all of the other directors at a meeting duly convened and held in accordance with the articles or by a resolution in writing signed by all of the other directors.

See Regulation 28 and Regulation 29 of the Articles.

PubCo’s proposed charter provides for the removal of directors with cause by the affirmative vote of at least 66⅔% of the total voting power of all the then-outstanding shares of stock of PubCo entitled to vote generally in the election of directors, voting together as a single class (other than those directors elected by the holders of any series of preferred stock, who shall be removed pursuant to the terms of such preferred stock).

See Article 7.G of the proposed charter.

Special Meetings (Proposal 2G)

The existing charter provides that the directors, the chief executive officer or the chairman of the board of directors may call a general meeting, including an extraordinary general meeting, and that they shall convene an extraordinary general meeting if requested by shareholders holding at least 10% in par value of the issued shares entitled to voting at general meetings.

See Regulation 19 of the Articles.

PubCo’s proposed charter provides that special meetings of the stockholders of PubCo may be called only by or at the direction of the board of directors of PubCo, the chairman of the board of directors of PubCo, or the chief executive officer of PubCo.

See Article 7.F of the proposed charter.

Stockholder Actions by Written Consent (Proposal 2H)

A resolution (including a Special Resolution) in writing signed by or on behalf of all of the shareholders then entitled to receive notice of and to attend and vote at general meetings shall be as valid and effective as if the resolution had been passed at a general meeting duly convened and held.

See Regulation 21.3 of the Articles.

Actions of stockholders must be taken at a duly called annual or special meeting of stockholders and may not be effected by written consent, unless such action is recommended or approved by all members of the board of directors then in office.

See Article 7.E of the proposed charter.

Forum Selection (Proposal 2I)	The existing charter does not contain any provisions adopting an exclusive forum for certain shareholder litigation.

PubCo’s proposed charter provides that the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, another state or federal court located within the State of Delaware, shall be the exclusive forum for certain actions and claims. For certain claims made under federal securities law, the claim must be brought in federal district court.

See Article 9 of the proposed charter.

Removal of Blank Check Company Provisions (Proposal 2J)	The existing charter contains various provisions applicable only to blank check companies.	The Proposed Charter does not include provisions applicable only to blank check companies.

Reasons for Proposed Charter Amendments

Corporate Name (Proposal 2A)

Proposal 2A provides that the name of PubCo will be “Nuvve Holding Corp.” We believe that our corporate name should reflect the merger with Nuvve and align with our operating business after the Business Combination.

Required Vote to Amend the Charter (Proposal 2B)

At present, certain provisions of our existing charter relating to alteration of capital may be amended by Ordinary Resolution, and certain provisions of our existing charter regarding changing our name, altering or adding to our articles of association, altering or adding to our memorandum and reducing our share capital or any capital redemption reserve fund may be amended by Special Resolution. Proposal 2B provides that an affirmative vote of at least 66⅔% of the total voting power of the then-outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, is required in order to amend, alter, repeal or rescind certain provisions of the proposed charter, including provisions relating to amending certain provisions of the proposed bylaws, staggering the board of directors, appointing directors, removing directors, eliminating written consents of stockholders, calling meetings of the stockholders, limiting liability of and indemnifying directors, and selecting the forum for certain actions involving the company. Except as provided in the foregoing, our Certificate of Incorporation may be amended by the affirmative vote of the holders of at least a majority of the total voting power of all the then-outstanding shares of our stock entitled to vote generally in the election of directors, voting together as a single class. We believe that supermajority voting requirements are appropriate at this time to protect all stockholders against the potential self-interested actions by one or a few large stockholders. In reaching this conclusion, the board of directors was cognizant of the potential for certain stockholders to hold a substantial beneficial ownership of our common stock following the merger. We further believe that going forward, a supermajority voting requirement encourages the person seeking control to negotiate with the board of directors to reach terms that are appropriate for all stockholders.

Required Vote to Amend the Bylaws (Proposal 2C)

At present, certain provisions of our existing charter relating to alteration of capital may be amended by Ordinary Resolution, and certain provisions of our existing charter regarding changing our name, altering or adding to our articles of association, altering or adding to our memorandum and reducing our share capital or any capital redemption reserve fund may be amended by Special Resolution. Proposal 2C provides that the bylaws of PubCo may be altered, amended, repealed or rescinded, in whole or in part, only by either the affirmative vote of a majority of the board of directors or the affirmative vote of at least 66⅔% of the total voting power of all the then-outstanding shares of stock of PubCo entitled to vote generally in the election of directors, voting together as a single class. We believe that supermajority voting requirements are appropriate at this time to protect all stockholders against the potential self-interested actions by one or a few large stockholders. In reaching this conclusion, the board of directors was cognizant of the potential for certain stockholders to hold a substantial beneficial ownership of our common stock following the merger. We further believe that going forward, a supermajority voting requirement encourages the person seeking control to negotiate with the board of directors to reach terms that are appropriate for all stockholders.

Classified Board (Proposal 2D)

Under our existing charter, the board of directors has no classes. Proposal 2D provides that PubCo’s board of directors be divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. We believe that the classification of our board of directors will encourage experience and leadership stability following the merger. We also believe that such classification will assure desirable continuity in leadership and policy following the merger.

Director Election and Director Vacancies (Proposal 2E)

At present, our existing charter provides that the directors may be appointed by Ordinary Resolution. Our existing charter also provides that the directors may appoint any person to be a director, either to fill a vacancy or as an additional director, provided that such appointment does not cause the number of directors to exceed any number fixed by or in accordance with the articles. Proposal 2E provides that directors shall be elected by the affirmative vote of at least a plurality of the total voting power of all the then-outstanding shares of our stock entitled to vote generally in the election of directors (other than those directors elected by the holders of any series of preferred stock, who shall be elected pursuant to the terms of such preferred stock). Proposal 2E further provides that newly created directorships (including those created by the board) or any vacancy on the board of directors may be filled by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director. We believe that these voting requirements are appropriate at this time to promote diversity on the board of directors.

Director Removal (Proposal 2F)

At present, the existing charter provides that a director may be removed from office (a) by Ordinary Resolution or (b) by all of the other directors either by a resolution passed by all of the other directors at a meeting duly convened and held in accordance with the articles or by a resolution in writing signed by all of the other directors. Because PubCo’s board of directors is classified, directors may only be removed for cause under the DGCL. Proposal 2F provides for the removal of directors for cause only by the affirmative vote of at least 66⅔% of the total voting power of all the then outstanding shares of our stock entitled to vote generally in the election of directors, voting together as a single class (other than those directors elected by the holders of any series of Preferred Stock, who shall be removed pursuant to the terms of such Preferred Stock). We believe that applying a supermajority voting requirement to removal for “cause” is appropriate at this time to protect all stockholders against the potential self-interested actions by one or a few large stockholders. In reaching this conclusion, the board of directors was cognizant of the potential for certain stockholders to hold a substantial beneficial ownership of our common stock following the merger. We further believe that going forward, a supermajority voting requirement encourages the person seeking control to negotiate with the board of directors to reach terms that are appropriate for all stockholders.

Special Meetings (Proposal 2G)

At present, our existing charter provides that the directors, the chief executive officer or the chairman of the board of directors may call a general meeting, including an extraordinary general meeting, and that they shall convene an extraordinary general meeting if requested by shareholders holding at least 10% in par value of the issued shares entitled to voting at general meetings. Proposal 2G provides that special meetings of the stockholders of PubCo may be called only by or at the direction of the board of directors of PubCo, the chairman of the board of directors of PubCo, or the chief executive officer of PubCo. We believe this achieves a reasonable balance between enhancing stockholder rights and adequately protecting the long-term interests of PubCo and its stockholders.

Stockholder Actions by Written Consent (Proposal 2H)

Under the existing charter, a resolution (including a Special Resolution) in writing signed by or on behalf of all of the shareholders then entitled to receive notice of and to attend and vote at general meetings shall be as valid and effective as if the resolution had been passed at a general meeting duly convened and held. Proposal 2H provides that actions of stockholders must be taken at a duly called annual or special meeting of stockholders and may not be effected by written consent unless such action is recommended or approved by all members of the board of directors then in office. Eliminating the right of stockholders to act by written consent limits the circumstances under which stockholders can act on their own initiative to remove directors, or alter or amend the our organizational documents outside of a duly called special or annual meeting of the stockholders. Further, our board of directors believes continuing to limit stockholders’ ability to act by written consent will reduce the time and effort the board of directors and management would need to devote to stockholder proposals, which time and effort could distract our board of directors and management from other important company business.

Forum Selection (Proposal 2I)

Our existing charter does not contain an exclusive forum provision for shareholder litigation. Proposal 2I provides that the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, another state or federal court located within the State of Delaware, shall be the exclusive forum for certain actions and claims. These provisions will not apply to suits brought to enforce any liability or duty created by the Securities Act, the Securities Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. To the fullest extent permitted by law, claims made under the Securities Act must be brought in federal district courts. This amendment is intended to assist PubCo in avoiding multiple lawsuits in multiple jurisdictions regarding the same matter. The ability to require such claims to be brought in a single forum will help to assure consistent consideration of the issues, the application of a relatively known body of case law and level of expertise and should promote efficiency and cost-savings in the resolutions of such claims. We believe that the Delaware courts are best suited to address disputes involving such matters given that PubCo will be incorporated in Delaware, Delaware law generally applies to such matters and the Delaware courts have a reputation for expertise in corporate law matters. Delaware offers a specialized Court of Chancery to address corporate law matters, with streamlined procedures and processes to accelerate the timeline of legal decisions. This accelerated schedule can minimize the time, cost and uncertainty of litigation for all parties. The Court of Chancery has developed considerable expertise with respect to corporate law issues, as well as a substantial and influential body of case law construing Delaware’s corporate law and long-standing precedent regarding corporate governance. This provides stockholders and PubCo with more predictability regarding the outcome of intra-corporate disputes. In the event the Court of Chancery does not have jurisdiction, the other state courts located in Delaware would be the most appropriate forums because these courts have more expertise on matters of Delaware law compared to other jurisdictions. In addition, this amendment is intended to promote judicial fairness and avoid conflicted results, as well as make PubCo’s defense of applicable claims less disruptive and more economically feasible, principally by avoiding duplicative discovery.

Removal of Blank Check Company Provisions (Proposal 2J)

Our existing charter contains various provisions applicable only to blank check companies. Proposal 2J eliminates certain provisions related to our status as a blank check company, which is desirable because these provisions will serve no purpose following the Business Combination. For example, these proposed amendments remove the requirement to dissolve PubCo and allow it to continue as a corporate entity with perpetual existence following consummation of the Business Combination. Perpetual existence is the usual period of existence for corporations and we believe it is the most appropriate period for PubCo following the Business Combination. In addition, certain other provisions in our existing charter require that proceeds from PubCo’s IPO be held in the trust account until a business combination or liquidation of merger has occurred. These provisions cease to apply once the Business Combination is consummated.

Full Text of the Resolution to be Approved

“RESOLVED, as a special resolution, that the Amended and Restated Memorandum and Articles of Association of the Company currently in effect be amended and restated by the deletion in their entirety and the substitution in their place of the Proposed Charter, a copy of which is attached to this proxy statement/prospectus as Annex B.”

Required Vote

Approval of the Charter Proposals requires a special resolution under Cayman Islands law, being the affirmative vote of holders of at least two-thirds of the issued and outstanding NBAC Ordinary Shares present and entitled to vote thereon and who vote at the Extraordinary General Meeting or any adjournment thereof. The Business Combination is conditioned upon approval of the Charter Proposals, and the Charter Proposals are dependent upon the approval and completion of the Business Combination. If the Business Combination is not approved or completed, this proposal will have no effect even if approved by our shareholders.

Recommendation of Newborn’s Board of Directors

After careful consideration, Newborn’s board of directors determined that the material differences between Newborn’s amended and restated memorandum and articles of association and PubCo’s proposed charter, to which Newborn’s shareholders will become subject as part of the Reincorporation Merger, are in the best interests of Newborn’s and its shareholders. On the basis of the foregoing, Newborn’s board of directors has approved and declared advisable such material differences and recommends that you vote or give instructions to “FOR” the special resolutions approving each of the Charter Proposals.

PROPOSAL NO. 3
THE ACQUISITION MERGER PROPOSAL

The discussion in this proxy statement/prospectus of the Business Combination and the principal terms of the Merger Agreement, is subject to, and is qualified in its entirety by reference to, the Merger Agreement. The full text of the Merger Agreement is attached hereto as Annex A, which is incorporated by reference herein.

General Description of the Acquisition Merger

The Acquisition Merger and Acquisition Merger Consideration

Immediately after the Reincorporation Merger, Merger Sub, a Delaware corporation and wholly-owned subsidiary of PubCo, will be merged with and into Nuvve, with Nuvve surviving as a wholly-owned subsidiary of PubCo.

At the closing of the Acquisition Merger, each share of Nuvve Common Stock outstanding immediately prior thereto (including the shares issued upon conversion of Nuvve’s preferred stock and upon conversion of the Bridge Loan) automatically will be converted in the Acquisition Merger into a number of shares of PubCo Common Stock equal to the Closing Exchange Ratio. Each outstanding Nuvve Option will be assumed by PubCo and converted into an option to purchase a number of shares of PubCo Common stock equal to the number of shares of Nuvve Common Stock subject to such option immediately prior to the closing multiplied by the Closing Exchange Ratio, at an exercise price equal to the exercise price immediately prior to the closing divided by the Closing Exchange Ratio.

The Closing Exchange Ratio is the ratio of (i) a number of shares of PubCo Common Stock equal to the Closing Merger Consideration (as described below) divided by $10.00 per share, over (ii) the total number of shares of Nuvve Common Stock outstanding as of immediately prior to closing (including the shares issued upon conversion of Nuvve’s preferred stock, but excluding the shares issued upon conversion of the Bridge Loan) plus the total number of shares of Nuvve Common Stock issuable upon exercise of Nuvve Options outstanding immediately prior to the closing. The Closing Merger Consideration is equal to $100,0000,000, minus the amount of Nuvve’s indebtedness for borrowed money as of the closing of the Acquisition Merger, plus the aggregate exercise price of the Nuvve Options outstanding as of the date of the Merger Agreement or granted prior to the closing of the Acquisition Merger. We presently estimate that the Closing Exchange Ratio will be approximately 0.2081.

As of December 15, 2020, there were 26,068,948 outstanding shares of Nuvve Common Stock and outstanding Nuvve Options to purchase 5,988,583 shares of Nuvve Common Stock. In addition, concurrently with the execution of the Merger Agreement, Nuvve entered into an agreement providing for the Bridge Loan with an accredited investor, pursuant to which, on November 17, 2020, the investor purchased a $4,000,000 convertible debenture from Nuvve. The principal amount of the Bridge Loan and all accrued and unpaid interest thereon will convert into an estimated 533,333 shares of Nuvve Common Stock immediately prior to the Acquisition Merger. In addition, upon approval by a majority of the holders of Nuvve’s Series A preferred stock, pursuant to Nuvve’s certificate of incorporation, as amended, each share of Nuvve’s outstanding Series A Preferred Stock will convert into one share of Nuvve Common Stock immediately prior to the Acquisition Merger. As of December 15, 2020, there were 16,789,088 shares of Nuvve’s Series A preferred stock outstanding.

Upon the closing of the Acquisition Merger, based on the estimated Closing Exchange Ratio set forth above and assuming no existing Nuvve Options are exercised and no additional Nuvve Options are granted prior to the closing, an estimated 8,852,828 shares of PubCo Common Stock will be issued to the Nuvve stockholders (after the repurchase of 600,000 shares from one of the Nuvve stockholders as described elsewhere in this proxy statement/prospectus) and 1,246,323 shares of PubCo Common Stock will be reserved for issuance pursuant to the Nuvve Options assumed by PubCo. Of the shares issued to the Nuvve stockholders, an estimated 891,950 shares of PubCo Common Stock will be held in escrow to satisfy any indemnification obligations under the Merger Agreement.

Nuvve’s stockholders (other than the Bridge Loan investor) may be entitled to receive an earn-out of an additional 4,000,000 shares of PubCo Common Stock if, for the fiscal year ending December 31, 2021, PubCo’s revenue equals or exceeds $30,000,000.

In addition, the financial advisor to Newborn will receive a success fee of an estimated 203,316 shares of PubCo Common Stock.

Effective as of the closing of the Business Combination, the board of directors of PubCo will consist of seven directors, five of whom will be designated by Nuvve and two of whom will be designated by Newborn. A majority of the directors will qualify as independent directors under rules of Nasdaq. If the nominees identified in this proxy statement/prospectus are elected, Richard Ashby and [•] will be Class A directors serving until PubCo’s 2022 annual meeting of stockholders; Angela Strand and [•] will be Class B directors serving until PubCo’s 2023 annual meeting of stockholders; and Gregory Poilasne, who is currently Nuvve’s Chief Executive Officer, Ted Smith, who is currently Nuvve’s Chief Operating Officer, and Kenji Yodose, who is currently a member of Nuvve’s board of directors, will be Class C directors serving until PubCo’s 2024 annual meeting of stockholders, and in each case, until their successors are elected and qualified. See “PubCo’s Directors and Executive Officers after the Business Combination” for additional information.

Under PubCo’s proposed charter, the authorized share capital of post-closing company is 100,000,000 shares of common stock, par value of $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. For more information about the Certificate of Incorporation, please see the sections titled “Proposal No. 2 The Charter Proposals.”

It is anticipated that, immediately after consummation of the PIPE Investment and the Business Combination, Newborn’s shareholders, including the initial shareholders, and rightsholders will own 43.5% of the issued PubCo Common Stock, Nuvve’s stockholders will own 47.7% of the issued PubCo Common Stock, and the investors in the PIPE Investment will own 7.7% of the issued PubCo Common Stock. These relative percentages assume that (i) none of Newborn’s existing public shareholders exercise their redemption rights as discussed herein, (ii) no PubCo Warrants or PubCo UPOs are exercised, and (iii) no existing Nuvve Options are exercised and no additional Nuvve Options are granted prior to the closing. If any of Newborn’s existing public shareholders exercise their redemption rights, the anticipated percentage ownership of Newborn’s existing shareholders will be reduced. You should read “Summary of the Proxy Statement/Prospectus — The Business Combination and the Merger Agreement” and “Unaudited Pro Forma Condensed Combined Financial Statements” for further information.

Assuming the Reincorporation Merger Proposal and the Acquisition Merger Proposal are approved, Newborn expects to close the Business Combination by [•].

Representations and Warranties

In the Merger Agreement, Nuvve makes certain representations and warranties (with certain exceptions set forth in the disclosure schedule to the Merger Agreement) relating to, among other things: (a) proper corporate organization of Nuvve and its subsidiaries and similar corporate matters; (b) authorization, execution, delivery and enforceability of the Merger Agreement and other transaction documents; (c) absence of conflicts; (d) capital structure; (e) accuracy of charter documents and corporate records; (f) required consents and approvals; (g) financial information; (h) absence of certain changes or events; (i) title to assets and properties; (j) material contracts; (k) ownership of real property; (l) licenses and permits; (m) compliance with laws, including those relating to foreign corrupt practices and money laundering; (n) ownership of intellectual property; (o) customers and suppliers; (p) employment and labor matters; (q) taxes matters; (r) regulatory matters; (s) environmental matters; (t) brokers and finders; (u) that Nuvve is not an investment company; and (v) other customary representations and warranties.

Newborn, PubCo and Merger Sub (collectively “Purchaser Parties”) make certain representations and warranties relating to, among other things: (a) proper corporate organization and similar corporate matters; (b) authorization, execution, delivery and enforceability of the Merger Agreement and other transaction documents; (c) brokers and finders; (d) validity of share issuance; (e) capital structure; (f) minimum trust fund amount; (g) validity of Nasdaq listing; (h) SEC filing requirements and financial statements; (i) litigation; (j) material contracts; (k) documents related to the PIPE Investment; and (l) compliance with laws, including those relating to foreign corrupt practices and money laundering.

Conduct Prior to Closing; Covenants

Each of Nuvve and Newborn has agreed to, and cause its subsidiaries to, operate the business in the ordinary course, consistent with past practices, prior to the closing of the transactions (with certain exceptions) and not to take certain specified actions without the prior written consent of the other party.

The Merger Agreement also contains covenants providing for:

•        each party providing access to their books and records and providing information relating to their respective business to the other party, its legal counsel and other representatives;

•        Nuvve delivering the financial statements required by Newborn to make applicable filings with the SEC;

•        cooperation in making certain filings with the SEC;

•        the key personnel of Nuvve entering into certain confidentiality and non-solicitation agreements and labor agreements; and

•        Newborn agreeing to take certain actions to extend the time Newborn has to complete a business combination.

Conditions to Closing

General Conditions

Consummation of the transactions herein is conditioned on, among other things, (i) the absence of any order or provisions of any applicable law or any action making the transactions illegal or otherwise preventing the transactions; (ii) Newborn and Nuvve receiving approval from their respective shareholders to the transactions, (iii) Newborn having at least $5,000,001 of net tangible assets immediately prior to the closing; and (iv) each of the additional agreements as described in the Merger Agreement being entered into and in full force and effect.

Nuvve’s Conditions to Closing

The obligations of Nuvve to consummate the transactions contemplated by the Merger Agreement, in addition to the conditions described above, are conditioned upon each of the following, among other things:

•        the Purchaser Parties complying with all of their obligations under the Merger Agreement in all material respects;

•        the representations and warranties of the Purchaser Parties being true on and as of the closing date of the transactions, other than as would not reasonably be expected to have a Material Adverse Effect (as defined below);

•        the Purchaser Parties having no less than $15,000,000 in cash and cash equivalents available to them immediately after the Closing, including the net proceeds from the trust fund and the net proceeds from the PIPE Investment;

•        the PubCo Common Stock having been approved for listing on Nasdaq;

•        Purchaser Parties complying with the reporting requirements under the applicable Securities Act and Exchange Act; and

•        there having been no Material Adverse Effect to the Purchaser Parties.

Purchaser Parties’ Conditions to Closing

The obligations of Purchaser Parties to consummate the transactions contemplated by the Merger Agreement, in addition to the conditions described above in the first paragraph of this section, are conditioned upon each of the following, among other things:

•        Nuvve and its subsidiaries complying with all of the obligations under the Merger Agreement in all material respects;

•        the representations and warranties of Nuvve and its subsidiaries being true on and as of the closing date of the transactions, other than as would not reasonably be expected to have a Material Adverse Effect; and

•        there having been no Material Adverse Effect to Nuvve’s business.

“Material Adverse Effect” when used in connection with Nuvve or the Purchaser Parties, as the case may be, means a material adverse change in or a material adverse effect upon on the assets, liabilities, financial condition, earnings, cash flows, business, operations or properties of Nuvve (and its subsidiaries) or the Purchaser Parties, taken as a whole, whether or not arising from transactions in the ordinary course of business; provided, however, that “Material

Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic, political or social conditions; (ii) conditions generally affecting the industries in which Nuvve or the Purchaser Parties, as applicable, operate; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action by the Nuvve or the Purchaser Parties, as applicable, required or permitted by the Merger Agreement, or any action taken (or omitted to be taken) by Nuvve or the Purchaser Parties, as applicable, with the written consent of or at the written request of the other party; (vi) any matter of which the other party is aware on the date hereof; (vii) any changes in applicable laws or accounting rules (including U.S. GAAP) or the enforcement, implementation or interpretation thereof; (viii) the announcement, pendency or completion of the transactions contemplated by the Merger Agreement, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with Nuvve or the Purchaser Parties, as applicable; (ix) any natural or man-made disaster or acts of God; (x) any pandemic, epidemic, plague or other general outbreak of illness; or (xi) any failure by Nuvve to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded).

Indemnification

Until the twelve-month anniversary of the closing date, each of Nuvve and Newborn has agreed to indemnify the other party from any losses incurred or sustained by the other party arising from any breach, inaccuracy or nonfulfillment of any of the representations, warranties or covenants of the indemnifying party contained in the Merger Agreement. The indemnification applies only to amounts (in aggregate) in excess of $560,000, and the indemnification obligations will be satisfied solely from an estimated 891,950 shares of PubCo Common Stock held in escrow (in the event Nuvve is the indemnifying party) or by the issuance of a number of new shares of PubCo Common Stock equal to the number of escrow shares (in the event Newborn is the indemnifying party).

Termination

The Merger Agreement may be terminated and/or abandoned at any time prior to the closing, whether before or after approval of the proposals being presented to Newborn’s shareholders, by:

•        either Newborn or Nuvve, if an authority shall have issued an order, decree, judgment or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the agreement, which order, decree, ruling or other action is final and nonappealable;

•        either Newborn or Nuvve, if the closing has not occurred by July 1, 2021, provided no material breach of the agreement by the party seeking to terminate the agreement shall have occurred or have been made;

•        Newborn, if the Nuvve has breached any representation, warranty, agreement or covenant contained in the agreement, such that the conditions to close would not be met, and such breach shall not be cured within twenty (20) business days following the receipt by Nuvve of a notice describing such breach;

•        Nuvve, if any Purchaser Party has breached any representation, warranty, agreement or covenant contained in the agreement, such that the conditions to close would not be met, and such breach shall not be cured within twenty (20) business days following the receipt by such Purchaser Party(s) of a notice describing such breach;

•        either Newborn or Nuvve, if the Merger Agreement, the plan of merger or transactions contemplated by the Merger Agreement fail to be authorized or approved by the Newborn shareholders; and

•        either Newborn or Nuvve, with the prior written consent of the other party.

In addition to the Merger Agreement, the following agreements have been entered into in connection with the closing of the business combination.

Shareholder Support Agreements

Concurrently with the execution of the Merger Agreement, certain of Nuvve’s officers, directors, founders and holders of more than 5% of its voting stock who collectively own approximately 55% of the outstanding Nuvve Common Stock and approximately 55% of Nuvve’s outstanding Series A preferred stock entered into support agreements, pursuant to which each such holder agreed to vote in favor of the Business Combination, subject to the terms of such shareholder support agreements.

Indemnification Escrow Agreement

At the closing of the Business Combination, PubCo, the Stockholders’ Representative of Nuvve and an escrow agent will enter into an escrow agreement pursuant to which PubCo will deposit an estimated 891,950 shares of PubCo Common Stock in escrow to secure the indemnification obligations as contemplated by the Merger Agreement.

Earn-out Escrow Agreement

In connection with the transactions, PubCo, Mr. Ted Smith as the representative of the Nuvve’s existing stockholders and an escrow agent will enter into an escrow agreement pursuant to which PubCo will deposit 4,000,000 shares of PubCo Common Stock in escrow, to be released to the Nuvve stockholders (other than the Bridge Loan investor) who continue to hold the shares of PubCo Common Stock issued to them in the Acquisition Merger if the condition to the earn-out is satisfied.

Lock-up Agreements

In connection with the closing of the Business Combination, each existing stockholder of Nuvve will submit a letter of transmittal that includes certain lock-up provisions, pursuant to which each such stockholder will agree not to, within one year of the closing, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of PubCo Common Stock issued in connection with the Acquisition Merger, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such shares, whether any of these transactions are to be settled by delivery of any such shares, in cash, or otherwise. One-half of the shares may be released prior to the one-year anniversary if the volume weighted average price of PubCo Common Stock is at or above $12.50 for 20 out of any 30 consecutive trading days commencing six months after the closing of the Acquisition Merger.

In addition, the Newborn initial shareholders will enter into new lock-up agreements, pursuant to which certain shares of PubCo Common Stock and the PubCo Warrants held by the initial shareholders will be locked up for six months after the closing, with respect to 50% of such shares of PubCo Common Stock and PubCo Warrants, and for one year, with respect to the remaining 50% of such shares of PubCo Common Stock and PubCo (subject to certain exceptions contained therein). The new lock-up agreements will supersede the existing restrictions on transfer applicable to such securities at the execution of the Merger Agreement.

Registration Rights Agreement

In connection with the Business Combination, PubCo, Newborn’s initial shareholders and certain existing stockholders of Nuvve will enter into an amended and restated registration rights agreement to provide for the registration of the PubCo Common Stock received by them in the Acquisition Merger and the Reincorporation Merger. The initial shareholders and each of the Nuvve stockholders will be entitled to (i) make a written demand for registration under the Securities Act of all or part of their shares and (ii) “piggy-back” registration rights with respect to registration statements filed following the consummation of the Business Combination. PubCo will bear the expenses incurred in connection with the filing of any such registration statements.

Purchase and Option Agreement

Pursuant to a purchase and option agreement between PubCo and one of Nuvve’s stockholders, immediately after the closing, PubCo will repurchase 600,000 shares of PubCo Common Stock from the stockholder at a price of $10.00 per share. In addition, the stockholder will have the option to sell up to an additional $2,000,000 of shares of

PubCo Common Stock back to PubCo within a year after the closing at a price per share equal to the then-current market price. In the event the stockholder exercises its option, two of Nuvve’s executive officers, Gregory Poilasne and Ted Smith, have committed to repurchase such shares from PubCo at the same price PubCo paid for them.

Stockholder Agreement

Pursuant to a stockholder agreement between PubCo and TTC, a significant shareholder of Nuvve prior to the Business Combination and of PubCo after the Business Combination, TTC will have the right to designate one member of PubCo’s board of director for appointment or election as a director for so long as TTC continues to own a specified percentage of the outstanding PubCo Common Stock. Subject to certain exceptions, PubCo will agree to appoint the designee as a director and include the designee in management’s slate of director nominees. Kenji Yodose will be TTC’s initial designee.

PIPE Investment

Concurrently with the execution of the Merger Agreement, Newborn entered into subscription agreements with certain accredited investors, pursuant to which the investors agreed to purchase 1,425,000 NBAC Ordinary Shares, at a purchase price of $10.00 per share, for an aggregate purchase price of $14,250,000, in the PIPE Investment. The investors also will receive NBAC Warrants to purchase 1,353,750 NBAC Ordinary Shares. The warrants will be exercisable at $11.50 per share and have the same terms as the other NBAC Warrants. The investors will receive demand and piggyback registration rights in connection with the securities issued to them. The PIPE Investment will close immediately prior to the closing of the transactions contemplated by the Merger Agreement. The purpose of PIPE Investment is to fund the Business Combination and related transactions and for general corporate purposes of the surviving entity.

Interests of Certain Persons in the Business Combination

When you consider the recommendation of Newborn’s board of directors in favor of adoption of the Reincorporation Merger Proposal, the Acquisition Merger Proposal and the other related Proposals, you should keep in mind that Newborn’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a shareholder, including the following:

•        If the proposed Business Combination is not completed February 19, 2021 (or August 19, 2021 if Newborn’s time to complete a business combination is extended as provided in its amended and restated memorandum and articles of association), Newborn will be required to dissolve and liquidate. In such event, 1,437,500 NBAC Ordinary Shares held by the initial shareholders which were acquired prior to the IPO for an aggregate purchase price of $25,000, will be worthless because the initial shareholders and the Sponsor have agreed to waive their rights to any liquidation distributions. Such shares had an aggregate market value of approximately $[•] based on the closing price of NBAC Ordinary Shares of $[•] on Nasdaq as of [•], 2021.

•        If the proposed Business Combination is not completed by February 19, 2021 (or August 19, 2021 if Newborn’s time to complete a business combination is extended as provided in its amended and restated memorandum and articles of association), 272,500 Private Units purchased by the Sponsor for a total purchase price of $2,725,000, will be worthless because the Sponsor has agreed to waive its rights to any liquidation distributions. Such Private Units had an aggregate market value of approximately $[•] based on the closing price of NBAC Units of $[•] on Nasdaq as of [•], 2021.

•        To extend Newborn’s time to complete a business combination by up to an additional six months as provided in its amended and restated memorandum and articles of association, Newborn’s Sponsor or our directors and officers must deposit $575,000 into the trust account for each three-month extension. If the Business Combination is consummated by the extended deadlines, the amount deposited in the trust account will be repaid. However, if the Business Combination is not consummated by the extended deadline, the amount deposited will not be repaid and will be included in the liquidation distribution to Newborn’s shareholders.

•        If the proposed Business Combination is not completed by February 19, 2021 (or August 19, 2021 if Newborn’s time to complete a business combination is extended as provided in its amended and restated

memorandum and articles of association), Wenhui Xiong, a member of our Board of Directors, will be personally liable under certain circumstances described herein to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Newborn for services rendered or contracted for or products sold to Newborn. If Newborn consummates a business combination, on the other hand, PubCo will be liable for all such claims.

•        The Sponsor and Newborn’s officers and directors and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on Newborn’s behalf, such as identifying and investigating possible business targets and business combinations. However, if the proposed Business Combination is not completed by February 19, 2021 (or August 19, 2021 if Newborn’s time to complete a business combination is extended as provided in its amended and restated memorandum and articles of association), they will not have any claim against the trust account for reimbursement. Accordingly, Newborn may not be able to reimburse these expenses if the Business Combination or another business combination is not completed within the allotted time period. As of the record date, the Sponsor and Newborn’s officers and directors and their affiliates had incurred approximately $[•] of unpaid reimbursable expenses.

•        It is currently contemplated that [•] and [•], each of whom is currently a director of Newborn, will continue to be directors of PubCo after the closing of the Business Combination (assuming that the Director Election Proposal is approved as described in this proxy statement/prospectus). As such, in the future, each will receive any cash fees, stock options or stock awards that the PubCo board of directors determines to pay to its non-executive directors.

•        The Merger Agreement provides for the continued indemnification of Newborn’s current directors and officers and the continuation of directors and officers liability insurance covering Newborn’s current directors and officers.

•        Newborn’s officers and directors (or their affiliates) may make loans from time to time to Newborn to fund certain capital requirements. As of the date of this proxy statement/prospectus, no such loans have been made, but loans may be made after the date of this proxy statement/prospectus. If the Business Combination is not consummated, the loans will not be repaid and will be forgiven except to the extent there are funds available to Newborn outside of the trust account.

Anticipated Accounting Treatment

The Business Combination will be accounted for as a “reverse recapitalization” in accordance with U.S. GAAP. Under this method of accounting, Newborn will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on the fact that subsequent to the Business Combination, Nuvve’s stockholders are expected to have 47.7% of the voting power of the combined company, Nuvve will comprise all of the ongoing operations of the combined entity, Nuvve will comprise a majority of the governing body of the combined company, and Nuvve’s senior management will comprise all of the senior management of the combined company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Nuvve issuing shares for the net assets of Newborn, accompanied by a recapitalization. The net assets of Newborn will be stated at historical costs. No goodwill or other intangible assets will be recorded. Operations prior to the Business Combination will be those of Nuvve.

Regulatory Approvals

The Reincorporation Merger, the Acquisition Merger and the other transactions contemplated by the Merger Agreement are not subject to any additional material U.S. federal or state regulatory requirements or approvals, or any material regulatory requirements or approvals under the laws of the Cayman Islands.

Background of the Business Combination

Immediately after the closing of the IPO on February 19, 2020, the officers and directors of NBAC began to contact potential targets for a business combination. In addition, NBAC was contacted by a number of individuals and entities with respect to business combination opportunities. NBAC believes that its management team has a unique combination of experience as investors in renewables, consumer products and auto industries. Because of this combination of strengths, NBAC was able to rapidly and efficiently evaluate a wide range of potential merger targets, to identify those that met its transactional criteria, and then to quickly submit proposals for a merger. The transactional criteria for NBAC management team included: (1) that the target is focused on leading-edge technologies and applications; (2) that the targets has prototypes, gone through the piloting process and ready for commercial production or market application; (3) that the target has customers and revenue is growing fast; and (4) that the market for the sector and subsector is large.

Between February 20, 2020 and November 11, 2020, NBAC reviewed approximately 15 potential merger targets and submitted 4 preliminary proposals to certain of these potential targets, including Nuvve. For the rest of 11 potential targets, NBAC did not provide formal proposals primarily due to the lack of innovative technologies, unresponsiveness, early-stage technological development, or a management team that was not familiar with the U.S. capital market. The NBAC team held frequent discussions regarding various targets during this period both internally and externally with potential target management teams. The NBAC team also held meetings with sector professionals and experts. No discussions regarding a potential merger target were held prior to NBAC’s IPO.

NBAC’s Interaction with Other Targets

With regard to the three targets (other than Nuvve) with which NBAC provided a formal proposal:

Target One:    Target One was headquartered in the United States, and it was known to the principals of NBAC as a leading private company focusing on block chain technology applications in the consumer industry. On February 25, 2020, NBAC held a conference call with Target One’s management team to discuss a potential transaction. NBAC had a follow-up call with Target One’s CEO on March 6, 2020. The proposal included a pre-transaction valuation of US$200 million and proposed a structure that would have issued 20 million new shares to the shareholders of Target One, resulting in Target One’s shareholders owning 71.4% of the outstanding shares in the combined company post-merger under the assumption of no redemptions of NBAC’s ordinary shares. NBAC presented this proposal on March 6, 2020. However, NBAC did not receive any substantive response and as there were other potential opportunities, NBAC did not pursue this opportunity further.

Target Two:    Target Two was known to the principals of NBAC as a leading private company focusing on EV manufacturing and trading in developing countries. It is headquartered in Asia. On April 3, 2020, NBAC held a conference call with Target Two’s management team to discuss a potential transaction. NBAC had a follow-up call with Target Two’s CEO and financial advisor on April 17, 2020. On April 17, 2020, NBAC proposed a pre-transaction valuation of US$340 million and a structure that would have issued 34 million new shares to the shareholders of Target Two, resulting in Target Two’s shareholders owning 80.9% of the outstanding shares in the post-merger company under the assumption of no redemptions of NBAC’s ordinary shares. No counteroffer was received from Target Two. On June 12, 2020, Target Two’s financial advisor informed NBAC that Target Two would pursue an initial public offering, and discussions with Target Two came to an end.

Target Three:    This target has a leading brand in consumer products based in the United States, and was referred by an investment bank on July 17, 2020. The NBAC team had a few conference calls with the investment bank discussing Target Three, and signed a Letter of Intent on July 23, 2020, in which NBAC proposed a total consideration of US$381 million, including issuing 23.92 million new shares and assuming $142 million debt in order to acquire Target Three. There was no counteroffer coming from Target Three, and, on July 31, 2020, the investment bank informed NBAC that Target Three decided to pursue other opportunities and discussions with Target Three came to an end.

NBAC’s Interaction with Nuvve

On August 5, 2020, NBAC signed an agreement with Craig-Hallum Capital Group LLC as placement agent and M&A advisor. On August 14, 2020, Craig-Hallum introduced Nuvve to NBAC. Shortly after the introduction, the NBAC team had several conference calls with Craig-Hallum and the Nuvve management team, including CEO Gregory Poilasne and COO Ted Smith.

On August 19, 2020, Nuvve management, Craig-Hallum and NBAC management held a conference call to discuss the framework of a potential merger and potential deal terms.

On August 21, 2020, NBAC signed a Letter of Intent with Nuvve, in which NBAC proposed a total consideration of $140 million, including the issuance of 10 million ordinary shares at $10 per share, plus an earn-out of 4 million shares if the revenue for fiscal 2021 was $30 million.

On September 1, 2020, NBAC organized a working group call, which included representatives from NBAC, Nuvve, Craig-Hallum, Nuvve’s auditor Moss Adams, NBAC’s counsel from Loeb & Loeb LLP (“Loeb”), Nuvve’s counsel, and Craig-Hallum’s counsel Ellenoff Grossman Schole LLP. Immediately after, Nuvve started to prepare the data room for legal, financial, and operational due diligence.

Beginning in early-September 2020, NBAC, Loeb, Craig-Hallum and EGS began conducting diligence on Nuvve.

On September 8, 2020, the working group had an auditor diligence call with Moss Adams. On September 9, 2020 the working group had a conference call with the Nuvve team to go through its financial model. On the same day, the working group had a virtual technology demo with Nuvve to view Nuvve’s proprietary software in real-time.

There were many follow up conference calls on the financial model and other areas of due diligence that included a site visit by Craig-Hallum, virtual calls with Nuvve’s strategic partners, strategic investors, customers, and board members, and other due diligence calls, including:

•        On September 15, the working group had another diligence call to discuss Nuvve’s financial model.

•        On September 17, the working group had a diligence call with Nuvve’s European JV partner.

•        On September 19, the working group had a diligence call with one of Nuvve’s strategic partners, a bus manufacturer.

•        On September 25, the working group had a diligence call with one of Nuvve’s strategic investors.

•        On October 12, Craig-Hallum performed a site visit at Nuvve’s headquarters in San Diego, CA.

•        On October 20, the working group had a diligence call with a professional who Nuvve had proposed adding to its Board of Directors.

•        On October 21, the working group had a diligence call with another Nuvve strategic partner.

•        On November 3, the working group had a diligence call with another professional who Nuvve had proposed adding to its Board of Directors.

During the week of September 22, 2020, Nuvve and Craig-Hallum commenced initial virtual presentations to potential PIPE investors. These presentations and follow-up due diligence and other calls continued through November 11, 2020.

On September 30, 2020, Loeb circulated to Nuvve’s counsel an initial draft merger agreement, which included a request that certain Nuvve shareholders enter into shareholder support agreements. Negotiations of several terms ensued.

On October 16, 2020, Graubard Miller, Nuvve’s counsel, provided Loeb a revised draft of the merger agreement.

Between October 17, 2020 and November 11, 2020, representatives of Newborn, Loeb, Nuvve and Graubard Miller had multiple calls to discuss the merger agreement terms, including the treatment of Nuvve options, post-closing indemnification obligations, and Newborn’s request that certain Nuvve shareholders enter into shareholder support agreements. During the course of these calls, Loeb and Graubard Miller exchanged drafts of the merger agreement and other ancillary documents.

From November 1, 2020 to November 11, 2020, representatives of Nuvve and Newborn worked to finalize definitive transaction agreements and related schedules.

On November 3, 2020, Nuvve and Craig-Hallum had a virtual presentation with the investor that would provide the private placement bridge financing.

On November 10, 2020, NBAC signed an advisory agreement with Roth Capital in anticipation that Roth will render capital market service for the merger.

On November 11, 2020, the board of directors of NBAC held a meeting to discuss the merger with Nuvve and approved it and the PIPE transaction. Immediately after the board meeting, NBAC signed the merger agreement with Nuvve and the PIPE transaction documents with investors. On November 12, 2020, NBAC issued a Current Report on Form 8-K and press release to announce the merger.

Newborn’s Board of Director’s Reasons for Approving the Business Combination

Prior to reaching the decision to approve the Merger Agreement, Newborn’s board of directors reviewed the results of the business and financial due diligence conducted by our management and third-party legal advisors and discussed the risks of the transaction as well as the valuation considerations, including both information from Nuvve and other public resources. When considering the Acquisition Merger with Nuvve, Newborn’s board of directors reviewed the information available, including information provided by Nuvve, public data disclosed by Reuters, EDF, and energy storage associations of countries including the U.S., Germany and China. The following were highlighted for board review:

•        V2G technology — Nuvve’s proprietary vehicle-to-grid (V2G) technology enables the linking of multiple electric vehicle (EV) batteries through EV charging stations into a virtual power plant (VPP) providing bi-directional services to the electrical grid in a qualified and secure manner. Nuvve has 15 core patents filed or pending.

•        Competitive advantages — Nuvve’s technological advantages include bi-directional stabilization of renewables, access to energy markets, energy demand and supply matching, asset virtualization and smart battery management. Nuvve is the world’s only platform enabling profitable deployment of EV fleets globally.

•        Nuvve business model — Nuvve generates revenue from bidding on energy markets and creates energy savings for its customers. Nuvve’s technology and ecosystem lowers the cost of electric vehicle ownership, while supporting the integration of renewable energy for a scalable and sustainable green society. It reduces the cost of EV ownership and encourages EV adoption.

•        Global market demand — The current global electric market was over $3.2 billion, grid service market was $290 billion, and V2G market is $296 billion. There is an opportunity of $3,300 per EV on annual basis.

•        Nuvve’s customer base — Nuvve’s customers include EDF, Toyota, Honda, Envoy, key school bus OEM, INVENT, and include customers in Denmark, Sweden, Norway, United Kingdom and Japan.

The board also considered a variety of uncertainties and risks and other potentially negative factors concerning this merger, including but not limited to the following:

•        Closing conditions — To successfully close the merger, conditions that are not under the control of NBAC must be satisfied.

•        Benefits not realized — There are potential risks that the benefits of this merger may not be realized within the timeframe expected.

•        Shareholder vote — There is a risk that current NBAC shareholders may not vote to effect this merger.

•        Liquidation of NBAC — If the transaction does not close by the middle of May 2021, it could result in NBAC being liquidated.

•        Other risk factors — Other risks that are associated with this merger and the business of Nuvve itself as described in the “Risk Factors” section above.

In addition to considering the factors described above, the board of NBAC also considered that some shareholders of NBAC may have different interests in this merger from those of officers and directors. Our three independent directors reviewed and considered these interests during decision making process, and finally unanimously approved the Merger Agreement.

The board concluded that the potential benefits that it expected NBAC and its shareholders to achieve as a result of the merger with Nuvve outweighed the potentially risks associated with the merger. Accordingly, the board unanimously determined that the Merger Agreement and the merger were advisable, fair to, and in the best interests of NBAC and its shareholders.

Summary of Nuvve Financial Analysis

The following is a summary of the financial analyses prepared by NBAC management and reviewed by the board of NBAC in connection with the valuation of Nuvve. The summary set forth below does not purport to be a complete description of the financial analysis performed or factors considered by us nor does the order of the financial analysis described represent the relative importance or weight given to those financial analysis by the board of NBAC. We may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analysis summarized below should not be taken to be our view of the actual value of Nuvve. Some of the summaries of the financial analysis set forth below include information presented in tabular format.

In order to fully understand the financial analysis, the table must be read together with the text of each summary, as the table alone does not constitute a complete description of the financial analysis performed by NBAC. Considering the data in the table below without considering all financial analysis or factors or the full narrative description of such analysis or factors, including the methodologies and assumptions underlying such analysis or factors, could create a misleading or incomplete view of the processes underlying our financial analysis and our board recommendation.

In performing our analysis, NBAC made material assumptions with respect to the timing for delivery of charging stations from suppliers of Nuvve and the timing of signing in new contracts from customers. NBAC also made assumptions with respect to the competition landscape remaining the same for the next three years, and regulations on energy savings remaining the same (or at least that there are no negative changes in those regulations). NBAC also made assumptions with respect to the growth of EV and EV fleets remaining the same or at least not declining. Finally, NBAC made assumptions on electricity price differences between peak and non-peak periods remaining substantially the same across the major regions of applications.

Nuvve’s management used a number of key assumptions in determining its financial projections, including market forecasts of continued strong growth rates for sales of electric vehicles, including fleet vehicles, across North America, Asia and Europe as discussed in “Business of Nuvve” above, and management’s assessment of the potential demand for Nuvve’s V2G charging solutions.

The projections for 2020 through 2022 assume Nuvve’s ability to achieve significant revenue growth from the sale and deployment of DC and AC charging stations to fleet customers, to successfully expand its recurring grid service revenues from such deployments, and to develop additional OEM partnerships/integrations which lead to further expansion of recurring grid service revenues. Management anticipates approximately 70% of Nuvve’s forecasted revenues for the year ending December 31, 2021 will be derived from the sale and installation of DC and AC charging stations to new, existing and related party fleet customers. Management is forecasting this percentage to decline and approach 60% of revenues for the year ending December 31, 2022. Management anticipates a larger percentage of future revenues to come from the performance of grid services over time, because Nuvve’s ability to generate revenue from grid services grows as its installed base of charging stations grows. By the end of 2021, management projects over 10% of revenues will be derived from grid services through its installed base of fleet customers, and by the end of 2022 over 30% of projected revenues will be derived from such grid services. Management anticipates that the remainder of the forecasted revenue for each year will come from grid services based on additional OEM partnerships/integrations and from grant funded projects.

Projected operating income (loss) is driven by assumptions regarding the expected cost of Nuvve’s V2G’s charging solutions, including manufacturing, freight, installation, service and warranty costs. Other key assumptions impacting profitability projections include headcount and other selling, general and administrative and research and development expenses. Management expects to increase spending on research and development, sales support, marketing, customer service and general and administrative expenses in order to achieve its revenue projections.

While selling, general and administrative and research and development expenses may increase in absolute dollars as Nuvve grows, such expenses are expected to represent a smaller percentage of revenue contributing to improvements in operating income (loss) in future years. In addition, Nuvve’s forecasts reflect anticipated costs derived by inputs and data provided by its well-established third-party manufacturing and installation partners.

Although the assumptions and estimates on which the forecasts for revenue and costs are based are believed by Nuvve’s management to be reasonable and based on the best then-currently available information, the financial forecasts are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond Nuvve’s control. While all forecasts are necessarily speculative, Nuvve believes that the prospective financial information covering periods beyond twelve months from its date of preparation carries increasingly higher levels of uncertainty and should be read in that context. There will be differences between actual and forecasted results, and actual results may be materially greater or materially less than those contained in the forecasts. The inclusion of the forecasted financial information in this proxy statement/prospectus should not be regarded as an indication that Nuvve, Newborn, PubCo or their respective representatives considered or consider the forecasts to be a reliable prediction of future events, and reliance should not be placed on the forecasts.

The forecasts were requested by, and disclosed to, Newborn for use as a component in its overall evaluation of Nuvve, and are included in this proxy statement/prospectus on that account. Nuvve has not warranted the accuracy, reliability, appropriateness or completeness of the forecasts to anyone, including to Newborn. Neither Nuvve’s management nor any of its representatives has made or makes any representation to any person regarding the ultimate performance of Nuvve compared to the information contained in the forecasts, and none of them intends to or undertakes any obligation to update or otherwise revise the forecasts to reflect circumstances existing after the date when made or to reflect the occurrence of future events in the event that any or all of the assumptions underlying the forecasts are shown to be in error. Accordingly, they should not be looked upon as “guidance” of any sort. Nuvve will not refer back to these forecasts in its future periodic reports filed under the Exchange Act.

Nuvve does not as a matter of course make public projections as to future sales, earnings or other results. However, Nuvve’s management has prepared the prospective financial information set forth below to present the key elements of the forecasts provided to Newborn. The accompanying prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of Nuvve’s management, was prepared on a reasonable basis, reflected the best currently available estimates and judgments at the time the information was delivered to Newborn, and presented, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of Nuvve at the time the information were delivered to Newborn. However, this information does not reflect statements of fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement/prospectus are cautioned not to place undue reliance on the prospective financial information. Neither Nuvve’s independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the projected financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the projected financial information.

This information should be read in conjunction with “Nuvve’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as the audited financial statements of Nuvve included elsewhere in this proxy statement/prospectus.

The key elements of the forecasts provided to Newborn are summarized in the table below:

Nuvve Corporation and Subsidiaries
($000)

	Actuals			Projections
	2017	2018	2019	2020	2020	2021	2022
				Low	High
Revenue	$720	$1,403	$2,578	$5,000	$6,000	$32,300	$93,400
Operating Income (loss)	$(2,915)	$(7,867)	$(6,162)	$(3,206)	$(2,915)	$3,200	$25,400

NBAC identified two publicly traded companies comparable to Nuvve, Blink Charging Co. (NasdaqCM:BLNK) and Switchback Energy Acquisition Corporation (NYSE:SBE). SBE is a special purpose acquisition company that is currently undergoing a business combination with ChargePoint, Inc.

NBAC believes that Nuvve’s proprietary technology is unique and Nuvve’s growth prospects may be superior to that of BLNK and SBE. For example, BLNK and SBE do not have bi-directional charging or vehicle-to-grid capabilities. Competitors charging technologies may be commoditized over-time while Nuvve’s technology is unique, patented and commercialized.

In determining the consideration to Nuvve, NBAC analyzed the revenue growth rates and public market valuations of BLNK and SBE:

•        Nuvve’s revenue compounded annual growth rate (CAGR) from fiscal year 2020 to 2022 is projected to be 312%. This is significantly higher (more than 5x) than SBE’s publicly available projected CAGR for the same period of 60%. BLNK did not have 2022 revenue projections at the time of NBAC’s analysis.

•        Based on a post transaction enterprise value of $131.6 million, Nuvve’s expected enterprise value multiple for 2020E revenue is 23.9x, while BLNK’s EV/2020E revenue multiple was 44.3x and SBE’s EV/2020E revenue was 34.2x at the time of NBAC’s analysis. Therefore, Nuvve’s EV/2020E revenue multiple represented a 46% discount and 30% discount to the comparable BLNK and SBE multiples, respectively.

•        Nuvve’s expected enterprise value multiple for 2021E revenue is 4.1x, while BLNK’s EV/2021E revenue multiple was 22.1x and SBE’s EV/2021E revenue multiple was 23.3x at the time of NBAC’s analysis. Therefore; Nuvve’s EV/2021E revenue multiple represented an 81% discount and 82% discount to the comparable BLNK and SBE multiples, respectively.

Although not available to NBAC’s Board of Directors at the time, since NBAC performed its analysis, the valuations and revenue multiples of both BLNK and SBE have increased significantly. BLNK’s EV/2020E revenue and EV/2021E revenue multiples are now 122.7x and 63.3x, respectively. SBE’s EV/2020E revenue and EV/2021E revenue multiples are now 80.8x and 55.1x, respectively.

Given the revenue multiple discounts to the publicly traded comparables, NBAC’s management and Board of Directors believed the purchase price to be fair to NBAC shareholders. The analysis was prepared by NBAC management based on its judgment. The analysis above should not be deemed determinative of fact and of future results. This analysis reflects the best currently available estimates and presents to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of Nuvve.

Full Text of the Resolution to be Approved

“RESOLVED, as an ordinary resolution, that the merger of Nuvve Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, with and into Nuvve Corporation, a Delaware corporation, be confirmed, adopted, approved and ratified in all respects.”

Required Vote

Approval of the Acquisition Merger Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of holders of a majority of the issued and outstanding NBAC Ordinary Shares present and entitled to vote thereon and who vote at the Extraordinary General Meeting or any adjournment thereof. Adoption of the Acquisition Merger Proposal is conditioned upon the adoption of the Reincorporation Merger Proposal. It is important for you to note that in the event that either of the Reincorporation Merger Proposal or the Acquisition Merger Proposal is not approved, then Newborn will not consummate the Business Combination.

Recommendation of Newborn’s Board of Directors

After careful consideration, Newborn’s board of directors determined that the Acquisition Merger forming part of the Business Combination with Nuvve is in the best interests of Newborn and its shareholders. On the basis of the foregoing, Newborn’s board of directors has approved and declared advisable the Business Combination with Nuvve and recommends that you vote or give instructions to vote “FOR” the Acquisition Merger Proposal. Newborn’s directors have interests that may be different from, or in addition to your interests as a shareholder. See “Proposal No. 3 The Acquisition Merger Proposal — Interests of Certain Persons in the Acquisition” in this proxy statement/prospectus for further information.

PROPOSAL NO. 4
THE NASDAQ PROPOSAL

Overview

We are proposing the Nasdaq Proposal in order to comply with Nasdaq Listing Rules 5635(a), (b), and (d). Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for common stock); or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities. Under Nasdaq Listing Rule 5635(b), stockholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control. Under Nasdaq Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the lower of (i) the closing price immediately preceding the signing of the binding agreement or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement, if the number of shares of common stock (or securities convertible into or exercisable for common stock) to be issued equals to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance.

Pursuant to the Merger Agreement, based on Newborn’s current capitalization, we anticipate that we will issue to the Nuvve’s stockholders as consideration in the Acquisition Merger, 8,852,828 shares of PubCo Common Stock. Because the number of shares of PubCo Common Stock we anticipate issuing as consideration in the Acquisition Merger (1) will constitute more than 20% of our outstanding common stock and more than 20% of outstanding voting power prior to such issuance and (2) will result in a change of control of Newborn, we are required to obtain stockholder approval of such issuance pursuant to Nasdaq Listing Rules 5635(a) and (b).

In connection with the Business Combination, there will be a PIPE Investment of $14,250,000 million. As such, concurrent with the execution of the Merger Agreement, Newborn entered into subscription agreements with certain accredited investors pursuant to which the investors agreed to purchase 1,425,000 of Newborn’s ordinary shares, at a purchase price of $10.00 per share, for an aggregate purchase price of $14,250,000. The investors also will receive warrants to purchase Newborn ordinary shares to purchase 1,353,750 NBAC Ordinary Shares. The warrants will be exercisable at $11.50 per share and have the same terms as Newborn’s public warrants. Because the shares of our common stock issued in connection with the PIPE Investment (1) was at a price that is less than the lower of (i) the closing price immediately preceding the signing of the Merger Agreement or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the Merger Agreement, and (2) will constitute more than 20% of our outstanding common stock and more than 20% of outstanding voting power prior to such issuance, we are required to obtain stockholder approval of such issuance pursuant to Nasdaq Listing Rule 5635(d).

Effect of Proposal on Current Stockholders

If the Nasdaq Proposal is adopted, Newborn would issue shares representing more than 20% of the outstanding shares of our common stock in connection with the Business Combination and the PIPE Investment. The issuance of such shares would result in significant dilution to the Newborn’s shareholders and would afford such shareholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of Newborn. If the Nasdaq Proposal is adopted, it is anticipated that, immediately after consummation of the PIPE Investment and the Business Combination, Newborn’s shareholders, including the initial shareholders, and rightsholders will own 43.5% of the issued PubCo Common Stock, Nuvve’s stockholders will own 47.7% of the issued PubCo Common Stock, and the investors in the PIPE Investment will own 7.7% of the issued PubCo Common Stock. These relative percentages assume that (i) none of Newborn’s existing public shareholders exercise their redemption rights as discussed herein, (ii) no PubCo Warrants or PubCo UPOs are exercised, and (iii) no existing Nuvve Options are exercised and no additional Nuvve Options are granted prior to the closing. These percentages also do not take into account any equity awards that may be issued under the Incentive Plan following the Business Combination.

If the Nasdaq Proposal is not approved and we consummate the Business Combination on its current terms, PubCo would be in violation of Nasdaq Listing Rule 5635(a) and (b) and potentially Nasdaq Listing Rule 5635(d), which could result in the delisting of our securities from the Nasdaq Capital Market. If Nasdaq delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•        a limited availability of market quotations for our securities;

•        reduced liquidity with respect to our securities;

•        a determination that our shares are a “penny stock,” which will require brokers trading in our securities to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our securities;

•        a limited amount of news and analyst coverage for the post-transaction company; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

It is a condition to the obligations of Newborn and Nuvve to close the Business Combination that our common stock remain listed on the Nasdaq Capital Market. As a result, if the Nasdaq Proposal is not adopted, the Business Combination may not be completed.

Full Text of the Resolution to be Approved

“RESOLVED, as an ordinary resolution, that (i) for purposes of complying with Nasdaq Listing Rule 5635(a) and (b), the issuance of more than 20% of the issued and outstanding ordinary shares of the Company and the resulting change in control in connection with the Acquisition Merger, and (ii) for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of ordinary shares of the Company in connection with the PIPE Investment be confirmed, adopted, approved and ratified in all respects.”

Required Vote

Approval of the Nasdaq Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of holders of a majority of the issued and outstanding NBAC Ordinary Shares present and entitled to vote thereon and who vote at the Extraordinary General Meeting or any adjournment thereof. The Business Combination Proposal is conditioned on the Nasdaq Proposal, and the Nasdaq Proposal is dependent upon the approval and completion of the Business Combination. If the Business Combination is not approved or completed, this proposal will have no effect even if approved by our shareholders.

Recommendation of Newborn’s Board of Directors

The Newborn’s board of directors recommends a vote “FOR” adoption of the Nasdaq Proposal.

PROPOSAL NO. 5
THE DIRECTOR ELECTION PROPOSAL

Overview

Under Section 8.9 of the Merger Agreement, effective as of the closing of the Business Combination, the board of directors of PubCo will consist of seven directors, five of whom will be designated by Nuvve and two of whom will be designated by Newborn. Our Board has nominated Gregory Poilasne, Ted Smith, Richard Ashby, Angela Strand, Kenji Yodose, [•] and [•] to serve on PubCo’s board of directors effective as of the closing of the Business Combination.

At the Extraordinary General Meeting, the Newborn’s shareholders are being asked to appoint Richard Ashby and [•] as Class A directors serving until PubCo’s 2022 annual meeting of stockholders; Angela Strand and [•] as Class B directors serving until PubCo’s 2023 annual meeting of stockholders; and Gregory Poilasne, who is currently Nuvve’s Chief Executive Officer, Ted Smith, who is currently Nuvve’s Chief Operating Officer, and Kenji Yodose, who is currently a member of Nuvve’s board of directors, as Class C directors serving until PubCo’s 2024 annual meeting of stockholders; and in each case, until their successors are duly elected and qualified, or until their earlier resignation, removal or death. See “PubCo’s Directors and Officers After the Business Combination” of this proxy statement/prospectus for more information.

If the Business Combination is consummated, each of our existing directors will resign from our Board upon the closing of the Business Combination. Each of [•] and [•] will resign as a director upon the closing and be reelected as a director for the purpose of this proxy statement/prospectus.

Full Text of the Resolution to be Approved

“RESOLVED, as an ordinary resolution, that Richard Ashby and [•] be appointed as Class A directors serving until PubCo’s 2022 annual meeting of stockholders; Angela Strand and [•] be appointed as Class B directors serving until PubCo’s 2023 annual meeting of stockholders; and Gregory Poilasne, Ted Smith and Kenji Yodose be appointed as Class C directors serving until PubCo’s 2024 annual meeting of stockholders; and in each case, effective as of the closing of the Business Combination in accordance with the Merger Agreement.”

Required Vote

The appointment of each director nominee requires an ordinary resolution under Cayman Islands law, being the affirmative vote (in person or by proxy) of holders of a majority of the issued and outstanding NBAC Ordinary Shares present and entitled to vote thereon and who vote at the Extraordinary General Meeting or any adjournment thereof. The Director Election Proposal is dependent upon the approval and completion of the Business Combination. If the Business Combination is not approved or completed, this proposal will have no effect even if approved by our shareholders.

Recommendation of Newborn’s Board of Directors

The Newborn’s board of directors recommends a vote “FOR” the appointment of each of the director nominees in the Director Election Proposal.

PROPOSAL NO. 6
THE INCENTIVE PLAN PROPOSAL

The Incentive Plan was adopted by PubCo’s board on [•], 2021. The purpose of the Incentive Plan is to further align the interests of eligible participants with those of PubCo’s stockholders by providing long-term incentive compensation opportunities tied to the performance of the PubCo Common Stock. PubCo’s management believes that, to be successful, its employees need to think like owners. Consistent with this philosophy, its equity program will be broad-based to provide it with a competitive advantage in its efforts to hire and retain top talent. In order to make grants of equity in accordance with the compensation philosophy adopted PubCo’s board’s compensation committee, the board has approved and is asking you to approve the Incentive Plan.

Key Plan Attributes

The Incentive Plan contains several features designed to protect shareholder interests and to reflect PubCo’s compensation principles and practices, including:

•        setting a fixed number of shares authorized for issuance, and requiring stockholder approval for any increases;

•        prohibiting “evergreen” share provisions;

•        not granting discounted stock options or stock appreciation rights (“SARs”);

•        limiting the size of individual grants;

•        prohibiting award repricing without shareholder approval;

•        allowing broad discretion to determine the treatment of awards upon a change in control; and

•        permitting clawback of benefits for certain bad acts during and after the grantee’s service.

Material Terms of the Incentive Plan

The following summary of the material terms of the Incentive Plan is qualified in its entirety by the full text of the Incentive Plan, which is attached as Annex C to this proxy statement/prospectus.

Eligible Persons

Persons eligible to receive awards under the Incentive Plan include PubCo’s employees, non-employee members of its board, consultants, or other personal service providers of PubCo or any of its subsidiaries. The compensation committee of PubCo’s board of directors determines from time to time the participants to whom awards will be granted.

Administration

PubCo’s board of directors or a committee appointed by PubCo’s board will administer the Incentive Plan. For this purpose, PubCo’s board has delegated general administrative authority for the Incentive Plan to the compensation committee. The compensation committee determines the number of shares of PubCo Common Stock that are subject to awards and the terms and conditions of such awards, including the price (if any) to be paid for the shares of PubCo Common Stock or the award. Along with other authority granted to the compensation committee under the Incentive Plan, the compensation committee may (i) determine the recipients of awards, (ii) prescribe the restrictions, terms and conditions of all awards, (iii) interpret the Incentive Plan and terms of the awards, (iv) adopt rules for the administration, interpretation, and application of the Incentive Plan as are consistent therewith, and interpret, amend, or revoke any such rules, (v) make all determinations with respect to a participant’s service and the termination of such service for purposes of any award, (vi) correct any defect(s) or omission(s) or reconcile any ambiguity(ies) or inconsistency(ies) in the Incentive Plan or any award thereunder, (vii) make all determinations it deems advisable for the administration of the Incentive Plan, (viii) decide all disputes arising in connection with the Incentive Plan and to otherwise supervise the administration of the Incentive Plan, (ix) subject to the terms of the Incentive Plan, amend the terms of an award in any manner that is not inconsistent with the Incentive Plan, (x) accelerate the vesting or, to the extent applicable, exercisability of any award at any time (including, but not limited to, upon a change of control or upon termination of service under certain circumstances, as set forth in the award agreement or otherwise), and (xi) adopt such procedures, modifications or subplans as are necessary or appropriate to permit participation in the Incentive Plan by eligible persons who are foreign nationals or employed outside of the United States.

Incentive Awards

The Incentive Plan authorizes stock options, stock appreciation rights, restricted stock, restricted stock units, as well as other awards (described in the Incentive Plan) that are responsive to changing developments in management compensation. The Incentive Plan retains the flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. An option or SAR will expire no later than ten years from the date of grant. Awards will vest in accordance with the schedule set forth in the applicable award agreement.

Stock Options.    A stock option is the right to purchase shares of PubCo Common Stock at a future date at a specified price per share generally equal to, but no less than, the fair market value of a share of PubCo Common Stock on the date of grant. An option may either be an Incentive Stock Option (“ISO”) or a nonstatutory stock option (“NSO”). ISO benefits are taxed differently from NSOs, as described under “Material U.S. Federal Income Tax Consequences,” below. ISOs also are subject to more restrictive terms and are limited in amount by the Internal Revenue Code of 1986, as amended (the “Code”), and the Incentive Plan. Full payment for shares of PubCo Common Stock purchased on the exercise of any option must be made at the time of such exercise in a manner approved by the compensation committee.

SARs.    An SAR is the right to receive payment of an amount equal to the excess of the fair market value of a share of PubCo Common Stock on the date of exercise of the SAR over the base price of the SAR. The base price will be established by the compensation committee at the time of grant of the SAR but will not be less than the fair market value of a share of PubCo Common Stock on the date of grant. SARs may be granted in connection with other awards or independently.

Restricted Stock.    A restricted stock award is typically for a fixed number of shares of PubCo Common Stock subject to restrictions. The compensation committee specifies the price, if any, the participant must pay for such shares and the restrictions (which may include, for example, continued service and/or performance standards) imposed on such shares. A stock bonus may be granted to any eligible person to reward exceptional or special services, contributions or achievements in the manner and on such terms and conditions (including any restrictions on such shares) as determined from time to time by the compensation committee. The number of shares so awarded shall be determined by the compensation committee and may be granted independently or in lieu of a cash bonus.

Restricted Stock Units.    A restricted stock unit is similar to an SAR except that it entitles the recipient to receive an amount equal to the fair market value of a share of PubCo Common Stock.

Authorized Shares; Limits on Awards; Lapsed Awards

The maximum number of shares of PubCo Common Stock that may be issued or transferred pursuant to awards under the Incentive Plan is [•]% of the outstanding PubCo Common Stock upon consummation of the Business Combination, subject to certain adjustments under the Incentive Plan. If any outstanding award under the Incentive Plan is canceled, expired, forfeited, surrendered, terminated or settled by delivery of fewer shares of PubCo Common Stock than the number underlying an applicable award, the shares of PubCo Common Stock subject to the cancelled, expired, forfeited, surrendered, terminated, or settled without payment portion of the award shall be added to the maximum number of shares of PubCo Common Stock authorized under the Incentive Plan.

Adjustments or Changes in Capitalization

In the event of any change in the outstanding shares of PubCo Common Stock by reason of a recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution, merger, reorganization, consolidation, combination, spin-off or other similar corporate change or any other change that affects PubCo Common Stock, the aggregate number of shares of PubCo Common Stock available under the Incentive Plan or subject to outstanding awards (including the exercise price of any awards) will be adjusted as the compensation committee deems necessary or appropriate. In addition, the compensation committee may adjust the terms and conditions of awards in recognition of unusual or nonrecurring events affecting PubCo or in response to changes in applicable laws, regulations or accounting principles.

Termination of or Changes to the Incentive Plan

PubCo’s board may amend or terminate the Incentive Plan at any time and in any manner. Unless required by applicable law or listing agency rule, stockholder approval for any amendment will not be required. Unless previously terminated by PubCo’s board, the Incentive Plan will terminate on [•], 2031. Generally speaking, the compensation committee may amend outstanding awards in a manner consistent with the Incentive Plan, subject, however, to the consent of the holder if the amendment materially and adversely affects such holder.

Acceleration of Awards; Possible Early Termination of Awards

Upon a change of control of the company, unless otherwise provided in an award agreement, the compensation committee is authorized, but not obligated, to make adjustments in the terms and conditions of the outstanding awards, including, among others, (i) continuing or assuming such outstanding awards, (ii) substituting such outstanding awards for awards with substantially the same terms, (iii) accelerating the exercisability, vesting, and/or payment under such outstanding awards, or (iv) cancelling all or any portion of such outstanding awards for fair value (in the form of cash, shares of PubCo Common Stock, other property or any combination thereof) as determined in the sole discretion of the compensation committee. For this purpose, a “change of control” is defined to include the acquisition by certain persons that results in such persons becoming the beneficial ownership of more than 50% of the voting power of the then outstanding voting securities of the Company.

Transfer Restrictions

Subject to certain exceptions, awards under the Incentive Plan are not assignable or transferable by the recipient and shall not be subject in any manner to assignment, alienation, pledge, encumbrance, or charge.

Material U.S. Federal Income Tax Consequences

The following summary briefly describes current U.S. federal income tax consequences of rights under the Incentive Plan. The summary is not a detailed or complete description of all U.S. federal tax laws or regulations that may apply, however, and does not address any local, state or other country laws. Therefore, no one should rely on this summary for individual tax compliance, planning or decisions. Participants in the Incentive Plan are encouraged to consult their own professional tax advisors concerning tax aspects of rights under the Incentive Plan and should be aware that tax laws may change at any time.

•        Incentive Stock Options.    A participant to whom an incentive stock option, within the meaning of Section 422 of the Code, is granted generally will not recognize income at the time of grant or exercise of such option (although special alternative minimum tax rules may apply to the participant upon option exercise). No federal income tax deduction will be allowable to the Company upon the grant or exercise of such incentive stock option.

When the participant sells shares of PubCo Common Stock acquired through the exercise of an incentive stock option more than one year after the date of transfer of such shares and more than two years after the date of grant of such incentive stock option, the participant will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale prices of such shares and the option price, for which the company is not entitled to a federal income tax deduction. If the participant does not hold such shares for this period, when the participant sells such shares, the participant will recognize ordinary income and possibly capital gain or loss in such amounts as are prescribed by the Code and regulations thereunder, and the company will generally be entitled to a federal income tax deduction in the amount of such ordinary income.

•        Nonqualified Stock Options.    A participant to whom a nonqualified stock option is granted will not recognize income at the time of grant of such option. When such participant exercises a nonqualified stock option, the participant will recognize ordinary income equal to the excess, if any, of the fair market value as of the date of a nonqualified stock option exercise of the shares of PubCo Common Stock that the participant receives, over the option exercise price. The tax basis of such shares will be equal to the exercise price paid plus the amount includable in the participant’s gross income, and the participant’s holding period for such shares will commence on the day after which the participant recognized taxable income in respect of such shares. Subject to applicable provisions of the Code and regulations thereunder, the company will generally be entitled to a federal income tax deduction in respect of the exercise of nonqualified options in an amount equal to the ordinary income recognized by the participant. Any gain or loss recognized upon a subsequent sale or exchange of the shares of PubCo Common Stock is treated as capital gain or loss for which the company is not entitled to a deduction.

•        Stock Appreciation Rights.    When a stock appreciation right is granted, there are no income tax consequences for the participant or the company. When a stock appreciation right is exercised, the participant recognizes compensation equal to the cash and/or the fair market value of the shares received upon exercise. The company is entitled to a deduction equal to the compensation recognized by the participant.

•        Restricted Stock.    Unless an election is made by the participant under section 83(b) of the Code, the grant of an award of restricted stock will have no immediate tax consequences to the participant, and the company will not be allowed a tax deduction at the time the restricted stock are granted. Generally, upon the lapse of restrictions (as determined by the applicable restricted stock agreement between the participant and the company), a participant will recognize ordinary income in an amount equal to the fair market value of the shares of PubCo Common Stock for which the restrictions lapse, less any amount paid, and the company will be allowed a corresponding tax deduction at that time. The participant’s tax basis will be equal to the sum of the amount of ordinary income recognized upon the lapse of restrictions and any amount paid for such restricted stock. The participant’s holding period for tax purposes will commence on the date on which the restrictions lapse.

A participant may make an election under section 83(b) of the Code within 30 days after the date of grant of an award of restricted stock to recognize ordinary income on the date of award based on the fair market value of shares of PubCo Common Stock on such date, less any amount the participant paid for such PubCo Common Stock, and the company will be allowed a corresponding tax deduction at that time. A participant making such an election will have a tax basis in the restricted stock equal to the sum of the amount the participant recognizes as ordinary income and any amount paid for such restricted stock, and the participant’s holding period for such restricted stock for tax purposes will commence on the grant date. Any future appreciation in the PubCo Common Stock will be taxable to the participant at capital gains rates. However, if the restricted stock award is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the participant’s Section 83(b) election.

With respect to restricted stock upon which restrictions have lapsed, when the participant sells such shares, the participant will recognize capital gain or loss consistent with the treatment of the sale of shares received upon the exercise of non-qualified options.

•        Restricted Stock Units.    A participant to whom a restricted stock unit is granted generally will not recognize income at the time of grant. Upon delivery of shares of PubCo Common Stock or cash in respect of an restricted stock unit, a participant will recognize ordinary income in an amount equal to the amount of cash or the fair market value of the shares of PubCo Common Stock for which the restrictions lapse, less any amount paid (although the participant may become subject to employment taxes when the right to receive shares becomes “vested” due to retirement eligibility or otherwise), and the company will be allowed a corresponding tax deduction at that time. Any gain or loss recognized upon a subsequent sale or exchange of the stock (if settled in stock) is treated as capital gain or loss for which the company is not entitled to a deduction.

•        Other Stock-Based Awards.    With respect to other stock-based awards, participants will generally recognize ordinary income equal to the fair market value of the shares of PubCo Common Stock or the amount of cash paid on the date on which delivery of shares or payment in cash is made to the participant and the company will generally be allowed a corresponding tax deduction at that time.

Each participant under the Incentive Plan will be responsible for payment of any taxes or similar charges required by law to be paid or withheld with respect to any award. Any required withholdings must be paid by participants on or prior to the payment or other event that results in taxable income with respect to an award. The award agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of award, which may include permitting participants to elect to satisfy the withholding obligation by tendering shares of PubCo Common Stock to the company or having the company withhold a number of shares of PubCo Common Stock having a value equal to the minimum statutory tax or similar charge required to be paid or withheld.

If an award is treated as “nonqualified deferred compensation” and the award does not comply with or is not exempt from Section 409A of the Code, Section 409A may impose additional taxes, interest and penalties on recipients of awards under the Incentive Plan. All grants made under the Incentive Plan are designed and intended to either be exempt from or comply with Section 409A of the Code to avoid such additional taxes, interest and penalties. However, in the event that the compensation committee determines that the awards are subject to Section 409A, the compensation committee shall have the authority to take such actions and to make such changes to the Incentive Plan or an award agreement as the compensation committee deems necessary to comply with such requirements; provided, that no such action shall materially and adversely affect any outstanding award without the consent of the affected participant. Neither the compensation committee nor the company is obligated to ensure that awards comply with Code Section 409A or to take any actions to ensure such compliance.

New Plan Benefits

The specific individuals who will be granted awards under the Incentive Plan and the type and amount of such awards will be determined by the compensation committee. The number, value and type of award to be granted to such individuals under the Incentive Plan in the future is undeterminable.

Interest of Directors and Executive Officers in the Incentive Plan

PubCo’s officers and directors after the Business Combination, some of whom are directors and officers of Newborn or Nuvve, will be eligible to receive awards under the Incentive Plan if it is approved by a majority of Newborn’s shareholders at the Extraordinary General Meeting. In addition, the Incentive Plan provides that neither the company nor any member of a committee administering the Incentive Plan will be liable for any action or determination made in good faith with respect to the Incentive Plan or any award thereunder. Accordingly, PubCo’s officers and directors after the Business Combination have a substantial interest in the approval of the Incentive Plan Proposal.

Full Text of the Resolution to be Approved

“RESOLVED, as an ordinary resolution, the 2020 Equity Incentive Plan attached to this proxy statement/prospectus as Annex C be confirmed, adopted, approved and ratified in all respects.”

Required Vote

Approval of the Incentive Plan Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of holders of a majority of the issued and outstanding NBAC Ordinary Shares present and entitled to vote thereon and who vote at the Extraordinary General Meeting or any adjournment thereof. The Business Combination Proposal is conditioned upon the Incentive Plan Proposal, and the Incentive Plan Proposal is dependent upon the approval and completion of the Business Combination. If the Business Combination is not approved or completed, this proposal will have no effect even if approved by Newborn’s shareholders.

Recommendation of Newborn’s Board of Directors

The Newborn’s board of directors recommends a vote “FOR” adoption of the Incentive Plan Proposal.

PROPOSAL NO. 7
THE ADJOURNMENT PROPOSAL

Purpose of the Adjournment Proposal

If it is determined by the officer presiding over the Extraordinary General Meeting that more time is necessary for Newborn to consummate the Business Combination and the other transactions contemplated by the Merger Agreement, the presiding officer may adjourn the Extraordinary General Meeting to a later date, or dates. In no event will Newborn seek adjournment which would result in soliciting of proxies, having a shareholder vote, or otherwise consummating a business combination after February 19, 2021 (or August 19, 2021 if Newborn’s time to complete a business combination is extended as provided in its amended and restated memorandum and articles of association). The purpose of the adjournment proposal is to provide more time to consummate the Business Combination. The presiding officer may present the adjournment proposal if Newborn is unable to consummate the Business Combination for any reason.

In addition to an adjournment of the Extraordinary General Meeting upon approval of an adjournment proposal, Newborn’s board of directors is empowered to postpone the meeting at any time prior to the meeting being called to order. In such event, Newborn will issue a press release and take such other steps as it believes are necessary and practical in the circumstances to inform its stockholders of the postponement.

If an adjournment proposal is presented to the Extraordinary General Meeting and is not approved by Newborn’s shareholders, Newborn may not be able to adjourn the Extraordinary General Meeting to a later date if Newborn is unable to consummate the Business Combination (because either the Reincorporation Merger, the Acquisition Merger or any other matter presented at the Extraordinary General Meeting is not approved or the conditions to consummating the Business Combination have not been met). In such event, the Business Combination would not be completed.

Full Text of the Resolution to be Approved

“RESOLVED, as an ordinary resolution, that the adjournment of the Extraordinary General Meeting in the event that the Company does not receive the requisite shareholder vote to approve any of the proposals set out in this proxy statement/prospectus to a date and time to be confirmed by the chairman of the Extraordinary General Meeting be confirmed, adopted, approved and ratified in all respects.”

Required Vote

Approval of the Adjournment Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of holders of a majority of the issued and outstanding NBAC Ordinary Shares present and entitled to vote thereon and who vote at the Extraordinary General Meeting or any adjournment thereof. Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other Proposals.

Recommendation of Newborn’s Board of Directors

The Newborn’s board of directors recommends a vote “FOR” adoption of the Adjournment Proposal.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE BUSINESS COMBINATION

The following is a general discussion of the material U.S. federal income tax consequences (i) of the Business Combination to U.S. Holders (defined below) of NBAC Ordinary Shares, NBAC Rights, and NBAC Warrants (collectively, the “Newborn securities”), (ii) of the Acquisition Merger to U.S. Holders of Nuvve Common Stock and Nuvve Options (collectively, the “Nuvve securities”), (iii) of the ownership and disposition of PubCo Common Stock and PubCo Warrants (collectively, the “PubCo securities”) received in the Business Combination to U.S. Holders and Non-U.S. Holders and (iv) exercise of redemption rights by holders of Newborn securities that are U.S. Holders.

This discussion is based on provisions of the Code, the Treasury Regulations promulgated thereunder (whether final, temporary, or proposed), administrative rulings of the IRS, and judicial decisions, all as in effect on the date hereof, and all of which are subject to differing interpretations or change, possibly with retroactive effect. This discussion does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a holder as a result of the Business Combination or as a result of the ownership and disposition of PubCo securities. In addition, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders nor does it take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder, and accordingly, is not intended to be, and should not be construed as, tax advice. This discussion does not address the U.S. federal 3.8% Medicare tax imposed on certain net investment income or any aspects of U.S. federal taxation other than those pertaining to the income tax, nor does it address any tax consequences arising under any tax laws other than the U.S. federal income tax law, such as gift or estate tax laws, U.S. state and local, or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of Newborn securities, Nuvve securities or PubCo securities. Holders should consult their own tax advisors regarding such tax consequences in light of their particular circumstances.

No ruling has been requested or will be obtained from the IRS regarding the U.S. federal income tax consequences of the Business Combination or any other related matter; thus, there can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.

This summary is limited to considerations relevant to holders that hold Newborn securities or Nuvve securities and, after the completion of the Business Combination, PubCo securities, as “capital assets” within the meaning of section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to holders in light of their individual circumstances, including holders subject to special treatment under the U.S. tax laws, such as, for example:

•        banks or other financial institutions, underwriters, or insurance companies;

•        traders in securities who elect to apply a mark-to-market method of accounting;

•        real estate investment trusts and regulated investment companies;

•        tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax deferred accounts;

•        expatriates or former long-term residents of the United States;

•        subchapter S corporations, partnerships or other pass-through entities or investors in such entities;

•        dealers or traders in securities, commodities or currencies;

•        grantor trusts;

•        persons subject to the alternative minimum tax;

•        U.S. persons whose “functional currency” is not the U.S. dollar;

•        persons who received NBAC Ordinary Shares or Nuvve common stock through the issuance of restricted stock under an incentive plan or through a tax-qualified retirement plan or otherwise as compensation;

•        persons who own (directly or through attribution) 5% or more (by vote or value) of the outstanding NBAC Ordinary Shares or Nuvve common stock, or, after the Business Combination, the issued PubCo Common Stock (excluding treasury shares); or

•        holders holding Newborn securities or Nuvve securities, or, after the Business Combination, PubCo securities, as a position in a “straddle,” as part of a “synthetic security” or “hedge,” as part of a “conversion transaction,” or other integrated investment or risk reduction transaction.

•        controlled foreign corporations, passive foreign investment companies, or foreign corporations with respect to which there are one or more United States shareholders within the meaning of Treasury Regulation Section 1.367(b)-3(b)(1)(ii); or

•        the Sponsor or its affiliates.

As used in this proxy statement/prospectus, the term “U.S. Holder” means a beneficial owner of Newborn securities or Nuvve securities, and, after the Business Combination, PubCo securities received in the Business Combination, that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•        an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•        a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

A “Non-U.S. Holder” means a beneficial owner of Newborn securities or Nuvve securities, and, after the Business Combination, PubCo securities received in the Business Combination, that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. Holder.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds Newborn securities or Nuvve securities, and, after the completion of the Business Combination, PubCo securities received in the Business Combination, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partner and the partnership. A holder that is a partnership and the partners in such partnership should consult their own tax advisors with regard to the U.S. federal income tax consequences of the Business Combination and the subsequent ownership and disposition of PubCo securities received in the Business Combination.

Because NBAC Units will be separated into their component parts immediately prior to the consummation of the Business Combination, a beneficial owner of a NBAC Unit should be treated as the owner of the underlying component Newborn securities for U.S. federal income tax purposes. The discussion below with respect to Newborn securities should also apply to holders of NBAC Units (as the deemed owner of the underlying component Newborn securities).

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE BUSINESS COMBINATION. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF THE BENEFICIAL OWNERS OF NEWBORN SECURITIES, NUVVE SECURITIES OR PUBCO SECURITIES MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN AND DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. HOLDERS OF NEWBORN SECURITIES OR NUVVE SECURITIES SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE BUSINESS COMBINATION AND OF THE OWNERSHIP AND DISPOSITION OF PUBCO SECURITIES AFTER THE BUSINESS COMBINATION, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.

U.S. Holders

U.S. Federal Income Tax Consequences of the Business Combination to U.S. Holders of Newborn Securities

If the Reincorporation Merger Qualifies as a Reorganization

General U.S. Federal Income Tax Consequences

The U.S. federal income tax consequences of the Reincorporation Merger to U.S. Holders will depend primarily on whether the Reincorporation Merger qualifies as a reorganization within the meaning of Section 368(a)(1)(F) of the Code. Under Section 368(a)(1)(F) of the Code, a reorganization is a “mere change in identity, form, or place of organization of one corporation, however effected” (an “F Reorganization”). It is intended that the Reincorporation Merger qualify as an F Reorganization. However, the provisions of the Code that govern reorganizations are complex, and due to the absence of direct guidance on the application of Section 368(a)(1)(F) to a merger of a corporation holding only investment-type assets such as Newborn, the qualification of the Reincorporation Merger as an F Reorganization is not entirely clear. U.S. Holders should be aware that PubCo has not requested and does not intend to request a ruling from the IRS with respect to the U.S. federal income tax treatment of the Reincorporation Merger. There can be no assurance that the IRS will not take a contrary position to views expressed herein or that a court will not agree with a contrary position of the IRS.

If the Reincorporation Merger qualifies as an F Reorganization and subject to the PFIC rules discussed below under the heading “— Passive Foreign Investment Company Status,” and the discussion below regarding the effect of Section 367 of the Code, a U.S. Holder that exchanges its Newborn securities pursuant to the Reincorporation Merger should not recognize gain or loss on the exchange of Newborn securities for PubCo securities. The aggregate adjusted tax basis of a U.S. Holder in the PubCo Common Stock received as a result of the Reincorporation Merger should equal the aggregate adjusted tax basis of the NBAC Ordinary Shares and the NBAC Rights surrendered in the exchange, and the aggregate adjusted tax basis in the PubCo Warrants received as a result of such exchange should equal the aggregate adjusted tax basis of the NBAC Warrants surrendered in the exchange, in each case increased by any amount included in income of such U.S. Holder under Section 367(b) of the Code (as discussed below). A U.S. Holder’s holding period for the PubCo securities received in the exchange should include the holding period for the Newborn securities surrendered in the exchange.

Effect of Section 367 of the Code to U.S. Holders of NBAC Ordinary Shares

Section 367 of the Code applies to certain non-recognition transactions involving foreign corporations, including a domestication of a foreign corporation in a transaction that qualifies as an F Reorganization. When it applies, Section 367 imposes U.S. federal income tax on certain United States persons in connection with transactions that would otherwise be tax-free. Section 367(b) generally will apply to U.S. Holders that exchange NBAC Ordinary Shares (but not rights) for PubCo Common Stock as part of the Reincorporation Merger.

A. U.S. Holders Who Own 10 Percent or More of the Voting Power or Value of Newborn

A U.S. Holder that on the day of the Reincorporation Merger beneficially owns (directly, indirectly or constructively) (i) ten percent (10%) or more of the total combined voting power of all classes of Newborn stock entitled to vote or (ii) ten percent (10%) or more of the total value of shares of all classes of Newborn stock (a “U.S. Shareholder”) must include in income as a dividend the “all earnings and profits amount” attributable to the NBAC Ordinary Shares it directly owns, within the meaning of Treasury Regulation Section 1.367(b)-2(d). Complex attribution rules apply in determining whether a U.S. Holder owns 10% or more of the total combined voting power of all classes of Newborn securities entitled to vote or 10% or more of the total value of shares of all classes of Newborn securities for U.S. federal income tax purposes, and all U.S. Holders are urged to consult their tax advisors with respect to these attribution rules.

A U.S. Shareholder’s all earnings and profits amount with respect to its NBAC Ordinary Shares is the net positive earnings and profits of the corporation (as determined under Treasury Regulation Section 1.367(b)-2(d)(2)) attributable to the NBAC Ordinary Shares (as determined under Treasury Regulation Section 1.367(b)-2(d)(3)) but without regard to any gain that would be realized on a sale or exchange of such NBAC Ordinary Shares.

Accordingly, under Treasury Regulation Section 1.367(b)-3(b)(3), a U.S. Shareholder will be required to include in income as a deemed dividend the all earnings and profits amount (as defined in Treasury Regulation Section 1.367(b)-2(d)) with respect to its NBAC Ordinary Shares as a result of the Reincorporation Merger. Any such U.S. Shareholder that is a corporation may, under certain circumstances, effectively be exempt from taxation on a portion or all of the deemed dividend pursuant to Section 245A of the Code. See “— Passive Foreign Investment Company Status” for a discussion of whether the amount of inclusion under Section 367(b) of the Code should be reduced by amounts required to be taken into account by a Non-Electing Shareholder under the proposed Treasury regulations under Section 1291(f) of the Code.

B. U.S. Holders Who Own Less Than 10 Percent of the Voting Power and Value of Newborn

A U.S. Holder that on the day of the Reincorporation Merger beneficially owns (directly, indirectly or constructively) NBAC Ordinary Shares with a fair market value of $50,000 or more but less than (i) ten percent (10%) of the total combined voting power of all classes of Newborn stock entitled to vote and (ii) ten percent (10%) of the total value of shares of all classes of Newborn stock must either recognize gain with respect to the Reincorporation Merger or, in the alternative, elect to recognize the “all earnings and profits” amount, in each case as described below.

Unless a U.S. Holder makes the “all earnings and profits election” as described below, such holder generally must recognize gain (but not loss) with respect to PubCo securities received in exchange for its NBAC Ordinary Shares pursuant to the Reincorporation Merger. Any such gain would be equal to the excess of the fair market value of such PubCo securities received over the U.S. Holder’s adjusted tax basis in the NBAC Ordinary Shares surrendered in exchange therefor. Subject to the PFIC rules discussed below, such gain would be capital gain, and should be long-term capital gain if the U.S. Holder held the NBAC Ordinary Shares for longer than one year.

In lieu of recognizing any gain as described in the preceding paragraph, a U.S. Holder may elect to include in income the all earnings and profits amount attributable to its NBAC Ordinary Shares under Section 367(b). There are, however, strict conditions for making this election, as enumerated in the Treasury regulations.

U.S. Holders are strongly urged to consult with their own tax advisors regarding whether to make this election and if the election is determined to be advisable, the appropriate filing requirements with respect to this election. See “— Passive Foreign Investment Company Status” for a discussion of whether the amount of inclusion under Section 367(b) of the Code should be reduced by amounts required to be taken into account by a Non-Electing Shareholder under the proposed Treasury regulations under Section 1291(f) of the Code.

A U.S. Holder (who is not a U.S. Shareholder) that beneficially owns (directly, indirectly or constructively) NBAC Ordinary Shares with a fair market value of less than $50,000 would not be required to recognize any gain or loss or include any part of the all earnings and profits amount in income under Section 367(b) of the Code in connection with the Reincorporation Merger.

If the Reincorporation Merger Does Not Qualify as a Reorganization

If the Reincorporation Merger fails to qualify as an F Reorganization, and subject to the PFIC rules discussed below under the heading “— Passive Foreign Investment Company Status,” a U.S. Holder that exchanges its Newborn securities for PubCo securities in the Reincorporation Merger will recognize gain or loss equal to the difference between (i) fair market value of the PubCo securities received and (ii) the U.S. Holder’s adjusted tax basis in the Newborn securities exchanged therefor. A U.S. Holder’s aggregate tax basis in the PubCo securities received will be the fair market value of the PubCo securities on the date of the Reincorporation Merger. The U.S. Holder’s holding period for the PubCo securities received pursuant to the Reincorporation Merger will begin on the day after the date of the Reincorporation Merger.

Such gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the U.S. Holder’s holding period for the Newborn securities exceeds one year at the time of the Reincorporation Merger. Long-term capital gains recognized by non-corporate U.S. Holders, including individuals, currently are subject to reduced rates of U.S. federal income taxation. The deductibility of capital losses is subject to limitations under the Code. Any such gain or loss recognized by a U.S. Holder will generally be treated as U.S. source gain or loss.

The Acquisition Merger should not result in tax consequences to U.S. Holders of Newborn securities.

U.S. Holders should consult their own tax advisors as to the particular consequences to them of the exchange of Newborn securities for PubCo securities pursuant to the Business Combination, the qualification of the Reincorporation Merger as an F Reorganization, and the application of Section 367(b) to the Reincorporation Merger.

Passive Foreign Investment Company Status

Even if the Reincorporation Merger qualifies as an F Reorganization, the Reincorporation Merger may be a taxable event to U.S. Holders of Newborn securities under the passive foreign investment company, or “PFIC,” provisions of the Code, to the extent that Section 1291(f) of the Code applies. Because Newborn is a blank check company with no current active operating business, based upon the composition of its income and assets, and upon a review of its financial statements, Newborn believes that it likely was a PFIC for its most recent taxable year ended on December 31, 2019, and will likely be considered a PFIC for its current taxable year which ends as a result of the Reincorporation Merger.

A. Definition and General Taxation of a PFIC

A non-U.S. corporation will be classified as a PFIC for any taxable year (a) if at least 75% of its gross income consists of passive income, such as dividends, interest, rents and royalties (except for rents and royalties earned in the active conduct of a trade or business), and gains on the disposition of property that produces such income, or (b) if at least 50% of the fair market value of its assets (determined on the basis of a quarterly average) is attributable to assets that produce, or are held for the production of, passive income (including for these purposes its pro rata share of the gross income and assets of any corporation (and, if certain proposed Treasury regulations are applied, partnerships) in which it is considered to own at least 25% of the interest, by value). The determination of whether a foreign corporation is a PFIC is made annually.

If Newborn is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of Newborn securities and, in the case of NBAC Ordinary Shares, the U.S. Holder did not make either (a) a timely qualified election fund, or “QEF,” election under Section 1295 of the Code for Newborn’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) NBAC Ordinary Shares or (b) a QEF election along with a “purging election,” both of which are discussed further below, such holder generally will be subject to special rules with respect to:

•        any gain recognized by the U.S. Holder on the sale or other disposition of its Newborn ordinary shares or Newborn rights; and

•        any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the NBAC Ordinary Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Newborn ordinary shares).

Under these rules,

•        the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Newborn securities;

•        the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of Newborn’s first taxable year in which it qualified as a PFIC, will be taxed as ordinary income;

•        the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•        the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, if Newborn is determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above with respect to its NBAC Ordinary Shares by making a timely QEF election (or a QEF election along with a purging election), as described below. Pursuant to the QEF election, a U.S. Holder will be required to include in income its pro rata share of Newborn’s net capital gain (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, whether or not distributed, in the taxable year of the U.S. Holder in which or with which Newborn’s taxable year ends.

B. Impact of PFIC Rules on Certain U.S. Holders

The impact of the PFIC rules on a U.S. Holder of Newborn securities will depend on whether the U.S. Holder has made a timely and effective election to treat Newborn as a QEF, for Newborn’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) NBAC Ordinary Shares, or if the U.S. Holder made an effective QEF election along with a “purging election,” as discussed below. A U.S. Holder’s ability to make an effective QEF election with respect to Newborn is contingent upon, among other things, the provision by Newborn of certain information that would enable the U.S. Holder to make and maintain a QEF election. If Newborn determines it is a PFIC for any taxable year, it will endeavor to provide to a U.S. Holder upon request such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that Newborn will have timely knowledge of its status as a PFIC in the future or of the required information to be provided. A U.S. Holder of a PFIC that made a timely and effective QEF election for Newborn’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) NBAC Ordinary Shares, or that made a QEF election along with a purging election, as discussed below, is hereinafter referred to as an “Electing Shareholder.” A U.S. Holder of a PFIC that did not make a timely and effective QEF election for Newborn’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) NBAC Ordinary Shares, or that did not make a QEF election along with a purging election, is hereinafter referred to as a “Non-Electing Shareholder.”

As indicated above, if a U.S. Holder of NBAC Ordinary Shares has not made a timely and effective QEF election with respect to Newborn’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Newborn ordinary shares, such U.S. Holder generally may nonetheless qualify as an Electing Shareholder by filing on a timely filed U.S. income tax return (including extensions) a QEF election and a purging election to recognize under the rules of Section 1291 of the Code any gain that it would otherwise recognize if the U.S. Holder sold its NBAC Ordinary Shares for their fair market value on the “qualification date.” The qualification date is the first day of Newborn’s tax year in which Newborn qualifies as a QEF with respect to such U.S. Holder. The purging election can only be made if such U.S. Holder held NBAC Ordinary Shares on the qualification date. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will increase the adjusted tax basis in its NBAC Ordinary Shares by the amount of the gain recognized and will also have a new holding period in the NBAC Ordinary Shares for purposes of the PFIC rules.

A U.S. Holder may not make a QEF election with respect to its NBAC Rights or NBAC Warrants. As a result, if a U.S. Holder of NBAC Rights or NBAC Warrants sells or otherwise disposes of such rights (including for this purpose exchanging the NBAC Rights for PubCo Common Stock in the Reincorporation Merger), any gain recognized will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if Newborn were a PFIC at any time during the period the U.S. Holder held the NBAC Rights or NBAC Warrants.

U.S. Holders that hold (or are deemed to hold) stock of a foreign corporation that qualifies as a PFIC may elect to annually mark such stock to its market value if such stock is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission or certain foreign exchanges or markets of which the IRS has approved (a “mark-to-market election”). The Nasdaq Stock Market currently is considered to be an exchange that would allow a U.S. Holder to make a mark-to-market election. U.S. Holders are urged to consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to their NBAC Ordinary Shares under their particular circumstances.

C. Effect of PFIC Rules on the Reincorporation Merger

Even if the Reincorporation Merger qualifies as an F Reorganization, Section 1291(f) of the Code requires that, to the extent provided in regulations, a U.S. person that disposes of stock of a PFIC (including rights to acquire stock of a PFIC) must recognize gain notwithstanding any other provision of the Code. No final Treasury regulations are in effect under Section 1291(f). Proposed Treasury regulations under Section 1291(f), or the “Proposed Regulations,” were promulgated in 1992, with a retroactive effective date once they become finalized. If finalized in their present form, the Proposed Regulations would require taxable gain recognition by a Non-Electing Shareholder with respect to its exchange of Newborn securities for PubCo securities in the Reincorporation Merger if Newborn were classified as a PFIC at any time during such U.S. Holder’s holding period in Newborn securities. Any such gain would be treated as an “excess distribution” made in the year of the Reincorporation Merger and subject to the special tax and interest charge rules discussed above under “— Definition and General Taxation of a PFIC.” In addition, the Proposed Regulations would provide coordinating rules with Section 367(b) of the Code, whereby, if the gain recognition rule of the Proposed Regulations applied to a disposition of PFIC stock that results from a transfer with respect to which Section 367(b) requires the shareholder to recognize gain or include an amount in income as a distribution under Section 301 of the Code, the gain realized on the transfer is taxable as an excess distribution under Section 1291 of the Code, and the excess, if any, of the amount to be included in income under Section 367(b) over the gain realized under Section 1291 is taxable as provided under Section 367(b). See “— U.S. Federal Income Tax Consequences — Effect of Section 367 of the Code.” The Proposed Regulations should not apply to an Electing Shareholder with respect to its NBAC Ordinary Shares for which a timely QEF election, a QEF election along with a purging election, or mark-to-market election is made. An Electing Shareholder may, however, be subject to the rules discussed below under the section entitled “— U.S. Federal Income Tax Consequences — Effect of Section 367 of the Code.” In addition, as discussed above, since a QEF election cannot be made with respect to NBAC Rights and NBAC Warrants, the Proposed Regulations should apply to cause gain recognition under the PFIC rules on the exchange of NBAC Rights for PubCo Common Stock and NBAC Warrants for PubCo Warrants pursuant to the Reincorporation Merger. It is not possible to determine at this time whether, in what form, and with what effective date, final Treasury Regulations under Section 1291(f) of the Code will be adopted.

The rules dealing with PFICs and with the QEF election and purging election (or a mark-to-market election) are very complex and are affected by various factors in addition to those described above. Accordingly, a U.S. Holder of Newborn securities should consult its own tax advisor concerning the application of the PFIC rules to such securities under such holder’s particular circumstances.

U.S. Federal Income Tax Consequences of the Acquisition Merger to U.S. Holders of Nuvve Securities

If the Acquisition Merger Qualifies as a Reorganization

The U.S. federal income tax consequences of the Acquisition Merger to U.S. Holders will depend primarily on whether the Acquisition Merger qualifies as a reorganization within the meaning of Section 368(a) of the Code. The Acquisition Merger should qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and the tax consequences should be as set forth in this section. In the Merger Agreement, each of Newborn, Merger Sub and Nuvve agreed not to take any action or fail to take any action which would reasonably be expected to prevent or impede the Acquisition Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code. Newborn and Nuvve have also agreed to report the Acquisition Merger on all tax returns in a manner consistent with such tax treatment, unless otherwise required by law. However, the Acquisition Merger is not conditioned on such qualification and will occur even if it does not so qualify as a reorganization under Section 368 of the Code.

Neither Newborn nor Nuvve intends to request a ruling from the IRS regarding the U.S. federal income tax consequences of the Acquisition Merger. Consequently, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to the conclusions reflected in the opinion or any of those set forth below. Accordingly, each holder is urged to consult its tax advisor with respect to the particular tax consequences of the Acquisition Merger to such holder.

Assuming that the Acquisition Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, the U.S. federal income tax consequences of the Acquisition Merger to U.S. Holders of Nuvve Common Stock are as follows:

•        a U.S. Holder of Nuvve Common Stock will not recognize any gain or loss realized on the exchange of shares of Nuvve Common Stock for shares of PubCo Common Stock;

•        the aggregate tax basis of the PubCo Common Stock received in the Merger will be the same as the aggregate tax basis of the Nuvve Common Stock surrendered in exchange for the PubCo Common Stock; and

•        the holding period of PubCo Common Stock received in exchange for shares of Nuvve Common Stock will include the holding period of the Nuvve Common Stock surrendered in exchange for the PubCo Common Stock.

If a U.S. Holder exchanges more than one “block” of Nuvve Common Stock (that is, groups of Nuvve Common Stock that the U.S. Holder acquired at different times or at different prices), tax basis in, and the holding period of, the Nuvve Common Stock exchanged for PubCo Common Stock in accordance with the preceding rules will be determined separately with respect to each block of such Nuvve Common Stock.

As provided in U.S. Treasury Regulations Section 1.368-3(d), each U.S. Holder who receives shares of PubCo Common Stock in the Acquisition Merger is required to retain permanent records pertaining to the Acquisition Merger, and make such records available to any authorized IRS officers and employees. Additional information reporting requirements may apply to certain U.S. holders. U.S. holders are urged to consult their tax advisors as to the potential application of information reporting requirements.

Assuming that the Acquisition Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, a Non-U.S. Holder of Nuvve Common Stock who exchanges Nuvve Common Stock for PubCo Common Stock is generally expected to be treated in the same manner as a U.S. Holder (except as provided below).

If the Acquisition Merger Does Not Qualify as a Reorganization

If any requirement for the Acquisition Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code is not satisfied, a U.S. holder of Nuvve Common Stock generally would recognize gain or loss for U.S. federal income tax purposes on each share of Nuvve Common Stock surrendered in the Acquisition Merger in an amount equal to the difference between (1) the fair market value of the Acquisition Merger consideration received in exchange for such surrendered share upon completion of the Acquisition Merger and (2) the holder’s basis in the share of Nuvve Common Stock surrendered. Gain or loss must be calculated separately for each block of Nuvve Common Stock exchanged by such U.S. holder if such blocks were acquired at different times or for different prices. Any gain or loss recognized generally would be long-term capital gain or loss if the U.S. Holder’s holding period in a particular block of Nuvve Common Stock exceeds one year at the effective time. Long-term capital gain of non-corporate U.S. Holders (including individuals) generally is taxed at preferential U.S. federal income tax rates. The deductibility of capital losses is subject to limitations. A U.S. Holder’s tax basis in shares of PubCo Common Stock received in the Acquisition Merger would be equal to the fair market value thereof as of the effective time, and such U.S. Holder’s holding period in such shares would begin on the day following the Acquisition Merger.

Subject to the discussion of FATCA below, if the Acquisition Merger does not qualify as a “reorganization” under Section 368(a) of the Code, a Non-U.S. Holder is not generally expected to be subject to U.S. federal income tax on any gain recognized as a result of the Acquisition Merger unless: (i) any gain recognized in the Acquisition Merger is treated as effectively connected with a trade or business in the United States or (ii) such holder is an individual who is present in the United States for 183 days or more during the taxable year of the exchange and certain other requirements are met.

Gain described in clause (i) will generally be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items. Gain described in clause (ii) generally will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

U.S. Federal Income Tax Consequences of Ownership and Disposition of PubCo Securities

The following discussion is a summary of certain material U.S. federal income tax consequences of the ownership and disposition of PubCo securities to U.S. Holders who receive such PubCo securities pursuant to the Business Combination.

Distributions on PubCo Common Stock

The gross amount of any distribution on PubCo Common Stock that is made out of PubCo’s current and accumulated profits (as determined for U.S. federal income tax purposes) will generally be taxable to a U.S. Holder as ordinary dividend income on the date such distribution is actually or constructively received by such U.S. Holder. Any such dividends paid to corporate U.S. Holders generally will qualify for the dividends received deduction if the requisite holding period is satisfied. Dividends paid to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains.

Non-corporate U.S. Holders that do not meet a minimum holding period requirement or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code (dealing with the deduction for investment interest expense) will not be eligible for the reduced rates of taxation applicable to qualified dividends. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met.

To the extent that the amount of any distribution made by PubCo on the PubCo Common Stock exceeds PubCo’s current and accumulated earnings and profits for a taxable year (as determined under U.S. federal income tax principles), the distribution will first be treated as a tax-free return of capital, causing a reduction (but not below zero) in the adjusted basis of the U.S. Holder’s PubCo Common Stock, and to the extent the amount of the distribution exceeds the U.S. Holder’s tax basis, the excess will be taxed as capital gain recognized on a sale or exchange as described below under “— Sale, Exchange, Redemption or Other Taxable Disposition of PubCo Securities.”

Sale, Exchange, Redemption or Other Taxable Disposition of PubCo Securities

A U.S. Holder will generally recognize gain or loss on any sale, exchange, redemption, or other taxable disposition of PubCo Common Stock and PubCo Warrants in an amount equal to the difference between the amount realized on the disposition and such U.S. Holder’s adjusted tax basis in such PubCo Common Stock or PubCo Warrants. Any gain or loss recognized by a U.S. Holder on a taxable disposition of PubCo Common Stock or PubCo Warrants will generally be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period in the PubCo Common Stock or PubCo Warrants exceeds one year at the time of the disposition. Preferential tax rates may apply to long-term capital gains recognized by non-corporate U.S. Holders (including individuals). The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. Holder on the sale or exchange of PubCo Common Stock or PubCo Warrants will generally be treated as U.S. source gain or loss.

Exercise or Lapse of a PubCo Warrant

Except as discussed below with respect to the cashless exercise of a PubCo Warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a share of PubCo Common Stock on the exercise of a PubCo Warrant for cash. A U.S. Holder’s tax basis in a share of PubCo Common Stock received upon exercise of the PubCo Warrant generally will be an amount equal to the sum of the U.S. Holder’s tax basis in the PubCo Warrant exchanged therefor and the exercise price. The U.S. Holder’s holding period for a share of PubCo Common Stock received upon exercise of the PubCo Warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the PubCo Warrants and will not include the period during which the U.S. Holder held the PubCo Warrants. If a PubCo Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the PubCo Warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s basis in the PubCo Common Stock received would equal the holder’s basis in the PubCo Warrant exercised therefor. If the cashless exercise were treated as not being a gain realization event, a U.S. Holder’s holding period in the PubCo Common Stock would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the PubCo Warrant. If the cashless exercise were treated as a recapitalization, the holding period of the PubCo Common Stock would include the holding period of the PubCo Warrant exercised therefor.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder would recognize gain or loss with respect to the portion of the exercised PubCo Warrants treated as surrendered to pay the exercise price of the PubCo Warrants (the “surrendered warrants”). The U.S. Holder would recognize capital gain or loss with respect to the surrendered warrants in an amount generally equal to the difference between (i) the fair market value of the PubCo Common Stock that would have been received with respect to the surrendered warrants in a regular exercise of the PubCo Warrants and (ii) the sum of the U.S. Holder’s tax basis in the surrendered warrants and the aggregate cash exercise price of such warrants (if they had been exercised in a regular exercise). In this case, a U.S. Holder’s tax basis in the PubCo Common Stock received would equal the U.S. Holder’s tax basis in the PubCo Warrants exercised plus (or minus) the gain (or loss) recognized with respect to the surrendered warrants. A U.S. Holder’s holding period for the PubCo Common Stock would commence on the date following the date of exercise (or possibly the date of exercise) of the PubCo Warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise of PubCo Warrants.

Certain U.S. Federal Income Tax Consequences to U.S. Holders of Newborn Securities of Exercising Redemption Rights

In the event that a U.S. Holder elects to redeem its NBAC Ordinary Shares for cash, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as sale or exchange of the NBAC Ordinary Shares under Section 302 of the Code or is treated as a distribution under Section 301 of the Code with respect to the U.S. Holder. Subject to the PFIC rules discussed above under the heading “— Passive Foreign Investment Company Status,” if the redemption qualifies as a sale or exchange of the NBAC Ordinary Shares, the U.S. Holder will be treated as recognizing capital gain or loss equal to the difference between the amount realized on the redemption and such U.S. Holder’s adjusted tax basis in the NBAC Ordinary Shares surrendered in such redemption transaction. Because Newborn likely is and has been a PFIC, however, any such gain on the redemption of NBAC Ordinary Shares is likely to be taxed in accordance with the PFIC rules of the Code discussed above under the heading “— Passive Foreign Investment Company Status.” The deductibility of capital losses is subject to limitations.

Subject to the PFIC rules discussed above under the heading “— Passive Foreign Investment Company Status,” if the redemption does not qualify as a sale or exchange of NBAC Ordinary Shares, the U.S. Holder will be treated as receiving a corporate distribution. Because Newborn likely is and has been a PFIC, some or all of such distribution may constitute an “excess distribution” to the U.S. Holder, which would be subject to tax in accordance with the PFIC rules of the Code discussed above under the heading “— Passive Foreign Investment Company Status.” To the extent that such corporate distribution does not constitute an “excess distribution,” such distribution generally will constitute dividends for U.S. federal income tax purposes to the extent paid from Newborn’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles; distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in the NBAC Ordinary Shares; and any remaining excess will be treated as gain realized on the sale or other disposition of the NBAC Ordinary Shares. Dividends paid to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations) and provided certain holding period requirements are met, dividends paid to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. However, it is unclear whether the redemption rights with respect to the NBAC Ordinary Shares may prevent a U.S. Holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

Whether a redemption qualifies for sale or exchange treatment will depend largely on the total number of NBAC Ordinary Shares treated as held by the U.S. Holder (including any NBAC Ordinary Shares constructively owned by the U.S. Holder as a result of owning NBAC Warrants or NBAC Rights) relative to all of the NBAC Ordinary Shares outstanding both before and after the redemption. The redemption of NBAC Ordinary Shares generally will be treated as a sale or exchange of the NBAC Ordinary Shares (rather than as a corporate distribution) if the redemption (i) is

“substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in Newborn or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only NBAC Ordinary Shares actually owned by the U.S. Holder, but also NBAC Ordinary Shares that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities, including those in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include NBAC Ordinary Shares which could be acquired pursuant to the exercise of the NBAC Warrants or NBAC Rights. In order to meet the substantially disproportionate test, (i) the percentage of Newborn’s outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of the NBAC Ordinary Shares must be less than 80% of the percentage of Newborn’s outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption, (ii) the U.S. Holder’s percentage ownership (including constructive ownership) of the outstanding Newborn common stock (both voting and nonvoting) immediately after the redemption must be less than 80% of such percentage ownership (including constructive ownership) immediately before the redemption; and (iii) the U.S. Holder must own (including constructive ownership), immediately after the redemption, less than 50% of the total combined voting power of all classes of stock of Newborn entitled to vote. There will be a complete termination of a U.S. Holder’s interest if either (i) all of the shares of the NBAC Ordinary Shares actually and constructively owned by the U.S. Holder are redeemed or (ii) all of the shares of the NBAC Ordinary Shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other NBAC Ordinary Shares. The redemption of the NBAC Ordinary Shares will not be essentially equivalent to a dividend if a U.S. Holder’s conversion results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in Newborn. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in Newborn will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences of a redemption.

If none of the foregoing tests is satisfied, then the redemption will be treated as a corporate distribution. After the application of those rules regarding corporate distributions, any remaining tax basis of the U.S. Holder in the redeemed ordinary shares will be added to the U.S. Holder’s adjusted tax basis in its remaining NBAC Ordinary Shares, or, if it has none, to the U.S. Holder’s adjusted tax basis in its NBAC Warrants or possibly in other NBAC Ordinary Shares constructively owned by it. Shareholders who hold different blocks of NBAC Ordinary Shares (generally, shares of Newborn purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.

All U.S. Holders are urged to consult their tax advisors as to the tax consequences to them of a redemption of all or a portion of their NBAC Ordinary Shares pursuant to an exercise of redemption rights.

Non-U.S. Holders

U.S. Federal Income Tax Consequences of Ownership and Disposition of PubCo Securities

Distributions on PubCo Common Stock

Distributions of cash or property (including a constructive distribution) to a Non-U.S. Holder in respect of PubCo Common Stock will generally constitute dividends for U.S. federal income tax purposes to the extent paid from PubCo’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds PubCo’s current and accumulated earnings and profits, the excess will generally be treated first as a tax-free return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in the PubCo Common Stock. Any remaining excess will be treated as capital gain and will be treated as described below under “— Sale, Exchange, Redemption or Other Taxable Disposition of PubCo Securities.”

Dividends paid to a Non-U.S. Holder of PubCo Common Stock generally will be subject to withholding of U.S. federal income tax at a 30% rate, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate as described below. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment or fixed base of the Non-U.S. Holder) are not subject to such withholding tax, provided certain certification and disclosure requirements are satisfied (generally by providing an IRS FormW-8ECI). Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if the Non-U.S. Holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A Non-U.S. Holder of PubCo Common Stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to complete the applicable IRS FormW-8 and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if the shares of PubCo Common Stock are held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain Non-U.S. Holders that are pass-through entities rather than corporations or individuals.

A Non-U.S. Holder of PubCo Common Stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders are urged to consult their own tax advisors regarding their entitlement to the benefits under any applicable income tax treaty.

Sale, Exchange, Redemption or Other Taxable Disposition of PubCo Securities

Subject to the discussion of backup withholding and FATCA below, any gain realized by a Non-U.S. Holder on the taxable disposition of PubCo securities generally will not be subject to U.S. federal income tax unless:

•        the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base of the Non-U.S. Holder);

•        the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more in the taxable year of the disposition, and certain other conditions are met; or

•        PubCo is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the Non-U.S. Holder’s holding period for such securities disposed of, and either (A) shares of PubCo Common Stock are not considered to be regularly traded on an established securities market or (B) such Non-U.S. Holder has owned or is deemed to have owned, at any time during the shorter of the five-year period preceding such disposition and such Non-U.S. Holder’s holding period more than 5% of the outstanding shares of PubCo Common Stock. There can be no assurance that shares of PubCo Common Stock will be treated as regularly traded on an established securities market for this purpose.

A non-corporate Non-U.S. Holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates. An individual Non-U.S. Holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by certain United States source capital losses, even though the individual is not considered a resident of the United States, provided that the individual has timely filed U.S. federal income tax returns with respect to such losses. If a Non-U.S. Holder that is a foreign corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) of its effectively connected earnings and profits, subject to adjustments.

If the last bullet point immediately above applies to a Non-U.S. Holder, gain recognized by such Non-U.S. Holder on the sale, exchange or other disposition of PubCo securities generally will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of such PubCo securities from a Non-U.S. Holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. PubCo will generally be classified as a “U.S. real property holding corporation” if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. PubCo does not expect to be classified as a “U.S. real property holding corporation” following the Business Combination. However, such determination is factual in nature and subject to change, and no assurance can be provided as to whether PubCo is or will be a U.S. real property holding corporation with respect to a Non-U.S. Holder following the Business Combination or at any future time.

Exercise or Lapse of a PubCo Warrant

The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of a PubCo Warrant, or the lapse of a PubCo Warrant held by a Non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. holder, as described under “— U.S. Holders — Exercise or Lapse of a PubCo Warrant,” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described under “— Sale, Exchange, Redemption or Other Taxable Disposition of PubCo Securities,” above for a Non-U.S. Holder’s gain on the sale or other disposition of PubCo securities.

Information Reporting and Backup Withholding

PubCo generally must report annually to the IRS and to each holder the amount of cash dividends and certain other distributions it pays to such holder on such holder’s PubCo securities and the amount of tax, if any, withheld with respect to those distributions. In the case of a Non-U.S. Holder, copies of the information returns reporting those distributions and withholding also may be made available to the tax authorities in the country in which the Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement. Information reporting is also generally required with respect to proceeds from the sales and other dispositions of PubCo securities to or through the U.S. office (and in certain cases, the foreign office) of a broker. In addition, certain information concerning a U.S. Holder’s adjusted tax basis in its PubCo securities and adjustments to that tax basis and whether any gain or loss with respect to such securities is long-term or short-term also may be required to be reported to the IRS.

Moreover, backup withholding of U.S. federal income tax at a rate of 24% generally will apply to cash distributions made on PubCo securities to, and the proceeds from sales and other dispositions of such securities by, a U.S. Holder (other than an exempt recipient) who:

•        fails to provide an accurate taxpayer identification number;

•        is notified by the IRS that backup withholding is required; or

•        in certain circumstances, fails to comply with applicable certification requirements.

A Non-U.S. Holder generally may eliminate the requirement for information reporting (other than with respect to distributions, as described above) and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedures for obtaining an exemption from backup withholding in their particular circumstances.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of, and (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, securities (including PubCo securities) which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which PubCo securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, PubCo securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners”, which will in turn be provided to the U.S. Department of Treasury.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends in respect of PubCo Common Stock. While withholding under FATCA generally would also apply to payments of gross proceeds from the sale or other disposition of securities (including PubCo securities), proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. All holders should consult their tax advisors regarding the possible implications of FATCA on their investment in PubCo securities.

BUSINESS OF NUVVE

Nuvve is a green energy technology company that provides, directly and through business ventures with its partners, a globally-available, commercial V2G technology platform that enables EV batteries to store and resell unused energy back to the local electric grid and provide other grid services. Simply put, Nuvve bridges the gap between transportation and energy. Its proprietary V2G technology — Nuvve’s Grid Integrated Vehicle (GIVe) platform — has the potential to refuel the next generation of EV fleets through cutting-edge, bi-directional charging solutions. Nuvve believes its GIVe platform is the most advanced V2G platform on the market, as it is the only one qualified by multiple grid system operators around the world to provide grid services.

Nuvve’s mission is to lower the cost of EV ownership while supporting the integration of renewable energy sources including solar and wind. Nuvve plans to achieve this goal by providing its enterprise customers (fleet and building managers, municipalities, and public organizations such as school districts) and consumers, the technology they need to transform their EVs into grid-integrated energy storage resources when those vehicles are plugged in, while guaranteeing the expected level of charge at the time the driver needs it for transportation. Storage resources are critical to the effective utilization of renewable energy sources, many of which exhibit volatile energy generation based on environmental conditions, rather than based on demand.

Since its founding in 2010, Nuvve has been responsible for successful V2G projects on five continents and is deploying commercial services worldwide.

Barcelona, Spain
Bornholm, Denmark
Culver City, CA
LOW EMISSION INNOVATION
MAYOR OF LONDON
gnewt
London, UK
UCSD, San Diego CA
Newark, Delaware
V2G
Corsica, France
V2G
SCHOOL BUS
SCHOOL BUS
Torrance, CA
El Cajon, San Diego CA
Manila, Philippines
Nagoya, Japan
NUVVE
V2G
NUVVE
enel x
V2G
CDG Airport, Paris
Windhoek, Namibia
San Jose, CA
11
Nice, France
Frederiksberg, Denmark

Overview of Nuvve’s Technology

Nuvve’s proprietary V2G technology enables it to link multiple EV batteries into a virtual power plant to provide bi-directional services to the electrical grid in a qualified and secure manner. Virtual power plants can generate revenue by selling excess power to utility companies or utilizing the saved power to reduce building energy peak consumption. Nuvve is capable of providing many levels of vehicle-grid integration and V2G services such as time of use optimization (“TOU”), demand response, demand charge management and wholesale energy market participation, thereby providing revenues from grid services as well as utility bill savings behind the meter.

Nuvve’s longest running commercial operation is in Denmark, where it has provided V2G services for more than four years with daily bidding on energy markets. Specifically, this operation aggregates a coalition of EV batteries to provide a primary frequency containment reserve (“FCR”) service to the local transmission system operator. The frequency of the current transmitted on an electrical grid is affected by the demand placed on the grid. By acting as a reserve to store or release energy into the grid in order to offset variations in demand, the FCR service provided by Nuvve’s GIVe software platform assists the local system operator in the critical task of frequency regulation.

VARME GAS VAND KLOAK
Frederiksberg
Forsyning

Nuvve Corporation Announces Four Years of Consecutive V2G Operations of Electric Vehicle Fleet in Denmark

V2G technology leader provides 4 years of nonstop V2G frequency regulation service from Frederiksberg Forsyning

Over the four years in this deployment, Nuvve accumulated many hours of valuable learning on fleet operation and energy market behavior. This Denmark-based fleet is driven primarily during the day and is parked at night and on weekends, allowing it on average about 17 hours of available market participation per day. While FCR values in Denmark fluctuated over the two-year period from 2017 to 2018, Nuvve was able to generate approximately US$2,000 per car per year in market revenue on average.

The V2G services revenue gives Nuvve’s customers a lower total cost of electric vehicle ownership through benefits such as reduced charger costs, low or free energy costs to drive, fleet management tools, and yearly maintenance. This Denmark deployment showcased Nuvve’s ability to adapt its V2G software to match requirements for market participation and interconnection to the grid — vehicles in this commercial V2G operation are each connected to 10kW bi-directional DC chargers that are controlled by Nuvve’s V2G GIVe platform. As each vehicle is plugged in, Nuvve’s software automatically takes control of each vehicle’s charging and discharging. Nuvve aggregates multiple electric vehicles into a coalition.

How V2G Works

1 PLUG IN YOUR CAR
to any charger

V2G

2 CHARGE BATTERY
safely and efficiently in V2G Mode

V2G
V2G

3 MAKE MONEY
by providing power capacity and sending energy back and forth to regulate the Grid

OR SAVE COSTS
by using stored energy from EV batteries to reduce building energy peak consumption

V2G
V2G

4 YOU'RE READY TO DRIVE
with the charge you set for the day wth advance trip planning using a mobile fleet management app

V2G

The total available capacity from a coalition of aggregated electric vehicles is then bid onto the frequency-controlled reserve market. It is the design of Nuvve’s V2G platform that enables it to aggregate electric vehicles into a virtual power plant to provide services to the grid bi-directionally. This design incorporates (1) aggregation capabilities for available vehicles, charging stations and stationary batteries; (2) the ability to receive signals from and thereby know the needs of the grid at generation, transmission, distribution and behind-the-meter regions; and (3) real-time optimization that matches available coalition capacity onto grid needs on a second-by-second basis, all while ensuring the desired EV battery charge level at drive time.

Electric vehicles are inherently unreliable grid resources because their primary transportation function can cause them to be plugged in or unplugged at any time with varying states of charge. Nuvve’s platform transforms these unreliable resources into reliable, dispatchable and monetizable assets; this helps stabilize the grid, enables increased renewables penetration, reduces the total cost of EV ownership and encourages EV adoption. From the user perspective, the V2G operation is seamless as Nuvve’s V2G platform reduces the cost of ownership and ensures EVs are sufficiently charged to meet their primary transportation functions. Vehicle operators can use Nuvve’s fleet management app and set driving needs for any given day to fulfill their driving duties.

Market Opportunity and the Nuvve Solution

The EV industry has grown rapidly since Nuvve was founded in 2010. Nuvve believes that the market for plug-in electric vehicles (“PEV”) will continue to experience significant growth in the future as consumers demand vehicles with greater fuel efficiency, greater performance, lower operational costs, and lower emissions. Increasingly stringent federal and state fuel economy standards and other state and local incentives and rebates for EVs also have driven, and Nuvve expects will to continue to drive, demand for EVs. In addition, countries around the world are expected to become increasingly focused on meeting climate goals, in part, by reducing the environmental effects of internal combustion engine vehicles. To illustrate, passenger EV sales are expected to increase from 2.6% of new vehicles sold in 2019 to 29.2% in 2030 in the United States and Europe according to a recent report entitled “Bloomberg New Energy Finance (BNEF) Electric Vehicle Outlook 2020.” Additional factors propelling this shift to electrification include proposed fossil fuel bans or restrictions, transit electrification mandates, utility incentive programs and declining battery costs. Accordingly, the BNEF report projects that the cumulative EV charging infrastructure investment in North America and Europe will be approximately $60 billion by 2030 and increasing to $192 billion by 2040.

EV Market Forecast

Lithium-ion battery pack price (real 2018 $/kWh)
1,400
1,200
1,000
800
600
400
200
0
2010
2015
2020
2025
2030
2024 estimate price $94/kWh
2030 estimate $62/kWh
Observed prices
18% learning rate

Source: BloombergNEF Note: Prices are for EVs and stationary storage, and include both cell and pack costs

Segment	Year of expected price parity		
	U.S.	Europe	China
Small	2024	2026	2028
Medium	2024	2023	2023
Large	2023	2022	2031
SUV	2023	2024	2034

Source: BloombergNEF (using data from the EPA, ICCT, FEV, ONRL and IDL). Note: Estimated pre-tax retail prices.

Sparks fly
Battery electric vehicles, worldwide
Battery cost, €/kWh
Penetration, %
FORECAST
1,000
800
600
400
200
0
25
20
15
10
5
0
New forecast
Old forecast
2009
15
20
25
30

Sources: Exane BNP Paribas; UBS

EV adoption will drive the need for vehicle-grid integration (VGI) and vehicle-to-grid (V2G) in 2021

However, as PEV adoption grows, demand for electricity as a transportation fuel may lead to congestion and overloading on transmission and local distribution grids. Simultaneously, higher penetration of renewable energy sources (such as solar and wind generation) inherently increases grid volatility. Nuvve believes that this combination of factors further drives the need for intelligent vehicle-grid integration and V2G capabilities to effectively regulate grid voltage and frequency on a real time basis and address other common challenges such as massive morning and afternoon grid ramping.

With V2G services capturing available grid value streams such as frequency regulation, adaptive power, smart charging, smart charging/discharging and peak-shaving services as part of the solution, the PEV fleet owner/operator can symbiotically assist in improving and assuring grid stabilization while earning revenues. These revenues can be shared with the ratepayer to save in transportation energy costs and thereby effectively lower the cost of PEV ownership. V2G services can also help mitigate intermittency issues associated with renewables by (1) continuously injecting or absorbing energy to and from the grid every few seconds to help to regulate frequency; and (2) be orderly and intelligently dispatched over a larger time period to mitigate the enormous needs for capacity ramping. Perhaps most importantly, PEVs represent one of the most appropriate solutions to act as dispatchable distributed energy resources during renewable-rich mid-day periods by absorbing excess energy which might otherwise be curtailed or create transmission network congestion problems.

Nuvve understands that the widespread adoption of electric mobility and renewable generation resources like solar and wind will require that EVs be utilized as bi-directional distributed energy resources to help stabilize the grid and get paid for providing valuable grid services. Further, Nuvve believes that commercial fleet EVs represent the best initial addressable market for V2G because for commercial fleets, the shift from internal combustion vehicles to EV can bring numerous advantages:

1.      Lower “fuel” costs and more sustainable, efficient and convenient infrastructure.

2.      Lower maintenance costs for EVs compared to internal combustion engine vehicles.

3.      Reduced maintenance down time for EVs compared to internal combustion engine vehicles.

4.      EV charging does not present all of the same environmental risks of liquid refueling, as it does not involve the storage and release of hydrocarbons at the refueling site.

5.      The specific use cases for EVs by fleet operators, which often involve multiple shorter trips, can alleviate the range anxiety that has been a limiting factor in electric vehicle adoption to date.

Additionally, Nuvve believes that commercial fleet EVs are the best initial target market for V2G because the additional revenue potential would offset the higher up-front cost of EVs and further lower the total cost of ownership compared to traditional gasoline and diesel internal combustion engine vehicles.

Nuvve also believes that significant value can be derived from aggregating electric vehicles into a virtual power plant to provide grid services that can be monetized in the energy and power capacity markets. Nuvve’s GIVe software platform was created to harness capacity from “loads” at the edge of the distribution grid (i.e., coalitions of aggregated EVs and small stationary batteries) in a qualified, controlled and secure manner to provide many of the grid services offered by conventional generation sources (i.e., coal and natural gas plants). Nuvve’s current addressable energy and capacity markets for targeted grid services (frequency regulation, demand charge management, demand response, energy optimization, distribution grid services and energy arbitrage) are estimated to be of considerable value — each ranging from $3B to $250B per year.

Since 2010, Nuvve has been optimizing its Energy Software as a Service (SaaS) model into a product that is adaptable (evolving with energy markets worldwide), adjustable (micro-service based to enable quick iteration) and scalable (compatible with widely adopted standards for EVs and charging stations). The result is a flexible, recurring revenue model where fleet customers can share in the value generated from their vehicles by Nuvve’s GIVe software platform. Today, Nuvve continues to advance its software platform’s ability to conduct forecasting, bidding, dispatching and reporting functionalities — so that the needs of the driver, the grid and the EV battery are continually met.

Nuvve’s Strategy

Nuvve’s strategy incorporates a diversified set of segments, geographies and partners, including light duty fleets, heavy duty fleets, automotive OEMs, charge point operators, and strategic partnerships located in Europe, Asia (including Japan) and North America.

•        Light duty fleet customers are typically organizations that operate vehicle fleets for delivery and logistics, as shared transit for sales, service and other functions requiring a motorpool and for ridesharing services. Nuvve believes these customers choose to electrify their fleets for economic reasons, as the comparative total cost of ownership favors electrification. Nuvve’s GIVe software platform can help them lower operating costs and achieve sustainability goals. Nuvve offers networked charging stations, infrastructure, software, professional services, support, monitoring and parts and labor warranties required to run electric vehicle fleets, as well as low or free energy costs. The light duty fleet segment is accessed via direct sales force and world-wide channel partners.

•        Heavy duty fleet customers are typically organizations that operate vehicle fleets in the school bus, shuttle bus, delivery truck, refuse truck, and transit bus segments. Nuvve believes these customers choose to electrify their fleets for economic reasons, as the comparative total cost of ownership favors electrification. Nuvve’s GIVe software platform can help them lower operating costs and achieve sustainability goals. Nuvve offers networked charging stations, infrastructure, software, professional services, support, monitoring and parts and labor warranties required to run electric vehicle fleets, as well as low or free energy costs. The heavy duty fleet segment is accessed via direct sales force and world-wide channel partners.

•        Automotive OEM customers are typically organizations that develop and manufacture electric vehicles targeted for sale to their customers. Nuvve believes automotive OEM customers recognize that Nuvve’s GIVe software platform can help their customers lower operating costs and achieve sustainability goals, thereby helping to increase electric vehicle sales. Nuvve integrates its technology into the automotive OEM’s EV platforms in order make their vehicles compatible with the GIVe software platform. The automotive OEM segment is accessed via world-wide channel partners.

•        Charge point operator customers are typically organizations that own, operate and provide EV charging equipment and networked EV charging services. Nuvve believes charge point operator customers recognize that Nuvve’s GIVe software platform can help their customers lower operating costs and achieve sustainability goals, thereby helping to increase the relative attractiveness of their charging network within this highly competitive segment. Nuvve integrates its technology into charge point operator platforms in order to make their charging station network compatible with the GIVe software platform. The charge point operator segment is accessed via world-wide channel partners.

•        Strategic partnerships are typically joint ventures formed with strategic partners to help commercialize Nuvve’s technology and services within a given territory. Nuvve believes strategic partnerships are an important way to accelerate the adoption of its GIVe software platform world-wide. One such strategic partnership is Dreev, a business venture formed in 2019 between Nuvve (who provided its technology and know-how) and its strategic partner EDF (who provided capital and a subsidiary partner ecosystem) to address the territory within France, United Kingdom, Belgium, Italy and Germany. Nuvve agreed to assign to Dreev its rights to the V2G technology in these territories. Nuvve presently holds a 13% interest in Dreev. The parties have certain put and call option rights under the agreements for the business venture, including a call option for each party upon a change in control of the other party. While Nuvve anticipates that it will maintain or increase its stake in the business venture, there can be no assurance that it will be able to do so.

Nuvve currently views the North American school bus segment to be one of its highest priorities world-wide. Nuvve anticipates the electrification of school buses to experience significant growth in the next 2 to 5 years, as there are over 600,000 school buses on the road today in the US and Canada. Approximately 95% of them are diesel with an average age of over 11 years. Leading school bus OEMs are thereby ramping up their electric bus production capacity in response to an increasing interest from school districts and fleet operators across the US and Canada. The electric school bus segment thereby represents a key growth opportunity for Nuvve to sell V2G capable charging stations and establish long-term recurring revenue streams from grid services. Following announcements during 2020 with leading OEMs in the North American electric school bus segment, Nuvve is further developing its offerings to bring turnkey V2G solutions with finance packages to customers, including equipment financing, V2G services, infrastructure and maintenance operations, via special purpose vehicles.

Nuvve also operates a small number of company-owned charging stations serving as demonstration projects funded by government grants. Although to date a substantial portion of Nuvve’s revenues have been derived from these grant funded projects and Nuvve expects growth in company-owned stations and the related government grant funding to continue, Nuvve anticipates that such projects will constitute a declining percentage of its business as its commercial operations expand.

Nuvve expects to generate revenue primarily from the provision of services to the grid via its GIVe software platform and sales of V2G-enabled charging stations. In the case of light duty fleet and heavy duty fleet customers, Nuvve also may receive a mobility fee, which is a recurring fixed payment made by fleet customers per fleet vehicle. In addition, Nuvve may generate non-recurring engineering services revenue derived from the integration of its technology with automotive OEMs and charge point operators. In the case of recurring grid services revenue generated via automotive OEM and charge point operator customer integrations, Nuvve may share the recurring grid services revenue with the customer.

By employing a capital-light business model, Nuvve is able to strategically allocate its capital into research and development, marketing and sales and public policy. Nuvve continues to invest in expanding its GIVe software platform and V2G service capabilities and in the other areas described below, as well as in the service and maintenance of its company-owned stations and those stations with service and maintenance plans.

•        The development and advancement of Nuvve’s GIVe software platform’s capabilities is critical to fulfilling Nuvve’s product vision for a platform that is adaptable, adjustable and scalable.

•        Nuvve believes it is important to continue developing its global sales channels and grow its direct sales capabilities in order to support customer acquisition. This includes expanding its network of global partners who sell, install and maintain Nuvve’s solutions. Nuvve has and will continue to focus on category awareness and consistent branding.

•        Nuvve continues to invest in its long-running efforts in policy and utility relationships. Nuvve advocates for policies that advance electric mobility and ensure a healthy industry with a focus on reduction in the barriers to bi-directional/V2G-capable infrastructure deployment, including interconnection processes and advocating for EVs and charging stations to be considered as distributed energy resources able to participate in wholesale energy markets.

Today, Nuvve believes it is the “first-mover” in the V2G space with clear competitive advantages, as described in “Competition” below.

First-mover Advantage in V2G Space

First Mover Advantage	Nuvve Today	Entry Barrier for Competitors
Intellectual Property (IP)	Nuvve owns key patents	Difficult for competitors to perform V2G functions without violating Nuvve's IP
Qualification by Transmission System Operator (TSO)	Nuvve is already qualified by multiple TSOs which makes Nuvve easier to expand in other areas	It is a long path for distributed resources and aggregators to be qualified by TSO : 12-36 months
Experience (market participation & stake-holders)	Nuvve has 10 years experience of market participation and stake-holder interaction including with car OEMs	Optimization of market participation and customer's value proposition is a key element for competitiveness.
Data Collection	A huge amount of data has been accumulated inside Nuvve	Data is a key element for rapid and accurate future development

Nuvve expects significant market opportunities for its V2G solutions as fleet EVs begin to arrive in more meaningful volume in coming years. Nuvve believes that its patent portfolio and significant experience in successfully deploying V2G technology and services presents a significant advantage.

Nuvve’s growth strategies for scaling its V2G technology and services are as follows:

•        Accelerate new services and product offerings.    Nuvve intends to maintain its first-mover advantage via continued efficient investment in engineering and product development.

•        Invest in marketing and sales.    Nuvve intends to continue attracting new customers and pursue a “portfolio effect” model which enables both V2G and uni-directional (V1G) assets to be efficiently combined in order to boost overall value.

•        Pursue strategic acquisitions.    Nuvve will explore potential high-quality acquisition opportunities.

Sales

Nuvve currently maintains an in-house field sales force that maintains business relationships with customers and develops new sales opportunities through lead generation and marketing. Nuvve can also sell EV charging hardware and V2G software services through reseller partners, which then sell these products and services to their customers.

Marketing is performed by our in-house staff. To promote and sell our services to customers, we also utilize marketing and communication channels including press releases, email marketing, website (www.nuvve.com), and social media. The information on our websites is not, and will not be deemed, a part of this prospectus or incorporated into any other filings we make with the SEC.

Nuvve anticipates continuing to expand revenues by selling EV charging equipment to current as well as new customers, which include school bus operators, school districts, universities, stadiums, infrastructure investors via special purpose vehicles, municipal locations, and other fleet operators. In addition to transportation hubs and workplace locations, Nuvve anticipates expanding sales channels to wholesale distributors, utilities, and automotive OEMs.

Nuvve’s revenues have and will be primarily derived from the sale of V2G-capable charging stations and recurring revenues from grid services provided by the GIVe software platform, as more fully described in “Nuvve’s Strategy” above. Historically, a significant portion of its revenue has been derived from government grant funded projects to demonstrate Nuvve’s V2G technology and services.

For the fiscal year ended December 31, 2019, Nuvve had two grant-related customers that each accounted for over 10% of its revenue. In the aggregate, these customers accounted to 47% of Nuvve’s revenue for the nine months ended September 30, 2020. Nuvve’s customer concentration has historically varied based on the receipt of large orders, a trend that Nuvve expects to continue in the near term.

In the year ended December 31, 2020, Nuvve experienced delays in completing integration projects with three of its automotive OEM customers, as a result of the impact of the COVID-19 pandemic on the customer’s operations. Nuvve expects the integration projects to be completed in 2021.

Manufacturing

Nuvve does not manufacture electric vehicle charging stations. The company integrates its technology into V2G-capable charging stations made by dedicated manufacturing partners located throughout the world.

Nuvve has not experienced any disruptions in its supply chain as a result of the COVID-19 pandemic. However, certain of its charging station manufacturing partners experienced longer lead times in the acquisition of critical components, leading to delays in completing certain integration projects.

Competition

Nuvve provides a globally-available, commercial V2G technology platform that enables EV batteries to store and resell unused energy back to the local electric grid. While Nuvve believes its GIVe platform is the most advanced V2G platform on the market, as it is the only one qualified by multiple grid system operators around the world to provide grid services, it operates within the highly competitive EV charging equipment and service market. Nuvve primarily competes with less advanced charge point operator EV charge management platforms providing fleet charging services without bi-directional capabilities, such as ChargePoint, Mobility House, EnelX, Shell-NewMotion, Blink and Ovo Energy. There are also additional entrants into the connected EV charging station equipment market, such as General Electric, SemaCharge, EVConnect, Fermata and Greenlots. Nuvve expects this market to become increasingly competitive as new entrants enter the growing market. Nuvve’s products and services compete on the basis of product capability (such as V2G capability), performance and features, total cost of ownership, sales capabilities, financial stability, brand recognition, product reliability and size of installed base.

Nuvve’s V2G platform, and the revenue it generates, allows Nuvve to provide its customers with a lower total cost of electric vehicle ownership through benefits such as reduced charger costs, low or free energy costs to drive, fleet management tools, and yearly maintenance. Nuvve believe its competitors have historically struggled with gaining the technology and know-how necessary to establish a functional V2G software platform capable of aggregating electric vehicles into a virtual power plant and providing services to the grid bi-directionally, although they could build this capability in the future. While Tesla does offer EV charging services, these do not include V2G and Nuvve does not believe Tesla vehicles are capable of bi-directional power flow. There are many other large and small EV charger companies that offer non-networked or “basic” chargers that have limited customer leverage, but could provide a low-cost solution for basic charger needs in commercial and home locations. Because its competitors’ platforms are less advanced in providing V2G services, Nuvve believes it faces limited direct competition.

Nuvve believes it has competitive advantages over its competitors, such as its intellectual property portfolio (Nuvve owns key patents for V2G); qualification by transmission system operators (Nuvve is already qualified by multiple operators, making it easier for it to expand into other areas); experience (over a decade of experience of market participation and stakeholder interaction); and data ownership (Nuvve has accumulated vast amounts of data, which is the key for rapid and future developments). However, many of our existing and potential competitors have substantially greater financial, marketing, sales, distribution, manufacturing and technological resources than Nuvve does. We may be unable to compete effectively against our competitors, either because they have greater resources or name recognition than we do, because their products and services are superior or more cost efficient than ours, or because they make technical advances to which we are unable to respond.

Government Regulation and Incentives

State, regional and local regulations for installation of EV charging stations and the provision of grid services vary from jurisdiction to jurisdiction and may include permitting requirements, inspection requirements, licensing of contractors and certifications, as examples. Compliance with such regulations may cause installation delays.

Public Utility Commissions

To operate Nuvve’s systems, Nuvve or its customer obtains interconnection permission from the applicable local primary electric utility. Depending on local law requirements, permission is provided by the local utility directly to Nuvve and/or its customers. In some cases, permissions are issued on the basis of a standard process that has been pre-approved by the local public utility commission or other regulatory body with jurisdiction over metering policies. However, in other cases, regulatory approvals from the local public utility commission or other regulatory body are required.

NEMA

The National Electrical Manufacturers Association (“NEMA”) is the association of electrical equipment and medical imaging manufacturers. NEMA provides a forum for the development of technical standards that are in the best interests of the industry and users, advocacy of industry policies on legislative and regulatory matters, and collection, analysis, and dissemination of industry data. All charging station products used or sold by Nuvve comply with the NEMA standards that are applicable to such products.

Waste Handling and Disposal

Nuvve is subject to laws and regulations regarding the handling and disposal of hazardous substances and solid wastes, including electronic wastes and batteries. These laws generally regulate the generation, storage, treatment, transportation, and disposal of solid and hazardous waste, and may impose strict, joint and several liability for the investigation and remediation of areas where hazardous substances may have been released or disposed. For instance, Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”), also known as the Superfund law, in the United States and comparable state laws impose liability, without regard to fault or the legality of the original conduct, on certain classes of persons that contributed to the release of a hazardous substance into the environment. These persons include current and prior owners or operators of the site where the release occurred as well as companies that disposed or arranged for the disposal of hazardous substances found at the site. Under CERCLA, these persons may be subject to joint and several strict liability for the costs of cleaning up the hazardous substances that have been released into the environment, for damages to natural resources and for the costs of certain health studies. CERCLA also authorizes the EPA and, in some instances, third parties to act in response to threats to the public health or the environmental and to seek to recover from the responsible classes of persons the costs they incur. Nuvve may handle hazardous substances within the meaning of CERCLA, or similar state statutes, in the course of ordinary operations and, as a result, may be jointly and severally liable under CERCLA for all or part of the costs required to clean up sites at which these hazardous substances have been released into the environment.

Nuvve may also generate solid wastes, which may include hazardous wastes that are subject to the requirements of the Resource Conservation and Recovery Act (“RCRA”), and comparable state statutes. While RCRA regulates both solid and hazardous wastes, it imposes strict requirements on the generation, storage, treatment, transportation and disposal of hazardous wastes. Certain components of products used or sold by Nuvve are excluded from RCRA’s hazardous waste regulations, provided certain requirements are met. However, if these components do not meet all of the established requirements for the exclusion, or if the requirements for the exclusion change, Nuvve may be required to treat such products as hazardous waste, which are subject to more rigorous and costly disposal requirements. Any such changes in the laws and regulations, or Nuvve’s ability to qualify the materials it uses for exclusions under such laws and regulations, could adversely affect Nuvve’s operating expenses.

Similar laws exist in other jurisdictions where Nuvve operates. Additionally, in the European Union (“EU”), Nuvve is subject to the Waste Electrical and Electronic Equipment (“WEEE”) Directive. The WEEE Directive provides for the creation of collection scheme where consumers return WEEE to merchants, such as Nuvve. If Nuvve fails to properly manage such WEEE, it may be subject to fines, sanctions, or other actions that may adversely affect Nuvve’s financial operations.

OSHA

Nuvve is subject to the Occupational Safety and Health Act of 1970, as amended (“OSHA”). OSHA establishes certain employer responsibilities, including maintenance of a workplace free of recognized hazards likely to cause death or serious injury, compliance with standards promulgated by the Occupational Safety and Health Administration and various record keeping, disclosure and procedural requirements. Various standards, including standards for notices of hazards, safety in excavation and demolition work and the handling of asbestos, may apply to Nuvve’s operations. Nuvve complies with OSHA regulations.

CAFE Standards

The regulations mandated by the Corporate Average Fuel Economy (“CAFE”) standards set the average new vehicle fuel economy, as weighted by sales, that a manufacturer’s fleet must achieve. Although Nuvve is not a car manufacturer and is thus not directly subject to the CAFE standards, Nuvve believes such standards may have a material effect on its business. The Energy Independence and Security Act of 2007 raised the fuel economy standards of America’s cars, light trucks, and sport utility vehicles to a combined average of at least 35 miles per gallon (“mpg”) by 2020 — a 10 mpg increase over 2007 levels — and required standards to be met at maximum feasible levels through 2030. Building on the success of the first phase of the National Program, the second phase of fuel economy and global warming pollution standards for light duty vehicles covers model years 2017 – 2025. These standards were finalized by the U.S. Environmental Protection Agency (“EPA”) and the National Highway Traffic Safety Administration (“NHTSA”) in August 2012. These standards would have required a reduction in average carbon dioxide emissions of new passenger cars and light trucks to 163 grams per mile (g/mi) in model year 2025. Manufacturers may choose to comply with these standards by manufacturing more EVs which would mean that more charging stations of the type Nuvve uses and sells will be needed.

However, in April 2020, EPA and NHTSA finalized the Safer Affordable Fuel-Efficient Vehicles Rule (the “SAFE Rule”), which reformulated the required reductions, establishing average carbon dioxide emissions of new passenger cars and light trucks of 240 g/mi in model year 2026. Several states and groups have announced intentions to sue the United States government over this reformulation, so the final CAFE standards cannot currently be predicted with any certainty. However, to the extent fuel-efficiency standards are decreased, this may result in less demand for EVs and, in turn, less demand for Nuvve’s V2G technology and services.

Research and Development

Nuvve has invested a significant amount of time and expense into research and development of its GIVe software platform and V2G technology and services. Nuvve’s ability to maintain its leadership position depends in part on its ongoing research and development activities. Nuvve’s engineering team is responsible for the design, development, manufacturing and testing of its V2G technology and services. Nuvve focuses its efforts on developing its V2G technology and services to expand the capabilities of Nuvve’s software platform and V2G services.

Nuvve’s research and development is principally conducted at its headquarters in San Diego, California. As of September 30, 2020, Nuvve had 7 full-time employees engaged in its research and development activities.

Intellectual Property

Nuvve relies on a combination of patent, trademark, copyright, unfair competition and trade secret laws, as well as confidentiality procedures and contractual restrictions, to establish, maintain and protect its proprietary rights. Nuvve’s success depends in part upon its ability to obtain and maintain proprietary protection for Nuvve’s products, technology and know-how, to operate without infringing the proprietary rights of others, and to prevent others from infringing Nuvve’s proprietary rights.

As of September 30, 2020, Nuvve had four United States patents issued, one United States pending non-provisional patent applications and no United States pending provisional patent applications. Additionally, Nuvve had eight issued foreign patents (in Canada, Japan, Australia, China, Taiwan and Korea) and three foreign patent applications currently pending in various foreign jurisdictions. In addition, as of September 30, 2020, there was one pending Patent Cooperation Treaty application. These patents relate to various bi-directional (V2G) and uni-directional (V1G) EV charging functionalities, aggregation and grid services.

The term of individual patents depends upon the legal term of the patents in the countries in which they are obtained. In the United States, the patent term is 20 years from the earliest date of filing a non-provisional patent application. In the United States, a patent’s term may be shortened if a patent is terminally disclaimed over another patent or as a result of delays in patent prosecution by the patentee, and a patent’s term may be lengthened by patent term adjustment, which compensates a patentee for administrative delays by the United States Patent and Trademark Office in granting a patent. The average remaining life of our patents was approximately 12.2 years as of September 30, 2020.

Nuvve intends to continue to regularly assess opportunities for seeking patent protection for those aspects of its technology, designs and methodologies that Nuvve believes provide a meaningful competitive advantage. However, because patent filings can be time-consuming and expensive, Nuvve’s ability to do so may be limited until such time as it is able to generate cash flow from operations or otherwise raise sufficient capital to continue to invest in Nuvve’s intellectual property. For example, maintaining patents in the United States and other countries requires the payment of maintenance fees which, if Nuvve is unable to pay, may result in loss of its patent rights. If Nuvve is unable to do so, its ability to protect its intellectual property or prevent others from infringing its proprietary rights may be impaired.

Facilities

Nuvve’s headquarters are located in San Diego, California where it currently leases approximately 8,000 square feet of office space under a lease that expires on May 31, 2021. Nuvve believes this space is sufficient to meet its needs for the foreseeable future and that any additional space Nuvve may require will be available on commercially reasonable terms. Nuvve also maintains office space, operations and equipment storage facilities in Delaware, Denmark, France and the United Kingdom.

Employees

As of September 30, 2020, Nuvve had 33 employees, 21 of whom were regular full-time employees, 7 of whom were engaged in research and development activity, and 12 of whom are contract workers, 7 of whom were engaged in research and development activities. None of Nuvve’s employees are represented by a labor union and Nuvve believes it maintains good relations with its employees.

Legal Proceedings

Nuvve is not party to any material legal proceedings. From time to time, Nuvve may be involved in legal proceedings or subject to claims incident to the ordinary course of business. Regardless of the outcome, such proceedings or claims can have an adverse impact on Nuvve because of defense and settlement costs, diversion of resources and other factors, and there can be no assurances that favorable outcomes will be obtained.

NUVVE’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the financial condition and results of Nuvve’s operations should be read in combination with Nuvve’s consolidated financial statements and the notes to those statements appearing elsewhere in this prospectus. This discussion and analysis should also be read together with Nuvve’s pro forma financial information as of September 30, 2020, for the nine month and annual periods ended September 30, 2020 and December 31, 2019, respectively. This discussion and analysis contains forward-looking statements reflecting our management’s current expectations that involve risks, uncertainties and assumptions. See the section entitled “Forward-Looking Statements.” Our actual results and the timing of events may differ materially from those described in or implied by these forward-looking statements due to a number of factors, including those discussed below and elsewhere in this prospectus, particularly those set forth under “Risk Factors”.

Overview

Nuvve is a green energy technology company that provides, directly and through business ventures with its partners, a globally-available, commercial V2G technology platform that enables EV batteries to store and resell unused energy back to the local electric grid and provide other grid services. Its proprietary V2G technology — Nuvve’s Grid Integrated Vehicle (GIVe) platform — has the potential to refuel the next generation of EV fleets through cutting-edge, bi-directional charging solutions.

Nuvve’s proprietary V2G technology enables it to link multiple EV batteries into a virtual power plant to provide bi-directional services to the electrical grid. Nuvve’s GIVe software platform was created to harness capacity from “loads” at the edge of the distribution grid (i.e., coalitions of aggregated EVs and small stationary batteries) in a qualified, controlled and secure manner to provide many of the grid services offered by conventional generation sources (i.e., coal and natural gas plants). Nuvve’s current addressable energy and capacity markets include grid services such as frequency regulation, demand charge management, demand response, energy optimization, distribution grid services and energy arbitrage.

Nuvve’s customers and partners include owner/operators of light duty fleets, heavy duty fleets (including school buses), automotive manufacturers, charge point operators, and strategic partners (via joint ventures, other business ventures and special purpose financial vehicles). Nuvve also operates a small number of company-owned charging stations serving as demonstration projects funded by government grants. Nuvve expects growth in company-owned stations and the related government grant funding to continue, but for such projects to constitute a declining percentage of its future business as its commercial operations expand.

Nuvve offers its customers networked charging stations, infrastructure, software, professional services, support, monitoring and parts and labor warranties required to run electric vehicle fleets, as well as low and in some cases free energy costs. Nuvve expects to generate revenue primarily from the provision of services to the grid via its GIVe software platform and sales of V2G-enabled charging stations. In the case of light duty fleet and heavy duty fleet customers, Nuvve also may receive a mobility fee, which is a recurring fixed payment made by fleet customers per fleet vehicle. In addition, Nuvve may generate non-recurring engineering services revenue derived from the integration of its technology with automotive OEMs and charge point operators. In the case of recurring grid services revenue generated via automotive OEM and charge point operator customer integrations, Nuvve may share the recurring grid services revenue with the customer.

As reflected in Nuvve’s unaudited condensed consolidated financial statements as of September 30, 2020, Nuvve had a cash balance, a working capital deficit and an accumulated deficit of $0.1 million, $2.5 million and $17.9 million, respectively. During the nine months ended September 30, 2020 and 2019, Nuvve incurred a net loss of $2.3 million and $1.8 million, respectively. These factors raise substantial doubt about Nuvve’s ability to continue as a going concern for a year after the issuance date of this filing, as expressed in the notes to Nuvve’s condensed consolidated financial statements. Historically, Nuvve has been able to raise funds primarily through issuances of equity and convertible notes to support its business operations, although there can be no assurance it will be successful in raising necessary funds in the future, on acceptable terms or at all.

Business Combination

On November 11, 2020, Nuvve entered into a Merger Agreement with Newborn, PubCo, Merger Sub and Ted Smith, the current COO of Nuvve, as the representative of the Nuvve stockholders, pursuant to which (i) Newborn will merge with and into PubCo, with PubCo surviving the merger as the new public company, and (ii) Merger Sub will merge with and into Nuvve, with Nuvve surviving the merger as a wholly-owned subsidiary of PubCo. Upon the consummation of the Business Combination, Nuvve will be deemed the accounting acquiror and predecessor and the combined entity will be the successor SEC registrant, meaning that Nuvve’s financial statements for previous periods will be disclosed in PubCo’s future periodic reports filed with the SEC.

If the Business Combination is approved, it is expected that Nuvve-appointed directors will represent five of the seven seats for the combined company’s board of directors; Nuvve’s Chief Executive Officer will be designated Chairman of the combined company’s board of directors; Nuvve’s senior management will be the senior management of the combined company; and the current stockholders of Nuvve will own approximately 47.7% of the outstanding shares of common stock of the combined company. Accordingly, the Business Combination will be accounted for as a reverse recapitalization, whereby Nuvve will be the acquirer for accounting and financial reporting purposes and Newborn will be the legal acquirer. A reverse recapitalization does not result in a new basis of accounting, and the financial statements of the combined entity represent the continuation of the consolidated financial statements of Nuvve in many respects. The shares of Newborn remaining after redemptions, and the unrestricted net cash and cash equivalents on the date the Business Combination is consummated, will be accounted for as a capital infusion to Nuvve.

Upon consummation of the Business Combination, the most significant change in Nuvve’s future reported financial position and results is expected to be an estimated increase in cash of approximately $15.5 million, assuming maximum stockholder redemptions, or $67.3 million, assuming no stockholder redemptions. Total transaction costs are estimated at approximately $4.9 million in the event there are no redemptions, which will be treated as a reduction of the cash proceeds with capital raising costs being deducted from Nuvve’s additional paid-in capital. See “Unaudited Pro Forma Condensed Combined Financial Information.”

As a consequence of the Business Combination, Nuvve will become the successor to an SEC-registered and Nasdaq-listed company which will require Nuvve to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. Nuvve expects to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting, legal and administrative expenses.

Additionally, Nuvve expects its capital and operating expenditures will increase significantly in connection with ongoing activities as Nuvve invests additional working capital for heavy-duty DC-V2G charging stations and level 2 AC-V2G charging stations, additional investments in equipment to meet increased project needs, and additional operating expenses to hire project managers, technicians, sales, partnership and customer service personnel, data scientists, trading teams, software engineers and administrative staff.

Nuvve’s historical operations and statements of assets and liabilities may not be comparable to the operations and statements of assets and liabilities of the combined company as a result of the Business Combination.

Recent Developments

Dreev

In October 2018, Nuvve entered into a Cooperation Framework Agreement (“CFA”) with EDF to establish a venture to jointly develop and commercialize Nuvve’s V2G electric vehicle battery technology in France, the United Kingdom, Belgium, and Italy. In connection with the CFA, on February 11, 2019, Nuvve and its strategic partner EDF Pulse Croissance Holding (“EDF Pulse”) (an affiliate of EDF) together formed Dreev, a company based in France to commercialize Nuvve’s GIVe V2G software platform in France, the United Kingdom, Belgium, and Italy. In connection with the formation of Dreev, Nuvve licensed and transferred its V2G technology and know-how for a 49% stake in Dreev and EDF Pulse provided capital for its 51% stake in Dreev and access to its subsidiary ecosystem. In October 2019, Nuvve added Germany to the territory covered by the Dreev. On October 16, 2019, Nuvve sold approximately 36% of its stake in Dreev to EDF Pulse, reducing Nuvve’s ownership of Dreev to approximately 13%. Until October 16, 2019, Nuvve accounted for Dreev under the equity method. At that point, Nuvve ceased applying the equity method of accounting, as it determined that it no longer had the ability to exercise significant influence over the operating and financial policies of Dreev as a result of EDF Pulse’s increased ownership stake. The equity method accounting for Dreev resulted in 49% of Dreev’s losses included in other expense until October 16, 2019, when Nuvve discontinued including a portion of Dreev’s losses. EDF Pulse is a related party, as EDF Renewable Energy, Inc., an affiliate of EDF Pulse, is a stockholder of Nuvve through ownership of Nuvve’s Series A Convertible Preferred Stock.

COVID-19

On January 30, 2020, the World Health Organization declared the COVID-19 outbreak a “Public Health Emergency of International Concern” and on March 11, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of COVID-19 include restrictions on travel, quarantines in certain areas and forced closures for certain types of public places and businesses. The coronavirus and actions taken to mitigate its spread have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which Nuvve operates. On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) was enacted to, among other things, provide emergency assistance for individuals, families and businesses affected by the coronavirus pandemic.

As the coronavirus pandemic continues to evolve, Nuvve believes the extent of the impact to its business, operating results, cash flows, liquidity and financial condition will be primarily driven by the severity and duration of the coronavirus pandemic, the pandemic’s impact on the U.S. and global economies and the timing, scope and effectiveness of federal, state and local governmental responses to the pandemic. Those primary drivers are beyond Nuvve’s knowledge and control, and as a result, at this time Nuvve is unable to predict the cumulative impact, both in terms of severity and duration, that the coronavirus pandemic will have on its business, operating results, cash flows and financial condition, but it could be material if the current circumstances continue to exist for a prolonged period of time. In addition to any direct impact on Nuvve’s business, it is reasonably possible that the estimates made by management in preparing Nuvve’s financial statements have been, or will be, materially and adversely impacted in the near term as a result of the COVID-19 outbreak, and if so, Nuvve may be subject to future impairment losses related to long-lived assets as well as changes to recorded reserves and valuations. Although Nuvve has made its best estimates based upon current information, there can be no assurance that such estimates will prove correct due to the effects of the COVID-19 outbreak or otherwise.

Key Factors Affecting Nuvve’s Business

Nuvve believes its performance and future success depend on several factors that present significant opportunities for it but also pose risks and challenges, including those discussed below and in the “Risk Factors” section of this proxy statement/prospectus.

Growth in EV Adoption

Nuvve’s revenue growth is tied to the overall acceptance of commercial fleet and passenger EVs sold, which it believes will help drive the demand for intelligent vehicle-grid-integration solutions. The market for EVs is still rapidly evolving and although demand for EVs has grown in recent years, there is no guarantee of such future demand. Factors impacting the adoption of EVs include but are not limited to: perceptions about EV features, quality, safety, performance and cost; perceptions about the limited range over which EVs may be driven on a single battery charge; volatility in the cost of oil and gasoline; availability of services for EVs; consumers’ perception about the convenience and cost of charging EVs; and increases in fuel efficiency. In addition, macroeconomic factors could impact demand for EVs, particularly since they can be more expensive than traditional gasoline-powered vehicles when the automotive industry globally has been experiencing a recent decline in sales. If the market for EVs does not develop as expected or if there is any slow-down or delay in overall EV adoption rates, this would impact Nuvve’s ability to increase its revenue or grow its business.

Fleet Expansion

Nuvve’s future growth is highly dependent upon the fleet applications associated with its technology. Because fleet operators often make large purchases of EVs, this cyclicality and volatility may be more pronounced, and any significant decline from these customers reduces Nuvve’s potential for future growth.

Government Mandates, Incentives and Programs

The U.S. federal government, foreign governments and some state and local governments provide incentives to end users and purchasers of EVs and EV charging stations in the form of rebates, tax credits, and other financial incentives, such as payments for regulatory credits. The EV market relies on these governmental rebates, tax credits, and other financial incentives to significantly lower the effective price of EVs and EV charging stations to customers. However, these incentives may expire on a particular date, end when the allocated funding is exhausted, or be reduced or terminated as a matter of regulatory or legislative policy.

Nuvve also derives other revenue from fees received for transferring regulatory credits earned for participating in low carbon fuel programs in approved states. Generally, only the owner of EV charging stations can either claim or assign such regulatory credits. If a material percentage of Nuvve’s customers were to claim these regulatory credits or choose to not assign the regulatory credits to Nuvve, Nuvve’s revenue from this source could decline significantly, which could have an adverse effect on its revenues and overall gross margin. While Nuvve has derived an immaterial percentage of its other revenue from these regulatory credits, Nuvve expects revenue from this source as a percentage of revenue may increase over time. Further, the availability of such credits depends on continued governmental support for these programs. If these programs are modified, reduced or eliminated, Nuvve’s ability to generate this revenue in the future would be adversely impacted.

Competition

Nuvve offers proprietary V2G technology and services and intends to expand its market share over time in its product categories, leveraging the network effect of its V2G technology, services and GIVe software platform. Existing competitors may expand their product offerings and sales strategies, and new competitors may enter the market. Furthermore, Nuvve’s competition includes other types of electric vehicle charging technologies, such as uni-directional “smart-charging” and lower cost (unmanaged) charging solutions. See “Business of Nuvve — Competition.” If Nuvve’s market share does not grow due to increased competition, its revenue and ability to generate profits in the future may be impacted.

Geographic Expansion

Nuvve operates in North America, selected countries in Europe (directly and through its business venture with EDF), and Japan. Revenue from North America and Europe are expected to contribute significantly to Nuvve’s total revenue in the near-to-intermediate term, while revenue from Japan is expected to increase over the longer run due to the early stage nature of its market for V2G technology and services. Nuvve plans to use a portion of the proceeds from this Business Combination to increase its sales and marketing activities, as well as to potentially pursue strategic acquisitions in North America and Europe. Nuvve is also positioned to grow its North American and European business through future partnerships with charge point operators, OEMs and leasing companies. However, Nuvve may experience competition with other providers of EV charging station networks for installations. Many of these competitors have limited funding, which could lead to poor customer experiences and have a negative impact on overall EV adoption. Nuvve’s growth in North America and Europe requires differentiating itself as compared to the several existing competitors. If Nuvve is unable to penetrate the market in North America and Europe, its future revenue growth and profits will be impacted.

Results of Operations

Nine Months Ended September 30, 2020 Compared with Nine Months Ended September 30, 2019

The following table sets forth information regarding our consolidated results of operations for the nine months ended September 30, 2020 and 2019.

	Nine Months Ended September 30,		Period-over-Period Change Nine months ended September 30, 2020 and 2019
	2020	2019	Change ($)	Change (%)
Revenue
Products and services	$901,395	$823,588	$77,807	9%
Grants	1,847,988	1,136,838	711,150	63%
Total revenue	2,749,383	1,960,426	788,957	40%

Operating expenses
Cost of product and service revenue	65,329	443,576	(378,247)	-85%
Selling, general and administrative expenses	3,083,892	3,284,013	(200,121)	-6%
Research and development expense	1,977,781	2,505,331	(527,550)	-21%
Total operating expenses	5,127,002	6,232,920	(1,105,918)	-18%

Operating loss	(2,377,619)	(4,272,494)	1,894,875	-44%

Other income (expense)
Interest income	—	8,389	(8,389)	-100%
Interest expense	(55,787)	(6,042)	(49,745)	823%
Equity in net loss of investment	—	(629,748)	629,748	-100%
Other income with related party	—	3,200,700	(3,200,700)	-100%
Change in FV of conversion option on convertible notes	19,000	—	19,000	100%
Other income (expense), net	81,246	(81,239)	162,485	-200%
Total other income (expense)	44,459	2,492,060	(2,447,601)	-98%

Net loss	$(2,333,160)	$(1,780,434)	$(552,726)	31%

Revenue

Total revenue was $2.7 million for the nine months ended September 30, 2020, compared to $2.0 million for the nine months ended September 30, 2019, an increase of $0.8 million, or 40%. The increase is primarily attributed to a $0.2 million increase in services revenue, a $0.2 million increase in related party services revenue, a $0.7 million increase in grants revenue, offset by a $0.4 million decline in related party products revenue.

The increase in services revenue for the nine months ended September 30, 2020 was primarily driven by an increase in V2G grid services derived from the Nuvve GIVe software platform. Nuvve’s services revenue is typically derived from an installed base of EVs, charging stations and stationary batteries.

The increase in grants revenue for the nine months ended September 30, 2020 was primarily driven by an increase in grant-funded projects primarily in the United Kingdom wherein Nuvve demonstrated the V2G capabilities of its GIVe software platform and shared data and valuable learnings with key stakeholders, including utilities, independent system operators, regulators and strategic partners. We believe such grant-funded project and utility pilot revenues may not continue to be a significant portion of our revenues in the future.

The decrease in related party products revenue for the nine months ended September 30, 2020 was driven by the sale of charging stations to Dreev in 2019 which did not recur in 2020.

Cost of Product and Service Revenue

Cost of product and service revenue primarily consisted of the cost of charging station goods and related services sold. Cost of product and service revenue was $0.1 million for the nine months ended September 30, 2020, as compared to $0.4 million for the nine months ended September 30, 2019. The $0.4 million decrease is primarily attributable to the reduction in the sale of charging stations to a DC charging station partner.

Selling, General and Administrative Expenses

Selling, general and administrative expenses consist of selling, marketing, advertising, payroll, administrative, finance and professional expenses. Selling, general and administrative expenses were $3.1 million for the nine months ended September 30, 2020 as compared to $3.3 million for the nine months ended September 30, 2019. The $0.2 million, or 6%, decrease resulted primarily from a reduction in travel expenses and professional fees.

Research and Development Expenses

Research and development expenses decreased by $0.5 million, or 21%, from $2.5 million for the nine months ended September 30, 2019 to $2.0 million for the nine months ended September 30, 2020. The decrease was primarily driven by lower compensation expense and lower license fees.

Other Income (Expense)

Other income (expense) consists primarily of interest income (expense), equity in net loss of investment, other income with related party, change in fair value of conversion option on convertible notes and other expense. Other income (expense) decreased by $2.4 million, or 98%, from $2.5 million of other income for the nine months ended September 30, 2019 to $0.1 million of other expense for the nine months ended September 30, 2020. The reduction in other income was primarily attributable to $3.2 million of income realized from the investment in Dreev in 2019, offset by an equity loss on investment in Dreev of $0.6 million realized during the same period.

Net loss

Net loss increased by $0.6 million, or 31%, from $1.8 million for the nine months ended September 30, 2019 to $2.3 million for the nine months ended September 30, 2020. The increase in net loss was primarily attributed to the $2.4 million decline in other income offset by a $1.1 million reduction in operating expenses and an increase in revenues of $0.8 million.

Year Ended December 31, 2019 Compared with Year Ended December 31, 2018

The following table sets forth information regarding our consolidated results of operations for the years ended December 31, 2019 and 2018.

	Year Ended December 31,		Year-over-Year Change
	2019	2018	Change ($)	Change (%)
Revenue
Products and services	$1,035,244	$313,029	$722,215	231%
Grants	1,543,135	1,089,558	453,577	42%
Total revenue	2,578,379	1,402,587	1,175,792	84%

Operating expenses
Cost of product and service revenue	544,229	85,000	459,229	540%
Selling, general and administrative expenses	5,064,737	5,560,018	(495,281)	-9%
Research and development expense	3,131,482	3,624,458	(492,976)	-14%
Total operating expenses	8,740,448	9,269,476	(529,028)	-6%

Operating loss	(6,162,069)	(7,866,889)	1,704,820	-22%

Other income (expense)
Interest income	8,390	45,615	(37,225)	-82%
Interest expense	(8,186)	—	(8,186)	100%
Equity in net loss of investment	(671,731)	—	(671,731)	100%
Other income with related party	3,891,313	—	3,891,313	100%
Other, net	(80,201)	(13,101)	(67,100)	512%
Total other income	3,139,585	32,514	3,107,071	9556%

Net loss	$(3,022,484)	$(7,834,375)	$4,811,891	-61%

Revenue

Total revenue was $2.6 million for the year ended December 31, 2019, compared to $1.4 million for the year ended December 31, 2018, an increase of $1.2 million, or 84%. The increase is attributed to a $0.3 million increase in services revenue, a $0.4 million increase in products revenue (of which $0.4 million was related party product revenues in 2019), and a $0.5 million increase in grants revenue.

The increase in services revenue for the year ended December 31, 2019 was primarily driven by an increase in V2G grid services derived from the Nuvve GIVe software platform. Nuvve’s services revenue is typically recurring revenue from an installed base of EVs, charging stations and stationary batteries.

The increase in products revenue for the year ended December 31, 2019 was primarily driven by an increase in revenues to Dreev, a related party.

The increase in grants revenue for the year ended December 31, 2019 was primarily driven by an increase in grant-funded projects wherein Nuvve demonstrate the V2G capabilities of its GIVe software platform and share data and valuable learnings with key stakeholders, including utilities, independent system operators, regulators and strategic partners. We believe such grant-funded project and utility pilot revenues may not continue to be a significant portion of our revenues in the future.

Cost of Product and Service Revenue

Cost of product and service revenues primarily consisted of the cost of charging station goods and related services sold. Cost of product and service revenues increased by $0.5 million, or 540%, primarily due to the sales of charging stations to Dreev.

Selling, General and Administrative Expenses

Selling, general and administrative expenses consist of selling, marketing, advertising, payroll, administrative, finance and professional expenses. Selling, general and administrative expenses were $5.1 million for the year ended December 31, 2019 as compared to $5.6 million for the year ended December 31, 2018, a decrease of $0.5 million, or 9%. The decrease was primarily attributable to a decrease in payroll expenses associated with headcount reductions.

Research and Development Expenses

Research and development expenses decreased by $0.5 million, or 14%, from $3.6 million for the year ended December 31, 2018 to $3.1 million for the year ended December 31, 2019. The decrease was primarily attributable to a decrease in salaries and related stock-based compensation from reduced headcount and decreased information technology expenses.

Other Income (Expense)

Other income (expense) consists primarily of interest income (expense), equity in net loss of investment, other income with a related party, and other expense. Other income increased by $3.1 million, from $0.03 million for the year ended December 31, 2018 to $3.1 million for the year ended December 31, 2019. The increase was primarily attributable to an increase in other income with a related party of $3.9 million resulting from the investment in Dreev, offset by a $0.7 million equity loss on investment in Dreev realized during the same period.

Net loss

Net loss decreased by $4.8 million, or 61%, from $7.8 million for the year ended December 31, 2018 to $3.0 million for the year ended December 31, 2019. The decline in net loss before income tax expense was primarily due to an increase in revenues of $1.2 million, a decrease in operating expenses of $0.5 million, and an increase in other income of $3.1 million for the aforementioned reasons.

Liquidity and Capital Resources

Sources of Liquidity

We are an early stage business enterprise and we have funded our business operations primarily with the issuance of equity and convertible notes, and borrowings along with cash from operations. Nuvve has incurred net losses and negative cash flows from operations since its inception which it anticipates will continue for the foreseeable future. For the nine months ended September 30, 2020, Nuvve has raised net proceeds of $1.1 million from the issuances of equity and convertible notes and borrowings from the Payroll Protection Program (“PPP”) and Small Business Administration (“SBA”) loan programs. At September 30, 2020, Nuvve had a cash balance of $0.1 million.

Convertible Promissory Notes

Beginning in July 2018 and continuing through October 2020, Nuvve issued a total of $1.6 million of convertible promissory notes (the “Notes”). Nuvve received cash proceeds from the issuance of the Notes of $1.1 million and issued $0.5 million in Notes in exchange for services. The Notes accrued interest at 5 percent per annum with varying maturity dates from January 31, 2019 to December 1, 2021. The Notes provided for conversion upon the closing of an equity financing, an IPO or a liquidation event. In the event of a next equity financing, the remaining principal and accrued interest of each note would automatically convert into shares of a new series of preferred stock of Nuvve with terms similar to that of the equity securities issued in connection with the next equity financing, at a price equal to the lower of the price paid by the investors participating in the next equity financing or at a price based on an assumed valuation of Nuvve. In the event of a conversion at maturity, or of a liquidation event or IPO, the shares would be converted to Nuvve’s equity securities at a price based on an assumed valuation of Nuvve.

In November 2020, Nuvve entered into agreements with each of the Note holders, whereby the principal and interest earned on each of the outstanding Notes would be converted into shares of Nuvve common stock at a price that was the lower of 80% of the price paid by the investors in the Bridge Loan or at a price based on an assumed valuation of Nuvve. On November 17, 2020, all Notes were converted into a total of 1,475,634 shares of Nuvve common stock.

PPP and SBA Loans

In April 2020, Nuvve applied for, and in May 2020 received, a loan in the amount of $0.5 million as a part of the Coronavirus Aid, Relief, and Economic Security (CARES) Act. The loan is also known as a PPP loan. If Nuvve meets certain criteria, the loan will be forgiven. If it is not forgiven, the loan will have a term of two years at an interest rate of 1% with principal and interest deferred for six months. Although we intend to make our best efforts to meet the criteria and achieve forgiveness of the loan, there is no assurance that it will be successful.

In March 2020, Nuvve applied for, and in May 2020 received, an Economic Injury Disaster Loan Emergency Advance (EIDL) loan from the Small Business Administration in the amount of $0.2 million. On November 16, 2020, Nuvve repaid the principal and interest balance due on this loan.

Nuvve has two contracts, E-FLEX and Project Local Energy Oxfordshire, with a United Kingdom government agency, Innovate UK (IUK). Due to the COVID-19 pandemic, IUK offered, and in March 2020, Nuvve accepted a grant of disaster relief funds of 0.1 million British pounds (equivalent to approximately US$0.1 million) to only be used in performance under these contracts.

Cash Flow

	Nine Months Ended September 30,
	2020	2019
Net cash (used in) provided by:
Operating activities	$(1,241,241)	$(1,893,847)
Investing activities	(22,504)	(16,563)
Financing activities	1,110,500	50,000
Effect of exchange rate on cash and restricted cash	(95,399)	61,162
Net increase (decrease) in cash and restricted cash	$(248,644)	$(1,799,248)

For the nine months ended September 30, 2020 and 2019, cash used in operating activities was $1.2 million and $1.9 million, respectively. Nuvve’s cash use in the nine months ended September 30, 2020 was primarily attributable to its net loss of $2.3 million, partially offset by $0.8 million of net cash provided by changes in the levels of operating assets and liabilities. Nuvve’s cash use in operating activities for the nine months ended September 30, 2019 was primarily attributable to its net loss of $1.8 million.

During the nine months ended September 30, 2020, cash used in investing activities was $0.02 million, which was used to purchase fixed assets. Net cash used in investing activities was $0.02 million during the nine months ended September 30, 2019, which was used to purchase fixed assets.

Net cash provided by financing activities for the nine months ended September 30, 2020 was $1.1 million, of which $0.5 million was provided in connection with the issuance of various forms of convertible notes, $0.5 million from PPP loans, and the balance from an EIDL SBA Loan. Cash provided by financing activities for the nine months ended September 30, 2019 was $0.1 million, all of which was provided in connection with the issuance of convertible notes.

We expect that through the next 12 months from the date of this filing, we will require the funding from the successful completion of the Business Combination and the PIPE Investment or other external funding to sustain operations and to follow through on the execution of our business plan. There can be no assurance that our plans will materialize and/or that we will be successful in our efforts to obtain the funding to cover working capital shortfalls. Given these conditions, there is substantial doubt about our ability to continue as a going concern and our future is contingent upon our ability to secure the levels of debt or equity capital we need to meet our cash requirements. In addition, our ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrants into new or established markets, the competitive environment in which we operate and the current capital raising environment.

Since inception, Nuvve’s operations have primarily been funded through proceeds from equity financings and convertible notes. Although management believes that we have access to capital resources, there are currently no commitments in place for new financing at this time, except as described under the heading “Recent Developments,” and there is no assurance that we will be able to obtain funds on commercially acceptable terms, if at all.

We intend to raise additional funds during the next twelve months. The additional capital raised would be used to fund our operations. The current level of cash and operating margins is insufficient to cover our existing fixed and variable obligations, so increased revenue performance and the addition of capital through issuances of securities are critical to our success. Should we not be able to raise additional debt or equity capital through a private placement or some other financing source, we would take one or more of the following actions to conserve cash: further reductions in employee headcount, reduction in base salaries to senior executives and employees, and other cost reduction measures. Assuming that we are successful in our growth plans and development efforts, we believe that we will be able to raise additional debt or equity capital. There is no guarantee that we will be able to raise such additional funds on acceptable terms, if at all.

Through September 30, 2020, Nuvve incurred an accumulated deficit since inception of $17.9 million. As of September 30, 2020, Nuvve had a cash balance and working capital deficit of $0.1 million and $2.5 million, respectively. During the nine months ended September 30, 2020, Nuvve incurred a loss before income tax expense of $2.3 million. These conditions raise substantial doubt about our ability to continue as a going concern within one year after the issuance date of this filing.

Nuvve’s condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might be necessary should we be unable to continue as a going concern.

Off-Balance Sheet Arrangements

Nuvve is not a party to any off-balance sheet arrangements.

Contractual Obligations and Commitments

The following table summarizes Nuvve’s contractual obligations and commitments as of September 30, 2020:

	Due by Period
	Less than 1 year	1 – 3 years	Total
Operating lease obligations	$174,343	$—	$174,343
Research agreement	645,267	—	645,267
Purchase commitment	15,830	—	15,830
Additional contribution to Dreev	250,448	250,447	500,895
	$1,085,888	$250,447	$1,336,335

Nuvve has a licensing agreement with the University of Delaware whereby all right, title, and interest in licensed intellectual property was assigned to Nuvve. Under the terms of the agreement, Nuvve will pay up to an aggregate $7.5 million in royalties to the university upon achievement of certain substantial commercialization milestones (see note 11 of the Consolidated Financial Statements for further information).

Nuvve is committed to possible future additional contributions to Dreev in the amount of approximately $0.5 million (see note 3 of the Consolidated Financial Statements for further information).

Nuvve enters into purchase commitments that include purchase orders and agreements in the normal course of business with contract manufacturers, parts manufacturers, vendors and outsourced services.

Critical Accounting Policies and Estimates

Management’s discussion and analysis of Nuvve’s financial condition and results of operations is based on its consolidated financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these consolidated financial statements requires Nuvve to make estimates and assumptions for the reported amounts of assets, liabilities, revenue, expenses and related disclosures. Nuvve’s estimates are based on its historical experience and on various other factors that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions and any such differences may be material.

While Nuvve’s significant accounting policies are described in more detail in Note 1 to its consolidated financial statements included elsewhere in this proxy statement/prospectus, it believes the following accounting policies and estimates to be most critical to the preparation of its consolidated financial statements.

Revenue Recognition

On January 1, 2019, Nuvve adopted Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606), as amended (“ASC 606”), using the modified retrospective method applied to contracts which were not completed as of that date. During fiscal year 2019 and 2020, Nuvve recognizes revenue using the five-step model under ASC 606 in determining revenue recognition that requires Nuvve to exercise judgment when considering the terms of contracts, which includes: (a) identification of the contract, or contracts, with a customer; (b) identification of the performance obligations in the contract; (c) determination of the transaction price; (d) allocation of the transaction price to the performance obligations in the contract; and (e) recognition of revenue when, or as, it satisfies a performance obligation.

Nuvve may enter into contracts with customers that include promises to transfer multiple products and services, such as charging systems, software subscriptions, extended maintenance, and professional services. For arrangements with multiple products and services, Nuvve evaluates whether the individual products and services qualify as distinct performance obligations. In Nuvve’s assessment of whether products and services are a distinct performance obligation, it determines whether the customer can benefit from the product or service on its own or with other readily available resources and whether the service is separately identifiable from other products or services in the contract. This evaluation requires Nuvve to assess the nature of each of its networked charging systems, subscriptions, and other offerings and how they are provided in the context of the contract, including whether they are significantly integrated which may require judgment based on the facts and circumstances of the contract.

The transaction price for each contract is determined based on the amount Nuvve expects to be entitled to receive in exchange for transferring the promised products or services to the customer. Collectability of revenue is reasonably assured based on historical evidence of collectability of fees Nuvve charges its customers. The transaction price in the contract is allocated to each distinct performance obligation in an amount that represents the relative amount of consideration expected to be received in exchange for satisfying each performance obligation. Revenue is recognized when performance obligations are satisfied. Revenue is recorded based on the transaction price excluding amounts collected on behalf of third parties such as sales taxes, which are collected on behalf of and remitted to governmental authorities, or driver fees, collected on behalf of customers who offer public charging for a fee.

When agreements involve multiple distinct performance obligations, Nuvve accounts for individual performance obligations separately if they are distinct. Nuvve applies significant judgment in identifying and accounting for each performance obligation, as a result of evaluating terms and conditions in contracts. The transaction price is allocated to the separate performance obligations on a relative standalone selling price (“SSP”) basis. Nuvve determines SSP based on observable standalone selling price when it is available, as well as other factors, including the price charged to its customers, its discounting practices and its overall pricing objectives, while maximizing observable inputs. In situations where pricing is highly variable, or a product is never sold on a stand-alone basis, Nuvve estimates the SSP using the residual approach.

Nuvve has entered into various agreements for research and development services. The terms of these arrangements typically include terms whereby Nuvve receives milestone payments in accordance with the scope of services outlined in the respective agreement or is reimbursed for allowable costs. At the inception of each arrangement that includes milestone payments, Nuvve evaluates whether a significant reversal of cumulative revenue associated with achieving the milestones is probable and estimates the amount to be included in the transaction price using the most likely amount method. If it is probable that a significant reversal of cumulative revenue would not occur, the associated milestone value is included in the transaction price. Nuvve applies considerable judgment in evaluating factors such as the scientific, regulatory, commercial, and other risks that must be overcome to achieve the particular milestone in making this assessment. At the end of each subsequent reporting period, Nuvve reevaluates the probability of achievement of all milestones subject to constraint and, if necessary, adjusts its estimate of the overall transaction price. Any such adjustments are recorded on a cumulative catch-up basis, which would affect revenues and earnings in the period of adjustment.

Revenue for other service contracts is recognized over time using an input method where progress on the performance obligation is measured based on the proportion of actual costs incurred to date relative to the total costs expected to be required to satisfy the performance obligation.

During 2017, Nuvve was awarded grant funding from the California Energy Commission, which contract continued through 2020. Nuvve has concluded as of January 1, 2019 that this government grant is not within the scope of ASC 606, as government entity does not meet the definition of a “customer” as defined by ASC 606, as there is not considered to be a transfer of control of goods or services to the government entity funding the grant. Revenues from this grant are based upon internal costs incurred that are specifically covered by the grant. Revenue is recognized as Nuvve incurs expenses that are related to the grant. Nuvve believes this policy is consistent with the overarching premise in ASC 606, to ensure that it recognizes revenues to reflect the transfer of promised goods or services to customers in an amount that reflects the consideration to which it expects to be entitled in exchange for those goods or services, even though there is no “exchange” as defined in the ASC. Nuvve believes the recognition of revenue as costs are incurred and amounts become earned/realizable is analogous to the concept of transfer of control of a service over time under ASC 606.

For sales of finished products (charging stations) to customers, Nuvve satisfies its performance obligation and records revenues when transfer of control has passed to the customer, which Nuvve has determined as the date at which the product ships. The transaction price is determined based upon the invoiced sales price. Payment terms generally require remittance from customer within 30 days of the sale date.

Areas of Judgment and Estimates

Determining whether multiple promises in a contract constitute distinct performance obligations that should be accounted for separately or as a single performance obligation requires significant judgment. In reaching its conclusion, Nuvve assesses the nature of each individual service or product offering and how the services and products are provided in the context of the contract, including whether the services are significantly integrated which may require judgment based on the facts and circumstances of the contract. Determining the relative SSP for contracts that contain multiple performance obligations requires significant judgment. Nuvve determines SSP using observable pricing when available, which takes into consideration market conditions and customer specific factors. When observable pricing is not available, Nuvve first allocates to the performance obligations with established SSPs and then applies the residual approach to allocate the remaining transaction price.

Stock-based compensation

Nuvve grants stock options to employees and non-employees. Determining the grant date fair value of options using the Black-Scholes option-pricing model requires management to make certain assumptions and judgments. These estimates involve inherent uncertainties, and, if different assumptions had been used, stock-based compensation expense could have been materially different from the amounts recorded. Stock-based compensation is measured at the grant date, based on the fair value of the award and is recognized as an expense on a straight-line basis over the requisite service period. Nuvve recognizes forfeitures as they occur.

The determination of the grant date fair value of stock option awards issued is affected by a number of variables, including the fair value of Nuvve’s underlying common stock, its expected common stock price volatility over the term of the option award, the expected term of the award, risk-free interest rates, and the expected dividend yield of Nuvve Common Stock.

The following table summarizes the weighted-average assumptions used in estimating the fair value of stock options granted during each of the periods presented:

	Nine Months Ended September 30,		Year Ended December 31,
	2020	2019	2019	2018
Expected life of options (in years)	6.1	—	—	5.0 – 6.3
Dividend yield	0%	—	—	0%
Risk-free interest rate	0.37%	—	—	1.48 – 2.14%
Expected volatility	69%	—	—	51%

There were no stock options granted during the year ended December 31, 2019.

Expected Life.    The expected term represents the expected life of options is the average of the contractual term of the options and the vesting period.

Dividend Yield.    The expected dividend yield is zero as Nuvve has never declared or paid cash dividends and has no current plans to do so over the expected life of the options.

Risk Free Interest Rate.    The risk-free interest rate is based on the yields on U.S. Treasury debt securities with maturities approximating the estimated life of the options.

Expected Volatility.    The volatility rate was estimated by management based on the average volatility of certain public company peers within Nuvve’s industry corresponding to the expected term of the awards.

Common Stock Valuation

The fair value of Nuvve Common Stock has historically been determined by the Nuvve’s Board of Directors with the assistance of management.

In the absence of a public trading market for Nuvve Common Stock, on each grant date, Nuvve develops an estimate of the fair value of Nuvve Common Stock based on the information known on the date of grant, upon a review of any recent events and their potential impact on the estimated fair value per share of Nuvve Common Stock, and in part on input from third-party valuations.

Nuvve’s valuations of Nuvve Common Stock are determined in accordance with ASC 820, Fair Value Measurement and the guidelines outlined in the American Institute of Certified Public Accountants Practice Aid, Valuation of Privately-Held-Company Equity Securities Issued as Compensation.

The assumptions used to determine the estimated fair value of Nuvve Common Stock are based on numerous objective and subjective factors, combined with management’s judgment, including:

•        third-party valuations of its common stock;

•        external market conditions affecting the EV industry and trends within the industry;

•        the rights, preferences, and privileges of Nuvve convertible Series A preferred stock relative to those of Nuvve Common Stock;

•        the prices at which Nuvve sold shares of its common stock;

•        its financial condition and operating results, including its levels of available capital resources;

•        the progress of its research and development efforts, its stage of development, and business strategy;

•        the likelihood of achieving a liquidity event, such as an initial public offering or a sale of Nuvve given prevailing market conditions;

•        the history and nature of Nuvve’s business, industry trends, and competitive environment;

•        the lack of marketability of Nuvve Common Stock;

•        equity market conditions affecting comparable public companies; and

•        general U.S. and global market conditions.

In determining the fair value of Nuvve Common Stock, Nuvve established the enterprise value of its business using the market approach and the income approach. Nuvve also estimated the enterprise value by reference to the closest round of equity financing preceding the date of the valuation if such financing took place around the valuation date. Under the income approach, forecasted cash flows are discounted to the present value at a risk-adjusted discount rate. The valuation analyses determine discrete free cash flows over multiple years based on forecasted financial information provided by Nuvve’s management and a terminal value for the residual period beyond the discrete forecast, which are discounted at its estimated weighted-average cost of capital to estimate its enterprise value. Under the market approach, a group of guideline publicly-traded companies with similar financial and operating characteristics to Nuvve are selected, and valuation multiples based on the guideline public companies’ financial information and market data are calculated. Based on the observed valuation multiples, an appropriate multiple was selected to apply to Nuvve’s historical and forecasted revenue results.

In allocating the equity value of Nuvve’s business among the various classes of equity securities, it used the option pricing model (“OPM”) method, which models each class of equity securities as a call option with a unique claim on its assets. The OPM treats Nuvve Common Stock and convertible Series A preferred stock as call options on an equity value with exercise prices based on the liquidation preference of its redeemable convertible preferred stock. The common stock is modeled as a call option with a claim on the equity value at an exercise price equal to the remaining value immediately after its redeemable convertible preferred stock is liquidated. The exclusive reliance on the OPM is appropriate when the range of possible future outcomes was difficult to predict and resulted in a highly speculative forecast.

Since August 2020, Nuvve used a hybrid method utilizing a combination of the OPM and the probability weighted expected return method (“PWERM”). The PWERM is a scenario-based methodology that estimates the fair value of common shares based upon an analysis of future values for Nuvve, assuming various outcomes.

The common share value is based on the probability-weighted present value of expected future investment returns considering two possible scenarios available as well as the rights of each class of shares. These two scenarios are: (i) a transaction with a SPAC and (ii) remaining a private company. The value of the common shares is determined based on an analysis of Nuvve’s operations and projections as of the valuation date, as well as its expected SPAC value for which we have discounted back to the valuation date at an appropriate risk-adjusted discount rate. We then probability weighted each outcome to arrive at an indication of value for the common shares. Nuvve used the OPM and the PWERM to allocate the equity value of its business among the various classes of stock.

After the allocation to the various classes of equity securities, a discount for lack of marketability (“DLOM”) was applied to arrive at a fair value of common stock. A DLOM was meant to account for the lack of marketability of a stock that was not publicly traded. In making the final determination of common stock value, consideration was also given to recent sales of common stock.

Application of these approaches and methodologies involves the use of estimates, judgments, and assumptions that are highly complex and subjective, such as those regarding Nuvve’s expected future revenue, expenses, and future cash flows, discount rates, market multiples, the selection of comparable public companies, and the probability of and timing associated with possible future events. Changes in any or all of these estimates and assumptions or the relationships between those assumptions impact Nuvve’s valuations as of each valuation date and may have a material impact on the valuation of Nuvve Common Stock. Following the Business Combination, it will not be necessary to estimate the fair value of PubCo Common Stock as the shares will be traded in a public market.

Convertible Notes Payable Conversion Option Liability

The next equity financing conversion option on the convertible notes payable is classified as a liability which is recorded at fair value upon issuance and is subject to remeasurement to fair value at each balance sheet date, as the settlement of the next equity financing conversion options will result in the delivery of a number of shares determined based on a combination of fixed and variable conversion prices. Changes in the fair value of the conversion option are recognized in Nuvve’s consolidated statement of operations and comprehensive loss. Nuvve will continue to adjust the liability for changes in fair value until the exercise of the conversion option into Nuvve common stock. At that time, the conversion option liability will be reclassified to Nuvve common stock or additional paid-in capital, as applicable.

Investment in Dreev

As more fully discussed in Note 3 to the consolidated financial statements, in February 2019, Nuvve licensed certain of its patents, know-how, and software copyrights (the “Dreev IP”) to Dreev to develop and commercialize the Dreev IP in France, the United Kingdom, Belgium, and Italy, with a promise to transfer the patents to Dreev in the future, in exchange for an initial 49% ownership stake in Dreev. Nuvve recognized $3,200,700 of other income in the condensed consolidated statements of operations and comprehensive loss for the year ended December 31, 2019, in connection with recording its 49% stake in Dreev, at the fair value of the shares of Dreev received by Nuvve. Nuvve backsolved the fair value of the noncash consideration received for the license and transfer of intellectual property to Dreev by reference to the price paid in cash by the other owner for its 51% share in Dreev. After the investment, although Nuvve did not maintain control over Dreev, it determined it was able to exercise significant influence with respect to Dreev, so Nuvve initially accounted for the investment on the equity method of accounting and recorded 49% of Dreev’s net loss, or $629,748, included in other expense for the year ended December 31, 2019. After selling 36% of its 49% equity interest in Dreev in October 2019, Nuvve determined that it no longer can exercise significant influence over the operations of Dreev. Accordingly, Nuvve discontinued accounting for its investment in Dreev under the equity method at that time.

Income Taxes

Nuvve utilizes the asset and liability method in accounting for income taxes. Deferred tax assets and liabilities reflect the estimated future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax expense or benefit is the result of changes in the deferred tax asset and liability. Valuation allowances are established when necessary to reduce deferred tax assets where it is more likely than not that the deferred tax assets will not be realized. Nuvve makes estimates, assumptions, and judgments to determine its provision for its income taxes, deferred tax assets and liabilities, and any valuation allowance recorded against deferred tax assets. Nuvve assesses the likelihood that its deferred tax assets will be recovered from future taxable income, and to the extent it believes that recovery is not likely, it establishes a valuation allowance.

Nuvve recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement. Interest and penalties related to unrecognized tax benefits which, as of the date of this proxy statement/prospectus, have not been material, are recognized within provision for income taxes.

Recent Accounting Pronouncements

See Note 1 of Nuvve’s consolidated financial statements included elsewhere in this proxy statement/prospectus for more information regarding recently issued accounting pronouncements.

Quantitative and Qualitative Disclosures About Market Risk

Foreign Currency Risk

Nuvve has foreign currency risks related to its revenue and operating expenses denominated in currencies other than the U.S. dollar, primarily the Euro, Great British Pound and Danish Krone, causing both its revenue and its operating results to be impacted by fluctuations in the exchange rates. Gains or losses from the revaluation of certain cash balances, accounts receivable balances and intercompany balances that are denominated in these currencies impact Nuvve’s net loss. A hypothetical decrease in all foreign currencies against the U.S. dollar of 10%, would not result in a material foreign currency loss on foreign-denominated balances, as of September 30, 2020. As Nuvve’s foreign operations expand, its results may be materially impacted by fluctuations in the exchange rates of the currencies in which it does business. At this time, Nuvve does not enter into financial instruments to hedge its foreign currency exchange risk, but it may in the future.

Internal Control Over Financial Reporting

In connection with the preparation and audit of Nuvve’s consolidated financial statements as of December 31, 2019 and 2018, material weaknesses were identified in its internal control over financial reporting. See the subsection titled “Risk Factors — Nuvve has identified material weaknesses in its internal control over financial reporting.”

Emerging Growth Company Accounting Election

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable. PubCo is an “emerging growth company” as defined in Section 2(A) of the Securities Act of 1933, as amended, and has elected to take advantage of the benefits of this extended transition period.

PubCo expects to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public business entities and non-public business entities until the earlier of the date PubCo (a) is no longer an emerging growth company or (b) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. This may make it difficult or impossible to compare PubCo’s financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions because of the potential differences in accounting standards used. See Note 2 of the accompanying audited consolidated financial statements and unaudited condensed consolidated financial statements of Nuvve included elsewhere in this proxy statement/prospectus for the recent accounting pronouncements adopted and the recent accounting pronouncements not yet adopted for the years ended December 31, 2019 and 2018 and for the nine months ended September 30, 2020.

In addition, PubCo intends to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an emerging growth company, PubCo intends to rely on such exemptions, PubCo is not required to, among other things: (a) provide an auditor’s attestation report on PubCo’s system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act: (b) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (c) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the consolidated financial statements (auditor discussion and analysis); and (d) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation.

PubCo will remain an emerging growth company under the JOBS Act until the earliest of (a) the last day of PubCo’s first fiscal year following the fifth anniversary of Newborn’s IPO, (b) the last date of PubCo’s fiscal year in which PubCo has total annual gross revenue of at least $1.07 billion, (c) the date on which PubCo is deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (d) the date on which PubCo has issued more than $1.0 billion in non-convertible debt securities during the previous three years.

NEWBORN’S BUSINESS

Overview

Newborn is a Cayman Islands exempted company incorporated on April 12, 2019 as a blank check company, for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, which we refer to as a “target business.” Newborn’s efforts to identify prospective target businesses were not limited to any particular industry or geographic location.

Newborn’s amended and restated memorandum and articles of association provide that, in the absence of shareholder approval for a further extension, and if it does not consummate a Business Combination by February 19, 2021 (or August 19, 2021 if Newborn’s time to complete a business combination is extended as provided in its amended and restated memorandum and articles of association), it will liquidate the trust account and distribute the funds included therein to the holders of its securities sold in its IPO and dissolve.

In May 2019, in connection with its organization, Newborn sold 1,150,000 ordinary shares to its initial shareholders for an aggregate of $25,000. Newborn subsequently declared a share dividend of 0.25 shares for each outstanding share, resulting in 1,437,500 shares being outstanding. All of the insider shares were placed in escrow until (1) with respect to 50% of the shares, the earlier of six months after the date of the consummation of an initial business combination and the date on which the closing price of the ordinary shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the initial business combination and (2) with respect to the remaining 50% of the insider shares, six months after the date of the consummation of an initial business combination, or earlier, in either case, if, subsequent to an initial business combination, Newborn consummates a liquidation, merger, share exchange or other similar transaction which results in all of Newborn’s shareholders having the right to exchange their shares for cash, securities or other property.

Offering Proceeds Held in Trust

On February 19, 2020, Newborn consummated the IPO of 5,750,000 units, which includes the full exercise of the over-allotment option of 750,000 units. Each unit consists of one ordinary share, one warrant entitling its holder to purchase one-half of one ordinary share at a price of $11.50 per whole share, and one right to receive one-tenth (1/10) of one ordinary share upon the consummation of an initial business combination. The units were sold at an offering price of $10.00 per unit, generating gross proceeds of $57,500,000.

Simultaneously with the closing of the IPO, Newborn consummated the sale of 272,500 Private Units at a price of $10.00 per unit in a private placement to the Sponsor, generating total proceeds of $2,725,000. The Private Units are identical to the units sold in the IPO except that the warrants included in the Private Units are non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the Sponsor or its permitted transferees. Additionally, because the Private Units were issued in a private transaction, the Sponsor and its permitted transferees are allowed to exercise the warrants included in the Private Units for cash even if a registration statement covering the ordinary shares issuable upon exercise of such warrants is not effective and receive unregistered ordinary shares. The Sponsor agreed not to transfer, assign or sell any of the Private Units or underlying securities (except in limited circumstances), until the completion of Newborn’s initial business combination. The Sponsor was granted certain demand and piggyback registration rights in connection with the purchase of the Private Units.

A total of $57,500,000 of the net proceeds from the sale of units in the IPO (including the over-allotment option units) and the private placement on February 19, 2020 were placed in a trust account established for the benefit of Newborn’s public shareholders at JPMorgan Chase maintained by Continental Stock Transfer & Trust Company, acting as trustee (“Continental”).

In addition, Newborn sold to Chardan, for $100, a unit purchase option to purchase up to 316,250 units exercisable at $11.50 per unit pursuant to a unit purchase option agreement, commencing on the consummation of a business combination.

As of September 30, 2020, Newborn had approximately $[•] of unused net proceeds that were not deposited into the trust account to pay future general and administrative expenses. The net proceeds deposited into the trust account remain on deposit in the trust account earning interest. As of September 30, 2020, there was $[•] held in the trust account (including $[•] of accrued interest).

Business Combination Activities

On November 11, 2020, Newborn entered into the Merger Agreement, which provides for the Business Combination, with Nuvve, PubCo, Merger Sub and certain other person. Pursuant to the terms of the Merger Agreement, Newborn will merge with and into PubCo resulting in all Newborn’s shareholders becoming PubCo’s stockholders. Concurrently therewith, Merger Sub will merge with and into Nuvve, resulting in PubCo acquiring 100% of the issued and outstanding equity securities of Nuvve.

In the absence of shareholder approval for a further extension, if the Business Combination is not consummated by (or August 19, 2021 if Newborn’s time to complete a business combination is extended as provided in its amended and restated memorandum and articles of association), Newborn will distribute the proceeds held in the trust account to its public shareholders, liquidate and dissolve.

Redemption Rights

Pursuant to Newborn’s amended and restated memorandum and articles of association, Newborn shareholders (except the initial shareholders, including the Sponsor) will be offered the option to redeem their NBAC Ordinary Shares for a pro rata share of the trust account (currently anticipated to be no less than approximately $[•] per ordinary share for Newborn shareholders) net of taxes payable in connection with a business combination.

The initial shareholders, including the Sponsor, do not have redemption rights with respect to any ordinary shares owned by them, directly or indirectly.

Automatic Dissolution and Subsequent Liquidation of Trust Account if No Business Combination

Pursuant to the terms of the amended and restated memorandum and articles of association and the trust agreement entered into between Newborn and Continental on the effective date of the IPO, in order to extend the time available for Newborn to consummate our initial business combination, the initial shareholders or their affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the trust account $0.10 for each public ordinary share that was not redeemed into the trust account for each three-month extension. The initial shareholders, including the Sponsor and their affiliates or designees are not obligated to fund the trust account to extend the time for it to complete our initial business combination. In the absence of shareholder approval for a further extension, if we do not complete a business combination by [February 19, 2021], it will trigger our automatic winding up, dissolution and liquidation pursuant to the terms of our amended and restated memorandum and articles of association. As a result, this has the same effect as if we had formally gone through a voluntary liquidation procedure under the Companies Law. Accordingly, no vote would be required from our shareholders to commence such a voluntary winding up, dissolution and liquidation.

The amount in the trust account is distributable under the Companies Law provided that immediately following the date on which the proposed distribution is proposed to be made, we are able to pay our debts as they fall due in the ordinary course of business. If we are forced to liquidate the trust account, we anticipate that we would distribute to our public shareholders the amount in the trust account calculated as of the date that is two days prior to the distribution date (including any accrued interest). Prior to such distribution, we would be required to assess all claims that may be potentially brought against us by our creditors for amounts they are actually owed and make provision for such amounts, as creditors take priority over our public shareholders with respect to amounts that are owed to them. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our shareholders could potentially be liable for any claims of creditors to the extent of distributions received by them as an unlawful payment in the event we enter an insolvent liquidation. Furthermore, while we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would conclude that such agreements are legally enforceable.

Our initial shareholders including the Sponsor have agreed to waive their respective rights to participate in any liquidation of our trust account or other assets with respect to the insider shares and Private Units and to vote their insider shares and private shares in favor of any dissolution and plan of distribution which we submit to a vote of shareholders. There will be no distribution from the trust account with respect to our warrants or rights, which will expire and will be worthless.

If we are unable to complete an initial business combination and expend all of the net proceeds of the IPO, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share distribution from the trust account would be $10.00.

The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would be prior to the claims of our public shareholders. Although we will seek to have all vendors, including lenders for money borrowed, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account, including but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our shareholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders at least $10.00 per share.

Facilities

Newborn maintains its principal executive offices at Room 801, Building C, SOHO Square, No, 88, Zhongshan East 2nd Road, Huangpu District, Shanghai, China. The Sponsor is providing Newborn this space free of charge. We consider our current office space adequate for our current operations.

Employees

Newborn has two executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time to our affairs) than they would prior to locating a suitable target business. We presently expect our executive officers to devote such amount of time as they reasonably believe is necessary to our business (which could range from only a few hours a week while we are trying to locate a potential target business to a majority of their time as we move into serious negotiations with a target business for a business combination). We do not intend to have any full time employees prior to the consummation of a business combination.

COMPLIANCE AND LEGAL PROCEEDINGS

WE MAY BE INVOLVED IN LEGAL PROCEEDINGS IN THE ORDINARY COURSE OF BUSINESS FROM TIME TO TIME. TO DATE, NONE OF US OR OUR OFFICERS OR DIRECTORS WERE INVOLVED IN ANY LITIGATION, ARBITRATION OR ADMINISTRATIVE PROCEEDINGS WHICH COULD HAVE A MATERIAL ADVERSE IMPACT ON OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS. AS OF THE DATE OF THIS PROXY STATEMENT/PROSPECTUS, WE ARE NOT AWARE OF ANY PENDING OR THREATENED LITIGATION, ARBITRATION OR ADMINISTRATIVE PROCEEDINGS AGAINST US OR OUR DIRECTORS WHICH MAY HAVE A MATERIAL AND ADVERSE IMPACT ON OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS.

NEWBORN’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with Newborn’s financial statements and the notes thereto contained in this proxy statement/prospectus.

Overview

Newborn was formed on April 12, 2019 as a blank check company for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination, with one or more target businesses.

Newborn presently has no revenue, has had losses since inception from incurring formation costs and has had no operations other than the active solicitation of a target business with which to complete a business combination. Newborn has relied upon the sale of its securities and loans from its officers and directors to fund its operations.

Offering Proceeds Held in Trust

On February 19, 2020, Newborn consummated its IPO of 5,750,000 units (which includes full exercise of the over-allotment option of 750,000 units). The units were sold at an offering price of $10.00 per unit, generating gross proceeds of $57,500,000. Simultaneously with the closing of the IPO, Newborn consummated the sale of 272,500 units at a price of $10.00 per unit in a private placement to the Sponsor, generating total proceeds of $2,725,000. A total of $57,500,000 of the net proceeds from the sale of units in the IPO (including the over-allotment option units) and the private placement of February 19, 2020 were placed in a trust account established for the benefit of Newborn’s public stockholders maintained by Continental Stock Transfer & Trust Company, acting as trustee.

As of September 30, 2020, a total of $57,894,310 were in a trust account established for the benefit of Newborn’s public shareholders.

Newborn’s management has broad discretion with respect to the specific application of the net proceeds of the IPO and the private placement, although substantially all of the net proceeds are intended to be applied generally towards consummating a business combination.

Recent Developments

On November 11, 2020, Newborn, NB Merger Corp., a Delaware corporation and wholly-owned subsidiary of Newborn, Nuvve Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of PubCo, Nuvve Corporation, a Delaware corporation, and Ted Smith, an individual, as the representative of the stockholders of Nuvve, entered into the Merger Agreement.

In addition, Newborn entered into subscription agreements with certain accredited investors.

Results of Operations

Newborn’s entire activity from inception up to February 19, 2020 was in preparation for the IPO. Since the IPO, its activity has been limited to the evaluation of business combination candidates and negotiating the business combination, and Newborn will not be generating any operating revenues until the closing and completion of the initial business combination. We expect to generate small amounts of non-operating income in the form of interest income on cash and marketable securities held in trust account. Interest income is not expected to be significant in view of current low interest rates on risk-free investments (treasury securities). We expect to incur increased expenses as a result of being a public company (for legal fees; financial reporting; accounting and auditing compliance), as well as for due diligence expenses.

For the nine months ended September 30, 2020, Newborn had a net loss of $782,789. Newborn earned $394,310 of interest income from investments in its trust account and incurred $1,177,099 of general and administrative expenses, of which $969,990 was share-based compensation to a special advisor. For the period from April 12, 2019 (inception) through September 30, 2019, Newborn had a net loss of $4,403, which were mainly formation, general and administrative expenses.

For the period from April 12, 2019 (inception) through December 31, 2019, Newborn had a net loss of $4,578, which mainly consisted of formation and operating costs (not charged against shareholders’ equity).

Liquidity and Capital Resources

As of September 30, 2020, Newborn had $301,714 in cash, available for working capital needs. All remaining cash was held in the trust account and is generally unavailable for its use, prior to an initial business combination.

Newborn’s liquidity needs have been satisfied to date through receipt of $25,000 from the sale of the insider shares and loans from insiders in an aggregate amount of $280,000, which was cancelled in connection with the private placement and not outstanding as of February 19, 2020, and, following the IPO, the remaining net proceeds from its IPO and private placements.

We intend to use substantially all of the net proceeds of the IPO, including the funds held in the trust account, in connection with our initial business combination and to pay our expenses relating thereto, including a deferred underwriting commission payable to Chardan Capital Markets, LLC in an amount equal to 2.5% of the total gross proceeds raised in the IPO upon consummation of our initial business combination. To the extent that our capital stock is used in whole or in part as consideration to effect our initial business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which Newborn had incurred prior to the completion of its initial business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

We anticipate that the amounts outside of our trust account will be sufficient to allow us to operate 12 months from the filing date of this proxy statement/prospectus, assuming that a business combination is not consummated during that time.

If our estimates of the costs of undertaking due diligence and negotiating our initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to convert a significant number of our public shares upon consummation of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of the initial business combination. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Off-Balance Sheet Arrangements

Newborn has no obligations, assets or liabilities which would be considered off-balance sheet arrangements. Newborn does not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. Newborn has not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual Obligations

Newborn does not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities. Newborn has the following contractual commitments:

Deferred Underwriting Compensation

Newborn is committed to pay deferred underwriter compensation amounted to $1,437,500, which represents 2.5% of the gross offering proceeds of the IPO, to the underwriter upon Newborn’s consummation of the business combination. The underwriter is not entitled to any interest accrued on the pay deferred underwriter compensation, and has waived its right to receive the pay deferred underwriter compensation if Newborn does not close a business combination.

Right of First Refusal

Subject to certain conditions, Newborn granted Chardan, for a period of 15 months after the date of the consummation of the business combination, a right of first refusal to act as lead underwriters or minimally as a co-manager, with at least 30% of the economics; or, in the case of a three-handed deal 20% of the economics, for any and all future public and private equity and debt offerings. In accordance with FINRA Rule 5110(f)(2)(E)(i), such right of first refusal shall not have a duration of more than three years from the effective date of the IPO registration statement.

Critical Accounting Policies

Management’s discussion and analysis of Newborn’s results of operations and liquidity and capital resources are based on its audited financial information. Newborn describes its significant accounting policies in Note 1 — Significant Accounting Policies, of the Notes to Financial Statements included in this proxy statement/prospectus. Newborn’s audited financial statements have been prepared in accordance with U.S. GAAP. Certain of Newborn’s accounting policies require that management apply significant judgments in defining the appropriate assumptions integral to financial estimates. On an ongoing basis, management reviews the accounting policies, assumptions, estimates and judgments to ensure that Newborn’s financial statements are presented fairly and in accordance with U.S. GAAP. Judgments are based on historical experience, terms of existing contracts, industry trends and information available from outside sources, as appropriate. However, by their nature, judgments are subject to an inherent degree of uncertainty, and, therefore, actual results could differ from our estimates.

Quantitative and Qualitative Disclosures about Market Risk

Newborn is not subject to any market or interest rate risk. The net proceeds of the IPO held in the trust account may be invested in U.S. government treasury bills, notes or bonds with a maturity of 180 days or less or in certain money market funds that invest solely in U.S. treasuries. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates.

It is anticipated that after the consummation of the Business Combination, the post-combined company will continue to be an “emerging growth company.” Subject to certain conditions set forth in the JOBS Act, as an “emerging growth company”, we choose to rely on such exemptions we may not be required to, among other things, (i) provide an independent registered public accounting firm’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements(auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of Newborn’s initial public offering (or February 19, 2025) or until we are no longer an “emerging growth company,” whichever is earlier.

Related Party Transactions

Insider Shares

On May 17, 2019, Newborn sold 1,150,000 ordinary shares to its initial shareholders for an aggregate of $25,000. Newborn subsequently declared a share dividend of 0.25 shares for each outstanding share, resulting in 1,437,500 ordinary shares being outstanding. All of the insider shares were placed in escrow until (1) with respect to 50% of the shares, the earlier of six months after the date of the consummation of an initial business combination and the date on which the closing price of Newborn’s ordinary shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after an initial business combination and (2) with respect to the remaining 50% of the insider shares, six months after the date of the consummation of an initial business combination, or earlier, in either case, if, subsequent to an initial business combination, Newborn consummates a liquidation, merger, share exchange or other similar transaction which results in all of Newborn’s shareholders having the right to exchange their shares for cash, securities or other property.

In connection with the Business Combination, the Newborn initial shareholders will enter into new lock-up agreements, pursuant to which certain shares of PubCo Common Stock and the PubCo Warrants held by the initial shareholders will be locked up for six months after the closing, with respect to 50% of such shares of PubCo Common Stock and PubCo Warrants, and for one year, with respect to the remaining 50% of such shares of PubCo Common Stock and PubCo (subject to certain exceptions contained therein). The new lock-up agreements will supersede the existing restrictions on transfer applicable to such securities at the execution of the Merger Agreement.

Promissory Note Payable — Related Party

On May 17, 2019, Newborn issued a $280,000 principal amount unsecured promissory note to its Chairman and Chief Executive Officer. The note was non-interest bearing and payable on the consummation of the public offering or the date on which Newborn determines not to conduct an initial public offering of its securities. On February 19, 2020, the $280,000 loan was converted into part of the subscription of $2,725,000 private placement at a price of $10.00 per unit. The note was canceled and no amount is owed under the note.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial statements are based on Newborn’s historical financial statements for the nine months ended September 30, 2020 and for the period from April 12, 2019 (inception) through December 31, 2019 and Nuvve’s historical consolidated financial statements for the nine months ended September 30, 2020 and for the year ended December 31, 2019, adjusted to give effect to the Business Combination and the PIPE Investment.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 combines the unaudited condensed historical balance sheet of Newborn as of September 30, 2020 with the unaudited historical condensed consolidated balance sheet of Nuvve as of September 30, 2020, giving effect to the Business Combination and the PIPE Investment, as if they had been consummated as of that date.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and for the year ended December 31, 2019 combines the unaudited historical condensed statement of operations of Newborn for the nine months ended September 30, 2020 and the audited historical statement of operations of Newborn for the period from April 12, 2019 (inception) through December 31, 2019 with the unaudited historical condensed consolidated statement of operations of Nuvve for the nine months ended September 30, 2020 and the audited historical consolidated statement of operations of Nuvve for the year ended December 31, 2019, giving effect to the Business Combination and the PIPE Investment, as if they had occurred as of January 1, 2019.

Notwithstanding the legal form of the Business Combination, the Business Combination will be accounted for as a reverse recapitalization in accordance with US GAAP. Under this method of accounting, Newborn will be treated as the acquired company and Nuvve will be treated as the acquiror for financial statement reporting purposes.

The historical financial information has been adjusted to give pro forma effect to events that relate to material financing transactions consummated after September 30, 2020 and pro forma adjustments that are directly attributable to the Business Combination and the PIPE Investment, are factually supportable and, with respect to the unaudited pro forma condensed combined statement of operations, are expected to have a continuing impact on the results of the combined company. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Business Combination and the PIPE Investment.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. Newborn and Nuvve have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information has been prepared assuming two redemption scenarios as follows:

•        Assuming No Redemptions:    This scenario assumes that no Newborn ordinary shares are redeemed; and

•        Assuming Full Redemption:    This scenario assumes that 5,140,269 Newborn ordinary shares, the maximum redemption of the outstanding Newborn ordinary shares, are redeemed, resulting in an aggregate payment of $51.8 million out of the trust account.

The pro forma outstanding shares of PubCo Common Stock immediately after the Business Combination under each of the two redemption scenarios is as follows:

	Pro Forma Combined (Assuming No Redemptions Scenario)%		Pro Forma Combined (Assuming Full Redemptions Scenario)%
Newborn ordinary share stockholders	2,319,731	12.5%	2,319,731	17.3%
Newborn shares subject to redemption	5,140,269	27.7%	—	0.0%
Newborn rights shares	602,250	3.2%	602,250	4.5%
Success fee for investment advisors	203,316	1.1%	203,316	1.5%
Bridge loan shares	533,333	2.9%	533,333	4.0%
Former Nuvve stockholders	8,319,495	44.9%	8,319,495	62.1%
PIPE Financing	1,425,000	7.7%	1,425,000	10.6%
Total	18,543,394	100.0%	13,403,125	100.0%

The historical financial information of Newborn was derived from the unaudited condensed financial statements of Newborn as of and for the nine months ended September 30, 2020 and the audited condensed financial statements of Newborn as of December 31, 2019 and for the period from April 12, 2019 (inception) through December 31, 2019, which are included elsewhere in this proxy statement/prospectus. The historical financial information of Nuvve was derived from the unaudited condensed consolidated financial statements of Nuvve for the nine months ended September 30, 2020 and the audited consolidated financial statements of Nuvve for the year ended December 31, 2019, included elsewhere in this proxy statement/prospectus.

The information is only a summary and should be read together with Newborn’s and Nuvve’s audited and unaudited financial statements and related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Nuvve,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Newborn” and other financial information included elsewhere in this proxy statement/prospectus.

Newborn is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination and the related transactions. The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience.

The Business Combination has not been consummated as of the date of the preparation of these pro forma financial statements and there can be no assurances that the merger will be consummated. See “Risk Factors” for additional discussion of risk factors associated with the pro forma financial statements.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2020

	September 30, 2020	September 30, 2020	Assuming No Redemptions Scenario			Assuming Full Redemptions Scenario
	Newborn Acquisition Corp. (Historical)	Nuvve Corporation (Historical)	Pro Forma Adjustments		Pro Forma Combined	Additional Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash	$301,714	$78,059			$66,411,453	$(51,755,312)	P	$14,656,141
			57,894,310	A
			(159,900)	B
			(1,437,500)	C
			(2,807,500)	D
			14,770	E
			14,250,000	F
			520,000	I
			4,000,000	L
			(242,500)	L
			(6,000,000)	N
Accounts receivable	—	734,917	—		734,917	—		734,917
Inventory	—	184,521	—		184,521	—		184,521
Prepaid expenses	46,789	433,637	—		480,426	—		480,426
Total current assets	348,503	1,431,134	66,031,680		67,811,317	(51,755,312)		16,056,005

Cash and marketable securities held in trust account	57,894,310	—	(57,894,310)	A	—	—		—
Property and equipment, net	—	101,303	—		101,303	—		101,303
Investment	—	670,951	—		670,951	—		670,951
Intangible assets, net	—	1,655,373	—		1,655,373	—		1,655,373
Security deposit	—	23,484	—		23,484	—		23,484
Total Assets	$58,242,813	$3,882,245	$8,137,370		$70,262,428	$(51,755,312)		$18,507,116

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	—	1,927,618	—		1,927,618	—		1,927,618
Accrued expenses	50,000	504,488	—		554,488	—		554,488
Deferred revenue	—	309,353	—		309,353	—		309,353
Derivative liability	—	48,000	(48,000)	J	—	—		—
Convertible notes	—	1,094,014	—		—	—		—
			520,000	I				—
			(1,614,014)	J				—
Total current liabilities	50,000	3,883,473	(1,142,014)		2,791,459	—		2,791,459

PPP Loan	—	482,100			482,100	—		482,100
Bridge loan	—	—	4,000,000	L	—	—		—
			(242,500)	L				—
			(3,757,500)	M				—
EIDL SBA Loan	—	159,900	(159,900)	B	—	—		—
Deferred underwriting compensation	1,437,500	—	(1,437,500)	C	—	—		—
Total liabilities	1,487,500	4,525,473	(2,739,414)		3,273,559	—		3,273,559

Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2020 (continued)

	September 30, 2020	September 30, 2020	Assuming No Redemptions Scenario			Assuming Full Redemptions Scenario
	Newborn Acquisition Corp. (Historical)	Nuvve Corporation (Historical)	Pro Forma Adjustments		Pro Forma Combined	Additional Pro Forma Adjustments		Pro Forma Combined
Commitments and contingencies
Ordinary shares subject to possible redemption; 5,140,269 (at redemption value of $10.0686 per share)	51,755,312	—	(51,755,312)	G	—	—		—

Stockholders’ equity (deficit):
Ordinary shares	232	—			1,794	(514)	P	1,280
			143	F
			514	G
			53	M
			(60)	N
			21	D
			891	O

Convertible preferred stock	—	1,679			—	—		—
			(1,679)	H
Nuvve Common Stock	—	2,454			—	—		—
			5	E
			1,679	H
			148	J
			(4,286)	O

Additional paid-in-capital	5,787,136	17,246,981			86,698,651	(51,754,798)	P	34,943,853
			(4,947,500)	D
			2,139,979	D
			14,765	E
			14,249,857	F
			51,754,798	G
			1,661,866	J
			787,367	K
			3,999,947	M
			(5,999,940)	N
			3,395	O
Accumulated other comprehensive income	—	12,507	—		12,507	—		12,507
Accumulated deficit	(787,367)	(17,906,849)	—		(19,724,083)	—		(19,724,083)
			(787,367)	K
			(242,500)	M
Total stockholders’ equity (deficit)	5,000,001	(643,228)	62,632,096		66,988,869	(51,755,312)		15,233,557
Total liabilities and stockholders’ equity (deficit)	$58,242,813	$3,882,245	$8,137,370		$70,262,428	$(51,755,312)		$18,507,116

See accompanying notes to the unaudited pro forma combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2020

	Nine Months Ended
	September 30, 2020	September 30, 2020	Assuming No Redemptions Scenario			Assuming Full Redemptions Scenario
	Newborn Acquisition Corp. (Historical)	Nuvve Corporation (Historical)	Pro Forma Adjustments		Pro Forma Combined	Additional Pro Forma Adjustments		Pro Forma Combined
Revenue
Products and services revenue	$—	$901,395	$—		$901,395	$—		$901,395
Grants	—	1,847,988	—		1,847,988	—		1,847,988
Total revenue	—	2,749,383	—		2,749,383	—		2,749,383

Operating expenses
Cost of products and services revenue	—	65,329	—		65,329	—		65,329
Selling, general and administrative expenses	1,177,099	3,083,892	—		4,260,991	—		4,260,991
Research and development expense	—	1,977,781	—		1,977,781	—		1,977,781
Total operating expenses	1,177,099	5,127,002	—		6,304,101	—		6,304,101

Operating loss	(1,177,099)	(2,377,619)	—		(3,554,718)	—		(3,554,718)

Other income (expense)
Interest income on cash and marketable securities held in trust	394,310	—	(394,310)	CC	—			—
Interest expense	—	(55,787)	55,787	AA	—			—
Change in fair value of conversion option on convertible notes	—	19,000	(19,000)	BB	—			—
Other, net	—	81,246	—		81,246			81,246
Total other income	394,310	44,459	(357,523)		81,246	—		81,246

Net loss	$(782,789)	$(2,333,160)	$(357,523)		$(3,473,472)	$—		$(3,473,472)
Less: income attributable to ordinary shares subject to redemption	(352,497)	—	352,497	DD
Adjusted net loss	$(1,135,286)	$(2,333,160)	$(5,026)		$(3,473,472)	$—		$(3,473,472)

Weighted average shares outstanding of Ordinary Shares	2,164,613	—	16,223,663	EE	18,388,276	(5,140,269)	FF	13,248,007
Basic and diluted net loss per share – Ordinary Shares	$(0.52)	—	—		$(0.19)	—		$(0.26)
Weighted average shares outstanding of Nuvve Common Stock	—	24,542,314	—		—	—		—
Basic and diluted net loss per share – Nuvve	—	$(0.10)	—		—	—		—

See accompanying notes to the unaudited pro forma combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2019

	For the Period from April 12, 2019 (inception) to December 31, 2019	Year Ended December 31, 2019	Assuming No Redemptions Scenario			Assuming Full Redemptions Scenario
	Newborn Acquisition Corp. (Historical)	Nuvve Corporation (Historical)	Pro Forma Adjustments		Pro Forma Combined	Additional Pro Forma Adjustments		Pro Forma Combined
Revenue
Products and services revenue	$—	$1,035,244	$—		$1,035,244	$—		$1,035,244
Grants	—	1,543,135	—		1,543,135	—		1,543,135
Total revenue	—	2,578,379	—		2,578,379	—		2,578,379

Operating Expenses
Cost of products and services revenue	—	544,229	—		544,229	—		544,229
Selling, general and administrative expenses	4,578	5,064,737	—		5,069,315	—		5,069,315
Research and development expense	—	3,131,482	—		3,131,482	—		3,131,482
Total operating expenses	4,578	8,740,448	—		8,745,026	—		8,745,026

Operating loss	(4,578)	(6,162,069)	—		(6,166,647)	—		(6,166,647)

Other income (expense)
Interest income	—	8,390	—		8,390	—		8,390
Interest expense	—	(8,186)	8,186	AA	—	—		—
Equity in net loss of investment	—	(671,731)	—		(671,731)	—		(671,731)
Other income with related party	—	3,891,313	—		3,891,313	—		3,891,313
Other, net	—	(80,201)	—		(80,201)	—		(80,201)
Total other income	—	3,139,585	8,186		3,147,771	—		3,147,771

Net loss	$(4,578)	$(3,022,484)	$8,186		$(3,018,876)	$—		$(3,018,876)

Weighted average shares outstanding of Ordinary Shares	1,250,000	—	16,223,663	BB	17,473,663	(5,140,269)	CC	12,333,394
Basic and diluted net loss per share – Ordinary Shares	$(0.00)	—	—		$(0.17)	—		$(0.24)
Weighted average shares outstanding of Nuvve Common Stock	—	24,542,314	—		—	—		—
Basic and diluted net loss per share – Nuvve	—	$(0.12)	—		—	—		—

See accompanying notes to the unaudited pro forma combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.     Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization under U.S. GAAP. Under this method of accounting, Newborn will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on Nuvve’s stockholders comprising 47.7% of the voting power of PubCo and having the ability to nominate five of the seven members of the PubCo’s board of directors, Nuvve’s operations prior to the acquisition comprising the only ongoing operations of PubCo, and Nuvve’s senior management comprising all of the senior management of PubCo.

Accordingly, for accounting purposes, the financial statements of PubCo will represent a continuation of the financial statements of Nuvve with the Business Combination treated as the equivalent of Nuvve issuing stock for the net assets of Newborn, accompanied by a recapitalization. The net assets of Newborn will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of Nuvve in future reports of PubCo.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 gives pro forma effect to the Business Combination and the other events contemplated by the Merger Agreement as if they had been consummated on September 30, 2020. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and for the nine months ended September 30, 2020 give pro forma effect to the Business Combination and the other transactions contemplated by the Merger Agreement as if they had been consummated on January 1, 2019.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included elsewhere in this proxy statement/prospectus:

•        the (a) historical audited financial statements of Newborn as of December 31, 2019 and for the period April 12, 2019 (inception) through December 31, 2019 and (b) historical unaudited condensed financial statements of Newborn as of and for the nine months ended September 30, 2020;

•        the (a) historical audited consolidated financial statements of Nuvve as of and for the year ended December 31, 2019 and (b) historical unaudited condensed consolidated financial statements of Nuvve as of and for the nine months ended September 30, 2020; and

•        other information relating to Newborn and Nuvve contained in this proxy statement/prospectus, including the Merger Agreement and the description of certain terms thereof set forth under “The Business Combination.”

Management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of this proxy statement/prospectus. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Management considers this basis of presentation to be reasonable under the circumstances.

One-time direct and incremental transaction costs anticipated to be incurred prior to, or concurrent with, the closing of the Business Combination are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to PubCo’s additional paid-in capital and are assumed to be cash settled.

2.     Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2020

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2020 are as follows:

(A)    Reflects the liquidation and reclassification of $57,894,310 of cash and marketable securities held in the Trust Account to cash and cash equivalents that becomes available for general use by PubCo following the Closing.

(B)    Reflects the repayment and settlement of the principal amount outstanding for the Economic Injury Disaster Loan Emergency Advance (EIDL) loan from the SBA prior to the Closing.

(C)    Reflects the payment of $1,437,500 of deferred underwriters’ fees incurred during Newborn’s IPO due upon the Closing.

(D)    Represents the total preliminary estimated direct and incremental transaction costs of $4,947,479, prior to, or concurrent with, the Closing, in addition to the $1,437,500 of deferred underwriting fees related to the Newborn initial public offering as described in adjustment note 2(C). The estimated transaction costs include investment banking fees of 2%, which will be settled in stock and management currently estimates that this will result in 214,000 shares of common stock.

(E)    Reflects Nuvve stock option exercises of 51,000 shares for $14,770 in cash consideration.

(F)    Reflects the proceeds of $14,250,000 from the issuance and sale of 1,425,000 shares of Newborn ordinary shares at $10.00 per share pursuant to the Subscription Agreements entered into with new PIPE Investors in connection with the PIPE Financing. The PIPE Investors also received warrants to purchase 1,353,750 Newborn ordinary shares at an exercise price of $11.50 in connection with the PIPE Financing.

(G)    Reflects the reclassification of Newborn ordinary shares subject to possible redemption to permanent equity immediately prior to the Closing.

(H)    Reflects the conversion of Nuvve convertible preferred stock into Nuvve common stock pursuant to the conversion rate effective immediately prior to the Effective Time and the related liquidation preference of the Nuvve convertible preferred stock.

(I)     Reflects the proceeds of $520,000 from the issuance of Nuvve convertible notes prior to the Closing.

(J)     Reflects the conversion of Nuvve convertible notes including the related conversion premium derivative liability into Nuvve common stock pursuant to the conversion rate effective prior to the Closing.

(K)    Reflects the elimination of Newborn’s historical retained earnings.

(L)    Reflects a $4,000,000 Senior Secured Convertible Debenture Loan (“Bridge Loan”), less $242,500 in debt issuance costs incurred to obtain the bridge loan, which automatically converts into shares of Nuvve common stock immediately prior to the Closing as described in adjustment note 2(M) and are converted on a 1:1 basis with the PubCo common stock.

(M)   Reflects the conversion of the Nuvve Bridge Loan into Newborn common stock pursuant to the conversion rate effective immediately prior to the Closing and the amortization of the debt issuance costs.

(N)    Reflects the repurchase of 600,000 shares of PubCo common stock from an existing stockholder immediately after the Closing at a price of $10 per share or $6,000,000. The existing stockholder also has an option to sell up to an additional $2 million of shares of PubCo common stock back to PubCo within a year after the Closing at a price per share equal to the then-current market price, which is not reflected in the pro forma balance sheet.

(O)    Represents the recapitalization of common shares between Nuvve Common Stock, PubCo Common Stock and additional paid-in capital.

(P)    Represents the full redemptions scenario in which 5,140,269 shares of Newborn ordinary shares are redeemed for $51,755,312 allocated to common stock and additional paid-in capital, using a par value of $0.0001 per share at a redemption price of approximately $10.07 per share (based on the fair value of marketable securities held in the Trust Account as of September 30, 2020 of $57,894,310). The Merger Agreement has a clause that does not permit redemptions that would deplete the combined cash of the Merger corporation below $15,000,000.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2019

The adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 are as follows:

(AA) Reflects the elimination of interest expense on Nuvve’s convertible notes that are converted prior to the Closing as described in adjustment note 2(J).

(BB) Represents the increase in the weighted average shares in connection with the issuance for the following transactions, which are weighted as if they had been issued for the entire period:

Newborn shares subject to redemption	5,140,269
Newborn rights shares	602,250
Success fee	203,316
Bridge loan shares	533,333
Former Nuvve stockholders	8,319,495
PIPE Financing	1,425,000
16,223,663

(CC) Represents the decrease in the weighted average shares in connection with the full redemptions scenario in which 5,140,269 shares of Ordinary Shares are redeemed as described in adjustment note 2(P).

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine Months Ended September 30, 2020

The adjustments included in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 are as follows:

(AA) Reflects the elimination of interest expense on Nuvve’s convertible notes that are converted prior to the Closing as described in adjustment note 2(J).

(BB) Reflects the elimination of the loss in fair value of the conversion option on the Nuvve convertible notes as a result of the Nuvve convertible notes being converted into Nuvve common stock prior to the Closing as described in adjustment note 2(J).

(CC) Represents the elimination of investment income related to the investments held in the Newborn Trust Account.

(DD) Reflects the elimination of the income attributable to Newborn ordinary shares subject to redemption which is deemed to be converted into shares of PubCo common stock as of January 1, 2019.

(EE)  Represents the increase in the weighted average shares in connection with the issuance for the following transactions, which are weighted as if they had been issued for the entire period:

Newborn shares subject to redemption	5,140,269
Newborn rights shares	602,250
Success fee	203,316
Bridge loan shares	533,333
Former Nuvve stockholders	8,319,495
PIPE Financing	1,425,000
16,223,663

(FF)  Represents the decrease in the weighted average shares in connection with the full redemptions scenario in which 5,140,269 shares of Ordinary Shares are redeemed as described in adjustment note 2(P).

3.     Net Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Business Combination and other related events, assuming such additional shares were outstanding since January 1, 2019. As the Business Combination is being reflected as if it had occurred as of January 1, 2019, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes the shares issued in connection with the Business Combination have been outstanding for the entire periods presented. Under the full redemptions scenario, the shares of Ordinary Shares assumed to be redeemed by Newborn public stockholders are eliminated as of January 1, 2019.

Following the Closing, the Eligible Nuvve Equity holders will have the right to receive up to 4,000,000 Earnout Shares, issuable upon the occurrence of the Earnout Triggering Event during the Earnout Period. Because the Earnout Shares are contingently issuable based upon PubCo reaching specified thresholds that have not been achieved, the Earnout Shares have been excluded from basic and diluted pro forma net loss per share.

The unaudited pro forma condensed combined financial information has been prepared assuming the no redemptions and full redemptions scenarios:

	Year Ended December 31, 2019		Nine Months Ended September 30, 2020
	Assuming No Redemptions Scenario	Assuming Full Redemptions Scenario	Assuming No Redemptions Scenario	Assuming Full Redemptions Scenario
Pro forma net loss	$(3,018,876)	$(3,018,876)	$(3,473,472)	$(3,473,472)
Weighted average shares outstanding – basic and diluted	17,473,663	12,333,394	18,388,276	13,248,007
Net loss per share – basic and diluted	$(0.17)	$(0.24)	$(0.19)	$(0.26)

Weighted average shares outstanding – basic and diluted
Newborn ordinary share stockholders	1,250,000	1,250,000	2,164,613	2,164,613
Newborn shares subject to redemption	5,140,269	—	5,140,269	—
Newborn rights shares	602,250	602,250	602,250	602,250
Success fee	203,316	203,316	203,316	203,316
Bridge loan shares	533,333	533,333	533,333	533,333
Former Nuvve stockholders	8,319,495	8,319,495	8,319,945	8,319,495
PIPE Financing	1,425,000	1,425,000	1,425,000	1,425,000
	17,473,663	12,333,394	18,388,276	13,248,007

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE
AFTER THE BUSINESS COMBINATION

Executive Officers and Directors after the Business Combination

Upon consummation of the Business Combination, the business and affairs of the combined company will be managed by or under the direction of its board of directors. Nuvve and Newborn are currently evaluating potential director nominees and executive officer appointments, but expect that the directors and executive officers of the combined company upon consummation of the Business Combination will include the following:

Name	Age	Position
Gregory Poilasne	49	Chairman and Chief Executive Officer
Ted Smith	54	President, Chief Operating Officer and Director
David G. Robson	54	Chief Financial Officer
Richard Ashby	56	Director
Angela Strand	52	Director
Kenji Yodose	38	Director
[•]	[•]	Director
[•]	[•]	Director

Background of Directors and Executive Officers

Gregory Poilasne will become Chairman of the Board and Chief Executive Officer of PubCo upon the consummation of the Business Combination. He is a co-founder of Nuvve and has served as its Chairman and Chief Executive Officer since its inception. He is directly responsible for managing and overseeing all different activities related to the successful development, deployment and commercialization of Nuvve’s technologies, as well as developing and supporting the overall strategy. Since February 2019, he also has served as a board member of Dreev, a business venture between EDF and Nuvve. Mr. Poilasne has more than 20 years of experience in the start-up and technology space. He was Chief Executive Officer of DockOn AG, a Radio-Frequency technology company from February 2011 to January 2016. He was also Vice-President of Business Development of Rayspan, another Radio-Frequency technology company, from 2007 to 2010. Mr. Poilasne was Director of Engineering at Kyocera Wireless, a handset company from 2003 to 2006 and was a founding engineer and director of engineering at Ethertronics, a wireless antenna company, from 2000 to 2003. Mr. Poilasne holds an MBA from the Wharton School of Business, University of Pennsylvania, a Ph.D. in Electrical Engineering from the University of Rennes 1, France and a Diplome d’ingenieur from the Ecole Superieur d’Electronique de l’Ouest (ESEO), France. We believe Mr. Poilasne is well-qualified to serve as the Chairman of the board and CEO due to his extensive experience with Nuvve, his business leadership, his strategic perspective and his contacts in and knowledge of the energy industry and EV industry.

Ted Smith will become President and Chief Operating Officer and a member of the board of directors of PubCo upon the consummation of the Business Combination. Mr. Smith was a founding investor in Nuvve and has served as a member of its board of directors since 2010 and as its Chief Operating Officer since April 2018. Mr. Smith is directly responsible for managing the successful development, deployment and commercialization of Nuvve’s technologies, as well as supporting global regulatory compliance efforts. He previously served as Nuvve’s Chief Administrative Officer from March 2017 until becoming Chief Operating Officer. He also previously served as a board member of Dreev, a business venture between EDF and Nuvve, in 2019. Mr. Smith has more than 20 years of experience in the finance industry and previously served in various roles at Wall Street Associates, a San Diego-based investment advisory firm, including Principal, Chief Operating Officer from 2007 to January 2017, Chief Compliance Officer from 2003 to January 2017, and Quantitative Analyst from 1999 to 2003. From 1996 to 1999, Mr. Smith also served as Quantitative Analyst at Nicholas-Applegate Capital Management, a San Diego-based investment advisory firm. Mr. Smith also served as an officer in the United States Navy from 1989 to 1996. Mr. Smith holds an MBA from the University of San Diego and a Bachelor of Science in Marine Engineering/Technology from Maine Maritime Academy. He is also a Chartered Financial Analyst charter holder and held the Chartered Investment Counselor certification. We believe Mr. Smith is well-qualified to serve as a member of the board due to his extensive experience with Nuvve, his business leadership, his operational and compliance experience and his contacts in and knowledge of the energy industry.

David G. Robson will become the Chief Financial Officer of PubCo upon the consummation of the Business Combination. Mr. Robson has over twenty-five years of finance, accounting and operational experience and has held senior positions with both public and private companies in a variety of industries. Mr. Robson has served on the Board of Directors of Payference, a software business, since February 2020. Mr. Robson recently served as the Chief Financial Officer and Chief Compliance Officer of Farmer Brothers Co., a national distributor of coffee, tea and culinary products from February 2017 to November 2019. His responsibilities included overseeing finance, information technology, mergers and acquisitions and investor relations. Mr. Robson served as the Chief Financial Officer of PIRCH, a curator and retailer of kitchen, bath and outdoor home brands, from September 2014 to September 2016. He oversaw all aspects of accounting, financial planning and analysis, treasury, merchandise planning and legal, with responsibility for developing strategies, processes and operating priorities to upscale a high growth retailer while building strong finance and merchandising teams. From January 2012 to September 2014, Mr. Robson was the Chief Financial Officer of U.S. AutoParts, an online provider of auto parts and accessories. Prior to that, he served as the Executive Vice President and Chief Financial Officer of Mervyns LLC, a former discount department store chain, from 2007 to 2011. From 2001 to 2007, he served as the Senior Vice President of Finance and Principal Accounting Officer for Guitar Center, Inc. Mr. Robson began his career with the accounting firm Deloitte & Touche LLP. Mr. Robson graduated with a Bachelor of Science degree in Accounting from the University of Southern California and is a certified public accountant (inactive) in the State of California.

Richard Ashby will become a member of the board of directors of PubCo upon the consummation of the Business Combination. Mr. Ashby has thirty years of experience as an investment banker, corporate Chief Financial Officer, investor, strategist and project developer and has been involved in over US$ 40 billion of transactions in the renewable energy, thermal power, electric transmission, gas pipeline, LNG, water supply and solid waste sectors. Mr. Ashby is the founder and Chief Executive Officer of SouthPoint & Co., a financial advisory and investment banking firm focused on companies leading the clean energy transition that was formed in October 2019. Between January 2018 and September 2020, Mr. Ashby led the renewable investment banking platform of Whitehall & Company, a New York-based investment bank where he executed mandates involving over $7 billion in enterprise value on behalf of clean energy companies. Prior to Whitehall, as the Managing Partner of Infrastructure Finance Advisors from January 2015 until November 2018, Mr. Ashby provided financial advisory and project development services to renewable project developers and asset owners as well as co-founding and leading a Canada-based renewable project developer. From 2007 to 2010, Mr. Ashby was the Chief Financial Officer of Renewable Energy Systems Americas, a vertically integrated renewable energy company that develops, constructs, owns and operates renewable projects across North America. Mr. Ashby and his team closed over $5 billion of M&A, project debt and tax equity transactions involving over 2.2 GW of assets and he played a key leadership role in initiating and managing the firm’s entry into the solar, energy storage and transmission sectors and the growth of the development portfolio to over 15 GW. Between 2005 and 2007, Mr. Ashby was the Chief Financial Officer of the North American power generation subsidiary of the Sumitomo Corporation of Japan where he was responsible for expanding the firm’s ownership portfolio through greenfield development and M&A activities. Prior to Sumitomo, Mr. Ashby was a Managing Director with energy consultant, Pace Global Energy Services (now Siemens) advising companies active in the power generation, LNG and the gas pipeline and storage sectors. Mr. Ashby spent the first decade of his career developing and advising on some of the earliest private-sector energy infrastructure projects to be financed in emerging markets. During this period, Mr. Ashby was a member of the London-based, 1,300 MW Hub River Power Project development team, co-founded a private equity firm focused on developing and owning power generation and energy infrastructure assets in Asia and advised project developers and public sector clients. Mr. Ashby holds Series 7, 63 and 79 securities licenses and earned an MBA in Finance from SUNY-Buffalo and a B.Sc. in Management from the Georgia Institute of Technology. We believe Mr. Ashby is well-qualified to serve as a member of the board due to his business leadership, his operational, financial and transactional experience and his contacts in and knowledge of the energy industry.

Angela Strand will become a member of the board of directors of PubCo upon the consummation of the Business Combination. Ms. Strand is the founder and Managing Director of Strand Strategy, a consulting firm specializing in disruptive technology commercialization. She is presently a director, chairman of the compensation committee and member of the nominating and governance committee for Lordstown Motors (NASDAQ: RIDE). Previously, from 2016 to 2020, she served as Vice Chairman of Integrity Applications (OTCQB: IGAP), including chairman of the nominating and corporate governance and compensation committees, and as a member of the audit committee. From April 2017 to December 2018, Ms. Strand served as Vice President of Workhorse Group Inc; from July 2015 to December 2016, she was a co-founder and senior executive of Chanje, a joint venture between Smith Electric Vehicles and FDG Electric Vehicles Ltd. (HK: 729HK); and from 2011 to 2015, she served as the Chief Marketing Officer and

Head of Business Development and Government Affairs for Smith Electric Vehicles. In 2018, she was a founder of In-Charge, an electric vehicle infrastructure solutions provider. Ms. Strand has also served in various management and executive roles at medical device, biotech and digital health firms. Ms. Strand is a named inventor with seven issued patents. Ms. Strand holds a B.Sc. in Communications and an MBA in Marketing from the University of Tennessee. We believe Ms. Strand is well-qualified to serve as a member of the board due to her business leadership, her contacts in and knowledge of the EV industry and her public company experience.

Kenji Yodose will become a member of the board of directors of PubCo upon the consummation of the Business Combination. Mr. Yodose has been designated for appointment as a director by TTC, a significant shareholder of Nuvve prior to the Business Combination and of PubCo after the Business Combination, pursuant to an agreement between TTC and PubCo. He has served as a member of Nuvve’s board of directors since May 2019. Mr. Yodose also has served in various roles at TTC since October 2017, including as a Group Leader in charge of V2G since April 2020, as a Project Manager in charge of V2G from April 2019 until March 2020, and as a Project Manager in charge of investing in hydro and wind fields, from October 2017 until March 2019. In his current role, Mr. Yodose is directly responsible for strategy, new business development and key V2G/electrification projects within TTC. Previously, from October 2015 to September 2017, Mr. Yodose held the position of Senior Vice President at Eurus Energy Uruguay, where he was directly responsible for developing South American strategy and the formation of the Uruguay country office operations. From 2012 to September 2015, Mr. Yodose also held a key role within Eurus Energy Holdings Planning Department, where he supported business expansion and investment into numerous IPP projects totaling over $1 billion. Mr. Yodose also served in Japan and Europe from 2006 to 2012 in key accounting management roles for TTC focused on J-SOX Act control procedure implementation, hedging currency risks and tax management. Mr. Yodose holds a Bachelor’s Degree in Business Administration from Ritsumeikan University in Singa, Japan. We believe Mr. Yodose is well-qualified to serve as a member of the board due to his experience with Nuvve, his extensive experience in electrification projects and his operational, administrative and other business acumen.

Family Relationships

There are no familial relationships among the PubCo’s nominated directors and executive officers.

Board Composition

The combined company’s business and affairs will be organized under the direction of PubCo’s board of directors. We anticipate that the board of directors will consist of seven members upon consummation of the Business Combination. Gregory Poilasne will serve as Chairman of the Board. The primary responsibilities of the board of directors will be to provide oversight, strategic guidance, counseling, and direction to Nuvve’s management. The board of directors will meet on a regular basis and additionally as required.

In accordance with PubCo’s amended and restated certificate of incorporation, the board of directors will be divided into three classes, Class A, Class B and Class C, with members of each class serving staggered three-year terms. If nominees identified in this proxy statement/prospectus are elected as directors, PubCo anticipates the directors will be assigned to the following classes:

•        Class A will consist of Richard Ashby and [•], whose terms will expire at PubCo’s 2022 annual meeting of stockholders to be held after consummation of the Business Combination;

•        Class B will consist of Angela Strand and [•], whose terms will expire at PubCo’s 2023 annual meeting of stockholders to be held after consummation of the Business Combination; and

•        Class C will consist of Gregory Poilasne, Ted Smith and Kenji Yodose, whose terms will expire at PubCo’s 2024 annual meeting of stockholders to be held after consummation of the Business Combination.

At each annual meeting of stockholders to be held after the initial classification, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election and until their successors are duly elected and qualified. This classification of the board of directors of PubCo may have the effect of delaying or preventing changes in PubCo’s control or management.

Director Independence

As a result of its common stock being listed on the Nasdaq following consummation of the Business Combination, PubCo will adhere to the listing rules of the Nasdaq in affirmatively determining whether a director is independent. PubCo’s board of directors has consulted, and will consult, with its counsel to ensure that the board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. The Nasdaq listing standards generally define an “independent director” as a person, other than an executive officer of a company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Upon consummation of the Business Combination, the PubCo’s board is expected to determine that each of the directors other than Gregory Poilasne and Ted Smith will qualify as independent directors as defined under the listing rules of the Nasdaq, and PubCo’s board will consist of a majority of independent directors, as defined under the rules of the SEC and Nasdaq Listing Rules relating to director independence requirements. In addition, PubCo will be subject to the rules of the SEC and Nasdaq relating to the membership, qualifications, and operations of the audit committee, the compensation committee, and the nominating and corporate governance committee, as discussed below.

Board Oversight of Risk

Upon the consummation of the Business Combination, one of the key functions of the combined company’s board of directors will be informed oversight of its risk management process. The board of directors does not anticipate having a standing risk management committee, but rather anticipates administering this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, PubCo’s board of directors will be responsible for monitoring and assessing strategic risk exposure and PubCo’s audit committee will have the responsibility to consider and discuss the combined company’s major financial risk exposures and the steps its management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee will also monitor compliance with legal and regulatory requirements. PubCo’s compensation committee will also assess and monitor whether PubCo’s compensation plans, policies and programs comply with applicable legal and regulatory requirements.

Board Committees

Effective upon the consummation of the Business Combination, PubCo will establish an audit committee, a compensation committee and a nominating and corporate governance committee. The PubCo’s board of directors will adopt a written charter for each of these committees, which will comply with the applicable requirements of current Nasdaq Listing Rules. Copies of the charters for each committee will be available on the investor relations portion of Nuvve’s website upon consummation of the Business Combination. The composition and function of each committee will comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC rules and regulations.

Audit Committee

Upon consummation of the Business Combination, the members of the audit committee are expected to be [•], [•] and [•]. PubCo’s board of directors is expected to determine that each of the members of the audit committee will be an “independent director” as defined by, and will meet the other requirements of, the Nasdaq Listing Rules applicable to members of an audit committee and Rule 10A-3(b)(i) under the Exchange Act, including that each member of the audit committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, the board of directors examined each audit committee member’s scope of experience and the nature of their prior and current employment. The audit committee will meet on at least a quarterly basis. Both the combined company’s independent registered public accounting firm and management intend to periodically meet privately with PubCo’s audit committee.

The audit committee will assist the board of directors in monitoring the integrity of the combined company’s financial statements, its compliance with legal and regulatory requirements, and the independence and performance of its internal and external auditors. The audit committee’s principal functions will include:

•        reviewing PubCo’s annual audited financial statements with management and Nuvve’s independent auditor, including major issues regarding accounting principles, auditing practices and financial reporting that could significantly affect financial statements;

•        reviewing quarterly financial statements with management and the independent auditor, including the results of the independent auditor’s reviews of the quarterly financial statements;

•        recommending to the PubCo’s board of directors the appointment of, and continued evaluation of the performance of, independent auditors;

•        approving the fees to be paid to the independent auditor for audit services and approving the retention of independent auditors for non-audit services and all fees for such services;

•        reviewing periodic reports from the independent auditor regarding the auditor’s independence, including discussion of such reports with the auditor;

•        reviewing the adequacy of the overall control environment, including internal financial controls and disclosure controls and procedures; and

•        reviewing with our management and legal counsel legal matters that may have a material impact on financial statements or compliance policies and any material reports or inquiries received from regulators or governmental agencies.

Audit Committee Financial Expert

The PubCo’s board of directors is expected to determine that [•] qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq Listing Rules. In making this determination, it is expected that the PubCo’s board of directors will consider [•]’s formal education and previous experience in financial roles.

Compensation Committee

Upon consummation of the Business Combination, the members of the compensation committee are expected to be [•], [•] and [•]. PubCo’s board of directors is expected to determine that each of the members will be an “independent director” as defined by the Nasdaq Listing Rules applicable to members of a compensation committee. The board of directors is expected to determine that each of the members of the compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and will satisfy the independence requirements of the Nasdaq. The compensation committee will meet from time to time to consider matters for which approval by the committee is desirable or is required by law.

The compensation committee is responsible for establishing the compensation of senior management, including salaries, bonuses, termination arrangements, and other executive officer benefits as well as director compensation. The compensation committee also administers Nuvve’s equity incentive plans. The compensation committee may also, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by the Nasdaq and the SEC.

Nominating and Corporate Governance Committee

Upon consummation of the Business Combination, the members of the nominating and corporate governance committee are expected to be [•], [•] and [•]. PubCo’s board of directors is expected to determine that each of the members will be an “independent director” as defined by the Nasdaq Listing Rules applicable to members of a nominating committee. The nominating and corporate governance committee will meet from time to time to consider matters for which approval by the committee is desirable or is required by law.

The nominating and corporate governance committee will be responsible for overseeing the selection of persons to be nominated to serve on PubCo’s board of directors. The nominating and corporate governance committee also will be responsible for developing a set of corporate governance policies and principles and recommending to the PubCo’s board of directors any changes to such policies and principles.

Guidelines for Selecting Director Nominees

The nominating committee will consider persons identified by its stockholders, management, investment bankers and others. The guidelines for selecting nominees, which are specified in the nominating and corporate governance committee charter, generally provide that persons to be nominated:

•        should have demonstrated notable or significant achievements in business, education or public service;

•        should possess the requisite intelligence, education and experience to make a significant contribution to PubCo’s board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•        should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on PubCo’s board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee will not distinguish among nominees recommended by stockholders and other persons.

In addition, TTC, a significant shareholder of Nuvve prior to the Business Combination and of PubCo after the Business Combination, will have the right to designate one member of our board of director for appointment or election as a director for so long as TTC continues to own a specified percentage of the outstanding PubCo common stock. Subject to certain exceptions, PubCo will agree to appoint the designee as a director and include the designee in management’s slate of director nominees. Mr. Yodose will be TTC’s initial designee.

Code of Ethics

PubCo will adopt a new code of ethics that applies to all of its directors, officers and employees. Upon consummation of the Business Combination a copy of Nuvve’s code of ethics will be available on its website. Nuvve also intends to disclose future amendments to, or waivers of, its code of ethics, as and to the extent required by SEC regulations, on its website.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee was at any time one of Nuvve’s officers or employees. None of Nuvve’s executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that will serve as a member of PubCo’s board of directors or compensation committee.

Shareholder and Interested Party Communications

Prior to the consummation of the Business Combination, Newborn’s board of directors did not provide a process for shareholders or other interested parties to send communications to the Newborn’s board of directors because management believed that it was premature to develop such processes given the limited liquidity of Newborn’s ordinary shares at that time. However, following the Business Combination, stockholders and interested parties may communicate with PubCo’s board of directors, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of Nuvve Holding Corp., 2468 Historic Decatur Rd., Suite 200, San Diego, California 92106. Each communication will be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all non-management directors.

Limitations of Liability and Indemnification of Directors and Officers

The Delaware General Corporation Law authorizes corporations to limit or eliminate, subject to certain conditions, the personal liability of directors to corporations and their stockholders for monetary damages for breach of their fiduciary duties. PubCo’s amended and restated certificate of incorporation will limit the liability of our directors to the fullest extent permitted by Delaware law.

PubCo proposes to purchase director and officer liability insurance to cover liabilities its directors and officers may incur in connection with their services to the combined company, including matters arising under the Securities Act. PubCo’s amended and restated certificate of incorporation and by-laws also will provide that PubCo will indemnify its directors and officers to the fullest extent permitted by Delaware law. PubCo’s amended and restated by-laws will further provide that PubCo will indemnify any other person whom it has the power to indemnify under Delaware law. In addition, PubCo intends to enter into customary indemnification agreements with each of our officers and directors.

There is no pending litigation or proceeding involving any of PubCo’s directors, officers, employees or agents in which indemnification will be required or permitted. PubCo is not aware of any threatened litigation or proceedings that may result in a claim for such indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling the combined company, PubCo has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

CURRENT DIRECTORS, EXECUTIVE OFFICERS AND
CORPORATE GOVERNANCE OF NEWBORN

Current Directors and Executive Officers of Newborn

Newborn’s current directors and executive officers, their ages and positions are as follows:

Name	Age	Position
Wenhui Xiong	39	Chairman, Chief Executive Officer and Director
Jianjun Nie	37	Chief Financial Officer and Director
H. David Sherman	71	Independent Director
Jianzhong Lu	65	Independent Director
Li Wan	51	Independent Director

Below is a summary of the business experience of each Newborn’s current executive officers and directors:

Wenhui Xiong has served as Newborn’s Chairman and Chief Executive Officer and as a member of Newborn’s board of directors since its inception in April 2019. Mr. Xiong has over eight years of experience in equity investment management and thirteen years of experience in financial management. Mr. Xiong has extensive experience in equity investment, corporate strategy development, finance and acquisition, business operations and financial management. Mr. Xiong has served as Chief Executive Officer of Shanghai Jiusongshanhe Equity Investment Fund Management Co., Ltd., since May 2016. Mr. Xiong served as a fund manager at Ningsheng Financial Information Service (Shanghai) Co. Ltd. from December 2015 to April 2016, and as a deputy general manager at Shanghai Longde Equity Investment Fund Management Co. Ltd. from November 2013 to November 2014. From November 2014 to December 2015, Mr. Xiong served as Chief Executive Officer of Shanghai Juncheng Equity Investment Fund Management Co., Ltd. From November 2012 to November 2013, he served as Vice President of Shanghai Yirong Equity Investment Fund Management Co., Ltd. From June 2012 to November 2012, Mr. Xiong served as Investment Director of Shanghai Guodu Equity Investment Fund Management Co., Ltd. From June 2011 to June 2012, Mr. Xiong served as Investment Director of Xiaolei Precise Instrument Shanghai Co., Ltd. From June 1998 to July 2011, Mr. Xiong served as Financial Controller of Shanghai Chuanqi Foods Co., Ltd. Mr. Xiong studied business administration at East China University of Science and Technology and graduated in 2007.

Jianjun Nie has served as Newborn’s Chief Financial Officer and as a member of its board of directors since June 2019. Mr. Nie’s experience includes financial management, strategy implementation, business operation, sales and customer relationship maintenance. Mr. Nie has served as Chief Financial Officer of Shanghai Jiusongshanhe Equity Investment Fund Management Co., Ltd. since October 2017. From February 2005 to October 2017, Mr. Nie served as Regional Sales Manager of Northeast Region of China of Changsha Zoomlian Firefighting Equipment Co., Ltd, a national firefighting equipment manufacturer and distributor in China.

H. David Sherman, MBA, DBA, CPA has served as an Independent Director of Newborn since September 2019. Professor Sherman has been a professor at Northeastern University since 1985, specializing in, among other areas, financial and management accounting, global financial statement analysis and contemporary accounting issues. Professor Sherman has served as Trustee and Chair of Finance Committee for American Academy of Dramatic Arts, the oldest English language acting school in the world, since January 2014, and as Board member and Treasurer for D-Tree International, a non-profit organization that develops and supports electronic clinical protocols to enable health care workers worldwide to deliver high quality care since July 2010. Professor Sherman served on the board and as audit committee chair for Dunxin Financial Holdings Ltd. (AMEX: DXF) from January 2018 to August 2019, Kingold Jewelry Inc. (NASDAQ: KGJI) from February 2011 to May 2016, China HGS Real Estate Inc. (NASDAQ: HGSH) from January 2010 to August 2012, Agfeed Corporation from January 2012 to November 2014, and China Growth Alliance, Ltd., a business acquisition company formed to acquire an operating business in China, from 2007 through 2008. Professor Sherman was previously on the faculty of the Sloan School of Management at Massachusetts Institute of Technology (MIT) and also, among other academic appointments, held an adjunct professorship at Tufts Medical School and was a visiting professor at Harvard Business School (2015). From 2004 to 2005, Professor Sherman was an Academic Fellow at the U.S. Securities and Exchange Commission in the Division of Corporate Finance’s Office of Chief Accountant. Professor Sherman received his A.B. in Economics from Brandeis University and both an MBA and doctoral degrees from Harvard Business School. He is a Certified Public Accountant and previously practiced with Coopers & Lybrand. Professor Sherman’s research has been published in management and academic journals including Harvard Business Review, Sloan Management Review, Accounting Review and European Journal of Operations Research.

Jinzhong Lu has served as an Independent Director of Newborn since August 2019. Mr. Lu has served as certified public accountant in Dahua Certified Public Accountants Co., Ltd. since October 2016. From June 2014 to September 2016, Mr. Lu was a Partner of Zhongxinghua Accounting Firm. From October 2013 to May 2014, Mr. Lu served as Marketing Director of Shanghai branch of Daxin Accounting Firm. From July 2012 to September 2013, Mr. Lu served as Partner of Shanghai De’an Accounting Firm. From September 1997 to June 2012, Mr. Lu served as a Partner in the Audit Department of Pricewaterhousecoopers Zhongtian Accounting Firm. From September 1986 to August 1997, Mr. Lu served as a Lecturer and Associate Professor in the Finance and Accounting Department of Shanghai Maritime University. From December 1982 to August 1986, Mr. Lu worked as Accountant of financial department of Shanghai Daily Hardware Industry Company. Mr. Lu was an external expert of Asset Securitization Research Group of the Development Research Center of the State Council of PRC from August 2016 to October 2017, and a member of the expert group of the Evaluation and Assessment of Economic Indicators of State-owned Enterprises at the Ministry of Finance of PRC from October 2014 to May 2015. Mr. Lu has extensive experience working with listed companies, including auditing, internal control, risk management and budget management. Mr. Lu is a Certified Public Account of China. Mr. Lu received his bachelor’s degree in accounting from Shanghai University of Finance and Economics in 1982.

Li Wan has served as an Independent Director of Newborn since May 2019. Ms. Wan has over twenty years of working experiences in various industries, including the private equity investment, corporate financial management and professional accounting firm. Since January 2016, Ms. Wan has been Partner of Shenzhen Zhuoyuan Capital Co., Ltd., a Shenzhen-based independent private equity investment firm focused on capital investments in companies in various industries with significant operations in Greater China. From August 2014 until June 2015, Ms. Wan was the Chief Financial Officer and Corporate Secretary of Deyu Agriculture Corp., a vertically integrated producer, processor, marketer and distributor of organic and other agricultural products made from corn and grains operating in Shanxi Province in China. From July 2011 through August 2014, Ms. Wan served as the Financial Controller for Deyu Agriculture Corp. Prior thereto, Ms. Wan worked as an Associate Director at KTO Corporate Finance Co. Ltd., during which time she participated in a number of cross-border transactions. From October 2004 to June 2009, Ms. Wan worked for Deloitte & Touche Financial Advisory Services Limited as an M&A Transaction Service Manager. From January 1992 until September 2004, Ms. Wan worked at three accounting firms, most recently as an Audit Senior Associate at Deloitte Touche Tohmatsu CPA Ltd Shenzhen Branch. Ms. Wan studied mechanical manufacture & equipment design at Wuhan Broadcasting and Television University, China from and graduated in 1989. She also studied for the course of the Association of Chartered Certified Accountants at Emile Woolf Colleges, London, United Kingdom from 2000 to 2003. She is a fellow of Association of Chartered Certified Accountants and passed all the examinations of Certified Public Accountants of China.

Director Independence

Nasdaq requires that a majority of our board must be composed of “independent directors.” Currently, H. David Sherman, Jianzhong Lu and Li Wan would each be considered an “independent director” under the Nasdaq listing rules, which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

We will only enter into a business combination if it is approved by a majority of our independent directors. Additionally, we will only enter into transactions with our officers and directors and their respective affiliates that are on terms no less favorable to us than could be obtained from independent parties. Any related-party transactions must also be approved by our audit committee and a majority of disinterested independent directors.

Board Committees

The Board has a standing audit, nominating and compensation committee. The independent directors oversee director nominations. Each audit committee and compensation committee has a charter, which was filed with the SEC as exhibits to the Registration Statement on Form S-1 on February 13, 2020.

Audit Committee

The Audit Committee represents and assists the Board in the oversight and monitoring of: Newborn’s accounting and financial reporting processes and the audits of Newborn’s financial statements; the integrity of Newborn’s financial statements; Newborn’s internal accounting and financial controls; and Newborn’s compliance with legal and regulatory requirements, and the independent auditors’ qualifications, independence and performance.

The members of the Audit Committee are Jianzhong Lu, H. David Sherman and Li Wan, each of whom is an independent director under Nasdaq listing standards. Jianzhong Lu is the Chairperson of the audit committee.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under Nasdaq listing standards. Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. Newborn’s board of directors has determined that Jianzhong Lu qualified as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Nominating Committee

The Nominating Committee is responsible for overseeing the selection of persons to be nominated to serve on our Board. Specifically, the Nominating Committee makes recommendations to the Board regarding the size and composition of the Board, establishes procedures for the director nomination process and screens and recommends candidates for election to the Board. On an annual basis, the Nominating Committee recommends for approval by the Board certain desired qualifications and characteristics for board membership. Additionally, the Nominating Committee establishes and administers a periodic assessment procedure relating to the performance of the Board as a whole and its individual members. The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Board. The Nominating Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The Nominating Committee does not distinguish among nominees recommended by shareholders and other persons.

The members of the Nominating Committee are Jianzhong Lu, H. David Sherman and Li Wan, each of whom is an independent director under Nasdaq listing standards. Jianzhong Lu is the Chairperson of the Nominating Committee.

Compensation Committee

The Compensation Committee reviews annually Newborn’s corporate goals and objectives relevant to the officers’ compensation; evaluates the officers’ performance in light of such goals and objectives; determines and approves the officers’ compensation level based on this evaluation; makes recommendations to the Board regarding approval, disapproval, modification, or termination of existing or proposed employee benefit plans; makes recommendations to the Board with respect to non-CEO and non-CFO compensation; and administers Newborn’s incentive-compensation plans and equity-based plans. The Compensation Committee has the authority to delegate any of its responsibilities to subcommittees as it may deem appropriate in its sole discretion. The chief executive officer of Newborn may not be present during voting or deliberations of the Compensation Committee with respect to his compensation. Newborn’s executive officers do not play a role in suggesting their own salaries. Neither Newborn nor the Compensation Committee has engaged any compensation consultant who has a role in determining or recommending the amount or form of executive or director compensation.

Notwithstanding the foregoing, as indicated above, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing shareholders, including our directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination.

Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

The members of the Compensation Committee are Jianzhong Lu, H. David Sherman and Li Wan, each of whom is an independent director under Nasdaq listing standards. Jianzhong Lu is the Chairperson of the Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our ordinary shares and other equity securities. These executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms filed by such reporting persons.

As we were not public in 2019, no person had any filing requirements pursuant to Section 16(a).

Code of Ethics

We adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Newborn Named Executive Officer and Director Compensation

No executive officer or director of Newborn has received any cash compensation for services rendered to the company. No compensation of any kind, including finders, consulting or other similar fees, will be paid to any of Newborn’s existing initial shareholders, including its directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, such individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on Newborn’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than Newborn’s board of directors and audit committee, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

After the completion of our initial business combination, directors or members of Newborn’s management team who remain with the combined company may be paid consulting, management or other fees from the combined company. Any compensation to be paid to Newborn’s executive officers or directors will be determined by a compensation committee constituted solely of independent directors.

Newborn is not party to any agreements with its executive officers and directors that provide for benefits upon termination of employment.

Nuvve Named Executive Officer and Director Compensation

To achieve Nuvve’s goals, Nuvve has designed its compensation and benefits program to attract, retain, incentivize and reward qualified executives who share its philosophy and demonstrate a strong desire to work towards achieving its goals. Nuvve believes its compensation program should promote its success and align executive incentives with the long-term interests of its stockholders. Nuvve’s current compensation programs reflect its startup origins in that they consist primarily of salary and bonuses, as well as awards of stock options.

Nuvve’s board of directors, with input from its Chief Executive Officer, has historically determined the compensation for Nuvve’s named executive officers. For the year ended December 31, 2019, Nuvve’s named executive officers were Gregory Poilasne, Chief Executive Officer, and Ted Smith, Chief Operating Officer.

This section provides an overview of Nuvve’s executive compensation, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.

Summary Compensation Table

The following table sets forth information concerning the compensation of the named executive officers for the year ended December 31, 2019.

	Year	Salary ($)	Bonus ($)	Total ($)
Gregory Poilasne, Chief Executive Officer	2019	$276,000	$—	$276,000
Ted Smith, Chief Operating Officer	2019	227,500	27,500	255,000

Narrative Disclosure to Summary Compensation Table

For 2019, the compensation program for Nuvve’s named executive officers consisted of base salary and incentive compensation delivered in the form of cash bonuses. Base salary is set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance. Cash bonuses are also set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance, subject to any employment or similar agreement with the executive.

Nuvve provides benefits to its named executive officers on the same basis as provided to all of its employees, including health, dental and vision insurance; life and disability insurance; and a tax-qualified Section 401(k) plan for which no match by Nuvve is provided. In 2019, Nuvve did not maintain any executive-specific benefit or perquisite programs.

Gregory Poilasne Offer Letter

Mr. Poilasne serves as Nuvve’s Chief Executive Officer pursuant to an offer letter dated July 1, 2017. Under the offer letter, Mr. Poilasne earns base salary at a rate of $276,000 per year. In addition, Mr. Poilasne is eligible to receive an annual bonus based on the achievement of criteria as approved by Nuvve’s board of directors with a target equal to 100% of his annual base salary. In connection with the entry into the offer letter, Mr. Poilasne also was granted an option to purchase 350,000 shares of Nuvve common stock at an exercise price of $0.27 per share, which vests in equal monthly installments over a five-year period.

If Mr. Poilasne is terminated without “cause,” then he will continue to receive his base salary for the ensuing 18 months at the rate then in effect in accordance with Nuvve’s standard payroll procedures. If Mr. Poilasne is terminated without “cause” or resigns for “good reason” within 12 months after Nuvve is subject to change in control, then the vested percentage of the option described in the preceding paragraph will be determined by adding 12 months to the actual period of service completed by him. “Cause” means, among other things, his unauthorized use or disclosure of confidential information or trade secrets, which causes material harm to Nuvve, his material breach of any agreement with Nuvve, his material failure to comply with Nuvve’s written policies, his conviction of, or plea of guilty or no contest to, a felony, his gross negligence or willful misconduct in the execution of his duties, his continuing failure to perform assigned duties, or his failure to cooperate in good faith with a governmental or internal investigation of Nuvve or its directors, officers or employees. “Good reason” means a reduction in his base salary by more than 40%, a material diminution of his authority, duties or responsibilities, or a relocation of his principal workplace by more than 50 miles.

Ted Smith Offer Letter

Mr. Smith serves as Nuvve’s Chief Operating Officer pursuant to an offer letter dated December 16, 2016. Under the offer letter, Mr. Smith earned base salary at a rate of $227,500 per year for 2019, which was increased to $260,000 for 2020. In addition, Mr. Smith is eligible to receive an annual bonus based on the achievement of criteria as approved by Nuvve’s board of directors with a target equal to 100% of his annual base salary. In connection with the entry into the offer letter, Mr. Smith also was granted an option to purchase 660,000 shares of Nuvve common stock at an exercise price of $0.27 per share, which vests as to 25% of the shares on the anniversary of the grant date and thereafter vests as to the remaining 75% of the shares monthly in equal installments over a three year period. During the term of his employment, Mr. Smith has been granted additional option awards by Nuvve, as described below under “Outstanding Equity Awards Table” and in the narrative disclosure to the table.

If Mr. Smith is terminated without “cause,” then he will continue to receive his base salary for the ensuing 12 months at the rate then in effect in accordance with Nuvve’s standard payroll procedures. If Mr. Smith is terminated without “cause” or resigns for “good reason” within 12 months after Nuvve is subject to change in control, then the vested percentage of the option described in the preceding paragraph will be determined by adding 12 months to the actual period of service completed by him. “Cause” means, among other things, his unauthorized use or disclosure of confidential information or trade secrets, which causes material harm to Nuvve, his material breach of any agreement with Nuvve, his material failure to comply with Nuvve’s written policies, his conviction of, or plea of guilty or no contest to, a felony, his gross negligence or willful misconduct in the execution of his duties, his continuing failure to perform assigned duties, or his failure to cooperate in good faith with a governmental or internal investigation of Nuvve or its directors, officers or employees. “Good reason” means a reduction in his base salary by more than 40%, a material diminution of his authority, duties or responsibilities, or a relocation of his principal workplace by more than 50 miles.

Retirement Benefits

Nuvve provides a tax-qualified Section 401(k) plan for all employees, including the named executive officers. Nuvve does not provide a match for participants’ elective contributions to the 401(k) plan, nor does Nuvve provide to employees, including its named executive officers, any other retirement benefits, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans and nonqualified defined contribution plans.

Outstanding Equity Awards Table

The following table presents information regarding outstanding equity awards held by Nuvve’s named executive officers as of December 31, 2019.

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Gregory Poilasne	7/1/2017	169,167	(1)	180,833	0.27	6/30/2027
Ted Smith	9/25/2015	100,000	(2)	0	0.27	9/24/2025
Ted Smith	7/1/2017	398,750	(3)	261,250	0.27	6/30/2027

____________

(1)      Option vests monthly in equal installments over a five year period.

(2)      Option vests in its entirety on the date of grant.

(3)      Option vests as to 25% of the shares on the anniversary of the grant date and thereafter vests as to the remaining 75% of the shares monthly in equal installments over a three year period.

Narrative Disclosure to Outstanding Equity Awards Table

Subsequent to December 31, 2019, on August 11, 2020, Nuvve granted Mr. Smith an option to purchase 500,000 shares of Nuvve common stock at an exercise price of $0.29 per share, which vests as to 25% of the shares on the anniversary of the grant date and thereafter vests as to the remaining 75% of the shares monthly in equal installments over a three year period.

Equity Incentive Plan and Stock Option Awards

Nuvve’s board of directors adopted, and its stockholders approved, the 2010 Equity Incentive Plan (the “Nuvve Plan”) in 2010. The Nuvve Plan has been periodically amended in order to increase the number of shares of Nuvve common stock available for issuance under the Nuvve Plan. Pursuant to the Merger Agreement, the Nuvve Plan and the options granted thereunder will be adopted and assumed by PubCo upon the closing of the Business Combination, but the Nuvve Plan will be amended so that no further awards may be granted thereunder.

The Nuvve Plan permits the grant of incentive stock option (“ISO”), non-qualified stock option (“NSO”), stock appreciation right (“SAR”), restricted stock and restricted stock unit (“RSU”) awards. ISOs may be granted only to Nuvve’s employees and to any of Nuvve’s parent or subsidiary corporation’s employees. NSOs, SARs, restricted stock and RSUs may be granted to employees and consultants of Nuvve and its affiliates and to members of Nuvve’s board of directors.

As of September 30, 2020, stock options to purchase 6,073,437 shares of Nuvve’s common stock with a weighted-average exercise price of approximately $0.28 per share, and no other awards, were outstanding under the Nuvve Plan as of September 30, 2020. A total of 551,563 shares remain reserved for grant under the Nuvve Plan.

Administration.    Nuvve’s board of directors (or a committee delegated by the board of directors) administers the Nuvve Plan. Subject to the terms of the Nuvve Plan, the administrator has the power to, among other things, determine which of the persons eligible under the Nuvve Plan will be granted awards, when and how each award will be granted, what type or combination of types of award will be granted, the provisions of each award, and the number of shares with respect to which an award will be granted, to construe and interpret the terms of the Nuvve Plan and awards granted thereunder, to accelerate the time at which awards may be exercised or vest, and to amend the Nuvve Plan.

Options and SARs.    No option or SAR generally shall be exercisable after the expiration of ten years from the date of its grant or such shorter period specified in the award agreement. The exercise price per share of an option or SAR granted under the Nuvve Plan generally must be at least 100% of the fair market value per share of Nuvve’s common stock on the grant date. Subject to the provisions of the Nuvve Plan, including provisions that apply in absence of a specification in the award agreement, the administrator determines the other terms of option or SAR, including any restrictions on transfer, any vesting and exercisability requirements, the method of payment of the option exercise price, the expiration date, and the period following termination of service during which options and SARs may remain exercisable. Certain of the options granted by Nuvve include, and future options granted by Nuvve prior to the Business Combination may include, a provision whereby the participant may elect at any time before the participant’s service terminates to exercise the option as to any part or all of the shares subject to the option prior to the full vesting of the option. Subject to certain limitations, any unvested shares so purchased would be subject to a repurchase right in favor of Nuvve.

Restricted Stock and RSUs.    Each restricted stock and RSU award shall be in such form and shall contain such terms and conditions as Nuvve’s board of directors shall deem appropriate. Subject to the provisions of the Nuvve Plan, including provisions that apply in absence of a specification in the award agreement, the administrator determines the other terms of the restricted stock or RSU, including the amount and form of the consideration, if any, to be paid by the participant, the vesting and forfeiture provisions, any restrictions on transfer, and any rights to receive dividends or dividend equivalents.

Changes to Capital Structure.    In the event of certain changes to Nuvve’s capital structure, such as a merger, consolidation, reorganization, recapitalization, non-cash dividends, large nonrecurring dividends, liquidating dividend, exchange of shares, stock dividend, stock split, reverse stock split or similar equity restructuring transaction, the administrator will appropriately and proportionately adjust (i) the class and maximum number of securities subject to the Nuvve Plan, (ii) the class and maximum number of securities that may be issued pursuant to the exercise of ISOs, and (iii) the class and number of securities and price per share of stock subject to outstanding awards. In the event of a corporate transaction (as defined in the Nuvve Plan), the administrator may (and in the case of the Business Combination, will) arrange for the acquiring corporation to assume or continue the awards under the plan. In the event of a change in control (as defined in the Nuvve Plan), an award may be subject to additional acceleration of vesting and exercisability as provided in the award agreement or in any other agreement between Nuvve and the participant.

Plan Termination.    The administrator may suspend or terminate the Nuvve Plan at any time. Unless earlier terminated, the Nuvve Plan will terminate on July 1, 2021.

Director Compensation

Nuvve currently has no formal arrangements under which directors receive compensation for their service on Nuvve’s board of directors or its committees. Messrs. Poilasne and Smith do not receive additional compensation for their services as a director. None of Nuvve’s current directors, other than Messrs. Poilasne and Smith and Mr. Yodose, will serve as directors following the consummation of the Business Combination.

Nuvve Executive Officer and Director Compensation Following the Business Combination

Following the consummation of the Business Combination, PubCo intends to develop an executive compensation program and a director compensation program, each of which will be designed to align compensation with the combined company’s business objectives and the creation of stockholder value, while enabling PubCo to attract, retain, incentivize and reward individuals who contribute to the long-term success of the combined company.

Executive Compensation

The policies of PubCo with respect to the compensation of its executive officers following the Business Combination are expected to be administered by the board of directors of PubCo in consultation with its compensation committee. PubCo may also rely on data and analyses from third parties, such as compensation consultants, in connection with its compensation programs. PubCo intends to design and implement programs to provide for compensation that is sufficient to attract, motivate and retain executives of the combined company and potential other individuals and to establish an appropriate relationship between executive compensation and the creation of stockholder value.

It is expected that, upon consummation of the Business Combination, Mr. Poilasne and Mr. Smith will enter into new employment agreements providing for them to serve as Chairman of the Board and Chief Executive Officer and as President and Chief Operating Officer, respectively.

Mr. Poilasne’s agreement is expected to have a term of three years. Under the agreement, Mr. Poilasne is expected (i) to earn base salary at a rate of $500,000 per year, (ii) to be eligible to receive an annual bonus based on key performance indicators established by the compensation committee with a target equal to 100% of his base salary,

(iii) to be eligible to receive a bonus of up to $100,000 per year at the discretion of the compensation committee, and (iv) to receive a signing bonus of $50,000. In addition, Mr. Poilasne will receive a grant of options to 600,000 shares of PubCo’s common stock and a grant of restricted stock with a value of $600,000. PubCo will reimburse Mr. Poilasne for the costs of his automobile lease (up to a maximum of $1,500 per month) and his mobile phone. Furthermore, Mr. Poilasne will receive approximately $1,000,000 in compensation in respect of his services to Nuvve in prior years, which will become payable in connection with the successful completion of the Business Combination.

If Mr. Poilasne is terminated without “cause,” it is expected that he will continue to receive his then current base salary for the ensuing 18 months at the rate then in effect in accordance with PubCo’s standard payroll procedures and will continue to receive health insurance benefits during such period. If Mr. Poilasne is terminated without “cause” or resigns for “good reason” within 12 months after Nuvve is subject to change in control, he will receive a severance payment equal to four times his then current base salary in one lump sum.

Mr. Smith’s agreement is expected to have a term of three years. Under the agreement, Mr. Smith is expected (i) to earn base salary at a rate of $425,000 per year, (ii) to be eligible to receive an annual bonus based on key performance indicators established by the compensation committee with a target equal to 100% of his base salary, (iii) to be eligible to receive a bonus of up to $75,000 per year at the discretion of the compensation committee, and (iv) to receive a signing bonus of $50,000. In addition, Mr. Smith will receive a grant of options to 350,000 shares of PubCo’s common stock and a grant of restricted stock with a value of $350,000. PubCo will reimburse Mr. Smith for the costs of his automobile lease (up to a maximum of $1,200 per month) and his mobile phone. Furthermore, Mr. Smith will receive approximately $260,000 in compensation in respect of his services to Nuvve in prior years, which will become payable in connection with the successful completion of the Business Combination.

If Mr. Smith is terminated without “cause,” it is expected that he will continue to receive his then current base salary for the ensuing 18 months at the rate then in effect in accordance with PubCo’s standard payroll procedures and will continue to receive health insurance benefits during such period. If Mr. Smith is terminated without “cause” or resigns for “good reason” within 12 months after Nuvve is subject to change in control, he will receive a severance payment equal to three times his then current base salary in one lump sum.

Director Compensation

It is anticipated that, in connection with the Business Combination, the compensation committee of PubCo’s board of directors will determine the annual compensation to be paid to the non-employee members of PubCo’s board of directors. PubCo intends to develop a board of directors’ compensation program that is designed to align compensation with the combined company’s business objectives and the creation of stockholder value. PubCo’s board of directors expects to review non-employee director compensation periodically to ensure that such compensation remains competitive and enables the combined company to recruit and retain qualified directors.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding (i) the actual beneficial ownership of Newborn’s ordinary shares as of December 15, 2020, prior to consummation of the Business Combination, and (ii) the estimated beneficial ownership of shares of PubCo’s common stock, immediately following the consummation of the Business Combination, by:

•        each person known by Newborn to be the beneficial owner of more than 5% of Newborn’s outstanding ordinary shares on December 15, 2020 or estimated by Newborn to be the beneficial owner of more than 5% of shares of PubCo’s common stock immediately following the consummation of the Business Combination;

•        each of Newborn’s current executive officers and directors;

•        all of Newborn’s current executive officers and directors as a group;

•        each person who will become an executive officer or a director of PubCo immediately following the consummation of the Business Combination; and

•        all of the executive officers and directors of PubCo as a group immediately following the consummation of the Business Combination.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

At any time prior to the annual meeting, during a period when they are not then aware of any material nonpublic information regarding Newborn or its securities, the Sponsor, Newborn’s officers and directors, Nuvve or Nuvve’s stockholders and/or their respective affiliates may purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the business combination proposal, or execute agreements to purchase shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire Newborn ordinary shares or vote their shares in favor of the business combination proposal or not elect to convert their shares into a pro rata portion of the trust account. The purpose of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirement that the holders of a majority of the shares entitled to vote at the annual meeting to approve the business combination proposal vote in its favor and that the conditions to the closing of the Business Combination (such as the condition that PubCo’s common stock be listed on the Nasdaq) otherwise will be met, where it appears that such requirements or conditions would otherwise not be met, and to maximize the net proceeds available to PubCo from the trust account following the consummation of the Business Combination. While the exact nature of any such incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and the transfer to such investors or holders of shares or warrants owned by the Newborn initial stockholders for nominal value.

Entering into any such arrangements may have a depressive effect on Newborn’s ordinary shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares it owns, either prior to or immediately after the annual meeting.

No agreements dealing with the above arrangements or purchases have been entered into as of the date of this proxy statement/prospectus. Newborn will file a Current Report on Form 8-K to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the business combination proposal or the satisfaction of any closing conditions. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all Newborn ordinary shares and PubCo common stock beneficially owned by them.

	Before the Business Combination(1)		After the Business Combination(2)
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Shares	Amount and Nature of Beneficial Ownership	Approximate percentage of Outstanding Shares
Directors and Executive Officers Pre-Business Combination(3)
Wenhui Xiong(4)	1,645,312	22.1%	1,808,812	9.7%
Jianjun Nie	14,375	*	14,375	*
Jianzhong Lu	—	—	—	—
H. David Sherman	43,125	*	43,125	*
Li Wan	7,188	*	7,188	*
All directors and executive officers (5 individuals) and the sponsor as a group	1,710,000	22.9%	1,873,500	10.1%
Directors and Executive Officers Post-Business Combination(5)
Gregory Poilasne(6)	—	—	1,238,394	6.7%
Ted Smith(7)	—	—	227,824	1.2%
Richard Ashby	—	—	—	—
Angela Strand	—	—	—	—
Kenji Yodose	—	—	—	—
All directors and executive officers (5 individuals) and the sponsor as a group	—	—	1,466,218	7.8%
5% Beneficial Holders
NeoGenesis Holding Co., Ltd.(4)	1,645,312	22.1%	1,808,812	9.7%
Boothbay Absolute Return Strategies LP(8)	615,000	8.2%	615,000	3.3%
MM Asset Management Inc.(9)	500,000	6.7%	500,000	2.7%
EDF Renewables, Inc.(10)	—	—	1,124,542	6.1%
University of Delaware(11)	—	—	1,614,991	8.7%
Toyota Tsusho Corporation(12)	—	—	1,437,119	7.8%

____________

*        Less than 1%.

(1)      Represents ownership of Newborn ordinary shares before the Business Combination. The percentage of beneficial ownership of Newborn ordinary shares before the Business Combination set forth in the table above is calculated based on 7,460,000 Newborn ordinary shares outstanding as of December 15, 2020. The amount of beneficial ownership does not reflect the common stock issuable upon exercise of Newborn’s warrants, as such warrants may not be exercisable within 60 days.

(2)      Represents ownership of PubCo common stock after the Business Combination. The percentage of beneficial ownership of PubCo common stock after the Business Combination is calculated based on 7,460,000 shares to be issued in respect of Newborn ordinary shares outstanding as of December 15, 2020, 1,425,000 shares to be issued upon consummation the PIPE Investment, 602,250 shares to be issued upon the automatic conversion of Newborn rights and 8,844,819 shares to be issued in respect of the Nuvve common stock outstanding as of December 15, 2020. The number of outstanding shares after the Business Combination is calculated based on the estimated Closing Exchange Ratio of 0.2081 and assumes that none of the Nuvve Options are exercised and no additional Nuvve Options are granted prior to the closing of the Business Combination. The amount and percentage of beneficial ownership of PubCo common stock for each individual or entity after the Business Combination includes shares of common stock issuable upon exercise of PubCo Warrants, as such warrants will become upon the consummation of the Business Combination. The number of shares outstanding after the Business Combination further assumes that no holder of Newborn’s public shares exercises redemption rights.

(3)      Unless otherwise indicated, the business address of each of the individuals is c/o Newborn Acquisition Corp., Room 801, Building C, SOHO Square, No. 88, Zhongshan East 2nd Road, Huangpu District, Shanghai, 200002, China.

(4)      Wenhui Xiong owns and controls NeoGenesis Holding Co., Ltd. The beneficial ownership of NeoGenesis Holding Co., Ltd. after the Business Combination includes 136,250 shares of PubCo common stock issuable upon exercise of PubCo warrants.

(5)      Unless otherwise indicated, the business address of each of the individuals is c/o Nuvve Corporation, 2468 Historic Decatur Rd., Suite 200, San Diego, California 92106.

(6)      The beneficial ownership of Mr. Poilasne after the Business Combination includes 52,203 shares of PubCo common stock issuable upon the exercise of options that will be immediately exercisable or will become exercisable within 60 days of December 15, 2020, and excludes 20,639 shares of PubCo common stock issuable upon the exercise of options that will not become exercisable within 60 days of December 15, 2020.

(7)      The beneficial ownership of Mr. Smith after the Business Combination includes 143,861 shares of PubCo common stock issuable upon the exercise of options that will be immediately exercisable or will become exercisable within 60 days of December 15, 2020, and excludes 118,367 shares of PubCo common stock issuable upon the exercise of options that will not become exercisable within 60 days December 15, 2020.

(8)      Ari Glass serves as the Managing Member of Boothbay Fund Management, LLC. The address for the reporting persons is 140 East 45th Street, 14th Floor, New York, NY 10017. Based on a Schedule 13G filed by the reporting persons.

(9)      MM Asset Management Inc. may be deemed to beneficially own the securities held by MMCAP International Inc. SPC. The address for MMCAP International Inc. SPC is c/o Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, P.O. Box 1348, Grand Cayman, KY1-1108, Cayman Islands. The address for MM Asset Management Inc. is 161 Bay Street, TD Canada Trust Tower, Ste 2240, Toronto, ON, M5J 2S1, Canada. Based on a Schedule 13G filed by the reporting persons.

(10)    The business address of EDF Renewables, Inc. is c/o Nuvve Corporation, 2468 Historic Decatur Rd., Suite 200, San Diego, California 92106.

(11)    The business address of University of Delaware is c/o Nuvve Corporation, 2468 Historic Decatur Rd., Suite 200, San Diego, California 92106.

(12)    The business address of Toyota Tsusho Corporation is c/o Nuvve Corporation, 2468 Historic Decatur Rd., Suite 200, San Diego, California 92106.

The Sponsor and Newborn’s officers and directors beneficially own 20% of Newborn’s issued and outstanding ordinary shares as of December 15, 2020. Because of this ownership block, such individuals may be able to effectively exercise control over all matters requiring approval by Newborn’s shareholders, including the election of directors and approval of significant corporate transactions other than approval of its initial business combination.

All of the insider shares issued and outstanding prior to the IPO were placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until (1) with respect to 50% of the shares, the earlier of six months after the date of the consummation of an initial business combination and the date on which the closing price of the ordinary shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the initial business combination and (2) with respect to the remaining 50% of the insider shares, six months after the date of the consummation of an initial business combination, or earlier, in either case, if, subsequent to an initial business combination, Newborn consummates a liquidation, merger, share exchange or other similar transaction which results in all of Newborn’s shareholders having the right to exchange their shares for cash, securities or other property.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except (i) for transfers to our officers, directors or their respective affiliates (including for transfers to an entity’s members upon its liquidation), (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order, (v) by certain pledges to secure obligations incurred in connection with purchases of our securities, (vi) by private sales made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased or (vii) to us for no value for cancellation in connection with the consummation of our initial business combination, in each case (except for clause (vii)) where the transferee agrees to the terms of the escrow agreement, but will retain all other rights as our shareholders, including, without limitation, the right to vote their ordinary shares and the right to receive cash dividends, if declared. If dividends are declared and payable in ordinary shares, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate the trust account, none of our initial shareholders will receive any portion of the liquidation proceeds with respect to their insider shares.

In connection with the closing of the Business Combination, each existing stockholder of Nuvve will submit a letter of transmittal that includes certain lock-up provisions, pursuant to which each such stockholder will agree not to, within one year of the closing, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the shares issued in connection with the Business Combination, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such shares, whether any of these transactions are to be settled by delivery of any such shares, in cash, or otherwise. One-half of the shares may be released prior to the one-year anniversary if the volume weighted average price of PubCo’s common stock is at or above $12.50 for 20 out of any 30 consecutive trading days commencing six months after the closing of the Business Combination. In addition, the Newborn initial shareholders will enter into new lock-up agreements, pursuant to which certain shares of PubCo common stock and PubCo warrants held by the initial shareholders will be locked up for six months after the closing, with respect to 50% of such shares of PubCo common stock and PubCo warrants, and for one year, with respect to the remaining 50% of such shares of PubCo common stock and PubCo warrants (subject to certain exceptions contained therein). The new lock-up agreements will supersede the existing restrictions on transfer applicable to such securities as of the date hereof.

Commencing upon the closing of the Business Combination, EDF Renewables, Inc. will have the option to sell up to $2 million of shares of PubCo’s common stock back to PubCo within a year after the closing at a price per share equal to the then-current market price. In the event EDF Renewables, Inc. exercises its option, Gregory Poilasne and Ted Smith, each of whom will become an executive officer of PubCo upon consummation of the Business Combination, have committed to repurchase such shares from PubCo at the same price PubCo paid for them.

CERTAIN TRANSACTIONS

Certain Transactions of Newborn

On May 17, 2019, Newborn sold 1,150,000 ordinary shares to its initial shareholders for an aggregate of $25,000. Newborn subsequently declared a share dividend of 0.25 shares for each outstanding share, resulting in 1,437,500 ordinary shares being outstanding. All of these shares were placed in escrow until (1) with respect to 50% of the shares, the earlier of six months after the date of the consummation of an initial business combination and the date on which the closing price of NBAC Ordinary Shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after Newborn’s initial business combination and (2) with respect to the remaining 50% of the insider shares, six months after the date of the consummation of an initial business combination, or earlier, in either case, if, subsequent to an initial business combination, Newborn consummates a liquidation, merger, share exchange or other similar transaction which results in all of Newborn’s shareholders having the right to exchange their shares for cash, securities or other property.

On February 19, 2020, simultaneously with the closing of the IPO, Newborn consummated a private placement of 272,500 Private Units with the Sponsor at a price of $10.00 per unit, generating total proceeds of $2,725,000. The issuance was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

The Private Units are identical to the units sold in the IPO, except that the warrants underlying the Private Units (i) may be exercised on a cashless basis at the holder’s option and (ii) will not be redeemable by Newborn, in each case as long as they are held by the Sponsor or its permitted transferees. Additionally, because the Private Units were issued in a private transaction, the Sponsor and its permitted transferees will be allowed to exercise the warrants included in the Private Units for cash even if a registration statement covering the ordinary shares issuable upon exercise of such warrants is not effective and receive unregistered ordinary shares. Additionally, the Sponsor agreed not to transfer, assign or sell any of the Private Units or underlying securities (except in limited circumstances, as described in the registration statement relating to the IPO) until the completion of Newborn’s initial business combination. The Sponsor was granted certain demand and piggyback registration rights in connection with the Private Units.

If public units or shares are purchased by any of Newborn’s initial shareholders (including the Sponsor), they will be entitled to funds from the trust account to the same extent as any public shareholder upon Newborn’s liquidation but will not have redemption rights related thereto.

Certain Transactions of Nuvve

In addition to the support agreements, the lock-up agreements, the registration rights agreement, the purchase and option agreement and the stockholder agreement described in the “Proposal No. 3 The Acquisition Merger Proposal” above, Nuvve is party to the following transactions in which related parties of Nuvve have a material interest:

Intellectual Property Acquisition and Research Activities

On November 7, 2017, Nuvve entered into an IP acquisition agreement with the University of Delaware, a beneficial owner of approximately 18.1% of Nuvve’s capital stock. Pursuant to the IP acquisition agreement, the University of Delaware assigned to Nuvve certain of the key patents underlying its V2G technology.

Under the agreement, Nuvve agreed to make certain milestone payments to the University of Delaware in the aggregate amount of up to $7,500,000 based on the achievement of certain substantial commercialization targets.

The IP acquisition agreement terminates upon the later of the date all the milestone payments described above are made and the expiration date of the patents transferred to Nuvve. If the University of Delaware terminates the agreement upon the material breach by Nuvve of certain limited provisions of the IP assignment agreement (which do not include the milestone payment provisions) that is not cured with 45 days after notice from the university, Nuvve will be required to assign the patents back to the university. In the event the University of Delaware notifies Nuvve of a third party’s interest in a region in which the patents are valid, and Nuvve does not within 60 days inform the university that either it intends to address the region pursuant to a commercially reasonable development plan or it intends to enter into a license agreement with an identified third party, Nuvve will be deemed to have granted to the University of Delaware an exclusive sublicensable license to the patents in the unaddressed region.

In addition, on September 1, 2016, Nuvve entered into a research agreement with the University of Delaware, whereby the university performs research activity as specified annually by Nuvve. Under the terms of the agreement, Nuvve pays a minimum of $400,000 annually in equal quarterly installments. Nuvve paid the university $266,667 for the nine months ended September 30, 2020 and $691,667 and $116,228 for the years ended December 31, 2019 and 2018, respectively.

Dreev Business Venture in Europe

On October 8, 2018, Nuvve entered into a cooperation framework agreement with EDF, a beneficial owner of approximately 19.3% of Nuvve’s capital stock, which provides for Nuvve and EDF to act as partners in a business venture implementing the commercialization of V2G technology in France, the United Kingdom, Belgium and Italy. Pursuant to the cooperation framework agreement, the parties formed Dreev, which initially was owned 49% by Nuvve and 51% by EDF.

On February 11, 2019, Nuvve and an EDF subsidiary entered into a shareholders’ agreement setting forth their relationship as shareholders of Dreev. The shareholders’ agreement includes certain rules for the governance of Dreev, as well as certain rights upon a sale of Dreev and certain put and call options rights of Nuvve and the EDF subsidiary, including a call option for each party upon a change in control of the other party.

Also, on February 11, 2019, Nuvve and Dreev entered into an intellectual property agreement, which provided for the license by Nuvve to Dreev of certain intellectual property rights necessary for the business venture to pursue its purpose in its territory and the transfer of those rights to Dreev upon the occurrence of certain events.

Nuvve and Dreev are party to a professional services agreement, pursuant to which Nuvve agreed to make available certain employees to produce certain technical deliverables in connection with the business venture’s implementation of V2G technology in its territory, and a provision agreement, pursuant to which Nuvve seconded an employee to Dreev. Nuvve also agreed to design and produce DC chargers for the business venture.

On October 16, 2019, Nuvve and EDF entered into a master agreement relating to the transfer of share capital of Dreev, pursuant to which the EDF subsidiary purchased approximately 36% of Dreev from Nuvve for a purchase price of $2,304,898. In connection with the transfer, the cooperation framework agreement and intellectual property agreement were amended to add Germany to the territories covered by the business venture. The intellectual property rights agreement was further amended to provide for the immediate transfer to Dreev of the intellectual property rights described above. In exchange for the transfer of the intellectual property rights and the expansion of the territory, Dreev paid $243,733 to Nuvve.

Under the various agreements, Dreev paid Nuvve consulting, services and similar fees in the amount of $835,576 in the nine months ended September 30, 2020 and $903,277 and $117,177 in the fiscal years ended December 31, 2019 and 2018, respectively. In addition, Dreev paid Nuvve $368,617 for DC chargers in the fiscal year ended December 31, 2019.

System Development in Japan

On July 9, 2018, Nuvve entered into a foundation agreement with TTC, a beneficial owner of approximately 16.1% of Nuvve’s capital stock, and on January 9, 2020, Nuvve entered into a system development and license agreement with TTC. Under the foundation agreement, Nuvve develops charger systems incorporating V2G technology for TTC in connection with various projects in Japan. Under the system development and license agreement, Nuvve agreed to develop commercial V2G systems for TTC and granted TTC an exclusive license to the intellectual property for the newly developed target V2G systems in Japan. Under the agreements, TTC paid Nuvve fees in the amount of $383,428 in the nine months ended September 30, 2020 and the amount of $320,156 and $15,000 in the fiscal years ended December 31, 2019 and 2018, respectively.

On October 5, 2020, Nuvve entered into an agreement with TTC whereby Nuvve agreed to reimburse TTC for certain legal fees, up to approximately $96,000, associated with a license agreement between the parties. The reimbursement is payable upon the completion by Nuvve of an equity financing or the completion of the licensing agreement.

Expense Advances

On August 11, 2020, Nuvve issued to Gregory Poilasne, its Chief Executive Officer, a convertible promissory note in satisfaction of accrued and unpaid compensation due to him. The convertible promissory note was one of a series of notes with substantially identical terms. The convertible note bore interest 5% per annum and had a maturity date of December 1, 2020. In connection with the Bridge Loan, on November 17, 2020, all of the convertible promissory notes were converted into shares of Nuvve Common Stock, with Mr. Poilasne receiving 457,939 shares upon conversion of all $477,454 in principal and accrued interest of the convertible promissory as of such date.

Mr. Poilasne has, from time to time, advanced expenses to Nuvve, which Nuvve repaid without interest. No such advances are presently outstanding.

Consulting Services

A relative of Ted Smith, Nuvve’s Chief Operating Officer, has provided professional services to Nuvve from time to time. Nuvve paid the relative fees in the amount of $20,963 in the nine months ended September 30, 2020 and the amount of $11,550 and $0 in the fiscal years ended December 31, 2019 and 2018, respectively.

Related Party Policy of PubCo

PubCo’s code of ethics will require it to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) PubCo or any of its subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of PubCo Common Stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

PubCo’s audit committee, pursuant to its written charter, will be responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. All ongoing and future transactions between PubCo and any of its officers and directors or their respective affiliates will be on terms believed by PubCo to be no less favorable to it than are available from unaffiliated third parties. Such transactions will require prior approval by PubCo’s audit committee and a majority of PubCo’s uninterested “independent” directors, or the members of its board who do not have an interest in the transaction, in either case who have access, at PubCo’s expense, to its attorneys or independent legal counsel. PubCo will not enter into any such transaction unless its audit committee and a majority of its disinterested “independent” directors determine that the terms of such transaction are no less favorable to PubCo than those that would be available to PubCo with respect to such a transaction from unaffiliated third parties. Additionally, PubCo will require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

SHARES ELIGIBLE FOR FUTURE SALE

The proposed amended and restated certificate of incorporation of PubCo authorizes a total number of shares of all classes of stock of 101,000,000 shares, consisting of (i) 100,000,000 shares of common stock, par value $0.0001 per share, and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share.

All of the PubCo Common Stock issued in connection with the Reincorporation Merger will be freely transferable by persons other than by PubCo’s “affiliates” without restriction under the Securities Act, but will be subject to the lock-up agreements and other restrictions detailed below. The PubCo Common Stock issued in the Acquisition Merger will also be registered at the closing, but will be subject to the lock-up agreements described below. Sales of substantial amounts of shares of PubCo Common Stock in the public market could adversely affect prevailing market prices of the PubCo Common Stock. Prior to the Business Combination, there has been no public market for PubCo Common Stock. PubCo intends to apply for listing of the PubCo Common Stock and PubCo Warrants on Nasdaq, but it cannot be assured that a regular trading market will develop in the PubCo Common Stock or PubCo Warrants.

Transfer of Common Stock

Subject to applicable securities laws in relevant jurisdictions and PubCo’s proposed charter, the fully paid-up shares of PubCo Common Stock are freely transferable. Shares may be transferred by a duly signed instrument of transfer in any usual common form or in a form acceptable to the directors and the applicable securities laws in the relevant jurisdictions. PubCo will replace lost or destroyed certificates for shares upon notice to us and upon, among other things, the applicant furnishing evidence and indemnity as the directors may require and the payment of all applicable fees.

Lock-up Agreements

In connection with the closing of the Business Combination, each existing stockholder of Nuvve will submit a letter of transmittal that includes certain lock-up provisions, pursuant to which each such stockholder will agree not to, within one year of the closing, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the shares issued in connection with the Acquisition Merger, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such shares, whether any of these transactions are to be settled by delivery of any such shares, in cash, or otherwise. One-half of the shares may be released prior to the one-year anniversary if the volume weighted average price of PubCo Common Stock is at or above $12.50 for 20 out of any 30 consecutive trading days commencing six months after the merger close.

In addition, the Newborn initial shareholders will enter into new lock-up agreements, pursuant to which certain shares of PubCo Common Stock and the PubCo Warrants held by the initial shareholders will be locked up for six months after the closing, with respect to 50% of such shares of PubCo Common Stock and PubCo Warrants, and for one year, with respect to the remaining 50% of such shares of PubCo Common Stock and PubCo (subject to certain exceptions contained therein). The new lock-up agreements will supersede the existing restrictions on transfer applicable to such securities at the execution of the Merger Agreement.

Escrow Agreements

In connection with Nuvve’s indemnification obligations under the Merger Agreement, PubCo, the Stockholders’ Representative and the escrow agent, will enter into an escrow agreement at the time of the consummation of the Business Combination. An estimated 891,950 shares of PubCo Common Stock will be deposited into an escrow account with the escrow agent for the escrow period to satisfy any potential claims against the current Nuvve stockholders brought pursuant to the Merger Agreement.

During the escrow period, the Nuvve stockholders shall be entitled to vote and to receive dividends on the escrow shares. If any claims are to be satisfied by withholding part of or all of the escrow shares from the Nuvve stockholders at the end of the escrow period, those escrow shares will be forfeited and cancelled by PubCo.

In connection with the transactions, PubCo, the Stockholders’ Representative and the escrow agent also will enter into an escrow agreement pursuant to which PubCo will deposit 4,000,000 shares of PubCo Common Stock in escrow, to be released to the Nuvve stockholders who continue to hold the shares of PubCo Common Stock issued to them in the Acquisition Merger if the condition to the earn-out is satisfied.

Rule 144

All of PubCo Common Stock that will be outstanding upon the consummation of the Business Combination, other than those equity shares issued and registered in connection with the Business Combination, are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act. In general, beginning 90 days after the date of this proxy statement/prospectus, a person (or persons whose shares are aggregated) who, at the time of a sale, is not, and has not been during the three months preceding the sale, an affiliate of PubCo and has beneficially owned PubCo’s restricted securities for at least six months will be entitled to sell the restricted securities without registration under the Securities Act, subject only to the availability of current public information about PubCo. Persons who are affiliates of PubCo and have beneficially owned PubCo’s restricted securities for at least six months may sell a number of restricted securities within any three-month period that does not exceed the greater of the following:

•        1% of the then issued equity shares of the same class which, immediately after the Business Combination, will equal [•] equity shares; or

•        the average weekly trading volume of PubCo Common Stock of the same class during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by affiliates of PubCo under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about PubCo.

Registration Rights

In connection with the Business Combination, PubCo, Newborn’s initial shareholders and certain existing stockholders of Nuvve will enter into an amended and restated registration rights agreement to provide for the registration of the PubCo Common Stock received by them in the Acquisition Merger and the Reincorporation Merger. The initial shareholders and each of the Nuvve stockholders will be entitled to (i) make a written demand for registration under the Securities Act of all or part of their shares and (ii) “piggy-back” registration rights with respect to registration statements filed following the consummation of the Business Combination. PubCo will bear the expenses incurred in connection with the filing of any such registration statements.

DESCRIPTION OF PUBCO’S SECURITIES

PubCo, which will be renamed “Nuvve Holding Corp.” upon the closing of the Business Combination., is a Delaware company and its affairs are governed by its certificate of incorporation, as amended and restated from time to time, and the Delaware General Corporation Law, which we refer to as the “Delaware Law” below, and the common law of the State of Delaware.

PubCo currently has only one class of issued shares of common stock, which have identical rights in all respects and rank equally with one another. The total number of shares which the PubCo currently has authority to issue is 1,000 shares of common stock, par value $0.0001 per share.

Immediately prior to the consummation of the Reincorporation Merger, PubCo shall amend and restate its certificate of incorporation, which amendment is referred to herein as the “proposed charter.” According to the proposed charter, the authorized share capital of post-closing company will be 100,000,000 shares of common stock, par value of $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share.

Set forth below is also a description of the PubCo Options and the PubCo Warrants that will be issued and outstanding upon the consummation of the Business Combination.

The following summary is not complete and is subject to, and is qualified in its entirety by reference to, the provisions of PubCo’s proposed amended and restated certificate of incorporation attached as Annex B to this proxy statement/prospectus.

PubCo Common Stock

The holders of PubCo Common Stock will be entitled to one vote for each share held on all matters to be voted on by shareholders and do not have cumulative voting rights. There will be no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares of common stock voted for the election of directors can elect all of the directors. The holders of PubCo Common Stock will be entitled to receive dividends, if and when declared by the board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of PubCo, PubCo’s stockholders will be entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the PubCo Common Stock. Holders of PubCo Common Stock will have no conversion, preemptive or other subscription rights, and there will be no sinking fund or redemption provisions applicable to the PubCo Common Stock.

PubCo Preferred Stock

If PubCo issues preferred stock, such preferred stock may have priority over PubCo Common Stock with respect to dividends and other distributions, including the distribution of assets upon liquidation. PubCo’s proposed charter will grant PubCo’s board of directors the authority, without further stockholder authorization, to issue from time to time up to 1,000,000 shares of preferred stock of PubCo in one or more series and to fix the terms, limitations, voting rights, relative rights and preferences and variations of each series. Although PubCo has no present plans to issue any other shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could decrease the amount of earnings and assets available for distribution to the holders of PubCo Common Stock, could adversely affect the rights and powers, including voting rights, of the PubCo Common Stock and could have the effect of delaying, deterring or preventing a change of control of PubCo or an unsolicited acquisition proposal.

Unit Purchase Option

Chardan, the underwriter for the IPO, and its affiliates, hold PubCo UPOs to purchase an aggregate of 316,250 units at $10.00 per unit. Each unit will consist of the securities into which an NBAC Unit is converted in connection with the Reincorporation Merger.

PubCo Warrants

The PubCo Warrants will have the same terms as the NBAC Warrants. Each PubCo Warrant will entitle the holder thereof to purchase one-half (1/2) of one share of PubCo Common Stock at a price of $11.50 per whole share. PubCo will not issue fractional shares. As a result, a warrant holder must exercise its PubCo Warrants in multiples of two, at a price of $11.50 per whole share, subject to adjustment, to validly exercise the PubCo Warrants. The PubCo Warrants will become exercisable on the later of the completion of the Business Combination and 12 months from the date of the IPO, and will expire five years after the consummation of the Business Combination. However, except as set forth below, no PubCo Warrants will be exercisable for cash unless we have an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon exercise of the PubCo Warrants is not effective within 90 days from the consummation of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when PubCo shall have failed to maintain an effective registration statement, exercise the PubCo Warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If an exemption from registration is not available, holders will not be able to exercise their PubCo Warrants on a cashless basis. The PubCo Warrants will expire five years after the completion of the Business Combination at 5:00 p.m., Eastern Standard Time.

PubCo may redeem the outstanding PubCo Warrants (excluding the private warrants that are part of the Private Units), in whole and not in part, at a price of $0.01 per warrant:

•        at any time while the PubCo Warrants are exercisable,

•        upon a minimum of 30 days’ prior written notice of redemption,

•        if, and only if, the last sales price of PubCo Common Stock equals or exceeds $16.50 per share for any 20 trading days within a 30-trading day period ending three business days before PubCo sends the notice of redemption, and

•        if, and only if, there is a current registration statement in effect with respect to the PubCo Common Stock underlying the PubCo Warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the foregoing conditions are satisfied and PubCo issues a notice of redemption, each warrant holder can exercise his, her or its PubCo Warrant prior to the scheduled redemption date. However, the price of the PubCo Common Stock may fall below the $16.50 trigger price as well as the $11.50 warrant exercise price per whole share after the redemption notice is issued and not limit PubCo’s ability to complete the redemption.

If PubCo calls the PubCo Warrants for redemption as described above, PubCo’s management will have the option to require all warrant holders that wish to exercise PubCo Warrants to do so on a “cashless basis.” In such event, each warrant holder would pay the exercise price by surrendering the whole PubCo Warrant for that number of PubCo Common Stock equal to the quotient obtained by dividing (x) the product of the number of PubCo Common Stock underlying the PubCo Warrants, multiplied by the difference between the exercise price of the PubCo Warrants and the “fair market value” (as defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the PubCo Common Stock for the 20 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the warrant holders. Whether PubCo will exercise its option to require all warrant holders to exercise their PubCo Warrants on a “cashless basis” will depend on a variety of factors including the price of the PubCo Common Stock at the time the PubCo Warrants are called for redemption, PubCo’s cash needs at such time and concerns regarding dilutive share issuances.

The PubCo Warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and PubCo. The warrant agreement provides that the terms of the PubCo Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding PubCo Warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of PubCo Common Stock issuable on exercise of the PubCo Warrants may be adjusted in certain circumstances including in the event of a share capitalizations, extraordinary dividend or PubCo’s recapitalization, reorganization, merger or consolidation. However, the PubCo Warrants will not be adjusted for issuances of PubCo Common Stock at a price below their respective exercise prices.

The PubCo Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to PubCo, for the number of PubCo Warrants being exercised. The warrant holders do not have the rights or privileges of holders of PubCo Common Stock and any voting rights until they exercise their PubCo Warrants and receive PubCo Common Stock. After the issuance of PubCo Common Stock upon exercise of the PubCo Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Except as described above, no PubCo Warrants will be exercisable and PubCo will not be obligated to issue PubCo Common Stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the shares of PubCo Common Stock issuable upon exercise of the PubCo Warrants is current and the sjhares of PubCo Common Stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the PubCo Warrants. Under the terms of the warrant agreement, PubCo has agreed to use its best efforts to meet these conditions and to maintain a current prospectus relating to the PubCo Common Stock issuable upon exercise of the PubCo Warrants until the expiration of the PubCo Warrants. However, PubCo cannot assure you that it will be able to do so and, if PubCo does not maintain a current prospectus relating to the PubCo Common Stock issuable upon exercise of the PubCo Warrants, holders will be unable to exercise their PubCo Warrants and PubCo will not be required to settle any such warrant exercise. If the prospectus relating to the PubCo Common Stock issuable upon the exercise of the PubCo Warrants is not current or if the PubCo Common Stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the PubCo Warrants reside, PubCo will not be required to net cash settle or cash settle the warrant exercise, the PubCo Warrants may have no value, the market for the PubCo Warrants may be limited and the PubCo Warrants may expire worthless.

Warrant holders may elect to be subject to a restriction on the exercise of their PubCo Warrants such that an electing warrant holder (and his, her or its affiliates) would not be able to exercise their PubCo Warrants to the extent that, after giving effect to such exercise, such holder (and his, her or its affiliates) would beneficially own in excess of 9.99% of the PubCo Common Stock issued and outstanding. Notwithstanding the foregoing, any person who acquires a warrant with the purpose or effect of changing or influencing the control of PubCo, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying PubCo Common Stock and not be able to take advantage of this provision.

No fractional shares will be issued upon exercise of the PubCo Warrants. If, upon exercise of the PubCo Warrants, a holder would be entitled to receive a fractional interest in a share (as a result of a subsequent share capitalizations payable in shares of PubCo Common Stock, or by a split up of the {PubCo Common Stock or other similar event), PubCo will, upon exercise, round up or down to the nearest whole number the number of shares of PubCo Common Stock to be issued to the warrant holder.

Transfer Agent

The transfer agent for PubCo’s securities will be Continental Stock Transfer & Trust Company.

Certain Anti-Takeover Provisions of Delaware Law and PubCo’s Proposed Charter

Upon consummation of the Business Combination and assuming approval of the Charter Proposals, PubCo will have certain anti-takeover provisions in place as follows. For a comparison of the existing charter and the proposed second amended and restated certificate of incorporation, including a comparison of certain anti-takeover provisions, please see the section entitled “Proposal No. 2 The Charter Proposals.”

Staggered board of directors

PubCo’s proposed charter will provide that subject to the rights of any series of preferred stock outstanding, the PubCo board of directors shall be divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The number of directors in each class shall be as nearly equal as possible. As a result, in most circumstances, a person can gain control of PubCo’s board of directors only by successfully engaging in a proxy contest at two or more annual or special meetings.

Because the board of directors will be classified, directors may be removed only for cause. Further, PubCo’s proposed charter provides for the removal of directors for cause only by the affirmative vote of at least 66⅔% of the total voting power of all the then outstanding shares of PubCo stock entitled to vote generally in the election of directors, voting together as a single class (other than those directors elected by the holders of any series of Preferred Stock, who shall be removed pursuant to the terms of such Preferred Stock).

Authorized but unissued shares

PubCo’s authorized but unissued common stock and preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of PubCo by means of a proxy contest, tender offer, merger or otherwise.

Appointment of directors

PubCo’s proposed charter provides that newly created directorships (including those created by the board) or any vacancy on the board of directors may be filled by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director. The exercise of this authority may prevent stockholders from being able to fill vacancies on PubCo’s board of directors.

Special meeting of stockholders

PubCo’s amended and restated bylaws will provide that special meetings of stockholders may be called only at the direction of the board of directors of PubCo, the chairman of the board of directors of PubCo, or the chief executive officer of PubCo. The existence of this provision could delay the ability of PubCo’s stockholders to force consideration of a proposal or to take action, including the removal of directors.

Advance notice requirements for stockholder proposals and director nominations

PubCo’s amended and restated bylaws will provide that stockholders of record seeking to bring business before PubCo’s special meeting of stockholders, or to nominate candidates for election as directors at PubCo’s special meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the secretary at PubCo’s principal executive offices not later than the 60th day nor earlier than 90th day prior to the meeting. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in PubCo’s annual proxy statement must comply with the notice periods contained therein. PubCo’s bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude PubCo stockholders from bringing matters before a meeting of stockholders or from making nominations for directors at a meeting of stockholders.

Stockholder action by written consent

PubCo’s proposed charter and amended and restated bylaws will provide that any action required or permitted to be a taken by stockholders must be taken at a duly called annual or special meeting of stockholders and may not be effected by written consent unless such action is recommended or approved by all members of the board of directors then in office.

Supermajority voting requirements

PubCo’s proposed charter and amended and restated bylaws require the affirmative vote of holders of at least 66⅔% of the voting power of all of the then-outstanding shares of the voting stock, voting together as a single class, to amend certain provisions of its proposed charter or to amend its amended and restated bylaws, which may inhibit the ability of an acquiror to effect such amendments to facilitate an unsolicited takeover attempt.

Exclusive forum selection

PubCo’s proposed charter will require that unless PubCo consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of PubCo, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee or agent of PubCo to PubCo or its stockholders, (iii) any action asserting a claim against PubCo arising pursuant to any provision of the DGCL or PubCo’s charter or bylaws (as either may be amended from time to time), (iv) any action or proceeding to interpret, apply, enforce or determine the validity of PubCo’s charter or bylaws (including any right, obligation, or remedy thereunder) or (v) any action asserting a claim against PubCo governed by the internal affairs doctrine. These provisions will not apply to suits brought to enforce any liability or duty created by the Securities Act, the Securities Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. To the fullest extent permitted by law, claims made under the Securities Act must be brought in federal district court. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

The enforceability of similar choice of forum provisions in other companies’ organizational documents has been challenged in legal proceedings, and it is possible that, in connection with claims arising under federal securities laws, a court could find the choice of forum provisions contained in PubCo’s second amended and restated certificate of incorporation to be inapplicable or unenforceable. If that were the case, because stockholders will not be deemed to have waived PubCo’s compliance with the federal securities laws and the rules and regulations thereunder, it would allow stockholders to bring claims for breach of these provisions in any appropriate forum.

Although PubCo believes this provision benefits it by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against PubCo’s directors and officers.

Section 203 of the Delaware General Corporation Law

PubCo will not opt out of Section 203 of the DGCL under the proposed charter. As a result, pursuant to Section 203 of the DGCL, PubCo will be prohibited from engaging in any business combination with any stockholder for a period of three years following the time that such stockholder (the “interested stockholder”) came to own at least 15% of the outstanding voting stock of PubCo (the “acquisition”), except if:

•        the board of directors of PubCo approved the acquisition prior to its consummation;

•        the interested stockholder owned at least 85% of the outstanding voting stock upon consummation of the acquisition; or

•        the Business Combination is approved by the board of directors of PubCo, and by a 2/3 majority vote of the other stockholders in a meeting.

Generally, a “business combination” includes any merger, consolidation, asset or stock sale or certain other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our outstanding voting stock.

Under certain circumstances, declining to opt out of Section 203 of the DGCL will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with PubCo for a three-year period. This may encourage companies interested in acquiring PubCo to negotiate in advance with the PubCo board of directors because the stockholder approval requirement would be avoided if the PubCo board of directors approves the acquisition which results in the stockholder becoming an interested stockholder. This may also have the effect of preventing changes in the PubCo board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Limitation on Liability and Indemnification of Directors and Officers

See “Directors, Executive Officers and Corporate Governance After the Business Combination” for a discussion of limitation on liability and indemnification of PubCo’s directors and officers.

LEGAL MATTERS

The validity of the PubCo Common Stock and the PubCo Warrants to acquire PubCo Common Stock will be passed upon by Loeb & Loeb LLP, PubCo’s U.S. Counsel.

EXPERTS

The consolidated financial statements of Nuvve Corporation as of December 31, 2019 and 2018, and for each of the years then ended, included in this proxy statement/prospectus have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating the Company’s ability to continue as a going concern), which is included herein. Such consolidated financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

The financial statements of Newborn as of December 31, 2019 and for period from April 12, 2019 (inception) through December 31, 2019 have been audited by Marcum Bernstein & Pinchuk LLP, an independent registered public accounting firm, to the extent set forth in their report appearing elsewhere in this proxy statement/prospectus and are included herein in reliance upon the authority of Marcum Bernstein & Pinchuk LLP as experts in accounting and auditing.

SHAREHOLDER PROPOSALS AND OTHER MATTERS

Management of Newborn knows of no other matters which may be brought before the Extraordinary General Meeting. If any matter other than the proposed Business Combination or related matters should properly come before the Extraordinary General Meeting, however, the persons named in the enclosed proxies will vote proxies in accordance with their judgment on those matters.

The PubCo 2022 annual meeting of stockholders will be held on or about [•] unless the date is changed by the board of directors. If you are a stockholder of PubCo and you want to include a proposal in the proxy statement for the 2022 annual meeting, you need to provide it to PubCo by no later than [•]. You should direct any proposals to PubCo’s secretary at its principal office which will be located at [•]. If you are a stockholder of PubCo and you want to present a matter of business to be considered at the 2022 annual meeting, under PubCo’s bylaws you must give timely notice of the matter, in writing, to PubCo’s secretary. To be timely, the notice has to be given no later than [•].

OTHER STOCKHOLDER COMMUNICATIONS

Following the Business Combination, stockholders and interested parties may communicate with PubCo’s board of directors, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of Nuvve Holding Corp., 2468 Historic Decatur Rd., Suite 200, San Diego, California 92106. Each communication will be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all non-management directors.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS

Pursuant to the rules of the SEC, Newborn and its agents that deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of Newborn’s proxy statement/prospectus. Upon written or oral request, Newborn will deliver a separate copy of this proxy statement/prospectus to any shareholder at a shared address who wishes to receive separate copies of such documents in the future. Shareholders receiving multiple copies of such documents may likewise request that Newborn deliver single copies of such documents in the future. Shareholders may notify Newborn of their requests by calling or writing Newborn at its principal executive offices at Room 801, Building C, SOHO Square, No. 88, Zhongshan East 2nd Road, Huangpu District, Shanghai, 200002, China, Attn: Wenhui Xiong.

NUVVE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30, 2020	December 31, 2019
Assets
Current assets
Cash	$78,059	$326,703
Accounts receivable	734,917	811,847
Inventories	184,521	216,787
Prepaid expenses	433,637	335,242
Total Current Assets	1,431,134	1,690,579

Property and equipment, net	101,303	97,297
Intangible assets, net	1,655,373	1,759,951
Investment	670,951	670,951
Security deposit	23,484	23,484
Total Assets	$3,882,245	$4,242,262

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$1,927,618	$1,498,879
Accrued expenses	504,488	834,715
Deferred revenue	309,353	88,691
Derivative liability	48,000	—
Convertible notes payable	1,094,014	150,000
Total Current Liabilities	3,883,473	2,572,285

PPP Loan	482,100	—
EIDL SBA Loan	159,900	—
Total Liabilities	4,525,473	2,572,285

Commitments and Contingencies – Note 12

Stockholders’ Equity
Convertible preferred stock, $0.0001 par value, 30,000,000 shares authorized; 16,789,088 shares issued and outstanding, with an aggregate liquidation preference of $12,156,676 at September 30, 2020 and December 31, 2019.	1,679	1,679
Common stock, $0.0001 par value, 65,000,000 shares authorized; 24,542,314 shares issued and outstanding at September 30, 2020 and December 31, 2019.	2,454	2,454
Additional paid-in capital	17,246,981	17,131,913
Accumulated other comprehensive income	12,507	107,620
Accumulated deficit	(17,906,849)	(15,573,689)
Total Stockholders’ Equity (Deficit)	(643,228)	1,669,977
Total Liabilities and Stockholders’ Equity	$3,882,245	$4,242,262

The accompanying notes are an integral part of these consolidated financial statements.

NUVVE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)

	Nine months ended September 30,
	2020	2019
Revenue
Products and services	$901,395	$823,588
Grants	1,847,988	1,136,838
Total revenue	2,749,383	1,960,426

Operating expenses
Cost of product and service revenue	65,329	443,576
Selling, general, and administrative	3,083,892	3,284,013
Research and development	1,977,781	2,505,331
Total operating expenses	5,127,002	6,232,920
Operating loss	(2,377,619)	(4,272,494)

Other income (expense)
Interest income	—	8,389
Interest expense	(55,787)	(6,042)
Equity in net loss of investment	—	(629,748)
Other income with related party	—	3,200,700
Change in fair value of conversion option on convertible notes	19,000	—
Other income (expense), net	81,246	(81,239)
Total other income (expense)	44,459	2,492,060
Net loss	(2,333,160)	(1,780,434)
Other comprehensive income (loss)
Currency translation adjustment	(95,113)	64,518
Total other comprehensive income (loss)	(95,113)	64,518
Comprehensive loss	$(2,428,273)	$(1,715,916)

The accompanying notes are an integral part of these consolidated financial statements.

NUVVE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
(UNAUDITED)

	Series A Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total
	Shares	Amount	Shares	Amount
Balance January 1, 2020	16,789,088	$1,679	24,542,314	$2,454	$17,131,913	$107,620	$(15,573,689)	$1,669,977
Stock-based compensation	—	—	—	—	115,068	—	—	115,068
Currency translation adjustment	—	—	—	—	—	(95,113)	—	(95,113)
Net loss	—	—	—	—	—	—	(2,333,160)	(2,333,160)
Balance September 30, 2020	16,789,088	$1,679	24,542,314	$2,454	$17,246,981	$12,507	$(17,906,849)	$(643,228)

The accompanying notes are an integral part of these consolidated financial statements.

NUVVE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
(UNAUDITED)

	Series A Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total
	Shares	Amount	Shares	Amount
Balance January 1, 2019	16,789,088	$1,679	24,542,314	$2,454	$16,824,843	$58,943	$(12,551,205)	$4,336,714
Stock-based compensation	—	—	—	—	273,096	—	—	273,096
Currency translation adjustment	—	—	—	—	—	64,518	—	64,518
Net loss	—	—	—	—	—	—	(1,780,434)	(1,780,434)
Balance September 30, 2019	16,789,088	$1,679	24,542,314	$2,454	$17,097,939	$123,461	$(14,331,639)	$2,893,894

The accompanying notes are an integral part of these consolidated financial statements.

NUVVE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(UNAUDITED)

	Nine months ended
	September 30, 2020	September 30, 2019
Operating activities
Net loss	$(2,333,160)	$(1,780,434)
Adjustments to reconcile to net loss to net cash used in operating activities
Depreciation and amortization	123,607	162,049
Share-based compensation	115,068	273,096
Change in fair value of conversion option of convertible notes	(19,000)	—
Convertible notes issued for services	28,000	—
Accretion of discount on convertible notes	43,385	—
Loss from equity method investment	—	629,748
Gain from sale of intellectual property	—	(3,200,700)
Change in operating assets and liabilities
Accounts receivable	76,948	407,011
Inventory	32,266	(338,535)
Prepaid expenses and other assets	(93,332)	284,835
Accounts payable	427,332	1,508,129
Accrued expenses	136,983	96,846
Deferred revenue	220,662	64,108
Net cash used in operating activities	(1,241,241)	(1,893,847)

Investing activities
Purchase of property and equipment	(22,504)	(16,563)
Net cash used in investing activities	(22,504)	(16,563)

Financing activities
Proceeds on issuance of convertible notes	468,500	50,000
Proceeds from PPP loan	482,100	—
Proceeds from EIDL SBA loan	159,900	—
Net cash provided by financing activities	1,110,500	50,000

Effect of exchange rate on cash	(95,399)	61,162

Net increase (decrease) in cash and restricted cash	(248,644)	(1,799,248)
Cash and restricted cash at beginning of period	326,703	2,148,901
Cash and restricted cash at end of period	$78,059	$349,653

Cash paid for interest	$—	$—
Cash paid for income taxes	$800	$800

Supplemental Disclosure of Noncash Investing and Financing Activity
License and transfer of intellectual property to related party	$—	$3,200,700
Conversion of deferred salary owed to an officer to convertible notes	$471,129	$—
Issuance of convertible notes for services	$28,000	$—
Fair value of conversion option	$67,000	$—

The accompanying notes are an integral part of these consolidated financial statements.

NUVVE CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 1 — Organization and Summary of Accounting Policies

Description of business — Nuvve Corporation, a Delaware corporation headquartered in San Diego (the “Company” or “Nuvve”), was founded on October 18, 2010, to develop and commercialize Vehicle to Grid (V2G) technology. The Company has developed a proprietary V2G technology, including the Company’s Grid Integrated Vehicle (“GIVeTM”) cloud-based software platform, that enables it to link multiple electric vehicle (EV) batteries into a virtual power plant (VPP) to provide bi-directional energy to the electrical grid in a qualified and secure manner. The VPP can generate revenue by selling, or making available to utility companies, excess energy when the price is relatively high or by buying energy when the price is relatively low. This may allow energy users to reduce energy peak consumption and allow utilities to reduce the required internally generated peak demand. This V2G technology was originally developed in 1996 by Dr. Willett Kempton at the University of Delaware and is now being deployed for commercial use as a part of the management of fleets of vehicles, including buses. Nuvve’s technology is patent protected. Nuvve’s first commercial operation was proven in Copenhagen in 2016. Since then, Nuvve has established operations in the United States, the United Kingdom, France, and Denmark. In addition to Nuvve’s algorithms and software, Nuvve provides complete V2G solutions to its customers, including V2G bidirectional chargers which are preconfigured to work with Nuvve’s GIVeTM platform. The Company’s technology is compatible with several charger manufacturers both in DC (such as CHAdeMO) and AC mode.

Structure of the Company — The Company, Nuvve Corporation, has three wholly owned subsidiaries: (1) Nuvve ApS, (“Nuvve Denmark”), a company registered in Denmark, (2) Nuvve SaS, a company registered in France, and (3) Nuvve LTD, a company registered in United Kingdom.

Basis of presentation — The condensed consolidated financial statements and accompanying notes are unaudited and have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) and regulations of the U.S. Securities and Exchange Commission for interim financial reporting. The condensed consolidated financial statements include the accounts of Nuvve Corporation and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation. Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. Accordingly, these condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2019, and the related notes which provide a more complete discussion of the Company’s accounting policies and certain other information. The information as of December 31, 2019, included on the condensed consolidated balance sheets was derived from the Company’s audited consolidated financial statements. The condensed consolidated financial statements were prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments necessary for a fair statement of the Company’s financial position as of September 30, 2020, and the results of operations and cash flows for the nine months ended September 30, 2020 and 2019. The results of operations for the nine months ended September 30, 2020, are not necessarily indicative of the results that may be expected for the year ending December 31, 2020.

Liquidity and management’s plan — The Company’s condensed consolidated financial statements have been prepared on the basis of continuity of operations, the realization of assets, and the satisfaction of liabilities in the ordinary course of business. Since inception, the Company has devoted substantially all of its efforts to research, development, technology demonstrations, and pilot projects and has yet to realize substantial revenue growth from its planned principal operations. As of September 30, 2020, the Company had an accumulated deficit of approximately $18 million. The Company has relied, and expects to continue relying, primarily upon equity and debt financing to fund its operations and expects to continue to incur cash losses from operations for the foreseeable future. These circumstances create substantial doubt as to the ability of the Company to continue as a going concern for a period of one year following the date these condensed consolidated financial statements were available to be issued. The Company is exploring financing opportunities, but it is possible that suitable financing may not be available to the Company on acceptable terms, or at all. This may be particularly true during the COVID-19 pandemic when the global capital markets are experiencing volatility. The Company does not anticipate curtailment of planned activities prior to the close of a successful financing. However, if the Company is unable to raise funds necessary to satisfy its obligations on a timely basis, it may be required to curtail or cease operations.

NUVVE CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 1 — Organization and Summary of Accounting Policies (cont.)

Summary of accounting policies — Other than policies noted below, there have been no significant changes to the accounting policies disclosed in Note 1 of the audited consolidated financial statements as of December 31, 2019 and 2018, and for the years then ended.

Use of estimates — The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that may affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions made by management include the impairment of intangible assets, the estimated useful lives and impairment of long-lived assets, the net realizable value of inventory, the fair value of share-based payments, the fair value of common stock, the fair value of notes payable conversion options, the valuation of equity investments, and the recognition and disclosure of contingent liabilities.

Management evaluates its estimates on an ongoing basis. Actual results could materially vary from those estimates.

Foreign currency matters — For Nuvve Corporation, Nuvve SaS, and Nuvve LTD, the functional currency is the U.S. dollar. All local foreign currency asset and liability amounts are remeasured into U.S. dollars at balance sheet date exchange rates, except for inventories, prepaid expenses, and property, plant, and equipment, which are remeasured at historical rates. Foreign currency income and expenses are remeasured at average exchange rates in effect during the year, except for expenses related to balance sheet amounts which are remeasured at historical exchange rates. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in other income (expense) in the condensed consolidated statements of operations.

The financial position and results of operations of the Company’s non-U.S. dollar functional currency subsidiary, Nuvve Denmark, are measured using the subsidiary’s local currency as the functional currency. The Company translates the assets and liabilities of Nuvve Denmark into U.S. dollars using exchange rates in effect at the balance sheet date. Revenues and expenses for the subsidiary are translated using rates that approximate those in effect during the period. The resulting translation gain and loss adjustments are reflected as a foreign currency translation adjustment in accumulated other comprehensive income (loss) within stockholders’ equity in the condensed consolidated balance sheets. Foreign currency translation adjustments are included in other comprehensive income in the condensed consolidated statements of operations and comprehensive loss.

Cash — The Company maintains cash balances that can, at times, exceed amounts insured by the Federal Deposit Insurance Corporation, which is up to $250,000. The Company has not experienced any losses in these accounts and believes it is not exposed to any significant credit risk in this area.

Accounts receivable — Accounts receivable consists primarily of payments due from customers under the Company’s contracts with customers. The Company performs ongoing credit evaluations of customers to assess the probability of accounts receivable collection based on a number of factors, including past transaction experience with the customer, evaluation of their credit history, and review of the invoicing terms of the contract. The Company maintains reserves for potential credit losses on customer accounts when deemed necessary. Based on the analysis for the nine months ended September 30, 2020 and the year ended December 31, 2019, the Company did not record an allowance for doubtful accounts.

Concentrations of credit risk — Revenue for customers that accounted for 10% or more of revenue for the nine months ended September 30, 2020 and 2019, is summarized below:

	2020	2019
Customer 1 (grant revenue)	34%	43%
Customer 2 (services revenue)	13%	10%
Customer 3 (grant revenue)	16%	15%
Customer 4 (services revenue)	11%	*

____________

*        Amount represents less than 10%

NUVVE CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 1 — Organization and Summary of Accounting Policies (cont.)

Accounts receivable for customers that accounted for 10% or more of accounts received for the nine months ended September 30, 2020 and the year ended December 31, 2019, is summarized below:

	September 30, 2020	December 31, 2019
Customer 1 (grant revenue)	30%	76%
Customer 2 (services revenue)	28%	*
Customer 3 (grant revenue)	12%	*
Customer 4 (services revenue)	14%	*

____________

*        Amount represents less than 10%

Inventories — Inventories are stated at the lower of cost or net realizable value. The Company values its inventories using the first-in, first-out method. Cost includes purchased products. Net realizable value is based on current selling prices less costs of disposal. At September 30, 2020 and December 31, 2019, the Company’s inventories consisted solely of finished goods. Should demand for the Company’s products prove to be significantly less than anticipated, the ultimate realizable value of the Company’s inventories could be substantially less than the amount shown on the accompanying condensed consolidated balance sheets.

Property and equipment, net — Property and equipment are carried at cost less accumulated depreciation. Depreciation is calculated on a straight-line basis over the estimated useful lives of the respective asset. Maintenance and repairs are expensed as incurred while betterments are capitalized. Upon sale of disposition of assets, any gain or loss is included in the condensed consolidated statement of operations.

Intangible assets — Intangible assets consist of patents which are amortized over the period of estimated benefit using the straight-line method. No significant residual value is estimated for intangible assets.

Impairment of long-lived assets — The Company evaluates long-lived assets for impairment, including evaluating the useful lives for amortizing intangible assets, whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. If the estimated future cash flows (undiscounted and without interest charges) from the use of an asset are less than the carrying value, a write-down would be recorded to reduce the related asset to its estimated fair value. There were no such write-downs for the nine months ended September 30, 2020.

Variable interest entities — The Company may make investments in certain legal entities in which equity investors do not have (1) sufficient equity at risk for the legal entity to finance its activities without additional subordinated financial support, (2) as a group, the holders of the equity investment at risk do not have either the power, through voting or similar rights, to direct the activities of the legal entity that most significantly impact the entity’s economic performance, or (3) the obligation to absorb the expected losses of the legal entity or the right to receive expected residual returns of the legal entity. These certain legal entities are referred to as “variable interest entities” or “VIEs.” The Company determines whether any entity in which it makes an investment is a VIE at the start of a new venture and periodically determines if a reconsideration event has occurred. At this time, the Company also considers whether it must consolidate a VIE and/or disclose information about its involvement in a VIE.

The Company consolidates the results of any such VIE in which it determines that it has a controlling financial interest. The Company is deemed to have a “controlling financial interest” in such an entity if the Company had both the power to direct the activities that most significantly affect the VIE’s economic performance and the obligation to absorb the losses of, or right to receive benefits from, the VIE that could be potentially significant to the VIE. On a quarterly basis, the Company reassesses whether it has a controlling financial interest in any investments it has in these certain legal entities.

During 2019, the Company invested in Dreev SaS, (“Dreev”), a VIE, but determined it was not the primary beneficiary of the VIE (see Note 3).

NUVVE CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 1 — Organization and Summary of Accounting Policies (cont.)

Equity method investments — Investee companies that are not consolidated, but over which the Company exercises significant influence, are accounted for under the equity method of accounting. Whether or not the Company exercises significant influence with respect to an investee depends on an evaluation of several factors including, among others, representation on the investee company’s board of directors and ownership level, which is generally a 20% to 50% interest in the voting securities of the investee company. Under the equity method of accounting, the investee’s accounts are not reflected within the Company’s condensed consolidated balance sheets and condensed consolidated statements of operations and comprehensive loss. However, the Company’s investment in the unconsolidated affiliate is initially recorded as an investment in the stock of the investee at cost, and the carrying amount of the investment is subsequently adjusted to recognize the Company’s share of the earnings or losses of the investment, which is reflected in the caption “Equity in net loss of investment” in the condensed consolidated statements of operations and comprehensive loss. The Company’s carrying value in equity method investments is reflected in the caption “Investment” in the Company’s condensed consolidated balance sheets.

When the Company’s carrying value in an equity method investee company is reduced to zero, no further losses are recorded in the Company’s condensed consolidated financial statements unless the Company guaranteed obligations of the investee company or has committed additional funding. When the investee company subsequently reports income, the Company will not record its share of such income until it equals the amount of its share of losses not previously recognized.

The Company carried no investments accounted for under the equity method at September 30, 2020 or December 31, 2019. However, during 2019, the Company invested in Dreev, which it accounted for under the equity method for a portion of the year ended December 31, 2019 (see Note 3).

Investments in equity securities without readily determinable fair values — In February 2019, the Company invested in equity securities of Dreev, (see Note 3), which is a nonpublic entity, for which there is no readily determinable fair value. Investments in equity securities of nonpublic entities without readily determinable fair values are carried at cost minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer. The Company reviews its equity securities without readily determinable fair values on a regular basis to determine if the investment is impaired. For purposes of this assessment, the Company considers the investee’s cash position, earnings and revenue outlook, liquidity and management ownership, among other factors, in its review. If management’s assessment indicates that an impairment exists, the Company estimates the fair value of the equity investment and recognizes in current earnings an impairment loss that is equal to the difference between the fair value of the equity investment and its carrying amount. The Company did not recognize an impairment loss on its investment during 2019 or for the period ending September 30, 2020.

Employee savings plan — The Company maintains a savings plan on behalf of its employees that qualifies under Section 401(k) of the Internal Revenue Code. Participating employees may contribute up to the statutory limits. During the nine months ended September 30, 2020 and 2019, the Company did not contribute to the savings plan.

Fair value measurements — The Company’s financial instruments consist principally of cash and restricted cash, accounts receivable, accounts payable and accrued expenses, convertible notes payable, and the conversion option on the notes payable. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimizes the use of unobservable inputs to the extent possible. The Company also considers counterparty risk and its own credit risk in its assessment of fair value.

NUVVE CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 1 — Organization and Summary of Accounting Policies (cont.)

The categorization of financial instruments within the valuation hierarchy is based on the lowest level of input that is significant to the fair value measurement. The inputs used to measure fair value are prioritized based on a three-level hierarchy. The three levels of inputs used to measure fair value are defined as follows:

•        Level 1 — Quoted prices in active markets for identical assets or liabilities.

•        Level 2 — Other inputs that are observable directly or indirectly, such as quoted prices for similar assets and liabilities or market corroborated inputs.

•        Level 3 — Unobservable inputs are used when little or no market data is available, which requires the Company to develop its own assumptions about how market participants would value the assets or liabilities.

The following are the classes of assets and liabilities measured at fair value at September 30, 2020:

	Level 1: Quoted Prices in Active Markets for Identical Assets	Level 2: Significant Other Observable Inputs	Level 3: Significant Unobservable Inputs	Total at September 30, 2020
Recurring fair value measurements
Convertible notes payable conversion options	—	—	$48,000	$48,000
Total recurring fair value measurements	—	—	$48,000	$48,000

There were no transfers between Level 1 and Level 2 of the fair value hierarchy during the nine months ended September 30, 2020.

The conversion options on the convertible notes payable (Note 6) are measured at fair value on a recurring basis. The fair value of the conversion option on the convertible notes payable at September 30, 2020 and December 31, 2019, was determined based on Level 3 inputs under the fair value hierarchy, based on the excess of the conversion premium over the principal and accrued interest balance at the balance sheet date, based on the fair value of the Company’s common stock at those dates. The fair value of the conversion options was $48,000 and zero at September 30, 2020 and December 31, 2019, respectively, and $19,000 of gains due to the change in fair value was included in earnings during the nine months ended September 30, 2020. The fair value of the conversion options was determined by estimating the conversion premium, employing the fair value of the Company’s common stock, which was determined based on applying a combination of the market approach and the income approach. For the market approach, the Company reviewed the performance of a set of guideline comparable public companies, considering the guideline companies’ various financial characteristics, including size, profitability, balance sheet strength, and diversification as compared to the Company. The following table presents a description of the inputs used in the fair value measurement of the conversion options at September 30, 2020:

Valuation Technique(s)	Unobservable Input	Range (Weighted Average)
Discounted Cash Flow	Weighted Average Cost of Capital	30.0% – 50.0% (40.0%)
	Long-Term Revenue Growth Rate	2.0% – 3.24% (3.0%)
	Long-Term Pretax Operating Margin	17.1%
	Discount For Lack of Marketability	23.0% to 40.0% (30.0%)
	Control Premium	NA

Market Comparable Companies	EBITDA Multiple	NA
	Revenue Multiple	0.6x to 4.2x (2.0x)
	Discount For Lack of Marketability	23.0% to 40.0% (30.0%)
	Control Premium	NA

NUVVE CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 1 — Organization and Summary of Accounting Policies (cont.)

The fair value of the noncash consideration received for the license and transfer of intellectual property to Dreev during the nine months ended September 30, 2019 (Note 3), in exchange for the Company’s 49% interest in Dreev was backsolved by reference to the price paid in cash by the other owner for its 51% share in Dreev, which was a nonrecurring Level 2 fair value measurement.

Cash, accounts receivable, accounts payable, and accrued expenses are generally carried at cost, which management believes approximates fair value due to the short-term maturity of these instruments.

Revenue recognition — The Company adopted Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”), effective January 1, 2019, utilizing the modified retrospective method of transition. ASC 606 supersedes the revenue recognition requirements in ASC 605, Revenue Recognition. The core principle of ASC 606 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. There was no material impact to the Company’s condensed consolidated financial statements resulting from the adoption of ASC 606.

The Company’s revenue recognition policy is as follows:

Services — The Company has entered into various agreements for research and development and software development services. The terms of these arrangements typically include terms whereby the Company receives milestone payments in accordance with the scope of services outlined in the respective agreement or is reimbursed for allowable costs.

At the inception of each arrangement that includes milestone payments, the Company evaluates whether a significant reversal of cumulative revenue associated with achieving the milestones is probable and estimates the amount to be included in the transaction price using the most likely amount method. If it is probable that a significant reversal of cumulative revenue would not occur, the associated milestone value is included in the transaction price. The Company applies considerable judgment in evaluating factors such as the scientific, regulatory, commercial, and other risks that must be overcome to achieve a particular milestone in making this assessment. At the end of each subsequent reporting period, the Company reevaluates the probability of achievement of all milestones subject to constraint and, if necessary, adjusts its estimate of the overall transaction price. Any such adjustments are recorded on a cumulative catch-up basis, which would affect revenues and earnings in the period of adjustment.

Revenue for other service contracts is recognized over time using an input method where progress on the performance obligation is measured based on the proportion of actual costs incurred to date relative to the total costs expected to be required to satisfy the performance obligation.

Grant revenue — The Company has concluded as of January 1, 2019, that grants are not within the scope of ASC 606, as government entities do not meet the definition of a “customer” as defined by ASC 606; as for the grants, there is not considered to be a transfer of control of goods or services to the government entity funding the grant. Additionally, the Company has concluded these government grants meet the definition of a contribution and are non-reciprocal transactions; however, ASC Subtopic 958-605, Not-for-Profit-Entities-Revenue Recognition, does not apply, as the Company is a business entity, and the grants are with a governmental agency.

Revenues from each grant are based upon internal costs incurred that are specifically covered by the grant. Revenue is recognized as the Company incurs expenses that are related to the grant. The Company believes this policy is consistent with the overarching premise in ASC 606, to ensure that it recognizes revenues to reflect the transfer of promised goods or services to customers in an amount that reflects the consideration to which it expects to be entitled in exchange for those goods or services, even though there is no “exchange” as defined in the ASC. The Company believes the recognition of revenue as costs are incurred and amounts become earned/realizable is analogous to the concept of transfer of control of a service over time under ASC 606.

NUVVE CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 1 — Organization and Summary of Accounting Policies (cont.)

Product revenue — For sales of finished products (charging stations) to customers, the Company satisfies its performance obligation and records revenues when transfer of control has passed to the customer, which the Company has determined as the date at which the product ships. The transaction price is determined based upon the invoiced sales price. Payment terms generally require remittance from customer within 30 days of the sale date.

A contract liability is recorded for any payments received for services yet to be completed or products where control has yet to be transferred to the customer.

The Company considers contract modifications to exist when the modification either creates new or makes changes to the existing enforceable rights and obligations. Contract modifications for services that are not distinct from the existing contract are accounted for as if they were part of that existing contract. In these cases, the effect of the contract modification on the transaction price and the measure of progress for the performance obligation to which it relates are recognized as an adjustment to revenue (either as an increase in or a reduction of revenue) on a cumulative catch-up basis. Contract modifications for goods or services that are considered distinct from the existing contract are accounted for as separate contracts.

The Company’s contract liabilities consist solely of deferred revenue related to amounts billed or received in advance of services or products delivered.

Prior to the adoption of ASC 606 on January 1, 2019, the Company recognized its revenue in accordance with ASC 605, when persuasive evidence of an arrangement existed, services had been rendered or products had been delivered, the fee was fixed or determinable, and the collectability of the related revenue was reasonably assured.

Cost of revenue — Cost of revenue consists primarily of costs of material, including hardware and software costs.

Contract costs — The Company adopted ASC Subtopic 340-40, Other Assets and Deferred Costs — Contracts with Customers (“ASC 340-40”), effective January 1, 2019, utilizing the modified retrospective method of transition. Under ASC 340-40, the Company defers all incremental costs, including commissions, incurred to obtain the contract and amortizes these costs over the expected period of benefit which is generally the life of the contract. The Company evaluated incremental contract costs for contracts in place as of January 1, 2019, and determined these to be immaterial to the condensed consolidated financial statements.

Income taxes — The Company accounts for income taxes under the asset and liability method in accordance with ASC Topic 740, Income Taxes, (“ASC 740”), under which it recognizes deferred income taxes, net of valuation allowances, for net operating losses, tax credit carryforwards, and the estimated future tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company applies certain provisions of ASC 740, which includes a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit or obligation as the largest amount that is more than 50% likely of being realized upon ultimate settlement. The Company considers many factors when evaluating and estimating its tax positions and tax benefits, which may require periodic adjustments.

Research and development — The Company expenses research and development costs as incurred. Software development expense is included in research and development costs except for those costs which require capitalization in accordance with accounting principles. Certain research and development costs are related to performance on grant contracts.

NUVVE CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 1 — Organization and Summary of Accounting Policies (cont.)

Stock-based compensation — The Company accounts for share-based awards granted to employees under the fair value method prescribed by ASC 718-10, Stock Compensation. Stock-based compensation cost is measured based on the estimated grant date fair value of the award and is recognized as expense over the requisite service period. The fair value of stock options is estimated using the Black-Scholes option pricing model. The Company accounts for forfeitures as they occur.

Recently adopted accounting pronouncements — In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, which established ASC 606. ASC 606 supersedes the revenue recognition requirements in ASC 605, Revenue Recognition, and requires the recognition of revenue when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled in exchange for those goods or services. ASU 2014-09 also added ASC Subtopic 340-40 to the ASC to require the deferral of incremental costs of obtaining a contract with a customer. The Company adopted ASC 606 in 2019 as previously disclosed in Note 1. The implementation of ASC 606 did not have a material impact on the Company’s condensed consolidated financial statements.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments ─ Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities (ASU 2016-01). These amendments in ASU 2016-01, among other things:

•        Require equity investments (except those accounted for under the equity method of accounting, or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income. However, an entity may choose to measure equity investments that do not have readily determinable fair values at cost minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer.

•        Require public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes.

•        Require separate presentation of financial assets and financial liabilities by measurement category and form of financial asset (i.e., securities or loans and receivables).

•        Eliminate the requirement for public business entities to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost.

The Company began applying the nonpublic company portion of this guidance on January 1, 2019. Adoption of ASU 2016-01 did not have a material impact on the Company’s condensed consolidated financial statements.

In February 2017, the FASB issued ASU 2017-05, Other Income — Gains and Losses from the Derecognition of Nonfinancial Assets (Subtopic 610-20): Clarifying the Scope of Asset Derecognition Guidance and Accounting for Partial Sales of Nonfinancial Assets (“ASU 2017-05”). The amendments in ASU 2017-05 clarify that a financial asset is within the scope of ASC Subtopic 610-20, Other Income — Gains and Losses from the Derecognition of Nonfinancial Assets (“ASC 610-20”) if it meets the definition of an in substance nonfinancial asset. The amendments also define the term in substance nonfinancial asset. The amendments clarify that nonfinancial assets within the scope of ASC 610-20 may include nonfinancial assets transferred within a legal entity to a counterparty. For example, an entity may transfer control of nonfinancial assets by transferring ownership interests in a consolidated subsidiary. A contract that includes the transfer of ownership interests in one or more consolidated subsidiaries is within the scope of Subtopic 610-20 if substantially all of the fair value of the assets that are promised to the counterparty in a contract is concentrated in nonfinancial assets. The amendments clarify that an entity should identify each distinct nonfinancial asset or in substance nonfinancial asset promised to a counterparty and derecognize each asset when a counterparty obtains control of it. The Company adopted the provisions of ASU 2017-05 effective January 1, 2019. Adoption of ASU 2017-05 did not have a material impact on the Company’s condensed consolidated financial statements.

NUVVE CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 1 — Organization and Summary of Accounting Policies (cont.)

In June 2018, the FASB issued ASU 2018-07, Compensation — Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”). The amendments in ASU 2018-07 expand the scope of Topic 718, Compensation — Stock Compensation (which previously only included share-based payments to employees) to include share-based payments issued to nonemployees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees are substantially aligned. The ASU supersedes Subtopic 505-50, Equity — Equity-Based Payments to Non-Employees. ASU 2018-07 is effective for public companies for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. For all other companies, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, but no earlier than a company’s adoption date of Topic 606, Revenue from Contracts with Customers. The Company early adopted ASU 2018-07 effective January 1, 2019, to streamline its accounting for nonemployee share-based payment accounting.

In January 2020, the FASB issued ASU 2020-01, Investments — Equity Securities (Topic 321), Investments — Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815) — Clarifying the Interactions between Topic 321, Topic 323, and Topic 815 (“ASU 2020-01”), which among other things clarifies that a company should consider observable transactions that require a company to either apply or discontinue the equity method of accounting under Topic 323, Investments — Equity Method and Joint Ventures, for the purposes of applying the measurement alternative in accordance with Topic 321 immediately before applying or upon discontinuing the equity method. ASU 2020-01 is effective for public business entities for fiscal years and interim periods within those fiscal years, beginning after December 15, 2020. For all other entities, ASU 2020-01 is effective for fiscal years and interim periods within those fiscal years, beginning after December 15, 2021. Early application is permitted. An entity should apply ASU No. 2020-01 prospectively at the beginning of the interim period that includes the adoption date. The Company has adopted ASU 2020-01 effective January 1, 2019. Adoption of ASU 2020-01 did not have a material impact on the Company’s condensed consolidated financial statements.

Recently issued accounting pronouncements — In February 2016, the FASB issued ASU 2016-02, Leases (ASU 2016-02). The amendments in this update require, among other things, that lessees recognize the following for all leases (with the exception of short term leases) at the commencement date: (1) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis, and (2) a right-to-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. Lessees and lessors must apply a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the consolidated financial statements. This update is effective for fiscal years beginning after December 15, 2021, with early adoption permitted. The Company is currently evaluating the impact of the new guidance on its condensed consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326) — Measurement of Credit Losses on Financial Instruments (ASU 2016-13). ASU 2016-13 requires, among other things, the use of a new current expected credit loss (CECL) model in determining the allowances for doubtful accounts with respect to accounts receivable, accrued straight-line rents receivable, and notes receivable. The CECL model requires that an entity estimate its lifetime expected credit loss with respect to these receivables and record allowances that, when deducted from the balance of the receivables, represent the net amounts expected to be collected. Entities will also be required to disclose information about how the entity developed the allowances, including changes in the factors that influenced its estimate of expected credit losses and the reasons for those changes. This update is effective for public companies and smaller reporting companies for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the impact of the new guidance on its condensed consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes, which will simplify the accounting for income taxes by removing certain exceptions to the general principles in income tax accounting and improve consistent application of and simplify U.S. GAAP for other areas of income tax accounting by clarifying and amending existing guidance. The new guidance is effective for fiscal years beginning after December 15, 2020. The Company is currently evaluating the impact of the new guidance on its condensed consolidated financial statements.

NUVVE CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 2 — Revenue Recognition

The disclosures below discuss the Company’s material revenue contracts.

The following table provides information regarding disaggregated revenue based on revenue type for the nine months ended September 30, 2020 and 2019, respectively:

	September 30, 2020	September 30, 2019
Revenue recognized over-time:
Services	$808,358	$422,331
Grants	1,847,988	1,136,838

Revenue point in time:
Products	93,037	401,257
	$2,749,383	$1,960,426

Note 3 — Investment in Dreev

In October 2018, the Company entered into a Cooperation Framework Agreement and in February 2019, the Company invested in an enterprise (the “Investment”) with EDF Pulse Croissance Holding (“EDF”), a related party, (see Note 10), in which the companies incorporated an entity under the name of Dreev S.A.S., a société par actions simplifiée, organized in France (“Dreev”) in order to jointly develop and market V2G products in France, the UK, Belgium, and Italy (the “G4”). The Company licensed certain of its patents, know-how, and software copyrights (the “IP”) to Dreev to develop and commercialize the IP in the G4, with a promise to transfer the patents to Dreev in the future, in exchange for an initial 49% ownership stake in Dreev.

The license and transfer of the IP to Dreev was accounted for in accordance with ASC 610-20, as the transaction is not considered to be with a customer to obtain goods or services that are an output of the Company’s ordinary activities. In accordance with ASC 610-20, the Company applied the licensing guidance in ASC 606 by analogy and recognized $3,200,700 of other income in the condensed consolidated statements of operations and comprehensive loss in connection with recording its 49% stake in Dreev, based on the fair value of the shares of Dreev received by the Company. The fair value of the noncash consideration received for the license and transfer of intellectual property to Dreev was backsolved by reference to the price paid in cash by the other owner for its 51% share in Dreev.

Due to the initial nature of the investment and the continued commitments from the owners for additional subordinated financing, the Company determined that Dreev is a VIE. Since the power to direct the activities of Dreev that most significantly impact Dreev’s economic performance was shared equally by both owners of Dreev, the Company determined that it was not the primary beneficiary of and did not control Dreev and, therefore, did not consolidate Dreev into the Company’s financial statements.

Although the Company did not maintain control over Dreev, it determined it was able to exercise significant influence with respect to the Investment, so the Company initially accounted for the Investment on the equity method of accounting. Under the equity method, the investment was initially recorded as an investment in the Dreev stock at cost, and the carrying amount was subsequently adjusted to recognize the Company’s 49% share of the losses of Dreev of zero for the nine month period ended September 30, 2020, and $629,748 for the nine month period ended September 30, 2019, which is reflected as equity in net loss of investment in other income (expense) in the condensed consolidated statements of operations and comprehensive loss.

In October 2019, the Company entered into an agreement to sell 36% of its 49% equity interest in Dreev to EDF in exchange for $2,304,898 in cash. The sale reduced the Company’s equity ownership in Dreev to approximately 13%, and accordingly, the Company discontinued accounting for its investment in Dreev under the equity method at that time.

NUVVE CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 3 — Investment in Dreev (cont.)

Commencing in October 2018 and continuing throughout 2019, the Company performed consulting services to Dreev related to transferring the IP, software development, and operations of Dreev. The consulting services of $278,887 and $663,316 for the nine months ended September 30, 2020 and 2019, respectively, were sold to Dreev at the Company’s cost and is recognized as other income, net in the condensed consolidated statements of operations and comprehensive loss. The Company also sold EV charging stations to Dreev in 2019, for which the Company recognized revenue of $388,617 in the condensed consolidated statements of operations and comprehensive loss.

Note 4 — Property and Equipment

Property and equipment consist of the following at September 30, 2020 and December 31, 2019:

	September 30, 2020	December 31, 2019
Automobiles	$155,707	$132,672
Computers & Servers	1,426	1,426
	$157,133	$134,098
Less: Accumulated Depreciation	(55,830)	(36,801)
	$101,303	$97,297

Depreciation expense was $19,029 and $21,630 for the nine months ended September 30, 2020 and the year ended December 31, 2019, respectively.

Note 5 — Intangible Assets

At both September 30, 2020 and December 31, 2019, the Company had recorded a gross intangible asset balance of $2,091,556, which is related to patent and intellectual property rights acquired.

Amortization expense of intangible assets was $104,578 and $180,604 for the nine months ended September 30, 2020 and the year ended December 31, 2019, respectively. Accumulated amortization totaled $436,183 and $331,605 at September 30, 2020 and December 31, 2019, respectively.

The net amount of $1,655,373 at September 30, 2020, will be amortized over the weighted average remaining life of 12.2 years. Future amortization expense is estimated to be as follows for each of the years following September 30, 2020:

2021	$139,437
2022	139,437
2023	139,437
2024	139,437
2025	139,437
Thereafter	958,188
$1,655,373

NUVVE CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 6 — Convertible Notes Payable

Beginning in July 2018 and at various dates through September 30, 2020, the Company issued convertible notes payable (the “2020 Notes”). As of September 30, 2020 and December 31, 2019, the outstanding balance on the Notes was $1,094,014, net of discount of $23,615, and $150,000, respectively. The 2020 Notes accrued interest at 5 percent per annum and were due upon the earlier of maturity dates (if called) ranging from January 31, 2019 to December 1, 2021, or at the closing of a qualified next equity financing, a liquidation event, or an initial public offering. In the event of a qualified next equity financing, the 2020 Notes balance, including accrued interest, would convert into shares of common or preferred stock issued in connection with the financing, at the lower of a price equal to (a) 80% of the price paid by investors participating in the qualified next equity financing or (b) a fixed dollar amount stated in the Note contracts divided by the fully diluted shares outstanding ($1.04 to $1.66 at September 30, 2020). In the event of conversion at maturity, a liquidation event or an IPO, the Notes balance, including accrued interest, would be converted to equity securities at a conversion rate based on a fixed dollar amount stated in the Note contract divided by the fully diluted shares outstanding ($1,04 to $1.66 at September 30, 2020).

The qualified next equity financing conversion options related to certain of the 2020 Notes were identified as redemption features for accounting purposes. Accordingly, the redemption feature is bifurcated and recorded at estimated fair value. At September 30, 2020, the fair value of the redemption feature was $48,000, which is recorded as a liability on the condensed consolidated balance sheet. As of December 31, 2019, the fair value of the conversion options was zero.

Interest expense recognized on the 2020 Notes during the nine months ended September 30, 2020 and 2019, was $55,787 and $6,042, respectively.

Note 7 — Debt

In April 2020, the Company applied for, and in May 2020, the Company received a loan in the amount of $482,100 as a part of the Coronavirus Aid, Relief, and Economic Security (CARES) Act. The loan is also known as a Payroll Protection Program (PPP) loan. If the Company meets certain criteria relating to expenditures during a specific measurement period, the loan will be forgiven. To the extent that the loan is not forgiven, the loan will have a term of 2 years, an interest rate of 1%, and will have principal and interest deferred for 6 months. Although the Company intends to make its best efforts to meet the criteria and achieve forgiveness of the loan, there is no assurance that it will be successful.

In March 2020, the Company applied for, and in May 2020, the Company received an Economic Injury Disaster Loan Emergency Advance (EIDL) loan from the Small Business Administration in the amount of $149,900, along with a $10,000 advance. The terms of the loan are as follows: 1) interest rate of 3.75% per year, 2) repayment over a 30-year term, and 3) a deferment of payment of principal and interest for one year.

Note 8 — Stockholders’ Equity

As of September 30, 2020, the Company has authorized two classes of stock to be designated, respectively, common stock, and preferred stock. The total number of shares the Company is authorized to issue is 95,000,000. The total common stock authorized to be issued is 65,000,000, par value $0.0001 per share and the total number of shares of Series A preferred stock authorized to be issued is 30,000,000, par value $.0001.

Following are the rights and privileges related to the Series A convertible preferred stock.

Dividend provision:    The holders of the preferred stock in preference to the holders of common stock are entitled to receive, if and when declared by the Board of Directors, dividends at the rate of $0.028963 per share per annum. Such dividends shall not be cumulative. No such dividends have been declared to date. In addition, the holders of the preferred stock are entitled to receive a dividend equal to any dividend paid on common stock, when and if declared by the board, on the basis of the number of common shares into which a share of preferred stock may be convertible.

NUVVE CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 8 — Stockholders’ Equity (cont.)

Conversion feature:    Each share of preferred stock is convertible at the option of the holder into one share of common stock, subject to certain adjustments for dilution, if any, resulting from future stock issuances, including for any subsequent issuance of common stock at a price per share less than that paid by the holders of the preferred stock. The outstanding shares of preferred stock automatically convert into common stock upon the occurrence of: 1) an underwritten public offering of the Company’s common stock in which aggregate cash proceeds are not less than $6,000,000, or 2) the election of the holders of a majority of the then outstanding shares of preferred stock.

Liquidation provision:    In the event of any liquidation, dissolution, winding-up, or sale or merger of the Company, whether voluntarily or involuntarily, each holder of preferred stock is entitled to receive, in preference to the holders of common stock, a per-share amount equal to the original issue price of $0.724076, plus all declared but unpaid dividends.

Redemption:    The preferred stock is not redeemable at the option of holder.

Note 9 — Stock Option Plan

In 2010, the Company adopted the 2010 Equity Incentive Plan (the “Plan”), which provides for the grant of restricted stock awards, stock options, and other share-based awards to employees, consultants, and directors. As of September 30, 2020, there is an aggregate of 8,950,000 common shares reserved for issuance under the Plan. The Plan allows for grants of incentive and non-statutory stock options. All options granted to date have a ten-year contractual life and vesting terms up to five years. In general, vested options expire if not exercised within three months after termination of service. As of September 30, 2020, the Company had issued options under the Plan, and a total of 551,563 shares of common stock remained available for future issuance under the Plan. As of December 31, 2019, there were no unvested restricted stock awards.

Stock-based compensation expense for stock options was recorded as follows for the nine months ended September 30:

	2020	2019
Selling, general, and administrative expenses	$83,437	$153,386
Research and development expenses	31,631	119,710
	$115,068	$273,095

The Company uses the Black-Scholes option pricing model to estimate the fair value of stock options. Fair value is estimated at the date of grant for employee options and at the date at which the consultant’s performance is complete for consultant options. The following assumptions were used in the Black-Scholes model to calculate the fair value of stock options granted in 2020. There were no options granted in 2019.

Expected life of options (in years)(1)	6.09
Dividend yield(2)	0%
Risk-free interest rate(3)	0.365%
Volatility(4)	69%

____________

(1)      The expected life of options is the average of the contractual term of the options and the vesting period.

(2)      No cash dividends have been declared on the Company’s common stock since the Company’s inception, and the Company currently does not anticipate declaring or paying cash dividends over the expected life of the options.

(3)      The risk-free interest rate is based on the yields on U.S. Treasury debt securities with maturities approximating the estimated life of the options.

(4)      Volatility is estimated by management. This estimate is based on the average volatility of certain public company peers within the Company’s industry.

NUVVE CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 9 — Stock Option Plan (cont.)

The following is a summary of the stock option activity under the Plan for the nine months ended September 30, 2020:

	Shares	Weighted-Average Exercise Price per Share	Weighted-Average Remaining Contractual Term (Years)
Outstanding – December 31, 2019	4,614,583	$0.27	6.78
Granted	1,690,000	$0.29
Forfeited	(231,146)	$0.29
Outstanding – September 30, 2020	6,073,437	$0.28	7.02
Options Exercisable at September 30, 2020	3,846,562	$0.27	5.79
Options Vested and Expected to Vest at September 30, 2020	6,073,437	$0.28	7.02

No amounts relating to the Plan have been capitalized. Compensation cost is recognized over the requisite service period based on the fair value of the options. For the nine months ended September 30, 2020, 403,125 options with a weighted average grant date fair value of $0.14 per share vested. As of September 30, 2020, there were 2,362,292 unvested options with a weighted-average grant date fair value of $0.95 per share. During August 2020, 1,690,000 stock options (the “August 2020 Options”) were granted with an exercise prices of $0.29, which was the then determined fair value of the Company’s common stock on the grant date. Subsequent to the date of grant, the Company performed a valuation and determined the fair value of the Company’s common stock as of the grant date of the August 2020 Options was $1.48. Accordingly, the Company has determined the stock-based compensation cost for the nine months ended September 30, 2020, based on the $1.48 valuation. As of September 30, 2020, there was $2,155,531 of total unrecognized compensation cost related to unvested stock options. The Company expects this cost to be recognized over a remaining weighted-average period of approximately four years.

Note 10 — Income Taxes

The effective tax rate used for interim periods is the estimated annual effective tax rate, based on current estimate of full year results, except that taxes related to specific events, if any, are recorded in the interim period in which they occur.

Income tax expense for the nine months ended September 30, 2020, was approximately $1,000, or 0.0% of the pre-tax loss as compared with an expense of approximately $1,000, or (0.1)%, of the pre-tax loss for the nine months ended September 30, 2019.

In assessing the realizability of the Company’s deferred tax assets, the Company reviews all available positive and negative evidence, including reversal of deferred tax liabilities, potential carrybacks, projected future taxable income, tax planning strategies, and recent financial performance. As the Company has experienced a cumulative pre-tax loss over the trailing three years, the Company continues to maintain a valuation allowance against its deferred tax assets.

NUVVE CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 11 — Related Parties

At December 31, 2019, the Company had accrued compensation payable to an officer and director totaling $471,129. On August 11, 2020 the Board of Directors of the Company approved the conversion of the compensation payable into a note.

During the nine months ended September 30, 2020 and 2019, the Company engaged an individual who is related to an officer of the Company to provide certain professional services to the Company totaling $20,963 and zero.

As described in Note 3, the Company holds equity interests in and provides certain consulting services to Dreev, an entity in which a stockholder of the Company owns the other portion of Dreev’s equity interests.

During the nine months ended September 30, 2020 and 2019, the Company paid zero and $32,500, respectively, to a stockholder for consulting services. As of both September 30, 2020 and December 31, 2019, $42,500 due to the stockholder is included in accounts payable in the accompanying condensed consolidated balance sheets.

During the nine months ended September 30, 2020 and 2019, the Company recognized revenue of $362,330 and $201,406, respectively, from an entity that is an investor of the Company. At September 30, 2020 and December 31, 2019, the Company had a balance of accounts receivable at of $203,215 and zero, respectively, from that entity.

Note 12 — Commitments and Contingencies

Operating lease agreements — The Company is party to several operating leases relating to commercial office space. These operating leases are not unilaterally cancelable by the Company, are legally enforceable, and specify fixed or minimum amounts.

Future minimum lease payments required under operating leases are $174,343 through September 30, 2021. Rent expense was $260,757 and $283,581 for the nine months ended September 30, 2020 and 2019, respectively.

Deferred compensation — The Company has deferred compensation for two of its founders earned during the first five years of the Company’s operations. The Company has committed to pay one of the founders an amount equivalent to 1% of the value of the Company and the other founder an amount equivalent to 100% of his current base salary at the time of the purchase of or initial public offering by the Company. The compensation is contingent upon a successful transaction. No deferred compensation amount has been accrued in as of September 30, 2020 and December 31, 2019.

Legal matters — The Company is subject to various claims and legal proceedings covering matters that arise in the ordinary course of its business activities, including product liability claims. Management believes that any liability that may ultimately result from the resolution of these matters will not have a material adverse effect on the financial condition or results of operations of the Company.

Research agreement — Effective September 1, 2016, the Company is party to a research agreement with a third party, which is also a Company stockholder, whereby the third party will perform research activity as specified annually by the Company. Under the terms of the agreement, the Company will pay a minimum of $400,000 annually in equal quarterly installments. For the nine months ended September 30, 2020 and the year ended December 31, 2019, $266,667 and $691,667 had been paid under the research agreement, respectively. At September 30, 2020 and December 31, 2019, amounts payable under the agreement totaled $645,267 and $612,267, respectively.

In-licensing — The Company is party to a licensing agreement for non-exclusive rights to intellectual property which will expire at the later of the date at which the last patent underlying the intellectual property expires or 20 years from the sale of the first licensed product. Under the terms of the agreement, the Company will pay up to an aggregate $700,000 in royalties upon achievement of certain milestones. As of September 30, 2020, no royalty expenses had been incurred under this agreement.

NUVVE CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 12 — Commitments and Contingencies (cont.)

In November 2017, the Company executed an agreement (“IP Acquisition Agreement”) with a third party (Seller) whereby all right, title, and interest in the licensed intellectual property was assigned to the Company in exchange for an upfront fee of $500,000 and 5,524,282 of the Company’s common shares valued at $0.27 per share. The total acquisition cost of approximately $1,992,000 is amortized over the fifteen-year expected life of the patents underlying the intellectual property. Under the terms of the agreement, the Company will pay up to an aggregate $7,500,000 in royalties to the Seller upon achievement of certain milestones, and the Seller will retain a non-exclusive, royalty-free license, to utilize the intellectual property solely for research and education purposes. As of December 31, 2019, no royalty expenses had been incurred under these agreements.

Out-licensing — The Company has licensed intellectual property rights to third parties under agreements expiring between September 2018 and March 2019 which required the licensees to pay royalties on commercial sales of licensed product at rates ranging from 10 to 30 percent based on milestones specified in the agreement. No royalty fees had been earned under these agreements when the agreements expired.

Purchase commitment — In October 2018, the Company issued a purchase order in the amount of $504,155 to acquire charging station hardware from a vendor. For the nine months ended September 30, 2020 and December 31, 2019, payments toward this purchase order totaled $65,000 and $171,247, respectively. At September 30, 2020, the remaining balance on this purchase obligation totaled $15,830.

Investment — The Company is committed to possible future additional contributions to the Investment in Dreev (Note 3) in the amount of $500,895.

Note 13 — Subsequent Events

The Company evaluated all events or transactions that occurred after September 30, 2020 through the date the condensed consolidated financial statements were issued. During this period, the Company had the following material subsequent events that require disclosure:

Coronavirus

In early 2020, an outbreak of a novel coronavirus (COVID-19) occurred in the United States, along with other countries globally, which continues. On March 11, 2020, the World Health Organization assessed the novel coronavirus outbreak and characterized it as a pandemic. Subsequent to the declaration of a pandemic, a variety of federal, state, and local governments have taken actions in response to the pandemic, which have ranged by jurisdiction but are generally expected to result in a variety of negative economic consequences, the scope of which is not clearly known. The Company continues to monitor the situation closely and has not experienced significant adverse impact. However, given the uncertainty regarding the circumstances, the impact to the Company’s financial statements cannot be quantified at this time.

Cessation of Operations in France

In March 2020, following the establishment of its joint venture, Dreev, the Company ceased operations of its subsidiary, Nuvve SaS in France. The two employees of Nuvve SaS resigned from the Company in March 2020 and were concurrently hired by Dreev. Financial results for Nuvve SaS are included in the Company’s financial results through the cessation of operations.

Government Loans

On November 16, 2020, the Company repaid the principal and interest balance due on this loan.

NUVVE CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 13 — Subsequent Events (cont.)

Sale and Conversion of Promissory Notes

Subsequent to September 30, 2020, the Company received cash proceeds from the issuance of convertible promissory notes totaling $520,000 (the “October 2020 Notes”). The October 2020 Notes accrue interest at 5 percent per annum and are due December 1, 2021 (Maturity Date), or upon the closing of a next equity financing, or an IPO or a liquidation event. In the event of a next equity financing, as defined in the agreement, each note balance, of principal and interest, would automatically convert into shares of a new series of preferred stock of the Company with terms similar to that of the equity securities issued in connection with the next equity financing, at the lower of a price equal to the price paid by the investors participating in the next equity financing or at a price based on an assumed valuation of the Company. In the event of a conversion at maturity, or of a liquidation event or IPO, the shares would be converted to the Company’s equity securities at a price based on an assumed valuation of the Company.

Prior to November 17, 2020, the Company entered into agreements with each of the note holders, (Noteholder Agreement), whereby the principal and interest earned on each of the outstanding 2020 Notes and October 2020 Notes would be converted into shares of the Company’s common stock at a price that is the lower of 80% of the price paid by the investors in the Bridge Loan, (as described below), or at a price based on assumed valuation of the Company. As of November 17, 2020, the 2020 Notes and October 2020 Notes were converted into a total of 1,475,634 shares of the Company’s common stock.

Acquisition of the Company

On November 11, 2020, the Company’s Board of Directors unanimously approved the pursuit of a business combination transaction involving the Company. On November 11, 2020, the Company entered into a business combination agreement (“Merger”) with Newborn Acquisition Corp. (“Newborn”) whereby a subsidiary of Newborn will merge with the Company, with the Company surviving the Merger as a wholly owned subsidiary of Newborn. As a result of the proposed Merger, Newborn will be renamed Nuvve Holdings, Inc. Newborn anticipates that the transactions contemplated by the Merger Agreement will close in the first quarter of 2021.

On November 12, 2020, the Company entered into a 6% Convertible Debenture Agreement (the “Bridge Loan”) and a Securities Purchase Agreement, whereby the Company received a loan in the amount of $4,000,000 from a single investor, (the “Investor”), with the following terms: 1) interest on the Bridge Loan at 6% per annum, 2) the maturity date of the Bridge Loan is May 17, 2021, and 3) in the event of the Merger, as described above, the principal and interest earned on the Bridge Loan will be automatically converted into shares of common stock of the Company at a price of $7.50 per common share, each of which will be exchanged in the Merger transaction for one share of the surviving entity of the Merger; provided however, that the Investor may not own more than 9.99% of the common stock of the Company following the conversion.

Reimbursement of Legal Fees

On October 5, 2020, the Company entered into an agreement with an investor whereby the Company agreed to reimburse the investor for certain legal fees, up to approximately $96,000, associated with a license agreement between the parties. The reimbursement is payable upon the completion by the Company of an equity financing or the completion of the licensing agreement.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors
Nuvve Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Nuvve Corporation and subsidiaries (the “Company”) as of December 31, 2019 and 2018, the related consolidated statements of operations and other comprehensive loss, stockholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2019 and 2018, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has yet to realize substantial revenues from its planned principal operations and has an accumulated deficit that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Change in Accounting Principle

As discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting for revenue recognition in 2019 due to the adoption of Accounting Standards Codification Topic No. 606.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures to respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Moss Adams LLP

San Diego, California

December 18, 2020

We have served as the Company’s auditor since 2018.

NUVVE CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2019	2018
Assets
Current assets
Cash	$326,703	$2,048,901
Restricted cash	—	100,000
Accounts receivable	811,847	865,613
Inventories	216,787	—
Prepaid expenses	335,242	592,358
Total Current Assets	1,690,579	3,606,872

Property and equipment, net	97,297	102,420
Intangible assets, net	1,759,951	1,940,555
Investment	670,951	—
Security deposit	23,484	23,484
Total Assets	$4,242,262	$5,673,331

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts payable	$1,498,879	$970,679
Accrued expenses	834,715	265,938
Deferred revenue	88,691	—
Convertible notes payable	150,000	100,000
Total Current Liabilities	2,572,285	1,336,617

Commitments and Contingencies – Note 11

Stockholders’ Equity
Convertible preferred stock, $0.0001 par value, 30,000,000 shares authorized; 16,789,088 shares issued and outstanding, with an aggregate liquidation preference of $12,156,676 at December 31, 2019 and 2018.	1,679	1,679
Common stock, $0.0001 par value, 65,000,000 shares authorized; 24,542,314 shares issued and outstanding at December 31, 2019 and 2018.	2,454	2,454
Additional paid-in capital	17,131,913	16,824,843
Accumulated other comprehensive income	107,620	58,943
Accumulated deficit	(15,573,689)	(12,551,205)
Total Stockholders’ Equity	1,669,977	4,336,714

Total Liabilities and Stockholders’ Equity	$4,242,262	$5,673,331

The accompanying notes are an integral part of these consolidated financial statements.

NUVVE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Years Ended December 31,
	2019	2018
Revenue
Products and services	$1,035,244	$313,029
Grants	1,543,135	1,089,558
Total revenue	2,578,379	1,402,587

Operating expenses
Cost of product and service revenue	544,229	85,000
Selling, general, and administrative	5,064,737	5,560,018
Research and development	3,131,482	3,624,458
Total operating expenses	8,740,448	9,269,476

Operating loss	(6,162,069)	(7,866,889)

Other income (expense)
Interest income	8,390	45,615
Interest expense	(8,186)	—
Equity in net loss of investment	(671,731)	—
Other income with related party	3,891,313	—
Other, net	(80,201)	(13,101)
Total other income	3,139,585	32,514

Net loss	(3,022,484)	(7,834,375)

Other comprehensive income
Currency translation adjustment	48,677	66,618
Total other comprehensive income	48,677	66,618

Comprehensive loss	$(2,973,807)	$(7,767,757)

The accompanying notes are an integral part of these consolidated financial statements.

NUVVE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Series A Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total
	Shares	Amount	Shares	Amount
Balance January 1, 2018	16,789,088	$1,679	24,542,314	$2,454	$16,634,148	$(7,675)	$(4,716,830)	$11,913,776
Stock-based compensation	—	—	—	—	190,695	—	—	190,695
Currency translation adjustment	—	—	—	—	—	66,618	—	66,618
Net loss	—	—	—	—	—	—	(7,834,375)	(7,834,375)
Balance December 31, 2018	16,789,088	$1,679	24,542,314	$2,454	$16,824,843	$58,943	$(12,551,205)	$4,336,714
Stock-based compensation	—	—	—	—	307,070	—	—	307,070
Currency translation adjustment	—	—	—	—	—	48,677	—	48,677
Net loss	—	—	—	—	—	—	(3,022,484)	(3,022,484)
Balance December 31, 2019	16,789,088	$1,679	24,542,314	$2,454	$17,131,913	$107,620	$(15,573,689)	$1,669,977

The accompanying notes are an integral part of these consolidated financial statements.

NUVVE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOW

	Years ended December 31,
	2019	2018
Operating activities
Net loss	$(3,022,484)	$(7,834,375)
Adjustments to reconcile to net loss to net cash used in operating activities
Depreciation and amortization	202,234	125,351
Share-based compensation	307,070	190,695
Loss from equity method investment	671,731	—
Gain on sale of investment	(446,880)	—
Gain from contribution of intellectual property	(3,200,700)	—
Change in operating assets and liabilities
Accounts receivable	53,769	(599,626)
Inventory	(216,787)	—
Prepaid expenses and other assets	256,156	(601,155)
Accounts payable	528,311	632,043
Accrued expenses	569,929	39,336
Deferred revenue	88,691	—
Net cash used in operating activities	(4,208,960)	(8,047,731)

Investing activities
Proceeds from sale of interest in investment	2,304,898	—
Purchase of property and equipment	(16,498)	(116,165)
Net cash provided by (used in) investing activities	2,288,400	(116,165)

Financing activities
Proceeds on issuance of convertible notes	50,000	100,000
Net cash provided by financing activities	50,000	100,000

Effect of exchange rate on cash	48,362	96,562

Net increase (decrease) in cash and restricted cash	(1,822,198)	(7,967,334)
Cash and restricted cash at beginning of year	2,148,901	10,116,235
Cash and restricted cash at end of year	$326,703	$2,148,901

Cash paid for interest	$—	$—
Cash paid for income taxes	$800	$—

Supplemental Disclosure of Noncash Investing Activity
License and transfer of intellectual property for interest in Investment	$3,200,700	$—

The accompanying notes are an integral part of these consolidated financial statements.

NUVVE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization and Summary of Accounting Policies

Description of business — Nuvve Corporation, a Delaware corporation headquartered in San Diego (the “Company” or “Nuvve”), was founded on October 18, 2010, to develop and commercialize Vehicle to Grid (V2G) technology. The Company has developed a proprietary V2G technology, including the Company’s Grid Integrated Vehicle (“GIVeTM”) cloud-based software platform, that enables it to link multiple electric vehicle (EV) batteries into a virtual power plant (VPP) to provide bi-directional energy to the electrical grid in a qualified and secure manner. The VPP can generate revenue by selling, or making available to utility companies, excess energy when the price is relatively high or by buying energy when the price is relatively low. This may allow energy users to reduce energy peak consumption and allow utilities to reduce the required internally generated peak demand. This V2G technology was originally developed in 1996 by Dr. Willett Kempton at the University of Delaware and is now being deployed for commercial use as a part of the management of fleets of vehicles, including buses. Nuvve’s technology is patent protected. Nuvve’s first commercial operation was proven in Copenhagen in 2016. Since then, Nuvve has established operations in the United States, the United Kingdom, France, and Denmark. In addition to Nuvve’s algorithms and software, Nuvve provides complete V2G solutions to its customers, including V2G bidirectional chargers which are preconfigured to work with Nuvve’s GIVeTM platform. The Company’s technology is compatible with several charger manufacturers both in DC (such as CHAdeMO) and AC mode.

Structure of the Company — The Company, Nuvve Corporation, has three wholly owned subsidiaries: (1) Nuvve ApS, (“Nuvve Denmark”), a company registered in Denmark, (2) Nuvve SaS, a company registered in France, and (3) Nuvve LTD, a company registered in United Kingdom.

Basis of presentation — The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). The consolidated financial statements include the accounts of Nuvve Corporation and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Liquidity and management’s plan — The Company’s consolidated financial statements have been prepared on the basis of continuity of operations, the realization of assets, and the satisfaction of liabilities in the ordinary course of business. Since inception, the Company has devoted substantially all of its efforts to research, development, technology demonstrations, and pilot projects and has yet to realize substantial revenue growth from its planned principal operations. As of December 31, 2019, the Company had an accumulated deficit of approximately $15.6 million. The Company has relied, and expects to continue relying, primarily upon equity and debt financing to fund its operations and expects to continue to incur cash losses from operations for the foreseeable future. These circumstances create substantial doubt as to the ability of the Company to continue as a going concern for a period of one year following the date these consolidated financial statements were available to be issued. The Company is exploring financing opportunities, but it is possible that suitable financing may not be available to the Company on acceptable terms, or at all. This may be particularly true during the COVID-19 pandemic when the global capital markets are experiencing volatility. The Company does not anticipate curtailment of planned activities prior to the close of a successful financing. However, if the Company is unable to raise funds necessary to satisfy its obligations on a timely basis, it may be required to curtail or cease operations.

Use of estimates — The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that may affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions made by management include the impairment of intangible assets, the estimated useful lives and impairment of long-lived assets, the net realizable value of inventory, the fair value of share-based payments, the fair value of common stock, the fair value of notes payable conversion options, the valuation of equity investments, and the recognition and disclosure of contingent liabilities.

NUVVE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization and Summary of Accounting Policies (cont.)

Management evaluates its estimates on an ongoing basis. Actual results could materially vary from those estimates.

Reclassifications — Certain amounts in the prior period financial statements have been reclassified to conform to the presentation of the current period financial statements. These reclassifications had no effect on the previously reported net loss.

Foreign currency matters — For Nuvve Corporation, Nuvve SaS, and Nuvve LTD, the functional currency is the U.S. dollar. All local foreign currency asset and liability amounts are remeasured into U.S. dollars at balance sheet date exchange rates, except for inventories, prepaid expenses, and property, plant, and equipment, which are remeasured at historical rates. Foreign currency income and expenses are remeasured at average exchange rates in effect during the year, except for expenses related to balance sheet amounts which are remeasured at historical exchange rates. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in other income (expense) in the consolidated statements of operations.

The financial position and results of operations of the Company’s non-U.S. dollar functional currency subsidiary, Nuvve Denmark, are measured using the subsidiary’s local currency as the functional currency. The Company translates the assets and liabilities of Nuvve Denmark into U.S. dollars using exchange rates in effect at the balance sheet date. Revenues and expenses for the subsidiary are translated using rates that approximate those in effect during the period. The resulting translation gain and loss adjustments are reflected as a foreign currency translation adjustment in accumulated other comprehensive income (loss) within stockholders’ equity in the consolidated balance sheets. Foreign currency translation adjustments are included in other comprehensive income in the consolidated statements of operations and comprehensive loss.

Cash — The Company maintains cash balances that can, at times, exceed amounts insured by the Federal Deposit Insurance Corporation, which is up to $250,000. The Company has not experienced any losses in these accounts and believes it is not exposed to any significant credit risk in this area.

Restricted cash — Restricted cash includes amounts held in designated accounts, which are required collateral for the Company’s credit cards. Restricted cash is included with cash when reconciling the beginning of year and end of year total amounts shown on the accompanying consolidated statements of cash flows.

The following table provides a reconciliation of cash and restricted cash reported within the consolidated balance sheets that sum to the total of the same such amounts shown in the consolidated statements of cash flows:

	2019	2018
Cash	$326,703	$2,048,901
Restricted cash	—	100,000
	$326,703	$2,148,901

Accounts receivable — Accounts receivable consists primarily of payments due from customers under the Company’s contracts with customers. The Company performs ongoing credit evaluations of customers to assess the probability of accounts receivable collection based on a number of factors, including past transaction experience with the customer, evaluation of their credit history, and review of the invoicing terms of the contract. The Company maintains reserves for potential credit losses on customer accounts when deemed necessary. Based on the analysis for the years ended December 31, 2019 and 2018, the Company did not record an allowance for doubtful accounts.

NUVVE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization and Summary of Accounting Policies (cont.)

Concentrations of credit risk — Revenue and accounts receivable for customers that accounted for 10% or more of revenue or accounts receivable for the years ended December 31, 2019 and 2018, are summarized below:

	2019		2018
	Revenue	Trade Accounts Receivable	Revenue	Trade Accounts Receivable
Customer 1 (grant revenue)	46%	76%	66%	78%
Customer 2 (services revenue)	12%	*	*	*
Customer 3 (grant revenue)	12%	*	*	*

____________

*        Amount represents less than 10%

Inventories — Inventories are stated at the lower of cost or net realizable value. The Company values its inventories using the first-in, first-out method. Cost includes purchased products. Net realizable value is based on current selling prices less costs of disposal. At December 31, 2019 and 2018, the Company’s inventories consisted solely of finished goods. Should demand for the Company’s products prove to be significantly less than anticipated, the ultimate realizable value of the Company’s inventories could be substantially less than the amount shown on the accompanying consolidated balance sheets.

Property and equipment, net — Property and equipment are carried at cost less accumulated depreciation. Depreciation is calculated on a straight-line basis over the estimated useful lives of the respective asset. Maintenance and repairs are expensed as incurred while betterments are capitalized. Upon sale of disposition of assets, any gain or loss is included in the consolidated statement of operations.

Intangible assets — Intangible assets consist of patents which are amortized over the period of estimated benefit using the straight-line method. No significant residual value is estimated for intangible assets.

Impairment of long-lived assets — The Company evaluates long-lived assets, for impairment, including evaluating the useful lives for amortizing intangible assets, whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. If the estimated future cash flows (undiscounted and without interest charges) from the use of an asset are less than the carrying value, a write-down would be recorded to reduce the related asset to its estimated fair value. There were no such write-downs for the years ended December 31, 2019 and 2018.

Variable interest entities — The Company may make investments in certain legal entities in which equity investors do not have (1) sufficient equity at risk for the legal entity to finance its activities without additional subordinated financial support, (2) as a group, the holders of the equity investment at risk do not have either the power, through voting or similar rights, to direct the activities of the legal entity that most significantly impact the entity’s economic performance, or (3) the obligation to absorb the expected losses of the legal entity or the right to receive expected residual returns of the legal entity. These certain legal entities are referred to as “variable interest entities” or “VIEs.” The Company determines whether any entity in which it makes an investment is a VIE at the start of a new venture and periodically determines if a reconsideration event has occurred. At this time, the Company also considers whether it must consolidate a VIE and/or disclose information about its involvement in a VIE.

The Company consolidates the results of any such VIE in which it determines that it has a controlling financial interest. The Company is deemed to have a “controlling financial interest” in such an entity if the Company had both the power to direct the activities that most significantly affect the VIE’s economic performance and the obligation to absorb the losses of, or right to receive benefits from, the VIE that could be potentially significant to the VIE. On a quarterly basis, the Company reassesses whether it has a controlling financial interest in any investments it has in these certain legal entities.

During 2019, the Company invested in Dreev SaS, (“Dreev”), a VIE, but determined it was not the primary beneficiary of the VIE (see Note 3).

NUVVE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization and Summary of Accounting Policies (cont.)

Equity method investments — Investee companies that are not consolidated, but over which the Company exercises significant influence, are accounted for under the equity method of accounting. Whether or not the Company exercises significant influence with respect to an investee depends on an evaluation of several factors including, among others, representation on the investee company’s board of directors and ownership level, which is generally a 20% to 50% interest in the voting securities of the investee company. Under the equity method of accounting, the investee’s accounts are not reflected within the Company’s consolidated balance sheets and consolidated statements of operations and comprehensive loss. However, the Company’s investment in the unconsolidated affiliate is initially recorded as an investment in the stock of the investee at cost, and the carrying amount of the investment is subsequently adjusted to recognize the Company’s share of the earnings or losses of the investment, which is reflected in the caption “Equity in net loss of investment” in the consolidated statements of operations and comprehensive loss. The Company’s carrying value in equity method investments is reflected in the caption “Investment” in the Company’s consolidated balance sheets.

When the Company’s carrying value in an equity method investee company is reduced to zero, no further losses are recorded in the Company’s consolidated financial statements unless the Company guaranteed obligations of the investee company or has committed additional funding. When the investee company subsequently reports income, the Company will not record its share of such income until it equals the amount of its share of losses not previously recognized.

The Company carried no investments accounted for under the equity method at December 31, 2019 or 2018. However, during 2019, the Company invested in Dreev, which it accounted for under the equity method for a portion of the year ended December 31, 2019 (see Note 3).

Investments in equity securities without readily determinable fair values — In February 2019, the Company invested in equity securities of Dreev, (see Note 3), which is a nonpublic entity, for which there is no readily determinable fair value. Investments in equity securities of nonpublic entities without readily determinable fair values are carried at cost minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer. The Company reviews its equity securities without readily determinable fair values on a regular basis to determine if the investment is impaired. For purposes of this assessment, the Company considers the investee’s cash position, earnings and revenue outlook, liquidity and management ownership, among other factors, in its review. If management’s assessment indicates that an impairment exists, the Company estimates the fair value of the equity investment and recognizes in current earnings an impairment loss that is equal to the difference between the fair value of the equity investment and its carrying amount. The Company did not recognize an impairment loss on its investment during 2019.

Employee savings plan — The Company maintains a savings plan on behalf of its employees that qualifies under Section 401(k) of the Internal Revenue Code. Participating employees may contribute up to the statutory limits. During 2019 and 2018, the Company did not contribute to the savings plan.

Fair value measurements — The Company’s financial instruments consist principally of cash and restricted cash, accounts receivable, accounts payable and accrued expenses, convertible notes payable, and the conversion option on the notes payable. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimizes the use of unobservable inputs to the extent possible. The Company also considers counterparty risk and its own credit risk in its assessment of fair value.

The categorization of financial instruments within the valuation hierarchy is based on the lowest level of input that is significant to the fair value measurement. The inputs used to measure fair value are prioritized based on a three-level hierarchy. The three levels of inputs used to measure fair value are defined as follows:

•        Level 1 — Quoted prices in active markets for identical assets or liabilities.

•        Level 2 — Other inputs that are observable directly or indirectly, such as quoted prices for similar assets and liabilities or market corroborated inputs.

NUVVE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization and Summary of Accounting Policies (cont.)

•        Level 3 — Unobservable inputs are used when little or no market data is available, which requires the Company to develop its own assumptions about how market participants would value the assets or liabilities.

There were no transfers between Level 1 and Level 2 of the fair value hierarchy in 2019 and 2018.

The conversion options on the convertible notes payable (Note 6) are measured at fair value on a recurring basis. The fair value of the conversion option on the convertible notes payable at December 31, 2018 and 2019, was determined based on Level 3 inputs under the fair value hierarchy. The fair value of the conversion options was zero at both December 31, 2019 and 2018, and no gains or losses due to the change in fair value were included in earnings during 2019 or 2018. The fair value of the conversion options was determined by estimating the conversion premium, employing the fair value of the Company’s common stock prepared by an outside valuation firm, which was determined based on applying a combination of the market approach and the income approach. For the market approach, the Company reviewed the performance of a set of guideline comparable public companies, considering the guideline companies’ various financial characteristics, including size, profitability, balance sheet strength, and diversification as compared to the Company.

The fair value of the noncash consideration received for the license and transfer of intellectual property to Dreev (Note 3), in exchange for the Company’s 49% interest in Dreev of $3,200,000 was backsolved by reference to the price paid in cash by the other owner for its 51% share in Dreev and falls under Level 2 of the fair value hierarchy. Following the Company’s sale of a portion of its interest in Dreev in 2019, the investment balance associated with this noncash consideration was accounted for at cost minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer. As such, there are no assets or liabilities that are remeasured at fair value on a recurring basis at December 31, 2019.

Cash, restricted cash, accounts receivable, accounts payable, and accrued expenses are generally carried at cost, which management believes approximates fair value due to the short-term maturity of these instruments.

Revenue recognition — The Company adopted Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”), effective January 1, 2019, utilizing the modified retrospective method of transition. ASC 606 supersedes the revenue recognition requirements in ASC 605, Revenue Recognition. The core principle of ASC 606 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. There was no material impact to the Company’s consolidated financial statements resulting from the adoption of ASC 606.

The Company’s revenue recognition policy is as follows:

Services — The Company has entered into various agreements for research and development and software development services. The terms of these arrangements typically include terms whereby the Company receives milestone payments in accordance with the scope of services outlined in the respective agreement or is reimbursed for allowable costs.

At the inception of each arrangement that includes milestone payments, the Company evaluates whether a significant reversal of cumulative revenue associated with achieving the milestones is probable and estimates the amount to be included in the transaction price using the most likely amount method. If it is probable that a significant reversal of cumulative revenue would not occur, the associated milestone value is included in the transaction price. The Company applies considerable judgment in evaluating factors such as the scientific, regulatory, commercial, and other risks that must be overcome to achieve a particular milestone in making this assessment. At the end of each subsequent reporting period, the Company reevaluates the probability of achievement of all milestones subject to constraint and, if necessary, adjusts its estimate of the overall transaction price. Any such adjustments are recorded on a cumulative catch-up basis, which would affect revenues and earnings in the period of adjustment.

Revenue for other service contracts is recognized over time using an input method where progress on the performance obligation is measured based on the proportion of actual costs incurred to date relative to the total costs expected to be required to satisfy the performance obligation.

NUVVE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization and Summary of Accounting Policies (cont.)

Grant revenue — The Company has concluded as of January 1, 2019, that grants are not within the scope of ASC 606, as government entities do not meet the definition of a “customer” as defined by ASC 606; as for the grants, there is not considered to be a transfer of control of goods or services to the government entity funding the grant. Additionally, the Company has concluded these government grants meet the definition of a contribution and are non-reciprocal transactions; however, ASC Subtopic 958-605, Not-for-Profit-Entities-Revenue Recognition, does not apply, as the Company is a business entity, and the grants are with a governmental agency.

Revenues from each grant are based upon internal costs incurred that are specifically covered by the grant. Revenue is recognized as the Company incurs expenses that are related to the grant. The Company believes this policy is consistent with the overarching premise in ASC 606, to ensure that it recognizes revenues to reflect the transfer of promised goods or services to customers in an amount that reflects the consideration to which it expects to be entitled in exchange for those goods or services, even though there is no “exchange” as defined in the ASC. The Company believes the recognition of revenue as costs are incurred and amounts become earned/realizable is analogous to the concept of transfer of control of a service over time under ASC 606.

Product revenue — For sales of finished products (charging stations) to customers, the Company satisfies its performance obligation and records revenues when transfer of control has passed to the customer, which the Company has determined as the date at which the product ships. The transaction price is determined based upon the invoiced sales price. Payment terms generally require remittance from customer within 30 days of the sale date.

The Company considers contract modifications to exist when the modification either creates new or makes changes to the existing enforceable rights and obligations. Contract modifications for services that are not distinct from the existing contract are accounted for as if they were part of that existing contract. In these cases, the effect of the contract modification on the transaction price and the measure of progress for the performance obligation to which it relates are recognized as an adjustment to revenue (either as an increase in or a reduction of revenue) on a cumulative catch-up basis. Contract modifications for goods or services that are considered distinct from the existing contract are accounted for as separate contracts.

The Company’s contract liabilities consist solely of deferred revenue related to amounts billed or received in advance of services or products delivered.

Prior to the adoption of ASC 606 on January 1, 2019, the Company recognized its revenue in accordance with ASC 605, when persuasive evidence of an arrangement existed, services had been rendered or products had been delivered, the fee was fixed or determinable, and the collectability of the related revenue was reasonably assured.

Cost of revenue — Cost of revenue consists primarily of costs of material, including hardware and software costs, and costs of providing services, including employee compensation and other costs associated with supporting these functions.

Contract costs — The Company adopted ASC Subtopic 340-40, Other Assets and Deferred Costs — Contracts with Customers (“ASC 340-40”), effective January 1, 2019, utilizing the modified retrospective method of transition. Under ASC 340-40, the Company defers all incremental costs, including commissions, incurred to obtain the contract and amortizes these costs over the expected period of benefit which is generally the life of the contract. The Company evaluated incremental contract costs for contracts in place as of January 1, 2019, and determined these to be immaterial to the consolidated financial statements.

Income taxes — The Company accounts for income taxes under the asset and liability method in accordance with ASC Topic 740, Income Taxes, (“ASC 740”), under which it recognizes deferred income taxes, net of valuation allowances, for net operating losses, tax credit carryforwards, and the estimated future tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

NUVVE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization and Summary of Accounting Policies (cont.)

The Company applies certain provisions of ASC 740, which includes a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit or obligation as the largest amount that is more than 50% likely of being realized upon ultimate settlement. The Company considers many factors when evaluating and estimating its tax positions and tax benefits, which may require periodic adjustments.

Research and development — The Company expenses research and development costs as incurred. Software development expense is included in research and development costs except for those costs which require capitalization in accordance with accounting principles. Certain research and development costs are related to performance on grant contracts.

Stock-based compensation — The Company accounts for share-based awards granted to employees under the fair value method prescribed by ASC 718-10, Stock Compensation. Stock-based compensation cost is measured based on the estimated grant date fair value of the award and is recognized as expense over the requisite service period. The fair value of stock options is estimated using the Black-Scholes option pricing model. The Company accounts for forfeitures as they occur.

Recently adopted accounting pronouncements — In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, which established ASC 606. ASC 606 supersedes the revenue recognition requirements in ASC 605, Revenue Recognition, and requires the recognition of revenue when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled in exchange for those goods or services. ASU 2014-09 also added ASC Subtopic 340-40 to the ASC to require the deferral of incremental costs of obtaining a contract with a customer. The Company adopted ASC 606 in 2019 as previously disclosed in Note 1. The implementation of ASC 606 did not have a material impact on the Company’s consolidated financial statements.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments — Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities (ASU 2016-01). These amendments in ASU 2016-01, among other things:

•        Require equity investments (except those accounted for under the equity method of accounting, or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income. However, an entity may choose to measure equity investments that do not have readily determinable fair values at cost minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer.

•        Require public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes.

•        Require separate presentation of financial assets and financial liabilities by measurement category and form of financial asset (i.e., securities or loans and receivables).

•        Eliminate the requirement for public business entities to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost.

The Company began applying the nonpublic company portion of this guidance on January 1, 2019. Adoption of ASU 2016-01 did not have a material impact on the Company’s consolidated financial statements.

In February 2017, the FASB issued ASU 2017-05, Other Income — Gains and Losses from the Derecognition of Nonfinancial Assets (Subtopic 610-20): Clarifying the Scope of Asset Derecognition Guidance and Accounting for Partial Sales of Nonfinancial Assets (“ASU 2017-05”). The amendments in ASU 2017-05 clarify that a financial asset is within the scope of ASC Subtopic 610-20, Other Income — Gains and Losses from the Derecognition of

NUVVE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization and Summary of Accounting Policies (cont.)

Nonfinancial Assets (“ASC 610-20”) if it meets the definition of an in substance nonfinancial asset. The amendments also define the term in substance nonfinancial asset. The amendments clarify that nonfinancial assets within the scope of ASC 610-20 may include nonfinancial assets transferred within a legal entity to a counterparty. For example, an entity may transfer control of nonfinancial assets by transferring ownership interests in a consolidated subsidiary. A contract that includes the transfer of ownership interests in one or more consolidated subsidiaries is within the scope of Subtopic 610-20 if substantially all of the fair value of the assets that are promised to the counterparty in a contract is concentrated in nonfinancial assets. The amendments clarify that an entity should identify each distinct nonfinancial asset or in substance nonfinancial asset promised to a counterparty and derecognize each asset when a counterparty obtains control of it. The Company adopted the provisions of ASU 2017-05 effective January 1, 2019. Adoption of ASU 2017-05 did not have a material impact on the Company’s consolidated financial statements.

In June 2018, the FASB issued ASU 2018-07, Compensation — Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”). The amendments in ASU 2018-07 expand the scope of Topic 718, Compensation — Stock Compensation (which previously only included share-based payments to employees) to include share-based payments issued to nonemployees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees are substantially aligned. The ASU supersedes Subtopic 505-50, Equity — Equity-Based Payments to Non-Employees. ASU 2018-07 is effective for public companies for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. For all other companies, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, but no earlier than a company’s adoption date of Topic 606, Revenue from Contracts with Customers. The Company early adopted ASU 2018-07 effective January 1, 2019, to streamline its accounting for nonemployee share-based payment accounting.

In January 2020, the FASB issued ASU 2020-01, Investments — Equity Securities (Topic 321), Investments — Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815) — Clarifying the Interactions between Topic 321, Topic 323, and Topic 815 (“ASU 2020-01”), which among other things clarifies that a company should consider observable transactions that require a company to either apply or discontinue the equity method of accounting under Topic 323, Investments — Equity Method and Joint Ventures, for the purposes of applying the measurement alternative in accordance with Topic 321 immediately before applying or upon discontinuing the equity method. ASU 2020-01 is effective for public business entities for fiscal years and interim periods within those fiscal years, beginning after December 15, 2020. For all other entities, ASU 2020-01 is effective for fiscal years and interim periods within those fiscal years, beginning after December 15, 2021. Early application is permitted. An entity should apply ASU No. 2020-01 prospectively at the beginning of the interim period that includes the adoption date. The Company has adopted ASU 2020-01 effective January 1, 2019. Adoption of ASU 2020-01 did not have a material impact on the Company’s consolidated financial statements.

Recently issued accounting pronouncements — In February 2016, the FASB issued ASU 2016-02, Leases (ASU 2016-02). The amendments in this update require, among other things, that lessees recognize the following for all leases (with the exception of short term leases) at the commencement date: (1) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis, and (2) a right-to-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. Lessees and lessors must apply a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the consolidated financial statements. This update is effective for fiscal years beginning after December 15, 2021, with early adoption permitted. The Company is currently evaluating the impact of the new guidance on its consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326) — Measurement of Credit Losses on Financial Instruments (ASU 2016-13). ASU 2016-13 requires, among other things, the use of a new current expected credit loss (CECL) model in determining the allowances for doubtful accounts with respect to accounts receivable, accrued straight-line rents receivable, and notes receivable. The CECL model requires that an entity estimate its lifetime expected credit loss with respect to these receivables and record allowances that, when deducted from the balance of the receivables, represent the net amounts expected to be collected. Entities will also be

NUVVE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization and Summary of Accounting Policies (cont.)

required to disclose information about how the entity developed the allowances, including changes in the factors that influenced its estimate of expected credit losses and the reasons for those changes. This update is effective for fiscal years beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the impact of the new guidance on its consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes, which will simplify the accounting for income taxes by removing certain exceptions to the general principles in income tax accounting and improve consistent application of and simplify U.S. GAAP for other areas of income tax accounting by clarifying and amending existing guidance. The new guidance is effective for fiscal years beginning after December 15, 2020. The Company is currently evaluating the impact of the new guidance on its consolidated financial statements.

Note 2 — Revenue Recognition

The disclosures below discuss the Company’s material revenue contracts.

The following table provides information regarding disaggregated revenue based on revenue by service lines for the year ended December 31, 2019:

December 31, 2019
Revenue recognized over-time:
Services	$553,875
Grants	1,543,135

Revenue point in time:
Products	481,369
$2,578,379

The aggregate amount of revenue expected to be recognized in future years, for the Company’s contracts as of December 31, 2019, is as follows: (This disclosure does not include revenue related to contracts whose original expected duration is one year or less.)

	2020	2021	Total
Revenue expected to be recognized for existing contracts:	$2,018,421	$33,778	$2,052,199

Note 3 — Investment in Dreev

In October 2018, the Company entered into a Cooperation Framework Agreement and in February 2019, the Company invested in an enterprise (the “Investment”) with EDF Pulse Croissance Holding (“EDF”), a related party, (see Note 10), in which the companies incorporated an entity under the name of Dreev S.A.S., a société par actions simplifiée, organized in France (“Dreev”) in order to jointly develop and market V2G products in France, the UK, Belgium, and Italy (the “G4”). The Company licensed certain of its patents, know-how, and software copyrights (the “IP”) to Dreev to develop and commercialize the IP in the G4, with a promise to transfer the patents to Dreev in the future, in exchange for an initial 49% ownership stake in Dreev.

The license and transfer of the IP to Dreev was accounted for in accordance with ASC 610-20, as the transaction is not considered to be with a customer to obtain goods or services that are an output of the Company’s ordinary activities. In accordance with ASC 610-20, the Company applied the licensing guidance in ASC 606 by analogy and recognized $3,200,700 of other income in the consolidated statements of operations and comprehensive loss in connection with recording its 49% stake in Dreev, based on the fair value of the shares of Dreev received by the Company. The fair value of the noncash consideration received for the license and transfer of intellectual property to Dreev was backsolved by reference to the price paid in cash by the other owner for its 51% share in Dreev.

NUVVE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Investment in Dreev (cont.)

Due to the initial nature of the investment and the continued commitments from the owners for additional subordinated financing, the Company determined that Dreev is a VIE. Since the power to direct the activities of Dreev that most significantly impact Dreev’s economic performance was shared equally by both owners of Dreev, the Company determined that it was not the primary beneficiary of and did not control Dreev and, therefore, did not consolidate Dreev into the Company’s financial statements.

Although the Company did not maintain control over Dreev, it determined it was able to exercise significant influence with respect to the Investment, so the Company initially accounted for the Investment on the equity method of accounting. Under the equity method, the investment was initially recorded as an investment in the Dreev stock at cost, and the carrying amount was subsequently adjusted to recognize the Company’s 49% share of the losses of Dreev of $671,731 in 2019, which is reflected as equity in net loss of investment in other income (expense) in the consolidated statements of operations and comprehensive loss.

In October 2019, the Company entered into an agreement to sell 36% of its 49% equity interest in Dreev to EDF in exchange for $2,304,898 in cash. The Company recognized a $446,880 gain in other income in the consolidated statements of operations and comprehensive loss for the year ended December 31, 2019, related to this transaction. The sale reduced the Company’s equity ownership in Dreev to approximately 13%, and accordingly, the Company discontinued accounting for its investment in Dreev under the equity method at that time.

In October 2019, the Company entered into an agreement with Dreev which extended the territory covered by the intellectual property licensed to Dreev to the country of Germany, for a cash payment of $243,733 which is recognized in other income in the consolidated statements of operations and comprehensive loss.

In October 2019, the Company completed the transfer of the patents covering the G4 territories and Germany to Dreev for no additional consideration.

Commencing in October 2018 and continuing throughout 2019, the Company performed consulting services to Dreev related to transferring the IP, software development and operations of Dreev. The consulting services of $903,277 and $117,177 for the years ended December 31, 2019 and 2018, respectively, were sold to Dreev at the Company’s cost and is recognized as other income, net in the consolidated statements of operations and comprehensive loss. The Company also sold EV charging stations to Dreev in 2019, for which the Company recognized revenue of $388,617, in the consolidated statements of operations and comprehensive loss.

The following is a summary of amounts recognized in other income in the consolidated statements of operations and comprehensive loss for the year ended December 31, 2019:

License and transfer of intellectual property	$3,200,700
Partial sale of investment	446,880
Extension of intellectual property rights to Germany	243,733
Consulting service fees, net	—
$3,891,313

Note 4 — Property and Equipment

Property and equipment consist of the following at December 31:

	2019	2018
Automobiles	$132,672	$116,165
Computers & Servers	1,426	1,426
	$134,098	$117,591
Less: Accumulated Depreciation	(36,801)	(15,171)
	$97,297	$102,420

Depreciation expense was $21,630 and $13,745 for the years ended December 31, 2019 and 2018, respectively.

NUVVE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5 — Intangible Assets

At both December 31, 2019 and 2018, the Company had recorded a gross intangible asset balance of $2,091,556, which is related to patent and intangible property rights acquired. Amortization expense of intangible assets was $180,604 and $111,606 for the years ended December 31, 2019 and 2018, respectively. Accumulated amortization totaled $331,605 and $151,001 at December 31, 2019 and 2018, respectively.

The net amount of $1,759,951 at December 31, 2019, will be amortized over the weighted average remaining life of 12.8 years. Future amortization expense is estimated to be as follows for years following December 31, 2019:

2020	$139,437
2021	139,437
2022	139,437
2023	139,437
2024	139,437
Thereafter	1,062,766
$1,759,951

Note 6 — Convertible Notes Payable

Beginning in July 2018 and at various dates through December 2019, the Company issued convertible notes payable (the “2019 Notes”). As of December 31, 2019 and 2018, the outstanding balance on the 2019 Notes was $150,000 and $50,000, respectively. The 2019 Notes accrued interest at 5 percent per annum and were due upon the earlier of maturity dates (if called) ranging from January 31, 2019 to December 1, 2019, or at the closing of a qualified next equity financing, a liquidation event, or an initial public offering. In the event of a qualified next equity financing, the 2019 Notes balance, including accrued interest, would convert into shares of common or preferred stock issued in connection with the financing, at the lower of a price equal to (a) 80% of the price paid by investors participating in the qualified next equity financing or (b) a fixed dollar amount stated in the 2019 Notes contract divided by the fully diluted shares outstanding ($1.94 at December 31, 2019). In the event of conversion at maturity, a liquidation event or an IPO, the 2019 Notes balance, including accrued interest, would be converted to equity securities at a conversion rate based on a fixed dollar amount stated in the 2019 Notes contract divided by the fully diluted shares outstanding ($1.94 at December 31, 2019).

The qualified next equity financing conversion options were identified as redemption features for accounting purposes. Accordingly, the redemption feature is bifurcated and recorded at estimated fair value. At December 31, 2019, the fair value of the redemption feature was not material, and thus, no amounts associated with the redemption feature are reflected in the consolidated financial statements. As of December 31, 2019 and 2018, the fair value of the conversion options was zero.

Interest expense recognized on the Notes during the years ended December 31, 2019 and 2018, was $8,186 and zero, respectively.

Note 7 — Stockholders’ Equity

As of December 31, 2019, the Company has authorized two classes of stock to be designated, respectively, common stock, and preferred stock. The total number of shares the Company is authorized to issue is 95,000,000. The total common stock authorized to be issued is 65,000,000, par value $0.0001 per share and the total number of shares of Series A preferred stock authorized to be issued is 30,000,000, par value $.0001.

Following are the rights and privileges related to the Series A convertible preferred stock.

Dividend provision:    The holders of the preferred stock in preference to the holders of common stock are entitled to receive, if and when declared by the Board of Directors, dividends at the rate of $0.028963 per share per annum. Such dividends shall not be cumulative. No such dividends have been declared to date. In addition, the holders of the preferred stock are entitled to receive a dividend equal to any dividend paid on common stock, when and if declared by the board, on the basis of the number of common shares into which a share of preferred stock may be convertible.

NUVVE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 — Stockholders’ Equity (cont.)

Conversion feature:    Each share of preferred stock is convertible at the option of the holder into one share of common stock, subject to certain adjustments for dilution, if any, resulting from future stock issuances, including for any subsequent issuance of common stock at a price per share less than that paid by the holders of the preferred stock. The outstanding shares of preferred stock automatically convert into common stock upon the occurrence of: 1) an underwritten public offering of the Company’s common stock in which aggregate cash proceeds are not less than $6,000,000, or 2) the election of the holders of a majority of the then outstanding shares of preferred stock.

Liquidation provision:    In the event of any liquidation, dissolution, winding-up, or sale or merger of the Company, whether voluntarily or involuntarily, each holder of preferred stock is entitled to receive, in preference to the holders of common stock, a per-share amount equal to the original issue price of $0.724076, plus all declared but unpaid dividends.

Redemption:    The preferred stock is not redeemable at the option of holder.

Note 8 — Stock Option Plan

In 2010, the Company adopted the 2010 Equity Incentive Plan (the “Plan”), which provides for the grant of restricted stock awards, stock options, and other share-based awards to employees, consultants, and directors. As of December 31, 2019, there is an aggregate of 8,950,000 common shares reserved for issuance under the Plan. The Plan allows for grants of incentive and non-statutory stock options. All options granted to date have a ten-year contractual life and vesting terms up to five years. In general, vested options expire if not exercised within three months after termination of service. As of December 31, 2019, the Company had issued options under the Plan, and a total of 2,010,417 shares of common stock remained available for future issuance under the Plan. As of December 31, 2019, there were no unvested restricted stock awards.

There were no option grants issued during year ended December 31, 2019. No amounts relating to the Plan have been capitalized. Compensation cost is recognized over the requisite service period based on the fair value of the options. Stock-based compensation expense for stock options was recorded as follows for the years ended December 31:

	2019	2018
Selling, general, and administrative expenses	$187,194	$146,360
Research and development expenses	119,876	44,335
	$307,070	$190,695

The Company uses the Black-Scholes option pricing model to estimate the fair value of stock options. Fair value is estimated at the date of grant for employee options and at the date at which the consultant’s performance is complete for consultant options. The following assumptions were used in the Black-Scholes model to calculate the fair value of stock options granted in 2018. There were no options granted in 2019.

Expected life of options (in years)(1)	5.0 – 6.3
Dividend yield(2)	0%
Risk-free interest rate(3)	1.48 – 2.14%
Volatility(4)	51%

____________

(1)      The expected life of options is the average of the contractual term of the options and the vesting period.

(2)      No cash dividends have been declared on the Company’s common stock since the Company’s inception, and the Company currently does not anticipate declaring or paying cash dividends over the expected life of the options.

(3)      The risk-free interest rate is based on the yields on U.S. Treasury debt securities with maturities approximating the estimated life of the options.

(4)      Volatility is estimated by management. This estimate is based on the average volatility of certain public company peers within the Company’s industry.

NUVVE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 — Stock Option Plan (cont.)

The following is a summary of the stock option activity under the Plan for the years ended December 31, 2019 and 2018:

	Shares	Weighted- Average Exercise Price per Share	Weighted- Average Remaining Contractual Term (Years)
Outstanding – January 1, 2018	5,450,000	$0.27	8.76
Granted	1,155,000	$0.29
Outstanding – December 31, 2018	6,605,000	$0.29	8.10
Forfeited	(1,990,417)	$0.28
Outstanding – December 31, 2019	4,614,583	$0.27	6.78

Options Exercisable at December 31, 2019	3,635,833	$0.27	6.50
Options Vested and Expected to Vest at December 31, 2019	4,614,583	$0.27	6.78

During the year ended December 31, 2019, the Company modified three option grants to extend the exercise period of the vested options of two option holders. The incremental compensation cost resulting from these modifications totaled $187,996 and was recorded as stock compensation expense in 2019.

During the year ended December 31, 2019, 899,791 options with a weighted-average grant date fair value of $0.14 per share vested. As of December 31, 2019, there were 978,750 unvested options with a weighted average grant date fair value of $0.14 per share. As of December 31, 2019, there was $152,696 of total unrecognized compensation cost related to unvested stock options. The Company expects this cost to be recognized over a remaining weighted-average period of approximately three years.

Note 9 — Income Taxes

There was no current or deferred income tax provision for the years ended December 31, 2019 and 2018.

The Company uses the liability method of accounting for income taxes. Under the liability method, deferred taxes are determined based on differences between the financial statement and tax bases of assets and liabilities using enacted tax rates. As of December 31, 2019, the Company had federal net operating loss carryforwards of approximately $13,269,000 and state net operating loss carryforwards of approximately $10,248,000. Of the federal net operating loss carryforwards, $3,070,000 will begin to expire in 2034, and the remainder do not expire. The state net operating loss carryforwards will begin to expire in 2034. Pursuant to Internal Revenue Code Sections 382 and 383, use of the Company’s net operating loss and credit carryforwards may be limited if a cumulative change in ownership of more than 50% occurs within any three-year period since the last ownership change. The Company believes that there has not been a change in control under these Sections. However, the Company does not anticipate performing a complete analysis of the limitation on the annual use of the net operating loss and tax credit carryforwards until the time that it projects that it will be able to utilize these tax attributes.

NUVVE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 — Income Taxes (cont.)

Significant components of the Company’s deferred tax assets (liabilities) are as follows as of December 31:

	2019	2018
Basis difference in equity investment	$(804,005)	$—
Straight line rent receivable	—	—
Accrued liabilities and other	310,758	413,420
Allowance for doubtful accounts	—	—
Intangible assets	—	—
Net operating losses	4,365,050	2,634,874
Net deferred tax assets (liabilities) before valuation allowance	3,871,803	3,048,294
Valuation allowance	$(3,871,803)	$(3,048,294)
Net deferred tax assets (liabilities)	—	—

A valuation allowance of $3,871,803 as of December 31, 2019, has been established against the Company’s deferred tax assets as realization of such assets is uncertain. The valuation allowance increased by $823,509 during the year ended December 31, 2019. The Company’s effective tax rate is different from the federal statutory rate of 21% due primarily to operating losses that receive no tax benefit as a result of a valuation allowance recorded for such losses.

As of December 31, 2019, the Company does not have any unrecognized tax benefits related to various federal and state income tax matters. The Company will recognize accrued interest and penalties related to unrecognized tax benefits in income tax expense. The Company does not anticipate material unrecognized tax benefits within the next 12 months.

The Company is subject to U.S. federal income tax as well as California state income tax. The Company’s income tax returns are open to audit under the statute of limitations for the years ended December 31, 2016 through 2019.

The reconciliation between the income tax provision and the amount computed by applying the statutory federal tax rate of 21% to income is as follows:

	2019	2018
Federal income tax at statutory rate	$(634,554)	$(1,641,931)
State income tax, net of federal benefit	(183,062)	(506,523)
Foreign rate differential	(12,514)	(15,239)
Change in federal statutory rate	—	(81,791)
Change in valuation allowance	823,509	2,236,925
Other	6,621	8,559
Income tax expense	$—	$—

Note 10 — Related Parties

At December 31, 2019, the Company has accrued compensation payable to an officer and director totaling $471,129.

In 2019, the Company engaged an individual who is related to an officer of the Company to provide certain professional services to the Company totaling $11,550.

As described in Note 3, the Company holds equity interests in and provides certain consulting services to Dreev, an entity in which a stockholder of the Company owns the other portion of Dreev’s equity interests.

During the years ended December 31, 2019 and 2018, the Company paid $55,000 and $98,400, respectively, to a stockholder for consulting services. As of December 31, 2019 and 2018, $42,500 and $7,500, respectively, due to the stockholder is included in accounts payable in the accompanying consolidated balance sheets.

NUVVE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10 — Related Parties (cont.)

During the years ended December 31, 2019 and 2018, the Company recognized revenue of $297,656 and $37,500, respectively, and had a balance of accounts receivable at December 31, 2019 and 2018 of zero and $22,500, respectively, from an entity that is an investor in the Company.

Note 11 — Commitments and Contingencies

Operating lease agreements — The Company is party to several operating leases relating to commercial office space. These operating leases are not unilaterally cancelable by the Company, are legally enforceable, and specify fixed or minimum amounts.

Future minimum lease payments required under operating leases are as follows:

For the years ending December 31:
2020	$246,538
2021	112,044
$358,582

Rent expense was $404,909 and $272,372 for the years ended December 31, 2019 and 2018, respectively.

Deferred compensation — The Company has deferred compensation for two of its founders earned during the first five years of the Company’s operations. The Company has committed to pay one of the founders an amount equivalent to 1% of the value of the Company and the other founder an amount equivalent to 100% of his current base salary at the time of the purchase or initial public offering of the Company. The compensation is contingent upon a successful transaction. No deferred compensation amount has been accrued in 2019 and 2018.

Legal matters — The Company is subject to various claims and legal proceedings covering matters that arise in the ordinary course of its business activities, including product liability claims. Management believes that any liability that may ultimately result from the resolution of these matters will not have a material adverse effect on the financial condition or results of operations of the Company.

Research agreement — Effective September 1, 2016, the Company is party to a research agreement with a third party, which is also a Company stockholder, whereby the third party will perform research activity as specified annually by the Company. Under the terms of the agreement, the Company will pay a minimum of $400,000 annually in equal quarterly installments. For the years ended December 31, 2019 and 2018, $691,667 and $116,228 had been paid under the research agreement, respectively. At December 31, 2019 and 2018, amounts payable under the agreement totaled $612,267 and $733,035, respectively.

In-licensing — The Company is party to a licensing agreement for non-exclusive rights to intellectual property which will expire at the later of the date at which the last patent underlying the intellectual property expires or 20 years from the sale of the first licensed product. Under the terms of the agreement, the Company will pay up to an aggregate $700,000 in royalties upon achievement of certain milestones. As of December 31, 2019, no royalty expenses had been incurred under this agreement.

In November 2017, the Company executed an agreement (“IP Acquisition Agreement”) with a third party (Seller) whereby all right, title, and interest in the licensed intellectual property was assigned to the Company in exchange for an upfront fee of $500,000 and 5,524,282 of the Company’s common shares valued at $0.27 per share. The total acquisition cost of approximately $1,992,000 is amortized over the fifteen-year expected life of the patents underlying the intellectual property. Under the terms of the agreement, the Company will pay up to an aggregate $7,500,000 in royalties to the Seller upon achievement of certain milestones, and the Seller will retain a non-exclusive, royalty-free license, to utilize the intellectual property solely for research and education purposes. As of December 31, 2019, no royalty expenses had been incurred under these agreements.

NUVVE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 11 — Commitments and Contingencies (cont.)

Out-licensing — The Company has licensed intellectual property rights to third parties under agreements expiring between September 2018 and March 2019 which required the licensees to pay royalties on commercial sales of licensed product at rates ranging from 10 to 30 percent based on milestones specified in the agreement. No royalty fees had been earned under these agreements when the agreements expired.

Purchase commitment — In October 2018, the Company issued a purchase order in the amount of $504,155 to acquire charging station hardware from a vendor. For the years ended December 31, 2019 and 2018, payments toward this purchase order totaled $171,247 and $252,078, respectively. At December 31, 2019, the remaining balance on this purchase obligation totaled $80,831.

Investment — The Company is committed to possible future additional contributions to the Investment in Dreev (Note 3) in the amount of $500,895.

Note 12 — Subsequent Events

The Company evaluated all events or transactions that occurred after December 31, 2019 through the date the consolidated financial statements were issued. During this period, the Company had the following material subsequent events that require disclosure:

Coronavirus

In early 2020, an outbreak of a novel coronavirus (COVID-19) occurred in the United States, along with other countries globally. On March 11, 2020, the World Health Organization assessed the novel coronavirus outbreak and characterized it as a pandemic. Subsequent to the declaration of a pandemic, a variety of federal, state, and local governments have taken actions in response to the pandemic, which have ranged by jurisdiction but are generally expected to result in a variety of negative economic consequences, the scope of which is not clearly known. The Company continues to monitor the situation closely and has not experienced significant adverse impact. However, given the uncertainty regarding the circumstances, the impact to the Company’s financial statements cannot be quantified at this time.

Cessation of Operations in France

In March 2020, following the establishment of its joint venture, Dreev, the Company ceased operations of its subsidiary, Nuvve SaS in France. The two employees of Nuvve SaS resigned from the Company in March 2020 and were concurrently hired by Dreev. Financial results for Nuvve SaS are included in the Company’s financial results through the cessation of operations.

Government Loans

In April 2020, the Company applied for, and in May 2020, the Company received a loan in the amount of $482,100 as a part of the Coronavirus Aid, Relief, and Economic Security (CARES) Act. The loan is also known as a Payroll Protection Program (PPP) loan. If the Company meets certain criteria relating to expenditures during a specific measurement period, the loan will be forgiven. To the extent that the loan is not forgiven, the loan will have a term of 2 years, an interest rate of 1%, and will have principal and interest deferred for 6 months. Although the Company intends to make its best efforts to meet the criteria and achieve forgiveness of the loan, there is no assurance that it will be successful.

In March 2020, the Company applied for, and in May 2020, the Company received an Economic Injury Disaster Loan Emergency Advance (EIDL) loan from the Small Business Administration in the amount of $149,900. The terms of the loan are as follows: 1) interest rate of 3.75% per year, 2) repayment over a 30-year term, and 3) a deferment of payment of principal and interest for one year. On November 16, 2020, the Company repaid the principal and interest balance due on this loan.

NUVVE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12 — Subsequent Events (cont.)

The Company has two contracts with a UK government agency, Innovate UK, (IUK). Due to the COVID-19 pandemic, IUK offered, and in March 2020, the Company obtained a grant of disaster relief funds of up to 102,630 British pounds (approximately equivalent to $128,000 US dollars) to only be used in performance of these contracts. The grant funds are not required to be repaid unless the Company is in violation of the terms of the grant, and the Company must validate the use of funds to an independent accountant within 6 months of the drawdown of all grant funds. The Company expects to use the grant funds for their intended purpose and therefore will not be liable to refund any of the grant funds.

Sale and Conversion of Promissory Notes

Subsequent to December 31, 2019, the Company issued total of $1,487,629 of convertible promissory notes (the “2020 Notes”). The Company received cash proceeds from the issuance of the 2020 Notes of $988,500 and issued $28,000 in 2020 Notes in exchange for services. On August 11, 2020, the Board of Directors of the Company approved the conversion of $471,129 of deferred salary, owed to an officer and director of the Company, into a 2020 Note. The 2020 Notes accrue interest at 5 percent per annum. $28,000 of the 2020 Notes are due on December 1, 2020, and $1,459,629 of the 2020 Notes are due December 1, 2021 (Maturity Dates), or upon the closing of a next equity financing, or an IPO or a liquidation event. In the event of a next equity financing, as defined in the agreement, each note balance, of principal and interest, would automatically convert into shares of a new series of preferred stock of the Company with terms similar to that of the equity securities issued in connection with the next equity financing, at the lower of a price equal to the price paid by the investors participating in the next equity financing or at a price based on an assumed valuation of the Company. In the event of a conversion at maturity, or of a liquidation event or IPO, the shares would be converted to the Company’s equity securities at a price based on an assumed valuation of the Company.

Prior to November 17, 2020, the Company entered into agreements with each of the note holders, (Noteholder Agreement), whereby the principal and interest earned on each of the outstanding 2019 Notes and 2020 Notes would be converted into shares of the Company’s common stock at a price that is the lower of 80% of the price paid by the investors in the Bridge Loan, (as described below), or at a price based on assumed valuation of the Company. As of November 17, 2020, the 2019 Notes and 2020 Notes were converted into a total of 1,475,634 shares of the Company’s common stock.

Acquisition of the Company

On November 11, 2020, the Company’s Board of Directors unanimously approved the pursuit of a business combination transaction involving the Company. On November 11, 2020, the Company entered into a business combination agreement (“Merger”) with Newborn Acquisition Corp. (“Newborn”) whereby a subsidiary of Newborn will merge with the Company, with the Company surviving the Merger as a wholly owned subsidiary of Newborn. As a result of the proposed Merger, Newborn will be renamed Nuvve Holdings, Inc. Newborn anticipates that the transactions contemplated by the Merger Agreement will close in the first quarter of 2021.

On November 12, 2020, the Company entered into a 6% Convertible Debenture Agreement, (the “Bridge Loan”) and a Securities Purchase Agreement, whereby the Company received a loan in the amount of $4,000,000 from a single investor, (the “Investor”), with the following terms: 1) interest on the Bridge Loan at 6% per annum, 2) the maturity date of the Bridge Loan is May 17, 2021, and 3) in the event of the Merger, as described above, the principal and interest earned on the Bridge Loan will be automatically converted into shares of common stock of the Company at a price of $7.50 per common share, each of which will be exchanged in the Merger transaction for one share of the surviving entity of the Merger; provided however, that the Investor may not own more than 9.99% of the common stock of the Company following the conversion.

NUVVE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12 — Subsequent Events (cont.)

Grant of Stock Options

In August 2020, the Company granted a total of 1,690,000 stock option awards to employees under the 2010 Plan.

Reimbursement of Legal Fees

On October 5, 2020, the Company entered into an agreement with an investor whereby the Company agreed to reimburse the investor for certain legal fees, up to approximately $96,000, associated with a license agreement between the parties. The reimbursement is payable upon the completion by the Company of an equity financing or the completion of the licensing agreement.

NEWBORN ACQUISITION CORP.
CONDENSED BALANCE SHEETS

	September 30, 2020	December 31, 2019
	(Unaudited)
ASSETS

Current assets
Cash	$301,714	$108,667
Prepaid expenses	46,789	—
Deferred offering costs	—	220,996
Total Current Assets	348,503	329,663

Cash and marketable securities held in trust account	57,894,310	—
Total Assets	$58,242,813	$329,663

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Accrued payables	$50,000	29,241
Note payable to a related party	—	280,000
Total Current Liabilities	50,000	309,241

Deferred underwriting compensation	1,437,500	—
Total Liabilities	1,487,500	309,241

Commitments and Contingencies
Ordinary shares subject to possible redemption; 5,140,269 (at redemption value of $10.0686 per share)	51,755,312	—

Shareholders’ Equity
Preferred shares, $0.0001 par value, 1,000,000 shares authorized, none issued or outstanding	—	—
Ordinary shares, $0.0001 par value, 100,000,000 shares authorized, 2,319,731 and 1,437,500 ordinary shares issued and outstanding, respectively	232	144
Additional paid- in capital	5,787,136	24,856
Accumulated deficit	(787,367)	(4,578)
Total Shareholders’ Equity	5,000,001	20,422

Total Liabilities and Shareholders’ Equity	$58,242,813	$329,663

The accompanying notes are an integral part of the condensed financial statements

NEWBORN ACQUISITION CORP.
CONDENSED STATEMENTS OF OPERATIONS

	For The Three Months Ended September 30, 2020	For The Three Months Ended September 30, 2019	For The Nine Months Ended September 30, 2020	For The Period From April 12, 2019 (Inception) Through September 30, 2019
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
General and administrative expenses	$97,034	$185	$1,177,099	$4,403
Loss from operation	(97,034)	(185)	(1,177,099)	(4,403)
Other income
Interest income on cash and marketable securities held in trust account	87,534	—	394,310	—
Net Loss	(9,500)	(185)	(782,789)	(4,403)
Less: income attributable to ordinary shares subject to redemption	(77,787)	—	(352,497)	—
Adjusted net loss	(87,287)	(185)	(1,135,286)	(4,403)
Basic and diluted weighted average shares outstanding(1)	2,319,731	1,437,500	2,164,613	1,437,500
Basic and diluted adjusted net loss per share(2)	$(0.04)	$(0.00)	$(0.52)	$(0.00)

____________

(1)      Excludes an aggregate of up to 5,140,269 ordinary shares subject to redemption at September 30, 2020.

(2)      Excludes income attributable to ordinary shares subject to possible redemption.

The accompanying notes are an integral part of the condensed financial statements

NEWBORN ACQUISITION CORP.
CONDENSED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE PERIOD FROM APRIL 12, 2019 (INCEPTION) THROUGH SEPTEMBER 30, 2019

	Ordinary Shares		Additional Paid- in Capital	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount
Balance, April 12, 2019 (Inception)	—	$—	$—	$—	$—
Issuance of ordinary shares to initial shareholders	1,437,500	144	24,856	—	25,000
Net loss	—	—	—	(4,218)	(4,218)
Balance, June 30, 2019	1,437,500	144	$24,856	(4,218)	20,782
Net loss	—	—	—	(185)	(185)
Balance, September 30, 2019	1,437,500	$144	$24,856	$(4,403)	$20,597

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2020

	Ordinary Shares		Additional Paid- in Capital	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount
Balance, December 31, 2019	1,437,500	144	24,856	(4,578)	20,422
Sales of 272,500 units at $10.00 per unit during the private placement	272,500	27	2,724,973	—	2,725,000
Sales of 5,750,000 units at $10.00 per unit during the public offering	5,750,000	575	57,499,425	—	57,500,000
Underwriters’ discount	—	—	(3,162,500)	—	(3,162,500)
Offering expenses	—	—	(514,910)	—	(514,910)
Proceeds from sale of underwriter’s unit purchase option	—	—	100	—	100
Change in value of ordinary shares subject to possible redemption	(5,161,114)	(516)	(51,610,624)	—	(51,611,140)
Net income	—	—	—	43,036	43,036
Balance, March 31, 2020	2,298,886	230	4,961,320	38,458	5,000,008
Share-based compensation	—	—	969,990	—	969,990
Change in value of ordinary shares subject to possible redemption	12,129	1	(153,667)	—	(153,666)
Net loss	—	—	—	(816,325)	(816,325)
Balance, June 30, 2020	2,311,015	231	5,777,643	(777,867)	5,000,007
Change in value of ordinary shares subject to possible redemption	8,716	1	9,493	—	9,494
Net loss	—	—	—	(9,500)	(9,500)
Balance, September 30, 2020	2,319,731	$232	$5,787,136	$(787,367)	$5,000,001

The accompanying notes are an integral part of the condensed financial statements

NEWBORN ACQUISITION CORP.
CONDENSED STATEMENT OF CASH FLOWS

	For The Nine Months Ended September 30, 2020	For The Period From April 12, 2019 (Inception) September 30, 2019
	(Unaudited)	(Unaudited)
Cash flow from operating activities
Net loss	$(782,789)	$(4,403)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest income earned in trust account	(394,310)	—
Share-based compensation	969,990	—
Change in operating assets and liabilities:
Change in prepaid expenses	(46,789)	—
Change in accrued payables	45,970	4,030
Net cash used in operating activities	(207,928)	(373)

Cash flows from investing activities
Cash deposited in trust account	(57,500,000)	—
Net cash used in investing activities	(57,500,000)	—

Cash flow from financing activities
Proceeds from sale of units during the public offering	57,500,000	—
Proceeds from sale of units during the private placement	2,445,000	—
Proceeds from sale of underwriter’s unit purchase option	100	—
Payment of costs of public offering	(2,044,125)	(190,636)
Proceeds from note payable to a related party	—	280,000
Proceeds from sale of ordinary shares	—	25,000
Net cash provided by financing activities	57,900,975	114,364

Net increase in cash	193,047	113,991
Cash at beginning of period	108,667	—
Cash at end of period	$301,714	$113,991

Supplemental disclosure of non-cash financing activities
Repayment of note payable by converting into partial proceeds of private placement	$280,000	$—

The accompanying notes are an integral part of the condensed financial statements

NEWBORN ACQUISITION CORP.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
September 30, 2020

Note 1 — Organization, Plan of Business Operations and Going Concern Consideration

Organization and General

Newborn Acquisition Corp. (the “Company” or “Newborn”) was incorporated in Cayman Islands on April 12, 2019 as a blank check company whose objective is to acquire, through a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, one or more businesses or entities (a “Business Combination”). The Company’s efforts to identify a prospective target business will not be limited to any particular industry or geographic region, although the Company initially intends to focus on operating businesses in Asia (excluding China) and the United States.

At September 30, 2020, the Company had not yet commenced any operations. All activities through September 30, 2020 relate to the Company’s formation, the public offering described below and its effort in seeking a target business.

Financing

The registration statement for the Company’s Public Offering (as described in Note 3) was declared effective by the United States Securities and Exchange Commission (“SEC”) on February 13, 2020. The Company consummated the Public Offering on February 19, 2020. The Public Offering consisted of 5,750,000 units (which includes the full exercise of the over-allotment option by the underwriters in the Public Offering) at $10.00 per unit (the “Public Units’). Concurrently with the Public Offering, the Company sold to its sponsor 272,500 units at $10.00 per unit (the “Private Units”) in a private placement (as described in Note 4). The Company received net proceeds of approximately $57,989,380.

Trust Account

Upon the closing of the Public Offering and the private placement, $57,500,000 was placed in a trust account (the “Trust Account”) with Continental Stock Transfer & Trust Company acting as trustee.

The funds held in the Trust Account can be invested in United States government treasury bills, bonds or notes, having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act until the earlier of (i) the consummation of the Company’s initial Business Combination and (ii) the Company’s failure to consummate a Business Combination within 12 months from the closing of the Public Offering (or 18 months if expended as provided in the prospectus for the Public Offering). Placing funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, service providers, prospective target businesses or other entities it engages, execute agreements with the Company waiving any claim of any kind in or to any monies held in the Trust Account, there is no guarantee that such persons will execute such agreements. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, the interest earned on the Trust Account balance may be released to the Company to pay the Company’s tax obligations.

Business Combination

Pursuant to Nasdaq listing rules, the Company’s Initial Business Combination must occur with one or more target businesses having an aggregate fair market value equal to at least 80% of the value of the funds in the Trust Account (excluding any deferred underwriter’s fees and taxes payable on the income earned on the Trust Account), which the Company refers to as the 80% test, at the time of the execution of a definitive agreement for its initial business combination, although the Company may structure a business combination with one or more target businesses whose fair market value significantly exceeds 80% of the trust account balance. If the Company is no longer listed on Nasdaq, it will not be required to satisfy the 80% test.

NEWBORN ACQUISITION CORP.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
September 30, 2020

Note 1 — Organization, Plan of Business Operations and Going Concern Consideration (cont.)

The Company currently anticipates structuring a business combination to acquire 100% of the equity interests or assets of the target business or businesses. The Company may, however, structure a business combination where the Company merges directly with the target business or where the Company acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target business management team or shareholders or for other reasons, but the Company will only complete such business combination if the post-transaction company owns 50% or more of the outstanding voting securities of the target business or otherwise owns a controlling interest in the target business sufficient enough for it not to be required to register as an investment company under the Investment Company Act. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% test.

The Company will either seek shareholder approval of any Business Combination at a meeting called for such purpose at which shareholders may seek to convert their shares into their pro rata share of the aggregate amount in the Trust Account, less any taxes then due but not yet paid, or provide shareholders with the opportunity to sell their shares to the Company by means of a tender offer for an amount equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid. These shares will be recorded at redemption value and classified as temporary equity upon the completion of the Public Offering, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” The Company will proceed with a Business Combination only if it will have net tangible assets of at least $5,000,001 upon consummation of the Business Combination and, solely if shareholder approval is sought, and obtain an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company will be required to approve the business combination.

The shareholders immediately prior to Public Offering (“Initial Shareholders”) have agreed (i) to vote any of their respective shares, including the ordinary shares sold to the Initial Shareholders in connection with the organization of the Company (the “Initial Shares”), ordinary shares included in the Private Units sold in the Private Placement, and any ordinary shares which were initially issued in connection with the Public Offering, whether acquired in or after the effective date of the Public Offering, in favor of the initial Business Combination and (ii) not to convert such respective shares into a pro rata portion of the Trust Account or seek to sell their shares in connection with any tender offer the Company engages in.

Liquidation

Pursuant to the Company’s Certificate of Incorporation, if the Company is unable to complete its initial Business Combination within 12 months from the date of the Public Offering, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining holders of Ordinary Shares and the Company’s board of directors, dissolve and liquidate. However, if the Company anticipates that it may not be able to consummate its initial business combination within 12 months, the Company may, but is not obligated to, extend the period of time to consummate a business combination up to two times, each by an additional three months (for a total of up to 18 months to complete a business combination). Pursuant to the terms of the Company’s amended and restated articles of incorporation and the trust agreement, in order to extend the time available for the Company to consummate its initial business combination, the Company’s insiders or their affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the trust account $575,000 ($0.10 per share), on or prior to the date of the applicable deadline, up to an aggregate of $1,150,000, or $0.20 per share. The insiders will receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit that will not be repaid in the event that the Company is unable to close a business combination unless there are funds available outside the trust account to do so. Such notes would either be paid upon consummation of the Company’s initial business combination, or, at the lender’s discretion, converted upon consummation of the Company’s business combination into additional private units at a price of $10.00 per unit.

NEWBORN ACQUISITION CORP.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
September 30, 2020

Note 1 — Organization, Plan of Business Operations and Going Concern Consideration (cont.)

The Company’s shareholders have approved the issuance of the private units upon conversion of such notes, to the extent the holder wishes to so convert such notes at the time of the consummation of the Company’s initial business combination. In the event that the Company receives notice from its insiders five days prior to the applicable deadline of their intent to effect an extension, the Company intends to issue a press release announcing such intention at least three days prior to the applicable deadline. In addition, the Company intends to issue a press release the day after the applicable deadline announcing whether or not the funds had been timely deposited. The Company’s insiders and their affiliates or designees are not obligated to fund the trust account to extend the time for the Company to complete its initial business combination. To the extent that some, but not all, of the Company’s insiders, decide to extend the period of time to consummate its initial business combinations, such insiders (or their affiliates or designees) may deposit the entire amount required. If the Company is unable to consummate an initial Business Combination and is forced to redeem 100% of the outstanding public shares for a pro rata portion of the funds held in the Trust Account, each holder will receive a pro rata portion of the amount then in the Trust Account. Holders of rights will receive no proceeds in connection with the liquidation. The Initial Shareholders and the holders of Private Units will not participate in any redemption distribution with respect to their Initial Shares and Private Units, including the Ordinary Shares included in the Private Units.

To the extent that the Company is unable to consummate a business combination, it will pay the costs of liquidation from the remaining assets outside of the trust account. If such funds are insufficient, NeoGenesis Holding Co., Ltd., the Company’s sponsor, has agreed to pay the funds necessary to complete such liquidation and have agreed not to seek repayment of such expenses.

Emerging Growth Company

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) permits emerging growth companies to delay complying with new or revised financial accounting standards that do not yet apply to private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act). The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Note 2 — Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) regarding interim financial reporting, the instructions to Form 10-Q and Article 8 of Regulation S-X. They do not include all of the information and notes required by GAAP for complete financial statements. The unaudited condensed financial information should be read in conjunction with the audited financial statements and the notes thereto for the period from April 12 (inception) through December 31, 2019.

In the opinion of management, all adjustments (consisting of normal recurring adjustments) have been made that are necessary to present fairly the financial position, and the results of its operations and its cash flows. Operating results as presented are not necessarily indicative of the results to be expected for a full year.

NEWBORN ACQUISITION CORP.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
September 30, 2020

Note 2 — Significant Accounting Policies (cont.)

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents.

Cash and Marketable Securities Held in Trust Account

At September 30, 2020, the assets held in the Trust Account was consisted of $57,894,310 in money market fund. The investment in money market fund is recorded at fair value.

Ordinary Shares Subject to Possible Redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at September 30, 2020, ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.

Offering Costs

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the Public Offering and that were charged to shareholders’ equity upon the completion of the Public Offering. Accordingly, on February 19, 2020, offering costs with a total amount of $3,677,410 have been charged to shareholders’ equity (consisting of $3,162,500 in underwriters’ fees, plus $514,910 of other cash expenses).

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.

Use of Estimates

The preparation of financial statement in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

NEWBORN ACQUISITION CORP.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
September 30, 2020

Note 2 — Significant Accounting Policies (cont.)

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statement and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition. The Company has identified Cayman Islands as its only “major” tax jurisdiction, as defined. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statement. Since the Company was incorporated on April 12, 2019, the evaluation was performed for 2019 tax year which was the only period subject to examination. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material changes to its financial position. The Company’s policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense.

The Company may be subject to potential examination by foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with foreign tax laws.

The Company’s tax provision is zero and it has no deferred tax assets. The Company is considered to be an exempted Cayman Islands company, and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statement.

Note 3 — Public Offering

Public Unit

On February 19, 2020, the Company sold 5,750,000 units at a price of $10.00 per Public Unit in the Public Offering (which includes the full exercise of the underwriter’s over-allotment option). Each Unit consists of one share of ordinary shares in the Company, one warrant (“Warrant”) and one right (“Right”) (see Note 8).

The Company paid an up-front underwriting discount of $1,725,000 (3.0% of the gross offering proceeds) to the underwriter at the closing of the Public Offering, with an additional fee of $1,437,500 (the “Deferred Discount”, which represents 2.5% of the gross offering proceeds). The Deferred Discount will become payable to the underwriter from the amounts held in the Trust Account solely in the event the Company completes its Business Combination. In the event that the Company does not close a Business Combination, the underwriter has waived its right to receive the Deferred Discount. The underwriter is not entitled to any interest accrued on the Deferred Discount.

NEWBORN ACQUISITION CORP.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
September 30, 2020

Note 3 — Public Offering (cont.)

Purchase Option

On February 19, 2020, the Company sold to the underwriters, for $100, a unit purchase option to purchase up to a total of 316,250 units at $11.50 per Unit (or an aggregate exercise price of $3,636,875) commencing on the close of the consummation of a Business Combination. The unit purchase option expires five years from the effective date of the registration statement relating to the Public Offering. The units issuable upon exercise of this option are identical to the Units being offered in the Public Offering. The Company has agreed to grant to the holders of the unit purchase option, demand and “piggy back” registration rights for periods of five and seven years, respectively, from the effective date of this Public Offering, including securities directly and indirectly issuable upon exercise of the unit purchase option.

The Company has accounted for the fair value of the unit purchase option, inclusive of the receipt of a $100 cash payment, as an expense of the Public Offering resulting in a charge directly to shareholders’ equity. The Company estimates that the fair value of this unit purchase option is approximately $428,906 using a Black-Scholes option-pricing model adjusted for the likelihood of a completed Business Combination. The fair value of the unit purchase option granted to the placement agent is estimated as of the date of grant using the following assumptions: (1) expected volatility of 31.00%, (2) risk-free interest rate of 2.19% and (3) expected life of five years, (4) estimated possibility of 52.1% for consummation of initial business combination.

Note 4 — Private Placement

On February 19, 2020, NeoGenesis Holding Co., Ltd., the Company’s sponsor, purchased an aggregate of 272,500 Private Units at $10.00 per Private Unit.

The Private Units are identical to the Units sold in the Public Offering, except that the private warrants are not redeemable so long as they are held by the purchaser or its permitted transferees. Additionally, the holders of the Private Units have agreed (A) to vote the shares underlying their Private Units in favor of any proposed Business Combination, (B) not to propose, or vote in favor of, an amendment to the Company’s amended and restated certificate of incorporation with respect to the Company’s pre-Business Combination activities prior to the consummation of such a Business Combination unless the Company provides dissenting Public Shareholders with the opportunity to convert their public shares in connection with any such vote, (C) not to convert any shares underlying the Private Units into the right to receive cash from the Trust Account in connection with a shareholder vote to approve an initial Business Combination or a vote to amend the provisions of the Company’s amended and restated certificate of incorporation relating to shareholders’ rights or pre-Business Combination activity or sell their shares to the Company in connection with a tender offer the Company engages in and (D) that the shares underlying the Private Units shall not participate in any liquidating distribution upon winding up if a Business Combination is not consummated. The purchasers have also agreed not to transfer, assign or sell any of the Private Units or underlying securities (except to transferees that agree to the same terms and restrictions) until the completion of an initial Business Combination.

Note 5 — Related Party Transactions

On May 17, 2019, the Company issued an unsecured promissory note of $280,000 principal amount to the Company’s Chairman and Chief Executive Officer. The note was non-interest bearing and payable on the consummation of the Public Offering or the date on which the Company determines not to conduct an initial public offering of its securities. Due to the short-term nature of the note, the fair value of the note approximates the carrying amount. On February 19, 2020, the $280,000 loan was converted into part of the subscription of $2,725,000 private placement at a price of $10.00 per unit. The note was cancelled and no amount is owed under the note.

NEWBORN ACQUISITION CORP.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
September 30, 2020

Note 5 — Related Party Transactions (cont.)

The Company currently maintains the principal executive offices at Room 801, Building C, SOHO Square, No. 88 Zhongshan East 2nd Road, Huangpu District, Shanghai, 200002, China. This space is being provided to the Company by Wenhui Xiong, the Company’s Chairman and Chief Executive officer, at no cost to the Company. The Company considers the current office space, combined with the other office space otherwise available to the Company’s executive officers, adequate for current operations.

Note 6 — Deferred Underwriter Commission

The Company is committed to pay the Deferred Discount in the amount of $1,437,500, to the underwriter upon the Company’s consummation of the Business Combination. The underwriter is not entitled to any interest accrued on the Deferred Discount, and has waived its right to receive the Deferred Discount if the Company does not close a Business Combination.

Note 7 — Commitments

Warrant Solicitation Fee

The Company has agreed to pay Chardan Capital Markets, LLC a warrant solicitation fee of five percent (5%) of the exercise price of each public warrant exercised during the period commencing twelve months after the effective date of the registration statement of which this prospectus forms a part, including warrants acquired by security holders in the open market, but excluding warrants exercised during the 30 day period following notice of a proposed redemption. The warrant solicitation fee will be payable in cash. There is no limitation on the maximum warrant solicitation fee payable to Chardan Capital Markets, LLC, except to the extent it is limited by the number of public warrants outstanding.

Right of First Refusal

Subject to certain conditions, the Company granted Chardan, for a period of 15 months after the date of the consummation of the Company’s business combination, a right of first refusal to act as lead underwriters or minimally as a co-manager, with at least 30% of the economics; or, in the case of a three-handed deal 20% of the economics, for any and all future public and private equity and debt offerings. In accordance with FINRA Rule 5110(f)(2)(E)(i), such right of first refusal shall not have a duration of more than three years from the effective date of the registration statement of which this prospectus forms a part.

Registration Rights

The Initial Shareholders will be entitled to registration rights with respect to their Initial Shares, as well as the holders of the Private Units and holders of any securities issued to the Company’s Initial Shareholders, officers, directors or their affiliates in payment of working capital loans or extension loans made to the Company, will be entitled to registration rights with respect to the Private Units (and underlying securities), pursuant to an agreement signed on the effective date of the Public Offering. The holders of the majority of the Initial Shares are entitled to demand that the Company register these shares at any time commencing three months prior to the first anniversary of the consummation of a Business Combination. The holders of the Private Units (or underlying securities) are entitled to demand that the Company register these securities at any time after the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

NEWBORN ACQUISITION CORP.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
September 30, 2020

Note 8 — Shareholders’ Equity

Preferred Shares

The Company is authorized to issue 1,000,000 preferred shares with a par value of $0.0001 per share. No preferred shares were issued or outstanding as of September 30, 2020 and December 31, 2019.

Ordinary shares

The Company is authorized to issue 100,000,000 ordinary shares with a par value of $0.0001 per share.

On May 17, 2019, 1,150,000 ordinary shares were sold to the Initial Shareholders for an aggregate of $25,000. The Company subsequently declared a share dividend of 0.25 shares for each outstanding share, resulting in 1,437,500 ordinary shares being outstanding. All share and per-share amounts have been retroactively restated to reflect the share dividend. All of these shares was placed in escrow until (1) with respect to 50% of the shares, the earlier of six months after the date of the consummation of an initial Business Combination and the date on which the closing price of the Company’s Ordinary Shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the Company’s initial business combination and (2) with respect to the remaining 50% of the insider shares, six months after the date of the consummation of an initial Business Combination, or earlier, in either case, if, subsequent to an initial Business Combination, the Company consummates a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their shares for cash, securities or other property.

On February 19, 2020, the Company sold 5,750,000 units at a price of $10.00 per Public Unit in the Public Offering and NeoGenesis Holding Co., Ltd., the Company’s sponsor, purchased an aggregate of 272,500 Private Units at $10.00 per Private Unit. Each Public Unit and Private Unit consists of one share of ordinary shares in the Company, one Warrant and one Right.

At September 30, 2020, there were 2,319,731 shares of ordinary shares issued and outstanding excluding 5,140,269 shares subject to possible redemption.

Share Transfer of Ordinary Shares

On April 20, 2020, NeoGenesis Holding Co., Ltd., the Company’s sponsor transferred 100,000 shares of the Company’s ordinary share to Deyin Chen, a special advisor to the Company for a total cash consideration of $10.

Based on ASC 718-10-15-4 and ASC 718-10-30-3, the value for nonemployee share issuances in exchange for service should be determined based on either the fair value of the goods or services received or the fair value of the equity instruments issued, whichever is more reliably measurable. The shares were granted (effective on April 20, 2020) and are nonforfeitable. The Company recognized $969,990 ($970,000 of fair value for the shares less $10 of the transfer price) as general and administrative expenses in the Company’s financial statements with a corresponding increase in additional paid-in capital. The fair value of the shares transferred was $9.70 per share, which is estimated to be equal to the most recently available closing price of ordinary shares traded on Nasdaq Stock Exchange on May 1, 2020.

Warrants

Each Warrant entitles the holder to purchase one-half share of ordinary Shares at a price of $11.50 per share commencing on the later of the Company’s completion of its initial Business Combination or 12 months from the closing of the offering, and expiring five years from after the completion of an initial business combination. The Company may redeem the Warrants at a price of $0.01 per Warrant upon 30 days’ notice, only in the event that the last sale price of the ordinary shares is at least $16.50 per share for any 20 trading days within a 30-trading day period ending on the third day prior to the date on which notice of redemption is given, provided there is an effective

NEWBORN ACQUISITION CORP.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
September 30, 2020

Note 8 — Shareholders’ Equity (cont.)

registration statement and current prospectus in effect with respect to the ordinary shares underlying such Warrants during the 30 day redemption period. If the Company redeems the Warrants as described above, management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In accordance with the warrant agreement relating to the Warrants sold and issued in the Public Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. If a registration statement is not effective within 90 days following the consummation of a Business Combination, Warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act of 1933, as amended. In the event that a registration statement is not effective at the time of exercise or no exemption is available for a cashless exercise, the holder of such Warrant shall not be entitled to exercise such Warrant for cash and in no event (whether in the case of a registration statement being effective or otherwise) will the Company be required to net cash settle the Warrant exercise. If an initial Business Combination is not consummated, the Warrants will expire and will be worthless.

In addition, if (x) the Company issues additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial business combination at an issue price or effective issue price of less than $9.50 per ordinary share (with such issue price or effective issue price to be determined in good faith by the board of directors), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial business combination, and (z) the volume weighted average trading price of the Company’s ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial business combination (such price, the “Market Price”) is below $9.50 per share, the exercise price of the Warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Price, and the $16.50 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 165% of the Market Price.

Rights

Each Right will entitle the holder to receive one-tenth (1/10) of an ordinary share upon the consummation of an initial Business Combination. The Company will not issue fractional shares in connection with an exchange of Rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Cayman Islands law. As a result, an investor must hold Rights in multiples of 10 in order to receive shares for all of its Rights upon closing of a business combination. If the Company is unable to consummate a Business Combination, the Company will redeem 100% of the Public Shares issued in the Public Offering using the funds in the Trust Account as described in Note 1. There are no contractual penalties for failure to deliver securities to the holders of the Rights upon consummation of the Company’s initial Business Combination. Additionally, in no event will the Company be required to net cash settle the Rights. In such events, the Rights will expire and will be worthless. Since the Company is not required to net cash settle the Rights and the Rights are convertible upon the consummation of an initial Business Combination, the Management determined that the Rights are classified within shareholders’ equity as “Additional paid-in capital” upon their issuance in accordance with ASC 815-40. The proceeds from the sale are allocated to Public Shares and Rights based on the relative fair value of the securities in accordance with ASC 470-20-30. The value of the Public Shares and Rights will be based on the closing price paid by investors.

NEWBORN ACQUISITION CORP.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
September 30, 2020

Note 9 — Reconciliation of Adjusted Net Loss per Ordinary Share

The Company’s net income is adjusted for the portion of income that is attributable to ordinary share subject to redemption, as these shares only participate in the income of the Trust Account and not the losses of the Company. Accordingly, basic and diluted loss per common share is:

	For The Three Months Ended September 30, 2020	For The Three Months Ended September 30, 2019	For The Nine Months Ended September 30, 2020	For The Period From April 12, 2019 (Inception) Through September 30, 2019
Net Loss	$(9,500)	$(185)	$(782,789)	$(4,403)
Less: income attributable to ordinary shares subject to redemption	(77,787)	—	(352,497)	—
Adjusted net loss	(87,287)	(185)	(1,135,286)	(4,403)
Basic and diluted weighted average shares outstanding(1)	2,319,731	1,437,500	2,164,613	1,437,500
Basic and diluted net loss per share(2)	$(0.04)	$(0.00)	$(0.52)	$(0.00)

____________

(1)      Excludes an aggregate of up to 5,140,269 ordinary shares subject to redemption at September 30, 2020.

(2)      Income attributable to ordinary share subject to redemption was calculated in portion of the interest income earned in trust account, which would be distributed to ordinary shareholders at the event they choose to exercise their redemption right at the closing of Initial Business Combination.

Note 10 — Subsequent Events

On November 11, 2020, Newborn, a Delaware corporation, NB Merger Corp., a Delaware corporation and wholly-owned subsidiary of Newborn (the “Purchaser”), Nuvve Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Purchaser (the “Merger Sub”), Nuvve Corporation, a Delaware corporation (“Nuvve”), and Ted Smith, an individual, as the representative of the stockholders of Nuvve entered into a Merger Agreement (the “Merger Agreement”).

Concurrently with the execution of the Merger Agreement, on November 11, 2020, Newborn has entered into a Subscription Agreement with certain investors pursuant to which the investors agreed to purchase 1,425,000 of Newborn’s ordinary shares and warrants to purchase 712,500 of Newborn ordinary shares for an aggregate purchase price of $14,250,000 (the “PIPE”). The warrants will be exercisable at $11.50 per share and have the same terms as Newborn’s public warrants. The investors will receive demand and piggyback registration rights in connection with the securities issued to them.

Also on November 11, 2020, Nuvve entered into a bridge loan agreement with an investor, pursuant to which the investor agreed to purchase a $4,000,000 convertible debenture from Nuvve. The debenture will automatically convert into shares of Nuvve common stock immediately prior to the closing of the transactions contemplated by the Merger Agreement. The bridge loan is expected to close on or before November 13, 2020.

Upon the closing of the transactions contemplated in the Merger Agreement, Purchaser will acquire 100% of the issued and outstanding equity securities of Nuvve (the “Acquisition Merger”), in exchange for an aggregate of approximately 10.2 million shares of Purchaser Common Stock, par value $0.001 per share (the “Purchaser Common Stock”), among which (i) approximately 1.3 million shares of Purchaser Common Stock will be issuable pursuant to options, and (ii) approximately 0.9 million shares of Purchaser Common Stock are to be issued and held in escrow to satisfy any indemnification obligations incurred under the Merger Agreement.

NEWBORN ACQUISITION CORP.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
September 30, 2020

Note 10 — Subsequent Events (cont.)

Immediately prior to the Acquisition Merger, Newborn will be merged with and into Purchaser, the separate corporate existence of Newborn will cease and Purchaser will continue as the surviving corporation (the “Reincorporation Merger”).

Pursuant to a Purchase and Option Agreement between the Purchaser and an existing Nuvve stockholder, 0.6 million shares of Purchaser Common Stock will be repurchased immediately after the closing at $10.00 per share out of the proceeds available from the PIPE, the bridge and the Newborn trust account. In addition, existing Nuvve stockholders will have the option to sell up to an additional $2 million of shares of Purchaser Common Stock back to the combined company within a year after closing at a price per share equal to the then-current market price. Certain stockholders of Nuvve have agreed to purchase any option shares acquired by the combined company for the same amount paid for them.

Additionally, certain Nuvve Shareholders may be entitled to receive up to 4.0 million earn-out shares if, for the fiscal year ending December 31, 2021, the Purchaser’s revenue, as determined in accordance with U.S. GAAP as consistently applied heretofore by the Company Group, equals or exceeds $30,000,000.

The Acquisition Merger will be consummated subject to the deliverables and provisions as further described in the Merger Agreement.

The Company evaluated subsequent events and transactions that occur after the balance sheet date up to the date that the financial statement were available to be issued. Other than as described above, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statement.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of Newborn Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Newborn Acquisition Corp. (the “Company”) as of December 31, 2019, the related statements of operations, changes in shareholders’ equity and cash flows for the period from April 12 (inception) through December 31, 2019 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of its operations and its cash flows for the period from April 12 (inception) through December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum Bernstein & Pinchuk llp

Marcum Bernstein & Pinchuk llp
Beijing, China
March 30, 2020

We have served as the Company’s auditor since 2019.

Newborn Acquisition Corp.
Balance Sheet
December 31, 2019

ASSETS
Current assets-cash	$108,667
Deferred offering costs	220,996
Total Assets	$329,663

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accrued payables	$29,241
Note payable to related party	280,000
Total Liabilities	309,241

Commitments and Contingencies

Shareholders’ Equity
Preferred share, 1,000,000 shares authorized, none issued or outstanding	—
Ordinary share, $.0001 par value, 100,000,000 shares authorized , 1,437,500 Ordinary shares issued and outstanding(1)	144
Additional paid- in capital	24,856
Accumulated deficit	(4,578)
Total Shareholders’ Equity	20,422
Total Liabilities and Shareholders’ Equity	$329,663

____________

(1)      This number includes an aggregate of up to 187,500 ordinary shares of ordinary share that are subject to forfeiture if the over-allotment option is not exercised by the underwriters.

The accompanying notes are an integral part of the financial statements.

Newborn Acquisition Corp.
Statement of Operations
For the period from April 12, 2019 (Inception) through December 31, 2019

Formation, general and administrative expenses	$4,578
Net loss	(4,578)

Basic and diluted weighted average shares outstanding(1)	1,250,000

Basic and diluted net loss per share	$(0.00)

____________

(1)      This number excludes an aggregate of up to 187,500 ordinary shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters.

The accompanying notes are an integral part of the financial statements.

Newborn Acquisition Corp.
Statement of Changes in Shareholders’ Equity
For the period from April 12, 2019 (Inception) through December 31, 2019

	Ordinary Shares(1)		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount
Balances, April 12, 2019 (Inception)	—	$—	$—	$—	$—
Issuance of ordinary shares to initial shareholders in May 2019	1,150,000	115	24,885	—	25,000
Share dividend of 0.25 shares for each outstanding share in December 2019	287,500	29	(29)	—	—
Net loss	—	—	—	(4,578)	(4,578)
Balances, December 31, 2019	1,437,500	$144	$24,856	$(4,578)	$20,422

The accompanying notes are an integral part of the financial statements.

Newborn Acquisition Corp.
Statements of Cash Flows
For the period from April 12, 2019 (Inception) through December 31, 2019

Cash flow from operating activities
Net loss	$(4,578)
Change in operating assets and liabilities:
Change in accrued payables	4,030
Net cash used in operating activities	(548)

Cash flow from financing activities
Proceeds from note payable to related party	280,000
Proceeds from sale of ordinary shares	25,000
Payment of deferred offering costs	(195,785)
Net cash provided by financing activities	109,215

Net increase in cash	108,667
Cash at beginning of period	—
Cash at end of period	$108,667

The accompanying notes are an integral part of the financial statements.

Newborn Acquisition Corp.
Notes to Financial Statements

Note 1 — Organization, Plan of Business Operations and Going Concern Consideration

Newborn Acquisition Corp. (the “Company”) was incorporated in Cayman Islands on April 12, 2019 as a blank check company whose objective is to acquire, through a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, one or more businesses or entities (a “Business Combination”). The Company’s efforts to identify a prospective target business will not be limited to any particular industry or geographic region, although the Company initially intends to focus on operating businesses in Asia (excluding China) and the United States.

At December 31, 2019, the Company had not yet commenced any operations. All activity through December 31, 2019 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year-end.

Financing

The registration statement for the Company’s public offering (as described in Note 3) (the “Registration Statement”) was declared effective by the United States Securities and Exchange Commission (“SEC”) on February 13, 2020. The Company consummated the public offering on February 19, 2020. The public offering consisted of 5,750,000 units (which includes the full exercise of the over-allotment option by the underwriters in the public offering) at $10.00 per unit (the “Public Units”). Concurrently with the public offering, the Company sold to its sponsor 272,500 units at $10.00 per unit (the “Private Units”) in a private placement (as described in Note 4). The Company received net proceeds of approximately $57,989,380.

Trust Account

Upon the closing of the public offering and the private placement, $57,500,000 was placed in a trust account (the “Trust Account”) with Continental Stock Transfer & Trust Company acting as trustee.

The funds held in the Trust Account can be invested in United States government treasury bills, bonds or notes, having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act until the earlier of (i) the consummation of the Company’s initial Business Combination and (ii) the Company’s failure to consummate a Business Combination within 12 months from the closing of the public offering (or 18 months if extended as provided in the prospectus for the public offering). Placing funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, service providers, prospective target businesses or other entities it engages, execute agreements with the Company waiving any claim of any kind in or to any monies held in the Trust Account, there is no guarantee that such persons will execute such agreements. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, the interest earned on the Trust Account balance may be released to the Company to pay the Company’s tax obligations.

Business Combination

Pursuant to Nasdaq listing rules, the Company’s initial Business Combination must occur with one or more target businesses having an aggregate fair market value equal to at least 80% of the value of the funds in the Trust Account (excluding any deferred underwriter’s fees and taxes payable on the income earned on the Trust Account), which the Company refers to as the 80% test, at the time of the execution of a definitive agreement for its initial Business Combination, although the Company may structure a Business Combination with one or more target businesses whose fair market value significantly exceeds 80% of the Trust Account balance. If the Company is no longer listed on Nasdaq, it will not be required to satisfy the 80% test.

The Company currently anticipates structuring a Business Combination to acquire 100% of the equity interests or assets of the target business or businesses. The Company may, however, structure a Business Combination where the Company merges directly with the target business or where the Company acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or

Newborn Acquisition Corp.
Notes to Financial Statements

Note 1 — Organization, Plan of Business Operations and Going Concern Consideration (cont.)

for other reasons, but the Company will only complete such Business Combination if the post-transaction company owns 50% or more of the outstanding voting securities of the target or otherwise owns a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% test.

The Company will either seek shareholder approval of any Business Combination at a meeting called for such purpose at which shareholders may seek to convert their shares into their pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid, or provide shareholders with the opportunity to sell their shares to the Company by means of a tender offer for an amount equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid. These shares will be recorded at redemption value and classified as temporary equity upon the completion of the public offering, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” The Company will proceed with a Business Combination only if it will have net tangible assets of at least $5,000,001 upon consummation of the Business Combination and, solely if shareholder approval is sought, an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company will be required to approve the Business Combination.

In connection with any shareholder vote required to approve any Business Combination, the shareholders immediately prior to public offering (“Initial Shareholders”) have agreed (i) to vote any of their respective shares, including the ordinary shares sold to the Initial Shareholders in connection with the organization of the Company (the “Initial Shares”), ordinary shares included in the Private Units sold in the private placement, and any ordinary shares which were initially issued in connection with the public offering, whether acquired in or after the effective date of the public offering, in favor of the initial Business Combination and (ii) not to convert such respective shares into a pro rata portion of the Trust Account or seek to sell their shares in connection with any tender offer the Company engages in.

Liquidation

Pursuant to the Company’s Certificate of Incorporation, if the Company is unable to complete its initial Business Combination within 12 months from the date of the public offering, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining holders of ordinary shares and the Company’s board of directors, dissolve and liquidate. However, if the Company anticipates that it may not be able to consummate its initial Business Combination within 12 months, the Company may, but is not obligated to, extend the period of time to consummate a Business Combination up to two times, each by an additional three months (for a total of up to 18 months to complete a Business Combination). Pursuant to the terms of the Company’s amended and restated articles of incorporation and the trust agreement, in order to extend the time available for the Company to consummate its initial Business Combination, the Company’s insiders or their affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the Trust Account $575,000 ($0.10 per share), on or prior to the date of the applicable deadline, up to an aggregate of $1,150,000, or $0.20 per share. The insiders will receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit that will not be repaid in the event that the Company is unable to close a Business Combination unless there are funds available outside the Trust Account to do so. Such notes would either be paid upon consummation of the Company’s initial Business Combination, or, at the lender’s discretion, converted upon consummation of the Company’s Business Combination into additional private units at a price of $10.00 per unit. The Company’s shareholders have approved the issuance of the private units upon conversion of such notes, to the extent the holder wishes to so convert such notes at the time of the consummation of the Company’s initial Business Combination. In the event that the Company receives notice from its insiders five days prior to the applicable deadline of their intent to effect an extension, the Company intends to issue a press release announcing such intention at least

Newborn Acquisition Corp.
Notes to Financial Statements

Note 1 — Organization, Plan of Business Operations and Going Concern Consideration (cont.)

three days prior to the applicable deadline. In addition, the Company intends to issue a press release the day after the applicable deadline announcing whether or not the funds had been timely deposited. The Company’s insiders and their affiliates or designees are not obligated to fund the Trust Account to extend the time for the Company to complete its initial Business Combination. To the extent that some, but not all, of the Company’s insiders, decide to extend the period of time to consummate its initial Business Combinations, such insiders (or their affiliates or designees) may deposit the entire amount required. If the Company is unable to consummate an initial Business Combination and is forced to redeem 100% of the outstanding public shares for a pro rata portion of the funds held in the Trust Account, each holder will receive a pro rata portion of the amount then in the Trust Account. Holders of rights will receive no proceeds in connection with the liquidation. The Initial Shareholders and the holders of Private Units will not participate in any redemption distribution with respect to their Initial Shares and Private Units, including the Ordinary Shares included in the Private Units.

To the extent that the Company is unable to consummate a Business Combination, it will pay the costs of liquidation from the remaining assets outside of the Trust Account. If such funds are insufficient, NeoGenesis Holding Co., Ltd., the Company’s sponsor, has agreed to pay the funds necessary to complete such liquidation and have agreed not to seek repayment of such expenses.

Emerging Growth Company

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) permits emerging growth companies to delay complying with new or revised financial accounting standards that do not yet apply to private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act). The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Note 2 — Significant Accounting Policies

Basis of presentation

The accompanying financial statements are presented in U.S. Dollars and in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents as of December 31, 2019.

Deferred Offering Costs

Deferred offering costs consist principally of legal, underwriting fees and other costs incurred through the balance sheet date that are directly related to the proposed public offering and that will be charged to shareholders’ equity upon the receipt of the capital raised. Should the proposed public offering prove to be unsuccessful, these deferred costs as well as additional expenses to be incurred will be charged to operations.

Newborn Acquisition Corp.
Notes to Financial Statements

Note 2 — Significant Accounting Policies (cont.)

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet, primarily due to their short-termnature.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Loss per share

Loss per share is computed by dividing net loss by the weighted-average number of ordinary shares outstanding during the period excluding ordinary shares subject to forfeiture. Weighted average shares was reduced for the effect of an aggregate of 187,500 ordinary shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters.

At December 31, 2019, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary Shares and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition. The Company has identified Cayman Islands as its only “major” tax jurisdiction, as defined. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on April 12, 2019, the evaluation was performed for upcoming 2019 tax year which will be the only period subject to examination. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material changes to its financial position. The Company’s policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense.

Newborn Acquisition Corp.
Notes to Financial Statements

Note 2 — Significant Accounting Policies (cont.)

The Company may be subject to potential examination by foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with foreign tax laws.

The Company’s tax provision is zero and it has no deferred tax assets. The Company is considered to be an exempted Cayman Islands Company, and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 3 —Public Offering

Public Unit

On February 19, 2020, the Company sold 5,750,000 units at a price of $10.00 per Public Unit in the public offering (which includes the full exercise of the underwriter’s over-allotment option). Each Unit consists of one share of ordinary shares in the Company, one warrant (“Warrant”) and one right (“Right”) (see Note 7).

The Company paid an up-front underwriting discount of $1,725,000 (3.0%) of the per unit offering price to the underwriter at the closing of the public offering, with an additional fee of $1,437,500 (the “Deferred Discount”) of 2.5% of the gross offering proceeds payable upon the Company’s completion of the Business Combination. The Deferred Discount will become payable to the underwriter from the amounts held in the Trust Account solely in the event the Company completes its Business Combination. In the event that the Company does not close a Business Combination, the underwriter has waived its right to receive the Deferred Discount. The underwriter is not entitled to any interest accrued on the Deferred Discount.

Purchase Option

On February 19, 2020, the Company sold to the underwriters, for $100, a unit purchase option to purchase up to a total of 316,250 units at $11.50 per Unit (or an aggregate exercise price of $3,636,875) commencing on the close of the consummation of a Business Combination. The unit purchase option expires on February 19, 2025. The units issuable upon exercise of this option are identical to the Units being offered in the public offering. The Company has agreed to grant to the holders of the unit purchase option, demand and “piggy back” registration rights for periods of five and seven years, respectively, from February 19, 2020, including securities directly and indirectly issuable upon exercise of the unit purchase option.

The Company has accounted for the fair value of the unit purchase option, inclusive of the receipt of a $100 cash payment, as an expense of the public offering resulting in a charge directly to shareholders’ equity. The Company estimates that the fair value of this unit purchase option is approximately $428,906 using a Black-Scholes option-pricing model adjusted for the likelihood of a completed Business Combination. The fair value of the unit purchase option granted to the placement agent is estimated as of the date of grant using the following assumptions: (1) expected volatility of 31.00%, (2) risk-free interest rate of 2.19% and (3) expected life of five years, (4) estimated possibility of 52.1% for consummation of initial Business Combination.

Note 4 — Private Placement

On February 19, 2020, NeoGenesis Holding Co., Ltd., the Company’s sponsor, purchased an aggregate of 272,500 Private Units at $10.00 per Private Unit.

The Private Units are identical to the Units sold in the public offering, except that the private warrants are not redeemable so long as they are held by the purchaser or its permitted transferees. Additionally, the holders of the

Newborn Acquisition Corp.
Notes to Financial Statements

Note 4 — Private Placement (cont.)

Private Units have agreed (A) to vote the shares underlying their Private Units in favor of any proposed Business Combination, (B) not to propose, or vote in favor of, an amendment to the Company’s amended and restated certificate of incorporation with respect to the Company’s pre-Business Combination activities prior to the consummation of such a Business Combination unless the Company provides dissenting Public Shareholders with the opportunity to convert their public shares in connection with any such vote, (C) not to convert any shares underlying the Private Units into the right to receive cash from the Trust Account in connection with a shareholder vote to approve an initial Business Combination or a vote to amend the provisions of the Company’s amended and restated certificate of incorporation relating to shareholders’ rights or pre-Business Combination activity or sell their shares to the Company in connection with a tender offer the Company engages in and (D) that the shares underlying the Private Units shall not participate in any liquidating distribution upon winding up if a Business Combination is not consummated. The purchasers have also agreed not to transfer, assign or sell any of the Private Units or underlying securities (except to transferees that agree to the same terms and restrictions) until the completion of an initial Business Combination.

Note 5 — Related Party Transactions

On May 17, 2019, the Company issued a $280,000 principal amount unsecured promissory note to the Company’s Chairman and Chief Executive Officer. The note was non-interest bearing and payable on the consummation of the public offering or the date on which the Company determines not to conduct an initial public offering of its securities. Due to the short-term nature of the note, the fair value of the note approximates the carrying amount. On February 19, 2020, the $280,000 loan was converted into part of the subscription of $2,725,000 private placement at a price of $10.00 per unit. The note was canceled and no amount are owed under the note.

The Company currently maintains the principal executive offices at Room 801, Building C, SOHO Square, No. 88 Zhongshan East 2nd Road, Huangpu District, Shanghai, 200002, China. This space is being provided to the Company by Wenhui Xiong, the Company’s Chairman and Chief Executive officer, at no cost to the Company. The Company considers the current office space, combined with the other office space otherwise available to the Company’s executive officers, adequate for current operations.

Note 6 — Commitments

Deferred Underwriter Commission

The Company is committed to pay the Deferred Discount of 2.50% of the gross offering proceeds, in the amount of $1,437,500 of the public offering, to the underwriter upon the Company’s consummation of the Business Combination. The underwriter is not entitled to any interest accrued on the Deferred Discount, and has waived its right to receive the Deferred Discount if the Company does not close a Business Combination.

Warrant Solicitation Fee

The Company has agreed to pay Chardan Capital Markets, LLC a warrant solicitation fee of five percent (5%) of the exercise price of each public Warrant exercised during the period commencing February 19, 2021, including Warrants acquired by securityholders in the open market, but excluding Warrants exercised during the 30-day period following notice of a proposed redemption. The warrant solicitation fee will be payable in cash. There is no limitation on the maximum warrant solicitation fee payable to Chardan Capital Markets, LLC, except to the extent it is limited by the number of public warrants outstanding.

Right of First Refusal

Subject to certain conditions, the Company granted Chardan, for a period of 15 months after the date of the consummation of the Company’s Business Combination, a right of first refusal to act as lead underwriters or minimally as a co-manager, with at least 30% of the economics; or, in the case of a three-handed deal 20% of the economics, for any and all future public and private equity and debt offerings. In accordance with FINRA Rule 5110(f)(2)(E)(i), such right of first refusal shall not have a duration of more than three years from the effective date of the Registration Statement.

Newborn Acquisition Corp.
Notes to Financial Statements

Note 6 — Commitments (cont.)

Registration Rights

The Initial Shareholders will be entitled to registration rights with respect to their Initial Shares, as well as the holders of the Private Units and holders of any securities issued to the Company’s Initial Shareholders, officers, directors or their affiliates in payment of working capital loans or extension loans made to the Company, will be entitled to registration rights with respect to the Private Units (and underlying securities), pursuant to an agreement signed on the effective date of the public offering. The holders of the majority of the Initial Shares are entitled to demand that the Company register these shares at any time commencing three months prior to the first anniversary of the consummation of a Business Combination. The holders of the Private Units (or underlying securities) are entitled to demand that the Company register these securities at any time after the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

Note 7 — Shareholders’ Equity

Preferred Shares

The Company is authorized to issue 1,000,000 preferred shares with a par value of $0.0001 per share. No preferred shares were issued as of December 31, 2019.

Ordinary shares

The Company is authorized to issue 100,000,000 ordinary shares with a par value of $0.0001 per share.

On May 17, 2019, 1,150,000 ordinary shares were sold to the Initial Shareholders for an aggregate of $25,000. The Company subsequently declared a share dividend of 0.25 shares for each outstanding share, resulting in 1,437,500 ordinary shares being outstanding. All share and per-share amounts have been retroactively restated to reflect the share dividend. All of these shares were placed in escrow until (1) with respect to 50% of the shares, the earlier of six months after the date of the consummation of an initial Business Combination and the date on which the closing price of the Company’s Ordinary Shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the Company’s initial Business Combination and (2) with respect to the remaining 50% of the insider shares, six months after the date of the consummation of an initial Business Combination, or earlier, in either case, if, subsequent to an initial Business Combination, the Company consummates a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their shares for cash, securities or other property.

At December 31, 2019, there were 1,437,500 shares of ordinary shares issued and outstanding. This amount includes 187,500 shares subject to forfeiture to the extent the underwriter’s over-allotment option was not exercised in full. On February 19, 2017, the underwriter fully exercised the over-allotment (see Note 8).

Warrants

Each Warrant entitles the holder to purchase one-half share of ordinary Shares at a price of $11.50 per share commencing on the later of the Company’s completion of its initial Business Combination or 12 months from the closing of the offering, and expiring five years from after the completion of an initial Business Combination. The Company may redeem the Warrants at a price of $0.01 per Warrant upon 30 days’ notice, only in the event that the last sale price of the ordinary shares is at least $16.50 per share for any 20 trading days within a 30-trading day period ending on the third day prior to the date on which notice of redemption is given, provided there is an effective registration statement and current prospectus in effect with respect to the ordinary shares underlying such Warrants during the 30 day redemption period. If the Company redeems the Warrants as described above, management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In accordance with the warrant agreement relating to the Warrants sold and issued in the public offering, the Company is only required

Newborn Acquisition Corp.
Notes to Financial Statements

Note 7 — Shareholders’ Equity (cont.)

to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. If a registration statement is not effective within 90 days following the consummation of a Business Combination, Warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act of 1933, as amended. In the event that a registration statement is not effective at the time of exercise or no exemption is available for a cashless exercise, the holder of such Warrant shall not be entitled to exercise such Warrant for cash and in no event (whether in the case of a registration statement being effective or otherwise) will the Company be required to net cash settle the Warrant exercise. If an initial Business Combination is not consummated, the Warrants will expire and will be worthless.

In addition, if (x) the Company issues additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.50 per ordinary share (with such issue price or effective issue price to be determined in good faith by the board of directors), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination, and (z) the volume weighted average trading price of the Company’s ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Price”) is below $9.50 per share, the exercise price of the Warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Price, and the $16.50 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 165% of the Market Price.

Rights

Each Right will entitle the holder to receive one-tenth (1/10) of an ordinary share upon the consummation of an initial Business Combination. The Company will not issue fractional shares in connection with an exchange of Rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Cayman Islands law. As a result, an investor must hold Rights in multiples of 10 in order to receive shares for all of its Rights upon closing of a Business Combination. If the Company is unable to consummate a Business Combination, the Company will redeem 100% of the Public Shares issued in the public offering using the funds in the Trust Account as described in Note 1. There are no contractual penalties for failure to deliver securities to the holders of the Rights upon consummation of the Company’s initial Business Combination. Additionally, in no event will the Company be required to net cash settle the Rights. In such events, the Rights will expire and will be worthless. Since the Company is not required to net cash settle the Rights and the Rights are convertible upon the consummation of an initial Business Combination, the Management determined that the Rights are classified within shareholders’ equity as “Additional paid-in capital” upon their issuance in accordance with ASC 815-40. The proceeds from the sale are allocated to Public Shares and Rights based on the relative fair value of the securities in accordance with ASC 470-20-30. The value of the Public Shares and Rights is based on the closing price paid by investors.

Note 8 — Subsequent Events

The Company consummated the public offering on February 19, 2020. The public offering (as described in Note 3) consisted of 5,750,000 units (which includes the full exercise of the over-allotment option by the underwriters in the public offering) at $10.00 per unit. Concurrently with the public offering, the Company sold to its sponsor 272,500 units at $10.00 per unit in a private placement (as described in Note 4). The Company received net proceeds of approximately $57,989,380.

The Company evaluated subsequent events and transactions that occur after the balance sheet date up to the date that the financial statement were available to be issued. Other than as described above, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statement.

Annex A

MERGER AGREEMENT

dated

November 11, 2020

by and among

Newborn Acquisition Corp., a Cayman Islands exempted company as the Parent,

NB Merger Corp., a Delaware corporation,

as the Purchaser,

Nuvve Merger Sub Inc., a Delaware corporation,

as the Merger Sub,

Nuvve Corporation, a Delaware corporation,

as the Company,

and Ted Smith,

as the Stockholders’ Representative

Annex A Pages
ARTICLE I DEFINITIONS		A-1

ARTICLE II REINCORPORATION MERGER		A-6
2.1	Reincorporation Merger	A-6
2.2	Reincorporation Effective Time	A-6
2.3	Effect of the Reincorporation Merger	A-6
2.4	Memorandum and Articles of Association	A-7
2.5	Directors and Officers of the Reincorporation Surviving Corporation	A-7
2.6	Effect on Issued Securities of Parent.	A-7
2.7	Surrender of Securities	A-8
2.8	Lost Stolen or Destroyed Certificates	A-8
2.9	Section 368 Reorganization	A-8
2.10	Taking of Necessary Action; Further Action	A-9
2.11	Agreement of Fair Value	A-9

ARTICLE III THE ACQUISITION MERGER		A-9
3.1	Acquisition Merger	A-9
3.2	Closing; Effective Time.	A-9
3.3	Board of Directors	A-9
3.4	Effects of the Acquisition Merger	A-9
3.5	Certificate of Incorporation; Bylaws	A-10
3.6	No Further Ownership Rights in Company Capital Stock	A-10
3.7	Withholding Rights	A-10
3.8	Rights Not Transferable	A-10
3.9	Taking of Necessary Action; Further Action	A-10
3.10	Section 368 Reorganization	A-10
3.11	Support Agreements	A-11
3.12	PIPE Transaction	A-11
3.13	Appraisal Rights	A-11

ARTICLE IV CONVERSION OF SHARES; CONSIDERATION		A-12
4.1	Conversion of Capital Stock	A-12
4.2	Company Derivative Securities	A-13
4.3	Merger Consideration Exchange Procedures	A-14
4.4	Earn-out Payment	A-15
4.5	Restrictions on Transfer	A-15

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE COMPANY		A-15
5.1	Corporate Existence and Power	A-15
5.2	Corporate Authorization	A-16
5.3	Governmental Authorization	A-16
5.4	Non-Contravention	A-16
5.5	Capitalization	A-16
5.6	Organizational Documents	A-17
5.7	Corporate Records	A-17
5.8	Assumed Names	A-17
5.9	Subsidiaries	A-17
5.10	Consents	A-17
5.11	Financial Statements	A-18

Annex A-i

Annex A Pages
5.12	Books and Records	A-18
5.13	Absence of Certain Changes	A-19
5.14	Properties; Title to the Company Group’s Assets	A-19
5.15	Litigation	A-19
5.16	Contracts	A-19
5.17	Insurance	A-20
5.18	Licenses and Permits	A-21
5.19	Compliance with Laws	A-21
5.20	Intellectual Property	A-21
5.21	Customers and Suppliers	A-22
5.22	Accounts Receivable and Payable; Loans	A-22
5.23	Pre-payments	A-22
5.24	Employees	A-22
5.25	Employment Matters	A-23
5.26	Withholding	A-23
5.27	Real Property	A-23
5.28	Accounts	A-24
5.29	Tax Matters	A-24
5.30	Environmental Laws	A-24
5.31	Finders’ Fees	A-25
5.32	Powers of Attorney and Suretyships	A-25
5.33	Directors and Officers	A-25
5.34	Certain Business Practices	A-25
5.35	Money Laundering Laws	A-25
5.36	Not an Investment Company	A-25
5.37	No Additional Representations	A-25

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE PURCHASER PARTIES		A-26
6.1	Corporate Existence and Power	A-26
6.2	Corporate Authorization	A-26
6.3	Governmental Authorization	A-26
6.4	Non-Contravention	A-26
6.5	Organizational Documents	A-27
6.6	Subsidiaries	A-27
6.7	Consents	A-27
6.8	Finders’ Fees	A-27
6.9	Issuance of Shares	A-27
6.10	Capitalization	A-27
6.11	Business Activities	A-29
6.12	Information Supplied	A-29
6.13	Trust Fund	A-29
6.14	Listing	A-29
6.15	Board Approval	A-30
6.16	Parent SEC Documents and Financial Statements	A-30
6.17	Absence of Certain Changes	A-31
6.18	Properties	A-31
6.19	Litigation	A-31
6.20	Insurance	A-31
6.21	Compliance with Laws	A-31

Annex A-ii

Annex A Pages
6.22	Intellectual Property	A-31
6.23	Employment Matters	A-31
6.24	Environmental Laws	A-31
6.25	Money Laundering Laws	A-32
6.26	OFAC	A-32
6.27	Not an Investment Company	A-32
6.28	Tax Matters	A-32
6.29	Contracts	A-33
6.30	PIPE Documents	A-33
6.31	No Additional Representations and Warranties	A-33

ARTICLE VII COVENANTS OF THE PARTIES PENDING CLOSING		A-33
7.1	Conduct of the Business	A-33
7.2	Access to Information	A-35
7.3	Notices of Certain Events	A-35
7.4	SEC Filings.	A-36
7.5	Company Group Cooperation	A-36
7.6	Company Group Review	A-36
7.7	Trust Account	A-36
7.8	Employees of the Company Group	A-37
7.9	Reporting and Compliance with Tax Law and Other Laws	A-37
7.10	Reasonable Best Efforts to Obtain Consents	A-37
7.11	Extension of Time to Consummate a Business Combination	A-37

ARTICLE VIII ADDITIONAL COVENANTS OF THE PARTIES		A-39
8.1	Reasonable Best Efforts; Further Assurances	A-39
8.2	Tax Matters	A-39
8.3	Settlement of Purchaser Parties’ Liabilities	A-40
8.4	Compliance with SPAC Agreements	A-40
8.5	Registration Statement	A-41
8.6	Confidentiality	A-43
8.7	Available Funding; Company Capitalization Matters.	A-43
8.8	Directors’ and Officers’ Indemnification and Insurance.	A-44
8.9	Directors and Officers of Purchaser After the Acquisition Merger	A-45
8.10	Securities Listing	A-45
8.11	Purchaser Plan	A-46
8.12	Lock-Up Agreements	A-46
8.13	Registration Rights Agreements	A-46
8.14	Annual and Interim Financial Statements	A-46

ARTICLE IX CONDITIONS TO CLOSING		A-46
9.1	Condition to the Obligations of the Parties	A-46
9.2	Conditions to Obligations of the Purchaser Parties	A-47
9.3	Conditions to Obligations of the Company Group	A-48

ARTICLE X INDEMNIFICATION		A-48
10.1	Indemnification of Purchaser	A-48
10.2	Procedure	A-49
10.3	Escrow of Escrow Shares by Stockholders	A-50
10.4	Payment of Indemnification	A-51

Annex A-iii

Annex A Pages
10.5	Insurance	A-52
10.6	Survival of Indemnification Rights	A-52
10.7	Sole and Exclusive Remedy	A-52
10.8	Adjustment to Consideration	A-52

ARTICLE XI DISPUTE RESOLUTION		A-52
11.1	Arbitration	A-52
11.2	Jurisdiction; Waiver of Jury Trial; Exemplary Damages	A-53

ARTICLE XII TERMINATION		A-54
12.1	Termination	A-54
12.2	Notice of Termination; Effect of Termination	A-54
12.3	Survival	A-54

ARTICLE XIII MISCELLANEOUS		A-55
13.1	Notices	A-55
13.2	Amendments; No Waivers; Remedies	A-56
13.3	Arm’s Length Bargaining; No Presumption Against Drafter	A-56
13.4	Publicity	A-56
13.5	Expenses	A-57
13.6	No Assignment or Delegation	A-57
13.7	Governing Law	A-57
13.8	Counterparts; Electronic Signatures	A-57
13.9	Entire Agreement	A-57
13.10	Severability	A-57
13.11	Construction of Certain Terms and References; Captions	A-57
13.12	Further Assurances	A-58
13.13	Third Party Beneficiaries	A-58
13.14	Waiver	A-58
13.15	Stockholders’ Representative	A-58

Annex A-iv

MERGER AGREEMENT

This MERGER AGREEMENT (the “Agreement”), dated as of November 11, 2020 (the “Effective Date”), by and among Newborn Acquisition Corp., a Cayman Islands exempted company (the “Parent”), NB Merger Corp., a Delaware corporation and wholly-owned subsidiary of Parent (the “Purchaser”), Nuvve Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Purchaser (the “Merger Sub”), Nuvve Corporation, a Delaware corporation (the “Company”), and Ted Smith, an individual, as the representative of the stockholders of the Company (the “Stockholders’ Representative”).

W I T N E S S E T H :

A.     The Company and its Subsidiaries are in the business of providing a globally-available, vehicle-to-grid (V2G) technology platform that enables electric vehicle (EV) batteries to store and resell unused energy back to the local electric grid (the “Business”);

B.      Parent is a blank check company formed for the sole purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities;

C.     Purchaser is a wholly-owned subsidiary of Parent and was formed for the sole purpose of the merger of the Parent with and into Purchaser, in which Purchaser will be the surviving corporation (the “Reincorporation Merger”);

D.     Immediately after the Reincorporation Merger, the parties desire that Merger Sub merge with and into the Company, upon the terms and subject to the conditions set forth herein and in accordance with the Delaware General Corporation Law (the “Acquisition Merger”), and that the shares of Company Common Stock (excluding any shares held in the treasury of the Company) be converted upon the Acquisition Merger into the right to receive the Per Share Merger Consideration, as is provided herein (the Company following the Acquisition Merger is sometimes hereinafter referred to as the “Surviving Corporation”); and

E.      Prior to the Effective Date, holders of approximately 55% of the Company’s Common Stock have entered into support agreements, pursuant to which each such holder agrees to vote in favor of the transactions contemplated by this Agreement.

The parties accordingly agree as follows:

ARTICLE I
DEFINITIONS

The following terms, as used herein, have the following meanings:

1.1 “Action” means any legal action, suit, claim or proceeding before an Authority.

1.2 “Additional Agreements” means the Registration Rights Agreement, Escrow Agreement, Earn-out Escrow Agreement, Letter of Transmittal, Lock-Up Agreements, Commitment Letter, and the Labor Agreements and Non-disclosure and Non-solicitation Agreements with Key Personnel.

1.3 “Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person. For avoidance of any doubt, (a) with respect to all periods prior to the Closing, each Stockholder owning more than 10% of the Company Common Stock on a fully-diluted basis is an Affiliate of the Company, and (ii) with respect to all periods subsequent to the Closing, Purchaser is an Affiliate of the Company.

1.4 “Authority” means any governmental, quasi-governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator, or any relevant stock exchange, whether international, national, Federal, state, or local.

Annex A-1

1.5 “Books and Records” means all books and records, ledgers, employee records, customer lists, files, correspondence, and other records of every kind in which a Person’s assets, its business or its transactions are reflected (whether written, electronic, or otherwise embodied) owned or used by a Person, other than stock books and minute books.

1.6 “Bridge Lender” means the lender with respect to the Bridge Loan.

1.7 “Bridge Loan” means the loan identified in Schedule 1.7.

1.8 “Bridge Loan Shares” means the shares of Company Common Stock issuable upon conversion of the Bridge Loan.

1.9 “Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York are authorized to close for business.

1.10 “Business Systems” means all software, all computer hardware and systems (whether general or special purpose), all electronic data processing, information, record keeping, communications and telecommunications systems, and all networks, interfaces and peripherals, including any outsourced systems, and all documented processes in connection therewith, that are owned or used by a Person in the conduct of its business.

1.11 “Chardan” means Chardan Capital Markets LLC and/or its designees.

1.12 “Closing Exchange Ratio” means (i) the Closing Merger Consideration divided by $10.00 (rounded to the nearest whole number), divided by (ii) the sum of (A) the total number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (including shares of Company Common Stock issued pursuant to Section 4.2(a) below), other than the Bridge Loan Shares, and (B) the total number of shares of Company Common Stock issuable upon exercise of the Company Options as of immediately prior to the Closing.

1.13 “COBRA” means collectively, the requirements of Sections 601 through 606 of ERISA and Section 4980B of the Code.

1.14 “Code” means the Internal Revenue Code of 1986, as amended.

1.15 “Company Options” means the options to purchase shares of Company Common Stock that were granted pursuant to the Company Plan.

1.16 “Company Plan” means the Nuvve Corporation 2010 Equity Incentive Plan, as amended from time to time.

1.17 “Contracts” means the Leases and all contracts, agreements, leases (including equipment leases, car leases and capital leases), licenses, commitments, client contracts, statements of work (SOWs), sales and purchase orders and similar instruments, oral or written, to which the Company is a party or by which any of its respective assets are bound, including any entered into by the Company in compliance with Section 7.1 after the Effective Date and prior to the Closing, and all rights and benefits thereunder.

1.18 “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise; and the terms “Controlled” and “Controlling” shall have the meaning correlative to the foregoing.

1.19 “Deferred Underwriting Amount” means the portion of the underwriting discounts and commissions held in the Trust Account, which the underwriters of the IPO are entitled to receive upon the Closing in accordance with the Trust Agreement.

1.20 “Earn-out Rate” means (i) 4,000,000, divided by (ii) the total number of Closing Shares (other than Closing Shares issued in respect of the Bridge Loan Shares) that continue to be beneficially owned by the Stockholders and their respective Permitted Transferees, including any Closing Shares held in escrow pursuant to the Escrow Agreement.

1.21 “Environmental Laws” shall mean all applicable Laws that prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act and the Clean Water Act.

Annex A-2

1.22 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

1.23 “Escrow Shares” means shares of Purchaser Common Stock representing 10% of the Closing Shares actually issued to the Stockholders in the Acquisition Merger (other than the Closing Shares issued in respect of the Bridge Loan Shares).

1.24 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.25 “Fraud Claim” means any claim based upon actual and intentional fraud, and more specifically shall be limited to a knowing and intentional misrepresentation with respect to the representations and warranties set forth in Article V or Article VI, as applicable, and for the avoidance of doubt, does not include constructive fraud or other claims based on constructive knowledge, negligent misrepresentation, recklessness or similar theories.

1.26 “Hazardous Material” shall mean any material, emission, chemical, substance or waste that has been designated by any governmental Authority to be radioactive, toxic, hazardous, a pollutant or a contaminant.

1.27 “Hazardous Material Activity” shall mean the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, labeling, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with ozone depleting substances, including, without limitation, any required labeling, payment of waste fees or charges (including so-called e-waste fees) and compliance with any recycling, product take-back or product content requirements.

1.28 “IPO” means the initial public offering of Parent pursuant to a prospectus dated February 13, 2020.

1.29 “Indebtedness” means with respect to any Person, (a) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind (including amounts by reason of overdrafts and amounts owed by reason of letter of credit reimbursement agreements), including with respect thereto, all interests, fees and costs and prepayment and other penalties, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all guarantees by such Person and (d) any agreement to incur any of the same.

1.30 “Intellectual Property Right” means any trademark, service mark, trademark or service mark registration, application for trademark or service mark registration, trade name, license, domain names, invention, patent, patent application, trade secret, trade dress, know-how, copyright, copyrightable materials, copyright registration, application for copyright registration, Business Systems, u.r.l.s., and any other type of proprietary intellectual property right, and all embodiments and fixations thereof and related documentation, registrations and franchises and all additions, improvements and accessions thereto, and with respect to each of the forgoing items in this definition, which is owned or licensed or filed by the Company Group (as defined below), or used or held for use in the Business, whether registered or unregistered or domestic or foreign.

1.31 “Inventory” is defined in the UCC.

1.32 “Law” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, principle of common law, act, treaty or order of general applicability of any applicable Authority, including any rule or regulation promulgated by any Authority thereunder.

1.33 “Leases” means the leases as set forth on Schedule 1.33 attached hereto.

1.34 “Liabilities” means any and all liabilities (whether absolute, accrued, contingent or otherwise).

1.35 “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and any conditional sale agreement, including any agreement to give any of the foregoing.

1.36 “Lock-Up Agreements” means the agreements in the form attached as Exhibit A hereto, by and between the Purchaser and each of the Parent Initial Shareholders, pursuant to which the Purchase Common Stock and Purchaser Warrants held by each Parent Initial Shareholder will be locked up for six (6) months after the Closing, with respect to 50% of such shares of Purchaser Common Stock and Purchaser Warrants, and for one (1) year, with respect to the remaining 50% of such shares Purchaser Common Stock and Purchaser Warrants (subject to certain exceptions contained therein).

Annex A-3

1.37 “Material Adverse Effect” when used in connection with the Company or the Purchaser Parties, as the case may be, means a material adverse change in or a material adverse effect upon on the assets, Liabilities, financial condition, earnings, cash flows, business, operations or properties of the Company Group or the Purchaser Parties, taken as a whole, whether or not arising from transactions in the ordinary course of business; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic, political or social conditions; (ii) conditions generally affecting the industries in which the Company Group or the Purchaser Parties, as applicable, operate; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action by the Company Group or the Purchaser Parties, as applicable, required or permitted by this Agreement, or any action taken (or omitted to be taken) by the Company Group or the Purchaser Parties, as applicable, with the written consent of or at the written request of the other party; (vi) any matter of which the other party is aware on the date hereof; (vii) any changes in applicable Laws or accounting rules (including U.S. GAAP) or the enforcement, implementation or interpretation thereof; (viii) the announcement, pendency or completion of the transactions contemplated by this Agreement, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with the Company Group or the Purchaser Parties, as applicable; (ix) any natural or man-made disaster or acts of God; (x) any pandemic, epidemic, plague or other general outbreak of illness; or (xi) any failure by the Company Group to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded).

1.38 “Order” means any decree, order, judgment, writ, award, injunction, rule or consent of or by an Authority.

1.39 “Organizational Documents” means, with respect to any Person, its certificate of incorporation and bylaws, memorandum and articles of association or similar organizational documents, in each case, as amended.

1.40 “Parent Initial Shareholders” means the shareholders of Parent immediately prior to the IPO, including Parent’s directors, officers and the Sponsor.

1.41 “Parent Ordinary Shares” means the ordinary shares, par value $0.0001 per share, of Parent.

1.42 “Parent Rights” means the right to receive one-tenth (1/10) of a Parent Ordinary Share.

1.43 “Parent Securities” means the Parent Ordinary Shares, Parent Rights, Parent Units, Parent Warrants and Parent UPO, collectively.

1.44 “Parent Unit” means each outstanding unit, consisting of one Parent Ordinary Share, one Parent Warrant and one Parent Right.

1.45 “Parent UPO” means the option issued to Chardan (and/or its designee), to purchase up to an aggregate of 316,250 Parent Units at a price of $11.50 per Parent Unit.

1.46 “Parent Warrant” means a warrant to purchase one-half of one Parent Ordinary Share at a price of $11.50 per whole Parent Ordinary Share.

1.47 “Permitted Liens” means (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance which have been made available to the Purchaser Parties; (ii) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business; (iii) the Liens set forth on Schedule 1.47; (iv) Liens for Taxes assessments or other governmental charges not yet due and payable or which are being contested in good faith by appropriate proceedings (and for which adequate accruals or reserves have been established in accordance with U.S. GAAP); (v) zoning, entitlement and other land use and environmental regulations promulgated by any Authority, (vi) covenants, conditions, restrictions, easements, rights of way, encumbrances, defects, imperfections, irregularities of title or other Liens, if any, that would not reasonably be expected to have a Material Adverse Effect, (vii) with respect to any leased real property, (a) statutory or contractual Liens of lessors or Liens on the lessor’s or prior lessor’s interest and (b) any Lien permitted under the applicable lease agreement and any ancillary documents thereto, (viii) Liens created by the Purchaser Parties or their respective successors and assigns, (ix) Liens (other than monetary liens) incurred in the ordinary course of business since the date of the most recent Company Balance Sheet included in the Financial Statements, and (x) non-exclusive licenses to Intellectual Property Rights granted in the ordinary course of business or in connection with joint-development agreements.

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1.48 “Permitted Transferee” means a Permitted Transferee as defined in the Letter of Transmittal, other than the Company, the Purchaser or any affiliate of the Company or the Purchaser.

1.49 “Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

1.50 “Pre-Closing Period” means any period that ends on or before the Closing Date or with respect to a period that includes but does not end on the Closing Date, the portion of such period through and including the day of the Closing.

1.51 “Purchaser Common Stock” means the common stock, par value $0.0001 per share, of Purchaser, along with any equity securities paid as dividends or distributions after the Closing with respect to such shares or into which such shares are exchanged or converted after the Closing.

1.52 “Purchaser Plan” means a long-term incentive equity plan to be adopted by the Purchaser in connection with the transactions contemplated hereby.

1.53 “Purchaser Securities” means the Purchaser Common Stock, Purchaser Warrants and Purchaser UPO, collectively.

1.54 “Purchaser UPO” means an option to be issued to Chardan (and/or its designee) pursuant to Section 2.6(e) below to purchase up to an aggregate of 316,250 units, each unit consisting of the securities into which one Parent Unit is convertible pursuant to Section 2.6(b) below, at a price of $11.50 per such unit.

1.55 “Purchaser Warrant” means a warrant to purchase one-half of one share of Purchaser Common Stock at a price of $11.50 per whole share of Purchaser Common Stock.

1.56 “Real Property” means, collectively, all real properties and interests therein (including the right to use), together with all buildings, fixtures, trade fixtures, plant and other improvements located thereon or attached thereto; all rights arising out of use thereof (including air, water, oil and mineral rights); and all subleases, franchises, licenses, permits, easements and rights-of-way which are appurtenant thereto.

1.57 “Registration Rights Agreement” means the agreement in the form attached as Exhibit B hereto governing the resale of the Closing Shares and the Earn-Out Shares and the securities registrable pursuant to the Parent Registration Rights Agreement.

1.58 “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

1.59 “SEC” means the Securities and Exchange Commission.

1.60 “Securities Act” means the Securities Act of 1933, as amended.

1.61 “Sponsor” means NeoGenesis Holding Co. Ltd., a British Virgin Islands company.

1.62 “Stockholders” means the holders of the issued and outstanding Company Capital Stock.

1.63 “Subsidiary” or “Subsidiaries” means one or more entities of which at least fifty percent (50%) of the capital stock or share capital or other equity or voting securities are Controlled or owned, directly or indirectly, by the respective Person.

1.64 “Tangible Personal Property” means all tangible personal property and interests therein, including machinery, computers and accessories, furniture, office equipment, communications equipment, automobiles, trucks, forklifts and other vehicles owned or leased by the Company and other tangible property.

1.65 “Tax(es)” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental

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or estimated tax), including any liability therefor as a transferee or successor, as a result of Treasury Regulation Section 1.1502-6 or similar provision of applicable Law or as a result of any Tax sharing, indemnification or similar agreement, together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.

1.66 “Taxing Authority” means the Internal Revenue Service and any other Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

1.67 “Tax Return” means any return, information return, declaration, claim for refund or credit, report or any similar statement, and any amendment thereto, including any attached schedule and supporting information, whether on a separate, consolidated, combined, unitary or other basis, that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax or the administration of any Law relating to any Tax.

1.68 “Trust Agreement” means that certain Investment Management Trust Agreement, made as of February 13, 2020 by and between Parent and Continental Stock Transfer & Trust Company.

1.69 “Trustee” means Continental Stock Transfer & Trust Company, acting as trustee pursuant to the Trust Agreement.

1.70 “UCC” means the Uniform Commercial Code of the State of Delaware, or any corresponding or succeeding provisions of Laws of the State of Delaware, or any corresponding or succeeding provisions of Laws, in each case as the same may have been and hereafter may be adopted, supplemented, modified, amended, restated or replaced from time to time.

1.71 “U.S. GAAP” means U.S. generally accepted accounting principles, consistently applied.

ARTICLE II
REINCORPORATION MERGER

2.1 Reincorporation Merger. At the Reincorporation Effective Time (as defined in Section 2.2 below), and subject to and upon the terms and conditions of this Agreement, and in accordance with the applicable provisions of the Cayman Islands Companies Law (2020 Revision) (“Cayman Islands Companies Law”) and the Delaware General Corporation Law (“Delaware Law”), respectively, Parent shall be merged with and into Purchaser, the separate corporate existence of Parent shall cease and Purchaser shall continue as the surviving corporation. Purchaser as the surviving corporation after the Reincorporation Merger is hereinafter sometimes referred to as the “Reincorporation Surviving Corporation”.

2.2 Reincorporation Effective Time. The parties hereto shall cause the Reincorporation Merger to be consummated by filing the Certificate of Merger with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of Delaware Law, and the Plan of Merger (and other documents required by Cayman Islands Companies Law) with the Registrar of Companies in the Cayman Islands, in accordance with the relevant provisions of Cayman Islands Companies Law (the time of such filings, or such later time as specified in the Certificate of Merger and the Plan of Merger, being the “Reincorporation Effective Time”).

2.3 Effect of the Reincorporation Merger. At the Reincorporation Effective Time, the effect of the Reincorporation Merger shall be as provided in this Agreement, the Certificate of Merger, the Plan of Merger and the applicable provisions of Delaware Law and Cayman Islands Companies Law. Without limiting the generality of the foregoing, and subject thereto, at the Reincorporation Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of the Parent shall become the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of the Reincorporation Surviving Corporation, which shall include the assumption by the Reincorporation Surviving Corporation of any and all agreements, covenants, duties and obligations of the Parent set forth in this Agreement to be performed after the Reincorporation Effective Time, and all securities of the Reincorporation Surviving Corporation issued and outstanding as a result of the conversion under Sections 2.6(a) through (d) hereof shall be listed on the public trading market on which the Parent Units were trading prior to the Reincorporation Merger.

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2.4 Memorandum and Articles of Association. At the Reincorporation Effective Time, the Amended and Restated Memorandum and Articles of Association of the Parent, as in effect immediately prior to the Reincorporation Effective Time, shall cease and the Certificate of Incorporation and By-Laws of Purchaser (the “Charter Documents”), as in effect immediately prior to the Reincorporation Effective Time, shall be the Charter Documents of the Reincorporation Surviving Corporation.

2.5 Directors and Officers of the Reincorporation Surviving Corporation. Immediately after the Reincorporation Effective Time and prior to the Closing, the board of directors of the Reincorporation Surviving Corporation shall be the board of directors of the Parent immediately prior to the Reincorporation Merger.

2.6 Effect on Issued Securities of Parent.

(a) Conversion of Parent Ordinary Shares. At the Reincorporation Effective Time, every issued and outstanding Parent Ordinary Share, other than those described in Section 2.6(f) below and other than Parent Ordinary Shares (the “Converting Shares”) that the holders thereof validly have elected to convert into a pro rata portion of the Trust Fund in connection with the Closing as provided for in Parent’s Organizational Documents and the Prospectus (as defined in Section 13.14 below) (each, a “Converting Shareholder”), shall be converted automatically into one share of Purchaser Common Stock. At the Reincorporation Effective Time, all Parent Ordinary Shares shall cease to be issued and shall automatically be canceled and retired and shall cease to exist. The holders of issued Parent Ordinary Shares immediately prior to the Reincorporation Effective Time, as evidenced by the register of members of the Parent (the “Register of Members”), shall cease to have any rights with respect to such Parent Ordinary Shares, except as provided herein or by Law. From and after the Reincorporation Effective Time, each certificate or book entry position that evidenced Parent Ordinary Shares immediately prior to the Reincorporation Merger shall entitle the holder only to the applicable number of shares of Purchaser Common Stock into which such certificate or book entry position is convertible according to this Section 2.6(a); provided, however, that each certificate or book entry position representing a Converting Share shall entitle the Converting Shareholder to receive only a pro rata portion of the Trust Fund as provided for in Parent’s Organizational Documents and the Prospectus. Upon surrender of each certificate (if any) previously evidencing Parent Ordinary Shares, such certificate shall be exchanged for a certificate representing the same number of shares of Purchaser Common Stock.

(b) Parent Units. At the Reincorporation Effective Time, every issued and outstanding Parent Unit shall be separated automatically into its constituent securities, which shall be converted automatically into securities of Purchaser in accordance with Section 2.6(a), (c) or (d), as applicable. At the Reincorporation Effective Time, all Parent Units shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist. The holders of issued Parent Units immediately prior to the Reincorporation Effective Time, as evidenced by the Register of Members, shall cease to have any rights with respect to such Parent Units, except as provided herein or by Law. Upon surrender of each certificate (if any) previously evidencing Parent Units, such certificate shall be exchanged for certificates representing the applicable number of shares of Purchaser Common Stock and Purchaser Warrants.

(c) Parent Rights. At the Reincorporation Effective Time, every issued and outstanding Parent Right shall be converted automatically into one-tenth (1/10) of one share of Purchaser Common Stock, in accordance with the terms thereof. At the Reincorporation Effective Time, all Parent Rights shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist. The holders of issued Parent Rights immediately prior to the Reincorporation Effective Time, as evidenced by the register of rights holders, shall cease to have any rights with respect to such Parent Rights, except as provided herein or by Law. From and after the Reincorporation Effective Time, each certificate or book entry position that evidenced Parent Rights immediately prior to the Reincorporation Merger shall entitle the holder only to the applicable number of shares of Purchaser Common Stock into which such certificate or book entry position is convertible according to this Section 2.6(a). Upon surrender of each certificate (if any) previously evidencing Parent Rights, such certificate shall be exchanged for a certificate representing the applicable number of shares of Purchaser Common Stock.

(d) Parent Warrants. At the Reincorporation Effective Time, every issued and outstanding Parent Warrant shall remain outstanding but shall be automatically adjusted to become one Purchaser Warrant, in accordance with the terms thereof. Each Purchaser Warrant will continue to have, and be subject to, the same terms and conditions set forth in the warrant agreement (the “Warrant Agreement”), dated as of February 13, 2020, by and between Parent and Continental Stock Transfer & Trust Company, as warrant agent. At the Closing, the Purchaser shall enter into an amendment to the Warrant Agreement solely to evidence the succession of the Purchaser to the Parent and the

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assumption by the Purchaser of the covenants of Parent contained in the Warrant Agreement and the Parent Warrants. Upon surrender of each certificate (if any) previously evidencing Parent Warrants, such certificate shall be exchanged for a certificate representing the applicable number of Purchaser Warrants.

(e) Parent Unit Purchase Option. At the Reincorporation Effective Time, each Parent UPO shall remain outstanding but shall be automatically adjusted to become a Purchaser UPO, in accordance with the terms thereof. Each of the Purchaser UPOs shall continue to have, and be subject to, the same terms and conditions set forth in the applicable agreements governing the Parent UPOs that are outstanding immediately prior to the Reincorporation Effective Time. At the Closing, the Purchaser shall enter into an amendment to the agreement governing each Purchaser UPO solely to evidence the succession of the Purchaser to the Parent and the assumption by the Purchaser of the covenants of Parent contained in such agreement. At or prior to the Reincorporation Effective Time, the Purchaser shall take all corporate action necessary to reserve for future issuance, and shall maintain such reservation for so long as any of the Purchaser UPOs remain outstanding, a sufficient number of shares of Purchaser Common Stock for delivery upon the exercise of such Purchaser UPOs and the exercise of the Purchaser Warrants included in such Purchaser UPOs.

(f) Cancellation of Parent Ordinary Shares Owned by Parent. At the Reincorporation Effective Time, if there are any Parent Ordinary Shares that are owned by the Parent as treasury shares or any Parent Ordinary Shares owned by any Subsidiary of the Parent immediately prior to the Reincorporation Effective Time, such shares shall be canceled and extinguished without any conversion thereof or payment therefor.

(g) Transfers of Ownership. If any certificate for securities of Purchaser is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Purchaser or any agent designated by it any transfer or other Taxes required by reason of the issuance of a certificate for securities of Purchaser in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Purchaser or any agent designated by it that such Tax has been paid or is not payable.

(h) No Liability. Notwithstanding anything to the contrary in this Section 2.6, none of the Reincorporation Surviving Corporation, Parent or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(i) Fractional Shares. No certificates or scrip representing fractional shares of Purchaser Common Stock will be issued pursuant to the Reincorporation Merger or the conversion of the Parent Rights pursuant to Section 2.6(c) above, and each holder of Parent Securities who would otherwise be entitled to a fraction of a share of Purchaser Common Stock at any time of Parent Ordinary Shares are distributed to any such Person pursuant to this Agreement (after aggregating all fractional shares that otherwise would be received by such holder in connection with such distribution) shall receive from Purchaser, in lieu of such fractional share, one (1) share of Purchaser Common Stock.

2.7 Surrender of Securities. All securities issued in exchange for Parent Securities in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such securities, provided that any restrictions on the sale and transfer of Parent Securities shall also apply to the Purchaser Securities so issued in exchange.

2.8 Lost Stolen or Destroyed Certificates. In the event any certificates shall have been lost, stolen or destroyed, Purchaser shall issue in exchange for such lost, stolen or destroyed certificates or securities, as the case may be, upon the making of an affidavit of that fact by the holder thereof, such securities, as may be required pursuant to Section 2.7; provided, however, that the Reincorporation Surviving Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Reincorporation Surviving Corporation with respect to the certificates alleged to have been lost, stolen or destroyed.

2.9 Section 368 Reorganization. For U.S. federal income tax purposes, the Reincorporation Merger is intended to constitute a “reorganization” within the meaning of Section 368(a) of the Code. The parties to this Agreement hereby (i) adopt this Agreement as a “plan of reorganization” within the meaning of Section 1.368-2(g) of the United States Treasury Regulations, (ii) agree to file and retain such information as shall be required under Section 1.368-3 of

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the United States Treasury Regulations, and (iii) agree to file all Tax and other informational returns on a basis consistent with such characterization, unless required to do otherwise pursuant to a final determination as defined in Section 1313(a) of the Code (or pursuant to any similar provision of applicable state, local or foreign Law). Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no party is making any representation or warranty as to the qualification of the Reincorporation Merger as a reorganization under Section 368 of the Code or as to the effect, if any, that any transaction consummated on, after or prior to the Reincorporation Effective Time has or may have on any such reorganization status. Each of the parties acknowledge and agree that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement, and (ii) is responsible for paying its own Taxes, including any adverse Tax consequences that may result if the Reincorporation Merger is determined not to qualify as a reorganization under Section 368 of the Code.

2.10 Taking of Necessary Action; Further Action. If, at any time after the Reincorporation Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Reincorporation Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Parent and Purchaser, the officers and directors of Parent and Purchaser are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

2.11 Agreement of Fair Value. Parent, Purchaser and the Company respectively agree that the consideration payable for the Parent Ordinary Shares in the Reincorporation Merger represents the fair value of such Parent Ordinary Shares for the purposes of the Cayman Islands Companies Law.

ARTICLE III
THE ACQUISITION MERGER

3.1 Acquisition Merger. Upon and subject to the terms and conditions set forth in this Agreement, on the Closing Date, immediately after the Reincorporation Merger, pursuant to an appropriate certificate of merger (the “Certificate of Merger”) and in accordance with Delaware Law, Merger Sub shall be merged with and into the Company. Following the Acquisition Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the Surviving Corporation in the Acquisition Merger.

3.2 Closing; Effective Time.

Unless this Agreement is earlier terminated in accordance with Article XII, the closing of the Acquisition Merger (the “Closing”) shall take place at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York, on a date no later than three (3) Business Days after the satisfaction or waiver of the conditions set forth in Article IX, or at such other place and time as the Company and the Purchaser Parties may mutually agree upon. The parties may participate in the Closing via electronic means. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date”. At the Closing, the parties hereto shall cause the Certificate of Merger to be filed with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of Delaware Law, and, as soon as practicable on or after the Closing Date, shall make any and all other filings or recordings required under Delaware Law. The Acquisition Merger shall become effective at such date and time as the Certificate of Merger is duly filed with the Delaware Secretary of State or at such other date and time as Merger Sub and the Company shall agree in writing and shall specify in the Certificate of Merger (the date and time the Acquisition Merger becomes effective being the “Effective Time”).

3.3 Board of Directors. Immediately after the Closing, the Reincorporation Surviving Corporation’s board of directors will consist of seven (7) directors. The Company shall designate five (5) directors, at least two (2) of whom shall qualify as independent directors under the Securities Act and the rules of any applicable securities exchange. The Reincorporation Surviving Corporation shall designate two (2) directors from its pre-Acquisition Merger board, both of whom shall qualify as an independent director under the Securities Act and the rules of any applicable securities exchange.

3.4 Effects of the Acquisition Merger. At the Effective Time, the effect of the Acquisition Merger shall be as provided in this Agreement, the Certificate of Merger and in the applicable provisions of Delaware Law.

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3.5 Certificate of Incorporation; Bylaws.

(a) At the Effective Time, the certificate of incorporation of Merger Sub shall become the certificate of incorporation of the Surviving Corporation, except that the name of the Surviving Corporation shall be that of the Company, until thereafter amended in accordance with its terms and as provided by Law.

(b) At the Effective Time, and without any further action on the part of the Company or Merger Sub, the bylaws of the Company shall be amended to be identical to the bylaws of Merger Sub, except that the name of the Surviving Corporation shall be that of the Company, and, as so amended, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with their terms, the certificate of incorporation of the Surviving Corporation and as provided by Law.

3.6 No Further Ownership Rights in Company Capital Stock. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Capital Stock (as defined in Section 5.5) on the records of the Company. From and after the Effective Time, the holders of certificates evidencing ownership of shares of Company Capital Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Capital Stock, except as otherwise provided for herein or by Law. If, after the Effective Time, certificates for Company Capital Stock are presented to the Purchaser or the Company for any reason, they shall be canceled and exchanged as provided in Article IV.

3.7 Withholding Rights. Notwithstanding anything to the contrary contained in this Agreement, Purchaser, the Company or the Stockholders’ Representative shall be entitled to deduct and withhold from the cash otherwise deliverable under this Agreement, and from any other payments otherwise required pursuant to this Agreement or any Additional Agreement, such amounts as Purchaser, the Company or the Stockholders’ Representative, as the case may be, are required to withhold and pay over to the applicable Authority with respect to any such deliveries and payments under the Code or any provision of state, local, provincial or foreign Tax Law. Purchaser shall provide notice of any withholding that it intends to make (or cause to be made) in connection with consideration payable or otherwise deliverable pursuant to this Agreement (other than any withholding required in connection with amounts properly treated as compensation for applicable Tax purposes) at least fifteen (15) days prior to the date of the relevant payment, and the Parties shall (and shall cause their Affiliates to) cooperate to minimize or eliminate any potential withholding. To the extent that amounts are so withheld and paid over, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to such Person in respect of which such deduction and withholding was made.

3.8 Rights Not Transferable. The rights of the holders of Company Capital Stock as of immediately prior to the Effective Time are personal to each such holder and shall not be assignable or otherwise transferable for any reason (except by will or by the operation of the laws of descent after the death of a natural holder thereof). Any attempted transfer of such right after the Effective Time by any holder thereof (otherwise than as permitted by the immediately preceding sentence) shall be null and void.

3.9 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and interest in, to and under, and/or possession of, all assets, property, rights, privileges, powers and franchises of the Merger Sub and the Company, the officers and directors of the Merger Sub and the Company are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

3.10 Section 368 Reorganization. For U.S. federal income tax purposes, the Acquisition Merger is intended to constitute a “reorganization” within the meaning of Section 368(a) of the Code. The parties to this Agreement hereby (i) adopt this Agreement insofar as it relates to the Acquisition Merger as a “plan of reorganization” within the meaning of Section 1.368-2(g) of the United States Treasury regulations, (ii) agree to file and retain such information as shall be required under Section 1.368-3 of the United States Treasury regulations, and (iii) agree to file all Tax and other informational returns on a basis consistent with such characterization, unless required to do otherwise pursuant to a final determination as defined in Section 1313(a) of the Code (or pursuant to any similar provision of applicable state, local or foreign Law). For the avoidance of doubt, the receipt of any portion of the Earn-out Shares shall be treated and reported for income tax purposes as being received as additional merger consideration as part of the “reorganization” in accordance with the Code. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, except as expressly set forth herein, the parties acknowledge and agree that no

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party is making any representation or warranty as to the qualification of the Acquisition Merger as a reorganization under Section 368 of the Code or as to the effect, if any, that any transaction consummated on, after or prior to the Effective Time has or may have on any such reorganization status. Each of the parties acknowledge and agree that each such party (i) has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement, and (ii) except as results from a breach of a representation or warranty of the other party expressly set forth herein, is responsible for paying its own Taxes, including any adverse Tax consequences that may result if the Acquisition Merger is determined not to qualify as a reorganization under Section 368 of the Code.

3.11 Support Agreements. Concurrently with the execution of this Agreement, the Stockholders identified on Schedule 3.11 attached hereto (the “Supporting Stockholders”) have entered into support agreements with Parent (the “Support Agreements”), pursuant to which each of the Supporting Stockholders has agreed to, among other things, (a) vote all of the shares of Company Capital Stock beneficially owned by such Supporting Stockholder (which vote may be done by executing a written consent) in favor of (i) the adoption of this Agreement and the approval of the Acquisition Merger and (ii) the approval of the automatic conversion of each share of Company Preferred Stock that is issued and outstanding immediately prior to the Effective Time into shares of the Company Common Stock in accordance with the terms of Section B.4.(b)(ii) of Article IV of the Company’s amended and restated certificate of incorporation filed with the Secretary of State of the State of Delaware on December 13, 2017, and (b) not engage in any transactions involving the securities of Parent prior to the Closing.

3.12 PIPE Transaction. On or prior to the date hereof, Parent has delivered to the Company true, complete and correct copies of executed subscription agreements or securities purchase agreements from the investors party thereto, together with all exhibits (including documents attached as exhibits), schedules, annexes and other attachments thereto, and any related agreements (collectively, the “PIPE Documents”) pursuant to which such investors have committed to purchase securities of the Purchaser for an aggregate purchase price of at least $12,000,000 in a private placement or other financing to be consummated simultaneously with the Closing (the “PIPE Transaction”).

3.13 Appraisal Rights.

(a) Notwithstanding any provision of this Agreement to the contrary and to the extent available under Delaware Law, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by Stockholders who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have demanded properly in writing appraisal for such Company Common Stock in accordance with Section 262 of Delaware Law and otherwise complied with all of the provisions of Delaware Law relevant to the exercise and perfection of dissenters’ rights (such shares, “Dissenting Shares”) shall not be converted into, and such Stockholders shall have no right to receive, the Per Share Merger Consideration unless and until such Stockholder fails to perfect or withdraws or otherwise loses his, her or its right to appraisal and payment under Delaware Law. Any Stockholder who fails to perfect or who effectively withdraws or otherwise loses his, her or its rights to appraisal of such Dissenting Shares under Section 262 of Delaware Law shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Per Share Closing Consideration and, subject to and in accordance with Section 4.4(a) below, the applicable portion of the Earn-out Shares, without any interest thereon, upon surrender, if applicable, in the manner provided in Section 4.3, of the certificates representing the Company Common Stock that formerly evidenced such Dissenting Shares.

(b) Prior to the Closing, the Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company and any withdrawals of such demands, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent (which consent shall not be unreasonably withheld), make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

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ARTICLE IV
CONVERSION OF SHARES; CONSIDERATION

4.1 Conversion of Capital Stock.

(a) Closing Merger Consideration.

(i) At least three (3) Business Days prior to the Closing, the Company shall prepare and deliver a written statement to Parent, in form and substance reasonably acceptable to Parent (the “Closing Statement”), setting forth on a consolidated basis the Company’s determination of the Company Group’s Indebtedness for borrowed money immediately prior to the Closing (after the conversion of the Bridge Loan). The Closing Statement shall be prepared in accordance with U.S. GAAP, consistent with past practice (as modified by the terms of this Agreement) and shall be accompanied by a certificate executed by an executive officer of the Company to such effect.

(ii) The aggregate amount to be paid by the Purchaser at the Closing with respect to the Company Common Stock (other than the Bridge Loan Shares) and the Company Options shall equal (x) $100,000,000, plus (y) the aggregate exercise price of the Company Options outstanding as of the date hereof or issued between the date hereof and the Closing, minus (z) the amount of the Company’s Indebtedness for borrowed money immediately prior to the Closing (after the conversion of the Bridge Loan) as set forth in the Closing Statement (the “Closing Merger Consideration”), payable in shares of Purchaser Common Stock in accordance with Section 4.1(b) below.

(b) Conversion of Common Stock. At the Effective Time, by virtue of the Acquisition Merger and without any action on the part of Purchaser, Merger Sub, the Company or the Stockholders, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (including shares of Company Common Stock issued pursuant to Section 4.2(a) above and the Bridge Loan Shares), other than the Dissenting Shares, shall be canceled and automatically converted into the right to receive, without interest (the “Per Share Merger Consideration”):

(i) at the Closing, a number of shares of Purchaser Common Stock equal to the Closing Exchange Ratio (the “Per Share Closing Consideration,” and the aggregate Per Share Closing Consideration, the “Closing Shares”); and

(ii) subject to and in accordance with Section 4.4(a) below, a portion of Earn-out Shares (as defined below); provided that the Bridge Lender shall not have the right to receive any Earn-out Shares with respect to the Bridge Loan Shares.

For the avoidance of doubt, each Stockholder will cease to have any rights with respect to the shares of Company Common Stock, except the right to receive the Per Share Closing Consideration and the applicable portion of the Earn-out Shares.

(c) Capital Stock of Merger Sub. Each share of capital stock of Merger Sub that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Acquisition Merger and without further action on the part of the sole stockholder of Merger Sub, be converted into and become one share of common stock of the Surviving Corporation (and the shares of Surviving Corporation into which the shares of Merger Sub capital stock are so converted shall be the only shares of the Surviving Corporation’s capital stock that are issued and outstanding immediately after the Effective Time). Each certificate evidencing ownership of shares of Merger Sub common stock will, as of the Effective Time, evidence ownership of such share of common stock of the Surviving Corporation.

(d) Treatment of Company Capital Stock Owned by the Company. At the Effective Time, all shares of Company Capital Stock that are owned by the Company (as treasury shares or otherwise) or any of its Subsidiaries as of immediately prior to the Effective Time shall be automatically canceled and extinguished without any conversion or consideration delivered in exchange thereof.

(e) No Liability. Notwithstanding anything to the contrary in this Section 4.1, none of Surviving Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

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(f) Surrender of Certificates. All shares of Purchaser Common Stock issued upon the surrender of shares of the Company Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such securities.

(g) Lost, Stolen or Destroyed Certificates. In the event any certificates for any share of Company Common Stock shall have been lost, stolen or destroyed, Purchaser shall cause to be issued in exchange for such lost, stolen or destroyed certificates and for each such share, upon the making of an affidavit of that fact by the holder thereof, the Per Share Merger Consideration; provided, however, that Purchaser may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Purchaser with respect to the certificates alleged to have been lost, stolen or destroyed.

(h) Adjustments. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding securities of the Company or the shares of Purchaser Common Stock shall occur (other than the issuance of additional shares of capital stock of the Company or Purchaser as permitted by this Agreement), including by reason of any reclassification, recapitalization, stock split (including a reverse stock split), or combination, exchange, readjustment of shares, or similar transaction, or any stock dividend or distribution paid in stock, any amounts payable pursuant to this Agreement shall be appropriately adjusted to reflect such change; provided, however, that this sentence shall not be construed to permit Purchaser or the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

(i) Fractional Shares. No certificates or scrip representing fractional shares of Purchaser Common Stock will be issued pursuant to the Acquisition Merger, and each Stockholder who would otherwise be entitled to a fraction of a share of Purchaser Common Stock at any time shares of Purchaser Common Stock are being distributed to any such Person pursuant to this Agreement (after aggregating all fractional shares that otherwise would be received by such holder in connection with such distribution) shall receive from Purchaser, in lieu of such fractional share, one (1) share of Purchaser Common Stock.

4.2 Company Derivative Securities.

(a) Conversion of Preferred Stock. Immediately prior to the Effective Time, the Company shall cause each share of Company Preferred Stock that is issued and outstanding immediately prior to the Effective Time to be automatically converted into a number of shares of the Company Common Stock in accordance with the terms of Section B.4.(b)(ii) of Article IV of the Company’s amended and restated certificate of incorporation filed with the Secretary of State of the State of Delaware on December 13, 2017. At the Effective Time, all of the shares of the Company Common Stock issued upon such automatic conversion shall be converted into the right to receive the Per Share Closing Consideration and the applicable portion of the Earn-out Shares, in accordance with Section 4.1(b) above and Section 4.4 below. All of the shares of Company Preferred Stock so converted into shares of Company Common Stock shall no longer be issued and outstanding and shall cease to exist immediately prior to the Effective Time, and each holder of Company Preferred Stock shall thereafter cease to have any rights with respect to such shares of Company Preferred Stock.

(b) Company Options. At the Effective Time, each outstanding Company Option, whether or not exercisable and whether or not vested, immediately prior to the Effective Time, shall be assumed by Purchaser and converted into an option to purchase a number of shares of Purchaser Common Stock (such option, an “Exchanged Option”) equal to the product (rounded to the nearest whole number) of (i) the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time, multiplied by (ii) the Closing Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to quotient of (i) the exercise price per share of such Company Option immediately prior to the Effective Time, divided by (ii) the Closing Exchange Ratio; provided, however, that the exercise price and the number of shares of Purchaser Common Stock purchasable pursuant to the Exchanged Options shall be determined in a manner consistent with the requirements of Section 409A of the Code; provided, further, that in the case of any Exchanged Option to which Section 422 of the Code applies, the exercise price and the number of shares of Purchaser Common Stock purchasable pursuant to such option shall be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code and the U.S. Department of Treasury regulations thereunder, as applicable. Except as specifically provided above, following the Effective Time, each Exchanged Option shall continue to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding former

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Company Option immediately prior to the Effective Time (including any acceleration as to vesting that may have been triggered in connection with the transactions contemplated hereby, and subject to the adjustments required by this Section 4.2(b) after giving effect to the Acquisition Merger). Purchaser shall assume the Company Plan (the “Assumed Plan”) such that the Exchanged Options will be issued under the Assumed Plan, provided that the Assumed Plan shall be amended such that no further awards may be granted under the Assumed Plan, and Purchaser shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Purchaser Common Stock for delivery upon exercise of Company Options. At or prior to the Effective Time, the Parties and their boards, as applicable, shall adopt any resolutions and take any actions that are necessary to effectuate the assumption of the Company Plan and the treatment of the Company Options pursuant to this subsection, and to cause any disposition or acquisition of equity securities of Purchaser pursuant to this Section 4.2(b) by each individual who is a director or officer of Purchaser or who will become a director or officer of Purchaser at the Effective Time to be exempt under Rule 16b-3 under the Exchange Act. Purchaser shall file an appropriate registration statement or registration statements with respect to the shares of Purchaser Common Stock subject to such Exchanged Options (other than any Exchanged Options held by any former employee, director or consultant of the Company immediately prior to the Effective Time) and shall use commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such awards remain outstanding.

4.3 Merger Consideration Exchange Procedures.

(a) Exchange Procedures. At least three (3) Business Days prior to the Closing, the Stockholders shall deliver the certificates evidencing their right to shares of Company Common Stock or Company Preferred Stock or the instruments evidencing the Bridge Loans to the Company for cancellation, or in the case of a lost, stolen or destroyed certificate or instrument, will deliver to the Company an affidavit (and indemnity if required) in the manner provided in Section 4.1(g) above, together with a letter of transmittal in substantially the form attached hereto as Exhibit C (“Letter of Transmittal”), and upon the Closing, the Stockholders shall receive in exchange therefor their respective portions of the Closing Shares (less their respective portions of the Escrow Shares, except in the case of the Closing Shares issuable in respect of the Bridge Loan Shares) in book-entry form (unless certificates representing such shares of Purchaser Common Stock are otherwise requested by a Stockholder) in accordance with Section 4.2(b) above, and the certificates representing the Company Common Stock and Company Preferred Stock and the instruments representing the Bridge Loans shall forthwith be cancelled. Until so surrendered, outstanding certificates for Company Common Stock and Company Preferred Stock and instruments representing the Bridge Loans will be deemed, from and after the Effective Time, to evidence only the right to receive the applicable portion of the Closing Shares (less the applicable portion of the Escrow Shares, except in the case of the Closing Shares issuable in respect of the Bridge Loan Shares), and subject to and in accordance with Section 4.4(a) below, the applicable portion of the Earn-out Shares, as prescribed by this Agreement.

(b) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date of this Agreement with respect to Purchaser Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered certificates for Company Common Stock and Company Preferred Stock and instruments representing the Bridge Loans with respect to the Per Share Merger Consideration to be issued upon surrender thereof until the holders of record of such certificates shall surrender such certificates and instruments. Subject to applicable law, following surrender of any such certificates or instruments, Purchaser shall promptly deliver to the record holders thereof, without interest, the applicable portion of the Closing Shares issued in exchange therefor in book-entry form (unless certificates representing such shares of Purchaser Common Stock are otherwise requested by a Stockholder) and the amount of any such dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of Purchaser Common Stock.

(c) Transfers of Ownership. If shares of Purchaser Common Stock are to be issued in book-entry form in a name other than that in which the certificates for Company Common Stock and Company Preferred Stock and the instruments for the Bridge Loans surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the certificates or instruments so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to the Purchaser or any agent designated by it any transfer or other taxes required by reason of the issuance of shares of Purchaser Common Stock representing the Per Share Merger Consideration in any name other than that of the registered holder of the certificates so surrendered, or established to the satisfaction of Purchaser or any agent designated by it that such tax has been paid or is not payable.

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4.4 Earn-out Payment.

(a) In addition to the Closing Merger Consideration, the Stockholders shall be entitled to receive an additional 4,000,000 shares of Purchaser Common Stock (the “Earn-out Shares”) if, for the fiscal year ending December 31, 2021, the Purchaser’s revenue, as determined in accordance with U.S. GAAP as consistently applied heretofore by the Company Group, equals or exceeds $30,000,000; provided that the Bridge Lender shall not be entitled to receive Earn-out Shares with respect to the Bridge Loan Shares.

(b) At the Closing, Purchaser shall deposit in escrow the Earn-out Shares in accordance with the terms and conditions of an escrow agreement to be entered into at the Closing between the Purchaser, the Stockholder Representative, and Continental Stock Transfer & Trust Company, as escrow agent (the “Earn-out Escrow Agreement”). The Earnout Escrow Agreement will provide that, within five (5) Business Days of the filing of the Purchaser’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, provided the Earn-out Shares are earned in accordance with Section 4.4(a) above, the Purchaser and the Stockholder Representative shall provide joint written instructions to the escrow agent to release the Earn-out Shares to the Stockholders. Each Stockholder (other than any holder of Dissenting Shares) shall be entitled to receive a number of Earn-Out Shares equal to (i) the number of Closing Shares (other than Closing Shares issued in respect of the Bridge Loan Shares) that continue to be beneficially owned by such Stockholder and its Permitted Transferees, including any Closing Shares held in escrow pursuant to the Escrow Agreement, multiplied by (ii) the Earn-out Rate (rounded to the nearest whole share).

(c) All share and per share amounts in this Section 4.4 shall be appropriately adjusted to reflect any reclassification, recapitalization, stock split (including a reverse stock split), or combination, exchange, readjustment of shares, or similar transaction, or any stock dividend or distribution paid in stock, with respect to the Purchaser Common Stock subsequent to the Closing Date.

4.5 Restrictions on Transfer. The Letter of Transmittal shall include, among other provisions, restrictions on transfer of the shares of Purchaser Common Stock issued in connection with the Acquisition Merger hereunder, pursuant to which the shares of Purchaser Common Stock issued to each Stockholder (other than the Closing Shares issued in respect of the Bridge Loan Shares) will be locked up for one (1) year (subject to certain exceptions contained in the Letter of Transmittal); provided, that 50% of the shares of Purchaser Common Stock issued to each Stockholder will be released from the foregoing lockup if the volume-weighted average price per share of the Purchaser Common Stock is $12.50 or greater for 20 trading days in any 30 consecutive trading day period commencing more than six (6) months after the Closing. The book entry position or certificate representing such shares of Purchaser Common Stock shall include prominent disclosure or bear a legend evidencing the fact that such shares are subject to such lockup described in this Section 4.5.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Parent, Purchaser and the Merger Sub (collectively, the “Purchaser Parties”) that, except as set forth in Schedule 5 delivered by the Company to the Purchaser Parties, each of the following representations and warranties is true, correct and complete as of the date of this Agreement and as of the Closing Date (or, if such representations and warranties are made with respect to a certain date, as of such date). For the avoidance of doubt, unless the context otherwise requires, the below representations and warranties relate to the Company on a consolidated basis with its Subsidiaries (collectively, the “Company Group”).

5.1 Corporate Existence and Power. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and its Subsidiaries are duly organized, validly existing and in good standing under the laws of the jurisdiction in which they were formed. Each member of the Company Group has all requisite power and authority, corporate and otherwise, and all governmental licenses, authorizations, consents and approvals necessary and required to own and operate its properties and assets and to carry on the Business as presently conducted, other than as would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect. Each member of the Company Group is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its Business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect. Schedule 5.1 lists all jurisdictions in which any member of the Company Group is qualified to conduct the business.

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5.2 Corporate Authorization. The execution, delivery and performance by the Company of this Agreement and the Additional Agreements to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby are within the corporate powers of the Company and have been duly authorized by all necessary action on the part of the Company, subject to the authorization and approval of (i) this Agreement and the transactions contemplated hereby by the holders of a majority of the voting power of the Company Capital Stock and by the holders of a majority of the outstanding shares of Company Preferred Stock and (ii) the conversion of the Company Preferred Stock to Company Common Stock in accordance with Section 4.2(a) above by the holders of a majority of the outstanding shares of Company Preferred Stock (the “Requisite Company Vote”). This Agreement constitutes, and, upon their execution and delivery, each of the Additional Agreements to which the Company is a party will constitute, a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

5.3 Governmental Authorization. Neither the execution, delivery nor performance by the Company of this Agreement or any Additional Agreements to which it is a party requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with, any Authority by the Company Group, except for the approvals listed on Schedule 5.3 (each of the foregoing, a “Governmental Approval”) and except where the failure to obtain such consents, approvals, licenses, or other actions, or to submit such registrations, declarations or filings, would not, individually or in the aggregate, reasonably be expected to (x) have a Material Adverse Effect, or (y) prevent the consummation of the transactions contemplated by this Agreement or otherwise prevent the Company from performing its obligations under this Agreement.

5.4 Non-Contravention. Except as set forth on Schedule 5.4, none of the execution, delivery or performance by the Company of this Agreement or any Additional Agreements to which it is a party does or will (a) contravene or conflict with the organizational or constitutive documents of the Company Group, (b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to the Company Group, (c) except for the Contracts listed on Schedule 5.10 requiring Company Group Consents (but only as to the need to obtain such Company Group Consents), constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Company Group or require any payment or reimbursement or to a loss of any material benefit relating to the Business to which the Company Group are entitled under any provision of any Contract binding upon the Company Group or by which any of the shares of Company Common Stock, or any of the Company Group’s assets is or may be bound, (d) result in the creation or imposition of any Lien on any of the shares of Company Common Stock, (e) cause a loss of any material benefit relating to the Business to which the Company Group is entitled under any provision of any Permit or Contract binding upon the Company Group, or (f) result in the creation or imposition of any Lien (except for Permitted Liens) on any of the Company Group’s material assets, except, in the case of clauses (b), (c) and (e), as would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect.

5.5 Capitalization. As of the date hereof, the Company has an authorized capitalization consisting of 65,000,000 shares of common stock, $0.0001 par value per share (the “Company Common Stock”), and 30,000,000 shares of preferred stock, $0.0001 par value per share (the “Company Preferred Stock” and together with the Company Common Stock, the “Company Capital Stock”), of which 26,066,759 shares of Company Common Stock are issued and outstanding as of the date hereof and 16,789,088 shares of Company Preferred Stock are issued and outstanding. No Company Capital Stock is held in its treasury. All of the issued and outstanding shares of Company Capital Stock have been duly authorized and validly issued, are fully paid and non-assessable, are not subject to any preemptive rights and have not been issued in violation of any preemptive or similar rights of any Person. All of the issued and outstanding shares of Company Capital Stock, other than shares of Company Common Stock issued pursuant to the exercise of Company Options after the date hereof and prior to the Closing, are owned legally and beneficially by the Stockholders set forth on Schedule 5.5. The only shares of Company Common Stock that will be issued and outstanding immediately after the Closing will be the shares of Company Capital Stock owned by Purchaser. No other class of capital stock of the Company is authorized, issued or outstanding. Except as set forth in Schedule 5.5, and except for Company Options issued after the date hereof and prior to the Closing pursuant to the Company Plan as in effect on the date hereof, there are no: (a) outstanding subscriptions, options, warrants, rights, calls, commitments, understandings, conversion rights, rights of exchange, plans or other agreements of any kind

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providing for the purchase, issuance or sale of any shares of the capital stock of the Company, or (b) to the knowledge of the Company, agreements with respect to any of the Company Capital Stock, including any voting trust, other voting agreement or proxy with respect thereto.

5.6 Organizational Documents. Copies of Organizational Documents of each member of the Company Group have been made available to the Purchaser Parties, and such copies are each true and complete copies of such instruments as amended and in effect on the date hereof. No member of the Company Group has taken any action in violation or derogation of its Organizational Documents, other than as would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect.

5.7 Corporate Records. All proceedings of each member of the Company Group’s board of directors (or similar governing body) occurring since January 1, 2018, including committees thereof, and all consents to actions taken thereby, are maintained in the ordinary course of business consistent with past practice. The stock ledgers and stock transfer books of each member of the Company Group are complete and accurate. The stock ledgers and stock transfer books and minute book records of each member of the Company Group relating to all issuances and transfers of stock by the Company Group, and all proceedings of the board of directors, including committees thereof, and Stockholders since January 1, 2018 have been made available to the Purchaser Parties, and are true, correct and complete copies of the stock ledgers, stock transfer books and minute book records of the Company Group.

5.8 Assumed Names. Schedule 5.8 is a complete and correct list of all assumed or “doing business as” names currently or, within two (2) years prior to the date of this Agreement, used by any member of the Company Group, including names on any websites. Since January 1, 2018, no member of the Company Group has used any name other than the names listed on Schedule 5.8 to conduct the Business. The Company Group has filed appropriate “doing business as” certificates in all applicable jurisdictions with respect to itself, other than as would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect.

5.9 Subsidiaries. Schedule 5.9 sets forth the name of each Subsidiary of the Company, and with respect to each Subsidiary, its jurisdiction of organization, its authorized shares or other equity interests (if applicable), and the number of issued and outstanding shares or other equity interests and the record holders thereof. Other than as set forth on Schedule 5.9, (a) all of the outstanding equity securities of each Subsidiary of the Company are duly authorized and validly issued, duly registered and non-assessable (if applicable), were offered, sold and delivered in material compliance with all applicable securities Laws, and are owned by the Company or one of its Subsidiaries free and clear of all Liens (other than those, if any, imposed by such Subsidiary’s Organizational Documents); (b) there are no Contracts to which the Company or any of its Affiliates is a party or bound with respect to the voting (including voting trusts or proxies) of the shares or other equity interests of any Subsidiary of the Company other than the Organizational Documents of any such Subsidiary; (c) there are no outstanding or authorized options, warrants, rights, agreements, subscriptions, convertible securities or commitments to which any Subsidiary of the Company is a party or which are binding upon any Subsidiary of the Company providing for the issuance or redemption of any shares or other equity interests in or of any Subsidiary of the Company; (d) no Subsidiary of the Company has any limitation on its ability to make any distributions or dividends to its equity holders, whether by Contract, Order or applicable Law; (e) the Company does not own or have any rights to acquire, directly or indirectly, any shares or other equity interests of, or otherwise Control, any Person; (f) none of the Company or its Subsidiaries is a participant in any joint venture, partnership or similar arrangement; and (g) there are no outstanding contractual obligations of the Company or its Subsidiaries to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

5.10 Consents. The Contracts listed on Schedule 5.10 are the only Contracts binding upon the Company Group or by which any shares of Company Capital Stock or any of the Company Group’s assets are bound, requiring a consent, approval, authorization, order or other action of or filing with any Person as a result of the execution, delivery and performance of this Agreement or any of the Additional Agreements or the consummation of the transactions contemplated hereby or thereby (each of the foregoing, a “Company Group Consent”), except where the failure to obtain such consents, approvals, authorizations, orders or other actions would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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5.11 Financial Statements.

(a) Schedule 5.11 includes (i) the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2018, consisting of the audited consolidated balance sheets as of such date, the audited consolidated income statements for the twelve (12) month periods ended on such date, and the audited consolidated cash flow statements for the twelve (12) month periods ended on such date, (ii) the unaudited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2019, consisting of the unaudited consolidated balance sheets as of such date, the unaudited consolidated income statements for the twelve (12) month periods ended on such date, and the unaudited consolidated cash flow statements for the twelve (12) month periods ended on such date, and (iii) unaudited financial statements of the Company as of and for the nine (9) month period ended September 30, 2020 (the “Balance Sheet Date”), consisting of the unaudited consolidated balance sheets as of such date (the “Company Balance Sheet”) and the unaudited consolidated income statement for the nine (9) month period ended on such date (collectively, the “Financial Statements”).

(b) The Financial Statements fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations of the Company for the periods reflected therein, subject, in the case of the unaudited Financial Statements, to normal audit adjustments and the absence of footnotes. The Financial Statements (i) were prepared from the Books and Records of the Company; and (ii) were prepared on an accrual basis in accordance with U.S. GAAP consistently applied.

(c) Except (i) as specifically disclosed, reflected or fully reserved against on the Company Balance Sheet, (ii) as incurred in the ordinary course of business or in connection with the transactions contemplated by this Agreement since the Balance Sheet Date, or (iii) as would not have a Material Adverse Effect, there are no Liabilities of the Company of a nature required under U.S. GAAP, applied on a consistent basis in accordance with past practice, to be disclosed, reflected or fully reserved against on the Company Balance Sheet or in the related notes to the Financial Statements.

(d) The Company Balance Sheet included in the Financial Statements accurately reflects the outstanding Indebtedness of the Company as of the date thereof. Except as reflected in the Company Balance Sheet and as set forth on Schedule 5.11, the Company does not have any Indebtedness for borrowed cash as of the date of this Agreement.

5.12 Books and Records.

(a) The Company Group maintains a system of internal accounting controls sufficient to provide reasonable assurance that:

(i) transactions are executed only in accordance with the respective management’s authorization;

(ii) all income and expense items are promptly and properly recorded for the relevant periods in accordance with the revenue recognition and expense policies maintained by the Company Group, as permitted by U.S. GAAP;

(iii) access to assets is permitted only in accordance with the respective management’s authorization; and

(iv) recorded assets are compared with existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

(b) The books of account, minute books and transfer ledgers and other similar Books and Records of the Company Group have been maintained in accordance with good business practice, are complete and correct in all material respects and there have been no material transactions that are required to be set forth therein and which have not been so set forth.

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5.13 Absence of Certain Changes. Since the Balance Sheet Date, the Company Group has conducted the Business in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, except as set forth on Schedule 5.13 or as contemplated by this Agreement, since the Balance Sheet Date, there has not been:

(a) any Material Adverse Effect;

(b) any action or event which would have required the consent of the Parent under Section 7.1 below if such event or action had been taken or such event had occurred between the date hereof and the Closing Date.

5.14 Properties; Title to the Company Group’s Assets.

(a) The items of Tangible Personal Property have no material defects, are in good operating condition and repair and function in accordance with their intended uses (ordinary wear and tear excepted) and have been properly maintained, and are suitable for their present uses. All of the Tangible Personal Property is in the control of the Company Group or its employees.

(b) The Company Group has good, valid and marketable title in and to, or in the case of the Leases and the assets which are leased or licensed pursuant to Contracts, a valid leasehold interest or license in or a right to use, all of their assets reflected on the Company Balance Sheet or acquired after the Balance Sheet Date, except for assets that are immaterial to the Business and disposed of in the ordinary course of business since the Most Recent Balance Sheet Date. No such asset is subject to any Liens other than Permitted Liens. The Company Group’s assets constitute all of the assets of any kind or description whatsoever, including goodwill, necessary for the Company Group to operate the Business immediately after the Closing in the same manner as the Business is currently being conducted.

5.15 Litigation. There is no Action pending against, or to the knowledge of the Company Group threatened against or affecting, the Company Group before any Authority or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or by the Additional Agreements. There are no outstanding judgments against the Company Group. No event has occurred or circumstances exist that, to the knowledge of the Company Group, may give rise to, or serve as a basis for, any such Action.

5.16 Contracts.

(a) Schedule 5.16(a) lists all Material Contracts, oral or written, in effect on the date of this Agreement. The term “Material Contracts” means any of the following Contracts to which any member of the Company Group is a party and which are currently in effect:

(i) all Contracts that require annual payments or expenses by, or annual payments or income to, the Company Group of $250,000 or more (other than standard purchase and sale orders entered into in the ordinary course of business consistent with past practice);

(ii) all sales, advertising, agency, lobbying, broker, sales promotion, market research, marketing or similar contracts and agreements, in each case requiring the payment of any commissions by the Company Group in excess of $250,000 annually;

(iii) all employment Contracts, employee leasing Contracts, and consultant and sales representatives Contracts with any current or former officer, director, employee or consultant of the Company Group, under which the Company Group (A) has continuing obligations for payment of annual compensation of at least $100,000 (other than oral arrangements for at-will employment), (B) has material severance or post termination obligations to such Person (other than COBRA obligations), or (C) has an obligation to make a payment upon consummation of the transactions contemplated hereby or as a result of a change of control of the Company Group;

(iv) all Contracts creating a joint venture, strategic alliance, limited liability company and partnership agreements to which the Company Group is a party;

(v) all Contracts relating to any acquisitions or dispositions of assets by the Company Group in excess of $500,000;

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(vi) all Contracts for material licensing agreements, including Contracts licensing Intellectual Property Rights, other than (i) “shrink wrap” licenses and (ii) non-exclusive licenses granted in the ordinary course of business;

(vii) all Contracts relating to non-competition, secrecy, confidentiality and nondisclosure restricting the conduct of the Company Group or substantially limiting the freedom of the Company Group to compete in any line of business or with any Person or in any geographic area;

(viii) all Contracts relating to patents, trademarks, service marks, trade names, brands, copyrights, trade secrets and other Intellectual Property Rights of the Company Group;

(ix) any guaranty by the Company Group of any obligation of a third party in excess of $250,000;

(x) all Contracts with the Company Group to which any Stockholder owning Company Capital Stock representing 10% or more of the outstanding voting power of the Company is a party;

(xi) all Contracts relating to property or assets (whether real or personal, tangible or intangible) in which the Company Group holds a leasehold interest (including the Leases) and which involve payments to the lessor thereunder in excess of $50,000 per month;

(xii) all Contracts relating to outstanding Indebtedness, including financial instruments of indenture or security instruments (typically interest-bearing) such as notes, mortgages, loans and lines of credit, except any such Contract with an aggregate outstanding principal amount not exceeding $500,000;

(xiii) any Contract relating to the voting or control of the equity interests of the Company Group or the election of directors of the Company Group (other than the Organizational Documents of the Company Group);

(xiv) any Contract that can be terminated, or the provisions of which are altered, as a result of the consummation of the transactions contemplated by this Agreement or any of the Additional Agreements to which the Company Group is a party; and

(xv) any Contract for which any of the benefits, compensation or payments (or the vesting thereof) will be increased or accelerated by the consummation of the transactions contemplated hereby or the amount or value thereof will be calculated on the basis of any of the transactions contemplated by this Agreement.

(b) Except as set forth on Schedule 5.16(b), (i) each Material Contract is a valid and binding agreement, and is in full force and effect, and neither the Company Group nor, to the Company Group’s knowledge, any other party thereto, is in breach or default (whether with or without the passage of time or the giving of notice or both) under the terms of any such Material Contract, and (ii) the Company Group has not assigned, delegated, or otherwise transferred any of its rights or obligations with respect to any Material Contracts, or granted any power of attorney with respect thereto. The Company Group previously provided to the Purchaser Parties true and correct fully executed copies of each written Material Contract and written summaries of each oral Material Contract.

(c) None of the execution, delivery or performance by the Company Group of this Agreement or Additional Agreements to which the Company Group is a party or the consummation by the Company Group of the transactions contemplated hereby or thereby constitutes a default under or gives rise to any right of termination, cancellation or acceleration of any obligation of the Company Group or to a loss of any material benefit to which the Company Group is entitled under any provision of any Material Contract.

(d) The Company is in compliance with all covenants, including all financial covenants, in all notes, indentures, bonds and other instruments or agreements evidencing any Indebtedness.

5.17 Insurance. Schedule 5.17 contains a true, complete and correct list (including the names and addresses of the insurers, the names of the Persons if other than the Company Group to whom such insurance policies have been issued, the expiration dates thereof, the annual premiums and payment terms thereof, whether it is a “claims made” or an “occurrence” policy and a brief identification of the nature of the policy) of all liability, property, workers’ compensation and other insurance policies currently in effect that insure the property, assets or business of the Company

Annex A-20

Group or its employees (other than self-obtained insurance policies by such employees). Each such insurance policy is valid and binding and in full force and effect, all premiums due thereunder have been paid and the Company Group has not received any notice of cancellation or termination in respect of any such policy or default thereunder. The Company Group believes such insurance policies, in light of the nature of the Company Group’s business, assets and properties, are in amounts and have coverage that are reasonable and customary for Persons engaged in such business and having such assets and properties. Neither the Company Group, nor, to the knowledge of the Company Group, the Person to whom such policy has been issued, has received notice that any insurer under any policy referred to in this Section 5.17 is denying liability with respect to a claim thereunder or defending under a reservation of rights clause. Within the last two (2) years, the Company Group has not filed for any claims exceeding $2,000,000 against any of its insurance policies, exclusive of automobile and health insurance policies. The Company Group has not received written notice from any of its insurance carriers or brokers that any premiums will be materially increased in the future, and does not have any reason to believe that any insurance coverage listed on Schedule 5.17 will not be available in the future on substantially the same terms as now in effect.

5.18 Licenses and Permits. Schedule 5.18 correctly lists each license, franchise, permit, order or approval or other similar authorization of an Authority granted to or held by the Company Group, together with the name of the Authority issuing the same (the “Permits”). Except as indicated on Schedule 5.18, such Permits are valid and in full force and effect, and none of the Permits will, assuming the related third party consents have been obtained or waived prior to the Closing Date, be terminated or impaired or become terminable as a result of the transactions contemplated hereby. The Company Group has all Permits necessary to operate the Business, except for Permits the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.19 Compliance with Laws. The Company Group is not in violation of, and during the past two (2) years has not violated, any Law, or judgment, order or decree entered by any Authority, domestic or foreign. Except as set forth on Schedule 5.18, no Permit is required by the Company Group in the conduct of the Business under any applicable Laws. Within the past two (2) years, no written notice of non-compliance with any Law, judgment, order or decree has been received by the Company Group (and the Company Group has no knowledge of any such notice delivered to any other Person).

5.20 Intellectual Property.

(a) Schedule 5.20 sets forth a true, correct and complete list of all registered Intellectual Property Rights (or for which an application for registration has been filed), specifying as to each, as applicable: (i) the nature of such Intellectual Property Right; (ii) the owner of such Intellectual Property Right; (iii) the jurisdictions by or in which such Intellectual Property Right has been issued or registered or in which an application for such issuance or registration has been filed; and (iv) all licenses, sublicenses and other agreements pursuant to which any Person is authorized to use such Intellectual Property Right.

(b) Within the past two (2) years (or prior thereto if the same is still pending or subject to appeal or reinstatement), the Company Group has not been sued or charged in writing with or been a defendant in any Action that involves a claim of infringement of any Intellectual Property Rights, and the Company Group has no knowledge of any other claim of infringement by the Company Group, and no knowledge of any continuing infringement by any other Person of any Intellectual Property Rights of the Company Group.

(c) The current use by the Company Group of the Intellectual Property Rights does not infringe, and will not infringe, the rights of any other Person in any material respect. Any material Intellectual Property Rights owned by the Company Group and used in the performance of any services under any Contract is, and upon the performance of such Contract remains, owned by the Company Group and no client, customer or other third-party has any claim of ownership on any such material Intellectual Property Rights.

(d) All employees, agents, consultants or contractors who have contributed to or participated in the creation or development of any copyrights, patents or trade secrets on behalf of the Company Group or any predecessor in interest thereto either: (i) is a party to a “work-for-hire” agreement under which the Company Group is deemed to be the original owner/author of all property rights therein; or (ii) has executed an assignment or an agreement to assign in favor of the Company Group (or such predecessor in interest, as applicable) all right, title and interest in such material.

(e) None of the execution, delivery or performance by the Company Group of this Agreement or any of the Additional Agreements to which the Company Group is a party or the consummation by the Company Group of the transactions contemplated hereby or thereby will cause any material item of Intellectual Property Rights owned,

Annex A-21

licensed, used or held for use by the Company Group immediately prior to the Closing to not be owned, licensed or available for use by the Company Group on substantially the same terms and conditions immediately following the Closing.

(f) The Company Group has taken reasonable measures to safeguard and maintain the confidentiality and value of all trade secrets and other Intellectual Property Rights that are confidential and all other confidential information, data and materials licensed by the Company Group or otherwise used in the operation of the Business.

(g) The Company Group owns, leases, licenses, or otherwise has the legal right to use all its Business Systems, and such Business Systems are sufficient for the immediate needs of the Business as currently conducted by the Company Group. Except as specified in Section 5.20(g) of the disclosure schedule, the Company Group maintains commercially reasonable disaster recovery and business continuity plans, procedures and facilities, and since January 1, 2018, there has not been any material failure with respect to any of the Business Systems that has not been remedied or replaced in all material respects. The Company Group has purchased a sufficient number of seat licenses for their Business Systems.

5.21 Customers and Suppliers.

(a) Schedule 5.21(a) sets forth a list of the Company Group’s ten (10) largest customers and the ten (10) largest suppliers as measured by the dollar amount of purchases therefrom or thereby, for the Company Group’s 2018 and 2019 fiscal years and for the six-month period ended June 30, 2020, showing the approximate total sales by the Company Group to each such customer and the approximate total purchases by the Company Group from each such supplier, during each such period.

(b) To the knowledge of the Company Group, no supplier listed on Schedule 5.21(a) and no customer listed on Schedule 5.21(a) has (i) terminated its relationship with the Company Group, (ii) materially reduced its business with the Company Group or materially and adversely modified its relationship with the Company Group, (iii) notified the Company Group in writing of its intention to take any such action, or (iv) become insolvent or subject to bankruptcy proceedings.

5.22 Accounts Receivable and Payable; Loans.

(a) All accounts receivable and notes of the Company Group reflected on the Financial Statements, and all accounts receivable and notes arising subsequent to the date thereof, represent valid obligations arising from services actually performed or goods actually sold by the Company Group in the ordinary course of business consistent with past practice. The accounts payable of the Company Group reflected on the Financial Statements, and all accounts payable arising subsequent to the date thereof, arose from bona fide transactions in the ordinary course consistent with past practice.

(b) To the Company Group’s knowledge, there is no contest, claim, or assertion of a right of setoff relating to the amount or validity of any account receivable or note that could reasonably be expected to result in a Material Adverse Effect. To the Company Group’s knowledge, all accounts, receivables or notes are good and collectible in the ordinary course of business.

(c) The information set forth on Schedule 5.22(c) separately identifies any and all accounts receivable or notes which are owed to the Company Group by any Affiliate of the Company Group as of the Balance Sheet Date. Except as set forth on Schedule 5.22(c), the Company Group is not indebted to any of its Affiliates and no Affiliates are indebted to the Company Group.

5.23 Pre-payments. Except as set forth on Schedule 5.23, the Company Group has not received any payments with respect to any services to be rendered or goods to be provided after the Closing except in the ordinary course of business.

5.24 Employees.

(a) Schedule 5.24(a) sets forth a true, correct and complete list of each of the Key Personnel of the Company Group as of September 30, 2020 and includes the name, title, and total compensation (including bonuses) for the 2019 fiscal year for each such person.

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(b) Except as set forth on Schedule 5.24(b), the Company Group is not a party to or subject to any employment contract, consulting agreement, collective bargaining agreement, confidentiality agreement restricting the activities of the Company Group, non-competition agreement restricting the activities of the Company Group, or any similar agreement, and there has been no activity or proceeding by a labor union or representative thereof to organize any employees of the Company Group.

(c) There are no pending or, to the knowledge of the Company Group, threatened claims or proceedings against the Company Group under any worker’s compensation policy or long-term disability policy.

5.25 Employment Matters.

(a) Schedule 5.25(a) sets forth a true and complete list of (i) the form of employment agreement and, if applicable, commission agreement (the “Labor Agreements”), and (ii) each employee group or executive medical, life, or disability insurance plan, and each incentive, bonus, profit sharing, retirement, deferred compensation, equity, phantom stock, stock option, stock purchase, stock appreciation right or severance plan of the Company Group now in effect or under which the Company Group has any obligation, or any understanding between the Company Group and any employee concerning the terms of such employee’s employment that does not apply to the Company Group’s employees generally. The Company Group has previously delivered to the Purchaser Parties true and complete copies of such forms of the Labor Agreements and each generally applicable employee handbook or policy statement of the Company Group.

(b) Except as disclosed on Schedule 5.25(b):

(i) to the knowledge of the Company Group, no current employee of the Company Group, in the ordinary course of his or her duties, has breached any obligation to a former employer in respect of any covenant against competition or soliciting clients or employees or servicing clients or confidentiality or any proprietary right of such former employer; and

(ii) the Company Group is not a party to any collective bargaining agreement, does not have any material labor relations disputes, and there is no pending representation question or union organizing activity respecting employees of the Company Group.

5.26 Withholding. All obligations of the Company Group applicable to its employees, whether arising by operation of Law, by contract, by past custom or otherwise, or attributable to payments by the Company Group to trusts or other funds or to any governmental agency, with respect to unemployment compensation benefits, social security benefits or any other benefits for its employees with respect to the employment of said employees through the date hereof have been paid or adequate accruals therefor have been made on the Financial Statements.

5.27 Real Property.

(a) Except as set forth on Schedule 5.27, the Company Group does not own any Real Property. The Company Group has good, valid and subsisting title to the owned Real Property described on Schedule 5.27, free and clear of all Liens (except for the Permitted Liens).

(b) With respect to each Lease: (i) each Lease is valid, binding and in full force and effect; (ii) all rents and additional rents and other sums, expenses and charges due thereunder have been paid; (iii) the lessee has been in peaceable possession since the commencement of the original term thereof; (iv) no waiver, indulgence or postponement of the lessee’s obligations thereunder has been granted by the lessor; (v) there exist no default or event of default thereunder by the Company Group; and (vi) there are no outstanding claims of breach or indemnification or notice of default or termination thereunder, in cases of each of clauses (i) through (vi), other than as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Company Group holds the leasehold estate on the Lease free and clear of all Liens, except for the Permitted Liens and the Liens of mortgagees of the Real Property in which such leasehold estate is located. The Real Property leased by the Company Group is in a state of maintenance and repair in all material respects adequate and suitable for the purposes for which it is presently being used, and there are no material repair or restoration works likely to be required in connection with any of the leased Real Properties other than as would, individually or in the aggregate, would cost the Company Group less than $200,000 to repair or otherwise remediate for any single Real Property.

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5.28 Accounts. Schedule 5.28 sets forth a true, complete and correct list of the checking accounts, deposit accounts, safe deposit boxes, and brokerage, commodity and similar accounts of the Company Group, including the account number and name, the name of each depositary or financial institution and the address where such account is located and the authorized signatories thereto.

5.29 Tax Matters.

(a) (i) The Company Group has duly and timely filed all United States federal income Tax Returns and other material Tax Returns that it was required to file, and has paid all Taxes which have become due; (ii) all such Tax Returns are true, correct and complete in all material respects; (iii) there is no Action, pending or proposed in writing or, to the knowledge of the Company Group, threatened, with respect to Taxes of the Company Group; (iv) no statute of limitations in respect of the assessment or collection of any Taxes of the Company Group for which a Lien may be imposed on any of the Company Group’s assets has been waived or extended, which waiver or extension is in effect, except for automatic extensions of time to file Tax Returns obtained in the ordinary course of business; (v) to the knowledge of the Company Group, the Company Group has complied with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and has duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all Taxes (including income, social, security and other payroll Taxes) required to be withheld or collected by the Company Group; (vi) none of the assets of the Company Group is required to be treated as owned by another Person for U.S. federal income Tax purposes pursuant to Section 168(f)(8) of the Code (as in effect prior to its amendment by the Tax Reform Act of 1986); (vii) there is no Lien (other than Permitted Liens) for Taxes upon any of the assets of the Company Group that arose in connection with any failure (or alleged failure) to pay any Tax; (viii) there is no outstanding request for a ruling from any Taxing Authority, request for a consent by a Taxing Authority for a change in a method of accounting, or closing agreement with any Taxing Authority (within the meaning of Section 7121 of the Code or any analogous provision of the applicable Law), with respect to the Company Group; (ix) except as set forth on Schedule 5.29(a)(ix), no claim has been made by a Taxing Authority in a jurisdiction where the Company Group has not paid any tax or filed Tax Returns, asserting that the Company Group is or may be subject to Tax in such jurisdiction; (x) any Tax sharing or Tax allocation, with respect to the Company Group and another person will be terminated with respect to the Company Group prior to the Closing Date, other than any customary commercial contract the principal subject of which is not Taxes; and (xi) the Company Group is not currently and has never been included in any consolidated, combined or unitary Tax Return other than a Tax Return that includes only the Company Group.

(b) The unpaid Taxes of the Company Group for the current fiscal year (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Financial Statements and (ii) will not, as of the Closing Date, exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company Group in filing its Tax Return.

(c) No member of the Company Group has taken, intends to take, or has agreed to take any action or is aware of any fact or circumstance that, to the Company Group’s knowledge, would prevent or impede, or would reasonably be expected to prevent or impede, the transactions contemplated by this Agreement from qualifying as a reorganization governed by Section 368 of the Code.

5.30 Environmental Laws.

(a) The Company Group has not (i) received any written notice of any alleged claim, violation of or liability under any Environmental Law which has not heretofore been cured or for which there is any remaining Liability; (ii) disposed of, emitted, discharged, handled, stored, transported, used or released any Hazardous Materials, arranged for the disposal, discharge, storage or release of any Hazardous Materials, or exposed any employee or other individual to any Hazardous Materials so as to give rise to any Liability or corrective or remedial obligation under any Environmental Laws; or (iii) entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other Person with respect to Liabilities arising out of Environmental Laws or the Hazardous Materials Activities of the Company Group, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect.

Annex A-24

(b) The Company Group has delivered to the Purchaser Parties all material records in its possession concerning the Hazardous Material Activities of the Company Group and all environmental audits and environmental assessments in the possession or control of the Company Group of any facility currently owned, leased or used by the Company Group which identifies the potential for any violations of Environmental Law or the presence of Hazardous Materials on any property currently owned, leased or used by the Company Group.

(c) There are no Hazardous Materials in, on, or under any properties owned, leased or used at any time by the Company Group such as could give rise to any material Liability or corrective or remedial obligation of the Company Group under any Environmental Laws.

5.31 Finders’ Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company Group or any of Affiliates who might be entitled to any fee or commission from the Purchaser Parties or any of their Affiliates (including the Company Group following the Closing) upon consummation of the transactions contemplated by this Agreement.

5.32 Powers of Attorney and Suretyships. The Company Group does not have any general or special powers of attorney outstanding (whether as grantor or grantee thereof) outside of the Company Group or any obligation or liability (whether actual, accrued, accruing, contingent, or otherwise) as guarantor, surety, co-signer, endorser, co-maker or otherwise in respect of the obligation of any Person outside the Company Group, other than as reflected in the Financial Statements and other than any such obligations or liabilities which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

5.33 Directors and Officers. Schedule 5.33 sets forth a true, correct and complete list of all directors and officers of the Company Group.

5.34 Certain Business Practices. Neither the Company Group nor any director, officer, or employee of the Company Group (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977 or (iii) made any other unlawful payment. Neither the Company Group, nor to the knowledge of the Company Group, any director, officer, agent or employee of the Company Group (nor any Person acting on behalf of any of the foregoing, but solely in his or her capacity as a director, officer, employee or agent of the Company) has, during the past two (2) years, directly or indirectly, given or agreed to give any gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Company Group or assist the Company Group in connection with any actual or proposed transaction, in each case, which, if not given could reasonably be expected to have had a Material Adverse Effect on the Company Group, or which, if not continued in the future, could reasonably be expected to adversely affect the business or prospects of the Company Group or that could reasonably be expected to subject the Company Group to suit or penalty in any private or governmental litigation or proceeding.

5.35 Money Laundering Laws. The operations of the Company Group are and have been conducted at all times in compliance with applicable laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental Authority (collectively, the “Money Laundering Laws”), and no Action involving the Company Group with respect to the Money Laundering Laws is pending or, to the knowledge of the Company Group, threatened.

5.36 Not an Investment Company. The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

5.37 No Additional Representations. Except as otherwise expressly provided in this Article V or elsewhere herein, neither the Company Group, nor any of their respective Affiliates, nor any of their respective directors, officers, employees, stockholders, partners, members or representatives has made, or is making, any other express or implied representation or warranty whatsoever with respect to the Company, its Affiliates, and any matter relating to any of them, including their affairs, the condition, value or quality of their assets, liabilities, financial condition or results of operations, or with respect to the accuracy or completeness of any other information made available to Parent, its Affiliates or any of their respective representatives by, or on behalf of, Company, and any such representations or warranties are expressly disclaimed. The Company is not relying on any statement, representation or warranty, oral or written, express or implied, made by Parent or Merger Sub or any of their respective representatives, except as expressly set forth in Article VI.

Annex A-25

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER PARTIES

The Purchaser Parties hereby, jointly and severally, represent and warrant to the Company Group and the Stockholders that, except as disclosed in the Parent SEC Documents or in Schedule 6 delivered by the Purchaser Parties to the Company, each of the following representing representations and warranties is true, correct and complete as of the date of this Agreement and as of the Closing Date (or, if such representations and warranties are made with respect to a certain date, as of such date).

6.1 Corporate Existence and Power. Parent is a exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands. Each of Purchaser and Merger Sub is a company duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Purchaser Parties has all power and authority, corporate and otherwise, and all governmental licenses, franchises, Permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. Each Purchaser Party is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect.

6.2 Corporate Authorization. The execution, delivery and performance by the Purchaser Parties of this Agreement and the Additional Agreements (to which it is a party to) and the consummation by the Purchaser Parties of the transactions contemplated hereby and thereby are within the corporate powers of the Purchaser Parties and have been duly authorized by all necessary corporate action on the part of Purchaser Parties to the extent required by their respective Organizational Documents, applicable Laws or any Contract to which it is a party or by which its securities are bound, subject to obtaining the Required Parent Shareholder Approval (as defined in Section 9.1(f) below). This Agreement constitutes, and upon their execution and delivery, each of the Additional Agreements to which the Purchaser Parties are a party will constitute, a valid and legally binding agreement of the Purchaser Parties, enforceable against the Purchaser Parties in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

6.3 Governmental Authorization. Neither the execution, delivery nor performance by the Purchaser Parties of this Agreement or any Additional Agreement to which they are a party requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Authority by the Purchaser Parties, except for the approvals listed on Schedule 6.3 and except where the failure to obtain such consents, approvals, licenses, or other actions, or to submit such registrations, declarations or filings, would not, individually or in the aggregate, reasonably be expected to (x) have a Material Adverse Effect, or (y) prevent the consummation of the transactions contemplated by this Agreement or otherwise prevent Parent from performing its obligations under this Agreement.

6.4 Non-Contravention. The execution, delivery and performance by the Purchaser Parties of this Agreement or any Additional Agreements to which they are a party do not and will not, (i) provided that number of Converting Shares is less than the number specified in the Parent’s Organizational Documents, contravene or conflict with the organizational or constitutive documents of Purchaser, (ii) contravene or conflict with or constitute a violation of any provision of any Law, judgment, injunction, order, writ, or decree binding upon the Purchaser Parties, (iii) constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Purchaser Parties or require any payment or reimbursement or to a loss of any material benefit relating to their business to which the Purchaser Parties are entitled under any provision of any Contract binding upon the Purchase Parties or by which any of the shares of Purchaser Common Stock, or any of the Purchaser Parties’ assets is or may be bound, (d) result in the creation or imposition of any Lien on any of the shares of Purchaser Common Stock, (e) cause a loss of any material benefit relating to their business to which the Purchaser Parties are entitled under any provision of any Permit or Contract binding upon the Purchaser Parties, or (f) result in the creation or imposition of any Lien on any of the Purchaser Parties’ material assets, except, in the case of clauses (i) and (ii), for any contravention or conflicts that would not reasonably be expected to have a Material Adverse Effect.

Annex A-26

6.5 Organizational Documents. Copies of Organizational Documents of each Purchaser Party have been made available to the Company, and such copies are each true and complete copies of such instruments as amended and in effect on the date hereof. No Purchaser Party has taken any action in violation or derogation of its Organizational Documents, other than as would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect.

6.6 Subsidiaries. Other than the Purchaser and Merger Sub, Parent has no Subsidiaries. Other than as set forth on Schedule 6.6, (a) all of the outstanding equity securities of each Subsidiary of Parent are duly authorized and validly issued, fully paid and non-assessable, and are owned by Parent or one of its Subsidiaries free and clear of all Liens (other than those, if any, imposed by such Subsidiary’s Organizational Documents); (b) there are no Contracts to which the Purchaser Parties or any of their Affiliates is a party or bound with respect to the voting (including voting trusts or proxies) of the shares or other equity interests of any Subsidiary of Parent other than the Organizational Documents of any such Subsidiary; (c) there are no outstanding or authorized options, warrants, rights, agreements, subscriptions, convertible securities or commitments to which any Subsidiary of Parent is a party or which are binding upon any Subsidiary of Parent providing for the issuance or redemption of any shares or other equity interests in or of any Subsidiary of Parent; (d) no Subsidiary of Parent has any limitation on its ability to make any distributions or dividends to its equity holders, whether by Contract, Order or applicable Law; (e) Parent does not own or have any rights to acquire, directly or indirectly, any shares or other equity interests of, or otherwise Control, any Person; (f) none of Parent or its Subsidiaries is a participant in any joint venture, partnership or similar arrangement; and (g) there are no outstanding contractual obligations of Parent or its Subsidiaries to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

6.7 Consents. There are no Contracts binding upon the Purchaser Parties or by which any shares of Purchaser Common Stock or any of the Purchaser Parties’ assets are bound, requiring a consent, approval, authorization, order or other action of or filing with any Person as a result of the execution, delivery and performance of this Agreement or any of the Additional Agreements or the consummation of the transactions contemplated hereby or thereby.

6.8 Finders’ Fees. Except for the Deferred Underwriting Amount and fees due to Craig-Hallum Capital Group LLC relating to the transactions contemplated by this Agreement or any of the Additional Agreements, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Parent, Purchaser or their Affiliates who might be entitled to any fee or commission from Parent, Purchaser, or any of their Affiliates upon consummation of the transactions contemplated by this Agreement or any of the Additional Agreements.

6.9 Issuance of Shares. The Closing Shares and the Earn-out Shares, when issued in accordance with this Agreement, will be duly authorized and validly issued, and will be fully paid and nonassessable.

6.10 Capitalization.

(a) The authorized share capital of Parent consists of 100,000,000 Parent Ordinary Shares, and 1,000,000 preferred shares, par value $0.0001 per share, of which 7,460,000 Parent Ordinary Shares are issued and outstanding as of the date hereof and zero preferred shares are issued and outstanding. 506,000 Parent Ordinary Shares are reserved for issuance upon the exercise of the Parent Units underlying the Parent UPO, 575,000 Parent Ordinary Shares are reserved for issuance upon the exercise of the Parent Rights and 5,750,000 Parent Ordinary Shares are reserved for issuance with respect to the Parent Warrants. Additionally, 272,500 Parent Ordinary Shares are reserved for issuance upon the exercise of the units issued to the Sponsor in the private placement (the “Private Units”) that occurred simultaneously with the closing of the IPO and 27,250 Parent Ordinary Shares are reserved for issuance upon the exercise of the rights underlying the Private Units. No other shares of capital stock or other voting securities of Parent are issued, reserved for issuance or outstanding. All issued and outstanding Parent Ordinary Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Cayman Islands Companies Law, the Parent’s Organizational Documents or any contract to which Parent is a party or by which Parent is bound. Except as set forth in the Parent’s Organizational Documents and the Parent SEC Documents, there are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any Parent Ordinary Shares or any capital equity of Parent. There are no outstanding contractual obligations of Parent to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

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(b) As of the date of this Agreement, the authorized capital stock of Purchaser consists of 1,000 shares of common stock, par value $0.0001 per share (“Purchaser Common Stock”), and zero preferred shares, of which 100 shares of Purchaser Common Stock are issued and outstanding as of the date hereof. No other shares of capital stock or other voting securities of Purchaser are issued, reserved for issuance or outstanding. All issued and outstanding shares of Purchaser Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Delaware Law, the Purchaser’s Organizational Documents or any contract to which Purchaser is a party or by which Purchaser is bound. There are no outstanding contractual obligations of Purchaser to repurchase, redeem or otherwise acquire any shares of Purchaser Common Stock or any capital equity of Purchaser. There are no outstanding contractual obligations of Purchaser to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

(c) At the Reincorporation Effective Time, the authorized capital stock of Purchaser will consist of 40,000,000 shares of Common Stock, par value $0.0001 per share. Schedule 6.10(c) lists the number of shares of Purchaser Common Stock that will be issued and outstanding at the Reincorporation Effective Time and at the Closing. No other shares of capital stock or other voting securities of Purchaser are issued, reserved for issuance or outstanding. All issued and outstanding shares of Purchaser Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Delaware Law, the Purchaser’s Organizational Documents or any contract to which Purchaser is a party or by which Purchaser is bound. There are no outstanding contractual obligations of Purchaser to repurchase, redeem or otherwise acquire any shares of Purchaser Common Stock or any capital equity of Purchaser. There are no outstanding contractual obligations of Purchaser to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

(d) The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.001 per share (“Merger Sub Common Stock”) of which 100 shares of Merger Sub Common Stock are issued and outstanding as of the date hereof. No other shares of capital stock or other voting securities of Merger Sub are issued, reserved for issuance or outstanding. All issued and outstanding shares of Merger Sub Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Delaware Law, the Merger Sub’s Organizational Documents or any contract to which Merger Sub is a party or by which Merger Sub is bound. There are no outstanding contractual obligations of Merger Sub to repurchase, redeem or otherwise acquire any shares of Merger Sub Common Stock or any capital equity of Merger Sub. There are no outstanding contractual obligations of Merger Sub to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

(e) Except as provided for in this Agreement or as set forth in Schedule 6.10(e), there are no subscriptions, options, warrants, equity securities, or other ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Parent or the Purchaser is a party or by which it is bound obligating Parent or the Purchaser to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock or other ownership interests of Parent or the Purchaser or obligating Parent or the Purchaser to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment, or agreement. Neither Parent nor the Purchaser has any outstanding bonds, debentures, notes or other obligations the holders of which have or upon the happening of certain events would have the right to vote (or which are convertible into or exercisable or exchangeable for securities having the right to vote) with the Parent shareholders or the Purchaser stockholders on any matter.

(f) All outstanding securities of Parent, the Purchaser and Merger Sub have been issued and granted in compliance with (x) all applicable securities laws and (in all material respects) other applicable Laws, and (y) all requirements set forth in any applicable material Contracts and Organizational Documents.

(g) Except as set forth in Schedule 6.10(g) or as contemplated by this Agreement or the Parent SEC Documents, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan, or other agreements or understandings to which Parent or the Purchaser is a party or by which Parent or the Purchaser is bound with respect to any securities of Parent or the Purchaser.

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(h) Except as provided for in this Agreement or as set forth in Schedule 6.10(h), as a result of the consummation of the transactions contemplated by this Agreement, no shares of capital stock, warrants, options, or other securities of Parent or the Purchaser are issuable and no rights in connection with any shares, warrants, options, or other securities of Parent or the Purchaser accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

(i) Except as provided for in this Agreement or as set forth in Schedule 6.10(i), no outstanding securities of Parent or the Purchaser are unvested or subjected to a repurchase option, risk of forfeiture, or other condition under any applicable agreement with Parent or the Purchaser.

6.11 Business Activities. Since their organization, the Purchaser Parties have not conducted any business activities other than activities directed toward the accomplishment of a business combination. Except as set forth in the their Organizational Documents, there is no agreement, commitment, exclusive license, judgment, injunction, order, or decree binding upon a Purchaser Party or to which any Purchaser Party is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Purchaser Parties, any acquisition of property by the Purchaser Parties, or the conduct of business by Purchaser Parties.

6.12 Information Supplied. None of the information supplied or to be supplied by any Purchaser Party expressly for inclusion or incorporation by reference in the filings with the SEC and mailings to Parent’s stockholders with respect to the solicitation of proxies to approve the transactions contemplated by this Agreement will, at the date of filing and/ or mailing, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by Parent or that is included in the Parent SEC Documents).

6.13 Trust Fund. As of the date of this Agreement, Parent has at least $57,894,944 in the trust fund established by Parent for the benefit of its public stockholders (the “Trust Fund”) in a United States-based trust account at Morgan Stanley (the “Trust Account”), and such monies are invested in “government securities” (as such term is defined in the Investment Company Act of 1940, as amended) and held in trust by the Trustee pursuant to the Trust Agreement. Parent has performed all material obligations required to be performed by it to date under, and is not in material default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. There are no claims or proceedings pending with respect to the Trust Fund. Since February 13, 2020 through the date hereof, Parent has not released any money from the Trust Fund (other than interest income earned on the principal held in the Trust Fund as permitted by the Trust Agreement). As of the Effective Time, upon approval of the Parent Shareholder Approval Matters, the obligations of Parent to dissolve or liquidate pursuant to Parent’s Organizational Documents shall terminate, and as of the Effective Time, Parent shall have no obligation whatsoever pursuant to Parent’s Organizational Documents to dissolve and liquidate the assets of Parent by reason of the consummation of the transactions contemplated hereby. Following the Effective Time, no Parent shareholder shall be entitled to receive any amount from the Trust Fund except for amounts payable to the Converting Shareholders in accordance with Parent’s Organizational Documents and the Prospectus in connection with the Closing. Assuming the accuracy of the representations and warranties of the Company contained herein and the compliance by the Company with its obligations hereunder, neither Parent nor the Purchaser nor Merger Sub has any reason to believe that any of the conditions to the use of funds in the Trust Fund will not be satisfied or that funds available in the Trust Fund will not be available to Parent, the Purchaser and Merger Sub on the Closing Date. Neither Parent nor the Purchaser nor Merger Sub has any legally binding agreement, arrangement or understanding to enter into or incur, any obligations with respect to or under any indebtedness other than loans made by the Parent Initial Shareholders in order to meet Parent’s working capital needs in connection with the transactions contemplated herein.

6.14 Listing. As of the date hereof, the Parent Units, Parent Ordinary Shares, Parent Warrants and Parent Rights are listed on the Nasdaq Capital Market, with trading symbols “NBACU,” “NBAC,” “NBACW,” and “NBACR,” respectively. Except as set forth in the Parent SEC Documents, there is no, and there has never been any, action or proceeding pending or, to Parent’s knowledge, threatened against Parent by Nasdaq to prohibit or terminate the listing of the Parent Ordinary Shares, Parent Rights, Parent Warrants or Parent Units on Nasdaq. None of Parent or any of its Affiliates has taken any action in an attempt to terminate the registration of the Parent Ordinary Shares, Parent Rights, Parent Warrants or Parent Units under the Exchange Act.

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6.15 Board Approval. Each of the Parent Board (including any required committee or subgroup of such Board), and the sole directors of each of the Purchaser and the Merger Sub have, as of the date of this Agreement, unanimously (i) declared the advisability of the transactions contemplated by this Agreement, (ii) determined that the transactions contemplated hereby are in the best interests of the stockholders of the Purchaser Parties, as applicable, and (iii) solely with respect to the Parent Board, determined that the transactions contemplated hereby constitute a “Business Combination” as such term is defined in Parent’s Organizational Documents.

6.16 Parent SEC Documents and Financial Statements.

(a) Parent has timely filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by Parent with the SEC since Parent’s formation under the Exchange Act or the Securities Act, together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement (the “Additional Parent SEC Documents”). Parent has made available to the Company copies in the form filed with the SEC of all of the following, except to the extent available in full without redaction on the SEC’s website through EDGAR for at least two (2) days prior to the date of this Agreement: (i) Parent’s Annual Reports on Form 10-K for each fiscal year of Parent beginning with the first year Parent was required to file such a form, (ii) Parent’s Quarterly Reports on Form 10-Q for each fiscal quarter of Parent beginning with the first quarter Parent was required to file such a form, (iii) all proxy statements relating to Parent’s meetings of shareholders (whether annual or special) held, and all information statements relating to shareholder consents, since the beginning of the first fiscal year referred to in clause (i) above, (iv) its Form 8-Ks filed since the beginning of the first fiscal year referred to in clause (i) above, and (v) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to the Company pursuant to this Section 6.16) filed by Parent with the SEC since Parent’s formation (the forms, reports, registration statements and other documents referred to in clauses (i), (ii), (iii), and (iv) above, whether or not available through EDGAR, are, collectively, the “Parent SEC Documents”). The Parent SEC Documents were, and the Additional Parent SEC Documents will be, prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. The Parent SEC Documents did not, and the Additional Parent SEC Documents will not, at the time they were or are filed, as the case may be, with the SEC (except to the extent that information contained in any Parent SEC Document or Additional Parent SEC Document has been or is revised or superseded by a later filed Parent SEC Document or Additional Parent SEC Document, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As used in this Section 6.16, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(b) The financial statements and notes contained or incorporated by reference in the Parent SEC Documents and the Additional Parent SEC Documents (collectively, the “Parent Financial Statements”) are complete and accurate and fairly present in all material respects, in conformity with U.S. GAAP applied on a consistent basis in all material respects and Regulation S-X or Regulation S-K, as applicable, the financial position of the Parent as of the dates thereof and the results of operations of the Parent for the periods reflected therein. The Parent Financial Statements (i) were prepared from the Books and Records of the Parent; (ii) were prepared on an accrual basis in accordance with U.S. GAAP consistently applied; (iii) contain and reflect all necessary adjustments and accruals for a fair presentation of the Parent’s financial condition as of their dates; and (iv) contain and reflect adequate provisions for all material Liabilities for all material Taxes applicable to the Parent with respect to the periods then ended.

(c) Except as specifically disclosed, reflected or fully reserved against in the Parent Financial Statements, and for Liabilities and obligations of a similar nature and in similar amounts incurred in the ordinary course of business since the Parent’s formation, there are no material Liabilities, debts or obligations (whether accrued, fixed or contingent, liquidated or unliquidated, asserted or unasserted or otherwise) relating to the Parent. All debts and Liabilities, fixed or contingent, which should be included under U.S. GAAP.

(d) Parent has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 or 15d-15(e) under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to Parent is made known to Parent’s principal executive officer and its principal financial officer. To Parent’s knowledge, such disclosure controls and procedures are effective in timely alerting Parent’s principal executive officer and principal financial officer to material information required to be included in Parent’s periodic reports required under the Exchange Act.

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(e) Parent has established and maintained a system of internal controls. To Parent’s knowledge, such internal controls are effective and sufficient to provide reasonable assurance regarding the reliability of Parent’s financial reporting and the preparation of the Parent Financial Statements for external purposes in accordance with U.S. GAAP.

(f) There are no outstanding loans or other extensions of credit made by Parent to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Parent. Parent has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(g) The books of account, minute books and transfer ledgers and other similar Books and Records of Parent have been maintained in accordance with good business practice, are complete and correct in all material respects and there have been no material transactions that are required to be set forth therein and which have not been so set forth.

(h) As of the date hereof, there are no outstanding written comments from the SEC with respect to the Parent SEC Documents. To the knowledge of Parent, none of the Parent SEC Documents filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

6.17 Absence of Certain Changes. Since the date of the latest balance sheet included in the Parent Financial Statements, the Purchaser Parties have conducted their business in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, except as set forth on Schedule 6.17 or as contemplated by this Agreement, since such date, there has not been:

(a) any Material Adverse Effect;

(b) any action or event which would have required the consent of the Company under Section 7.1 below if such event or action had been taken or such event had occurred between the date hereof and the Closing Date.

6.18 Properties. The Purchaser Parties do not own or lease any real property or personal property. There are no options or other contracts under which a Purchaser Party has a right or obligation to acquire or lease any interest in real property or personal property.

6.19 Litigation. There is no Action (or any basis therefore) pending against any Purchaser Party, any of its officers or directors or any of its securities or any of its assets or Contracts before any court, Authority or official or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or by the Additional Agreements. There are no outstanding judgments against the Purchaser Parties. No Purchaser Party is, and has previously been, subject to any legal proceeding with any Authority.

6.20 Insurance. Except for directors’ and officers’ liability insurance, the Purchaser Parties do not maintain any insurance policies.

6.21 Compliance with Laws. No Purchaser Party is in violation of, has violated, under investigation with respect to any violation or alleged violation of, any Law, or judgment, order or decree entered by any court, arbitrator or Authority, domestic or foreign, nor is there any basis for any such charge and the Purchaser has not previously received any subpoenas by any Authority.

6.22 Intellectual Property. The Purchaser Parties do not own, license, or otherwise have any right, title or interest in any material intellectual property.

6.23 Employment Matters. The Purchaser Parties do not maintain, and have no liability under, any employee group or executive medical, life, or disability insurance plan, and each incentive, bonus, profit sharing, retirement, deferred compensation, equity, phantom stock, stock option, stock purchase, stock appreciation right or severance plan, and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will (a) result in any payment (including severance, unemployment compensation, golden parachute, bonus, or otherwise) becoming due to any shareholder, director, or employee of the Purchaser Parties, or (b) result in the acceleration of the time of payment or vesting of any such benefits.

6.24 Environmental Laws. The Purchaser Parties have not (a) received any written notice of any alleged claim, violation of or liability under any Environmental Law which has not heretofore been cured or for which there is any remaining Liability; (b) disposed of, emitted, discharged, handled, stored, transported, used or released any Hazardous

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Materials, arranged for the disposal, discharge, storage or release of any Hazardous Materials, or exposed any employee or other individual to any Hazardous Materials so as to give rise to any Liability or corrective or remedial obligation under any Environmental Laws; or (c) entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other Person with respect to Liabilities arising out of Environmental Laws or the Hazardous Materials Activities of the Purchaser Parties, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect.

6.25 Money Laundering Laws. The operations of the Purchaser Parties are and have been conducted at all times in compliance with the Money Laundering Laws, and no Action involving the Purchaser Parties with respect to the Money Laundering Laws is pending or, to the knowledge of the Purchaser Parties, threatened.

6.26 OFAC. Neither the Purchaser Parties, nor any director or officer of the Purchaser Parties (nor, to the knowledge of the Purchaser Parties, any agent, employee, affiliate or Person acting on behalf of the Purchaser Parties) is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by the OFAC; and the Purchaser Parties have not, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any subsidiary, joint venture partner or other Person, in connection with any sales or operations in Balkans, Belarus, Burma, Cote D’Ivoire (Ivory Coast), Cuba, Democratic Republic of Congo, Iran, Iraq, Liberia, North Korea, Sudan, Syria, and Zimbabwe or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC in the previous fiscal years.

6.27 Not an Investment Company. The Parent is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

6.28 Tax Matters.

(a) (i) Each Purchaser Party has duly and timely filed all United States federal income Tax Returns and other material Tax returns it was required to file, and has paid all Taxes which have become due; (ii) all such Tax Returns are true, correct and complete in all material respects; (iii) there is no Action, pending or proposed in writing or, to the knowledge of the Purchaser Parties, threatened, with respect to Taxes of the Purchaser Parties; (iv) no statute of limitations in respect of the assessment or collection of any Taxes of the Purchaser Parties for which a Lien may be imposed on any of the Purchaser Parties’ assets has been waived or extended, which waiver or extension is in effect, except for automatic extensions of time to file Tax Returns obtained in the ordinary course of business; (v) to the knowledge of the Purchaser Parties, the Purchaser Parties complied with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and has duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all Taxes (including income, social, security and other payroll Taxes) required to be withheld or collected by the Purchase Parties; (vi) none of the assets of the Purchaser Parties is required to be treated as owned by another Person for U.S. federal income Tax purposes pursuant to Section 168(f)(8) of the Code (as in effect prior to its amendment by the Tax Reform Act of 1986); (vii) there is no Lien for Taxes upon any of the assets of the Purchaser Parties that arose in connection with any failure (or alleged failure) to pay any Tax;; (viii) there is no outstanding request for a ruling from any Taxing Authority, request for a consent by a Taxing Authority for a change in a method of accounting or closing agreement with any Taxing Authority (within the meaning of Section 7121 of the Code or any analogous provision of the applicable Law), with respect to the Purchaser Parties; (ix) no claim has been made by a Taxing Authority in a jurisdiction where the Purchaser Parties have not paid any tax or filed Tax Returns, asserting that the any of the Purchaser Parties is or may be subject to Tax in such jurisdiction; (x) no Purchaser Party is, or has ever been, a party to any Tax sharing or Tax allocation Contract, other than any customary commercial contract the principal subject of which is not Taxes; and (xiv) the neither Purchaser Party is currently or has ever been included in any consolidated, combined or unitary Tax Return other than a Tax Return that includes only the Purchaser Parties.

(b) The unpaid Taxes of the Purchaser Parties for the current fiscal year (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Financial Statements and (ii) will not, as of the Closing Date, exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Purchaser Parties in filing its Tax Return.

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(c) None of the Purchaser Parties has taken, intends to take, or has agreed to take any action or is aware of any fact or circumstance that, to the Parent’s knowledge, would prevent or impede, or would reasonably be expected to prevent or impede, the transactions contemplated by this Agreement from qualifying as a reorganization governed by Section 368 of the Code.

6.29 Contracts. Schedule 6.29 lists all material Contracts, oral or written, to which any of the Purchaser Parties is a party other than those available in full without redaction on the SEC’s website through EDGAR.

6.30 PIPE Documents. The PIPE Documents are legal, valid and binding obligations of the Purchaser and, to the knowledge of Parent, each other party thereto (assuming the due execution by each such party), enforceable against the Purchaser and, to the knowledge of Parent, each such other party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights generally and by general principles of equity (whether considered in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought, and are in full force and effect. No event or circumstance has occurred which, with or without notice, lapse of time or both, could constitute a default on the part of the Purchaser or, to the knowledge of Parent, any of the other parties thereto under any of the PIPE Documents. There are no agreements, side letters, contracts or arrangements to which Parent, the Purchaser or Merger Sub or any of their Affiliates is a party relating to the PIPE Documents or the PIPE Transaction that have not been entirely superseded by the PIPE Documents.

6.31 No Additional Representations and Warranties. Except as provided in this Article VI, neither the Purchaser Parties, nor any of their respective Affiliates, nor any of their respective directors, officers, employees, shareholders, partners, members or representatives has made, or is making, any representation or warranty whatsoever to the Company Group, or their Affiliates, and no such Party shall be liable in respect of the accuracy or completeness of any information provided to the Company Group, its Affiliates or any of their respective representatives by, or on behalf of, the Purchaser Parties, and any such representations or warranties are expressly disclaimed. The Purchaser Parties are not relying on any statement, representation or warranty, oral or written, express or implied, made by the Company Group or any of its representatives, except as expressly set forth in Article V.

ARTICLE VII
COVENANTS OF THE PARTIES PENDING CLOSING

The parties hereto covenant and agree covenant and agree that:

7.1 Conduct of the Business.

(a) From the date hereof through the Closing Date, each of the Company Group and the Purchaser Parties shall, except to the extent that Parent (in the case of the Company Group) or the Company (in the case of the Purchaser Parties) shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed) or as set forth in Schedule 7.1 or as contemplated by this Agreement, conduct its business only in the ordinary course consistent with past practice and shall use its commercially reasonable efforts consistent with past practice to preserve intact its business relationships with employees, clients, suppliers and other third parties. Without limiting the generality of the foregoing, from the date hereof until and including the Closing Date, without the prior written consent (which shall not be unreasonably withheld, conditioned or delayed) of the Parent (in the case of the Company Group) or the Company (in the case of the Purchaser Parties), and except as set forth in Schedule 7.1 or as contemplated by this Agreement, none of the Company Group or the Purchaser Parties shall:

(i) except as expressly contemplated by this Agreement, amend, modify or supplement its Organizational Documents;

(ii) amend, waive any provision of, terminate prior to its scheduled expiration date, or otherwise compromise in any way, any Contract, or any other right or asset of such Person which involve payments to such Person in excess of $250,000;

(iii) modify, amend or enter into any contract, agreement, license or commitment, which obligates the payment by such Person of more than $500,000 (individually or in the aggregate);

(iv) make any capital expenditures in excess of $1,000,000 (individually or in the aggregate);

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(v) sell, lease, license or otherwise dispose of any of the assets or assets of such Person or covered by any Contract except (i) pursuant to existing contracts or commitments disclosed herein and (ii) sales of Inventory in the ordinary course consistent with past practice;

(vi) accept returns of products sold from Inventory except in the ordinary course consistent with past practice;

(vii) pay, declare or promise to pay any dividends or other distributions with respect to its capital stock, or pay, declare or promise to pay any other payments to any stockholder of such Person (other than, in the case of any Stockholder that is an employee, payments of salary accrued in said period at the current salary rate set forth on Schedule 5.25(a)) or any Affiliate of such Person;

(viii) authorize any salary increase of more than 10% for any employee making an annual salary equal to or greater than $100,000 or in excess of $100,000 in the aggregate on an annual basis or change the bonus or profit sharing policies of such Person;

(ix) obtain or incur any loan or other Indebtedness in excess of $1,000,000, including drawings under the Company Group’s existing lines of credit;

(x) suffer or incur any Lien, except, in the case of the Company Group, for Permitted Liens, on such Person’s assets;

(xi) suffer any damage, destruction or loss of property related to any of such Person’s assets, whether or not covered by insurance, the aggregate value of which, following any available insurance reimbursement, exceeds $2,000,000;

(xii) merge or consolidate with or acquire any other Person (or assets constituting the business of another Person) or be acquired by (or sell or otherwise dispose of assets constituting a business to) any other Person;

(xiii) cause any insurance policy protecting any of such Person’s assets to lapse;

(xiv) make any change in its accounting principles, other than in accordance with applicable accounting policies or methods, or write down the value of any Inventory or assets other than in the ordinary course of business consistent with past practice;

(xv) change its principal place of business or jurisdiction of organization;

(xvi) extend any loans other than travel or other expense advances to employees in the ordinary course of business not to exceed $50,000 individually or $250,000 in the aggregate;

(xvii) issue, redeem or repurchase any capital stock, membership interests or other securities, or issue any securities exchangeable for or convertible into any shares of its capital stock, other than (x) the issuance of Company Options pursuant to the Company Plan as in effect on the date hereof, (y) the issuance of shares of Company Common Stock upon exercise of Company Options, and (z) conversions or redemptions of Parent Ordinary Shares in accordance with Parent’s Organizational Documents as in effect on the date hereof;

(xviii) make or change any material Tax election or change any annual Tax accounting periods; or

(xix) agree to do any of the foregoing.

(b) Neither the Company Group nor the Purchaser Parties shall (i) take or agree to take any action that might make any representation or warranty of such party inaccurate or misleading in any respect at, or as of any time prior to, the Closing Date or (ii) omit to take, or agree to omit to take, any action necessary to prevent any such representation or warranty from being inaccurate or misleading in any respect at any such time.

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7.2 Access to Information.

(a) From the date hereof until and including the Closing Date, subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to the Company Group by third parties that may be in the Company Group’s possession from time to time, and except for any information which in the opinion of legal counsel of the Company would result in the loss of attorney-client privilege or other privilege from disclosure, the Company Group shall, to the best of its ability, (i) continue to give the Purchaser Parties, their legal counsel and other representatives full access to the offices, properties and Books and Records, (ii) furnish to the Purchaser Parties and their legal counsel and other representatives such information relating to the Business as such Persons may request and (iii) cause the employees, legal counsel, accountants and representatives of the Company Group to cooperate with the Purchaser Parties in their investigation of the Business; provided that no investigation pursuant to this Section (or any investigation prior to the date hereof) shall affect any representation or warranty given by the Company Group and, provided further, that any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the Business of the Company Group. The Parties shall use commercially reasonable efforts to make alternative arrangements for such disclosure where the restrictions in the preceding sentence apply.

(b) From the date hereof until and including the Closing Date, subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to the Purchaser Parties by third parties that may be in the Purchaser Parties’ possession from time to time, and except for any information which in the opinion of legal counsel of the Parent would result in the loss of attorney-client privilege or other privilege from disclosure, the Purchaser Parties shall, to the best of their ability, (i) continue to give the Company Group, its legal counsel and other representatives full access to the offices, properties and Books and Records, (ii) furnish to the Company Group and their legal counsel and other representatives such information relating to its business as such Persons may request and (iii) cause the employees, legal counsel, accountants and representatives of the Purchaser Parties to cooperate with the Company Group in their investigation of the Purchaser Parties’ business; provided that no investigation pursuant to this Section (or any investigation prior to the date hereof) shall affect any representation or warranty given by the Purchaser Parties and, provided further, that any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Purchaser Parties. The Parties shall use commercially reasonable efforts to make alternative arrangements for such disclosure where the restrictions in the preceding sentence apply.

7.3 Notices of Certain Events. Each of the Company and Parent shall promptly notify the other party of:

(a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or that the transactions contemplated by this Agreement might give rise to any Action by or on behalf of such Person or result in the creation of any Lien on any of the securities of the Purchaser Parties or the Company Group (as applicable) or any of the assets of the Purchaser Parties or the Company Group (as applicable);

(b) any notice or other communication from any Authority in connection with the transactions contemplated by this Agreement or the Additional Agreements;

(c) any Actions commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting the consummation of the transactions contemplated by this Agreement or the Additional Agreements;

(d) the occurrence of any fact or circumstance which constitutes or results, or might reasonably be expected to constitute or result, in a Material Adverse Effect, or is of a nature that is or may be materially adverse to the operations or financial condition of Parent; and

(e) the occurrence of any fact or circumstance which results, or might reasonably be expected to result, in any representation made hereunder by the Company to be false in any material respect.

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7.4 SEC Filings.

(a) The Company Group acknowledges that:

(i) the Parent’s shareholders must approve the transactions contemplated by this Agreement prior to the Acquisition Merger contemplated hereby being consummated and that, in connection with such approval, the Parent must call an extraordinary general meeting of its shareholders requiring Parent to prepare and file with the SEC a proxy statement and proxy card (the “Proxy Statement”), which will be included in the Registration Statement;

(ii) the Parent will be required to file Quarterly and Annual reports that may be required to contain information about the transactions contemplated by this Agreement; and

(iii) the Parent will be required to file a Form 8-K to announce the transactions contemplated hereby and other significant events that may occur in connection with such transactions.

(b) Parent shall use its best efforts to timely file all reports, statements and schedules required under the Securities Act and the Exchange Act. In connection with any filing the Parent makes with the SEC that requires information about the transactions contemplated by this Agreement to be included, the Company Group will, and will use its best efforts to cause its Affiliates to, in connection with the disclosure included in any such filing or the responses provided to the SEC in connection with the SEC’s comments to a filing, use their best efforts to (subject to applicable Law) (i) cooperate with the Purchaser Parties, (ii) respond to questions about the Company Group required in any filing or requested by the SEC in a timely fashion, and (iii) promptly provide any information requested by the Purchaser Parties in connection with any filing with the SEC.

7.5 Company Group Cooperation. The Company Group acknowledges that a substantial portion of the filings with the SEC and mailings to the Parent’s shareholders with respect to the Proxy Statement and the Extension Proxy Statement shall include disclosure regarding the Company Group and its management, operations and financial condition. Accordingly, the Company Group agrees to use best efforts (subject to applicable Law) to as promptly as reasonably practical provide the Purchaser Parties with such information as shall be reasonably requested by the Purchaser Parties for inclusion in or attachment to the Proxy Statement and the Extension Proxy Statement, that is accurate in all material respects and complies as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and in addition shall contain substantially the same financial and other information about the Company Group and its stockholders or shareholders as is required under Regulation 14A of the Exchange Act regulating the solicitation of proxies. The Company Group understands that such information shall be included in the Proxy Statement, the Extension Proxy Statement and/or responses to comments from the SEC or its staff in connection therewith and mailings. The Company Group shall use best efforts to cause their managers, directors, officers and employees to be reasonably available to the Purchaser Parties and their counsel in connection with the drafting of such filings and mailings and responding in a timely manner to comments from the SEC.

7.6 Company Group Review. At a reasonable time prior to the filing, issuance, or other submission or public disclosure of any statement, filing, notice, application, press release or other document made by or on behalf of the Purchaser Parties to any Governmental Entity or other third party in connection with the transactions contemplated by this Agreement, including the Proxy Statement, the Registration Statement and the Extension Proxy Statement, any amendment or supplement thereto and any other filing with the SEC, or the submission of responses to comments from the SEC or its staff in connection therewith, the Company shall be given a reasonable opportunity to review and comment upon such document or response and give its consent to the form thereof, such consent not to be unreasonably withheld, conditioned or delayed, prior to filing, issuance, submission or disclosure thereof. Furthermore, the Purchaser Parties shall consider the comments of the Company Group in good faith and cooperate and mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed) any response to any SEC comments on any such document. The Purchaser Parties shall provide the Company Group with a reasonable opportunity to participate in the response of Parent to comments from the SEC or its staff.

7.7 Trust Account. The Company Group acknowledges that the Parent shall make appropriate arrangements to cause the funds in the Trust Account to be disbursed in accordance with the Trust Agreement and for the payment of (i) all amounts payable to the Converting Shareholders in connection with the Closing, (ii) the expenses owed to third parties, (iii) the Deferred Underwriting Amount to the underwriter in the IPO and (iv) the remaining monies in the Trust Account to the Purchaser Parties.

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7.8 Employees of the Company Group. Schedule 7.8 lists those employees designated by the Company Group as key personnel of the Company (the “Key Personnel”). The Key Personnel shall, as a condition to their continued employment with the Company post-Closing, execute and deliver to the Company Group (i) non-solicitation, non-service and confidentiality agreements in form and substance satisfactory to Purchaser (the “Confidentiality and Non-Solicitation Agreements”) and (ii) Labor Agreements. The Company shall use commercially reasonable efforts to satisfy all accrued obligations of the Company applicable to its employees, whether arising by operation of Law, by Contract, by past custom or otherwise, for payments by the Company to any trust or other fund or to any Authority, with respect to, social insurance benefits, housing fund benefits, unemployment or disability compensation benefits or otherwise.

7.9 Reporting and Compliance with Tax Law and Other Laws. From the date hereof through the Closing Date, the Company Group shall duly and timely file all Tax Returns required to be filed with the applicable Taxing Authorities, pay any and all material Taxes required by any Taxing Authority (other than Taxes being contested in good faith and for which adequate accruals or reserves have been established in accordance with U.S. GAAP) and duly observe and conform in all material respects, to all applicable Laws and Orders.

7.10 Reasonable Best Efforts to Obtain Consents. The Company Group shall use commercially reasonable efforts to obtain each third-party consent required under this Agreement as promptly as practicable hereafter.

7.11 Extension of Time to Consummate a Business Combination.

(a) Extension by Shareholder Approval.

(i) Parent shall prepare (with the Company Group’s reasonable cooperation) and, not later than December 31, 2020 (or such later date to which the Parties mutually agree in writing), shall file with the SEC a mutually acceptable proxy statement (such proxy statement, together with any amendments or supplements thereto, the “Extension Proxy Statement”) to amend the Parent Organizational Documents to extend the period of time Parent is afforded under its Organizational Documents and the final prospectus relating to the IPO to consummate an initial business combination from February 19, 2021 to May 19, 2021 (or such earlier date to which the Parties mutually agree in writing) (the “Extension Proposal”) on terms and conditions agreed upon by the parties. The Purchaser Parties shall cooperate and provide the Company Group (and its counsel) with a reasonable opportunity to review and comment on and approve in writing (which approval will not be unreasonably withheld, conditioned or delayed) the Extension Proxy Statement, and any amendment or supplement thereto, and any responses to comments from the SEC or its staff or the provision of additional information in connection therewith, prior to filing or delivery of the same with or to the SEC. The Purchaser Parties shall consider the comments of the Company in good faith. The Purchaser Parties, with the assistance and written approval of the Company Group, will promptly respond to any SEC comments on the Extension Proxy Statement and will use all commercially reasonable efforts to cause the Extension Proxy Statement to be cleared by the SEC as promptly as practicable after such filing. The Purchaser Parties will advise the Company promptly after: (A) the time when the Extension Proxy Statement has been filed; (B) in the event the Extension Proxy Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act; (C) in the event the preliminary Extension Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC; (D) the filing of any supplement or amendment to the Extension Proxy Statement; (E) any request by the SEC for amendment of the Extension Proxy Statement; (F) any comments from the SEC relating to the Extension Proxy Statement and responses thereto (and shall provide the Company with a copy or, in the case of oral communications, summary of such comments); (G) requests by the SEC for additional information (and shall provide the Company with a copy or, in the case of oral communications, summary of such request); and (H) any other communication, whether written or oral, from the SEC (and shall provide the Company with a copy or, in the case of oral communications, summary of such communication).

(ii) Each party shall promptly correct any information provided by it for use in the Extension Proxy Statement if and to the extent that such information is determined to have become false or misleading in any material respect or as otherwise required by applicable Laws. The Purchaser Parties shall amend or supplement the Registration Statement and cause the Registration Statement, as so amended or supplemented, to be filed with the SEC and shall cause the Proxy Statement to be disseminated to Parent’s shareholders, in each case as and to the extent required by applicable Laws and subject to the terms and conditions of this Agreement and Parent’s Organizational Documents.

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(iii) As promptly as practicable after the Extension Proxy Statement is cleared by the SEC, Parent shall distribute the Extension Proxy Statement to Parent’s shareholders and (x) having, prior to Effectiveness, established the record date therefor, shall duly call and give notice of an extraordinary general meeting of its shareholders (the “Extension Shareholders’ Meeting”) in accordance with its Organizational Documents and Cayman Islands Companies Law for a date no later than fifteen (15) Business Days prior to February 19, 2021, subject to Parent’s right to adjourn the Extension Shareholders’ Meeting as provided in this Agreement, (y) subject to the other provisions of this Agreement, shall solicit proxies from the Parent shareholders to vote in favor of the Extension Proposal, and shall duly convene and hold the Extension Shareholders’ Meeting, and (z) shall provide its shareholders with the opportunity to elect to convert their Parent Ordinary Shares into a pro rata portion of the Trust Fund in connection with the extension as provided for in Parent’s Organizational Documents. Parent may only adjourn the Extension Shareholders’ Meeting (i) to solicit additional proxies for the purpose of obtaining approval of the Extension Proposal or to take steps to reduce the number of Parent Ordinary Shares issued in the IPO as to which the holders thereof elect to convert such shares into a pro rata portion of the Trust Fund in connection with the extension as provided for in Parent’s Organizational Documents, (ii) if a quorum is not present at the Extension Shareholders’ Meeting, (iii) to amend the Extension Proposal, subject to the Company’s consent, not to be unreasonably withheld, conditioned or delayed, or (iv) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that Parent has determined in good faith after consultation with outside legal counsel is required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by shareholders of Parent prior to the Extension Shareholders’ Meeting; provided that the Extension Shareholders’ Meeting is reconvened as promptly as practical thereafter. Parent agrees that if the approval of the Extension Proposal shall not have been obtained at any such Extension Shareholders’ Meeting, then Parent shall continue until February 12, 2021 to take all such necessary actions and hold additional Extension Shareholders’ Meetings in order to obtain the approval of the Extension Proposal. If approval has not been obtained by February 12, 2021, Parent may cease seeking to have the Extension Proposal approved. Notwithstanding the foregoing, without the Company’s prior written consent, Parent may not take a vote at the Extension Shareholders’ Meeting if more than 25% of the Parent Ordinary Shares issued in the IPO elect to convert such shares into a pro rata portion of the Trust Fund in connection with the extension as provided for in Parent’s Organizational Documents.

(iv) The Purchaser Parties shall comply with all applicable provisions of and rules under the Exchange Act and all applicable provisions of Cayman Islands law in the preparation, filing and distribution of the Extension Proxy Statement, the solicitation of proxies thereunder, and the calling and holding of the Extension Shareholders’ Meeting (as defined below). Without limiting the foregoing, Parent, the Purchaser, and the Company shall each ensure that the Extension Proxy Statement does not, as of the date on which it is first distributed to Parent shareholders and the holders of the Company Capital Stock and Company Options, and as of the date of the Extension Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in light of the circumstances under which they were made, not misleading (provided that no Party shall be responsible for the accuracy or completeness of any information relating to another Party or any other information furnished by another party for inclusion in the Extension Proxy Statement).

(v) Parent, acting through its board of directors, shall include in the Extension Proxy Statement the recommendation of its board of directors that Parent’s shareholders vote in favor of the Extension Proposal, and shall otherwise use reasonable best efforts to obtain approval thereof. Neither Parent’s board of directors nor any committee or agent or representative thereof shall withdraw (or modify in a manner adverse to the Company), or propose to withdraw (or modify in a manner adverse to the Company) Parent’s board of director’s recommendation that the Parent shareholders vote in favor of the adoption of the Extension Proposal.

(vi) If the Extension Proposal is approved and the Parent is required to pay an additional amount into the Trust Account, (a) not later than the fifth Business Day prior to February 19, 2021, provided the Closing has not occurred, Parent shall deliver an extension letter to the Trustee substantially similar to Exhibit D to the Trust Agreement, signed on behalf of Parent by an executive officer of Parent, and (b) not later than February 19, 2021, provided the Closing has not yet occurred, the Company and the Parent shall deliver the aggregate amount necessary by wire transfer of immediately available funds to the Trustee, for deposit in the Trust Account in accordance with the extension letter and the Trust Agreement. Each of the Company and the Sponsor shall pay 50% of such payment. In exchange for any amounts so paid, the Company and the Sponsor will receive a promissory note as described in the Prospectus.

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(vii) The Company Group shall reimburse the Parent for the reasonable fees and disbursements of counsel to Parent incurred in connection with the preparation of the Extension Proxy Statement, up to a maximum aggregate amount of $20,000.

(b) Extension by Trust Payment. In the event the Closing has not occurred and the Extension Proposal has not been approved by the fifth Business Day prior to February 19, 2021, Parent shall take, and shall cause its Affiliates to take, all steps necessary in order to extend the period of time Parent is afforded under its Organizational Documents and the final prospectus relating to the IPO to consummate an initial business combination by an additional three months, or until May 19, 2021. Without limiting the foregoing, (a) not later than the fifth Business Day prior to February 19, 2021, provided the Closing has not occurred and the Extension Proposal has not been approved, Parent shall deliver an extension letter to the Trustee substantially similar to Exhibit D to the Trust Agreement, signed on behalf of Parent by an executive officer of Parent, and (b) not later than February 19, 2021, provided the Closing has not yet occurred and the Extension Proposal has not been approved, the Company and the Sponsor shall deliver an aggregate of $575,000 by wire transfer of immediately available funds (the “Extension Payment”) to the Trustee, for deposit in the Trust Account in accordance with the extension letter and the Trust Agreement. Each of the Company and the Sponsor shall pay 50% of the Extension Payment. In exchange for any amounts so paid, the Company and the Sponsor will receive a promissory note as described in the Prospectus. Simultaneously with the execution of this Agreement, the Sponsor has delivered to the Company Group and the Purchaser Parties a commitment agreement, pursuant to which the Sponsor has committed to fund its portion of the Extension Payment (the “Commitment Letter”).

ARTICLE VIII
ADDITIONAL COVENANTS OF THE PARTIES

The parties hereto covenant and agree that:

8.1 Reasonable Best Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, each party shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws, and cooperate as reasonably requested by the other parties, to consummate and implement expeditiously each of the transactions contemplated by this Agreement. The parties hereto shall execute and deliver such other documents, certificates, agreements and other writings and take such other actions as may be necessary or reasonably desirable in order to consummate or implement expeditiously each of the transactions contemplated by this Agreement.

8.2 Tax Matters.

(a) The Stockholders’ Representative shall prepare (or cause to be prepared) and file (or cause to be filed) on a timely basis (taking into account valid extensions of time to file) all Tax Returns of the Company Group required to be filed by the Company Group after the Closing Date for taxable periods ending on or before the Closing Date. Such Tax Returns shall be true, correct and complete, shall be prepared on a basis consistent with the similar Tax Returns for the immediately preceding taxable period, unless a contrary treatment is required by an intervening change in applicable law, and shall not make, amend, revoke or terminate any Tax election or change any accounting practice or procedure without the prior written consent of the Purchaser Parties. The cost of preparing such Tax Returns shall be borne by the Company Group. The Stockholders’ Representative shall give a copy of each such Tax Return to the Purchaser Parties with reasonable time prior to filing for its review and comment. The Stockholders’ Representative (prior to the Closing) and the Purchaser (following the Closing) shall cause the Company Group to cooperate in connection with the preparation and filing of such Tax Returns, to timely pay the Tax shown to be due thereon, and to furnish the Purchaser Parties proof of such payment. An exact copy of any such Tax Return relating solely to the Company Group filed by the Purchaser Parties or Stockholders’ Representative and evidence of payment of such Taxes shall be provided to the other party no later than ten (10) business days after such Tax Return is filed.

(b) The Purchaser Parties shall prepare (or cause to be prepared) and file (or cause to be filed) on a timely basis (taking into account valid extensions of time to file) all Tax Returns of the Company Group for taxable periods including the Closing Date but ending after the Closing Date. Any such Tax Returns for a period that includes the Closing Date shall be true, correct and complete, shall be prepared on a basis consistent with the similar Tax Returns for the immediately preceding taxable period. The Purchaser Parties shall give a copy of each such Tax Return to the Stockholders’ Representative with reasonable time prior to filing for his review and comment and Purchaser Parties shall not file such Tax Returns without the prior written consent of the Stockholders’ Representative.

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(c) Following the Closing, the Stockholders’ Representative may amend any Tax Return of the Company Group for any taxable period ending on or before the Closing with the consent of Purchaser, which consent shall not unreasonably be withheld, delayed or conditioned. The cost of preparing and filing such amended Tax Returns or participating in any such Tax proceeding shall be borne by the Company Group.

(d) Notwithstanding anything to the contrary in this Agreement, following the Closing, the Purchaser Parties may not file any Tax Return or amended Tax Return of the Company Group, or take any Tax related action relating to the Company Group (or otherwise change such Tax Returns) or make or change an election with respect to any taxable period ending on or before the Closing Date, without the written consent of the Stockholders’ Representative.

(e) Purchaser shall retain (or cause the Company Group to retain) all Books and Records with respect to Tax matters of the Company Group for Pre-Closing Periods for at least seven (7) years following the Closing Date, or, if later, until 60 days after the expiration of the applicable statute of limitations with respect to such Tax matters, and shall abide by all record retention agreements entered into by or with respect to the Company Group with any Taxing Authority.

(f) The Stockholders’ Representative and Purchaser Parties agree to furnish or cause to be furnished to each other, and upon request, as promptly as practicable, such information and assistance (including access to books and records) as is reasonably necessary for preparation of any return, claim for refund or audit, and the prosecution or defense of any claim, suit or proceeding relating to the Tax liability of the Company Group. The Company Group shall bear all out-of-pocket costs and expenses incurred in providing such assistance.

(g) In the event that a dispute arises between the Stockholders and Purchaser Parties as to any matter relating to Taxes attributable to the Company Group, the parties shall attempt in good faith to resolve such dispute, and any agreed upon amount shall be paid to the appropriate party. If such dispute is not resolved thirty (30) calendar days thereafter, the parties shall submit the dispute to an independent accounting firm mutually chosen by the Purchaser Parties and Stockholders’ Representative for resolution, which resolution shall be final, conclusive and binding on the parties. Notwithstanding anything in the Agreement to the contrary, the fees and expenses of the independent account firm in resolving this dispute shall be borne by the Company Group.

(h) The Purchaser Parties shall promptly notify the Stockholders’ Representative in writing upon receipt by the Purchaser Parties, any Affiliates or, after the Closing Date, the Company or any member of the Company Group, of notice of any pending or threatened federal, state, local or foreign Tax audits or assessments relating to any taxable period ending before the Closing Date or any taxable period including the Closing Date but ending after the Closing Date or relating to a Tax for which Stockholders may be liable pursuant to this Agreement. The Stockholders’ Representative shall have the sole right to represent the Company Groups’ interests in any Tax audit or administrative or court proceeding relating to a taxable period ending before the Closing Date or any taxable period including the Closing Date but ending after the Closing Date or relating to a Tax for which the Stockholders otherwise may be liable pursuant to this Agreement, and to employ counsel of the Stockholders’ Representative’s choice at the Stockholders’ Representatives’ (or the Stockholders’) expense, as appropriate; provided, however, that (i) Purchaser Parties and their representatives shall be permitted, at the Purchaser Parties’ expense, to be present at, and participate in, any such audit or proceeding, and (ii) the Stockholders’ Representative shall not settle any claim for Taxes which could adversely affect the liability for Taxes relating to any taxable period including the Closing Date but ending after the Closing Date without the prior written consent of the Purchaser Parties.

8.3 Settlement of Purchaser Parties’ Liabilities. Concurrently with the Closing, all outstanding Liabilities of the Purchaser Parties shall be settled and paid in full, including reimbursement of out-of-pocket expenses reasonably incurred by the Purchaser Parties’ officers, directors, or any of their respective Affiliates, in connection with identifying, investigating and consummating a business combination.

8.4 Compliance with SPAC Agreements. The Purchaser Parties shall comply with each of the applicable agreements entered into in connection with the IPO, except as otherwise set forth herein.

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8.5 Registration Statement.

(a) As promptly as practicable after receipt of the Audited Financial Statements and Interim Financial Statements (as defined below), the Purchaser Parties shall prepare with the assistance, cooperation and commercially reasonable efforts of the Company Group, and file with the SEC a registration statement on Form S-4 (as amended or supplemented from time to time, and including the Proxy Statement contained therein, the “Registration Statement”) in connection with the registration under the Securities Act of shares of Purchaser Common Stock and the Purchaser Warrants to be issued in the Reincorporation Merger and the Closing Shares and the Earn-out Shares to be issued in the Acquisition Merger, which Registration Statement will also contain a proxy statement of Parent (as amended, the “Proxy Statement”) for the purpose of offering and selling such securities to the holders of the Parent Securities, the Company Capital Stock and the Company Options and for the purpose of soliciting proxies from Parent shareholders for the matters to be acted upon at the Parent Extraordinary General Meeting and providing the public shareholders of Parent an opportunity in accordance with Parent’s Organizational Documents and the Prospectus to have their Parent Shares converted into a pro rata portion of the Trust Fund in connection with the Closing. The Proxy Statement shall include proxy materials for the purpose of soliciting proxies from Parent shareholders to vote, at an extraordinary general meeting of Parent shareholders to be called and held for such purpose (the “Parent Extraordinary General Meeting”), in favor of resolutions approving (i) the adoption and approval of this Agreement and the Additional Agreements and the transactions contemplated hereby or thereby, including the Reincorporation Merger and the Acquisition Merger, by the holders of Parent Ordinary Shares in accordance with the Parent’s Organizational Documents, Cayman Islands Companies Law and the rules and regulations of the SEC and Nasdaq; (ii) the approval of the PIPE Transaction; (iii) the election to the board of directors of the Purchaser of the individuals identified on Schedule 8.9 for the class of director set forth opposite the name of such individual; (iv) the approval of certain material differences between Parent’s Organizational Documents and the Purchaser’s Charter Documents, to be effective from and after the Closing, (v) the adoption of the Purchaser Plan (the “Plan Proposal”); (vi) approval of any other proposals reasonably agreed by Parent and the Company to be necessary or appropriate in connection with the transactions contemplated hereby such other matters as the Company Group and Parent shall hereafter mutually determine to be necessary or appropriate in order to effect the Reincorporation Merger, the Acquisition Merger and the other transactions contemplated by this Agreement (the approvals described in foregoing clauses (i) through (vi), collectively, the “Parent Shareholder Approval Matters”), and (vii) the adjournment of the Parent Extraordinary General Meeting, if necessary or desirable in the reasonable determination of Parent. Without the prior written consent of the Company, the Parent Shareholder Approval Matters shall be the only matters (other than procedural matters) which Parent shall propose to be acted on by the Parent shareholders at the Parent Extraordinary General Meeting. In connection with the Registration Statement, Parent, Purchaser and the Company Group will file with the SEC financial and other information about the transactions contemplated by this Agreement in accordance with applicable Law and applicable proxy solicitation and registration statement rules set forth in Parent’s Organizational Documents, Delaware Law and the rules and regulations of the SEC and Nasdaq. The Purchaser Parties shall cooperate and provide the Company Group (and its counsel) with a reasonable opportunity to review and comment on and approve in writing (which approval will not be unreasonably withheld, conditioned or delayed) the Registration Statement, and any amendment or supplement thereto and any exhibits thereto, and any responses to comments from the SEC or its staff or the provision of additional information in connection therewith, prior to filing or delivery of the same with or to the SEC. The Purchaser Parties shall consider the comments of the Company in good faith. The Company Group shall provide the Purchaser Parties with such information concerning the Company Group and its equity holders, officers, directors, employees, assets, Liabilities, condition (financial or otherwise), business and operations that may be required or appropriate for inclusion in the Registration Statement, or in any amendments or supplements thereto, which information provided by the Company Group shall be true and correct in all material respects and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made not materially misleading (subject to the qualifications and limitations set forth in the materials provided by the Company Group). If required by applicable SEC rules or regulations, such financial information provided by the Company Group must be reviewed or audited by the Company Group’s auditors. The Purchaser Parties shall provide such information concerning Parent, the Purchaser and their respective equity holders, officers, directors, employees, assets, Liabilities, condition (financial or otherwise), business and operations that may be required or appropriate for inclusion in the Registration Statement, or in any amendments or supplements thereto, which information provided by the Parent shall be true and correct in all material respects and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made not materially misleading. The Purchaser Parties, with the assistance and written approval of the Company Group, will promptly respond to any SEC comments on the Registration Statement and will use all commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act

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and the Proxy Statement cleared by the SEC as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Reincorporation Merger and the Acquisition Merger and the other transactions contemplated hereby. The Purchaser Parties will advise the Company promptly after: (A) the time when the Registration Statement has been filed; (B) in the event the Registration Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act; (C) in the event the preliminary Registration Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC; (D) the filing of any supplement or amendment to the Registration Statement; (E) any request by the SEC for amendment of the Registration Statement; (F) any comments from the SEC relating to the Registration Statement and responses thereto (and shall provide the Company with a copy or, in the case of oral communications, summary of such comments); (G) requests by the SEC for additional information (and shall provide the Company with a copy or, in the case of oral communications, summary of such request); and (H) any other material communication from the SEC (and shall provide the Company with a copy or, in the case of oral communications, summary of such communication).

(b) Each party shall, and shall cause each of its Subsidiaries to, make their respective directors, officers and employees, upon reasonable advance notice, available at a reasonable time and location to the Company Group, Parent and their respective representatives in connection with the drafting of the public filings with respect to the transactions contemplated by this Agreement, including the Registration Statement, and responding in a timely manner to comments from the SEC. Each party shall promptly correct any information provided by it for use in the Registration Statement (and other related materials) if and to the extent that such information is determined to have become false or misleading in any material respect or as otherwise required by applicable Laws. The Purchaser Parties shall amend or supplement the Registration Statement and cause the Registration Statement, as so amended or supplemented, to be filed with the SEC and shall cause the Proxy Statement to be disseminated to Parent’s shareholders, in each case as and to the extent required by applicable Laws and subject to the terms and conditions of this Agreement and Parent’s Organizational Documents.

(c) As soon as practicable following the SEC declaring the Registration Statement effective (“Effectiveness”), Parent shall distribute the Proxy Statement to Parent’s shareholders and (i) having, prior to Effectiveness, established the record date therefor, shall duly call and give notice of the Parent Extraordinary General Meeting in accordance with its Organizational Documents and Cayman Islands Companies Law for a date no later than forty-five (45) days following the effectiveness of the Registration Statement and (ii) subject to the other provisions of this Agreement, shall solicit proxies from the Parent shareholders to vote in favor of the adoption of this Agreement and the approval of the Reincorporation Merger and the Acquisition Merger and in favor of the other matters presented to the Parent shareholders for approval or adoption at the Parent Extraordinary General Meeting, including, without limitation, the Parent Shareholder Approval Matters, and shall duly convene and hold the Parent Extraordinary General Meeting. If on the date for which the Parent Extraordinary General Meeting is scheduled, Parent has not received proxies representing a sufficient number of shares to obtain the Required Parent Shareholder Approval (as defined below), whether or not a quorum is present, Parent shall make one or more successive postponements or adjournments of the Parent Extraordinary General Meeting; provided Parent and the Purchaser continue to comply with their obligations under this Section 8.5.

(d) Parent, the Purchaser, and the Company shall each comply with all applicable provisions of and rules under the Securities Act, Exchange Act, all applicable provisions of Delaware Law and Cayman Islands Companies Law, as applicable, in the preparation, filing and distribution of the Registration Statement and the Proxy Statement, the solicitation of proxies and issuance of securities thereunder, and the calling and holding of the Parent Extraordinary General Meeting. Without limiting the foregoing, Parent, the Purchaser, and the Company shall each ensure that each of the Registration Statement and the Proxy Statement do not, as of the date on which it is first distributed to Parent shareholders and the holders of the Company Capital Stock and Company Options, and as of the date of the Parent Extraordinary General Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in light of the circumstances under which they were made, not misleading (provided that no Party shall be responsible for the accuracy or completeness of any information relating to another Party or any other information furnished by another Party for inclusion in the Registration Statement or the Proxy Statement).

(e) Parent, acting through its board of directors, shall include in the Proxy Statement the recommendation of its board of directors that Parent’s shareholders vote in favor of the Parent Shareholder Approval Matters, and shall otherwise use reasonable best efforts to obtain approval of the matters referred to in Section 8.5(a). Neither Parent’s board of directors nor any committee or agent or representative thereof shall withdraw (or modify in

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a manner adverse to the Company), or propose to withdraw (or modify in a manner adverse to the Company) Parent’s board of director’s recommendation that the Parent shareholders vote in favor of the adoption of the Parent Shareholder Approval Matters.

(f) As soon as practicable following Effectiveness, the Company shall give notice in accordance with Delaware Law and the Company’s Organizational Documents to all of its Stockholders calling for a special meeting of such Stockholders to consider and vote upon this Agreement, the Acquisition Merger and the other transactions contemplated hereby, and shall hold such meeting as promptly as practicable after such notice is given (“Company Stockholder Meeting”). The Company shall timely send copies of the Proxy Statement and all other relevant information and documentation to the Stockholders in connection with the Company Stockholder Meeting. The Company and its board of directors shall cause the Company Stockholder Meeting to take place in accordance with the foregoing and in compliance with Delaware Law and the Company’s Organizational Documents and use reasonable best efforts to secure the Requisite Company Vote at the Company Stockholder Meeting. Notwithstanding the foregoing, at the election and option of the Company, the Company shall be permitted to obtain the Requisite Company Vote, without a need for calling a Company Stockholder Meeting, by obtaining the written consent of holders of shares of Company Capital Stock representing the Requisite Company Vote that is executed and delivered by such holders after Effectiveness and after the Proxy Statement is delivered to such holders; provided, that, in the event that the Company elects to obtain the Requisite Company Vote pursuant to such written consent, consents with respect to this Agreement, the Acquisition Merger and the other transactions contemplated hereby will be solicited from all holders of shares of Company Capital Stock. The Company shall use its reasonable best efforts to cause the Stockholders to (i) to vote (in person, by proxy or by action by written consent, as applicable) all of their Company Capital Stock in favor of, and adopt, this Agreement and the Acquisition Merger and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate the Acquisition Merger and (ii) to execute and deliver all related documentation and take such other action in support of the Acquisition Merger as shall reasonably be requested by the Company in connection with the Acquisition Merger.

8.6 Confidentiality. Except as necessary to complete the Proxy Statement, Registration Statement and Extension Proxy Statement, the Company Group, on the one hand, and the Purchaser Parties, on the other hand, shall hold and shall cause their respective representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of Law, all documents and information concerning the other party furnished to it by such other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (a) previously known by the party to which it was furnished, (b) in the public domain through no fault of such party or (c) later lawfully acquired from other sources, which source is not the agent of the other party, by the party to which it was furnished), and each party shall not use such information, except in connection with the transactions contemplated by this Agreement, or release or disclose such information to any other person, except its representatives in connection with this Agreement. In the event that any party believes that it is required to disclose any such confidential information pursuant to applicable Laws, such party shall give timely written notice to the other parties so that such parties may have an opportunity to obtain a protective order or other appropriate relief. Each party shall be deemed to have satisfied its obligations to hold confidential information concerning or supplied by the other parties if it exercises the same care as it takes to preserve confidentiality for its own similar information, but in no event with less than a commercially reasonable degree of care. The parties acknowledge that some previously confidential information will be required to be disclosed in the Proxy Statement.

8.7 Available Funding; Company Capitalization Matters.

(a) Concurrently with or prior to the Closing, each party will use its reasonable best efforts to ensure that:

(i) Parent or the Purchaser consummates the sale of securities pursuant to the PIPE Documents, and/or otherwise sells common stock, convertible preferred stock, ordinary shares, preference shares, convertible notes or debt notes of Parent or the Purchaser in a private placement, and/or

(ii) holders of the Parent Ordinary Shares do not elect to convert their Parent Ordinary Shares into a pro rata portion of the Trust Fund in connection with the Closing as provided for in Parent’s Organizational Documents and the Prospectus, including by having third-party investors who indicate their intention not to elect conversion purchase Parent Ordinary Shares in the public market,

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such that, in the aggregate, Purchaser has no less than $15,000,000 in cash and cash equivalents available to it immediately after the Closing, including the proceeds from the Trust Fund (after payment of the amounts set forth in clauses (i) to (iii) of Section 7.7 above) and the net proceeds from the PIPE Transaction and/or such other private placement.

(b) Without limiting Section 8.7(a) above, Parent and the Purchaser shall use their commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and obtain the PIPE Transaction on the terms set forth in the PIPE Documents, including using Parent’s and the Purchaser’s commercially reasonable efforts to (i) maintain in full force and effect the PIPE Documents in accordance with the terms thereof, (ii) satisfy on a timely basis all conditions to obtaining the PIPE Transaction set forth in the PIPE Documents that are applicable to Parent, the Purchaser or any of its Subsidiaries and within the control of Parent, the Purchaser or any of its Subsidiaries, and to consummate the PIPE Transaction at or prior to the Closing, including causing the investor parties thereto to fund the PIPE Transaction at the Closing, (iii) comply on a timely basis with Parent’s and the Purchaser’s obligations under the PIPE Documents, and (iv) enforce Parent’s and the Purchaser’s rights under the PIPE Documents, including (if requested by the Company) by assigning the rights of Parent or the Purchaser to bring such lawsuits to the Company so as to enable the Company to file such lawsuits against the investors on behalf of Parent or the Purchaser. Parent shall provide the Company with copies of all documents relating to the PIPE Transaction and shall give the Company prompt written notice upon becoming aware of (A) any breach or default (or any event or circumstance which, with or without notice, lapse of time or both, could reasonably be expected to give rise to any breach or default) by any party to any of the PIPE Documents, (B) any actual or potential failure to carry out any of the terms of any of the PIPE Documents, (C) any actual or threatened termination or repudiation of any of the PIPE Documents by any party thereto, (D) any material dispute or disagreement between or among any of the parties to any of the PIPE Documents or (E) the occurrence of an event or development that Parent reasonably expects to have a material and adverse impact on the ability of Parent or the Purchaser to obtain all or any portion of the PIPE Transaction. Without the prior written consent of the Company, neither Parent nor the Purchaser shall permit any material amendment or modification to be made to, or any waiver of any material provision or remedy under, any of the PIPE Documents (including, without limitation, any amendment, modification or waiver that (v) adversely affects the availability of all or any portion of the PIPE Transaction, (w) adversely affects the termination provisions of, or would result in the termination of, any of the PIPE Documents, (x) reduces the aggregate amount of the PIPE Transaction, (y) imposes additional conditions precedent to the availability of the PIPE Transaction or amends or modifies any of the existing conditions to the funding of the PIPE Transaction, or (z) adversely impacts the ability of Parent or the Purchaser to enforce its rights against the investors under any of the PIPE Documents), or release or consent to the termination of the obligations of the investors under any of the PIPE Documents.

(c) Notwithstanding anything in this Agreement to the contrary, (i) the Company or the Purchaser shall be permitted to negotiate, enter into definitive agreements for and consummate prior to or after the Closing the repurchase of shares of Company Capital Stock (or shares of Purchaser Common Stock issued in exchange therefor) from one or more Stockholders, and/or grant a put option entitling one or more Stockholders to sell shares of Company Capital Stock (or shares of Purchaser Common Stock issued in exchange therefor) to the Company or Purchaser prior to or after the Closing, for an aggregate purchase price not to exceed $8,000,000, (ii) the Company shall be permitted to negotiate, enter into definitive agreements for and consummate at any time prior to the Closing the sale and issuance of convertible notes of the Company, provided such notes are required to be converted into or exchanged for the shares of Company Common Stock immediately prior to the Closing, and (iii) in connection with the signing of this Agreement and the completion of the Bridge Loan, the Company shall be permitted to issue shares of Company Common Stock upon the conversion or exchange of indebtedness of the Company outstanding on or prior to the date hereof.

8.8 Directors’ and Officers’ Indemnification and Insurance.

(a) The parties agree that all rights to exculpation, indemnification and advancement of expenses existing in favor of the current or former directors and officers of the Purchaser Parties and the Company Group (the “D&O Indemnified Persons”) as provided in their respective Organizational Documents, in each case as in effect on the date of this Agreement, or under any indemnification, employment or other similar agreements between any D&O Indemnified Person and any of the Purchaser Parties or the Company Group in effect on the date hereof, shall survive the Closing and continue in full force and effect in accordance with their respective terms to the maximum extent permitted by applicable Law. For a period of six (6) years after the Reincorporation Effective Time, Purchaser shall cause the Organizational Documents of Purchaser and the Company Group to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to D&O Indemnified Persons than

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are set forth as of the date of this Agreement in the Organizational Documents of the Purchaser Parties and the Company Group to the extent permitted by applicable Law. The provisions of this Section 8.8 shall survive the Closing and are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Persons and their respective heirs and representatives.

(b) Upon the Closing, the Purchaser shall, or shall cause its Affiliates to, obtain a “tail” insurance policy that provides coverage for at least a six-year period from the Closing Date, for the benefit of the D&O Indemnified Persons with respect to claims arising from acts, events or omissions that occurred at or prior to the Closing, including with respect to the transactions contemplated by this Agreement (the “D&O Tail Insurance”), that is substantially equivalent to and in any event not less favorable in the aggregate than Parent’s or the Company Group’s existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage. The premium for such tail insurance policy shall be paid for by the Surviving Corporation; provided that in no event shall the Surviving Corporation be required to expend for such policies pursuant to this Section 8.8(b) an annual premium amount in excess of 200% of the amount per annum the Parent and the Company Group paid in their last full fiscal year, which amount is set forth in Schedule 8.8(b). Parent shall cause such D&O Tail Insurance to be maintained in full force and effect, for its full term, and cause the other Purchaser Parties to honor all obligations thereunder.

(c) Upon the Closing, the Purchaser shall purchase a directors’ and officers’ insurance policy in an amount to be mutually agreed by the Purchaser Parties and the Company Group which policy provides liability insurance coverage with respect to claims arising from acts, events or omissions that occur after the Closing. The cost of such policy shall be borne by the Purchaser. Such policy shall be from an insurance carrier with the same or better credit rating as the current insurance carrier(s) of the Parent and the Company Group with respect to directors’ and officers’ liability insurance.

(d) On the Closing Date, the Purchaser shall enter into customary indemnification agreements reasonably satisfactory to all parties with the individuals set forth on Schedule 8.8(d), which indemnification agreements shall continue to be effective following the Closing.

(e) If the Purchaser or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, in each such case, to the extent necessary, proper provision will be made so that the successors and assigns of the Purchaser assume the obligations set forth in this Section 8.8.

(f) The provisions of this Section 8.8 are intended to be for the benefit of, and will be enforceable by, each of the D&O Indemnified Persons and may not be changed after Closing without the consent of a majority of those D&O Indemnified Persons serving on Parent’s board of directors after the Closing Date.

8.9 Directors and Officers of Purchaser After the Acquisition Merger.

(a) Except as otherwise agreed in writing by the Company and Parent prior to the Closing, the parties shall take all necessary action so that (a) all of the members of the board of directors of Purchaser and all officers of Purchaser resign effective as of the Closing unless such member or officer is included on Schedule 8.9, (b) the number of directors constituting the board of directors of Purchaser shall be such number as is specified on Schedule 8.9, and (c) the persons listed in Schedule 8.9 are elected to the positions of officers and directors of Purchaser, as set forth therein, to serve in such positions effective immediately after the Closing. If any Person listed in Schedule 8.9 is unable to serve, the party appointing such Person shall designate a successor.

(b) From and after the Closing, the Stockholder set forth in Schedule 8.9 shall have the right to designate (i) an individual for appointment and/or nomination to the Purchaser’s board of directors and (ii) an individual for appointment and/or nomination to the Company’s board of directors, on terms and conditions set out in a letter agreement to be entered into between the Purchaser, the Company and such Stockholder prior to the Closing (which terms and conditions shall be reasonably acceptable to the Purchaser, the Company and such Stockholder). The provisions of this Section 8.9(b) are intended to be for the benefit of, and will be enforceable by, such Stockholder and notwithstanding Section 13.15, may not be changed without the consent of such Stockholder.

8.10 Securities Listing. Parent, the Purchaser and the Company shall use commercially reasonable efforts to continue the listing for trading of the Purchaser Common Stock on Nasdaq.

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8.11 Purchaser Plan. Prior to the Closing Date and provided that the Plan Proposal is approved at the Parent Extraordinary General Meeting, Purchaser shall cause to be adopted the Purchaser Plan, the proposed form and terms of which shall be prepared and delivered by the Company and which shall be reasonably acceptable to Parent, and which shall provide that a number of shares of Purchaser Common Stock in an amount to be mutually agreed by the Company and Parent shall be reserved for issuance pursuant to the Purchaser Plan.

8.12 Lock-Up Agreements. Prior to the Closing Date, the Parent Initial Shareholders shall enter into the Lock-Up Agreements applicable to the Purchaser Securities issued pursuant to the Redomestication Merger in exchange for the Parent Ordinary Shares issued prior to the IPO, the Parent Units that were not registered for sale in connection with the IPO and the Parent Units, if any, issued to the Parent Initial Shareholders or their Affiliates upon conversion of loans made in order to meet Parent’s working capital needs, the provisions of which Lock-Up Agreements shall supersede the restrictions on transfer applicable to such securities as of the date hereof.

8.13 Registration Rights Agreements. Prior to the Closing Date, the Purchaser shall enter into the Registration Rights Agreement with the Stockholders listed on the signature page thereto, pursuant to which such Stockholders will be granted certain registration rights relating to the Closing Shares and the Earn-out Shares to be received by them herein. Parent shall use reasonable best efforts to terminate the Registration Rights Agreement, dated as of February 13, 2020, by and among Parent and the Parent Initial Shareholders party thereto (as amended, the “Parent Registration Rights Agreement”), prior to the Closing Date, and shall offer such Parent Initial Shareholders the opportunity to enter into the Registration Rights Agreement in connection with the consummation of the transactions contemplated hereby with respect to the securities registrable pursuant to Parent Registration Rights Agreement.

8.14 Annual and Interim Financial Statements. As promptly as practicable following the execution of this Agreement, and in no event later than December 15, 2020, the Company shall provide the Parent with the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2019 and 2018, including the audited consolidated balance sheets as of such dates, the audited consolidated income statements for the twelve (12) month periods ended on such dates, and the audited consolidated cash flow statements for the twelve (12) month periods ended on such dates (the “Audited Financial Statements”), and reviewed financial statements for the nine month periods ended September 30, 2020 and 2019, including the consolidated balance sheets as of such dates, the audited consolidated income statements for the nine (9) month periods ended on such dates, and the audited consolidated cash flow statements for the nine (9) month periods ended on such dates (the (“Interim Financial Statements”). The Audited Financial Statements and the Interim Financial Statements shall be prepared in accordance with the requirements of the public company accounting oversight board and be in form suitable for including in the Registration Statement. Thereafter, the Company shall provide the Parent with consolidated annual or interim financial information of the Company no later than ninety (90) calendar days following the end of each applicable annual period and no later than forty-five (45) calendar days following the end of each applicable interim period (the “Further Financial Statements”). If the Company does not deliver the Audited Financial Statements and Interim Financial Statements as required by this Section 8.14, the Parent shall have the right to terminate this Agreement in accordance with Article XII hereof.

ARTICLE IX
CONDITIONS TO CLOSING

9.1 Condition to the Obligations of the Parties. The obligations of all of the parties hereto to consummate the Closing are subject to the satisfaction of all the following conditions:

(a) No provisions of any applicable Law, and no Order shall prohibit or prevent the consummation of the Closing.

(b) There shall not be any Action brought by a third party that is not an Affiliate of the parties hereto that is reasonably likely to (i) cause any of the transactions to be rescinded following consummation, or (ii) affect materially and adversely or otherwise encumber the title of the shares of Purchaser Common Stock to be issued by Purchaser in connection with the Acquisition Merger or the right of the Company to own, operate or control any of the assets and operations of the Company following the Acquisition Merger, and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect.

(c) The Reincorporation Merger shall have been consummated and the applicable certificates filed in the appropriate jurisdictions.

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(d) The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued.

(e) Each of the Additional Agreements and the amendments to the Warrant Agreement and Purchaser UPOs set forth in Sections 2.6(d) and (e) above, respectively, shall have been entered into and the same shall be in full force and effect.

(f) The Parent Shareholder Approval Matters that are submitted to the vote of the shareholders of Parent at the Parent Extraordinary General Meeting in accordance with the Proxy Statement and Parent’s Organizational Documents shall have been approved by the requisite vote of the shareholders of Parent at the Parent Extraordinary General Meeting in accordance with Parent’s Organizational Documents, applicable Law and the Proxy Statement (the “Required Parent Shareholder Approval”).

(g) Purchaser shall have at least $5,000,001 of net tangible assets immediately prior to or upon the Closing, after taking into account the net proceeds from the PIPE Transaction and the payment of all amounts payable to the Converting Shareholders.

(h) This Agreement, the Certificate of Merger and the transactions contemplated hereby and thereby, including the Acquisition Merger, shall have been authorized and approved by the holders of shares of Company Common Stock constituting the Requisite Company Vote in accordance with Delaware Law and the Company’s Organizational Documents.

9.2 Conditions to Obligations of the Purchaser Parties. The obligation of the Purchaser Parties to consummate the Closing is subject to the satisfaction, or the waiver at the Purchaser Parties’ sole and absolute discretion, of all the following further conditions:

(a) The Company Group shall have duly performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date.

(b) All of the representations and warranties of the Company Group contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, regardless of whether it involved a known risk, shall be true and correct (except as provided in the disclosure schedules pursuant to Article V) as of the Closing Date (provided that if any such representation and warranty speaks to a specific date prior to the Closing Date, such representation and warranty need only be true and correct as of such earlier date), other than as would not in the aggregate reasonably be expected to have a Material Adverse Effect.

(c) There shall have been no event, change or occurrence which individually or together with any other event, change or occurrence, would reasonably be expected to have a Material Adverse Effect, regardless of whether it involved a known risk.

(d) The Purchaser Parties shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of the Company to the effect set forth in clauses (a) through (c) of this Section 9.2.

(e) All Company Group Consents set forth on Schedule 5.10 shall have been obtained, and no such consent shall have been revoked.

(f) The Purchaser Parties shall have received copies of all Governmental Approvals, in form and substance reasonably satisfactory to the Purchaser Parties, and no such Governmental Approval shall have been revoked.

(g) The Key Personnel shall have executed the Labor Agreements, Non-disclosure and Non-solicitation Agreements, and the same shall be in full force and effect.

(h) The Purchaser Parties shall have received Schedules updated as of the Closing Date.

(i) The Company shall have duly elected a Chief Financial Officer reasonably acceptable to the Purchaser Parties.

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9.3 Conditions to Obligations of the Company Group. The obligations of the Company Group to consummate the Closing is subject to the satisfaction, or the waiver at the Company’s discretion, of all of the following further conditions:

(a) The Purchaser Parties shall have duly performed in all material respects all of their obligations hereunder required to be performed by them at or prior to the Closing Date.

(b) All of the representations and warranties of the Purchaser Parties contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, regardless of whether it involved a known risk, shall be true and correct (except as provided in the disclosure schedules pursuant to Article VI) as of the Closing Date (provided that if any such representation and warranty speaks to a specific date prior to the Closing Date, such representation and warranty need only be true and correct as of such earlier date), other than as would not in the aggregate reasonably be expected to have a Material Adverse Effect.

(c) There shall have been no event, change or occurrence which individually or together with any other event, change or occurrence, could reasonably be expected to have a Material Adverse Effect, regardless of whether it involved a known risk.

(d) The Company Group shall have received a certificate signed by an authorized officer of each Purchaser Party to the effect set forth in clauses (a) through (c) of this Section 9.3.

(e) From the date hereof until the Closing, the Purchaser Parties shall have been in material compliance with the reporting requirements under the Securities Act and the Exchange Act applicable to the Purchaser Parties.

(f) The Purchaser Parties shall have a gross amount of no less than $15,000,000 in cash and cash equivalents available to it immediately after the Closing, including the proceeds from the Trust Fund (after payment of the amounts set forth in clauses (i) to (iii) of Section 7.7 above) and the net proceeds from the PIPE Transaction.

(g) The Purchaser Common Stock shall have been approved for listing on Nasdaq, subject only to official notice thereof.

(h) The Parent Registration Rights Agreement shall have been terminated.

(i) The Company shall have received Schedules updated as of the Closing Date.

ARTICLE X
INDEMNIFICATION

10.1 Indemnification of Purchaser.

(a) Subject to the terms and conditions of this Article X and from and after the Closing Date, the Purchaser, each of its Affiliates and each of its and their respective members, managers, partners, directors, officers, employees, stockholders, attorneys and agents and permitted assigns (the “Purchaser Indemnified Parties”) shall be indemnified and held harmless against and in respect of any and all out-of-pocket loss, cost, payment, demand, penalty, forfeiture, expense, liability, judgment, deficiency or damage (including actual costs of investigation and attorneys’ fees and other costs and expenses) (all of the foregoing collectively, “Losses”) incurred or sustained by the Purchaser Indemnified Parties as a result of or in connection with any breach, inaccuracy or nonfulfillment of any of the representations, warranties and covenants of the Company Group contained herein. Notwithstanding the foregoing, (i) no Purchaser Indemnified Party shall assert any claim, and shall not be entitled to indemnification, unless and until the aggregate amount of all Losses indemnifiable hereunder exceeds an amount equal to $560,000 (the “Threshold”), in which event the Purchaser Indemnified Party shall be indemnified for the aggregate amount of all Losses in excess of the Threshold, and (ii) any liability incurred pursuant to the terms of this Article X shall be paid solely by the return for cancellation of the Escrow Shares in accordance with the terms and conditions of an escrow agreement to be entered into at the Closing between the Purchaser, the Company, the Stockholders’ Representative, and Continental Stock Transfer & Trust Company (the “Escrow Agreement”).

(b) Subject to the terms and conditions of this Article X and from and after the Closing Date, the Stockholders (other than the Bridge Lender in its capacity as the holder of the Bridge Loan Shares), each of their respective Affiliates and each of their respective members, managers, partners, directors, officers, employees,

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stockholders, attorneys and agents and permitted assigns (the “Company Indemnified Parties” and the Company Indemnified Parties or the Purchaser Indemnified Parties, as applicable, the “Indemnified Parties”) shall be indemnified and held harmless against and in respect of any and all Losses incurred or sustained by the Company Indemnified Parties as a result of or in connection with any breach, inaccuracy or nonfulfillment of any of the representations, warranties and covenants of the Purchaser Parties contained herein. Notwithstanding the foregoing, (i) no Company Indemnified Party shall assert any claim, and shall not be entitled to indemnification, unless and until the aggregate amount of all Losses indemnifiable hereunder exceeds the Threshold, in which event the Company Indemnified Party shall be indemnified for the aggregate amount of all Losses in excess of the Threshold, and (ii) any liability incurred pursuant to the terms of this Article X shall be paid solely by the issuance of shares of the Purchaser Common Stock. In no event shall the Purchaser Indemnifying Parties’ aggregate indemnification obligations under this Agreement exceed a number of newly issued shares of Purchaser Common Stock equal to the initial number of Escrow Shares (as appropriately adjusted to reflect any reclassification, recapitalization, stock split (including a reverse stock split), or combination, exchange, readjustment of shares, or similar transaction, or any stock dividend or distribution paid in stock) (the “Reserve Shares”).

(c) In no event shall “Losses” recoverable under this Agreement be deemed to include (i) indirect, incidental or consequential damages, lost profits, diminution in value, business interruption, special or punitive damages and, in particular, no “multiple of profits” or “multiple of cash flow” or similar valuation methodology shall be used in calculating the amount of any Losses, (ii) any damages caused by a change in law, administrative practice, the making of any legislation, the withdrawal of extra statutory concession previously made by any taxation or revenue authority or published interpretation of the law, after the date of this Agreement including any increase in the rates of taxation, or any imposition of any Tax or any withdrawal of relief from taxation not in effect at the date of this Agreement whether or not the change purports to be effective retrospectively in whole or part, (iii) any damages caused by any change in U.S. GAAP, or (iv) any damages caused by any change in the accounting policies or practices of any party after the date of this Agreement.

10.2 Procedure. The following shall apply with respect to all claims by an Indemnified Party for indemnification:

(a) An Indemnified Party shall give the Stockholders’ Representative, in the case of a claim by a Purchaser Indemnified Party, or the Purchaser, in the case of a claim by a Company Indemnified Party, prompt notice (an “Indemnification Notice”) of any third-party action with respect to which such Indemnified Party seeks indemnification pursuant to Section 10.1 (a “Third-Party Claim”), which shall describe in reasonable detail the Loss that has been or may be suffered by the Indemnified Party. The failure to give the Indemnification Notice shall not impair any of the rights or benefits of such Indemnified Party under Sections 11.1 and 11.2, except to the extent such failure materially and adversely affects the ability of the Stockholders, in the case of a claim by a Purchaser Indemnified Party, or the Purchaser, in the case of a claim by a Company Indemnified Party (in such capacity, the “Indemnifying Party”) to defend such claim or increases the amount of such liability.

(b) In the case of any Third-Party Claims as to which indemnification is sought by an Indemnified Party, such Indemnified Party shall be entitled, at the sole expense and liability of the Indemnifying Parties (provided that the Indemnifying Parties shall not be responsible for attorneys’ fees and other costs and expenses, except for the reasonable fees and expenses of one firm acting as counsel to the Indemnified Parties and one firm acting as local counsel, if necessary), to exercise full control of the defense, compromise or settlement of any Third-Party Claim unless the Indemnifying Parties, within a reasonable time after the giving of an Indemnification Notice by such Indemnified Party (but in any event within ten (10) days thereafter), shall (i) notify such Indemnified Party in writing of the intention of the Indemnifying Parties to assume the defense thereof, and (ii) retain legal counsel reasonably satisfactory to such Indemnified Party to conduct the defense of such Third-Party Claim.

(c) If the Indemnifying Parties assume the defense of any such Third-Party Claim pursuant to Section 10.2(b), then the Indemnified Party shall cooperate with the Indemnifying Parties in any manner reasonably requested in connection with the defense, and the Indemnified Party shall have the right to be kept fully informed by the Indemnifying Parties and their legal counsel with respect to the status of any legal proceedings, to the extent not inconsistent with the preservation of attorney-client or work product privilege. If the Indemnifying Parties so assume the defense of any such Third-Party Claim, the Indemnified Party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of such Indemnified Party unless (i) the Indemnifying Parties have agreed to pay such fees and expenses, or (ii) the named parties to any such Third-Party Claim

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(including any impleaded parties) include an Indemnified Party and an Indemnifying Party and such Indemnified Party shall have been advised by its counsel that there may be a conflict of interest between such Indemnified Party and the Indemnifying Parties in the conduct of the defense thereof, and in any such case the reasonable fees and expenses of one firm acting as such separate counsel and one firm acting as local counsel, if necessary, shall be borne by the Indemnifying Parties.

(d) If the Indemnifying Parties elect to assume the defense of any Third-Party Claim pursuant to Section 10.2(b), the Indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless the Indemnifying Parties withdraw from or fail to vigorously prosecute the defense of such asserted liability, or unless a judgment is entered against the Indemnified Party for such liability. If the Indemnifying Parties do not elect to defend, or if, after commencing or undertaking any such defense, the Indemnifying Parties fail to adequately prosecute or withdraw such defense, the Indemnified Party shall have the right to undertake the defense or settlement thereof, at the Indemnifying Parties’ expense (provided that the Indemnifying Parties shall not be responsible for attorneys’ fees and other costs and expenses, except for the reasonable fees and expenses of one firm acting as counsel to the Indemnified Parties and one firm acting as local counsel, if necessary). Notwithstanding anything to the contrary, the Indemnifying Parties shall not be entitled to control, but may participate in, and the Indemnified Party (at the expense of the Indemnifying Parties, provided that the Indemnifying Parties shall not be responsible for attorneys’ fees and other costs and expenses, except for the reasonable fees and expenses of one firm acting as counsel to the Indemnified Parties and one firm acting as local counsel, if necessary) shall be entitled to have sole control over, the defense or settlement of (x) that part of any Third-Party Claim (i) that seeks a temporary restraining order, a preliminary or permanent injunction or specific performance against the Indemnified Party, or (ii) to the extent such Third-Party Claim involves criminal allegations against the Indemnified Party or (y) the entire Third-Party Claim if such Third-Party Claim would impose liability on the part of the Indemnified Party in an amount which is greater than twice the amount as to which the Indemnified Party is entitled to indemnification under this Agreement. In the event the Indemnified Party retains control of the Third-Party Claim, the Indemnified Party will not settle the subject claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld or delayed.

(e) If an Indemnified Party undertakes the defense of any such Third-Party Claim pursuant to Section 10.1 and proposes to settle the same prior to a final judgment thereon or to forgo appeal with respect thereto, then the Indemnified Party shall give the Indemnifying Parties prompt written notice thereof and the Indemnifying Parties shall have the right to participate in the settlement, assume or reassume the defense thereof or prosecute such appeal, in each case at the Indemnifying Parties’ expense. The Indemnifying Parties shall not, without the prior written consent of such Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed) settle or compromise or consent to entry of any judgment with respect to any such Third-Party Claim (i) in which any relief other than the payment of money damages is or may be sought against such Indemnified Party, (ii) in which such Third-Party Claim could be reasonably expected to impose or create a monetary liability on the part of the Indemnified Party (such as an increase in the Indemnified Party’s income Tax), other than the monetary claim of the third party in such Third-Party Claim being paid pursuant to such settlement or judgment and other than a monetary claim for which the Indemnified Party is indemnified hereunder, or (iii) which does not include as an unconditional term thereof the giving by the claimant, person conducting such investigation or initiating such hearing, plaintiff or petitioner to such Indemnified Party of a release from all liability with respect to such Third-Party Claim and all other actions (known or unknown) arising or which might arise out of the same facts.

(f) Following the Closing, the disinterested independent directors of the Purchaser shall have the authority to institute and prosecute any claims for indemnification hereunder in good faith on behalf of the Purchaser to enforce the terms of this Agreement.

10.3 Escrow of Escrow Shares by Stockholders.

(a) Establishment of Escrow. The Company Group and the Stockholders’ Representative hereby authorize the Purchaser to deliver the Escrow Shares to the Escrow Agent to hold in escrow (the “Escrow Fund”) pursuant to the Escrow Agreement. The Escrow Shares shall be allocated among the Stockholders (other than the Bridge Lender in its capacity as the holder of the Bridge Loan Shares) in proportion to the number of Closing Shares actually issued to each such Stockholder in the Acquisition Merger.

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(b) Escrow Shares; Payment of Dividends; Voting. Any dividends, interest payments, or other distributions made in respect of the Escrow Shares, other than dividends or distributions payable in cash, will be delivered promptly to the Escrow Agent to be held in escrow. The Stockholders shall be entitled to vote the Escrow Shares on any matters to come before the stockholders of the Purchaser.

(c) Distribution of Escrow Shares. At the times provided for in Section 10.3(d), the Escrow Shares shall be released and transferred by the Escrow Agent to the Stockholders’ Representative for distribution to the Stockholders (other than the Bridge Lender in its capacity as the holder of the Bridge Loan Shares). The Escrow Shares shall be distributed among the Stockholders (other than the Bridge Lender in its capacity as the holder of the Bridge Loan Shares) in proportion to the number of Closing Shares actually issued to each such Stockholder in the Acquisition Merger. The Purchaser will take such action as may be necessary to cause such securities to be issued in the names of the appropriate persons. Certificates representing Escrow Shares so issued that are subject to resale restrictions under applicable securities laws will bear a legend to that effect. No fractional shares shall be released and delivered from the Escrow Fund to the Stockholders’ Representative and all fractional shares shall be rounded to the nearest whole share.

(d) Assignability. No Escrow Shares or any beneficial interest therein may be pledged, sold, assigned or transferred, including by operation of law, by the Stockholders or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of the Stockholders, prior to the transfer and delivery to such Stockholders of the Escrow Fund by the Escrow Agent as provided herein.

(e) Release from Escrow Fund. Within five (5) business days following expiration of the Survival Period (the “Release Date”), the Escrow Shares will be released from escrow to the Stockholders’ Representative less the number or amount of Escrow Shares (valued at the then market value per share) equal to the amount of any potential Losses set forth in any Indemnification Notice from the Purchaser with respect to any pending but unresolved claim for indemnification. Prior to the Release Date, the Stockholders’ Representative shall issue to the Escrow Agent a certificate executed by him (which shall not be unreasonably withheld, conditioned or delayed) instructing the Escrow Agent to release such number of Escrow Shares determined in accordance with this Section 10.3(d). Any Escrow Shares retained in escrow as a result of the immediately preceding sentence shall be released and transferred to the Stockholders’ Representative promptly upon resolution of the related claim for indemnification in accordance with the provisions of this Article X. Notwithstanding anything to the contrary contained herein, any indemnification payments will be made to Purchaser or its successors. Any Escrow Shares received by Purchaser as an indemnification payment shall be promptly cancelled by Purchaser after its receipt thereof.

10.4 Payment of Indemnification.

(a) In the event that the Purchaser Indemnified Parties are entitled to any indemnification pursuant to this Article X, the Purchaser Indemnified Parties shall be paid exclusively from the Escrow Shares in accordance with the terms of the Escrow Agreement, with such Escrow Shares valued at a price per share equal to the five-day trailing average of the mean of the high and low trading prices of Purchaser Common Stock as of the five trading days immediately preceding the satisfaction of such Losses.

(b) In the event that the Company Indemnified Parties are entitled to any indemnification pursuant to this Article X, the Company Indemnified Parties shall be paid exclusively through the issuance of Reserve Shares. Once a Loss payable to the Company Indemnified Parties is agreed to by the Stockholder Representative and the Purchaser, or finally adjudicated to be payable pursuant to this Article X, then the Parent shall promptly issue to the Company Indemnified Parties such number of Reserve Shares equal to the dollar value of the Loss, with such Reserve Shares valued at a price per share equal to the five-day trailing average of the mean of the high and low trading prices of Purchaser Common Stock as of the five trading days immediately preceding the satisfaction of such Losses. In the event the Reserve Shares are payable to the Stockholders, the Reserve Shares shall be distributed among the Stockholders in proportion to the number of Closing Shares actually issued to each of the Stockholders in the Acquisition Merger.

(c) In no event shall the Company Indemnifying Parties’ aggregate indemnification obligations under this Article X exceed the number of Escrow Shares or the Purchaser Indemnifying Parties aggregate indemnification obligations under this Article X exceed the number of Reserve Shares.

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10.5 Insurance. Any indemnification payments hereunder shall take into account any insurance proceeds or other third-party reimbursement actually received. To the extent that any Losses that are subject to indemnification pursuant to this Article X are covered by insurance of the Indemnified Party or its Subsidiaries or Affiliates, the Indemnified Party shall use commercially reasonable efforts to obtain the maximum recovery under such insurance; however, the Indemnified Party will nevertheless be entitled to bring a claim for indemnification under this Article X in respect of such Losses. The existence of a claim by an Indemnified Party for monies from an insurer or against a third party in respect of any Loss will toll any disbursement of the Escrow Fund or any issuance of shares of Purchaser Common Stock pursuant to this Agreement, as applicable, pursuant to the indemnification provisions contained in this Article X and the Escrow Agreement, if applicable. To the extent an Indemnified Party receives proceeds from insurance or other amounts in respect of such Loss, such proceeds shall reduce the amount of Losses subject to indemnification hereunder. Notwithstanding any other provisions of this Agreement, it is the intention of the parties that no insurer or any other third party will be (a) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions, or (b) relieved of the responsibility to pay any claims for which it is obligated.

10.6 Survival of Indemnification Rights. All representations and warranties contained in this Agreement (including all schedules and exhibits hereto and all certificates, documents, instruments and undertakings furnished pursuant to this Agreement) shall survive until twelve (12) months following the Closing (the “Survival Period”). After the expiration of the Survival Period, the Indemnifying Parties shall have no further liability for indemnification pursuant to this Article X other than with respect to the claims already made pursuant to this Article X.

10.7 Sole and Exclusive Remedy. The remedies provided in this Article X shall be deemed the sole and exclusive remedies of the Indemnified Parties, from and after the Closing Date, with respect to any and all claims arising out of or related to this Agreement or in connection with the transactions contemplated hereby. Notwithstanding any of the foregoing, nothing contained in this Article X shall in any way impair, modify, or otherwise limit a Party’s right to bring any Fraud Claim, and any such Fraud Claim shall not be subject to the Threshold.

10.8 Adjustment to Consideration. Amounts paid for indemnification under this Article X will be deemed to be an adjustment to the aggregate Per Share Merger Consideration, except as otherwise required by applicable Law.

ARTICLE XI
DISPUTE RESOLUTION

11.1 Arbitration.

(a) Except for any action where a party seeks an injunction or specific performance in accordance with the Section 13.2, the parties shall promptly submit any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance, or enforcement of this Agreement) or any alleged breach thereof (including any action in tort, contract, equity, or otherwise) or the transactions contemplated thereby, to binding arbitration before one arbitrator (the “Arbitrator”). Except for any action where a party seeks an injunction or specific performance in accordance with the Section 13.2, binding arbitration shall be the sole means of resolving any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance or enforcement of this Agreement) or any alleged breach thereof (including any claim in tort, contract, equity, or otherwise).

(b) If the parties cannot agree upon the Arbitrator, the Arbitrator shall be selected by the San Diego, California chapter head of the American Arbitration Association upon the written request of either side. The Arbitrator shall be selected within thirty (30) days of such written request.

(c) The laws of the State of Delaware shall apply to any arbitration hereunder. In any arbitration hereunder, this Agreement shall be governed by the laws of the State of Delaware applicable to a contract negotiated, signed, and wholly to be performed in the State of Delaware, which laws the Arbitrator shall apply in rendering his decision. The Arbitrator shall issue a written decision, setting forth findings of fact and conclusions of law, within sixty (60) days after he shall have been selected. The Arbitrator shall have no authority to award punitive or other exemplary damages.

(d) The arbitration shall be held in San Diego, California in accordance with and under the then-current provisions of the rules of the American Arbitration Association, except as otherwise provided herein.

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(e) On application to the Arbitrator, any party shall have rights to discovery to the same extent as would be provided under the Federal Rules of Civil Procedure, and the Federal Rules of Evidence shall apply to any arbitration under this Agreement; provided, however, that the Arbitrator shall limit any discovery or evidence such that his decision shall be rendered within the period referred to in Section 11.1(c).

(f) The Arbitrator may, at his discretion and at the expense of the party who will bear the cost of the arbitration, employ experts to assist him in his determinations.

(g) The costs of the arbitration proceeding and any proceeding in court to confirm any arbitration award (including actual attorneys’ fees and costs) shall be borne by the unsuccessful party and shall be awarded as part of the Arbitrator’s decision, unless the Arbitrator shall otherwise allocate such costs in such decision. The determination of the Arbitrator shall be final and binding upon the parties and not subject to appeal.

(h) Any judgment upon any award rendered by the Arbitrator may be entered in and enforced by any court of competent jurisdiction. The parties expressly consent to the exclusive jurisdiction of the courts (Federal and state) in California to enforce any award of the Arbitrator or to render any provisional, temporary, or injunctive relief in connection with or in aid of the arbitration. The parties expressly consent to the personal and subject matter jurisdiction of the Arbitrator to arbitrate any and all matters to be submitted to arbitration hereunder. None of the parties hereto shall challenge any arbitration hereunder on the grounds that any party necessary to such arbitration (including the parties hereto) shall have been absent from such arbitration for any reason, including that such party shall have been the subject of any bankruptcy, reorganization, or insolvency proceeding.

(i) The parties shall indemnify the Arbitrator and any experts employed by the Arbitrator and hold them harmless from and against any claim or demand arising out of any arbitration under this Agreement, unless resulting from the gross negligence or willful misconduct of the person indemnified.

(j) This arbitration section shall survive the termination of this Agreement.

11.2 Jurisdiction; Waiver of Jury Trial; Exemplary Damages.

(a) For any action where a party seeks an injunction or specific performance in accordance with the Section 13.2, each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the courts (Federal and state) in California in connection with any matter based upon or arising out of this Agreement or the transactions contemplated hereby, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and manner of service of process. For any action where a party seeks an injunction or specific performance in accordance with the Section 13.2, each party hereto hereby agrees not to commence any legal proceedings relating to or arising out of this Agreement or the transactions contemplated hereby in any jurisdiction or courts other than as provided herein.

(b) THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY ACTION OF ANY KIND OR NATURE, IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT, OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY OF THE PARTIES TO THIS AGREEMENT OF ANY KIND OR NATURE. NO PARTY SHALL BE AWARDED PUNITIVE OR OTHER EXEMPLARY DAMAGES RESPECTING ANY DISPUTE ARISING UNDER THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT.

(c) Each of the parties to this Agreement acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective party and that such party has discussed the legal consequences and import of this waiver with legal counsel. Each of the parties to this Agreement further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.
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ARTICLE XII
TERMINATION

12.1 Termination.

(a) Either the Purchaser Parties or the Company may terminate this Agreement on or prior to the Closing Date if an Authority shall have issued an order, decree, judgment or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, which order, decree, ruling or other action is final and nonappealable.

(b) In the event that the Closing of the transactions contemplated hereunder has not occurred by July 1, 2021 (the “Outside Closing Date”) and no material breach of this Agreement by the party seeking to terminate this Agreement shall have occurred or have been made (as provided in Section 12.1(c) or (d) hereof), the Purchaser Parties or the Company Group, as the case may be, shall have the right, at their or its sole option, to terminate this Agreement without liability to the other side. Such right may be exercised by the Purchaser Parties or the Company Group, as the case may be, giving written notice to the other at any time after the Outside Closing Date.

(c) The Purchaser Parties may terminate this Agreement by giving notice to the Company Group on or prior to the Closing Date, if the Company Group shall have breached any representation, warranty, agreement or covenant contained herein to be performed on or prior to the Closing Date, such that the conditions set forth in Article IX would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, and, if curable, such breach shall not be cured within twenty (20) Business Days following receipt by the Company Group of a notice describing in reasonable detail the nature of such breach.

(d) The Company Group may terminate this Agreement by giving notice to any Purchaser Party on or prior to the Closing Date, if any Purchaser Party shall have breached any of its covenants, agreements, representations, and warranties contained herein to be performed on or prior to the Closing Date, such that the conditions set forth in Article IX would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, and, if curable, such breach shall not be cured within twenty (20) Business Days following receipt by such Purchaser Party(s) of a notice describing in reasonable detail the nature of such breach.

(e) Either the Purchaser Parties or the Company may terminate this Agreement if, at the Parent Extraordinary General Meeting (including any postponements or adjournments thereof), the Parent Shareholder Approval Matters shall fail to be approved by the affirmative vote of the Parent shareholders required under Parent’s Organizational Documents and Cayman Islands Companies Law.

(f) Except as otherwise specified herein, neither the Purchaser nor the Company may terminate this Agreement without the prior written consent of the other party.

12.2 Notice of Termination; Effect of Termination.

(a) Any termination of this Agreement under Section 12.1 above (other than Section 12.1(g) above) will be effective immediately upon the delivery of written notice of the terminating Party to the other Parties (or thirty (30) days thereafter, if the termination is pursuant to Section 12.1(c) or (d), the applicable breach is curable and the applicable breach remains uncured upon the expiration of such 30 day period).

(b) In the event of the termination of this Agreement as provided in this Article XII, this Agreement shall be of no further force or effect and the transactions contemplated hereby shall be abandoned, except nothing herein shall relieve any party from liability for any intentional and willful breach of this Agreement by such party occurring prior to such termination. Without limiting the foregoing, except as set forth in this Section 12.2 and subject to the right to seek injunctions, specific performance or other equitable relief in accordance with Section 13.2, the parties’ sole right prior to Closing with respect to any breach of any representation, warranty, covenant or other agreement contained in this Agreement by another Party or with respect to the Transactions shall be the right, if applicable, to terminate this Agreement pursuant to this Article XII.

12.3 Survival. The provisions of Section 8.6 and Article XII through Article XIII shall survive any termination hereof.

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ARTICLE XIII
MISCELLANEOUS

13.1 Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00 PM on a business day, addressee’s day and time, on the date of delivery, and otherwise on the first business day after such delivery; (b) if by fax or email, on the date that transmission is confirmed electronically, if by 4:00 PM on a business day, addressee’s day and time, and otherwise on the first business day after the date of such confirmation; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

if to the Company (following the Closing), to:

Nuvve Corporation
2468 Historic Decatur Road
San Diego, CA 92106
Attn: Gregory Poilasne, Chief Executive Officer
Phone: (619) 456-5161
Email: gregory@nuvve.com

with a copy to (which shall not constitute notice):

Graubard Miller
The Chrysler Building
405 Lexington Avenue, 11th Floor
New York, NY 10174
Attn: David Alan Miller, Eric Schwartz
Phone: (212) 818-8661, (212) 818-8602
Email: dmiller@graubard.com, eschwartz@graubard.com

if to the Stockholders or the Stockholders’ Representative, to:

Ted Smith
2468 Historic Decatur Road
San Diego, CA 92106
Phone: (858) 531-4040
Email: ted@nuvve.com

with a copy to (which shall not constitute notice):

Graubard Miller
The Chrysler Building
405 Lexington Avenue, 11th Floor
New York, NY 10174
Attn: David Alan Miller, Eric Schwartz
Phone: (212) 818-8661, (212) 818-8602
Email: dmiller@graubard.com, eschwartz@graubard.com

if to the Parent, Purchaser or Merger Sub:

Newborn Acquisition Corp.
Room 801, Building C
SOHO Square, No. 88
Zhongshan East 2nd Road, Huangpu District
Shanghai, 200002, China
Attn: Wenhui Xiong
Phone: +86 155 0219 5891

Email: xiongwenhui@nbacquisition.com

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with a copy to (which shall not constitute notice):

Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Attn: Giovanni Caruso
Phone: (212) 407-4866

Email: gcaruso@loeb.com

13.2 Amendments; No Waivers; Remedies.

(a) This Agreement cannot be amended, except by a writing signed by each of the Purchaser, the Parent (prior to the Reincorporation Effective Time), the Company and the Stockholders’ Representative, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

(b) Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a party shall waive or otherwise affect any obligation of that party or impair any right of the party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(c) Except as otherwise expressly provided herein, including in Article X, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

(d) Notwithstanding anything else contained herein, neither shall any party seek, nor shall any party be liable for, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

(e) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 13.2 shall not be required to provide any bond or other security in connection with any such injunction.

13.3 Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the parties, and no such relationship otherwise exists. No presumption in favor of or against any party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

13.4 Publicity. Except as required by law and except with respect to the Parent SEC Documents, the parties agree that neither they nor their agents shall issue any press release or make any other public disclosure concerning the transactions contemplated hereunder without the prior approval of the other party hereto. If a party is required to make such a disclosure as required by law, the parties will use their best efforts to cause a mutually agreeable release or public disclosure to be issued.

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13.5 Expenses. Each party shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby, unless otherwise specified herein.

13.6 No Assignment or Delegation. No party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of the other party. Any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement.

13.7 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

13.8 Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

13.9 Entire Agreement. This Agreement together with the Additional Agreements, including any exhibits and schedules attached hereto or thereto, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. No provision of this Agreement or any Additional Agreement, including any exhibits and schedules attached hereto or thereto may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein or any Additional Agreement, there is no condition precedent to the effectiveness of any provision hereof or thereof. No party has relied on any representation from, or warranty or agreement of, any person in entering into this Agreement, prior hereto or contemporaneous herewith or any Additional Agreement, except those expressly stated herein or therein.

13.10 Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

13.11 Construction of Certain Terms and References; Captions. In this Agreement:

(a) References to particular sections and subsections, schedules, and exhibits not otherwise specified are cross-references to sections and subsections, schedules, and exhibits of this Agreement.

(b) The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement, and, unless the context requires otherwise, “party” means a party signatory hereto.

(c) Any use of the singular or plural, or the masculine, feminine, or neuter gender, includes the others, unless the context otherwise requires; “including” means “including without limitation;” “or” means “and/or;” “any” means “any one, more than one, or all;” and, unless otherwise specified, any financial or accounting term has the meaning of the term under United States generally accepted accounting principles as consistently applied heretofore by the Company Group.

(d) Unless otherwise specified, any reference to any agreement (including this Agreement), instrument, or other document includes all schedules, exhibits, or other attachments referred to therein, and any reference to a statute or other law includes any rule, regulation, ordinance, or the like promulgated thereunder, in each case, as amended, restated, supplemented, or otherwise modified from time to time.

(e) Any reference to a numbered schedule means the same-numbered section of the disclosure schedule. The information furnished in the Schedule 5 and Schedule 6 is arranged in sections corresponding to the sections of this Agreement, and the disclosures in any section of the schedules shall qualify (a) the corresponding section of this Agreement and (b) other sections of this Agreement to the extent (notwithstanding the absence of a specific cross-reference), that it is reasonably apparent on its face that such disclosure is also applicable to such other sections of this Agreement. The schedules and the information and disclosures contained in such schedules

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are intended only to qualify and limit the representations and warranties of the parties contained in this Agreement and shall not be deemed to expand in any way the scope of any such representation or warranty. The inclusion of any information in the schedules shall not be deemed to be an admission or acknowledgment that such information is material or outside the ordinary course of business. The inclusion of any fact or information in a schedule is not intended to be construed as an admission or concession as to the legal effect of any such fact or information in any proceeding between any party and any Person who is not a party.

(f) If any action is required to be taken or notice is required to be given within a specified number of days following a specific date or event, the day of such date or event is not counted in determining the last day for such action or notice. If any action is required to be taken or notice is required to be given on or before a particular day which is not a Business Day, such action or notice shall be considered timely if it is taken or given on or before the next Business Day.

(g) Captions are not a part of this Agreement, but are included for convenience, only.

(h) For the avoidance of any doubt, (i) all references in this Agreement to “the knowledge of the Company” or “knowledge of the Company Group” or similar terms shall be deemed to include the actual knowledge of Gregory Poilasne, Ted Smith and the other executive officers of the Company and (ii) all references to the “knowledge of the Parent” or “knowledge of the Purchaser” or similar terms shall be deemed to include the actual knowledge of the officers of Parent.

13.12 Further Assurances. Each party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

13.13 Third Party Beneficiaries. Neither this Agreement nor any provision hereof confers any benefit or right upon or may be enforced by any Person not a signatory hereto.

13.14 Waiver. Reference is made to the final IPO prospectus of the Parent, dated February 13, 2020 (the “Prospectus”). The Company Group has read the Prospectus and understand that the Parent has established the Trust Account for the benefit of the public shareholders of the Parent and the underwriters of the IPO pursuant to the Trust Agreement and that, except for a portion of the interest earned on the amounts held in the Trust Account, the Parent may disburse monies from the Trust Account only for the purposes set forth in the Trust Agreement. For and in consideration of the Parent agreeing to enter into this Agreement, the Company Group hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account and hereby agrees that it will not seek recourse against the Trust Account for any claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Purchaser.

13.15 Stockholders’ Representative. Ted Smith is hereby appointed as agent and attorney-in-fact for each of the Stockholders to represent the interests of the Stockholders and to take all actions and make all decisions necessary or appropriate in the judgment of the Stockholders’ Representative in connection with this Agreement and the Additional Agreements, including the power (i) to enter into and deliver the Escrow Agreement and the Earn-out Escrow Agreement on behalf of each of the Stockholders (other than the Bridge Lender in its capacity as the holder of the Bridge Loan Shares), (ii) to make all determinations and issue all notices pursuant to Section 4.4 above and the Earn-out Escrow Agreement on behalf of each of the Stockholders (other than the Bridge Lender in its capacity as the holder of the Bridge Loan Shares), (ii) to defend, negotiate, settle or otherwise deal with claims under Article X hereof and under the Escrow Agreement on behalf of each of the Stockholders (other than the Bridge Lender in its capacity as the holder of the Bridge Loan Shares), (iii) to defend, negotiate, settle or otherwise deal with any other litigation or dispute involving this Agreement, and (iv) after the Closing, to amend this Agreement; provided, that, unless the Stockholder Representative receives the written consent of 51% of all of the shares of Company Common Stock on an as-if converted basis outstanding immediately prior to the transaction contemplated by this Agreement, the Stockholders’ Representative shall not enter into an amendment to this Agreement that would have required the approval of the Stockholders under applicable Law if it had been adopted prior to the Closing; provided, further, that if any amendment disproportionately and adversely impacts a Stockholder (or group of Stockholders), the written consent of such disproportionately impacted Stockholder (or group of Stockholders) shall also be required. The Stockholders’ Representative may be removed by the Stockholders from time to time upon no less than twenty (20) days’ prior written notice to the Purchaser Parties and, if after the Closing, the Purchaser, provided, however, that the Stockholders’ Representative may not be removed unless holders of at least 51% of all of the shares of Company

Annex A-58

Common Stock on an as-if converted basis outstanding immediately prior to the transaction contemplated by this Agreement agree to such removal. Any vacancy in the position of Stockholders’ Representative may be filled by approval of the holders of at least 51% of all of the shares of Company Common Stock on an as-if converted basis outstanding immediately prior to the transaction contemplated by this Agreement. Any removal or change of the Stockholders’ Representative shall not be effective until written notice is delivered to the Parent or Purchaser, as applicable. No bond shall be required of the Stockholders’ Representative, and the Stockholders’ Representative shall not receive any compensation for his services. Notices or communications to or from the Stockholders’ Representative shall constitute notice to or from the Stockholders. The Stockholders’ Representative shall not be liable for any act done or omitted hereunder while acting in good faith and in the exercise of reasonable business judgment. In connection with the performance of his rights and obligations hereunder, the Stockholders’ Representative shall have the right at any time and from time to time to select and engage attorneys, accountants, investment bankers, advisors, consultants and clerical personnel and obtain such other professional and expert assistance, maintain such records and incur other out-of-pocket expenses, as the Stockholders’ Representative may deem necessary or desirable from time to time, at the cost and expense of the Company, but subject to the indemnification obligations of Article X. The Company shall indemnify the Stockholders’ Representative and hold it harmless against any Loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholders’ Representative and arising out of or in connection with the acceptance or administration of its duties hereunder, including any out-of-pocket costs and expenses and legal fees and other legal costs incurred by the Stockholders’ Representative. A decision, act, consent or instruction of the Stockholders’ Representative shall, for all purposes hereunder, constitute a decision, act, consent or instruction of all of the Stockholders and shall be final, binding and conclusive upon each of the Stockholders. The appointment of the Stockholders’ Representative will be deemed coupled with an interest and will be irrevocable without the consent of the Stockholders’ Representative, and shall survive the death, incapacity, or bankruptcy of any Stockholder. The provisions of this Section 13.15 shall be binding upon the executors, heirs, legal representatives, personal representatives, successor trustees and successors of each Stockholder. All of the indemnities, immunities, rights, releases and powers granted to the Stockholders’ Representative under this Agreement shall survive the Closing.

[The remainder of this page intentionally left blank; signature pages to follow]

Annex A-59

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Parent:

NEWBORN ACQUISITION CORP., a Cayman Islands exempted company

By:	/s/ Wenhui Xiong
	Name:	Wenhui Xiong
	Title:	Chief Executive Officer

Purchaser:

NB MERGER CORP., a Delaware corporation

By:	/s/ Wenhui Xiong
	Name:	Wenhui Xiong
	Title:	President

Merger Sub:

NUVVE MERGER SUB INC., a Delaware corporation

By:	/s/ Wenhui Xiong
	Name:	Wenhui Xiong
	Title:	President

Company:

NUVVE CORPORATION, a Delaware corporation

By:	/s/ Gregory Poilasne
	Name:	Gregory Poilasne
	Title:	Chief Executive Officer

[signature pages continue]

Annex A-60

Stockholders’ Representative:

/s/ Ted Smith
Ted Smith

Annex A-61

EXHIBIT A

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is dated as of [•], 2020, by and between the undersigned (the “Holder”) and [•], a Delaware corporation (“Purchaser”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Merger Agreement (as defined below).

BACKGROUND

A. Newborn Acquisition Corp., a Cayman Islands exempted company (the “Parent”), the Purchaser, [•], a Delaware corporation and wholly-owned subsidiary of Purchaser (the “Merger Sub”), Nuvve Corporation, a Delaware corporation (the “Company”), and [Ted Smith], an individual, as the representative of the stockholders of the Company, entered into a Merger Agreement dated as of [•] (the “Merger Agreement”).

B. Pursuant to the Merger Agreement, Purchaser will become the 100% stockholder of the Company (the “Transaction”).

C. The Holder is the record and/or beneficial owner of ordinary shares and units of the Parent, which units consist of ordinary shares, rights and warrants of Parent.

D. Upon consummation of the Transaction, pursuant to the Merger Agreement, each ordinary share of Parent will be exchanged for one share of common stock of the Purchaser and each unit of Parent will separate into its constituent securities, with each ordinary share included in such unit being exchanged for one share of common stock of Purchaser, each right included in such unit automatically converting into 1/10 of one share of common stock of Purchaser and each warrant included in such unit becoming a warrant of Purchaser.

E. As a condition of, and as a material inducement for the Company to enter into and consummate the transactions contemplated by the Merger Agreement, the Holder has agreed to execute and deliver this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1. Lock-Up

(a) During the Lock-up Period (as defined below), the Holder irrevocably agrees that it, he or she will not, directly or indirectly (i) offer, sell, contract to offer or sell, grant any option or warrant for the sale of, assign, transfer, pledge, hypothecate or otherwise encumber or dispose of any legal or beneficial interest in the Lock-up Securities (as defined below), or enter into a transaction that would have the same effect, (ii) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Securities, whether any of these transactions are to be settled by delivery of any such Lock-up Securities, in cash or otherwise, or (iii) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales (as defined below) with respect to any security of Purchaser.

(b) In furtherance of the foregoing, Purchaser will (i) place an irrevocable stop order on all Lock-up Securities, including those which may be covered by a registration statement, and (ii) notify Purchaser’s transfer agent in writing of the stop order and the restrictions on such Lock-up Securities under this Agreement and direct Purchaser’s transfer agent not to process any attempts by the Holder to resell or transfer any Lock-up Securities, except in compliance with this Agreement.

(c) For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

Annex A-A-1

(d) For purpose of this Agreement, the “Lock-up Period” means: (i) with respect to 50% of the Lock-up Securities, the period commencing on the Closing Date and ending on the date that is six (6) months thereafter; and (ii) with respect to the remaining 50% of the Lock-up Securities, the period commencing on the Closing Date and ending on the date that is twelve (12) months thereafter.

The restrictions set forth herein shall not apply to: (1) transfers or distributions to the Holder’s current or former general or limited partners, managers or members, stockholders, other equityholders or direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended) or to the estates of any of the foregoing; (2) transfers by bona fide gift to a member of the Holder’s immediate family or to a trust, the beneficiary of which is the Holder or a member of the Holder’s immediate family, for estate planning purposes; (3) by virtue of the laws of descent and distribution upon death of the Holder; or (4) pursuant to a qualified domestic relations order, in each case where such transferee agrees to be bound by the terms of this Agreement.

In addition, all Lock-up Securities shall be released from the restrictions contained herein on the date on which the Purchaser completes a liquidation, merger, stock exchange or other similar transaction that results in all holders of common stock of the Purchaser having the right to exchange their shares of common stock of the Purchaser for cash, securities or other property.

2. Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others and to all third party beneficiaries of this Agreement that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound.

3. Beneficial Ownership. The Holder hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any shares of securities of Parent, or any economic interest in or derivative of such securities, other than those securities specified on the signature page hereto. For purposes of this Agreement, the ordinary shares and units of Parent beneficially owned by the Holder as specified on the signature hereto, and the shares of common stock of Purchaser and warrants of Purchaser into which such securities will be exchanged or converted in connection with the Transaction, are collectively referred to as the “Lock-up Securities.”

4. No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

5. Notices. Any notices required or permitted to be sent hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a business day, addressee’s day and time, on the date of delivery, and otherwise on the first business day after such delivery; (b) if by fax or email, on the date that transmission is confirmed electronically, if by 4:00PM on a business day, addressee’s day and time, and otherwise on the first business day after the date of such confirmation; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

(a)    If to Purchaser, to:

[•]

412 West 15th Street, Floor 9

New York, NY 10001

Attention: [•]

Phone: [•]

E-mail: [•]

Annex A-A-2

with a copy (which shall not constitute notice) to:

Graubard Miller

The Chrysler Building

405 Lexington Avenue, 11th Floor

New York, NY 10174-1101

Attention: Eric T. Schwartz

Phone: 212-818-8602

Email: eschwartz@graubard.com

(b)    If to the Holder, to the address set forth on the Holder’s signature page hereto, with a copy, which shall not constitute notice, to:

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

Attention: Giovanni Caruso

Phone: (212) 407-4866

Email: gcaruso@loeb.com

or to such other address as any party may have furnished to the others in writing in accordance herewith.

6. Enumeration and Headings. The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

7. Counterparts. This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

8. Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. The Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by Purchaser and its successors and assigns.

9. Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

10. Amendment. This Agreement may be amended or modified by written agreement executed by each of the parties hereto.

11. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

12. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

13. Dispute Resolution. Article XII of the Merger Agreement regarding arbitration of disputes and Section 13.2 of the Merger Agreement are incorporated by reference herein to apply with full force to any disputes arising under this Agreement.

14. Governing Law. The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of Delaware.

15. Controlling Agreement. To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflicts with a provision in the Merger Agreement, the terms of this Agreement shall control.

[Signature Page Follows]

Annex A-A-3

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

By:
Name:
Title:

Annex A-A-4

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HOLDER
By:
Name:
Address:
[•]
NUMBER OF Lock-up SECURITIES:
[•]

[Lockup Agreement Signature Page]

Annex A-A-5

EXHIBIT B

AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of the [•] day of [•], 2020, by and among [•], a Delaware corporation (the “Company”), and the undersigned parties listed under Investor on the signature page hereto (each, an “Investor” and collectively, the “Investors”).

WHEREAS, the Company entered into that certain Merger Agreement, dated as of [•], 2020 (the “Merger Agreement”), by and among the Company, Newborn Acquisition Corp., a Cayman Islands exempted company (the “Parent”), the Company, [•], a Delaware corporation and wholly-owned subsidiary of Purchaser, Nuvve Corporation, a Delaware corporation (the “Nuvve”), and [Ted Smith], an individual, as the representative of the stockholders of the Company, to effect the consummation of a business combination with Nuvve (the “Business Combination”);

WHEREAS, certain of the Investors (the “Sponsor Group”) are party to that certain Registration Rights Agreement, dated February 13, 2020 (the “Prior Agreement”), pursuant to which the Parent provided the Sponsor Group with certain rights relating to the registration of the securities held by them; and

WHEREAS, as a condition of, and as a material inducement for Nuvve to enter into and consummate the transactions contemplated by the Merger Agreement, the Company (as the successor to the Parent in the Business Combination) and the Sponsor Group have agreed to amend and restate the Prior Agreement to provide certain rights relating to the registration of shares of Common Stock (as defined below) held by stockholders of Nuvve, as of and contingent upon the closing of the Business Combination.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Prior Agreement is hereby amended and restated in its entirety, as of and contingent upon the closing of the Business Combination, as follows:

1. DEFINITIONS. The following capitalized terms used herein have the following meanings:

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Commission” means the Securities and Exchange Commission, or any other federal agency then administering the Securities Act or the Exchange Act.

“Closing Date” is the closing date of the Business Combination and has the meaning set forth in Section 2.3 of the Merger Agreement.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Company” is defined in the preamble to this Agreement.

“Demand Registration” is defined in Section 2.1.1.

“Demanding Holder” is defined in Section 2.1.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Form S-3” is defined in Section 2.3.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party is defined in Section 4.3.

“Investor” is defined in the preamble to this Agreement.

“Investor Indemnified Party” is defined in Section 4.1.

“Maximum Number of Shares” is defined in Section 2.1.4.

Annex A-B-1

“Notices” is defined in Section 6.3.

“Piggy-Back Registration” is defined in Section 2.2.1.

“Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” means all shares of Common Stock (i) issued or issuable to Investors in connection with the Business Combination (including shares of Common Stock that may be issued after the closing of the Business Combination pursuant to the Merger Agreement) and (ii) held by the Sponsor Group immediately after the closing of the Business Combination (including shares of Common Stock acquired by the Sponsor Group in connection with the Business Combination and underlying the Warrants acquired by the Sponsor Group in connection with the Business Combination). Registrable Securities include any Warrants, shares of capital stock or other securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of such shares of Common Stock (including shares of Common Stock underlying the Warrants). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding, or (d) the Registrable Securities are freely saleable under Rule 144 under the Securities Act without volume limitations.

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of Common Stock (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

“Warrants” means the warrants of the Company, each entitling the holder thereof to purchase one half of one share of Common Stock.

2. REGISTRATION RIGHTS.

2.1 Demand Registration.

2.1.1 Request for Registration. At any time and from time to time on or after the closing of the Business Combination, either (i) the holders of a majority-in-interest of the Registrable Securities held by the Investors, their affiliates and the transferees of the Investors, or (ii) the Sponsor Group, its affiliates and transferees, may make a written demand for registration under the Securities Act of all or part of the Registrable Securities, provided that any lockup restrictions (including escrow arrangements) have expired with respect the Registrable Securities as to which such demand is made (a “Demand Registration”). Any demand for a Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Company will notify all holders of Registrable Securities of the demand, and each holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities as to which any lockup restrictions (including escrow arrangements) have expired in the Demand Registration (each such holder including shares of Registrable Securities in such registration, a “Demanding Holder”) shall so notify the Company within fifteen (15) days after the receipt by the holder of the notice from the Company. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.1.4 and the provisos set forth in Section 3.1.1. The Company shall not be obligated to effect more than an aggregate of two (2) Demand Registrations under this Section 2.1.1 in respect of all Registrable Securities. For the avoidance of doubt, each of (a) the holders of a majority-in-interest of the Registrable Securities held by the Investors, and (b) the Sponsor Group, are permitted to exercise one Demand Registration pursuant to this Section 2.1.1 with respect to their respective Registrable Securities.

Annex A-B-2

2.1.2 Effective Registration. A registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders thereafter elect to continue the offering; provided, further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

2.1.3 Underwritten Offering. If a majority-in-interest of the Demanding Holders so elect and such holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, the right of any holder to include its Registrable Securities in such registration shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting to the extent provided herein. All Demanding Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by a majority-in-interest of the holders initiating the Demand Registration.

2.1.4 Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other shares of Common Stock or other securities which the Company desires to sell and the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other shareholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in such registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of shares that each such Person has requested be included in such registration, regardless of the number of shares held by each such Person (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Shares.

2.1.5 Withdrawal. If a majority-in-interest of the Demanding Holders disapprove of the terms of any underwriting or are not entitled to include all of their Registrable Securities in any offering, such majority-in-interest of the Demanding Holders may elect to withdraw from such offering by giving written notice to the Company and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. If the majority-in-interest of the Demanding Holders withdraws from a proposed offering relating to a Demand Registration, then such registration shall not count as a Demand Registration provided for in Section 2.1.

2.2 Piggy-Back Registration.

2.2.1 Piggy-Back Rights. If, at any time on or after the Closing Date of the Business Combination, the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for shareholders of the Company for their account (or by the Company and by shareholders of the Company including, without limitation, pursuant to Section 2.1), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer, for a transaction described in Rule 145(a) under the Securities Act or for offering of securities solely to the Company’s

Annex A-B-3

existing shareholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to Register the sale of such number of shares of Registrable Securities as such holders may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”). The Company shall cause such Registrable Securities to be included in such registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

2.2.2 Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holders of Registrable Securities in writing that the dollar amount or number of shares of Common Stock which the Company desires to sell, taken together with the shares of Common Stock, if any, as to which Registration has been demanded pursuant to written contractual arrangements with persons other than the holders of Registrable Securities hereunder, the Registrable Securities as to which Registration has been requested under this Section 2.2, and the shares of Common Stock, if any, as to which Registration has been requested pursuant to the written contractual piggy-back Registration rights of other shareholders of the Company, exceeds the Maximum Number of Shares, then the Company shall include in any such Registration:

(a) If the Registration is undertaken for the Company’s account: (A) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities, if any, comprised of Registrable Securities, Pro Rata, as to which Registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares; and (C) third, to the extent that the Maximum Number of shares has not been reached under the foregoing clauses (A) and (B), collectively, the shares of Common Stock or other securities for the account of other persons that the Company is obligated to Register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares;

(b) If the registration is a “demand” registration undertaken at the demand of persons other than either the holders of Registrable Securities, (A) first, the shares of Common Stock or other securities for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), collectively, the shares of Common Stock or other securities comprised of Registrable Securities, Pro Rata, as to which Registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares; and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), collectively, the shares of Common Stock or other securities for the account of other persons that the Company is obligated to Register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares.

2.2.3 Withdrawal. Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations)

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may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 3.3.

2.2.4 Unlimited Piggy-Back Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.2 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.1 hereof.

2.3 Registrations on Form S-3. At any time and from time to time on or after the Closing Date of the Business Combination the holders of a majority-in-interest of the Registrable Securities held by the Investors, their affiliates and the transferees of the Investors may request in writing that the Company register the resale of any or all of such Registrable Securities on Form S-3 or any similar short-form registration which may be available at such time (“Form S-3”); provided, however, that the Company shall not be obligated to effect such request through an underwritten offering. Upon receipt of such written request, the Company will promptly give written notice of the proposed registration to all other holders of Registrable Securities, and, as soon as practicable thereafter, effect the registration of all or such portion of such holder’s or holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities or other securities of the Company, if any, of any other holder or holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 2.3: (i) if Form S-3 is not available for such offering; or (ii) if the holders of the Registrable Securities, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at any aggregate price to the public of less than $500,000. Registrations effected pursuant to this Section 2.3 shall not be counted as Demand Registrations effected pursuant to Section 2.1.

3. REGISTRATION PROCEDURES.

3.1 Filings; Information. Whenever the Company is required to effect the Registration of any Registrable Securities pursuant to Section 2, the Company shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

3.1.1 Filing Registration Statement. The Company shall use its best efforts to, as expeditiously as possible after receipt of a request for a Demand Registration pursuant to Section 2.1 and in any event within sixty (60) days after receipt of the request for Demand Registration, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be Registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its best efforts to cause such Registration Statement to become effective and use its best efforts to keep it effective for the period required by Section 3.1.3; provided, however, that the Company shall have the right to defer any Demand Registration for up to thirty (30) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any Demand Registration to which such Piggy-Back Registration relates, in each case if the Company shall furnish to the holders a certificate signed by the Chief Executive Officer or Chairman of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its shareholders for such Registration Statement to be effected at such time; provided further, however, that the Company shall not have the right to exercise the right set forth in the immediately preceding proviso more than once in any 365-day period in respect of a Demand Registration hereunder.

3.1.2 Copies. The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may request in order to facilitate the disposition of the Registrable Securities owned by such holders.

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3.1.3 Amendments and Supplements. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn.

3.1.4 Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) business days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within two (2) business days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus, or if the preparation of a supplement or amendment to such prospectus is otherwise required at any time, so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that, before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish, to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such holders or their legal counsel shall reasonably object.

3.1.5 State Securities Laws Compliance. The Company shall use its best efforts to (i) Register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be Registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.

3.1.6 Agreements for Disposition. The Company shall enter into reasonable and customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the holders of Registrable Securities included in such registration statement. No holder of Registrable Securities included in such registration statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such holder’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such holder’s material agreements and organizational documents, and, with respect to written information relating to such holder that such holder has furnished in writing expressly for inclusion in such Registration Statement.

3.1.7 Cooperation. The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

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3.1.8 Records. The Company shall make available, for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement.

3.1.9 Opinions and Comfort Letters. Upon request, the Company shall furnish to each holder of Registrable Securities included in any Registration Statement a signed counterpart, addressed to such holder, of (i) any opinion of counsel to the Company delivered to any Underwriter and (ii) any comfort letter from the Company’s independent public accountants delivered to any Underwriter. In the event no legal opinion is delivered to any Underwriter, the Company shall furnish to each holder of Registrable Securities included in such Registration Statement, at any time that such holder elects to use a prospectus, an opinion of counsel to the Company to the effect that the Registration Statement containing such prospectus has been declared effective and that no stop order is in effect.

3.1.10 Earnings Statement. The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its shareholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

3.1.11 Listing. The Company shall use its best efforts to cause all Registrable Securities included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the holders of a majority of the Registrable Securities included in such registration.

3.1.12 Road Show. If the Registration involves the registration of Registrable Securities involving gross proceeds in excess of $25,000,000, the Company shall use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any underwritten offering, with all out-of-pocket costs and expenses incurred by the Company or such officers in connection with such attendance and participation to be paid by the Company.

3.2 Obligation to Suspend Distribution. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1.4(iv), or, in the case of a resale registration on Form S-3 pursuant to Section 2.3 hereof, upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Company’s Board of Directors, of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information, each holder of Registrable Securities included in any Registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by Section 3.1.4(iv) or the restriction on the ability of “insiders” to transact in the Company’s securities is removed, as applicable, and, if so directed by the Company, each such holder will deliver to the Company all copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

3.3 Registration Expenses. The Company shall bear all costs and expenses incurred in connection with any Demand Registration pursuant to Section 2.1, any Piggy-Back Registration pursuant to Section 2.2, and any registration on Form S-3 effected pursuant to Section 2.3, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.11; (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1.9); (viii) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration; and (ix) the reasonable fees and expenses of one legal counsel selected

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by the holders of a majority-in-interest of the Registrable Securities included in such registration. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an underwritten offering, all selling shareholders and the Company shall bear the expenses of the Underwriter pro rata in proportion to the respective amount of shares each is selling in such offering.

3.4 Information. The holders of Registrable Securities shall provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the Company’s obligation to comply with federal and applicable state securities laws.

3.5 Requirements for Participation in Underwritten Offerings. No person may participate in any underwritten offering for equity securities of Parent pursuant to a registration initiated by Parent hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by Parent and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

4. INDEMNIFICATION AND CONTRIBUTION.

4.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Investor and each other holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls an Investor and each other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Investor Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse the Investor Indemnified Party for any legal and any other expenses reasonably incurred by such Investor Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling holder expressly for use therein. The Company also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 4.1.

4.2 Indemnification by Holders of Registrable Securities. Each selling holder of Registrable Securities will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling holder, indemnify and hold harmless the Company, each of its directors and officers and each Underwriter (if any), and each other selling holder and each other person, if any, who controls another selling holder or such Underwriter within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling holder expressly for use therein, and shall reimburse the Company,

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its directors and officers, and each other selling holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder.

4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4 Contribution.

4.4.1 If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1.

4.4.3 The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from

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the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5. RULE 144; REPORTING OBLIGATIONS.

5.1 Rule 144. As long as any Investor shall hold Registrable Securities, the Company covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act. The Company further covenants that it shall take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

6. MISCELLANEOUS.

6.1 Other Registration Rights. The Company represents and warrants that, except as set forth on Schedule 6.1, no person, other than the holders of the Registrable Securities, has any right to require the Company to register any shares of the Company’s capital stock for sale or to include shares of the Company’s capital stock in any registration filed by the Company for the sale of shares of capital stock for its own account or for the account of any other person.

6.2 Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the holders of Registrable Securities hereunder may be freely assigned or delegated by such holder of Registrable Securities in conjunction with and to the extent of any transfer of Registrable Securities by any such holder. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties, to the permitted assigns of the Investors or holder of Registrable Securities or of any assignee of the Investors or holder of Registrable Securities. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Article 4 and this Section 6.2.

6.3 Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex, facsimile or electronic mail, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex, facsimile or electronic mail; provided that, if such service or transmission is not on a business day or is after normal business hours, then such notice shall be deemed given on the next business day. Notice otherwise sent as provided herein shall be deemed given on the next business day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.

To the Company:

[•]

Attention:

Phone:

Email:

with a copy to (which shall not constitute notice):

[•]

Attention:

Phone:

Email:

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To an Investor, to the address set forth below such Investor’s name on the signature pages hereto.

6.4 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

6.5 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

6.6 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

6.7 Modifications and Amendments. Upon the written consent of the Company, the holders of a majority-in-interest of the Registrable Securities other than the Registrable Securities held by the Sponsor Group and the holders of a majority-in-interest of the Registrable Securities held by the Sponsor Group, at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or an extension of time for performance of any such provisions, covenants or conditions may be granted, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment or modification hereto or waiver hereof or extension of time that adversely affects one holder of Registrable Securities or group of holders of Registrable Securities, solely in its or their capacity(ies) as a holder(s) of Registrable Securities, in a manner that is materially different from the other holders of Registrable Securities (in such capacity), shall require the consent of the holder or a majority-in-interest of the holders so affected. No course of dealing between any holders of Registrable Securities or the Company or any failure or delay on the part of a holder of Registrable Securities or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any holder of Registrable Securities or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

6.8 Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

6.9 Waivers and Extensions. Without limiting Section 6.7, any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers pursuant to Section 6.7 or this Section 6.9 may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained pursuant to Section 6.7 or this Section 6.9 shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts pursuant to Section 6.7 or this Section 6.9 shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

6.10 Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Investor or any other holder of Registrable Securities may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

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6.11 Governing Law. This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed within the State of New York, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.

6.12 Waiver of Trial by Jury. Each party hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the Investor in the negotiation, administration, performance or enforcement hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

COMPANY:

[•]

By:
Name:
Title:

[Signature page to Registration Rights Agreement]

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INVESTOR:

Print Name of Investor

Signature

By:
Title:

Address:

[Signature page to Registration Rights Agreement]

Annex A-B-14

EXHIBIT C

Nuvve Corporation
2468 Historic Decatur Rd., Suite 200
San Diego, CA 92106

To the Security Holders of Nuvve Corporation:

We are pleased to inform you that Nuvve Corporation, a Delaware corporation (the “Company”), has entered into a Merger Agreement, dated as of November [•], 2020 (the “Merger Agreement”), with Newborn Acquisition Corp., a Cayman Islands exempted company (the “Parent”), NB Merger Corp., a Delaware corporation and wholly-owned subsidiary of Parent (the “Purchaser”), Nuvve Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Purchaser (the “Merger Sub”), and Ted Smith, an individual, as the representative of the stockholders of the Company (the “Stockholders’ Representative”). Capitalized terms used and not defined herein have the meanings ascribed to them in the Merger Agreement.

Pursuant to the Merger Agreement, the parties intend to enter into a business combination transaction by which (i) Parent will merge with and into Purchaser, with Purchaser surviving (the “Reincorporation Merger”), and (iii) immediately following the Reincorporation Merger, Merger Sub will merge with and into the Company, with the Company surviving (the “Acquisition Merger”). As a result of the Reincorporation Merger and the Acquisition Merger, the Purchaser will become a public reporting company, the Company will become a wholly-owned subsidiary of the Purchaser, and all of the security holders of Parent and the Company will become security holders of the Purchaser. Immediately prior to the Effective Time of the Acquisition Merger, each share of the Company’s Series A Preferred Stock, par value $0.0001 per share (the “Company Series A Preferred Stock”), automatically will be converted into shares of Company Common Stock in accordance with the terms of the Company’s Organizational Documents. In addition, immediately prior to the Effective Time, the Company’s 6% Senior Secured Convertible Promissory Note due May 2021 (the “Bridge Note”) automatically will be converted into shares of Company Common Stock in accordance with the terms of the Bridge Note.

As a result of the Acquisition Merger, your shares of Company Common Stock (including the shares of Company Common Stock issued to you upon conversion of the Company Series A Preferred Stock and the Bridge Note immediately prior to the Effective Time of the Acquisition Merger) will be exchanged for shares of Purchaser Common Stock.

After submitting the required documentation, and upon completion of the Acquisition Merger, you will receive a statement of ownership from Continental Stock Transfer & Trust Company reflecting the number of shares of Purchaser Common Stock you hold through the Direct Registration System (“DRS”). Rather than printing physical stock certificates, the Purchaser has opted to use DRS to register the names of all of the holders of the Purchaser Common Stock on its books and records. DRS eliminates the need to store physical certificates and retrieve them should you wish to transfer or sell your shares (after expiration of the applicable lock-up period). It also eliminates the risk of loss or theft of your stock certificate and the cost and inconvenience of replacing lost certificates. Should you prefer to hold a physical stock certificate notwithstanding the advantages of holding your shares of Purchaser Common Stock through DRS, you may request one by making an election below.

If you have any questions regarding this Letter of Transmittal, please contact Roberto Cortinas of Graubard Miller at 212-818-8603 or at rcortinas@graubard.com.

YOU MUST SIGN THIS LETTER OF TRANSMITTAL WHERE INDICATED BELOW PROPERLY AND COMPLETE A DULY EXECUTED IRS FORM W-9 (ENCLOSED) OR THE APPROPRIATE IRS FORM W-8 (INCLUDING ANY REQUIRED ADDITIONAL DOCUMENTATION), AS APPLICABLE.

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

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LETTER OF TRANSMITTAL

Nuvve Corporation
2468 Historic Decatur Rd., Suite 200
San Diego, CA 92106

Ladies and Gentlemen:

Subject to the terms and conditions contained in this Letter of Transmittal, the undersigned irrevocably surrenders to the Company all of shares of Company Common Stock owned by the undersigned as of immediately prior to the Effective Time of the Acquisition Merger (including shares of Company Common Stock issued upon conversion of Company Series A Preferred Stock and upon conversion of the Bridge Note) as set forth on the signature page hereto. Capitalized terms used and not defined herein have the meanings ascribed to them in the cover letter to this Letter of Transmittal or, if not defined therein, in the Merger Agreement.

The undersigned hereby agrees as follows:

(1) Representations, Warranties and Acknowledgements.

(a) If the undersigned is an individual, the undersigned is of legal age to execute this Letter of Transmittal and each exhibit and other document required by this Letter of Transmittal, and is legally competent to do so.

(b) In the case the undersigned is not an individual, the undersigned is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(c) The execution, delivery and performance by the undersigned of this Letter of Transmittal, and the consummation of the transactions contemplated hereby, are within the power and authority of the undersigned and, if the undersigned is not an individual, have been duly authorized by all necessary corporate or other action on the part of the undersigned. This Letter of Transmittal (a) has been duly executed and delivered by the undersigned (and, if the undersigned is a natural person and is married and the shares of Company Common Stock constitute community property, by the undersigned’s spouse) and (b) is a legal, valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms.

(d) The undersigned is submitting this Letter of Transmittal with respect to all of the shares of Company Common Stock owned by the undersigned (including the shares of Company Common Stock issuable upon conversion of Company Series A Preferred Stock and upon conversion of the Bridge Note). The undersigned is the beneficial owner of, and has good and valid title to, the shares of Company Common Stock, free and clear of any and all pledges, mortgages, encumbrances, charges, proxies, voting agreements, liens, adverse claims, options, security interests and demands of any nature or kind whatsoever (other than those imposed by applicable securities laws or the Company’s Organizational Documents). There are no claims for finder’s fees or brokerage commission or other like payments in connection with the Merger Agreement or the transactions contemplated thereby payable by the undersigned pursuant to arrangements made by the undersigned. Except for the shares of Company Common Stock, the undersigned is not a beneficial owner or record holder of any: (i) equity securities of the Company, (ii) securities of the Company having the right to vote on any matters on which the holders of equity securities of the Company may vote, or (iii) options, warrants or other rights to acquire any equity securities or securities convertible into or exchangeable for equity securities of the Company, other than Company Options.

(e) The undersigned (i) has received and read and is familiar with the Merger Agreement, (ii) has obtained all other information as the undersigned considered necessary or appropriate to evaluate the merits and risks of the actions taken pursuant to this Letter of Transmittal, and (iii) has had an opportunity to ask officers of the Company and the Purchaser such questions as the undersigned considered necessary or appropriate to evaluate the merits and risks of the actions taken pursuant to this Letter of Transmittal. The Company and the Purchaser have answered all such questions to the undersigned’s satisfaction. No person acting on behalf of the Company, the Purchaser, Parent or Merger Sub has made any representation, warranty or recommendation of any kind concerning (x) the merits and risks of the actions contemplated by this Letter of Transmittal or (y) the tax consequences of the exchange of shares of Company Common Stock for the aggregate Per Share Merger Consideration.

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(f) The undersigned hereby expressly acknowledges and agrees that, by executing and delivering this Letter of Transmittal, the undersigned will be subject to the terms of the Merger Agreement as a “Stockholder” thereunder and that the terms and conditions of the Merger Agreement, including without limitation, the indemnification and other obligations set forth in Article X of the Merger Agreement, shall be binding on the undersigned and its successors-in-interest to the same extent as if the undersigned were a party to the Merger Agreement. Subject to and in accordance with the Merger Agreement, (i) a number of shares of Purchaser Common Stock representing 10% of the aggregate amount of Per Share Closing Consideration payable to each of the undersigned and the other Stockholders (other than the aggregate amount of Per Share Closing Consideration payable in respect of the Bridge Loan Shares) shall be delivered to the Escrow Agent to hold in escrow pursuant to the Escrow Agreement; (ii) in the event that the Purchaser Indemnified Parties are entitled to any indemnification pursuant to Article X of the Merger Agreement for Losses incurred as a result of or in connection with any breach, inaccuracy or nonfulfillment of any of the representations, warranties and covenants of the Company Group contained in the Merger Agreement, the Purchaser Indemnified Parties shall be paid exclusively from the Escrow Shares in accordance with the terms of the Escrow Agreement; and (iii) within five (5) business days following the date that is twelve (12) months after the Closing, the Escrow Shares will be released from escrow to the Stockholders’ Representative for distribution to the undersigned and the other Stockholders (other than the Bridge Lender), less the number or amount of Escrow Shares (valued at the then market value per share) equal to the amount of any potential Losses set forth in any Indemnification Notice from the Purchaser with respect to any pending but unresolved claim for indemnification. The foregoing description is qualified in its entirety by reference to the terms of the Merger Agreement.

(g) The undersigned acknowledges that for federal income tax purposes, the Acquisition Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Code.

(2) Surrender of Securities. The undersigned acknowledges and agrees that any shares of Company Series A Preferred Stock and the Bridge Note shall automatically convert in full into shares of Company Common Stock immediately prior to the Acquisition Merger. The undersigned hereby surrenders, cancels and terminates the shares of Company Series A Preferred Stock held by the undersigned, if any, and/or the Bridge Note held by the undersigned, if any. Pursuant to the Merger Agreement, upon the Effective Time of the Acquisition Merger, the undersigned hereby irrevocably surrenders, cancels and terminates the undersigned’s shares of Company Common Stock (including the shares issued upon conversion of Company Preferred Stock and the Bridge Note) in exchange for the aggregate Per Share Merger Consideration. The undersigned hereby authorizes and instructs the Purchaser to prepare in the name of and deliver to the address indicated in the Letter of Transmittal statements for the book-entry positions representing the portion of the Closing Shares due to the undersigned (or a physical certificate for such shares, if so elected by the undersigned).

(3) Tax Information. The undersigned agrees (a) to retain tax basis information with respect to its shares of Company Common Stock or Company Series Preferred Stock or its Bridge Note for tax periods beginning before the Closing Date that are within the undersigned’s possession until the expiration of the applicable statute of limitations, and (b) to fully and promptly provide such information to the Stockholders’ Representative upon request of the Stockholders’ Representative.

(4) Lockup.

(a) For the purposes of this Section 3, the following terms shall have the following meanings:

(i) “Immediate Family” means a spouse, parent, lineal descendants, the spouse of any lineal descendant, and brothers and sisters (or a trust, all of whose current beneficiaries are the undersigned or the Immediate Family of the undersigned).

(ii) “Lock-Up Period” means the period commencing on the Closing Date and ending one (1) year after Closing Date, provided that (x) the Lock-Up Period for all of the Restricted Securities will earlier terminate on the date on which the Purchaser completes a liquidation, merger, stock exchange or other similar transaction that results in all holders of Purchaser Common Stock having the right to exchange their shares of Purchaser Common Stock for cash, securities or other property; and (y) the Lock-Up Period for 50% of the Restricted Securities will earlier terminate if the daily VWAP of the shares of Purchaser Common Stock equals or

Annex A-C-3

exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any twenty (20) trading days within any thirty (30) trading day period commencing six (6) months after the Closing Date.

(iii) “Permitted Transferee” of the undersigned means (w) the Company, the Purchaser or any affiliate of the Company or the Purchaser; (x) if the undersigned is an entity, any stockholder, member, partner or other equity holder of the undersigned; (y) an entity (A) in which the undersigned and/or the stockholders, members, partners or other equity holders of the undersigned beneficially own 100% of the voting and non-voting equity securities, or (B) of which the undersigned and/or any of the stockholders, members, partners or other equity holders of the undersigned are the sole general partners and of which 100% of the capital accounts are beneficially owned by such persons; or (z) if the undersigned is a natural person, a member of the Immediate Family of the undersigned.

(iv) “Restricted Securities” means the shares of Purchaser Common Stock issued to the undersigned by virtue of the Acquisition Merger (other than shares of Purchaser Common Stock issued in respect of the Bridge Loan Shares).

(v) “VWAP” means the daily volume weighted average price of the Purchaser Common Stock for such date on the trading market on which the Purchaser Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)).

(b) Without the prior written consent of the Company, during the Lock-Up Period, the undersigned shall not, either directly or indirectly: (i) sell or offer or contract to sell or offer, grant any option or warrant for the sale of, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of (all being referred to as a “Transfer”) any legal or beneficial interest in any Restricted Securities, (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any of the Restricted Securities, whether such swap transaction is to be settled by delivery of any Restricted Securities or other securities of any person, in cash or otherwise, or (iii) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any of the Restricted Securities.

(c) Notwithstanding the foregoing limitations, this Section 3 will not prevent any Transfer of any or all of the Restricted Securities (i) to a Permitted Transferee; (ii) by virtue of the laws of descent and distribution upon death in the case of individuals or pursuant to applicable law or organizational documents upon dissolution in the case of entities; or (iii) by operation of law, including pursuant to a qualified domestic relations order or negotiated divorce settlement; in the case of each of the foregoing exceptions, provided that the transferee agrees in writing to be bound by the foregoing transfer restrictions.

(d) Nothing in this Section 3 shall prevent the establishment by the undersigned of any contract, instruction or plan (each, a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that it shall be a condition to the establishment of any such Plan that it comply with applicable policies and procedures of Purchaser and no sales of Purchaser’s equity securities shall be made pursuant to such a plan prior to the expiration of the Lock-Up Period; and provided, further, such a Plan may only be established if no public announcement of the establishment or the existence thereof, and no filing with the SEC or any other regulatory authority shall be required or shall be made voluntarily by the undersigned, the Purchaser, or any other person, prior to the expiration of the Lock-Up Period.

(e) The undersigned hereby authorizes the Purchaser’s transfer agent to apply to any certificates or book-entry positions representing the Restricted Securities the appropriate legend to reflect the existence and general terms of this Section 3.

(5) Appointment of Stockholders’ Representative. By the execution and delivery of this Letter of Transmittal, the undersigned, on behalf of itself and its successors and assigns, hereby agrees to the provisions of Section 13.15 of the Merger Agreement. Without limiting the foregoing, the undersigned, on behalf of itself and its successors and assigns, irrevocably constitutes and appoints Ted Smith in the capacity as the Stockholders’ Representative as set forth in the Merger Agreement, as the true and lawful agent and attorney-in-fact of the undersigned to take all actions and make all decisions necessary or appropriate in the judgment of the Stockholders’ Representative in connection with the Merger

Annex A-C-4

Agreement and the Additional Agreements, including the power (i) to enter into and deliver the Escrow Agreement and the Earn-out Escrow Agreement on behalf of the undersigned, (ii) to make all determinations and issue all notices pursuant to Section 4.4 of the Merger Agreement and the Earn-out Escrow Agreement on behalf of the undersigned, (ii) to defend, negotiate, settle or otherwise deal with claims under Article X of the Merger Agreement and under the Escrow Agreement on behalf of the undersigned, (iii) to defend, negotiate, settle or otherwise deal with any other litigation or dispute involving the Merger Agreement, and (iv) after the Closing, to amend the Merger Agreement; provided, that, unless the Stockholder Representative receives the written consent of 51% of all of the shares of Company Common Stock on an as-if converted basis outstanding immediately prior to the transaction contemplated by the Merger Agreement, the Stockholders’ Representative shall not enter into an amendment to the Merger Agreement that would have required the approval of the Stockholders under applicable Law if it had been adopted prior to the Closing; provided, further, that if any amendment disproportionately and adversely impacts a Stockholder (or group of Stockholders), the written consent of such disproportionately impacted Stockholder (or group of Stockholders) shall also be required. A Notice or communication to or from the Stockholders’ Representative shall constitute a notice or communication to or from the Stockholders. The Stockholders’ Representative shall not be liable for any act done or omitted under Section 13.15 of the Merger Agreement while acting in good faith and in the exercise of reasonable business judgment. In connection with the performance of his rights and obligations under Section 13.15 of the Merger Agreement, the Stockholders’ Representative shall have the right at any time and from time to time to select and engage attorneys, accountants, investment bankers, advisors, consultants and clerical personnel and obtain such other professional and expert assistance, maintain such records and incur other out-of-pocket expenses, as the Stockholders’ Representative may deem necessary or desirable from time to time, at the cost and expense of the Company, but subject to the indemnification obligations of Article X of the Merger Agreement. A decision, act, consent or instruction of the Stockholders’ Representative shall, for all purposes hereunder, constitute a decision, act, consent or instruction of the undersigned and shall be final, binding and conclusive upon the undersigned. The appointment of the Stockholders’ Representative will be deemed coupled with an interest and will be irrevocable without the consent of the Stockholders’ Representative, and shall survive the death, incapacity, or bankruptcy of the undersigned. The provisions of Section 13.15 of the Merger Agreement shall be binding upon the executors, heirs, legal representatives, personal representatives, successor trustees and successors of each Stockholder. All of the indemnities, immunities, rights, releases and powers granted to the Stockholders’ Representative under this Agreement shall survive the Closing.

(6) Release. In consideration of the receipt of the aggregate Per Share Merger Consideration, the undersigned, intending to be legally bound, effective as of the Effective Time hereby releases and discharges the Company and the Purchaser and their respective affiliates and their respective directors, officers, employees, agents, representatives, successors and assigns (collectively, “Releasees”) fully, finally and forever, from all and any manner of claims, actions, rights, causes of actions, suits, obligations, liabilities debts, due sums of money, agreements, promises, damages, judgments, executions, accounts, expenses, costs, attorneys’ fees and demands whatsoever, whether in law, contract or equity, whether known or unknown, matured or unmatured, foreseen or unforeseen, arising out of events existing or occurring contemporaneously with or prior to the Effective Time, in each case, in the undersigned’s capacity as a holder of shares of Company Common Stock, shares of Company Series A Preferred Stock or as a holder of the Bridge Note or otherwise relating to the undersigned’s acquisition, ownership, control or sale of such securities; provided, that nothing contained herein shall operate to release any liabilities of a Releasee based upon, arising out of or relating to, without duplication, this Letter of Transmittal or any of the other Transmittal Documents, the Merger Agreement or the Additional Agreements. The undersigned hereby irrevocably covenants to refrain from, directly or indirectly asserting, commencing or instituting any cause of action, suit or claim of any kind against any Releasee based upon any matter intended or purported to be released hereby. This release may not be altered except in a writing signed by the person or entity against whose interest such change shall operate.

(7) Miscellaneous.

(a) If the undersigned is a party to the Prior Agreements (as defined below), the undersigned hereby consents to the termination in full of each such agreement effective as of the Effective Time. “Prior Agreements” shall mean (i) the Amended and Restated Investors’ Rights Agreement, dated as of December 13, 2017, by and among the Company and the investors listed on Schedule A thereto; (ii) the Amended and Restated Voting Agreement, dated as of December 13, 2017, by and among the Company, the holders of the Company’s Series A Preferred Stock listed on Schedule A thereto and the holders of the Company’s Common Stock listed on Schedule B

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thereto; and (iii) the First Refusal and Co-Sale Agreement, dated as of November 7, 2017, by and among the Company, the holders of the Company’s Common Stock listed on Schedule A thereto and the holders of the Company’s Series A Preferred Stock listed on Schedule B thereto.

(b) All representations, warranties, covenants and agreements contained in this Letter of Transmittal will survive the Effective Time without time limitation.

(c) In the event of any conflict between the terms of this Letter of Transmittal and the Merger Agreement, the Merger Agreement shall control.

(d) If the undersigned is a natural Person, unless the signature of the undersigned’s spouse appears below, the undersigned represents and warrants that the undersigned is not married or that the undersigned’s primary residence is in a state that is not a community property state or that the undersigned’s spouse has no actual, community, equitable or beneficial interests in the Surrendered Securities.

(e) Article XII of the Merger Agreement regarding arbitration of disputes and Section 13.2 of the Merger Agreement are incorporated by reference herein to apply with full force to any disputes arising under this Agreement.

(f) This Letter of Transmittal shall be governed by the laws of the State of Delaware, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.

IN ORDER TO RECEIVE THE PER SHARE MERGER CONSIDERATION IN RESPECT OF YOUR SHARES, YOU MUST SIGN THIS LETTER OF TRANSMITTAL WHERE INDICATED BELOW AND PROPERLY COMPLETE AND DULY EXECUTE AN INTERNAL REVENUE SERVICE (“IRS”) FORM W-9 (ENCLOSED) OR THE APPROPRIATE IRS FORM W-8 (INCLUDING ANY REQUIRED DOCUMENTATION), AS APPLICABLE, WHICH CAN BE FOUND ON THE IRS WEBSITE AT WWW.IRS.GOV.

Please note that applicable backup withholding taxes will be withheld from payments made if the undersigned does not properly complete and duly execute an IRS Form W-9 (or the appropriate IRS Form W-8,including any required additional documentation, as applicable) in accordance with the IRS instructions included in such forms, even if such backup withholding would not otherwise be required in respect of such payments.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY, WHICH FORM A PART OF THIS LETTER OF TRANSMITTAL.

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INSTRUCTIONS

Forming Part of the Terms and Conditions of this Letter of Transmittal

(1) Delivery of Letter of Transmittal and Exhibits. The Letter of Transmittal, together with the exhibits attached thereto, properly completed and duly executed, should be delivered to the Company at the address below in the envelope enclosed for your convenience. If the space provided on the Letter of Transmittal is inadequate, the applicable information should be listed on a separate schedule to be attached thereto.

BY YOUR EXECUTION AND RETURN OF THE LETTER OF TRANSMITTAL, YOU ARE AUTHORIZING THE SURRENDER OF YOUR SHARES OF COMPANY COMMON STOCK IN EXCHANGE FOR THE PER SHARE MERGER CONSIDERATION AND AUTHORIZING THE CANCELLATION OF YOUR SHARES OF COMPANY COMMON STOCK ON THE BOOKS AND RECORDS OF THE COMPANY. YOU ARE FURTHER AUTHORIZING THE SURRENDER OF YOUR SHARES OF COMPANY SERIES A PREFERRED STOCK OR YOUR BRIDGE NOTE, IF ANY SUCH SECURITIES ARE HELD BY YOU, IN EXCHANGE FOR THE SHARES OF COMMON STOCK UPON SUCH SECURITIES CONVERSION IN FULL IMMEDIATELY PRIOR TO THE ACQUISITION MERGER.

THE METHOD OF DELIVERY OF ALL TRANSMITTAL DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER, BUT IF SENT BY MAIL, IT IS RECOMMENDED THAT THEY BE SENT BY REGISTERED MAIL WITH RETURN RECEIPT REQUESTED.

(2) Signatures.

(a) When the Letter of Transmittal is signed by the registered owner(s) of the shares of Company Common Stock (or the shares of Company Series A Preferred Stock or the Bridge Note, which shall convert automatically into shares of Company Common Stock immediately prior to the Effective Time of the Acquisition Merger) (the “Surrendered Securities”), no endorsements or separate stock powers are required. If the Surrendered Securities are owned of record by two or more joint owners, all such owners must sign the Letter of Transmittal.

(b) If the Letter of Transmittal is signed by a person other than the registered owner(s) of the Surrendered Securities or such owner’s duly authorized representative (as confirmed by proper evidence satisfactory to the Company, the Purchaser, and Continental Stock Transfer & Trust Company, the Purchaser’s transfer agent), such signatures must be guaranteed by a financial institution that is a member of a Securities Transfer Association approved medallion program such as STAMP, SEMP, or MSP.

(c) If the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or any other person acting in a fiduciary or representative capacity, such person should so indicate when signing and proper evidence, satisfactory to the Company, the Purchaser, and Continental Stock Transfer & Trust Company, the Purchaser’s transfer agent, of their authority to do so must be submitted.

(3) Transfer Taxes. Any transfer taxes imposed on payment in connection with, or related in any way to, the Surrendered Securities (whether such taxes are imposed on the registered holder, the beneficial owner or any other person receiving such payment) will be deducted from such payment if satisfactory evidence of the defrayal of such taxes, or exemption therefrom, is not submitted.

(4) Withholding Taxes.

(a) Backup Federal Income Tax Withholding and IRS Form W-9. Under U.S. federal income tax laws relating to backup withholding, the Purchaser will be required to backup withhold at the then applicable rate with respect to any payments made in exchange for shares of Company Common Stock), except as set forth below.

In order to avoid backup withholding, each holder of Surrendered Securities (each, a “Holder”) that is a “United States person” (defined below) who does not otherwise establish an exemption from backup withholding must provide the Purchaser with such Holder’s correct taxpayer identification number (“TIN”) and certify that the Holder is not subject to backup withholding by properly completing and duly executing the enclosed IRS Form W-9. In the case of an individual, the TIN is the individual’s social security number. If you are not a United States person, you must provide the applicable IRS Form W 8 (including any required additional

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documentation) as described below. In certain circumstances, a person acting on behalf of a Holder that is a United States person may be required to file an IRS Form W-8IMY or other applicable IRS Form and all required attachments to establish that a payment to the Holder is not subject to backup withholding.

If the Holder does not have a TIN, such Holder should consult the enclosed IRS Form W-9 and its instructions for information on applying for a TIN and apply for a TIN prior to submitting the IRS Form W-9. If the Holder does not provide such Holder’s TIN to the Purchaser by the time of payment, backup withholding may apply.

If the Purchaser is not provided with correct information on the IRS Form W-9, the Holder providing such information may be subject to penalties imposed by the IRS and payments that are made to such Holder pursuant to the Merger Agreement may be subject to backup withholding.

Exempt Holders are not subject to these backup withholding and reporting requirements. To prevent possible erroneous backup withholding, an exempt Holder that is a United States person should check the “Exempt Payee” box on the IRS Form W-9 and sign and date the form. See the IRS Form W-9 and its instructions.

Failure to complete and duly execute an IRS Form W-9 may require the Purchaser to withhold at the then applicable rate for any payments made in respect of shares of Company Common Stock. Backup withholding is not an additional tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely filed with the IRS.

For further information concerning backup withholding and instructions for completing the IRS Form W-9 (including how to obtain a TIN if you do not have one and how to complete the IRS Form W 9 if shares are held in more than one name), consult the enclosed IRS Form W-9 and its instructions.

(b) IRS Form W-8 for Non-U.S. Persons. For U.S. federal tax purposes, a Holder is a non-U.S. person if the Holder is not a United States person for U.S. federal income tax purposes. A “United States person” for U.S. federal income tax purposes is: (i) an individual who is a U.S. citizen or U.S. resident alien, (ii) a partnership, corporation, company or association created or organized in the U.S. or under the laws of the U.S., (iii) an estate (other than a foreign estate), or (iv) a domestic trust (as defined in the applicable Treasury regulations). Non-U.S. persons are not subject to backup withholding. To establish its exemption from backup withholding, a Holder that is a non-U.S. Holder must submit an appropriate and properly completed and duly executed IRS Form W-8 (including any required additional documentation), signed under penalties of perjury, attesting to such exempt status. The appropriate IRS Form W-8 may be obtained from the IRS at its website: www.irs.gov. Please consult your accountant or tax advisor for further guidance as to the proper IRS Form W-8 to complete and return to claim exemption from backup withholding.

(c) U.S. Federal and State Income Tax Withholding. The Purchaser may withhold, on behalf of the Company, U.S. federal, state, and local income and tax required to be withheld under applicable law from the amounts payable under the Merger Agreement.

ALL DOCUMENTATION AND REQUESTS SHOULD BE SENT TO THE COMPANY AT THE FOLLOWING ADDRESS (WITH A COPY BY EMAIL):

Nuvve Corporation
c/o Graubard Miller
405 Lexington Avenue, 11th Floor
New York, NY 10174
Attention: Roberto Cortinas
Email: rcortinas@graubard.com

Annex A-C-8

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

Securities Surrendered (Check All That Apply)

☐ **Shares of Company Common Stock**

Name(s) and Address(es) of Registered Holders	Certificate Nos.	Shares

☐ **Shares of Company Series A Preferred Stock**

Name(s) and Address(es) of Registered Holders	Certificate Nos.	Shares

☐ **6% Senior Secured Convertible Debenture**

Name(s) and Address(es) of Registered Holders	Certificate Nos.	Principal

************IMPORTANT – SIGN HERE************
(Also Complete IRS Form W-9, or Appropriate IRS Form W-8, as Applicable)

X ____
(Signatures of Holder)

Dated: ______________________, 2020

Name: ____
(Please type or print)

Capacity (Full Title): ____

Address: ____

____
(Including zip code)

Area Code and Telephone No.:

Tax Identification or Social Security No.:

Annex A-C-9

Annex B

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
NUVVE HOLDING CORP.

——————————————————

Pursuant to Section 242 and 245 of the
Delaware General Corporation Law
——————————————————

NB Merger Corp., a corporation existing under the laws of the State of Delaware (the “Corporation”), by its Chief Executive Officer, hereby certifies as follows:

1. The name of the Corporation is “NB Merger Corp.”

2. The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on November 10, 2020.

3. This Amended Restated Certificate of Incorporation restates, integrates and amends the Certificate of Incorporation of the Corporation.

4. This Amended and Restated Certificate of Incorporation was duly adopted by joint written consent of the directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 141(f), 228, 242 and 245 of the General Corporation Law of the State of Delaware (“GCL”).

5. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in full as follows:

First: The name of the corporation is Nuvve Holding Corp. (hereinafter sometimes referred to as the “Corporation”).

Second: The registered office of the Corporation is to be located at c/o Vcorp Services, LLC, 1013 Centre Road, Suite 403-B, Wilmington, Delaware 19805. The name of its registered agent at that address is Vcorp Services, LLC.

Third: The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the GCL.

Fourth: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 101,000,000 of which 100,000,000 shares shall be Common Stock of the par value of $0.0001 per share (“Common Stock”), and 1,000,000 shares shall be Preferred Stock of the par value of $0.0001 per share (“Preferred Stock”).

A. Preferred Stock. The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the GCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

B. Common Stock.

1. General. The voting, dividend, liquidation, conversion and stock split rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the GCL.

Annex B-1

2. Voting. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held by such holder. Each holder of Common Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation (as in effect at the time in question) (the “Bylaws”) and applicable law on all matters put to a vote of the stockholders of the Corporation.

3. Dividends. Subject to the rights of any holders of any shares of Preferred Stock which may from time to time come into existence and be outstanding, the holders of Common Stock shall be entitled to the payment of dividends when and as declared by the Board of Directors in accordance with applicable law and to receive other distributions from the Corporation. Any dividends declared by the Board of Directors to the holders of the then outstanding shares of Common Stock shall be paid to the holders thereof pro rata in accordance with the number of shares of Common Stock held by each such holder as of the record date of such dividend.

4. Liquidation. Subject to the rights of any holders of any shares of Preferred Stock which may from time to time come into existence and be outstanding, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the funds and assets of the Corporation that may be legally distributed to the Corporation’s stockholders shall be distributed among the holders of the then outstanding shares of Common Stock pro rata in accordance with the number of shares of Common Stock held by each such holder.

Fifth:

A. Subject to the rights of the holders of shares of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. For purposes of this Certificate of Incorporation, “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

B. Subject to the rights of the holders of shares of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances, the Board of Directors shall be divided into three classes: Class A, Class B and Class C. The number of directors in each class shall be as nearly equal as possible. The directors in Class A shall be elected for a term expiring at the 2022 Annual Meeting of Stockholders, the directors in Class B shall be elected for a term expiring at the 2023 Annual Meeting of Stockholders and the directors in Class C shall be elected for a term expiring at the 2024 Annual Meeting of Stockholders. The Board of Directors is authorized to assign members of the Board of Directors already in office to such classes upon the classification of the Board of Directors. Commencing at the 2022 Annual Meeting of Stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

C. Except as the GCL may otherwise require, newly created directorships and any vacancies in the Board of Directors (including unfilled vacancies resulting from the removal of directors for cause) may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the class of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

D. During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article Fourth hereof (including any certificate of designation adopted pursuant thereto) (any such director, a “Preferred Stock Director”), and upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such number of Preferred Stock Directors that the holders of any series of Preferred Stock have a right to elect, and the holders of such Preferred Stock shall be entitled to elect the additional Preferred Stock Directors so provided for or fixed pursuant to said provisions; and (ii) each such Preferred Stock Director shall serve until his or her successor shall have been duly elected and qualified, or until his or her right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, disqualification, resignation or removal. In case any vacancy shall occur among the Preferred Stock Directors, a successor Preferred Stock Director may be elected by the holders of Preferred Stock pursuant to said provisions. Except as otherwise provided for or fixed pursuant to the provisions of Article Fourth hereof (including

Annex B-2

any certificate of designation), whenever the holders of any series of Preferred Stock having such right to elect an additional Preferred Stock Director are divested of such right pursuant to said provisions, the terms of office of such Preferred Stock Director elected by the holders of such Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional Preferred Stock Director, shall forthwith terminate (in which case such person shall cease to be qualified as a director and shall cease to be a director) and the total authorized number of directors of the Corporation shall be automatically reduced accordingly.

E. Subject to any rights of the holders of one or more series of Preferred Stock to elect directors, any director or the entire Board may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. For purposes of this Paragraph E, “cause” shall mean, with respect to any director, (i) the willful failure by such director to perform, or the gross negligence of such director in performing, the duties of a director, (ii) the engaging by such director in willful or serious misconduct that is injurious to the Corporation, or (iii) the conviction of such director of, or the entering by such director of a plea of nolo contendere to, a crime that constitutes a felony.

Sixth: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A. Election of directors need not be by ballot unless the Bylaws of the Corporation so provide.

B. In furtherance and not in limitation of the rights, power, privileges and discretionary authority granted or conferred by the GCL or other statutes or laws of the State of Delaware, the Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the Bylaws as provided in the Bylaws. The Corporation may in its Bylaws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, that in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal any provision of the Bylaws of the Corporation; provided, however, that if the Board of Directors unanimously approves or unanimously recommends that stockholders approve such adoption, amendment or repeal, such adoption, amendment or repeal shall only require, in addition to any vote of the holders of any class or series of the capital stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of the majority of the voting power of all of the then outstanding shares of capital stock of the Corporation present and entitled to vote thereon, voting together as a single class.

C. The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interests, or for any other reason.

D. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of the State of Delaware, of this Certificate of Incorporation, and to the Bylaws; provided, however, that no bylaw shall invalidate any prior act of the directors which was valid prior to such bylaw having been made.

E. Subject to the rights of any series of Preferred Stock then outstanding, no action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the Board of Directors unanimously approves or unanimously recommends that stockholders approve such action.

Annex B-3

F. Special meetings of the stockholders of the Corporation may be called only by the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board, by the Chairman of the Board of Directors or by the Chief Executive Officer of the Corporation. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

Seventh:

A. The personal liability of the directors of the Corporation to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as director is hereby eliminated to the fullest extent permitted by the GCL. Any amendment, repeal or modification of this Article Seventh, or the adoption of any provision of this Certificate of Incorporation inconsistent with this Article Seventh, shall not adversely affect any right or protection of a director of the Corporation with respect to acts or omissions occurring prior to such amendment, repeal or modification. If the GCL is amended after approval by the stockholders of this Article Seventh to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL as so amended.

B. The Corporation, to the full extent permitted by Section 145 of the GCL, (i) shall indemnify, advance expenses to and hold harmless (a) its current and former directors and officers and (b) any person who, while a director or officer, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section as amended or supplemented (or any successor); provided, however, that except with respect to proceedings to enforce rights to indemnification or an advancement of expenses, the Corporation shall not be required to indemnify or advance expenses to any such director or officer in connection with a proceeding (or part thereof) initiated by such director or officer unless such proceeding (or part thereof) was authorized by the Board of Directors and (ii) may provide indemnification or advance expenses to employees and agents of the Corporation or other persons as set forth in the Bylaws of the Corporation and on such terms and conditions and to the extent determined by the Board of Directors in its sole and absolute discretion. Any amendment, repeal or modification of this Article Seventh shall not adversely affect any rights or protection existing hereunder with respect to acts or omissions occurring prior to such repeal or modification.

C. If any word, clause, provision or provisions of this Article Seventh shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article Seventh (including, without limitation, each portion of any paragraph of this Article Seventh containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article Seventh (including, without limitation, each such portion of any paragraph of this Article Seventh containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Eighth:

A. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the GCL or this Certificate of Incorporation or the Bylaws (as either may be amended from time to time), (iv) any action or proceeding to interpret, apply, enforce or determine the validity of this Certificate of Incorporation or the Bylaws (including any right, obligation, or remedy thereunder) or (v) any action asserting a claim against the Corporation governed by the internal affairs doctrine. Notwithstanding the foregoing, the provisions of this Paragraph A will not apply to suits brought to enforce any liability or duty created by the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

Annex B-4

B. If any provision or provisions of this Article Eighth shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article Eighth (including, without limitation, each portion of any sentence of this Article Eighth containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article Eighth.

Ninth: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered, changed or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article Ninth; provided that in addition to the vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of shares of voting stock of the Corporation representing at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, Articles Fifth, Sixth, Seventh, Eighth or Ninth of this Certificate of Incorporation.

[Signature Page Follows]

Annex B-5

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer, as of the ____ day of _____, 20__.

, Chief Executive Officer

[Signature Page to Amended and Restated Certificate of Incorporation]

Annex B-6

Annex C

NUVVE HOLDING CORP.

2020 Equity Incentive Plan

Section 1. Purpose; Definitions.

1.1. Purpose. The purpose of the Plan is to enable the Company to offer to employees, officers, and directors of, and consultants to, the Company and its Subsidiaries whose past, present and/or potential future contributions to the Company and its Subsidiaries have been, are or will be important to the success of the Company, an opportunity to share monetarily in the success of and/or acquire an equity interest in the Company. The various types of long-term incentive awards that may be provided under the Plan will enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its businesses.

1.2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Affiliate” means a corporation, limited liability company, or other entity that controls, is controlled by, or is under common control with the Company or any of its Subsidiaries.

(b) “Agreement” means the agreement between the Company and the Holder, or such other document as may be determined by the Committee, setting forth the terms and conditions of an award under the Plan.

(c) “Asset Sale” means an acquisition by any one person, or more than one person acting as a group, together with acquisitions during the 12-month period ending on the date of the most recent acquisition by such person or persons, of assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(d) “Board” means the Board of Directors of the Company.

(e) “Change of Control” means a transaction in which any one person, or more than one person acting as a group, acquires the ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total Fair Market Value or combined voting power of the stock of the Company. A Change of Control caused by an increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property is not treated as a Change of Control for purposes of the Plan.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time, the Treasury Regulations thereunder, and any other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department.

(g) “Committee” means the committee of the Board designated to administer the Plan as provided in Section 2.1. If no Committee is so designated, then all references in this Plan to “Committee” shall mean the Board.

(h) “Common Stock” means the Common Stock of the Company, par value $0.0001 per share.

(i) “Company” means Nuvve Holding Corp., a corporation organized under the laws of the State of Delaware.

(j) “Disability” means physical or mental impairment as determined under procedures established by the Committee for purposes of the Plan.

(k) “Effective Date” means the date determined pursuant to Section 11.1.

(l) “Fair Market Value,” unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any given date: (i) if the Common Stock is listed on a national securities exchange or is traded over-the-counter and last sale information is available, unless otherwise determined by the Committee, the last

Annex C-1

sale price of the Common Stock in the principal trading market for the Common Stock on such date, as reported by the exchange or by such source that the Committee deems reliable, as the case may be; or (ii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i), such price as the Committee shall determine, in good faith.

(m) “Holder” means a person who has received an award under the Plan.

(n) “Incentive Stock Option” means any Stock Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(o) “Non-qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(p) “Normal Retirement” means retirement from active employment with the Company or any Subsidiary on or after such age which may be designated by the Committee as “retirement age” for any particular Holder. If no age is designated, it shall be 65.

(q) “Other Stock-Based Award” means an award under Section 8 that is valued in whole or in part by reference to, or is otherwise based upon, Common Stock.

(r) “Parent” means any present or future “parent corporation” of the Company, as such term is defined in Section 424(e) of the Code.

(s) “Plan” means this 2020 Equity Incentive Plan, as hereinafter amended from time to time.

(t) “Repurchase Value” means the Fair Market Value if the award to be settled under Section 2.2(g) or repurchased under Section 5.2(l) is comprised of shares of Common Stock and the difference between Fair Market Value and the exercise price (if lower than Fair Market Value) if the award is a Stock Option or Stock Appreciation Right; in each case, multiplied by the number of shares subject to the award. “Repurchase Value,” if the award to be repurchased under Section 9.2 is comprised of shares of Common Stock, means the value of such award based upon the price per share of Common Stock received or to be received by other stockholders of the Company in the event. “Repurchase Value,” if the award to be repurchased under Section 9.2 is comprised of Stock Options or Stock Appreciation Rights, means the difference between (1) the value of such award based upon the price per share of Common Stock received or to be received by other stockholders of the Company in the event and (2) the exercise price (if lower), multiplied by the number of shares subject to the award.

(u) “Restriction Period” means the time or times within which awards may be subject to forfeiture, including upon termination of employment or failure of performance conditions.

(v) “Restricted Stock” means Common Stock received under an award made pursuant to Section 7 that is subject to restrictions under Section 7.

(w) “Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one share or an amount in cash or other consideration determined by the Committee to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions.

(x) “SAR Value” means the excess of the Fair Market Value (on the exercise date) over (a) the exercise price that the participant would have otherwise had to pay to exercise the related Stock Option or (b) if a Stock Appreciation Right is granted unrelated to a Stock Option, the Fair Market Value of a share of Common Stock on the date of grant of the Stock Appreciation Right, in either case, multiplied by the number of shares for which the Stock Appreciation Right is exercised.

(y) “Stock Appreciation Right” means the right to receive from the Company, without a cash payment to the Company, either a number of shares of Common Stock equal to the SAR Value divided by the Fair Market Value (on the exercise date) or, at the Company’s election, cash in the amount of the SAR Value.

(z) “Stock Option” or “Option” means any option to purchase shares of Common Stock which is granted pursuant to the Plan. Stock Options may be Incentive Stock Options or Non-qualified Stock Options.

(aa) “Subsidiary” means any present or future “subsidiary corporation” of the Company, as such term is defined in Section 424(f) of the Code.

(bb) “vest” means to become exercisable or to otherwise obtain ownership rights in an award.

Annex C-2

Section 2. Administration.

2.1. Committee Membership. The Plan shall be administered by the Board or a Committee. If administered by a Committee, such Committee shall be composed of at least two directors, all of whom are “non-employee” directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Committee members shall serve for such term as the Board may in each case determine and shall be subject to removal at any time by the Board.

2.2. Powers of Committee. The Committee shall have full authority to award, pursuant to the terms of the Plan: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Restricted Stock Units and/or (v) Other Stock-Based Awards. For purposes of illustration and not of limitation, the Committee shall have the authority (subject to the express provisions of this Plan) to:

(a) select the officers, employees, directors, and consultants of the Company or Subsidiary to whom Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and/or Other Stock-Based Awards may from time to time be awarded hereunder;

(b) determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, number of shares, share exercise price or types of consideration paid upon exercise of such options, such as other securities of the Company or other property, any restrictions or limitations, and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions, as the Committee shall determine);

(c) interpret this Plan and the terms of awards granted hereunder;

(d) determine any specified performance goals or such other factors or criteria which need to be attained for the vesting of an award granted hereunder;

(e) make all determinations with respect to a Holder’s service and the termination of such service for purposes of any award;

(f) determine the terms and conditions under which awards granted hereunder are to operate on a tandem basis and/or in conjunction with or apart from other awards under this Plan and cash and non-cash awards made by the Company and/or Subsidiary outside of this Plan;

(g) make payments and distributions with respect to awards (i.e., to “settle” awards) through cash payments in an amount equal to the Repurchase Value;

(h) accelerate the vesting or exercisability of any award at any time, and make decisions with respect to outstanding awards that may become necessary upon a Change of Control, Asset Sale, or an event that triggers anti-dilution adjustments under the terms of an outstanding award;

(i) correct any defects or omissions or reconcile any ambiguities or inconsistencies in the Plan or any award thereunder;

(j) decide all disputes arising in connection with the Plan and to otherwise supervise the administration of the Plan;

(k) subject to the terms of the Plan, amend the terms of an award in any manner that is not inconsistent with the Plan;

(l) adopt such procedures, modifications or sub-plans as are necessary or appropriate to permit participation in the Plan by eligible persons who are foreign nationals or employed outside of the United States; and

(m) generally, to exercise such powers and to perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or awards.

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The Committee may not modify or amend any outstanding Option or Stock Appreciation Right to reduce the exercise price of such Option or Stock Appreciation Right below the exercise price as of the date of grant of such Option or Stock Appreciation Right. In addition, no payment of cash or other property having a value greater than the Repurchase Value may be made, and no Option or Stock Appreciation Right with a lower exercise price may be granted, in exchange for, or in connection with, the cancellation or surrender of an Option or Stock Appreciation Right.

2.3. Interpretation of Plan.

(a) Committee Authority. Subject to Section 10, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any award issued under the Plan (and to determine the form and substance of all Agreements relating thereto), and to otherwise supervise the administration of the Plan. Subject to Section 10, all decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee’s sole discretion and shall be final and binding upon all persons, including the Company and its Subsidiaries and the Holders.

(b) Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term or provision of the Plan relating to Incentive Stock Options (including but not limited to Stock Appreciation Rights granted in conjunction with an Incentive Stock Option) nor any Agreement providing for Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Holder(s) affected, to disqualify any Incentive Stock Option under such Section 422 of the Code.

2.4 Award Agreements. The terms and conditions of each award made hereunder, as determined by the Committee, shall be set forth in an Agreement, which shall be delivered to the Holder receiving such award upon, or as promptly as reasonably practicable following, the grant of such award. The effectiveness of an award shall be subject to the Holder’s acceptance of the Agreement, unless otherwise provided in the Agreement.

2.5 Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by Delaware law, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit, or proceeding or in connection with any appeal therein, to which the members of the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any award granted under the Plan, and against all amounts paid by the members of the Committee in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the members of the Committee in satisfaction of a judgment in any such action, suit, or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding that such member of the Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after the institution of any such action, suit, or proceeding, such members of the Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding. The Company shall advance expenses to members of the Committee in connection with the Company’s indemnification obligations hereunder; provided that such member agrees in writing to reimburse the Company for such advances if such member if ultimately not entitled to indemnification hereunder.

Section 3. Stock Subject to Plan.

3.1. Number of Shares. The total number of shares of Common Stock reserved and available for issuance under the Plan shall be up to [•]1 shares of Common Stock (the “Shares”). Shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

3.2. Recycling Provision. If any shares of Common Stock that have been granted pursuant to a Stock Option cease to be subject to a Stock Option, or if any shares of Common Stock that are subject to any Stock Appreciation Right, Restricted Stock award, Restricted Stock Units or Other Stock-Based Award granted hereunder are forfeited, or any such award otherwise terminates without a payment being made to the Holder in the form of Common Stock, such

____________

1        NTD: [•]% of the outstanding common stock of the company after consummation of the Business Combination.

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shares shall again be available for distribution in connection with future grants and awards under the Plan. Shares that are surrendered by a Holder or withheld by the Company as full or partial payment in connection with any award under the Plan, as well as any Shares surrendered by a Holder or withheld by the Company or its Subsidiaries to satisfy the tax withholding obligations related to any award under the Plan, shall not be available for subsequent awards under the Plan.

3.3. Adjustment Upon Changes in Capitalization, Etc. In the event of any Common Stock dividend payable on shares of Common Stock, Common Stock split or reverse split, combination or exchange of shares of Common Stock, or other extraordinary or unusual event which results in a change in the shares of Common Stock of the Company as a whole, the Committee shall determine, in its sole discretion, whether such change equitably requires an adjustment in the terms of any award in order to prevent dilution or enlargement of the benefits available under the Plan (including number of shares subject to the award and the exercise price), in the aggregate number of shares reserved for issuance under the Plan pursuant to Section 3.1 or in the limits set forth in Section 3.6 and 3.7. Any such adjustments will be made by the Committee, whose determination will be final, binding and conclusive.

3.4. Administrative Stand Still. In the event of any changes in capitalization described above in Section 3.3, or any other extraordinary transaction or change affecting the shares or the share price of Common Stock, including any equity restructuring or any securities offering or other similar transaction, for administrative convenience, the Committee may refuse to permit the exercise of any award for up to sixty days before and/or after such transaction; provided, however, that the Committee may not refuse to permit the exercise of any award during the last five trading days prior to the expiration of such award.

3.5. Substitute Awards. In connection with an entity’s merger or consolidation with the Company or any Subsidiary or the Company’s or any Subsidiary’s acquisition of an entity’s property or stock, the Committee may grant awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute awards may be granted on such terms as the Committee deems appropriate, notwithstanding limitations on awards in the Plan. Substitute awards will not count against the plan limit, except that shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan.

3.6. Incentive Stock Option Limit. No more than [•] shares of Common Stock may be issued pursuant to the exercise of Incentive Stock Options.

3.7. Individual Limits. No person may be granted awards exercisable for in excess of [•] shares of Common Stock during any calendar year. Non-employee directors may not be granted awards during any calendar year in excess of the lesser of [•] shares of Common Stock or $[•] (calculating the value of any awards based on the grant date fair value).

Section 4. Eligibility.

Awards may be made or granted to employees, officers, directors and consultants of the Company or its Subsidiaries who are deemed to have rendered or to be able to render significant services to the Company or its Subsidiaries and who are deemed to have contributed or to have the potential to contribute to the success of the Company or Subsidiary and which recipients are qualified to receive awards under the regulations governing Form S-8 registration statements under the Securities Act of 1933, as amended (“Securities Act”). No Incentive Stock Option shall be granted to any person who is not an employee of the Company or a Subsidiary (including any non-employee directors) at the time of grant or so qualified as set forth in the immediately preceding sentence. Notwithstanding anything to the contrary, an award may be made or granted to a person in connection with his hiring or retention, or at any time on or after the date he reaches an agreement (oral or written) with the Company or its Subsidiaries with respect to such hiring or retention, even though it may be prior to the date the person first performs services for the Company or its Subsidiaries; provided, however, that no portion of any such award shall vest prior to the date the person first performs such services and the date of grant shall be deemed to be the date hiring or retention commences.

Section 5. Stock Options.

5.1. Grant. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-qualified Stock Options. Any Stock Option granted under the Plan shall contain such terms, not inconsistent with this Plan, or with respect to Incentive Stock Options, not inconsistent with the Plan and the Code, as the Committee may from time to time approve. The Agreement for a Stock Option shall indicate whether the Stock Option is intended to be an Incentive Stock Option or a Non-qualified Stock Option.

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5.2. Terms and Conditions. Stock Options granted under the Plan shall be subject to the following terms and conditions:

(a) Option Term. The term of each Stock Option shall be fixed by the Committee; provided, however, that no Stock Option may be exercisable after the expiration of ten years from the date of grant; provided, further, that no Incentive Stock Option granted to a person who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of voting stock of the Company (“10% Shareholder”) may be exercisable after the expiration of five years from the date of grant.

(b) Exercise Price. The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant; provided, however, that the exercise price of a Stock Option may not be less than 100% of the Fair Market Value on the date of grant or, if greater, the par value of a share of Common Stock; provided, further, that the exercise price of an Incentive Stock Option granted to a 10% Shareholder may not be less than 110% of the Fair Market Value on the date of grant.

(c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. The Committee intends generally to provide that Stock Options be exercisable only in installments, i.e., that they vest over time, typically over a two- to five-year period. The Committee may waive such installment exercise provisions at any time at or after the time of grant in whole or in part, based upon such factors as the Committee determines in its sole discretion.

(d) Method of Exercise. Subject to the installment, exercise and waiting period provisions as set forth in the Agreement, Stock Options may be exercised in whole or in part at any time during the term of the Option by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price, which shall be in cash or, if provided in the Agreement, either in shares of Common Stock (including Restricted Stock and other contingent awards under this Plan or a reduction of the number of shares of Common Stock otherwise deliverable upon exercise of such Option) or partly in cash and partly in such Common Stock, or such other means which the Committee determines are consistent with the Plan’s purpose and applicable law. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; provided, however, that the Company shall not be required to deliver certificates for shares of Common Stock with respect to which an Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof (except that, in the case of an exercise arrangement approved by the Committee and described in the next sentence of this section, payment may be made as soon as practicable after the exercise). The Committee may permit a Holder to elect to pay the exercise price upon the exercise of a Stock Option by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise. The Committee may also authorize other means for paying the exercise price of a Stock Option, including using the value of the Stock Option (as determined by the difference in the Fair Market Value of the Common Stock and the exercise price of the Stock Option or other means determined by the Committee).

(e) Stock Payments. Payments in the form of Common Stock shall be valued at the Fair Market Value on the date of exercise. Such payments shall be made by delivery of stock certificates in negotiable form that are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances.

(f) Transferability. Except as may be set forth in the next sentence of this Section or in the Agreement, no Stock Option shall be transferable by the Holder other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Holder’s lifetime, only by the Holder (or, to the extent of legal incapacity or incompetency, the Holder’s guardian or legal representative). Notwithstanding the foregoing, a Holder, with the approval of the Committee, may transfer a Non-Qualified Stock Option (i) (A) by gift, for no consideration, or (B) pursuant to a domestic relations order, in either case, to or for the benefit of the Holder’s “Immediate Family” (as defined below), or (ii) to an entity in which the Holder and/or members of Holder’s Immediate Family own more than fifty percent of the voting interest, subject to such limits as the Committee may establish and the execution of such documents as the Committee may require, and in any case the transferee shall remain subject to all the terms and conditions applicable to the Non-Qualified Stock Option prior to such transfer. The term “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee), a trust in which these

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persons have more than fifty percent beneficial interest, and a foundation in which these persons (or the Holder) control the management of the assets. The Committee may, in its sole discretion, permit transfer of an Incentive Stock Option in a manner consistent with applicable tax and securities law upon the Holder’s request.

(g) Termination by Reason of Death. If a Holder’s employment by, or association with, the Company or Subsidiary terminates by reason of death, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of death may thereafter be exercised by the legal representative of the estate or by the legatee of the Holder under the will of the Holder, for a period of one year (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(h) Termination by Reason of Disability. If a Holder’s employment by, or association with, the Company or Subsidiary terminates by reason of Disability, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of one year (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(i) Termination by Reason of Normal Retirement. Subject to the provisions of Section 12.3, if such Holder’s employment by, or association with, the Company or Subsidiary terminates due to Normal Retirement, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of one year in the case of a Non-Qualified Stock Option or three months in the case of an Incentive Stock Option (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(j) Other Termination. Subject to the provisions of Section 12.3, if such Holder’s employment by, or association with, the Company or Subsidiary terminates for any reason other than death, Disability or Normal Retirement, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that, if the Holder’s employment is terminated by the Company or Subsidiary without cause, the portion of such Stock Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of three months (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(k) Incentive Stock Options.

(i) The aggregate Fair Market Value (on the date of grant of the Stock Option) of shares of Common Stock with respect to which Incentive Stock Options become exercisable for the first time by a Holder during any calendar year (under all such plans of the Company and its Subsidiaries) shall not exceed $100,000.

(ii) To the extent that any Stock Option intended to qualify as an Incentive Stock Option does not so qualify, including by reason of the immediately preceding sentence, it shall constitute a separate Non-qualified Stock Option. The Company shall have no liability to any Holder or any other person if a Stock Option designated as an Incentive Stock Option fails to qualify as such at any time or if a Stock Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Stock Option do not satisfy the requirements of Section 409A of the Code.

(l) Buyout and Settlement Provisions. The Committee may at any time, in its sole discretion, offer to repurchase a Stock Option previously granted, at a purchase price not to exceed the Repurchase Value, based upon such terms and conditions as the Committee shall establish and communicate to the Holder at the time that such offer is made.

(m) Rights as Stockholder. A Holder shall have none of the rights of a stockholder with respect to the shares subject to the Option until such shares shall be transferred to the Holder upon the exercise of the Option.

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Section 6. Stock Appreciation Rights.

6.1. Grant. Subject to the terms and conditions of the Plan, the Committee may grant Stock Appreciation Rights in tandem with an Option (“Related Right”) or alone and unrelated to an Option. The Committee may grant Stock Appreciation Rights to participants who have been or are being granted Stock Options under the Plan as a means of allowing such participants to exercise their Stock Options without the need to pay the exercise price in cash. In the case of a Non-qualified Stock Option, a Stock Appreciation Right may be granted either at or after the time of the grant of such Non-qualified Stock Option. In the case of an Incentive Stock Option, a Stock Appreciation Right may be granted only at the time of the grant of such Incentive Stock Option. Any Stock Appreciation Rights granted under the Plan shall contain such terms, not inconsistent with this Plan, or with respect to Stock Appreciation Rights granted in tandem with Incentive Stock Options, not inconsistent with the Plan and the Code, as the Committee may from time to time approve.

6.2. Terms and Conditions. Stock Appreciation Rights shall be subject to the following terms and conditions:

(a) Exercisability. Stock Appreciation Rights shall be exercisable as shall be determined by the Committee and set forth in the Agreement. Notwithstanding the foregoing, a Related Right shall be exercisable only to the same extent as the related Option, subject to the limitations, if any, imposed by the Code with respect to related Incentive Stock Options, and provided that the Holder surrenders the applicable portion of the related Stock Option upon exercise of the Related Right. Upon exercise of all or a portion of a Stock Appreciation Right and, if applicable, surrender of the applicable portion of the related Stock Option, the Holder shall be entitled to receive a number of shares of Common Stock equal to the SAR Value divided by the Fair Market Value on the date the Stock Appreciation Right is exercised or, at the Company’s election, cash for the value so calculated.

(b) Termination. All or a portion of a Related Right shall terminate and shall no longer be exercisable upon the termination or after the exercise of the applicable portion of the related Stock Option.

(c) Shares Available Under Plan. The granting of a Stock Appreciation Right in tandem with a Stock Option shall not affect the number of shares of Common Stock available for awards under the Plan. The number of shares available for awards under the Plan will, however, be reduced by the number of shares of Common Stock acquirable upon exercise of the Stock Option to which such Stock Appreciation Right relates.

Section 7. Restricted Stock; Restricted Stock Units.

7.1. Grant. Shares of Restricted Stock and Restricted Stock Units may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock and Restricted Stock Units will be awarded, the number of shares to be awarded, the price (if any) to be paid by the Holder, the Restriction Period (if any), and the vesting schedule (if any) and rights to acceleration thereof. Restricted Stock and Restricted Stock Units granted under the Plan shall contain such other terms, not inconsistent with this Plan as the Committee may from time to time approve.

7.2. Restricted Stock Terms and Conditions. Each Restricted Stock award shall be subject to the following terms and conditions:

(a) Certificates. Restricted Stock, when issued, will be represented by a stock certificate or certificates or a book-entry position registered in the name of the Holder to whom such Restricted Stock shall have been awarded. During the Restriction Period and until the satisfaction of any other applicable restrictions, terms and conditions, the certificates or book-entry position representing the Restricted Stock and any securities constituting Retained Distributions (as defined below) shall bear a legend to the effect that ownership of the Restricted Stock (and such Retained Distributions) and the enjoyment of all rights appurtenant thereto are subject to the restrictions, terms and conditions provided in the Plan and the Agreement. Such certificates shall be deposited by the Holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions that shall not become vested and shall be forfeited in accordance with the Plan and the Agreement.

(b) Rights of Holder. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Holder will have the right to vote such Restricted Stock and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Stock, with the exceptions that, except as otherwise provided in the Agreement, (i) the Holder will not be entitled to delivery of the stock certificate

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or certificates representing such Restricted Stock until the Restriction Period shall have expired and all applicable restrictions, terms and conditions shall have been satisfied; (ii) the Company will retain custody of the stock certificate or certificates representing the Restricted Stock until the Restriction Period shall have expired and all applicable restrictions, terms and conditions shall have been satisfied; (iii) the Company will retain custody of all dividends and distributions (“Retained Distributions”) made, paid or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Period for the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have expired and all applicable restrictions, terms and conditions shall have been satisfied; and (iv) a breach by the Holder of any of the restrictions, terms or conditions contained in this Plan or the Agreement or otherwise established by the Committee with respect to any Restricted Stock or Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

(c) Vesting; Forfeiture. Upon the expiration of the Restriction Period with respect to each award of Restricted Stock and the satisfaction of any applicable restrictions, terms and conditions (i) all or part of such Restricted Stock shall become vested in accordance with the terms of the Agreement, and (ii) any Retained Distributions with respect to such Restricted Stock shall become vested to the extent that the Restricted Stock related thereto shall have become vested. Any such Restricted Stock and Retained Distributions that do not vest shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Restricted Stock and Retained Distributions that shall have been so forfeited.

7.3. Restricted Stock Units Terms and Conditions. Each Restricted Stock Units award shall be subject to the following terms and conditions:

(a) Settlement. The Committee may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Holder’s election, in a manner intended to comply with Section 409A.

(b) No Rights as a Stockholder. A Holder will have no rights of a holder of Common Stock with respect to shares subject to any Restricted Stock Unit unless and until the shares are delivered in settlement of the Restricted Stock Unit. No shares of Common Stock will be issued at the time a Restricted Stock Unit is granted.

(c) Dividend Equivalents. If the Committee provides, a grant of Restricted Stock Units may provide a Holder with the right to receive dividend equivalents. Dividend equivalents may be paid currently or credited to an account for the Holder, settled in cash or shares and subject to the same restrictions on transferability and forfeitability as the Restricted Stock Units with respect to which the dividend equivalents are granted and subject to other applicable restrictions, terms and conditions as set forth in the Agreement.

(d) Vesting; Forfeiture. Upon the expiration of the Restriction Period with respect to each award of Restricted Stock Units and the satisfaction of any applicable restrictions, terms and conditions, the Restricted Stock Units shall become vested in accordance with the terms of the Agreement. Any such Restricted Stock Units that do not vest shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Restricted Stock Units that shall have been so forfeited.

7.4 Removal of Restrictions. The Committee may remove any or all of the restrictions on Restricted Stock or Restricted Stock Units upon the determination that, by reason of changes in applicable laws or other changes in circumstances arising after the date of grant, such action is appropriate.

Section 8. Other Stock-Based Awards.

Other Stock-Based Awards may be awarded, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, shares of Common Stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures, or other rights convertible into shares of Common Stock and awards valued by reference to the value of securities of or the performance of specified Subsidiaries. These Other Stock-Based Awards may include performance

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shares or options, whose award is tied to specific performance goals. Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other awards under this Plan or any other plan of the Company. Each Other Stock-Based Award shall be subject to such terms and conditions as may be determined by the Committee.

Section 9. Accelerated Vesting and Exercisability.

9.1. Non-Approved Transactions. If there is a Change of Control, and the Board does not authorize or otherwise approve such transaction, then the vesting periods of any and all Stock Options and other awards granted and outstanding under the Plan shall be accelerated and all such Stock Options and awards will immediately and entirely vest, and the respective holders thereof will have the immediate right to purchase and/or receive any and all Common Stock subject to such Stock Options and awards on the terms set forth in this Plan and the respective Agreements respecting such Stock Options and awards, and all performance goals will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met.

9.2. Approved Transactions. In the event of an Asset Sale or if there is a Change of Control that has been approved by the Company’s Board of Directors, then the Committee may (i) accelerate the vesting of any and all Stock Options and other awards granted and outstanding under the Plan; (ii) require a Holder of any Stock Option, Stock Appreciation Right, Restricted Stock award or Other Stock-Based Award granted under this Plan to relinquish such award to the Company upon the tender by the Company to Holder of cash, stock or other property, or any combination thereof, in an amount equal to the Repurchase Value of such award; provided, however, that the obligation to tender the Repurchase Value to such Holders may be subject to any terms and conditions to which the tender of consideration to the Company’s stockholders in connection with the acquisition is subject, including any terms and conditions of the acquisition providing for an adjustment to or escrow of such consideration; and provided, further, that in the case of any Stock Option or Stock Appreciation Right with an exercise price that equals or exceeds the price paid for a share of Common Stock in connection with the acquisition, the Committee may cancel the Stock Option or Stock Appreciation Right without the payment of consideration therefor; and/or (iii) terminate all incomplete performance periods in respect of awards in effect on the date the acquisition occurs, determine the extent to which performance goals have been met based upon such information then available as it deems relevant and cause to be paid to the Holder all or the applicable portion of the award based upon the Committee’s determination of the degree of attainment of performance goals, or on such other basis determined by the Committee.

9.3. Section 409A. Notwithstanding any provisions of this Plan or any award granted hereunder to the contrary, no acceleration shall occur with respect to any award to the extent such acceleration would cause the Plan or an award granted hereunder to fail to comply with Section 409A of the Code.

Section 10. Amendment and Termination.

The Board may at any time, and from time to time, amend alter, suspend or discontinue any of the provisions of the Plan or any Agreement, but no amendment, alteration, suspension or discontinuance shall be made that would impair the rights of a Holder under any Agreement theretofore entered into hereunder, without the Holder’s consent, except as set forth in this Plan or the Agreement. Notwithstanding anything to the contrary herein, no amendment to the provisions of the Plan shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy any provision of the Code or other applicable law or the listing requirements of any national securities exchange on which the Company’s securities are listed.

Section 11. Term of Plan.

11.1. Effective Date. The Effective Date of the Plan shall be [•], subject to the approval of the Plan by the Company’s stockholders on or prior to the one-year anniversary of the Effective Date. Only Stock Options may be granted under the Plan prior to such approval of the Plan by the Company’s stockholders; provided, that if the Plan is not approved by the affirmative vote of the holders of a majority of the Common Stock within one year from the Effective Date, then (i) no Incentive Stock Options may be granted hereunder and (ii) all Incentive Stock Options previously granted hereunder shall be automatically converted into Non-qualified Stock Options.

11.2. Termination Date. Unless terminated by the Board, this Plan shall continue to remain effective until such time as no further awards may be granted and all awards granted under the Plan are no longer outstanding. Notwithstanding the foregoing, grants of Incentive Stock Options may be made only during the ten-year period beginning on the Effective Date.

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Section 12. General Provisions.

12.1. Written Agreements. Each award granted under the Plan shall be confirmed by, and shall be subject to the terms of, the Agreement executed by the Company and the Holder, or such other document as may be determined by the Committee. The Committee may terminate any award made under the Plan if the Agreement relating thereto is not executed and returned to the Company within 10 days after the Agreement has been delivered to the Holder for his or her execution.

12.2. Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. Neither the Company, the Board, nor the Committee shall be required to establish any special or separate fund or to segregate any assets to ensure the performance of obligations under the Plan. With respect to any payments not yet made to a Holder by the Company, nothing contained herein shall give any such Holder any rights that are greater than those of a general creditor of the Company.

12.3. Employees.

(a) Engaging in Competition with the Company; Solicitation of Customers and Employees; Disclosure of Confidential Information. If a Holder’s employment with the Company or Subsidiary is terminated for any reason whatsoever, and Holder (i) within three months after the date thereof, accepts employment with any competitor of, or otherwise engages in competition with, the Company, any Subsidiary, or any Affiliate thereof, (ii) within two years after the date thereof, solicits any customers or employees of the Company, any Subsidiary, or any Affiliate thereof to do business with or render services to the Holder or any business with which the Holder becomes affiliated or to which the Holder renders services or (iii) at any time uses or discloses to anyone outside the Company any confidential information of the Company, any Subsidiary, or any Affiliate thereof in violation of the Company’s policies or any agreement between the Holder and the Company or Subsidiary, the Committee, in its sole discretion, may require such Holder to return (through the payment of cash, return and transfer to the Company of shares of Common Stock or by other methods determined by the Committee) to the Company the economic value of any award that was realized or obtained by such Holder at any time during the period beginning on the date that is six months prior to the date such Holder’s employment with the Company is terminated; provided, however, that if the Holder is a resident of the State of California, such right must be exercised by the Company for cash within six months after the date of termination of the Holder’s service to the Company or within six months after exercise of the applicable Stock Option, whichever is later. In such event, Holder agrees to (1) remit to the Company, in cash, an amount equal to the difference between the Fair Market Value of the shares subject to the award on the date of termination (or the sales price of such Shares if the Shares were sold during such six month period) and the price the Holder paid the Company for such shares, or (2) in the case of SARs, shall, at the Company’s election, return the full amount paid to the Holder in connection therewith.

(b) Termination for Cause. If a Holder’s employment with the Company or Subsidiary is terminated for “cause” (as may be defined in the Agreement or an employment agreement entered into by the Holder), the Committee may, in its sole discretion, require such Holder to return to the Company the economic value of any award that was realized or obtained by such Holder at any time during the period beginning on that date that is six months prior to the date such Holder’s employment with the Company is terminated. In such event, Holder agrees to (1) remit to the Company, in cash, an amount equal to the difference between the Fair Market Value of the shares on the date of termination (or the sales price of such Shares if the shares were sold during such six month period) and the price the Holder paid the Company for such shares, (2) with the consent of the Company, which may be withheld for any reason or no reason, surrender to the Company shares of Common Stock having Fair Market Value equal to the Fair Market Value on the date they were acquired upon exercise of the Option or (3) in the case of SARs, return the full amount paid to the Holder in connection therewith.

(c) No Right of Employment. Nothing contained in the Plan or in any award hereunder shall be deemed to confer upon any Holder who is an employee of the Company, or Subsidiary any right to continued employment with the Company or Subsidiary, nor shall it interfere in any way with the right of the Company or Subsidiary to terminate the employment of any Holder who is an employee at any time.

12.4. No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional awards or other securities or property shall be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated.

Annex C-11

12.5. Limitations on Liability.

(a) Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary, Parent or Affiliate, or member of the Committee, will be liable to any Holder, former Holder, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as member of the Committee, director, officer, other employee or agent of the Company or any Subsidiary, Parent or Affiliate. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary, Parent or Affiliate and member of the Committee that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Committee’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.

(b) Neither the Company nor any Subsidiary shall be liable to a Holder or any other person as to: (i) the non-issuance or sale of shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and (ii) any tax consequence expected, but not realized, by any Holder or other person due to the receipt, exercise or settlement of any Award granted hereunder.

12.6. Lock-Up Period. The Company may, at the request of any underwriter, placement agent or otherwise, in connection with the registered offering of any Company securities under the Securities Act or pursuant to an exemption therefrom, prohibit Holders from, directly or indirectly, selling or otherwise transferring any shares or other Company securities acquired under this Plan during a period of up to one hundred eighty (180) days following either the effective date of a Company registration statement filed under the Securities Act, in the case of a registered offering, or the closing date of the sale of the Company securities, in the case of an offering exempt from registration, or for such longer period as determined by the underwriter or placement agent.

12.7. Data Privacy. As a condition for receiving any award, each Holder explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this paragraph by and among the Company and its Subsidiaries, Affiliates, and any Parent exclusively for implementing, administering and managing the Holder’s participation in the Plan. The Company and its Subsidiaries, Affiliates, and any Parent may hold certain personal information about a Holder, including the Holder’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any shares held in the Company or its Subsidiaries, Affiliates, and any Parent; and award details, to implement, manage and administer the Plan and awards (the “Data”). The Company and its Subsidiaries, Affiliates, and any Parent may transfer the Data amongst themselves as necessary to implement, administer and manage a Holder’s participation in the Plan, and the Company and its Subsidiaries, Affiliates, and any Parent may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Holder’s country, or elsewhere, and the Holder’s country may have different data privacy laws and protections than the recipients’ country. By accepting an award, each Holder authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Holder’s participation in the Plan, including any required Data transfer to a transfer agent, broker or other third party with whom the Company or the Holder may elect to deposit any shares. The Data related to a Holder will be held only as long as necessary to implement, administer, and manage the Holder’s participation in the Plan. A Holder may, at any time, view the Data that the Company holds regarding such Holder, request additional information about the storage and processing of the Data regarding such Holder, recommend any necessary corrections to the Data regarding the Holder or refuse or withdraw the consents in this Section 12.7 in writing, without cost, by contacting the local human resources representative. The Company may cancel Holder’s ability to participate in the Plan and, in the Committee’s discretion, the Holder may forfeit any outstanding awards if the Holder refuses or withdraws the consents in this Section 12.7. For more information on the consequences of refusing or withdrawing consent, Holders may contact their local human resources representative.

12.8. Successor. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Subsidiaries, taken as a whole.

Annex C-12

12.9. Investment Representations; Company Policy. The Committee may require each person acquiring shares of Common Stock pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the Holder is acquiring the shares for investment without a view to distribution thereof. Each person acquiring shares of Common Stock pursuant to a Stock Option or other award under the Plan shall be required to abide by all policies of the Company in effect at the time of such acquisition and thereafter with respect to the ownership and trading of the Company’s securities.

12.10. Additional Incentive Arrangements. Nothing contained in the Plan shall prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of Stock Options and the awarding of Common Stock and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

12.11. Withholding Taxes. Not later than the date as of which an amount must first be included in the gross income of the Holder for Federal income tax purposes with respect to any Stock Option or other award under the Plan, the Holder shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. If permitted by the Committee, tax withholding or payment obligations may be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditioned upon such payment or arrangements and the Company or the Holder’s employer (if not the Company) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Holder from the Company or any Subsidiary.

12.12. Clawback. Notwithstanding any other provisions of the Plan, any award which is subject to recovery under any law, government regulation or listing requirement of any national securities exchange on which the Company’s securities are listed, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or listing requirement).

12.13. Governing Law. The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the law of the State of Delaware (without regard to choice of law provisions).

12.14. Other Benefit Plans. Any award granted under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to awards under this Plan).

12.15. Non-Transferability. Except as otherwise expressly provided in the Plan or the Agreement, no right or benefit under the Plan may be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbered or charged, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void.

12.16. Applicable Laws. The obligations of the Company with respect to all Stock Options and other awards under the Plan shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the Securities Act, and (ii) the rules and regulations of any securities exchange on which the Common Stock may be listed. Notwithstanding anything herein to the contrary, the Plan and all awards will be administered only in conformance with such applicable laws. To the extent such applicable laws permit, the Plan and all Agreements will be deemed amended as necessary to conform to such applicable laws.

12.17. Conflicts. If any of the terms or provisions of the Plan or an Agreement conflict with the requirements of Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with such requirements. Additionally, if this Plan or any Agreement does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein and therein with the same force and effect as if such provision had been set out at length herein and therein. If any of the terms or provisions of any Agreement conflict with any terms or provisions of the Plan, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of the Plan. Additionally, if any Agreement does not contain any provision required to be included therein under the Plan, such provision shall be deemed to be incorporated therein with the same force and effect as if such provision had been set out at length therein.

Annex C-13

12.18. Compliance with Section 409A of the Code. The Company intends that any awards be structured in compliance with, or to satisfy an exemption from, Section 409A of the Code, such that there are no adverse tax consequences, interest, or penalties pursuant to Section 409A of the Code as a result of the awards. Notwithstanding the Company’s intention, in the event any award is subject to Section 409A of the Code, the Committee may, in its sole discretion and without a participant’s prior consent, amend this Plan and/or outstanding Agreements, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (i) exempt this Plan and/or any award from the application of Section 409A of the Code, (ii) preserve the intended tax treatment of any such award, or (iii) comply with the requirements of Section 409A of the Code, including without limitation any such regulations guidance, compliance programs and other interpretive authority that may be issued after the date of grant of an award. This Plan shall be interpreted at all times in such a manner that the terms and provisions of the Plan and the awards are exempt from or comply with Section 409A of the Code. Notwithstanding anything to the contrary in this Plan (and unless the Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Holder holding an award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of such Holder’s “separation from service” or, if earlier, the date of the Holder’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule.

12.19. Sub-Plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Company intends to grant awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the participants in the jurisdiction for which the sub-plan was designed.

12.20. Non-Registered Stock. The shares of Common Stock to be distributed under this Plan have not been, as of the Effective Date, registered under the Securities Act or any applicable state or foreign securities laws and the Company has no obligation to any Holder to register the Common Stock or to assist the Holder in obtaining an exemption from the various registration requirements, or to list the Common Stock on a national securities exchange or any other trading or quotation system.

12.21. Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Agreements, in each case as it determines in its sole and absolute discretion.

Annex C-14